                                                     RULE NO. 424(b)(5)
                                                     REGISTRATION NO. 333-61305

Prospectus Supplement
(To prospectus dated February 19, 1999)

$268,044,000
(Approximate)

ICCMAC Multifamily and Commercial Trust 1999-1
(Issuer)

Collateralized Mortgage Bonds
Series 1999-1

ICCMAC Multifamily and Commercial Trust 1999-1, a trust to be established by Imperial Credit Commercial Mortgage Acceptance Corp., is offering eight classes of its Series 1999-1 Collateralized Mortgage Bonds, which are secured by a pool of 803 adjustable rate and fixed rate multifamily and commercial mortgage loans with original terms to maturity of not more than 360 months. The Series 1999-1 Bonds are non-recourse obligations of ICCMAC Multifamily and Commercial Trust 1999-1. Neither the bonds nor the mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

---------------------------------------------------------------------------------------
                     Initial Principal Amount(1)                     Bond Interest Rate
---------------------------------------------------------------------------------------
Class A-1                   $100,000,000                              LIBOR + 0.28%(2)
---------------------------------------------------------------------------------------
Class A-2                   $ 94,831,000                              LIBOR + 0.42%(2)
---------------------------------------------------------------------------------------
Class S                     $ 12,150,000(3)                                 (3)
---------------------------------------------------------------------------------------
Class A-3                   $ 17,447,000                              LIBOR + 0.60%(2)
---------------------------------------------------------------------------------------
Class B                     $ 11,631,000                              LIBOR + 0.88%(2)
---------------------------------------------------------------------------------------
Class C                     $ 14,539,000                              LIBOR + 1.55%(2)
---------------------------------------------------------------------------------------
Class D                     $ 13,085,000                              LIBOR + 2.00%(2)
---------------------------------------------------------------------------------------
Class E                     $  4,361,000                              LIBOR + 2.35%(2)
---------------------------------------------------------------------------------------

-------
(Footnotes to table on page S-5)

Investing in the offered bonds involves risks. See "Risk Factors" beginning on page S-24 in this prospectus supplement and page 22 of the prospectus.

We will not list the offered bonds on any national securities exchange or on any automated quotation system of any registered securities associations such as NASDAQ.

Neither the Securities and Exchange Commission nor state securities regulators have approved or disapproved of the offered bonds or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters, J.P. Morgan Securities Inc., Prudential Securities Incorporated and Imperial Capital, LLC, will purchase the Class A-1, Class A-2, Class S, Class A-3, Class B and Class C bonds from ICCMAC Multifamily and Commercial Trust 1999-1 and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver such bonds to purchasers on or about March 10, 1999. We expect to receive from this offering approximately 99.2263% of the initial principal amount of the offered bonds (other than the Class D and Class E bonds), before deducting offering expenses paid by us. Imperial Credit Commercial Mortgage Acceptance Corp. may offer the Class D and Class E bonds to the public from time to time, directly or through an underwriter or agent, in negotiated transactions or otherwise at varying prices which will be determined at the time of sale. The proceeds to Imperial Credit Commercial Mortgage Acceptance Corp. from any sale of the Class D or Class E bonds will equal the difference between the price paid to Imperial Credit Commercial Mortgage Acceptance Corp. for such bonds and the sum of its related expenses and the compensation paid to any underwriter or agent.

J.P. Morgan & Co.
                       Prudential Securities
                                                          Imperial Capital, LLC
March 5, 1999

             Important Notice about Information Presented in this
             Prospectus Supplement and the Accompanying Prospectus

Information about the offered bonds is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered bonds; and (b) this prospectus supplement, which describes the specific terms of the offered bonds. If the terms of the offered bonds vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and in the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and in the prospectus to assist you in understanding the terms of the offered bonds and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-145 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 118 in the prospectus.

In this prospectus supplement, the terms, "we," "us" and "our" refer to Imperial Credit Commercial Mortgage Acceptance Corp.
                               ----------------
                          FORWARD-LOOKING STATEMENTS

In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. Such forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield and Maturity Considerations" in this prospectus supplement. Forward-looking statements are also found elsewhere in this prospectus supplement and the accompanying prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. Such statements are intended to convey our projections or expectations as of the date of this prospectus supplement. Such statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

 .economic conditions and industry competition,
 .political and/or social conditions, and
 .the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which such statements were originally based.
                               ----------------

Until June 4, 1999 all dealers that buy, sell or trade the offered bonds, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
EXECUTIVE SUMMARY.........................................................  S-5
SUMMARY OF PROSPECTUS SUPPLEMENT..........................................  S-6
RISK FACTORS.............................................................. S-24
 Limited Assets........................................................... S-24
 Risks Relating to Borrower Default....................................... S-24
 Special Prepayment Considerations........................................ S-25
 Special Yield Considerations............................................. S-26
 Basis Risk............................................................... S-27
 Nonrecourse Loans Limit Remedies Following Borrower Default.............. S-28
 Certain Legal Considerations............................................. S-28
 Subordination of Subordinated Bonds...................................... S-29
 Commercial Lending is Dependent Upon Net Operating Income................ S-30
 Property Value May be Adversely Affected Even When Current Net Operating
  Income is Not........................................................... S-31
 Lack of Skillful Property Management Entails Risks....................... S-31
 Property Managers May Experience Conflicts of Interest in Managing
  Multiple Properties..................................................... S-31
 Conflicts of Interests Between the Special Servicer and the Issuer....... S-32
 Changes in Zoning Laws May Affect Ability to Repair or Restore Mortgaged
  Property................................................................ S-32
 Compliance with Americans with Disabilities Act May Result in Additional
  Costs................................................................... S-32
 Appraisals Have Certain Limitations...................................... S-32
 Authority to Effect Other Borrowings Entails Risks....................... S-33
 Geographic Concentration Entails Risks................................... S-33
 Some Mortgaged Properties May Not Be Readily Convertible to Alternative
  Uses.................................................................... S-34
 Multifamily Properties Have Special Risks................................ S-34
 Retail Properties Have Special Risks..................................... S-35
 Office Properties Have Special Risks..................................... S-35
 Certain Additional Risks Relating to Tenants............................. S-36
 Risks Relating to Enforceability of Cross-Collateralization.............. S-36
 Different Timing of Prepayments and Mortgage Loan Amortization Poses
  Certain Risks........................................................... S-37
 Increased Risk of Default Associated with Adjustable Rate Mortgage
  Loans................................................................... S-37
 Borrower May Be Unable to Repay Remaining Principal Balance on Maturity
  Date                                                                     S-37
 Extension Risk Associated With Modification of Mortgage Loans with
  Balloon Payments........................................................ S-38
 One Action and Anti-Deficiency Considerations............................ S-38

                                                                           Page
                                                                           ----
 Bankruptcy Proceedings Entail Certain Risks.............................. S-39
 Tenant Bankruptcy Entails Risks.......................................... S-39
 Environmental Risks Relating to the Mortgaged Properties................. S-40
 Risks Relating to Litigation............................................. S-41
 Potential Absence of Attornment Provisions Entails Risks................. S-41
 Limitations on Rights for Breaches of Representations and Warranties
  Entail Risks............................................................ S-42
 Special Servicer Actions................................................. S-42
 Risks of Limited Liquidity and Market Value.............................. S-42
 Limitations on Issuer Events of Default.................................. S-43
 Risks Relating to Lack of Bondholder Control Over Mortgage Loans......... S-43
 ERISA Considerations..................................................... S-44
 Book-Entry Registration.................................................. S-44
 Risks Associated with Year 2000 Compliance............................... S-45
 Servicing Transfer ...................................................... S-45
 Other Risks.............................................................. S-45
DESCRIPTION OF THE MORTGAGE POOL.......................................... S-46
 General.................................................................. S-46
 Representations and Warranties; Repurchases.............................. S-46
 Certain Characteristics of the Mortgage Loans............................ S-47
 The Indices.............................................................. S-72
  General................................................................. S-72
  Six-Month LIBOR Index................................................... S-72
  One-Year CMT Index...................................................... S-73
  Prime Index............................................................. S-74
 Modified Loans........................................................... S-74
 Delinquency and Losses................................................... S-75
 Underwriting Guidelines.................................................. S-75
 Additional Information................................................... S-77
DESCRIPTION OF THE BONDS.................................................. S-78
 General.................................................................. S-78
 Book-Entry Registration of the Offered Bonds............................. S-79
  Definitive Bonds........................................................ S-81
 Payments on the Bonds.................................................... S-82
  General................................................................. S-82
  Funds Available for Payments on the Bonds............................... S-82
  Bond Interest Rates..................................................... S-83
  Class S Bonds........................................................... S-84
  Determination of One-Month LIBOR........................................ S-84
  Priority of Payments.................................................... S-85
  Accrued Bond Interest................................................... S-91

                                                                           Page
                                                                           -----
  Principal Payment Amount................................................  S-91
  Treatment of REO Properties.............................................  S-92
 Optional Redemption......................................................  S-93
 Appraisal Reduction Amounts..............................................  S-93
 Other Bonds..............................................................  S-94
 Ownership Certificate....................................................  S-94
 Subordination............................................................  S-94
 Appraisal Reductions.....................................................  S-96
 Specially Serviced Mortgage Loans; Appraisals............................  S-97
 Advances.................................................................  S-97
 Reports to Bondholders; Certain Available Information....................  S-98
  Indenture Trustee Reports; Special Servicer Reports.....................  S-98
  Other Information.......................................................  S-99
 Voting Rights............................................................ S-100
 The Indenture Trustee.................................................... S-100
 Additional Information................................................... S-101
YIELD AND MATURITY CONSIDERATIONS......................................... S-102
 Yield Considerations..................................................... S-102
  General................................................................. S-102
  Rate and Timing of Principal Payments................................... S-102
  Losses and Shortfalls................................................... S-103
  Certain Relevant Factors................................................ S-103
 Weighted Average Life.................................................... S-104
 Class S Bond Yield Considerations........................................ S-107
MASTER SERVICER AND SPECIAL SERVICER...................................... S-109
 Responsibilities of Master Servicer...................................... S-109
 Responsibilities of Special Servicer..................................... S-110
 Servicing and Other Compensation and Payment of Expenses................. S-113
DESCRIPTION OF OPERATIVE AGREEMENTS....................................... S-115
 General.................................................................. S-115
 Assignment of the Mortgage Loans......................................... S-115
 The Indenture Trustee.................................................... S-116
 The Fiscal Agent......................................................... S-116
 Collection Accounts...................................................... S-116
  General................................................................. S-116
  Deposits................................................................ S-116
  Withdrawals............................................................. S-117
  Payment Account......................................................... S-118
 Reports to Bondholders................................................... S-118
 Fidelity Bonds and Errors and Omissions Insurance........................ S-119
 Due-on-Sale and Due-on-Encumbrance Provisions............................ S-119
 Evidence as to Compliance................................................ S-120

                                                                           Page
                                                                           -----
 Certain Matters Regarding each Servicer and the Depositor................ S-120
 Servicer Events of Default............................................... S-121
 Rights Upon Servicer Event of Default.................................... S-122
 Amendment................................................................ S-123
 Duties of the Indenture Trustee.......................................... S-124
 Certain Matters Regarding the Indenture Trustee.......................... S-124
 Resignation and Removal of the Indenture Trustee......................... S-124
 Certain Terms of the Indenture........................................... S-125
  Issuer Events of Default................................................ S-125
  Control by Bondholders.................................................. S-127
  Satisfaction and Discharge of the Indenture............................. S-128
  Release of Collateral................................................... S-128
  Meetings of Bondholders................................................. S-128
THE ISSUER................................................................ S-129
THE OWNER TRUSTEE......................................................... S-130
THE ADMINISTRATOR......................................................... S-131
THE LOAN ORIGINATOR AND PRIMARY SERVICER.................................. S-131
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS............................... S-135
FEDERAL INCOME TAX CONSEQUENCES........................................... S-136
 General.................................................................. S-136
  Characterization of the Offered Bonds................................... S-136
  Classification of the Issuer............................................ S-136
 Status as Real Property Loans............................................ S-137
 Discount and Premium..................................................... S-137
 Gain or Loss on Disposition.............................................. S-138
 Taxation of Certain Foreign Investors ................................... S-138
 Backup Withholding and Information Reporting............................. S-139
 New Withholding Regulations.............................................. S-139
CERTAIN ERISA CONSIDERATIONS.............................................. S-139
LEGAL INVESTMENT.......................................................... S-142
METHOD OF DISTRIBUTION.................................................... S-142
LEGAL MATTERS............................................................. S-144
RATINGS................................................................... S-144
INDEX OF PRINCIPAL DEFINITIONS............................................ S-145
ANNEX A -- Certain Characteristics
 of the 100 Largest Mortgage Loans
 as of the Cut-Off Date...................................................   A-1
ANNEX B -- Class S Scheduled
 Payment Amount...........................................................   B-1
ANNEX C -- Class X Scheduled
 Payment Amount...........................................................   C-1
ANNEX D -- Representations and Warranties.................................   D-1

                               EXECUTIVE SUMMARY

This executive summary highlights selected information from this prospectus supplement. It does not include all of the information you need to consider in making your investment decision. To understand the terms of the offering of the offered bonds, you should read this entire prospectus supplement and the accompanying prospectus carefully.

                                                 Approximate
                                                  Percent of                                  Initial  Weighted
                                   Initial         Initial     Approximate                      Bond    Average Principal
                        Ratings   Principal        Mortgage   Initial Credit      Bond        Interest   Life   Window(4)
Class                   S&P/DCR   Amount(1)      Pool Balance    Support      Interest Rate     Rate   (yrs)(4) (months)
-----                   -------- ------------    ------------ -------------- ---------------  -------- -------- ---------
A-1.................... AAA/AAA  $100,000,000       34.39%        33.00%     LIBOR + 0.28%(2)  5.245%    0.93       1-24
A-2.................... AAA/AAA  $ 94,831,000       32.61%        33.00%     LIBOR + 0.42%(2)  5.385%    3.41      24-63
S...................... AAAr/AAA $ 12,150,000(3)      N/A           N/A            (3)           N/A     1.89        N/A
A-3.................... AAA/AA   $ 17,447,000        6.00%        27.00%     LIBOR + 0.60%(2)  5.565%    5.60      63-73
B...................... AA/A     $ 11,631,000        4.00%        23.00%     LIBOR + 0.88%(2)  5.845%    6.39      73-82
C...................... A/NR     $ 14,539,000        5.00%        18.00%     LIBOR + 1.55%(2)  6.515%    7.31      82-95
D...................... BBB/NR   $ 13,085,000        4.50%        13.50%     LIBOR + 2.00%(2)  6.965%    8.44     95-107
E...................... BBB-/NR  $  4,361,000        1.50%        12.00%     LIBOR + 2.35%(2)  7.315%    8.98    107-110

--------
(1)Subject to a variance of plus or minus 5%.
(2) The bond interest rate will not be greater than the weighted average of the net interest rates on the mortgage loans, subject to the carryover of any shortfall amounts (as more fully described in this prospectus supplement), provided that the bond interest rate will not exceed 14% per annum.
(3) The Class S bonds will not accrue interest. The Class S bonds will be entitled to receive monthly payments in the amounts set forth on Annex B to this prospectus supplement (which, in the aggregate, equal the initial principal amount of the Class S Bonds), subject to reduction in certain circumstances described in this prospectus supplement. See "Description of the Bonds--Payments on the Bonds--Class S Bonds" "--Payments on the Bonds-- Priority of Payments" and "--Optional Redemption" in this prospectus supplement.
(4) Based on the assumptions that each mortgage loan is paid in full on its maturity date, that the redemption option has not been exercised, that the mortgage loans will prepay at 18% CPR and further based on the assumptions discussed under the caption "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement.

Set forth below is certain information regarding the mortgage loans and the mortgaged properties as of February 1, 1999 (all weighted averages set forth below are based on the respective balances of the mortgage loans as of February 1, 1999). Such information is described, and additional information regarding the mortgage loans and the mortgaged properties is set forth, under "Description of the Mortgage Pool" in this prospectus supplement. It is anticipated that certain of the mortgage loans will be removed from the mortgage pool prior to the time the offered bonds are issued. See "Description of the Mortgage Pool--Additional Information" in this prospectus supplement.

                         Mortgage Pool Characteristics

Characteristics                                                   Mortgage Pool
---------------                                                   -------------
Initial Mortgage Pool Balance.................................... $292,374,478
Number of Mortgage Loans.........................................          803
Number of Mortgaged Properties...................................          850
Average Cut-Off Date Balance.....................................     $364,103
Weighted Average Mortgage Interest Rate..........................        9.144%
Weighted Average Remaining Term to Maturity......................   252 months
Weighted Average Cut-Off Date Debt Service Coverage Ratio........       1.524x
Weighted Average Cut-Off Date LTV Ratio..........................        64.38%

                        SUMMARY OF PROSPECTUS SUPPLEMENT

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered bonds, you should read this entire prospectus supplement and the accompanying prospectus carefully.

Title of Bonds..............
                              Collateralized Mortgage Bonds, Series 1999-1

                           Relevant Parties and Dates

Depositor...................  Imperial Credit Commercial Mortgage Acceptance
                              Corp., a California corporation. The address of the Depositor is 11601 Wilshire Boulevard, No. 2080, Los Angeles, California 90025. The phone number of the Depositor is (310) 231-1280. See "The Depositor" in the accompanying prospectus.

Issuer......................
                              ICCMAC Multifamily and Commercial Trust 1999-1, a Delaware business trust. See "The Issuer" in this prospectus supplement.

Owner Trustee...............  Wilmington Trust Company, a Delaware banking corporation. See "The Owner Trustee" in this prospectus supplement.

Indenture Trustee...........  LaSalle National Bank, a national banking association. See "Description of the Bonds--The Indenture Trustee" in this prospectus supplement.

Fiscal Agent................
                              ABN AMRO Bank N.V., a Netherlands banking corporation and the corporate parent of the Indenture Trustee. See "Description of Operative Agreements--The Fiscal Agent" in this prospectus supplement.

Administrator...............  Imperial Credit Commercial Asset Management
                              Corp., a California corporation. See "The
                              Administrator" in this prospectus supplement.

Master Servicer.............
                              Banc One Mortgage Capital Markets, LLC, a
                              Delaware limited liability company. See "Master Servicer and Special Servicer" in this prospectus supplement.

Primary Servicer and Loan
Originator..................
                              Southern Pacific Bank, a California banking corporation, and an affiliate of the Depositor and Imperial Credit Commercial Mortgage Investment Corp. originated or acquired all of the Mortgage Loans. See "The Loan Originator and Primary Servicer" in this prospectus supplement.

Special Servicer............
                              Banc One Mortgage Capital Markets, LLC, a
                              Delaware limited liability company. See "Master Servicer and Special Servicer" in this prospectus supplement.

Mortgage Loan Seller........  Imperial Credit Commercial Mortgage Investment
                              Corp., a Maryland corporation and the corporate parent of Depositor. See "Description of the Mortgage Pool--General" in this prospectus supplement.

Cut-Off Date................
                              February 1, 1999.

Closing Date................  On or about March 10, 1999.

Payment Date................  The 25th day of each month or, if such 25th day is not a business day, the next business day, commencing in March 1999. The final payment on any bond will be made only after due notice by the Indenture Trustee and only upon presentation and surrender of such bond at the location specified on the notice given by the Indenture Trustee.

Determination Date..........
                              The 17th day of each month, or if such 17th day is not a business day, the immediately preceding business day.

Record Date.................  The last business day of the month immediately preceding the month in which the related payment date occurs (or in the case of the first payment date, the Closing Date).

Stated Maturity Date........
                              June 1, 2030, which is the payment date occurring 2 years after the scheduled maturity date of the latest maturing mortgage loan.

                                 The Collateral

Security for the Bonds......  The bonds will be secured by a pool of mortgage loans.

Mortgage Pool...............  The pool of mortgage loans will consist of 554 adjustable rate and 249 fixed rate mortgage loans evidenced by a note or bond secured by one or more first liens on fee simple or leasehold interests in multifamily, retail, office, mixed use (including mixed commercial uses and mixed commercial and residential uses), mobile home parks, industrial, hotel or motel, warehouse and storage, and retail/warehouse properties located in 29 states. The following tables set forth certain anticipated characteristics of the mortgage loans as of the Cut-Off Date. Unless otherwise indicated, all percentages represent the indicated approximate percentage of the aggregate principal balance of all mortgage loans as of the Cut-Off Date.

                              The mortgage loans will have the following approximate characteristics:

                   Aggregate Principal Balance.............     $292,374,478
                   Number of Mortgage Loans................              803
                   Number of Mortgaged Properties..........              850
                   Average Mortgage Loan Principal
                    Balance................................         $364,103
                   Range of Mortgage Loan Principal                  $10,175 to
                    Balances...............................
                                                                  $2,879,410
                   Number of Loans Secured by Multifamily
                    Properties.............................              556
                   Percentage of Loans Secured by
                    Multifamily Properties.................             61.9%
                   Number of Loans Secured by Retail
                    Properties.............................               89
                   Percentage of Loans Secured by Retail
                    Properties.............................             14.0%
                   Number of Loans Secured by Office
                    Properties.............................               58
                   Percentage of Loans Secured by Office
                    Properties.............................              8.6%
                   Range of Original Terms to Maturity
                    (months)...............................        60 to 360
                   Weighted Average Original Term to
                    Maturity (months)......................              269
                   Range of Remaining Terms to Maturity
                    (months)...............................         9 to 352
                   Weighted Average Remaining Term to
                    Maturity (months)......................              252
                   Number and Percentage of Adjustable Rate
                    Mortgage Loans.........................       554 (67.4%)
                   Number and Percentage of Fixed Rate
                    Mortgage Loans.........................       249 (32.6%)
                   Range of Mortgage Interest Rates........     6.0% to 15.5%
                   Weighted Average Mortgage Interest
                    Rate...................................            9.144%
                   Weighted Average Mortgage Interest Rate
                    on Fixed Rate Mortgage Loans...........            9.038%
                   Weighted Average Mortgage Interest Rate
                    on Adjustable Rate Mortgage Loans......            9.195%
                   Weighted Average Cut-Off Date Debt
                    Service Coverage Ratio.................            1.524x
                   Range of Cut-Off Date Debt Service
                    Coverage Ratios........................  0.179x to 6.449x
                   Weighted Average Cut-Off Date LTV
                    Ratio..................................            64.38%
                   Range of Cut-Off Date LTV Ratios........  1.04% to 104.94%
                   Number and Percentage of Balloon
                    Mortgage Loans.........................       249 (34.8%)
                   Number and Percentage of Fully
                    Amortizing Mortgage Loans..............       554 (65.2%)

                              The mortgage interest rate per annum on each adjustable rate mortgage loan will generally be adjusted semi-annually on the date (the "Interest Rate Adjustment Date") specified in the related mortgage note to a rate equal to the sum of the margin set forth in the related mortgage note and the index specified in such mortgage note (subject to periodic caps, maximum mortgage interest rates and minimum mortgage interest rates). With respect to approximately 80.2% of the adjustable rate mortgage loans by aggregate principal balance as of the Cut-Off Date, the index will be equal to the average of the interbank offered rates for six-month U.S. dollar denominated deposits in the London market based on quotations of major banks ("Six-Month LIBOR"). With respect to approximately 17.1% of the adjustable rate mortgage loans by aggregate principal balance as of the Cut-Off Date, the index will be equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and available as of the date specified in the related mortgage note ("One Year CMT"). With respect to approximately 2.7% of the adjustable rate mortgage loans by aggregate principal balance as of the Cut-Off Date, the index will be equal to the daily prime loan rate as reported by Bank of America N.T. & S.A. as of the date specified in the related mortgage note ("Prime"). See "Description of the Mortgage Pool--The Indices" in this prospectus supplement.

                              The amount of the monthly payment on each adjustable rate mortgage loan will be adjusted semi-annually on a date specified in the related mortgage loan documents (the "Payment Adjustment Date") to the amount necessary to pay interest at the then applicable mortgage interest rate and, except with respect to balloon mortgage loans, to fully amortize the outstanding principal balance of the mortgage loan over its remaining term to stated maturity.

                              249 mortgage loans, representing approximately 34.8% of the mortgage loans by aggregate principal balance as of the Cut-Off Date (the "Balloon Mortgage Loans"), provide for monthly payments of principal based on amortization schedules significantly longer than the remaining term of such mortgage loans, thereby leaving substantial outstanding principal amounts due and payable (each such payment, a

                              "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto.

                              Approximately 42.8% of the adjustable rate mortgage loans and approximately 0.6% of the fixed rate mortgage loans, in each case by aggregate principal balance as of the Cut-Off Date, provide that if the related borrower prepays the principal balance of the mortgage loan in an amount in excess of 20% of the original principal amount thereof per year during a certain period of time following the origination, such borrower would be required to pay a prepayment premium.

                              Approximately 41.7% of the adjustable rate mortgage loans and approximately 88.7% of the fixed rate mortgage loans, in each case by aggregate principal balance as of the Cut-Off Date, provide that if the related borrower prepays the principal balance of the mortgage loan in an amount in excess of 5% of the original principal amount thereof per year during a certain period of time following the origination, such borrower would be required to pay a prepayment premium.

                              With respect to approximately 15.5% of the adjustable rate mortgage loans and approximately 8.0% of the fixed rate mortgage loans, in each case by aggregate principal balance as of the Cut-Off Date, the related mortgage note does not provide for a prepayment premium or the related prepayment premium period has elapsed. With respect to approximately 2.5% and approximately 0.2% of the fixed rate mortgage loans, in each case by aggregate principal balance as of the Cut-Off Date, the related mortgage note prohibits prepayment during their first five years and first seven years, respectively. See the table entitled "Months of Prepayment Premium Period Remaining as of the Cut-Off Date" under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" and "Description of the Bonds--Payments on the Bonds--Priority of Payments" and "Yield and Maturity Considerations" in this prospectus supplement.

                              For a further description of the mortgage loans, see "Description of the Mortgage Pool" in this prospectus supplement.

                              On the Closing Date, the Depositor will acquire the mortgage loans from the Mortgage Loan Seller. The Mortgage Loan

                              Seller purchased the mortgage loans prior to the Closing Date from Southern Pacific Bank, an affiliate of both the Depositor and the Mortgage Loan Seller. See "Description of the Mortgage Pool--General" and "--Representations and Warranties; Repurchases" in this prospectus supplement.

                                 Offered Bonds


General.....................  We are offering the following eight classes of
                              Series 1999-1 bonds:

                              . Class A-1
                              . Class A-2
                              . Class S
                              . Class A-3
                              . Class B
                              . Class C
                              . Class D
                              . Class E

                              The Series 1999-1 bonds will consist of a total of twelve classes, the following four of which are not being offered through this prospectus supplement: Class X, Class F, Class G and
                              Class H.

                              The bonds will be issued pursuant to an Indenture between the Owner Trustee, on behalf of the Issuer, and the Indenture Trustee, on behalf of the holders of the bonds.

                              The bonds will be non-recourse obligations of the Issuer. The bonds are not insured or guaranteed by any governmental agency or instrumentality or by any other person or entity.

Bond Principal Amounts......  The offered bonds will be issued in the initial aggregate principal amounts set forth below, in each case subject to a variance of plus or minus 5%:

                              . Class A-1   $100,000,000 principal amount
                              . Class A-2   $ 94,831,000 principal amount
                              . Class S     $ 12,150,000 principal amount
                              . Class A-3   $ 17,447,000 principal amount
                              . Class B     $ 11,631,000 principal amount
                              . Class C     $ 14,539,000 principal amount
                              . Class D     $ 13,085,000 principal amount
                              . Class E     $  4,361,000 principal amount

                              The bonds not offered by this prospectus supplement will be issued in the initial aggregate principal amounts set forth below, in each case, subject to a variance of plus or minus 5%:

                              . Class X       $2,700,000 principal amount
                              . Class F       $8,723,000 principal amount
                              . Class G       $5,815,000 principal amount
                              . Class H       $7,269,000 principal amount


Bond Interest Rates.........  The offered bonds (other than the Class S bonds)
                              will accrue interest at an annual rate called a "Bond Interest Rate" equal to the lesser of (a) the applicable one-month London interbank offered rate quotation ("LIBOR") for one-month U.S. dollar deposits ("One-Month LIBOR") plus the applicable margin set forth in the table below, but in no event greater than 14.00% per annum (the "Maximum Offered Bond Rate") (each such rate, the "Bond LIBOR Rate"), and (b) the weighted average, by principal balance, of the mortgage interest rates on the mortgage loans (after giving effect to the Master Servicer's, the Indenture Trustee's, the Owner Trustee's and the Administrator's fees) (the "Weighted Average Remittance Rate"). One-Month LIBOR for the first payment date will be 4.965%.


                    Class                                       Margin
                    -----                                       ------
                    Class A-1..................................  0.28%
                    Class A-2..................................  0.42%
                    Class A-3..................................  0.60%
                    Class B....................................  0.88%
                    Class C....................................  1.55%
                    Class D....................................  2.00%
                    Class E....................................  2.35%

                              For purposes of determining the Weighted Average Remittance Rate:

                              . The mortgage interest rates will not reflect
                                any default interest or increase in mortgage interest rates occurring after the related maturity date.

                              . The mortgage interest rates will be determined
                                without regard to any mortgage loan
                                modifications, waivers or amendments entered into after the Cut-Off Date.

                              . If a mortgage loan accrues interest on a 30/360
                                basis, its mortgage interest rate for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in such month, calculated based on the actual number of days elapsed during such month and a 360-day year, will equal the amount of interest that actually accrues on that loan in that month.

                              If the Bond Interest Rate for any class of offered bonds on any payment date is determined to be the Weighted Average Remittance Rate, the holders of such class of bonds will be entitled to be paid, in the order of priority set forth under "--Payments of Interest and Principal on the Bonds" below, the excess with respect to such payment date of (i) the amount of interest that would have been payable on such class of bonds at the Bond LIBOR Rate for such class of bonds and payment date, over (ii) the amount of interest that is payable on such class of bonds at the Weighted Average Remittance Rate for such payment date (each such excess, the "LIBOR Deficiency Amount"), together with interest on the LIBOR Deficiency Amount (to the extent permitted by applicable law) if paid on a subsequent payment date.

                              If the Bond Interest Rate for any class of offered bonds on any payment date is determined to be the Maximum Offered Bond Rate, the holders of such class of bonds will not be entitled to be paid any portion of the excess of (i) the amount of interest that would have been payable on such class of bonds on such payment date if the Bond LIBOR Rate was not limited to the Maximum Offered Bond Rate over (ii) the amount of interest that is payable on such class of bonds at the Maximum Offered Bond Rate for such payment date.

                              The Class S bonds will not accrue interest.

                              The interest accrual period for the offered bonds (other than the Class S bonds) with respect to each payment date will be the period commencing on the immediately preceding payment date (or commencing on the Closing Date, in the case of the first payment date) and ending on the day immediately preceding the related payment date.

                              Interest on the offered bonds (other than the Class S bonds) will be calculated based on the actual number of days elapsed during the applicable interest accrual period and a 360-day year.

                              See "Description of the Bonds--Payments on the Bonds-- Accrued Bond Interest" in this prospectus supplement.

Class S Bonds...............
                              On each payment date, the Class S bonds will be entitled to receive an amount (such amount, the "Class S Distributable Amount") equal to the lesser of (a) the amount (such amount, the "Class S Scheduled Payment") corresponding to such payment date set forth in Annex B to this prospectus supplement and (b) the excess of (i) the funds available to make payments on the bonds for such payment date, other than funds available for payments of principal on the bonds (other than Class S and Class X), over (ii) the aggregate accrued interest payable to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E bonds on such payment date.

                              If on any payment date, the Class S Distributable Amount is less than the Class S Scheduled Payment, the holders of the Class S bonds will be entitled to be paid, in the order of priority set forth under "--Payments of Interest and Principal on the Bonds" below, the shortfall (such shortfall, the "Class S Shortfall") between the Class S Scheduled Payment and the Class S Distributable Amount, together with interest at a rate per annum equal to 7.29% (the "Class S Rate") on such Class S Shortfall if paid on a subsequent payment date. Interest on the Class S Shortfall will be calculated based on a 360-day year consisting of twelve 30-day months.

                              In connection with a payment in full of the bonds following an Issuer Event of Default (as defined herein) or an optional redemption of the bonds, holders of the Class S bonds will be entitled to receive a payment equal to the present value, using a discount rate equal to the Class S Rate, of the remaining Class S Scheduled Payments together with unpaid Class S Shortfalls and accrued interest thereon at the Class S Rate.
Payments of Interest and
Principal on the Bonds......
                              On each payment date, unless certain events described in this prospectus supplement have occurred, the funds available to make payments on the bonds from the mortgage loans will be applied to make payments in the following amounts and order of priorities:

    Step 1/Class A-1,
    Class A-2 and Class S     to (i) interest on the Class A-1 and Class A-2
                              bonds, and (ii) the Class S Distributable Amount, pro rata, with respect to each such class, in accordance with their entitlements to such amounts;

    Step 2/Class A-1 and
    Class A-2                 to the extent of funds available for principal,
                              to principal on the Class A-1 and Class A-2 bonds, in that order, until reduced to zero;
                              provided, that, if the aggregate principal balance of the mortgage loans immediately prior to such payment date is less than or equal to the aggregate outstanding principal amount of the Class A-1 and Class A-2 bonds, funds available for principal will be paid to the Class A-1 and Class A-2 bonds, pro rata, in each case, based on their bond principal amounts, and not sequentially;

    Step 3/Class A-3          to interest on the Class A-3 bonds;


    Step 4/Class A-3          to the extent of funds available for principal,
                              to principal on the Class A-3 bonds, until reduced to zero;

    Step 5/Class B            to Class B in a manner analogous to the Class A-3
                              allocations of Step 3 and Step 4;


    Step 6/Class C            to Class C in a manner analogous to the Class A-3
                              allocations of Step 3 and Step 4;

    Step 7/Class D and        to (i) Class D in a manner analogous to the Class
    Class X                   A-3 allocation of Step 3 and (ii) to Class X, the
                              Class X Distributable Amount as described under
                              "Description of the Bonds--Payments on the Bonds--Priority of Payments" in this prospectus supplement, pro rata with respect to each such class in accordance with their entitlements to such amounts;

    Step 8/Class D            to Class D in a manner analogous to the Class A-3
                              allocation of Step 4;

    Step 9/Class E            to Class E in a manner analogous to the Class A-3
                              allocations of Step 3 and Step 4;

    Step 10/Class A-1,
    Class A-2                 to (i) Class A-1 and Class A-2, the LIBOR
    and Class S               Deficiency Amount for each such class, if any,
                              together with interest thereon (to the extent permitted by law) if paid on a subsequent payment date, at the related Bond Interest Rate and (ii)
                              Class S, the Class S Shortfall, if any, together with interest thereon at a per annum rate equal to the Class S Rate if paid on a subsequent payment date, pro rata with respect to each such class in accordance with their entitlements to such amounts; and

 Step 11/Classes A-3,         to Class A-3, Class B, Class C, Class D and Class
 B, C, D and E                E, in that order, the LIBOR Deficiency Amount for
                              each such class, if any, together with interest thereon (to the extent permitted by law), if paid on a subsequent payment date, at the related Bond
                              Interest Rate.

                              Funds remaining after Step 11 will be payable to Class F, Class G, Class H and Class X (with respect to any Class X Shortfalls as defined in this prospectus supplement), and thereafter to the owner of the Issuer.

Interest and Principal        A description of the interest entitlement of each
Entitlements................  class of offered bonds (other than the Class S bonds) can be found in "Description of the Bonds--Payments on the Bonds--Accrued Bond
                              Interest" in this prospectus supplement.

                              A description of the amount of principal required to be paid to the classes of bonds entitled to principal on any payment date can be found in "Description of the Bonds--Payments on the Bonds--Principal Payment Amount" in this prospectus supplement.

                              A description of the amount required to be paid to the Class S bonds on any payment date can be found in "Description of the Bonds--Payments on the Bonds--Class S Bonds" in this prospectus supplement.

                              A description of the funds available to make payments on the bonds on any payment date can be found in "Description of the Bonds--Payments on the Bonds--Funds Available For Payments on the Bonds" in this prospectus supplement.

                              A description of the amount required to be paid to the Class X bonds on any payment date can be found in "Description of the Bonds--Payments on the Bonds--Other Bonds" in this prospectus supplement.

Subordination...............
                              The Class A-1, Class A-2 and Class S bonds are senior bonds, and the Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class X bonds are subordinate bonds. The chart below describes the manner in which the payment rights of various classes will be senior or subordinate, as the case may be, to the payment rights of other classes. Entitlement to receive principal and interest (or in the case of the Class S and Class X bonds, scheduled payments) on any payment date is depicted in descending order, except for amounts payable for LIBOR Deficiency

                              Amounts, Class S Shortfalls and Class X
                              Shortfalls, which are payable in the order of priority set forth above under "--Payments of Interest and Principal on the Bonds."

                                       Class A-1, Class A-2 and Class S

                                                  Class A-3

                                                   Class B

                                                   Class C

                                             Class D and Class X

                                                   Class E

                                                   Class F

                                                   Class G

                                                   Class H

                              The bonds initially will be overcollateralized. The aggregate unpaid principal balance of the mortgage loans as of the Cut- Off Date will exceed the initial aggregate principal amount of the bonds (other than the Class S and Class X bonds) by at least $13,092,267. See "Description of the Mortgage Pool--Additional Information" in this prospectus supplement. Any overcollateralization can be viewed as additional subordination to benefit all classes of bonds.

                              No other form of credit enhancement will be available for the benefit of the holders of the offered bonds.

                              Shortfalls in payments to holders of bonds may occur as a result of mortgage loan delinquencies or losses, the right of each of the Master Servicer, the Indenture Trustee and the Fiscal Agent to receive payment of interest on unreimbursed advances, the Special Servicer's right to compensation with respect to mortgage loans which are or have been serviced by the Special Servicer and other unanticipated expenses of the Issuer. Such shortfalls could reduce payments to the classes of bonds then outstanding with the lowest payment priority or priorities. See "Description of the Bonds" in this prospectus supplement.

 Servicing.................
                              The Master Servicer will be responsible for the servicing of the mortgage loans. The Master Servicer will initially delegate its primary servicing obligations to the Primary Servicer. Under certain circumstances in which a mortgage loan defaults or default becomes reasonably foreseeable, the Special Servicer will assume the servicing obligations for such loan. See "Risk Factors--Servicing Transfer," "Master Servicer and Special Servicer" and "The Loan Originator and Primary Servicer" in this prospectus supplement and "Description of the Agreements--Collection and Other Servicing Procedures" in the accompanying prospectus.

Advances A. P&I Advances....  The Master Servicer will be required to advance delinquent monthly mortgage loan payments (each, a "P&I Advance"). The Master Servicer will not be required to advance late charges, default interest or the full amount of any Balloon Payments not made by the related mortgagor. To the extent the Master Servicer is required to make a P&I Advance on and after the due date for a Balloon Payment, such P&I Advance shall not exceed an amount equal to the monthly payment necessary to fully amortize the related mortgage loan over the period used to calculate the scheduled monthly payments thereon prior to the related maturity date. The Master Servicer will not advance its servicing fee, but will advance the Indenture Trustee's fee. If the Master Servicer fails to make a required P&I Advance, the Indenture Trustee will be required to make such P&I Advance (and if the Indenture Trustee fails to make such P&I Advance, the Fiscal Agent will be required to do so). However, none of the Master Servicer, Indenture Trustee or Fiscal Agent will be required to make an Advance if any such party determines that such Advance would not be recoverable. See "Description of the Bonds-- Advances" in this prospectus supplement and "Description of the Bonds-- Advances in Respect of Delinquencies" in the accompanying prospectus.

 B. Property Protection       The Master Servicer will also be required to make
 Advances..................   advances to pay delinquent real estate taxes,
                              assessments and insurance premiums and similar expenses that it believes to be necessary or appropriate to protect and to maintain the mortgaged property and the lien on the mortgaged property or to enforce the related mortgage loan documents (each a "Property Protection Advance" and collectively with P&I Advances, "Advances").
                              If the Master Servicer fails to make a required
                              Property Protection Advance, the Indenture
                              Trustee will be required to make such Property
                              Protection Advance (and if the

                              Indenture Trustee fails to make any such Property Protection Advance, the Fiscal Agent will be required to do so). No Property Protection Advance will be required to be made by the Master Servicer, the Indenture Trustee or the Fiscal Agent if any such party determines that such Advance would not be recoverable. See "Description of the Bonds--Advances" in this prospectus supplement.

 C. Interest on Advances....  The Master Servicer, the Indenture Trustee and
                              the Fiscal Agent, as applicable, will be entitled to interest on Advances at the "Prime Rate" published in The Wall Street Journal as described in this prospectus supplement. Interest accrued on outstanding Advances may result in reductions in amounts otherwise available for payment on the bonds. See "Description of the Bonds--Advances" and "--Subordination" in this prospectus supplement.

Treatment of REO              A "REO Property" is a mortgaged property acquired
Properties..................  through foreclosure, deed in lieu of foreclosure or otherwise in connection with a default under the related mortgage loan. Until an REO Property is liquidated, the related mortgage loan will be treated as still outstanding for purposes of determining payments on the bonds, master servicing fees, special servicing fees, and the Indenture Trustee's fees, and the Master Servicer will be required to make P&I Advances and Property Protection Advances. Operating revenues and other proceeds derived from an REO Property
                              (minus amounts spent by the Master Servicer and the Special Servicer to operate and to dispose of the REO Property) will be treated by the Master
                              Servicer as principal, interest and other amounts
                              "due" on the related mortgage loan. See
                              "Description of the Bonds--Advances" in this prospectus supplement.

Denominations...............  The offered bonds will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of any whole dollar.

Registration, Clearance and
Settlement..................
                              The Class A-1, Class A-2, Class S, Class A-3, Class B and Class C bonds initially will be issued in book-entry form. You may elect to hold such bonds either through The Depository Trust Company ("DTC"), in the United States, or through Cedelbank, societe anonyme ("Cedelbank") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, Cedelbank or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. The Class D and Class E bonds will initially be issued in fully registered, certificated form. The offered bonds held by DTC will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of DTC. If you elect to have your bonds held by DTC, Cedelbank, or Euroclear, you will not be entitled to receive a bond in a fully registered, certificated form, except under the limited circumstances described under the heading "Description of the Bonds--Book-Entry Registration of the Offered Bonds" in this prospectus supplement. Instead, DTC will effect payments on and transfers of the offered bonds it holds by means of its electronic recordkeeping services, acting through certain participating organizations. This may delay your receipt of your payments and restrict your ability to pledge your bonds. Unless and until you receive a fully registered, certificated bond, you may exercise your rights on the bonds only through DTC, Cedelbank or Euroclear and you will be subject to their procedures. See "Description of the Bonds-- Book-Entry Registration of The Offered Bonds" in this prospectus supplement.

                              See "Description of the Bonds--Book-Entry
                              Registration and Definitive Bonds" and "Risk
                              Factors--Owners of Book-Entry Bonds Not Entitled to Exercise Rights of Holders of Bonds" in the accompanying prospectus and "Description of the Bonds--General" in this prospectus supplement.

Issuer Events of Default....  Events of default with respect to the Issuer under the Indenture include, among others:

                              . with respect to the most senior outstanding
                                class of bonds only, the failure to pay all interest (or with respect to the Class S bonds and Class X bonds, the Class S Distributable Amount and the Class X Distributable Amount, respectively) within 5 days of the payment date on which such payment is due (excluding for this purpose any LIBOR Deficiency Amounts, Class S Shortfalls and Class X Shortfalls);

                              . with respect to any bond, the failure to pay
                                all interest or the full amount of principal
                                (or, in the case of the Class S bonds and Class X bonds, such lesser amounts as may be due as described in this prospectus supplement) by its stated maturity;

                              . the impairment of the validity or effectiveness
                                of the Indenture or any grant thereunder that continues for a period of 10 days after notice to the Issuer;

                              . any default in the observance of any agreement
                                of the Issuer made in the Indenture with respect to the bonds which materially and adversely affects the interests of holders of bonds that continues for a period of 30 days after notice to the Issuer;

                              . a breach of any representation or warranty of
                                the Issuer made in the Indenture which
                                materially and adversely affects the interests of holders of bonds that continues for a period of 30 days after notice to the Issuer;

                              . certain events of bankruptcy or insolvency of
                                the Issuer; and

                              . the Issuer ceases to be a qualified REIT
                                subsidiary.

                              Upon an event of default under the Indenture, the Indenture Trustee, upon the request of the holders of bonds representing more than 50% of the voting rights for each class of bonds affected thereby, will be required to declare all of the bonds to be due and payable, together with accrued and unpaid interest thereon.

Optional Redemption.........  On any payment date on which the aggregate principal balance of the mortgage loans is less than 15% of the aggregate principal balance of such mortgage loans as of the Cut-Off Date, the holder of the ownership interest in the Issuer will have the option to effect an early redemption of the bonds by purchasing such mortgage loans from the Issuer at a price generally equal to the greater of (i) the sum of
                              (a) the outstanding principal amount of the bonds (other than the Class S bonds and the Class X bonds) plus accrued and unpaid interest and any unpaid LIBOR Deficiency Amounts, and in the case of the Class S bonds, any unpaid Class S Shortfalls and Class S Early Termination Amounts (as defined herein), and in the case of the Class X bonds, any unpaid Class X Shortfalls (as defined herein) and Class X Early Termination Amounts (as defined herein) and (b) all unreimbursed Advances with interest at the Prime Rate (as defined herein), and any unpaid servicing compensation, fees of the Indenture Trustee, Owner Trustee and Administrator and expenses of the Issuer and (ii) the aggregate fair market value of such mortgage loans and any properties acquired upon foreclosure of any of the mortgage loans. See "Description of the Bonds--Optional Redemption" in this prospectus supplement.

                        Other Investment Considerations

Federal Income Tax
 Consequences...............
                              In the opinion of Cadwalader, Wickersham & Taft, special counsel to the Issuer, for federal income tax purposes the offered bonds will be characterized as indebtedness and not as representing an ownership interest in the trust or an equity interest in the Issuer, the Mortgage Loan Seller or the Depositor. You should consult with your tax advisors as to the tax consequences of an investment in the offered bonds in light of your individual circumstances and you should review "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

Certain ERISA                 A fiduciary of any retirement plan or other
Considerations..............  employee benefit plan or arrangement subject to the Employee Retirement Income Security Act of
                              1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended
                              (the "Code") (each, a "Plan"), should carefully review with its legal advisors whether the purchase or holding of the bonds could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. See "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

Ratings.....................  The offered bonds will not be issued unless each of the offered classes receives the following ratings from Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Duff & Phelps Credit Rating Co. ("DCR").

                   Class                       S&P Rating DCR Rating
                   -----                       ---------- ----------
                   Class A-1..................     AAA          AAA
                   Class A-2..................     AAA          AAA
                   Class S....................    AAAr          AAA
                   Class A-3..................     AAA           AA
                   Class B....................      AA            A
                   Class C....................       A    Not rated
                   Class D....................     BBB    Not rated
                   Class E....................    BBB-    Not rated

                              A rating agency may lower or withdraw a security rating at any time.

                              The ratings on the respective classes of offered bonds do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent LIBOR Deficiency Amounts and Class S Shortfalls will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings address credit risk and not prepayment risk. S&P assigns the additional rating of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks.

                              See "Ratings" in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given and the conclusions that may or may not be drawn from a rating.

Legal Investment............
                              The Class A-1, Class A-2, Class S, Class A-3 and Class B bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as those bonds are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. The other classes of offered bonds will not constitute "mortgage related securities" within the meaning of SMMEA.

                              Except as to SMMEA status, no representation is made regarding the proper characterization of the offered bonds for purposes of any applicable legal investment restrictions, regulatory capital requirements or other similar purposes.

                              Regulated entities should consult with their own advisors regarding these matters.

                              See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

Important Covenants of
 Bondholders................
                              By acceptance of your bond, you agree not to institute or join in any bankruptcy, reorganization or other insolvency or similar proceeding against the Depositor or the Issuer. You also agree to allow the registered holder to exercise all of your voting rights with respect to your bonds. See "Description of the Bonds-- General" in this prospectus supplement.

                                  RISK FACTORS

You should carefully consider the following risks before making an investment decision. In particular, payments on your bonds will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

While we believe that this prospectus supplement and the accompanying prospectus disclose all material risks relating to your investment, such risks may not be the only ones relating to your bonds. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following risks are realized, your investment could be materially and adversely affected.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

Limited Assets

The bonds will not represent an interest in or obligation of the Depositor, the Mortgage Loan Seller, the Loan Originator, the Master Servicer, the Special Servicer, the Indenture Trustee, the Fiscal Agent, or any of their respective affiliates. They will only represent a non-recourse obligation of the Issuer. Neither the bonds nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality. Proceeds of the mortgage loans and the other collateral securing the bonds will be the sole source of payments on the bonds, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the bonds.

On any payment date with respect to which losses or shortfalls in collections on the mortgage loans have been incurred, the amount of such losses or shortfalls, to the extent not covered by the overcollateralization feature described in this prospectus supplement, will be borne first by the most subordinate class or classes of bonds, in the priority and manner and subject to the limitations further specified in this prospectus supplement. As a result, the impact of significant losses and shortfalls will fall on the classes of bonds having most subordinate rights of payment.

Risks Relating to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans are likely to affect:

 . the aggregate amount of distributions on the offered bonds;

 . their yield to maturity;

 . the rate of principal payments; and

 . their weighted average life.

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced, and such losses are borne by your bonds, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your bonds occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your bonds, those losses may affect the weighted average life and yield to maturity of your bonds. This may be so because the weighted average life and yield to maturity of your bonds will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of payments by you on your bonds, unless P&I Advances are made to cover delinquent payments and/or the overcollateralization or subordination features available as credit support for your bonds fully offset the effects of any such delinquency or default.

Special Prepayment Considerations

The yield to maturity on your bonds will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans and the allocation of them to the payment of principal of your bonds. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

The investment performance of your bonds may vary materially and adversely from your expectations if the actual rate or timing of prepayment is higher or lower than you anticipate.

In general, if prevailing interest rates fall significantly below the mortgage interest rates on the mortgage loans, such mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgage loans. The rate of principal payments on the offered bonds will correspond to the rate of principal payments on the mortgage loans and may be affected by the prepayment premium or prepayment lockout provisions applicable to the mortgage loans and by the extent to which the Master Servicer or Special Servicer is able to enforce such provisions. Mortgage loans with prepayment premium provisions, to the extent applicable and enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions.

The rate at which voluntary prepayments occur on the mortgage loans is likely to be affected by a variety of factors, including:

 . the terms of the mortgage loans;

 . the level of prevailing interest rates;

 . the availability of mortgage credit;

 . the applicable prepayment premiums or prepayment lockouts, if any;

 . the Master Servicer's or Special Servicer's ability to enforce those premiums;

 . the occurrence of casualties or natural disasters; and

 . economic, demographic, tax, legal or other factors.

Neither the Loan Originator, any of its affiliates nor any other person or entity is restricted from approaching borrowers through general or targeted solicitations to encourage such borrowers to refinance their mortgage loans. Should the Loan Originator or such other person or entity make such solicitations, the rate at which voluntary prepayments occur on the mortgage loans may increase.

In addition, if the Mortgage Loan Seller or Loan Originator repurchases any mortgage loan from the Issuer due to breaches of its representations or warranties, then the repurchase price will be paid to the holders of the bonds with the same effect as if the mortgage loan had been prepaid in full. Such a repurchase may therefore adversely affect the yield to maturity on your bonds. See "Risk Factors--Rate of Prepayments on Mortgage Loans May Adversely Affect Average Lives and Yields of Bonds" in the accompanying prospectus.

The exercise by the holder of the ownership interest in the Issuer of its right to effect a redemption of the bonds as described under "Description of the Bonds--Optional Redemption" in this prospectus supplement will have the same effect on the yield to maturity on your bonds as would prepayments in full on the mortgage loans at that time. See "Risk Factors--Optional Redemption of Bonds May Adversely Affect Average Lives and Yields of Bonds" in the accompanying prospectus.

Special Yield Considerations

The yield to maturity on offered bonds (other than the Class S bonds) may be lower than the yield that would result if the related Bond Interest Rate were calculated based on One-Month LIBOR plus the related margin without reference to the Weighted Average Remittance Rate on the Mortgage Loans or the Maximum Offered Bond Rate. The Bond Interest Rate on such offered bonds is based upon the value of an index (One-Month LIBOR) which is different from the value of the indices applicable to the mortgage loans, as described under "Description of the Mortgage Pool--The Indices" in this prospectus supplement. One-Month LIBOR and the indices applicable to the mortgage loans (including Six-Month LIBOR) may respond differently to economic and market factors, and there is not necessarily any correlation between them. In addition, the adjustable rate mortgage loans are generally subject to periodic rate caps, maximum mortgage interest rates (also called lifetime caps) and minimum mortgage interest rates (also called lifetime floors). Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which the indices on such mortgage loans are stable or are falling or that, even if both One-Month LIBOR and such indices rise during the same period, One-Month LIBOR may rise more rapidly than such indices and therefore the amount of interest collected on all mortgage loans net of servicing and trustee fees may be insufficient to pay interest that is accruing on a class of offered bonds (other than the Class S bonds) at a rate equal to One-Month LIBOR plus the related margin.

In addition, a number of factors affect the performance of One-Month LIBOR and may cause One-Month LIBOR to move in a manner different from other indices. To the extent that One-Month LIBOR may reflect changes in the general level of interest rates more or less quickly than other indices, in a period of rising interest rates, increases in the yield to bondholders (other than the Class S bonds) due to such rising interest rates may occur earlier or later than that which would be produced by other indices, and in a period of declining rates, One-Month LIBOR may drop lower or remain higher than other market interest rates.

Although the mortgage interest rates on the adjustable rate mortgage loans will generally adjust semi-annually, such increases and decreases will be limited by lifetime or periodic caps or floors, if applicable, on the mortgage interest rates on each mortgage loan, and will be based on the applicable index (which may be different from the prevailing indices on other mortgage loans). As a result, the mortgage interest rates on the mortgage loans at any time may not equal the prevailing mortgage interest rates for other adjustable-rate loans and, accordingly, the rate of prepayment may be lower or higher than otherwise would be anticipated. In addition, because all of the adjustable rate mortgage loans have lifetime caps on their mortgage interest rates, if prevailing mortgage interest rates were to increase above such maximum mortgage interest rates, the rate of prepayment on the mortgage loans may be slower than would otherwise be the case. In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the mortgage loans, the rate of prepayments (including refinancings) will be expected to increase. Conversely, if prevailing mortgage interest rates rise significantly above the mortgage interest rates on the mortgage loans, the rate of prepayment on the mortgage loans will be expected to decrease.

In general, if you purchase a bond at a premium and principal payments on your bond occur at a rate faster than anticipated at the time of purchase, your actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if you purchase a bond at a discount and principal payments on your bond occur at a rate slower than that assumed at the time of purchase, your actual yield to maturity will be lower than assumed at the time of purchase. See "Yield and Maturity Considerations" in this prospectus supplement and "Yield Considerations" in the accompanying prospectus.

If on any payment date, funds available to pay interest on the bonds (which funds will be equal to all available funds, reduced by the principal received or advanced on the mortgage loans and allocable to such payment date) are insufficient to pay the Class S Scheduled Payment and interest on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E bonds, the resulting shortfall will first be borne by the Class S bonds before the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, and Class E bonds. Any such shortfall borne by the Class S bonds will be payable on such payment date or, with interest, on succeeding payment dates, but will be payable only after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class X and Class E bonds have received their interest, principal or the Class X Distributable Amount, as applicable, for the related payment date.

Basis Risk

The offered bonds (other than the Class S bonds) are exposed to basis risk from two sources.

First, in general, mortgage interest rates on adjustable rate mortgage loans may adjust to rates that are lower than the rates on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E bonds. The interest rates of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E bonds are based upon the value of One-Month LIBOR, which may be different from the value of the indices upon which the mortgage interest rates of the adjustable rate mortgage loans are based. For this reason and because of variations in interest rate determination dates, interest rate adjustment dates and interest rate caps for such adjustable rate mortgage loans relative to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E bonds, the interest that becomes due on such mortgage loans (net of the servicing, trustee and administrator fees) may be less than the amount of interest that would accrue at One-Month LIBOR, plus the applicable margin on such bonds during the related interest accrual period. In particular, the interest rates of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E bonds adjust monthly, while the mortgage interest rates of the adjustable rate mortgage loans adjust at six month intervals, such that the net mortgage interest rates of the adjustable rate mortgage loans may be lower than the interest rates on such bonds for extended periods in a rising interest rate environment. In addition, One-Month LIBOR and the indices applicable to the adjustable rate mortgage loans may respond to different economic and market factors, and there is no necessary correlation between them. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which one or more of the indices are stable or are falling or that, even if both One-Month LIBOR and the indices rise during the same period, One-Month LIBOR may rise at a different rate than the indices.

Second, if there are significant losses on or prepayments of, the adjustable rate mortgage loans, interest payments on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E bonds may be supported primarily by the fixed rate mortgage loans remaining in the mortgage pool.

As a result of these factors, cash available to pay interest on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E bonds may be less than the amount of interest that would otherwise accrue on such bonds (without giving effect to the interest rate cap on such bonds equal to the Weighted Average Remittance Rate or the Maximum Offered Bond Rate, as applicable). Any shortfall resulting from the imposition of the interest rate cap on the bonds provided by the Weighted Average Remittance Rate, referred to in this prospectus supplement as the LIBOR Deficiency Amount, will be payable on such payment date or, with interest, on future payment dates, but will only be payable after payment of all amounts then due and payable on such payment date on the Class A-1, Class A-2, Class A-3, Class S, Class B, Class C, Class D, Class X and Class E bonds (other than the payment of such LIBOR Deficiency Amounts, any Class S Shortfall and any Class X Shortfall). Any shortfall resulting from the imposition of the interest rate cap on the bonds provided by the Maximum Offered Bond Rate will not be payable on such payment date or any future payment date.

Nonrecourse Loans Limit Remedies Following Borrower Default

Certain of the mortgage loans are nonrecourse loans. If there is a default (other than a default resulting from fraud, willful misconduct or certain other specified events), there may only be recourse against the specific properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a borrower (which may be a special purpose entity established solely to own the related mortgaged property) or its affiliates, it is unlikely the Issuer will ultimately recover any amounts not realized from the mortgaged property.

Certain Legal Considerations

Some of the mortgages contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. The mortgages also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Certain of the mortgage loans will be secured in part by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

Subordination of Subordinated Bonds

The rights of the holders of a class of bonds to receive payments on their bonds will generally be subordinated to the rights of the holders of classes of bonds having an earlier alphabetic designation, except that (i) all classes of bonds other than the Class A-1 and Class A-2 bonds will be subordinated in right of payment to the Class S bonds (to the extent of its entitlement to the Class S Distributable Amount) and (ii) all classes of bonds, other than the Class A-1, Class A-2, Class S (to the extent of its entitlement to the Class S Distributable Amount), Class A-3, Class B, Class C and Class D (to the extent of its entitlement to interest) bonds will be subordinated in right of payment to Class X (to the extent of its entitlement to the Class X Distributable Amount). For example, the rights of the holders of the Class D bonds to receive payments of principal and the rights of the holders of the Class E bonds to receive payments of principal and interest are subordinated to the rights of the holders of the Class A-1, Class A-2, Class S (to the extent of its entitlement to the Class S Distributable Amount), Class A-3, Class B, Class C, Class D (to the extent of its entitlement to interest) and Class X (to the extent of its entitlement to the Class X Distributable Amount) bonds. In addition the rights of the holders of the Class E bonds to receive payments on their bonds will be subordinated to the rights of the holders of the Class A-1, Class A-2, Class S, Class A-3, Class B, Class C, Class D and Class X (to the extent of its entitlement to the Class X Distributable Amount) bonds. Such subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the more senior classes of bonds. However, the amount of subordination afforded to any class of bonds is limited. In addition, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall primarily upon those classes of bonds having a more subordinate right of payment.

In addition, payments in respect of LIBOR Deficiency Amounts on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E bonds and payments on the Class S bonds in respect of Class S Shortfalls are effectively subordinated to all classes of bonds other than the Class F, Class G and Class H bonds because such amounts are payable in a lower payment priority than are the other payments on the Class A-1, Class A-2, Class A-3, Class S, Class B, Class C, Class D, Class X and Class E bonds.

The credit support provided by overcollateralization and by the subordination of certain classes of bonds to other classes of bonds has been determined on the basis of criteria established by each rating agency based upon an assumed level of defaults, delinquencies and losses on the mortgage loans. We cannot assure you, however, that the loss experienced on the mortgage loans will not exceed such assumed levels. See "Description of the Bonds--Subordination" in this prospectus supplement.

Commercial Lending is Dependent Upon Net Operating Income

The mortgage loans are secured by various income-producing commercial properties. The repayment of a commercial loan generally is dependent upon the ability of the applicable property to produce cash flow and to the extent there is recourse to the borrower, the ability of the borrower to repay such loan. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating income and property value of the mortgaged properties may be affected adversely by a large number of factors. Some of these factors relate to the property itself, such as:

 . the age, design and construction quality of the property;

 . perceptions regarding the safety, convenience and attractiveness of the property;

 . the adequacy and attractiveness of competing properties;

 . the adequacy of the property's management and maintenance;

 . increases in operating expenses;

 . an increase in the capital expenditures needed to maintain the property or make improvements;

 . a decline in the financial condition of a major tenant;

 . an increase in vacancy rates; and

 . a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

 . national, regional or local economic conditions (including plant closings, industry slowdowns and unemployment rates);

 . local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

 . demographic factors;

 . consumer confidence;

 . consumer tastes and preferences; and

 . retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

 . the length of tenant leases;

 . the creditworthiness of tenants;

 . in the case of rental properties, the rate at which new rentals occur; and

 . the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources than on properties with longer term revenue sources, and may lead to higher rates of delinquency or default. See "Risk Factors--Factors Which May Increase the Risk of Losses on Mortgage Loans Secured by Multifamily/Commercial Property Versus Single Family Property" and "--Increased Risk of Losses in Connection with Commercial Loans and Leases" in the accompanying prospectus.

Property Value May be Adversely Affected Even When Current Net Operating Income is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include: changes in governmental regulations, fiscal policy, zoning or tax laws; potential environmental legislation or liabilities or other legal liabilities; the availability of refinancing; and changes in interest rate levels.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

 . responding to changes in the local market;

 . planning and implementing the rental structure;

 . operating the property and providing building services;

 . managing operating expenses; and

 . assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

 . a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

 . these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

 . affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Conflicts of Interest Between the Special Servicer and the Issuer

The Special Servicer or its affiliates own and are in the business of acquiring assets similar to the Mortgage Loans owned by the Issuer. To the extent that any mortgage loans owned and/or serviced by the Special Servicer or its affiliates are similar to the Mortgage Loans owned by the Issuer, the mortgaged properties related to such mortgage loans may, depending upon certain circumstances such as the location of the mortgaged property, compete with the Mortgaged Properties related to the Mortgage Loans owned by the Issuer for tenants, purchasers, financing and similar resources and such competition may adversely affect the amount and timing of collections on the Mortgage Loans.

Changes in Zoning Laws May Affect Ability to Repair or Restore Mortgaged
Property

Due to changes in applicable building and zoning ordinances and codes affecting certain of the mortgaged properties which have come into effect after the construction of such properties, certain mortgaged properties may not comply fully with current zoning laws because of:

 . density;

 . use;

 . parking;

 . set-back requirements; or

 . other building related conditions.

Such changes will not interfere with the current use of the mortgaged property. However, such changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the borrower to meet its mortgage loan obligations from cash flow. Generally, mortgage loans secured by mortgaged properties that no longer conform to current zoning ordinances and codes may require the borrower to maintain "law and ordinance" coverage which will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Compliance with Americans with Disabilities Act May Result in Additional Costs

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged property does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with such law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

Appraisals Have Certain Limitations

Appraisals were obtained with respect to each of the mortgaged properties prior to the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising the same property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present, or future market values of the mortgaged properties.

Authority to Effect Other Borrowings Entails Risks

Some of the mortgaged properties may be encumbered by subordinate loans, and certain of the mortgage loans may permit the borrower to incur additional indebtedness other than in the ordinary course of business or to utilize the mortgaged property as collateral for subordinated loans. Substantially all of the mortgage loans also permit the related borrower to incur limited indebtedness in the ordinary course of business.

When a mortgage loan borrower (or its constituent partners or other members) also has one or more other outstanding loans (even subordinate or mezzanine loans), the owner of the mortgage loan is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if the borrower (or its constituent partners or other members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available for the bonds. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the Special Servicer's ability to foreclose would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the Special Servicer.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The costs and administrative burdens of involvement in foreclosure proceedings or related litigation may adversely impact the amount of funds available to pay bondholders.

Geographic Concentration Entails Risks

Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by such mortgaged properties. There are 5 states in which 5% or more of the mortgaged properties (based on Cut-Off Date principal balance) are located, and a majority of the mortgage loans (by Cut-Off Date principal balance), are secured by California properties. Approximately 85.2% of the mortgaged properties, representing approximately 56.2%, 8.3%, 7.6%, 7.4% and 5.8%, respectively, of the aggregate principal balance of the mortgage loans as of the Cut-Off Date, are located in California, Oregon,

Arizona, Washington and Colorado. 409 mortgage loans, representing approximately 45.3% of the mortgage loans by aggregate principal balance as of the Cut-Off Date, are secured by mortgaged properties located in Southern California, primarily in Los Angeles, San Diego, Riverside and Orange counties.

In recent periods, several regions of the United States (including California) have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the related mortgaged properties. In addition, the economies of the states in which there is a concentration of mortgaged properties may be affected adversely to a greater degree than those of other areas of the country by certain developments affecting industries concentrated in such states. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" in this prospectus supplement.

Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.

None of the borrowers is required to maintain earthquake insurance. Standard hazard insurance policies specifically exclude damage caused by earthquakes from coverage thereunder.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties should become unprofitable for any reason. Converting commercial properties to alternate uses generally would require substantial capital expenditures. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Zoning, building codes and other restrictions also may prevent conversion to alternative uses.

Multifamily Properties Have Special Risks

Multifamily properties secure 556 of the underlying mortgage loans representing approximately 61.9% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

 . the physical attributes of the property (e.g., its age, appearance and construction quality);

 . the location of the property (e.g., a change in the neighborhood over time);

 . the ability of management to provide adequate maintenance and insurance;

 . the types of services the property provides;

 . the property's reputation;

 . the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

 . the presence of competing properties;

 . the shopping and other amenities in the vicinity of the property;

 . adverse local or national economic conditions; and

 . state and local regulations.


See "Risk Factors--Risks Particular to Multifamily Properties" in the accompanying prospectus.

Retail Properties Have Special Risks

Retail properties secure 89 of the underlying mortgage loans representing approximately 14.0% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date. The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs.

The presence or absence of an "anchor tenant" in a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. The economic performance of a retail property generally would be affected adversely by:

 . an anchor tenant's failure to renew its lease;

 . termination of an anchor tenant's lease;

 . the bankruptcy or economic decline of an anchor tenant or borrower-owned anchor; or

 . the cessation of the business of a borrower-owned anchor or of an anchor tenant (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; Internet web sites; and telemarketing. Continued growth of these alternatives to retail outlets (which often have lower operating costs) could affect adversely the rents collectible at the retail properties securing loans included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. See "Risk Factors--Risks Particular to Retail Properties" in the accompanying prospectus.

Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Office Properties Have Special Risks

Office properties secure 58 of the underlying mortgage loans representing approximately 8.6% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date. A large number of factors may affect adversely the value of office properties, including:

 . the quality of an office building's tenants;

 . the physical attributes of the building in relation to competing buildings
  (e.g., age, condition, design, parking, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

 . the desirability of the area as a business location; and

 . the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

See "Risk Factors--Risks Particular to Office Properties" in the accompanying prospectus.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be affected adversely if:

 . space in the mortgaged properties could not be leased or re-leased;

 . tenants were unable to meet their lease obligations;

 . a significant tenant were to become a debtor in a bankruptcy case; or

 .rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail and office properties will be affected by the expiration of leases and the ability of the borrowers to renew the leases or relet the space on comparable terms.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvement allowances, other concessions and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

Risks Relating to Enforceability of Cross-Collateralization

16 mortgage loans, representing approximately 2.7% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date, are cross-collateralized with other mortgage loans in the mortgage pool. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

A lien granted by such a borrower entity could be avoided if a court were to determine that:

  . such borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital after the lien was granted; and

  . such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross- collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, the court could:

  . subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

  . recover payments made under that mortgage loan; or

  . take other actions detrimental to the holders of the offered bonds, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

Different Timing of Prepayments and Mortgage Loan Amortization Poses Certain
Risks

As principal payments or prepayments are made on a mortgage loan that is part of the mortgage pool, the remaining mortgage loans in the mortgage pool may be subject to more concentrated risks with respect to the diversity of mortgaged properties, types and locations of mortgaged properties and the number of borrowers. See the table entitled "Year of Scheduled Maturity" under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" in this prospectus supplement for a description of the respective maturity dates of the Mortgage Loans. Classes that have a lower payment priority are more likely to be exposed to this concentration risk than are classes with a higher payment priority. This is so because principal on the offered bonds generally is payable in sequential order, and no class entitled to payment of principal generally will be entitled to receive any payment of principal until the principal amount of the class or classes entitled to receive principal with a higher payment priority have been reduced to zero.

Increased Risk of Default Associated with Adjustable Rate Mortgage Loans

Adjustable rate mortgage loans represent approximately 67.4% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date. Increases in the required monthly payment for adjustable rate mortgage loans due to increases in their interest rates may make it more difficult for the related borrowers to meet their obligations under such mortgage loans. Therefore, such interest rate increase can be expected to increase the default rate for such loans.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date

249 of the mortgage loans representing approximately 34.8% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date are Balloon Mortgage Loans which are expected to have substantial remaining principal balances as of their respective maturity dates.

A borrower's ability to repay a Balloon Mortgage Loan on its maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

 . the availability of, and competition for, credit for commercial real estate projects;

 . prevailing interest rates;

 . the anticipated future net cash flow from, and fair market value of, the related property;

 . the borrower's equity in the related property;

 . the borrower's financial condition;

 . the financial condition of the tenants at the related property;

 . the operating history and occupancy level of the related property;

 . tax laws; and

 . prevailing general and regional economic conditions.

The availability of funds in the credit markets fluctuates over time. Thus, Balloon Mortgage Loans involve greater risks than fully amortizing loans.

We cannot assure you that each borrower will have the ability to repay the remaining principal balance on the maturity date of its Balloon Mortgage Loan. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Risks of Loss on Balloon Payment Loan if Obligor is Unable to Refinance or Sell Related Property" in the accompanying prospectus.

Extension Risk Associated With Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the Special Servicer may extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be payable in respect of a class of bonds, whether such delay is due to borrower default or to modification of the related mortgage loan by the Special Servicer, will likely extend the weighted average life of such class of bonds. See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus and "Risk Factors--Risks Associated with Obligor Default" in the accompanying prospectus.

One Action and Anti-Deficiency Considerations

Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. If a mortgage loan is secured by multiple properties located in more than one state, the Special Servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted and not deemed to be an action) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. In addition, several states (including California) have laws that prohibit lenders from obtaining deficiency judgments against borrowers with respect to mortgage loans following non-judicial foreclosure of the property securing the mortgage loans, even if the loan documents do not contain any language limiting the lender's ability to seek recourse from the borrowers. These laws could limit severely a lender's ability to recover all amounts due with respect to defaulted mortgage loans, limiting the cash available for application to bond payments. See "Certain Legal Aspects of the Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans and the Leases" in the accompanying prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also:

 . grant a debtor a reasonable time to cure a payment default on a mortgage loan;

 . reduce monthly payments due on a mortgage loan;

 . change the rate of interest due on a mortgage loan; or

 . otherwise alter the mortgage loan's repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.


Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the ability of the Master Servicer or Special Servicer to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the Indenture Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See "Risk Factors--Bankruptcy or Insolvency of the Issuer" in the accompanying prospectus.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and certain other properties may affect adversely the income produced by a mortgaged property. Under the federal bankruptcy code (the "Bankruptcy Code"), a bankrupt tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

Environmental Risks Relating to the Mortgaged Properties

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials ("ACMs") into the air or require the removal or containment of ACMs. In some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In some states, this lien has priority over the lien of an existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs or other exposure to hazardous substances.

The owner's liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance using the property as collateral or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a material adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the Issuer) could be liable for the costs of responding to an environmental hazard. See "Risk Factors--Environmental Risks" in the accompanying prospectus.

A substantial number of the borrowers may not have made any representation with respect to whether any mortgaged property was in compliance with applicable environmental laws and regulations on the date of the origination of the related mortgage loan. Even where any such representation was made, the principal security for the obligations under each mortgage loan consists of the mortgaged property and, accordingly, if any such representations are breached, there can be no assurance that any other assets of the borrower would be available in connection with any exercise of remedies in respect of such breach.

Either a complete Phase I environmental assessment ("Environmental Site Assessment") was conducted or a compilation of databases, made available by several regulatory agencies constructed by a private servicer with respect to an area within a certain radius surrounding the subject property, was reviewed ("Data Base Compilation Review") in connection with the origination of the mortgage loans. As a general guideline, mortgage loans of less than $1 million in original principal amount have a Data Base Compilation Review, and mortgage loans of greater than $1 million in original principal amount have both an Environmental Site Assessment and a Data Base Compilation Review.

In some instances, exceptions to this guideline have been made due to, among other things, the property's use, location, tenants, neighboring properties and age. All environmental reports have been completed by individuals who are qualified, trained and licensed to conduct such analysis. Local, regional or national environmental firms have been engaged to complete such reports.

With respect to 82 mortgage loans, representing approximately 25.8% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date, an Environmental Site Assessment of the related Mortgaged Property was obtained. With respect to 803 mortgage loans, representing 100.0% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date, a Data Base Compilation Review was obtained.

The Environmental Site Assessments and Data Base Compilation Reviews have not revealed any environmental liability that we believe would have a material adverse effect on the borrowers' businesses, assets or results of operations taken as a whole. Nevertheless, there may be material environmental liabilities of which we are unaware. Moreover, there is no assurance that: (1) future laws, ordinances or regulations will not impose any material environmental liability; or (2) the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as, for example, underground storage tanks).

Before the Special Servicer acquires title to a mortgaged property or assumes operation of a mortgaged property, it must obtain an environmental assessment of the property. This requirement will decrease the likelihood that the Issuer will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained (or until any required remedial action thereafter is taken). There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the Issuer from potential liability under environmental laws.

Risks Relating to Litigation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any such litigation would not have a material adverse effect on your investment.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the lien created by a mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. We did not review leases to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases should be terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the Issuer will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the mortgaged property), the provisions of the lease will take precedence over the provisions of the mortgage.

Limitations on Rights for Breaches of Representations and Warranties Entail
Risks

Each of the Mortgage Loan Seller and the Loan Originator has made certain representations and warranties relating to the mortgage loans. These representations and warranties are described in Annex D to this prospectus supplement and under "Description of the Mortgage Pool--Representations and Warranties; Repurchases" in this prospectus supplement. If a breach of any such representation or warranty occurs with respect to any mortgage loan that materially and adversely affects the value of such mortgage loan or the interest of the Issuer or the Bondholders therein, then the Mortgage Loan Seller or the Loan Originator, as applicable, will be required to repurchase such mortgage loan. The obligation of the Mortgage Loan Seller or the Loan Originator to repurchase the mortgage loans as to which it has breached such representation or warranty is your exclusive remedy against the Mortgage Loan Seller and the Loan Originator, respectively. We cannot assure you that in the future the Mortgage Loan Seller or the Loan Originator will have sufficient assets to repurchase the mortgage loans that it is required to repurchase. See "The Loan Originator and Primary Servicer" in this prospectus supplement. Neither you nor the Indenture Trustee will have any other remedy for any breach of such representations and warranties. Neither the Mortgage Loan Seller nor the Loan Originator will have any obligation regarding a breach by the other party of a representation or warranty made by such other party.

Special Servicer Actions

In connection with the servicing of Specially Serviced Mortgage Loans, the Special Servicer may take actions with respect to such mortgage loans that could affect adversely the holders of some or all of the classes of offered bonds. As described under "Master Servicer and Special Servicer-- Responsibilities of the Special Servicer" in this prospectus supplement, the actions of the Special Servicer will be subject to review by Monitoring Bondholders, who may have interests in conflict with those of the holders of the other classes of bonds. The Servicing Agreement provides that the Special Servicer shall administer the mortgage loans in accordance with the applicable Servicing Standards set forth under "Master Servicer and Special Servicer" in this prospectus supplement, without regard to ownership of any bond by the Special Servicer or its affiliates.

Risks of Limited Liquidity and Market Value

Your bonds will not be listed on any national securities exchange or on any automated quotation system of any registered securities association such as the NASDAQ, and there is currently no secondary market for your bonds. While the Underwriters currently intend to make a secondary market in the Class A-1, Class A-2, Class S, Class A-3, Class B and Class C bonds, they are not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your bonds. Lack of liquidity could result in a substantial decrease in the market value of your bonds. See "Risk Factors--Limited Liquidity for Bonds" in the accompanying prospectus.

Limitations on Issuer Events of Default

Interest will be payable on each class of bonds on each payment date only to the extent that there are funds available for such purpose in the collection account. It will not be an event of default (an "Issuer Event of Default") under the Indenture if the Issuer fails to pay the accrued interest payment amount to any class of bonds (other than the most senior outstanding class of bonds) on any payment date. It will not be an Issuer Event of Default if the principal balance of the mortgage loans declines below the aggregate bond principal amount of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H bonds, or of any particular class or classes thereof. Following an event of default under the Indenture, the Indenture Trustee, at the direction of the holders of bonds representing more than 50% of the Voting Rights of each class of bonds (or more than 50% of the Voting Rights of the most senior outstanding class of bonds, if such class of bonds has not received its interest payable (or the Class S Distributable Amount, with respect to the Class S bonds or the Class X Distributable Amount, with respect to the Class X bonds) on any payment date), will be required to declare all the bonds to be due and payable. In connection with any such declaration of acceleration, the Indenture Trustee may liquidate the collateral generally only at the direction of the holders of offered bonds representing more than 50% of the Voting Rights of each such class of bonds or, if the proceeds of such liquidation will not be sufficient to discharge in full all amounts then due and unpaid on such bonds, 100% of the Voting Rights of all the outstanding classes of offered bonds. For purposes of the foregoing, bonds held by the Issuer, the Depositor or any of their affiliates will be deemed not to be outstanding. See "Description of Operative Agreements--Certain Terms of the Indenture--Issuer Events of Default" in this prospectus supplement.

The market value of the mortgage loans will fluctuate as mortgage interest rates fluctuate, among other things. Following an event of default under the Indenture, there is no assurance that the market value of the mortgage loans will be equal to or greater than the unpaid principal and accrued interest due on the bonds, together with any other expenses or liabilities payable from the proceeds resulting from the liquidation of the mortgage loans. Investors in certain classes of bonds may have a disincentive to authorize the liquidation of mortgage loans following an event of default under the Indenture because the net proceeds of such liquidation may be insufficient to pay in full the principal of and interest on their bonds.

The inability of investors in a particular class of bonds independently to force the sale of the mortgage loans even though an event of default under the Indenture has occurred, and the inability of bondholders to generally force a sale of the mortgage loans regardless of a substantial decline in the aggregate principal balance of the mortgage loans, may adversely affect the holders of one or more classes of bonds, particularly those classes of bonds having lower payment priorities.

Risks Relating to Lack of Bondholder Control Over Mortgage Loans

You generally do not have a right to vote, except in connection with events of default and certain amendments to the Indenture and the Servicing Agreement. You will generally not have the right to make decisions with respect to the administration of the mortgage loans. Such decisions are generally made by the Master Servicer, the Primary Servicer, the Special Servicer or the Indenture Trustee in accordance with the terms of the Indenture and the Servicing Agreement. Their decisions may be different from what you would have decided. Your investment may be adversely affected by their decisions. See "Risk Factors--Risks Associated with Control of Voting Rights" in the accompanying prospectus.

ERISA Considerations

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered bonds. See "Certain ERISA Considerations" in this prospectus supplement.

Book-Entry Registration

The Class A-1, Class A-2, Class S, Class A-3, Class B and Class C bonds will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for DTC, and will not be registered in your name. Unless and until definitive, certificated bonds are issued, you will not be recognized by the Indenture Trustee as bondholders of record. Therefore, until such time, you will be able to exercise the rights of bondholders only indirectly through DTC and its participating organizations. See "Description of Bonds--Book-Entry Registration of the Offered Bonds--Definitive Bonds" in this prospectus supplement.

DTC has informed its participants that DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calender dates, including dates before, on, and after January 1, 2000, may encounter "year 2000 problems." DTC has informed its participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to security holders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to : (i) impress upon them the importance of such services being year 2000 compliant; and (ii) determine the extent of their efforts for year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Risks Associated with Year 2000 Compliance

We are aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The "year 2000 problem" is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause the system to fail. See "Risk Factors--Risks Associated with Year 2000 Compliance" in the accompanying prospectus.

We have been advised by each of the Master Servicer, the Special Servicer, the Primary Servicer and the Indenture Trustee that they are committed either to
(1) implement modifications to their respective existing systems to the extent required to cause them to be year 2000 ready or (2) acquire computer systems that are year 2000 ready in each case prior to January 1, 2000. However, we have not made any independent investigations of the computer systems of the Master Servicer, the Special Servicer, the Primary Servicer or the Indenture Trustee. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Master Servicer, the Special Servicer, the Primary Servicer or the Indenture Trustee are not fully year 2000 ready, the resulting disruptions in the collection or distribution of receipts on the mortgage loans could materially adversely affect your investment.

The Primary Servicer has entered into a Memorandum of Understanding with the Federal Deposit Insurance Corporation whereby the Primary Servicer agreed to address certain inadequacies relating to its year 2000 problem planning. See "The Loan Originator and Primary Servicer" in this prospectus supplement.

Servicing Transfer

As of the date hereof, it is expected that the agreement between the Primary Servicer and the Master Servicer with respect to primary servicing of the Mortgage Loans will be terminated by September 30, 1999; however, no assurance is given that such agreement will be terminated by such date. Such termination will result in a transfer of the day-to-day responsibility of posting payments, collections, and loan enforcement from the Primary Servicer to the Master Servicer. Industry experience has shown that servicing transfers, however well planned, may result in a temporary increase in delinquencies (and may result in increased losses) on the Mortgage Loans due to system conversions, changes in personnel and other factors associated with the transfer.

Other Risks

See "Risk Factors" in the accompanying prospectus for a description of certain other risks and special considerations that may be applicable to your bonds.

                        DESCRIPTION OF THE MORTGAGE POOL

General

The Collateral to be pledged to the Indenture Trustee will consist primarily of a pool of mortgage loans (the "Mortgage Pool") with an aggregate principal balance as of the Cut-Off Date of approximately $292,374,478 (the "Initial Pool Balance"), excluding, with respect to each such Mortgage Loan, the right to receive Prepayment Premiums, which Prepayment Premiums will remain with the Mortgage Loan Seller. See "--Additional Information" below. Each such mortgage loan (each a "Mortgage Loan") is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple or leasehold interest in multifamily, retail, office, mixed use (including mixed commercial uses and mixed commercial and residential uses), mobile home parks, industrial, hotel or motel, warehouse or storage and/or retail/warehouse properties (each, a "Mortgaged Property"). The majority of the Mortgage Loans provide for recourse against the related Mortgage Loan borrower (each a "Mortgagor"). With respect to those Mortgage Loans which do not provide for recourse against the Mortgagor, recourse generally may be had only against the specific property and such limited other assets as have been pledged to secure a Mortgage Loan, and not against the Mortgagor's other assets. See "Risk Factors--Nonrecourse Loans Limit Remedies Following Borrower Default." Except as otherwise indicated, all percentages of the Mortgage Loans described herein are approximate percentages by aggregate principal balance as of the Cut-Off Date.

All of the Mortgage Loans to be included as part of the Collateral were originated or acquired by the Loan Originator, Southern Pacific Bank. Southern Pacific Bank will also act as the initial primary servicer of the Mortgage Loans, subject to oversight by the Master Servicer. See "Risk Factors-- Servicing Transfer" and "The Loan Originator and Primary Servicer" in this prospectus supplement.

All the Mortgage Loans were underwritten generally in conformity with certain guidelines of the Loan Originator. See "--Underwriting Guidelines" below. The Mortgage Loan Seller purchased the Mortgage Loans to be included in the Mortgage Pool prior to the Closing Date from the Loan Originator. On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Seller pursuant to a Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement") between the Depositor and the Mortgage Loan Seller, and the Depositor will thereupon assign its interests in the Mortgage Loans (other than the right to receive Prepayment Premiums), without recourse, to the Issuer. The Issuer will pledge the Mortgage Loans and the other assets in the Trust Estate to secure the Bonds. See "Description of the Agreements-- Pledge of Mortgage Loans; Deposit of Release Price or Substitution" in the accompanying prospectus.

See Annex A to this prospectus supplement for additional information with respect to the 100 largest Mortgage Loans (by principal balance as of the Cut-Off Date) and the diskette attached to the inside back cover of this prospectus supplement for additional information with respect to all the Mortgage Loans.

Representations and Warranties; Repurchases

The Loan Originator and the Mortgage Loan Seller will each make the respective representations and warranties attributed to it in Annex D to this prospectus supplement with respect to each Mortgage Loan. The Loan Originator will make such representations and warranties pursuant to a Warranty

Agreement (the "Warranty Agreement") between the Loan Originator and the Mortgage Loan Seller and the Mortgage Loan Seller will make such representations and warranties pursuant to the Mortgage Loan Purchase Agreement. Under the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller will assign its rights under the Warranty Agreement to the Depositor. Under the Deposit Trust Agreement, the Depositor will assign such representations and warranties of the Mortgage Loan Seller and the Loan Originator to the Indenture Trustee.

In the event of a breach of any such representation or warranty that materially and adversely affects the value of the related Mortgage Loan or the interests of the Issuer or the Bondholders in such Mortgage Loan, the party that made such representation or warranty will be obligated to cure such breach or repurchase any such Mortgage Loan from the Issuer within 90 days of receiving notice thereof or if such breach is capable of being cured but not within such 90-day period, within an additional period not to exceed 90 more days. The obligation of the Mortgage Loan Seller or the Loan Originator, as applicable, to cure such a breach or repurchase the related Mortgage Loan will be the sole remedy available to the Indenture Trustee and the Bondholders for such breach.

The repurchase price (the "Purchase Price") for a Mortgage Loan as to which such an uncured breach of a representation or warranty exists will be equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the related Mortgage Interest Rate from the date as to which interest was last paid to the due date in the Collection Period in which the relevant repurchase is to occur, plus unreimbursed Property Protection Advances with respect to such Mortgage Loan, unpaid interest on Advances with respect to such Mortgage Loan, unpaid servicing fees payable to the Special Servicer with respect to such Mortgage Loan and certain other related expenses that are reimbursable to the Master Servicer and the Special Servicer (each, a "Servicer").

No other person will be obligated to purchase a Mortgage Loan if the Mortgage Loan Seller or Loan Originator, as applicable, defaults on its obligation to do so, and no assurance can be given that the Mortgage Loan Seller or Loan Originator, as applicable, will carry out such obligations with respect to the Mortgage Loans. Neither the Mortgage Loan Seller nor the Loan Originator will be obligated to purchase a Mortgage Loan resulting from a breach of representation or warranty made by the other party.

Certain Characteristics of the Mortgage Loans

As set forth in the related Mortgages, each Mortgagor is required to make scheduled monthly payments of principal and/or interest generally on the first day of each month (each a "Due Date"). All of the Mortgage Loans are secured by first liens on fee simple or leasehold interests in the related Mortgaged Properties.

As of the Cut-Off Date, the Mortgage Loans had the characteristics set forth below assuming that all scheduled principal and interest payments due on or before the Cut-Off Date were made. The sum of the dollar amounts and percentages in the following tables may not total due to rounding. The percentages set forth in the following tables which are shown as "0.0%" are less than 0.5% and greater than 0.0%. See "--Additional Information" below.

               Mortgage Interest Rates as of the Cut-Off Date(1)

                                        Aggregate Principal  Percent by Aggregate
                           Number of     Balance as of the  Principal Balance as of
Mortgage Interest Rate   Mortgage Loans    Cut-Off Date        the Cut-Off Date
----------------------   -------------- ------------------- -----------------------
 5.501%--6.000%.........        1          $    175,882                0.1%
 7.001%--7.500%.........       14             7,197,434                2.5
 7.501%--8.000%.........       27            14,218,048                4.9
 8.001%--8.500%.........       56            29,063,083                9.9
 8.501%--9.000%.........      266            90,003,055               30.8
 9.001%--9.500%.........      197            64,928,859               22.2
 9.501%--10.000%........      146            58,148,821               19.9
10.001%--10.500%........       48            18,883,899                6.5
10.501%--11.000%........       21             4,776,654                1.6
11.001%--11.500%........       12             2,285,784                0.8
11.501%--12.000%........       10             2,105,971                0.7
12.001%--12.500%........        2               414,426                0.1
13.001%--13.500%........        1                57,421                0.0
13.501%--14.000%........        1               103,887                0.0
15.001%--15.500%........        1                11,255                0.0
                              ---          ------------              -----
  Total:................      803          $292,374,478              100.0%
                              ===          ============              =====

Weighted Average Mortgage Interest Rate as of the Cut-Off Date: 9.144%.

(1)Certain of the Mortgage Loans have fixed rates and the remainder have adjustable rates.

                         Adjustable Rate Mortgage Loans
                 Mortgage Interest Rates as of the Cut-Off Date

                                                            Percent by Aggregate
                                                            Principal Balance of
                           Number of    Aggregate Principal   Adjustable Rate
                        Adjustable Rate  Balance as of the   Mortgage Loans as
Mortgage Interest Rate  Mortgage Loans     Cut-Off Date     of the Cut-Off Date
----------------------  --------------- ------------------- --------------------
 7.001%--7.500%.......         13          $  7,002,863              3.6%
 7.501%--8.000%.......         21            13,346,528              6.8
 8.001%--8.500%.......         29            12,960,911              6.6
 8.501%--9.000%.......        174            53,372,736             27.1
 9.001%--9.500%.......        132            43,597,505             22.1
 9.501%--10.000%......        106            43,229,425             21.9
10.001%--10.500%......         36            14,396,724              7.3
10.501%--11.000%......         19             4,388,202              2.2
11.001%--11.500%......         12             2,285,784              1.2
11.501%--12.000%......         10             2,105,971              1.1
12.001%--12.500%......          2               414,426              0.2
                              ---          ------------            -----
  Total:..............        554          $197,101,075            100.0%
                              ===          ============            =====

Weighted Average Mortgage Interest Rate of adjustable rate Mortgage Loans as of the Cut-Off Date: 9.195%.

                           Fixed Rate Mortgage Loans
                 Mortgage Interest Rates as of the Cut-Off Date

                                                           Percent by Aggregate
                                                           Principal Balance of
                          Number of    Aggregate Principal Fixed Rate Mortgage
                          Fixed Rate    Balance as of the    Loans as of the
Mortgage Interest Rate  Mortgage Loans    Cut-Off Date         Cut-Off Date
----------------------  -------------- ------------------- --------------------
 6.000%................        1           $   175,882              0.2%
 7.001%--7.500%........        1               194,572              0.2
 7.501%--8.000%........        6               871,520              0.9
 8.001%--8.500%........       27            16,102,172             16.9
 8.501%--9.000%........       92            36,630,320             38.4
 9.001%--9.500%........       65            21,331,354             22.4
 9.501%--10.000%.......       40            14,919,395             15.7
10.001%--10.500%.......       12             4,487,174              4.7
10.501%--11.000%.......        2               388,451              0.4
13.001%--13.500%.......        1                57,421              0.1
13.501%--14.000%.......        1               103,887              0.1
15.001%--15.500%.......        1                11,255              0.0
                             ---           -----------            -----
  Total:...............      249           $95,273,403            100.0%
                             ===           ===========            =====

Weighted Average Mortgage Interest Rate of fixed rate Mortgage Loans as of the Cut-Off Date: 9.038%.

                   Principal Balances as of the Cut-Off Date

                                         Aggregate Principal  Percent by Aggregate
Principal Balance as of     Number of     Balance as of the  Principal Balance as of
the Cut-off Date          Mortgage Loans    Cut-Off Date        the Cut-Off Date
-----------------------   -------------- ------------------- -----------------------
Under $100,000..........        45          $  3,321,534                1.1%
$  100,001--$200,000....       285            43,282,400               14.8
$  200,001--$300,000....       170            41,994,095               14.4
$  300,001--$400,000....        88            30,847,867               10.6
$  400,001--$500,000....        64            28,816,290                9.9
$  500,001--$600,000....        33            18,271,411                6.2
$  600,001--$700,000....        24            15,720,376                5.4
$  700,001--$800,000....        15            11,282,425                3.9
$  800,001--$900,000....        18            15,309,437                5.2
$  900,001--$1,000,000..        12            11,275,993                3.9
$1,000,001--$1,100,000..         8             8,284,522                2.8
$1,100,001--$1,200,000..         8             9,274,241                3.2
$1,200,001--$1,300,000..         6             7,482,174                2.6
$1,300,001--$1,400,000..         6             8,093,518                2.8
$1,400,001--$1,500,000..         6             8,662,210                3.0
$1,500,001--$1,600,000..         2             3,141,160                1.1
$1,600,001--$1,700,000..         1             1,657,068                0.6
$1,700,001--$1,800,000..         2             3,443,026                1.2
$1,800,001--$1,900,000..         1             1,802,174                0.6
$1,900,001--$2,000,000..         2             3,927,416                1.3
$2,000,001--$2,100,000..         1             2,033,589                0.7
$2,100,001--$2,200,000..         1             2,125,166                0.7
$2,200,001--$2,300,000..         2             4,525,041                1.5
$2,400,001--$2,500,000..         2             4,921,933                1.7
$2,800,001--$2,900,000..         1             2,879,410                1.0
                               ---          ------------              -----
  Total:................       803          $292,374,478              100.0%
                               ===          ============              =====

Average Principal Balance as of the Cut-Off Date: $364,103.

                   Indices For Adjustable Rate Mortgage Loans

                                                           Percent by Aggregate
                                                           Principal Balance of
                          Number of    Aggregate Principal   Adjustable Rate
                       Adjustable Rate    Balance as of     Mortgage Loans as
Index                  Mortgage Loans   the Cut-Off Date   of the Cut-Off Date
-----                  --------------- ------------------- --------------------
Six-Month LIBOR.......       468          $158,159,048             80.2%
One-Year CMT..........        58            33,626,610             17.1
Prime.................        28             5,315,417              2.7
                             ---          ------------            -----
  Total:..............       554          $197,101,075            100.0%
                             ===          ============            =====

                Note Margins for Six-Month LIBOR Mortgage Loans

                                                           Percent by Aggregate
                                                           Principal Balance of
                                       Aggregate Principal   Six-Month LIBOR
                  Number of Six-Month     Balance as of     Mortgage Loans as
Note Margin       LIBOR Mortgage Loans  the Cut-Off Date   of the Cut-Off Date
-----------       -------------------- ------------------- --------------------
2.501%--3.000%...           3             $  1,022,564              0.6%
3.001%--3.500%...          79               28,228,957             17.8
3.501%--4.000%...         231               70,064,179             44.3
4.001%--4.500%...         104               40,362,447             25.5
4.501%--5.000%...          38               15,241,799              9.6
5.001%--5.500%...          13                3,239,102              2.0
                          ---             ------------            -----
  Total:.........         468             $158,159,048            100.0%
                          ===             ============            =====

Weighted Average Note Margin for Six-Month LIBOR Mortgage Loans as of the Cut-Off Date: 4.049%.

                  Note Margins for One-Year CMT Mortgage Loans

                                                          Percent by Aggregate
                                                          Principal Balance of
                                      Aggregate Principal       One-Year
                   Number of One-Year    Balance as of    CMT Mortgage Loans as
Note Margin        CMT Mortgage Loans  the Cut-Off Date    of the Cut-Off Date
-----------        ------------------ ------------------- ---------------------
2.501%--3.000%....         21             $12,365,798              36.8%
3.001%--3.500%....         31              18,554,613              55.2
3.501%--4.000%....          5               2,324,723               6.9
4.001%--4.500%....          1                 381,476               1.1
                          ---             -----------             -----
  Total:..........         58             $33,626,610             100.0%
                          ===             ===========             =====

Weighted Average Note Margin for One-Year CMT Mortgage Loans as of the Cut-Off
Date: 3.230%.

                     Note Margins for Prime Mortgage Loans

                                                                Percent by Aggregate
                                                                 Principal Balance
                                            Aggregate Principal  of Prime Mortgage
                           Number of Prime     Balance as of      Loans as of the
Note Margin                 Mortgage Loans   the Cut-Off Date       Cut-Off Date
-----------                ---------------- ------------------- --------------------
2.501%--3.000%...........          1           $    125,772              2.4%
3.001%--3.500%...........         11              1,959,918             36.9
3.501%--4.000%...........         13              2,723,743             51.2
4.001%--4.500%...........          3                505,984              9.5
                                 ---           ------------            -----
  Total:.................         28             $5,315,417            100.0%
                                 ===           ============            =====

Weighted Average Note Margin for Prime Mortgage Loans as of the Cut-Off Date:
3.602%.

The Mortgage Interest Rates on the adjustable rate Mortgage Loans are subject to certain minimums (each a "Minimum Mortgage Interest Rate"), maximums (each a "Maximum Mortgage Interest Rate") and caps (each a "Periodic Cap") as described in the following tables.

                        Minimum Mortgage Interest Rates
                     for All Adjustable Rate Mortgage Loans

                                                                Percent by Aggregate
                                                                 Principal Balance
                              Number of     Aggregate Principal  of Adjustable Rate
Minimum Mortgage Interest   Adjustable Rate    Balance as of      Mortgage Loans as
Rate                        Mortgage Loans   the Cut-Off Date    of the Cut-Off Date
-------------------------  ---------------- ------------------- --------------------
 6.501%--7.000%..........          4           $  2,003,682              1.0%
 7.001%--7.500%..........        207             66,464,683             33.7
 7.501%--8.000%..........        220             78,320,124             39.7
 8.001%--8.500%..........         72             34,448,939             17.5
 8.501%--9.000%..........         19              4,446,966              2.3
 9.001%--9.500%..........         17              6,642,368              3.4
 9.501%--10.000%.........          6              2,197,201              1.1
10.001%--10.500%.........          6              2,241,871              1.1
10.501%--11.000%.........          1                151,323              0.1
11.501%--12.000%.........          2                183,919              0.1
                                 ---           ------------            -----
  Total:.................        554           $197,101,075            100.0%
                                 ===           ============            =====

Weighted Average Minimum Mortgage Interest Rate for all adjustable rate Mortgage Loans as of the Cut-Off Date: 7.902%.

                        Minimum Mortgage Interest Rates
                       for Six-Month LIBOR Mortgage Loans

                                                              Percent by Aggregate
                             Number of                        Principal Balance of
                             Six-Month    Aggregate Principal   Six-Month LIBOR
Minimum Mortgage Interest      LIBOR         Balance as of    Mortgage Loans as of
Rate                       Mortgage Loans  the Cut-Off Date     the Cut-Off Date
-------------------------  -------------- ------------------- --------------------
 6.501%-- 7.000%.........         2          $  1,427,578              0.9%
 7.001%-- 7.500%.........       170            48,247,242             30.5
 7.501%-- 8.000%.........       202            66,631,225             42.1
 8.001%-- 8.500%.........        64            29,747,164             18.8
 8.501%-- 9.000%.........         7             2,260,217              1.4
 9.001%-- 9.500%.........        12             5,757,390              3.6
 9.501%--10.000%.........         6             2,197,201              1.4
10.001%--10.500%.........         4             1,739,707              1.1
10.501%--11.000%.........         1               151,323              0.1
                                ---          ------------            -----
  Total:.................       468          $158,159,048            100.0%
                                ===          ============            =====

Weighted Average Minimum Mortgage Interest Rate for Six-Month LIBOR Mortgage Loans as of the Cut-Off Date: 7.922%.

                        Minimum Mortgage Interest Rates
                        for One-Year CMT Mortgage Loans

                                                                  Percent of Aggregate
                                                                  Principal Balance of
                                              Aggregate Principal     One-Year CMT
Minimum Mortgage Interest  Number of One-Year    Balance as of    Mortgage Loans as of
Rate                       CMT Mortgage Loans  the Cut-Off Date     the Cut-Off Date
-------------------------  ------------------ ------------------- --------------------
6.501%--7.000%...........           1             $   408,904              1.2%
7.001%--7.500%...........          37              18,217,440             54.2
7.501%--8.000%...........          17              11,451,810             34.1
8.001%--8.500%...........           3               3,548,455             10.6
                                  ---             -----------            -----
  Total:.................          58             $33,626,610            100.0%
                                  ===             ===========            =====

Weighted Average Minimum Mortgage Interest Rate for One-Year CMT Mortgage Loans as of the Cut-Off Date: 7.643%.

                           Minimum Mortgage Interest
                         Rates for Prime Mortgage Loans

                                                               Percent by Aggregate
                                                                Principal Balance
                                           Aggregate Principal  of Prime Mortgage
Minimum Mortgage Interest  Number of Prime    Balance as of      Loans as of the
Rate                       Mortgage Loans   the Cut-Off Date       Cut-Off Date
-------------------------  --------------- ------------------- --------------------
 6.501%-- 7.000%.........          1           $  167,199               3.1%
 7.501%-- 8.000%.........          1              237,088               4.5
 8.001%-- 8.500%.........          5            1,153,319              21.7
 8.501%-- 9.000%.........         12            2,186,749              41.1
 9.001%-- 9.500%.........          5              884,978              16.6
10.001%--10.500%.........          2              502,164               9.4
11.501%--12.000%.........          2              183,919               3.5
                                 ---           ----------             -----
  Total:.................         28           $5,315,417             100.0%
                                 ===           ==========             =====

Weighted Average Minimum Mortgage Interest Rate for Prime Mortgage Loans as of the Cut-Off Date: 8.970%.

                        Maximum Mortgage Interest Rates
                     for All Adjustable Rate Mortgage Loans

                                                               Percent by Aggregate
                                                                Principal Balance
                              Number of    Aggregate Principal  of Adjustable Rate
Maximum Mortgage Interest  Adjustable Rate    Balance as of     Mortgage Loans as
Rate                       Mortgage Loans   the Cut-Off Date   of the Cut-Off Date
-------------------------  --------------- ------------------- --------------------
11.501%--12.000%.........          1          $    918,337              0.5%
12.001%--12.500%.........          8             2,960,137              1.5
12.501%--13.000%.........          7             2,475,587              1.3
13.001%--13.500%.........        276            96,646,270             49.0
13.501%--14.000%.........        199            73,752,570             37.4
14.001%--14.500%.........         37            14,584,017              7.4
14.501%--15.000%.........         13             1,886,233              1.0
15.001%--15.500%.........          4             1,141,965              0.6
15.501%--16.000%.........          2               928,128              0.5
16.001%--16.500%.........          4             1,181,801              0.6
17.001%--17.500%.........          1               442,111              0.2
17.501%--18.000%.........          2               183,919              0.1
                                 ---          ------------            -----
  Total:.................        554          $197,101,075            100.0%
                                 ===          ============            =====


Weighted Average Maximum Mortgage Interest Rate for all adjustable rate Mortgage Loans as of the Cut-Off Date: 13.673%.

                        Maximum Mortgage Interest Rates
                       for Six-Month LIBOR Mortgage Loans

                                                               Percent by Aggregate
                                                               Principal Balance of
                              Number of    Aggregate Principal   Six-Month LIBOR
Maximum Mortgage Interest  Six-Month LIBOR    Balance as of     Mortgage Loans as
Rate                       Mortgage Loans   the Cut-Off Date   of the Cut-Off Date
-------------------------  --------------- ------------------- --------------------
12.001%--12.500%.........          7          $  2,657,330              1.7%
12.501%--13.000%.........          3             1,145,299              0.7
13.001%--13.500%.........        228            68,988,812             43.6
13.501%--14.000%.........        194            70,435,514             44.5
14.001%--14.500%.........         31            12,853,885              8.1
14.501%--15.000%.........          1               212,844              0.1
15.001%--15.500%.........          2               715,849              0.5
15.501%--16.000%.........          1               886,756              0.6
16.001%--16.500%.........          1               262,759              0.2
                                 ---          ------------            -----
  Total:.................        468          $158,159,048            100.0%
                                 ===          ============            =====

Weighted Average Maximum Mortgage Interest Rate for Six-Month LIBOR Mortgage Loans as of the Cut-Off Date: 13.682%.

                        Maximum Mortgage Interest Rates
                        for One-Year CMT Mortgage Loans

                                                                  Percent by Aggregate
                                                                  Principal Balance of
                                              Aggregate Principal     One-Year CMT
Maximum Mortgage Interest  Number of One-Year    Balance as of    Mortgage Loans as of
Rate                       CMT Mortgage Loans  the Cut-Off Date     the Cut-Off Date
-------------------------  ------------------ ------------------- --------------------
11.501%--12.000%.........           1             $   918,337              2.7%
12.001%--12.500%.........           1                 302,807              0.9
12.501%--13.000%.........           3               1,163,089              3.5
13.001%--13.500%.........          48              27,657,458             82.2
13.501%--14.000%.........           4               3,079,967              9.2
14.001%--14.500%.........           1                 504,952              1.5
                                  ---             -----------            -----
  Total:.................          58             $33,626,610            100.0%
                                  ===             ===========            =====

Weighted Average Maximum Mortgage Interest Rate for One-Year CMT Mortgage Loans as of the Cut-Off Date: 13.377%.

                        Maximum Mortgage Interest Rates
                            for Prime Mortgage Loans

                                                                 Percent by Aggregate
                                                                   Principal Balance
                                            Aggregate Principal    of Prime Mortgage
Maximum Mortgage Interest  Number of Prime     Balance as of        Loans as of the
Rate                        Mortgage Loans    the Cut-Off Date       Cut-Off Date
-------------------------  ---------------- -------------------- ---------------------
12.501%--13.000%.........          1            $    167,199               3.1%
13.501%--14.000%.........          1                 237,088               4.5
14.001%--14.500%.........          5               1,225,180              23.0
14.501%--15.000%.........         12               1,673,389              31.5
15.001%--15.500%.........          2                 426,117               8.0
15.501%--16.000%.........          1                  41,372               0.8
16.001%--16.500%.........          3                 919,043              17.3
17.001%--17.500%.........          1                 442,111               8.3
17.501%--18.000%.........          2                 183,919               3.5
                                 ---            ------------             -----
  Total:.................         28              $5,315,417             100.0%
                                 ===            ============             =====

Weighted Average Maximum Mortgage Interest Rate for Prime Mortgage Loans as of the Cut-Off Date: 15.258%.

                              Periodic Cap for All
                         Adjustable Rate Mortgage Loans

                                                                 Percent by Aggregate
                                                                  Principal Balance
                                                                  of Adjustable Rate
                              Number of     Aggregate Principal     Mortgage  Loans
                           Adjustable Rate     Balance as of          as of the
Periodic Cap                Mortgage Loans    the Cut-Off Date       Cut-Off Date
------------               ---------------- -------------------- ---------------------
0.501%--1.000%...........          3            $  2,172,919               1.1%
1.001%--1.500%...........        368             122,974,518              62.4
1.501%--2.000%...........        183              71,953,638              36.5
                                 ---            ------------             -----
  Total:.................        554            $197,101,075             100.0%
                                 ===            ============             =====

Weighted Average Periodic Cap for all adjustable rate Mortgage Loans as of the Cut-Off Date: 1.677%.

                                Periodic Cap for
                         Six-Month LIBOR Mortgage Loans

                                                           Percent by Aggregate
                                                           Principal Balance of
                          Number of    Aggregate Principal   Six-Month LIBOR
                       Six-Month LIBOR    Balance as of    Mortgage Loans as of
Periodic Cap           Mortgage Loans   the Cut-Off Date     the Cut-Off Date
------------           --------------- ------------------- --------------------
0.501%--1.000%........         3          $  2,172,919              1.4%
1.001%--1.500%........       313            91,405,013             57.8
1.501%--2.000%........       152            64,581,116             40.8
                             ---          ------------            -----
  Total:..............       468          $158,159,048            100.0%
                             ===          ============            =====

Weighted Average Periodic Cap for Six-Month LIBOR Mortgage Loans as of the Cut-Off Date: 1.697%.

                                Periodic Cap for
                          One-Year CMT Mortgage Loans

                                                           Percent by Aggregate
                                                           Principal Balance of
                                       Aggregate Principal     One-Year CMT
                    Number of One-Year    Balance as of    Mortgage Loans as of
Periodic Cap        CMT Mortgage Loans  the Cut-Off Date     the Cut-Off Date
------------        ------------------ ------------------- --------------------
1.001%--1.500%.....         55             $31,569,505             93.9%
1.501%--2.000%.....          3               2,057,105              6.1
                           ---             -----------            -----
  Total:...........         58             $33,626,610            100.0%
                           ===             ===========            =====

Weighted Average Periodic Cap for One-year CMT Mortgage Loans as of the Cut-Off
Date: 1.531%.

                     Periodic Cap for Prime Mortgage Loans

                                                           Percent by Aggregate
                                                            Principal Balance
                                       Aggregate Principal  of Prime Mortgage
                       Number of Prime    Balance as of      Loans as of the
Periodic Cap           Mortgage Loans   the Cut-Off Date       Cut-Off Date
------------           --------------- ------------------- --------------------
1.501%--2.000%........        28           $5,315,417             100.0%
                             ---           ----------             -----
  Total:..............        28           $5,315,417             100.0%
                             ===           ==========             =====

Weighted Average Periodic Cap for Prime Mortgage Loans as of the Cut-Off Date:
2.000%.

                  Next Mortgage Interest Rate Adjustment Date
                     for All Adjustable Rate Mortgage Loans

                                                               Percent by Aggregate
                                                                Principal Balance
Next Mortgage Interest        Number of    Aggregate Principal  of Adjustable Rate
Rate Adjustment Date       Adjustable Rate    Balance as of     Mortgage Loans as
as of the Cut-Off Date     Mortgage Loans   the Cut-Off Date   of the Cut-Off Date
----------------------     --------------- ------------------- --------------------
2/22/1999................          2          $  1,070,067              0.5%
3/1/1999.................         92            33,496,461             17.0
3/10/1999................          1                77,137              0.0
4/1/1999.................        101            32,255,722             16.4
5/1/1999.................        103            38,514,617             19.5
6/1/1999.................         88            30,346,617             15.4
7/1/1999.................         99            37,032,089             18.8
8/1/1999.................         59            22,067,593             11.2
3/1/2000.................          4               869,947              0.4
4/1/2000.................          2               423,280              0.2
5/1/2000.................          2               353,598              0.2
6/1/2000.................          1               593,947              0.3
                                 ---          ------------            -----
  Total:.................        554          $197,101,075            100.0%
                                 ===          ============            =====

                      Original Term to Maturity in Months

                                           Aggregate Principal Percent by Aggregate
Original Term to Maturity     Number of       Balance as of    Principal Balance as
in Months                       Loans       the Cut-Off Date   of the Cut-Off Date
-------------------------  --------------- ------------------- --------------------
 60......................         15          $  3,223,244              1.1%
 61-- 84.................         16             4,607,505              1.6
 85--120.................        214            91,961,974             31.5
121--180.................         14             5,944,269              2.0
181--240.................         16             8,247,164              2.8
241--360.................        528           178,390,322             61.0
                                 ---          ------------            -----
  Total:.................        803          $292,374,478            100.0%
                                 ===          ============            =====

Weighted Average Original Term to Maturity in Months as of the Cut-Off Date:
269 months.

                      Remaining Term to Maturity in Months

                                           Aggregate Principal  Percent by Aggregate
Remaining Term to Maturity    Number of       Balance as of    Principal Balance as of
in Months                   Mortgage Loans  the Cut-Off-Date      the Cut-Off Date
--------------------------  -------------- ------------------- -----------------------
Under 13..................         4          $    641,855                0.2%
 13-- 24..................         4               488,627                0.2
 25-- 36..................         7             1,670,603                0.6
 37-- 48..................        11             1,598,761                0.5
 49-- 60..................         1               163,510                0.1
 61-- 72..................        19             4,741,970                1.6
 73-- 84..................         4             1,214,159                0.4
 85-- 96..................         1               103,887                0.0
 97--108..................        54            28,500,267                9.7
109--120..................       155            62,524,142               21.4
121--132..................         2               333,611                0.1
157--168..................         8             4,655,960                1.6
217--228..................        12             7,535,640                2.6
229--240..................         3               654,103                0.2
277--288..................        12             5,008,408                1.7
289--300..................         2               830,596                0.3
301--312..................         2               412,262                0.1
313--324..................         8             1,942,026                0.7
325--336..................         4               737,093                0.3
337--348..................       415           140,151,481               47.9
349--360..................        75            28,465,516                9.7
                                 ---          ------------              -----
  Total:..................       803          $292,374,478              100.0%
                                 ===          ============              =====

Weighted Average Remaining Term to Maturity in Months as of the Cut-Off Date:
252 months.


                              Year of Origination

                                    Aggregate Principal  Percent by Aggregate
                       Number of     Balance as of the  Principal Balance as of
Year of Origination  Mortgage Loans    Cut-Off Date        the Cut-Off Date
-------------------  -------------- ------------------- -----------------------
1974................        5          $    392,188                0.1%
1976................        2               197,973                0.1
1977................        2                94,940                0.0
1978................        1               157,840                0.1
1980................        1                57,421                0.0
1984................        1                11,255                0.0
1987................        1               262,759                0.1
1988................        1               576,797                0.2
1990................        1               104,052                0.0
1991................        3               351,360                0.1
1992................        1               334,559                0.1
1993................        1               237,088                0.1
1994................        8             1,418,891                0.5
1995................       11             2,514,928                0.9
1996................       12             2,626,659                0.9
1997................      483           179,186,706               61.3
1998................      269           103,849,063               35.5
                          ---          ------------              -----
  Total:............      803          $292,374,478              100.0%
                          ===          ============              =====

                             Year of First Due Date

                                        Aggregate Principal  Percent by Aggregate
                           Number of     Balance as of the    Principal Balance
Year of First Due Date   Mortgage Loans    Cut-Off Date     as of the Cut-Off Date
----------------------   -------------- ------------------- ----------------------
1974....................        5          $    392,188               0.1%
1976....................        1                68,080               0.0
1977....................        3               224,833               0.1
1979....................        1               157,840               0.1
1980....................        1                57,421               0.0
1984....................        1                11,255               0.0
1988....................        1               262,759               0.1
1991....................        3               287,806               0.1
1992....................        2               502,164               0.2
1994....................        6             1,108,400               0.4
1995....................       14             3,597,934               1.2
1996....................        8             1,539,593               0.5
1997....................      366           129,728,986              44.4
1998....................      391           154,435,221              52.8
                              ---          ------------             -----
  Total:................      803          $292,374,478             100.0%
                              ===          ============             =====

                           Year of Scheduled Maturity

                                           Aggregate Principal  Percent by Aggregate
                              Number of     Balance as of the    Principal Balance
Year of Scheduled Maturity  Mortgage Loans    Cut-Off Date     as of the Cut-Off Date
--------------------------  -------------- ------------------- ----------------------
1999......................         2          $    192,762               0.1%
2000......................         6               937,720               0.3
2001......................         6               996,038               0.3
2002......................         8             1,517,847               0.5
2003......................         5               918,989               0.3
2004......................        16             4,112,050               1.4
2005......................         7             1,844,080               0.6
2006......................         1               103,887               0.0
2007......................        24            12,568,902               4.3
2008......................       185            78,455,507              26.8
2009......................         2               333,611               0.1
2012......................         8             4,655,960               1.6
2017......................         9             6,102,427               2.1
2018......................         6             2,087,316               0.7
2022......................         9             4,154,107               1.4
2023......................         4             1,447,809               0.5
2024......................         2               404,288               0.1
2025......................         7             2,007,778               0.7
2026......................         5               807,417               0.3
2027......................       346           113,051,184              38.7
2028......................       145            55,674,800              19.0
                                 ---          ------------             -----
  Total:..................       803          $292,374,478             100.0%
                                 ===          ============             =====

                       Fixed Rate Balloon Mortgage Loans
                      Original Term to Maturity in Months

                                                                 Percent by Aggregate
                                                                 Principal Balance of
                             Number of      Aggregate Principal   Fixed Rate Balloon
                         Fixed Rate Balloon  Balance as of the      Mortgage Loans
Original Term in Months    Mortgage Loans      Cut-Off Date     as of the Cut-Off Date
-----------------------  ------------------ ------------------- ----------------------
  0--60.................         14             $ 3,090,013               3.3%
 61--84.................         13               3,133,573               3.3
 85--120................        205              87,323,687              93.2
121--180................          1                 157,729               0.2
                                ---             -----------             -----
  Total:................        233             $93,705,003             100.0%
                                ===             ===========             =====

Weighted Average Original Term to Maturity in Months for fixed rate Balloon Mortgage Loans as of the Cut-Off Date: 117 months.

                       Fixed Rate Balloon Mortgage Loans
                      Remaining Term to Maturity in Months

                                                                 Percent by Aggregate
                                                                 Principal Balance of
                                                                  Fixed Rate Balloon
                              Number of      Aggregate Principal    Mortgage Loans
                          Fixed Rate Balloon  Balance as of the       as of the
Remaining Term in Months    Mortgage Loans      Cut-Off Date         Cut-Off Date
------------------------  ------------------ ------------------- --------------------
  0--60.................          17             $ 3,605,410              3.8%
 61--84.................          15               3,576,715              3.8
 85--120................         200              86,365,148             92.2
121--180................           1                 157,729              0.2
                                 ---             -----------            -----
  Total:................         233             $93,705,003            100.0%
                                 ===             ===========            =====

Weighted Average Remaining Term to Maturity in Months for fixed rate Balloon Mortgage Loans as of the Cut-Off Date: 105 months.

The following table sets forth the range of remaining amortization terms of the fixed rate Balloon Mortgage Loans. The remaining amortization term of a Balloon Mortgage Loan represents the number of months required to fully amortize the Principal Balance of each fixed rate Balloon Mortgage Loan as of the Cut-Off Date.

                       Fixed Rate Balloon Mortgage Loans
                     Remaining Amortization Term in Months

                                                                Percent by Aggregate
                                                                Principal Balance of
                                                                 Fixed Rate Balloon
                             Number of      Aggregate Principal    Mortgage Loans
Remaining Amortization   Fixed Rate Balloon  Balance as of the       as of the
Term in Months             Mortgage Loans      Cut-Off Date        Cut-Off- Date
----------------------   ------------------ ------------------- --------------------
  0--240................         10             $ 3,779,228              4.0%
241--300................         26              15,645,522             16.7
301--360................        197              74,280,253             79.3
                                ---             -----------            -----
  Total:................        233             $93,705,003            100.0%
                                ===             ===========            =====

Weighted Average Remaining Amortization Term in Months for fixed rate Balloon Mortgage Loans as of the Cut-Off Date: 332 months.

                     Adjustable Rate Balloon Mortgage Loans
                      Original Term to Maturity in Months

                                                                       Percent by Aggregate
                                                                       Principal Balance of
                                 Number of        Aggregate Principal Adjustable Rate Balloon
                          Adjustable Rate Balloon  Balance as of the      Mortgage Loans
Original Term in Months       Mortgage Loans         Cut-Off Date     as of the Cut-Off Date
-----------------------   ----------------------- ------------------- -----------------------
  0--60.................              1               $  133,231                 1.6%
 61--84.................              3                1,473,932                18.3
 85--120................              7                3,508,489                43.4
121--180................              4                2,683,410                33.2
241--360................              1                  275,914                 3.4
                                    ---               ----------               -----
  Total:................             16               $8,074,976               100.0%
                                    ===               ==========               =====

Weighted Average Original Term to Maturity in Months for adjustable rate
Balloon Mortgage Loans as of the Cut-Off Date: 135 months.

                     Adjustable Rate Balloon Mortgage Loans
                      Remaining Term to Maturity in Months

                                                                       Percent by Aggregate
                                                                       Principal Balance of
                           Number of Adjustable   Aggregate Principal Adjustable Rate Balloon
                               Rate Balloon        Balance as of the      Mortgage Loans
Remaining Term in Months      Mortgage Loans         Cut-Off Date     as of the Cut-Off Date
------------------------  ----------------------- ------------------- -----------------------
  0--60.................              5               $  747,513                 9.3%
 61--84.................              4                2,050,729                25.4
 85--120................              4                3,156,966                39.1
121--180................              2                1,843,854                22.8
241--360................              1                  275,914                 3.4
                                    ---               ----------               -----
  Total:................             16               $8,074,976               100.0%
                                    ===               ==========               =====

Weighted Average Remaining Term to Maturity in Months for adjustable rate
Balloon Mortgage Loans as of the Cut-Off Date: 109 months.

                        Adjustable Rate Balloon Mortgage
                       Loans Remaining Amortization Term

                                                                       Percent by Aggregate
                                                                       Principal Balance of
Remaining                  Number of Adjustable   Aggregate Principal Adjustable Rate Balloon
Amortization Term in           Rate Balloon        Balance as of the      Mortgage Loans
Months                        Mortgage Loans         Cut-Off Date     as of the Cut-Off Date
--------------------      ----------------------- ------------------- -----------------------
  0--240................              1               $  262,759                 3.3%
241--300................              4                1,774,600                22.0
301--360................             11                6,037,617                74.8
                                    ---               ----------               -----
  Total:................             16               $8,074,976               100.0%
                                    ===               ==========               =====

Weighted Average Remaining Term to Maturity in Months for adjustable rate Balloon Mortgage Loans as of the Cut-Off Date: 324 months.

The following two tables set forth the range of Cut-Off Date LTV Ratios and Maturity Date LTV Ratios of the Mortgage Loans or the fixed rate Balloon Mortgage Loans, respectively. A "Cut-Off Date LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the Principal Balance of a Mortgage Loan as of the Cut-Off Date, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained by the Loan Originator in connection with the origination of such Mortgage Loan. A "Maturity Date LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the principal balance of a Mortgage Loan on the related Maturity Date assuming all Monthly Payments due prior thereto are made and there are no principal prepayments, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained by the Loan Originator in connection with the origination of such Mortgage Loan.

Because the value of Mortgaged Properties at the Maturity Date may be different than such appraised value, there can be no assurance that the loan-to-value ratio for any Mortgage Loan determined at any time following origination thereof will be lower than the Cut-Off Date LTV Ratio or Maturity Date LTV Ratio, notwithstanding any positive amortization of such Mortgage Loan. It is possible that the market value of a Mortgaged Property securing a Mortgage Loan may decline between the origination thereof and the related Maturity Date.

An appraisal of each of the Mortgaged Properties was conducted at or about the time of origination of the related Mortgage Loans. It is possible that the market value of a Mortgaged Property securing a Mortgage Loan has declined since such appraisal for such Mortgaged Property. All appraisals were obtained by the Loan Originator from an independent third-party appraiser in the business of making appraisals of real properties similar to the Mortgaged Property securing a Mortgage Loan.

                            Cut-Off Date LTV Ratios

                                     Aggregate Principal  Percent by Aggregate
                        Number of     Balance as of the    Principal Balance
Cut-off Date LTV      Mortgage Loans    Cut-Off Date     as of the Cut-Off Date
----------------      -------------- ------------------- ----------------------
 0.01%--5.00%........        2          $     21,430               0.0%
 5.01%--10.00%.......        4               231,338               0.1
10.01%--15.00%.......        3               252,427               0.1
15.01%--20.00%.......        1               149,165               0.1
20.01%--25.00%.......        6             1,038,047               0.4
25.01%--30.00%.......        7             1,193,916               0.4
30.01%--35.00%.......        8             1,767,130               0.6
35.01%--40.00%.......       16             3,543,949               1.2
40.01%--45.00%.......       23             9,737,605               3.3
45.01%--50.00%.......       38            11,299,121               3.9
50.01%--55.00%.......       58            23,262,284               8.0
55.01%--60.00%.......       87            29,747,590              10.2
60.01%--65.00%.......      147            51,858,435              17.7
65.01%--70.00%.......      181            61,569,432              21.1
70.01%--75.00%.......      184            81,262,371              27.8
75.01%--80.00%.......       23            12,382,493               4.2
80.01%--85.00%.......        2               384,535               0.1
85.01%--90.00%.......        7             1,222,997               0.4
90.01%--95.00%.......        3               586,630               0.2
95.01%--100.00%......        2               338,898               0.1
100.01% or greater...        1               524,683               0.2
                           ---          ------------             -----
  Total:.............      803          $292,374,478             100.0%
                           ===          ============             =====

Weighted Average Cut-Off Date LTV Ratio: 64.38%.

                       Fixed Rate Balloon Mortgage Loans
                            Maturity Date LTV Ratios

                                                                          Percent by Aggregate
                                Number of        Aggregate Principal   Principal Balance of Fixed
                           Fixed Rate Balloon     Balance as of the  Rate Balloon Mortgage Loans as
Maturity Date LTV Ratio      Mortgage Loans         Cut-Off Date           of the Cut-Off Date
-----------------------  ----------------------- ------------------- -------------------------------
15.01%--20.00%..........             1               $   103,413                    0.1%
20.01%--25.00%..........             1                   229,262                    0.2
25.01%--30.00%..........             5                 1,104,425                    1.2
30.01%--35.00%..........             7                 4,119,593                    4.4
35.01%--40.00%..........             9                 4,676,088                    5.0
40.01%--45.00%..........            12                 6,788,923                    7.2
45.01%--50.00%..........            21                 6,432,338                    6.9
50.01%--55.00%..........            23                 9,251,236                    9.9
55.01%--60.00%..........            29                13,584,634                   14.5
60.01%--65.00%..........            46                20,195,803                   21.6
65.01%--70.00%..........            57                21,536,219                   23.0
70.01%--75.00%..........             8                 2,717,714                    2.9
75.01%--80.00%..........             5                 1,163,408                    1.2
80.01%--85.00%..........             3                   477,877                    0.5
85.01%--90.00%..........             3                   460,489                    0.5
90.01%--95.00%..........             2                   677,247                    0.7
95.01%--100.00%.........             1                   186,334                    0.2
                                   ---               -----------                  -----
  Total:................           233               $93,705,003                  100.0%
                                   ===               ===========                  =====
Weighted Average Maturity Date LTV Ratio for fixed rate Balloon Mortgage Loans as of the Cut-Off Date: 57.32%.

                     Adjustable Rate Balloon Mortgage Loans
                            Maturity Date LTV Ratios

                                                                          Percent by Aggregate
                                Number of        Aggregate Principal Principal Balance of Adjustable
Maturity Date            Adjustable Rate Balloon  Balance as of the  Rate Balloon Mortgage Loans as
LTV Ratio                    Mortgage Loans         Cut-Off Date           of the Cut-Off Date
-------------            ----------------------- ------------------- -------------------------------
Under 0.01%.............             1               $   420,778                    5.2%
0.01%--5.00%............             1                   275,914                    3.4
10.01%--15.00%..........             1                   167,605                    2.1
15.01%--20.00%..........             1                   149,165                    1.8
20.01%--25.00%..........             1                   104,052                    1.3
25.01%--30.00%..........             1                   297,465                    3.7
30.01%--35.00%..........             1                    79,867                    1.0
35.01%--40.00%..........             2                 1,685,835                   20.9
40.01%--45.00%..........             2                 1,072,151                   13.3
45.01%--50.00%..........             1                 1,027,302                   12.7
50.01%--55.00%..........             3                 1,658,220                   20.5
60.01%--65.00%..........             1                 1,136,623                   14.1
                                   ---               -----------                  -----
  Total:................            16               $ 8,074,976                  100.0%
                                   ===               ===========                  =====

Weighted Average Maturity Date LTV Ratio for adjustable rate Balloon Mortgage Loans as of the Cut-Off Date: 41.72%.

The "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan is the ratio of Net Operating Income produced by the related Mortgaged Property, in most cases as underwritten by the Loan Originator, to the amounts of principal and interest, not fully indexed, due under such Mortgage Loan as of the Cut-Off Date. Generally, "Net Operating Income" or "NOI" for a Mortgaged Property equals the operating revenues for such Mortgaged Property minus its operating expenses and replacement reserves, but without giving effect to debt service, depreciation, non-recurring capital expenditures, tenant improvements, leasing commissions and similar items. The Net Operating Income of a Mortgaged Property was determined based on the underwriting guidelines of the Loan Originator, including appraisals, and does not necessarily reflect the operating statements for the Mortgaged Property obtained from the respective Mortgagors. See the table below entitled "Year of Calculation of Underwritten NOI" for the years that Net Operating Income was calculated. The information contained therein was unaudited, and the Depositor has made no attempt to verify its accuracy. The information derived from these sources was not uniform among the Mortgage Loans.

                               Cut-Off Date DSCR

                                    Aggregate Principal  Percent by Aggregate
                       Number of     Balance as of the  Principal Balance as of
Cut-Off Date DSCR    Mortgage Loans    Cut-Off Date        the Cut-Off Date
-----------------    -------------- ------------------- -----------------------
0.001x--0.250x......        1          $    139,051                0.0%
0.751x--1.000x......       12             3,360,670                1.1
1.001x--1.250x......       82            30,333,383               10.4
1.251x--1.500x......      332           139,259,316               47.6
1.501x--1.750x......      194            70,698,844               24.2
1.751x--2.000x......      105            27,896,103                9.5
2.001x--2.250x......       30             8,360,995                2.9
2.251x--2.500x......       23             5,041,340                1.7
2.501x--2.750x......        7             1,717,054                0.6
2.751x--3.000x......        9             4,734,927                1.6
3.001x--3.250x......        2               406,369                0.1
3.751x--4.000x......        1               138,848                0.0
4.001x--4.250x......        2               160,420                0.1
4.251x--4.500x......        1                26,279                0.0
6.001x--6.250x......        1                58,543                0.0
6.251x--6.500x......        1                42,335                0.0
                          ---          ------------              -----
  Total:............      803          $292,374,478              100.0%
                          ===          ============              =====

Weighted Average Debt Service Coverage Ratio as of the Cut-Off Date: 1.524x.

                    Year of Calculation of Underwritten NOI

                                    Aggregate Principal  Percent by Aggregate
                       Number of     Balance as of the  Principal Balance as of
Year of Calculation  Mortgage Loans    Cut-Off Date        the Cut-Off Date
-------------------  -------------- ------------------- -----------------------
1974................        1          $     89,935                0.0%
1978................        1               157,840                0.1
1980................        1                57,421                0.0
1987................        2               354,851                0.1
1988................        1               576,797                0.2
1990................        1               104,052                0.0
1991................        3               351,360                0.1
1992................        1               334,559                0.1
1993................        9               795,106                0.3
1994................        9             1,530,528                0.5
1995................       12             2,589,634                0.9
1996................       13             4,973,328                1.7
1997................      495           179,956,824               61.6
1998................      254           100,502,244               34.4
                          ---          ------------              -----
  Total:............      803          $292,374,478              100.0%
                          ===          ============              =====

The Mortgage Loans are secured by Mortgaged Properties located in 29 different states. The table below sets forth the states in which the Mortgaged Properties are located:

                            Geographic Distribution

                                        Aggregate Principal  Percent by Aggregate
                           Number of     Balance as of the  Principal Balance as of
       State             Mortgage Loans    Cut-Off Date        the Cut-Off Date
       -----             -------------- ------------------- -----------------------
California (Southern)
 (1)....................      409          $132,322,446               45.3%
California (Northern)
 (1)....................       72            31,879,954               10.9
Oregon..................       55            24,125,329                8.3
Arizona.................       59            22,247,652                7.6
Washington..............       38            21,585,506                7.4
Colorado................       54            17,053,323                5.8
Texas...................       26            11,522,878                3.9
Florida.................       21             5,928,705                2.0
New York................        8             5,172,223                1.8
New Jersey..............       11             3,616,589                1.2
Georgia.................        5             2,201,965                0.8
Nevada..................        8             2,097,295                0.7
New Mexico..............        2             2,048,324                0.7
Massachusetts...........        4             1,586,933                0.5
Utah....................        4             1,531,623                0.5
Connecticut.............        3             1,464,430                0.5
Maryland................        1               921,802                0.3
Illinois................        5               720,292                0.2
Rhode Island............        2               544,210                0.2
New Hampshire...........        1               524,683                0.2
Oklahoma................        1               503,171                0.2
Maine...................        3               483,155                0.2
Pennsylvania............        1               475,404                0.2
Nebraska................        1               394,940                0.1
Wisconsin...............        2               285,711                0.1
Wyoming.................        1               274,681                0.1
Ohio....................        2               268,110                0.1
Michigan................        2               247,407                0.1
Virginia................        1               207,799                0.1
Idaho...................        1               137,939                0.0
                              ---          ------------              -----
  Total:................      803          $292,374,478              100.0%
                              ===          ============              =====

(1) Mortgaged Properties are deemed to be in California (Southern) if located in California with zip codes less than or equal to 93600. Mortgaged Properties are deemed to be in California (Northern) if located in California with zip codes greater than 93600.

                               Property Types(1)

                                     Aggregate Principal  Percent by Aggregate
                        Number of     Balance as of the  Principal Balance as of
Property Type         Mortgage Loans    Cut-Off Date        the Cut-Off Date
-------------         -------------- ------------------- -----------------------
Multifamily.........       556          $181,036,284               61.9%
Retail..............        89            40,855,763               14.0
Office..............        58            25,018,121                8.6
Mixed Commercial....        25            15,917,302                5.4
Mixed Use...........        46            15,253,928                5.2
Mobile Home Park....         8             6,226,043                2.1
Industrial..........        16             4,844,826                1.7
Lodging.............         1             2,033,589                0.7
Warehouse...........         2               633,388                0.2
Storage.............         1               295,339                0.1
Retail / Warehouse..         1               259,895                0.1
                           ---          ------------              -----
  Total:............       803          $292,374,478              100.0%
                           ===          ============              =====

(1) Property types reflect primary use of the property.

                                Property Age(1)

                                     Aggregate Principal  Percent by Aggregate
                        Number of     Balance as of the  Principal Balance as of
Property Age (Years)  Mortgage Loans    Cut-Off Date        the Cut-Off Date
--------------------  -------------- ------------------- -----------------------
Under 1.............         1          $    248,559                0.1%
  1--5..............        11             5,712,875                2.0
  6--10.............        34            19,846,208                6.8
 11--15.............        74            34,120,010               11.7
 16--20.............        45            23,288,944                8.0
 21--25.............        43            17,657,282                6.0
 26--30.............        53            23,972,767                8.2
 31--35.............       100            34,720,549               11.9
 36--40.............       114            37,889,654               13.0
 41--45.............        55            15,197,580                5.2
 46--50.............        43            10,885,986                3.7
 51--55.............        20             6,436,413                2.2
 56--60.............        22             4,085,354                1.4
 61--65.............         8             1,457,865                0.5
 66--70.............        32             8,751,330                3.0
 71--75.............        47            13,879,108                4.7
 76--80.............        29             9,641,977                3.3
 81--85.............        21             6,216,201                2.1
 86--90.............        16             7,059,406                2.4
 91--95.............        13             2,045,955                0.7
 96--100............        11             3,215,850                1.1
101--105............         3             1,297,952                0.4
106--110............         5             3,466,404                1.2
116--120............         1               932,721                0.3
126--130............         1               198,727                0.1
146--150............         1               148,801                0.1
                           ---          ------------              -----
  Total:............       803          $292,374,478              100.0%
                           ===          ============              =====

Weighted Average Property Age as of the Cut-Off Date: 38 years.

(1) For Mortgage Loans secured by more than one Mortgaged Property, property age is deemed to be the age of the largest Mortgaged Property by square feet. For Mortgage Loans secured by Mortgaged Properties that have undergone significant renovations prior to origination, property age is determined from the date of such renovation.

                                Occupancy(1)(2)

                                       Aggregate Principal Percent by Aggregate
                          Number of     Balance as of the  Principal Balance as
Occupancy               Mortgage Loans    Cut-Off Date     of the Cut-Off Date
---------               -------------- ------------------- --------------------
Under 10%..............        7          $  1,430,155              0.5%
11%--15%...............        1               150,487              0.1
16%--20%...............        2               854,605              0.3
26%--30%...............        4             1,418,362              0.5
36%--40%...............        4               982,226              0.3
41%--45%...............        3               512,726              0.2
46%--50%...............       10             3,718,510              1.3
51%--55%...............        4               895,958              0.3
56%--60%...............       13             3,289,165              1.1
61%--65%...............        9             4,163,092              1.4
66%--70%...............       13             6,591,333              2.3
71%--75%...............       29             8,717,613              3.0
76%--80%...............       24             7,631,916              2.6
81%--85%...............       37            14,096,647              4.8
86%--90%...............       90            31,554,368             10.8
91%--95%...............      115            57,918,578             19.8
96%--100%..............      438           148,448,736             50.8
                             ---          ------------            -----
  Total................      803          $292,374,478            100.0%
                             ===          ============            =====

Weighted Average Occupancy as of the Cut-Off Date: 91%

(1) For Mortgage Loans secured by more than one Mortgaged Property, occupancy is equal to aggregate square feet occupied at the Mortgaged Properties divided by the total square feet of the Mortgaged Properties.
(2) Occupancy is generally calculated as of the origination date.

                             Year of Occupancy Data

                                       Aggregate Principal Percent by Aggregate
                          Number of     Balance as of the  Principal Balance as
Year of Occupancy       Mortgage Loans    Cut-Off Date     of the Cut-Off Date
-----------------       -------------- ------------------- --------------------
Before 1974............        1          $    197,638              0.1%
1974...................        1                42,335              0.0
1987...................        1               162,600              0.1
1990...................        1               104,052              0.0
1991...................        3               582,031              0.2
1993...................       11             1,107,376              0.4
1994...................       13             2,141,230              0.7
1995...................       10             2,042,799              0.7
1996...................       24             7,733,494              2.6
1997...................      503           187,347,912             64.1
1998...................      235            90,913,012             31.1
                             ---          ------------            -----
  Total................      803          $292,374,478            100.0%
                             ===          ============            =====

The terms of approximately 41.5% and 42.8% of the adjustable rate Mortgage Loans and approximately 0.0% and 0.6% of the fixed rate Mortgage Loans provide that if, during a specified period (the "Prepayment Premium Period"), the related Mortgagor prepays the principal balance thereof in an amount in excess of 5% and 20%, respectively, of the original principal balance of the related Mortgage Loan during any 12 month period, such Mortgagor will be required to pay a prepayment premium equal to six months' interest at the Mortgage Interest Rate then in effect for such Mortgage Loan on the amount of such prepayment in excess of 5% and 20%, respectively, of the original principal balance thereof (a "Prepayment Premium").

Approximately 0.2% of the adjustable rate Mortgage Loans and 88.7% of the fixed rate Mortgage Loans provide that if, during the Prepayment Premium Period, the related Mortgagor prepays the principal balance thereof in an amount in excess of 5% of the original principal balance of the related Mortgage Loan during any 12 month period, such Mortgagor will be required to pay a prepayment premium equal to 5% of the remaining principal balance if prepaid in the first year of such Mortgage Loan, 4% of the remaining principal balance if prepaid in the second year of such Mortgage Loan, 3% of the remaining principal balance if prepaid in the third year of such Mortgage Loan, 2% of the remaining principal balance if prepaid in the fourth year of such Mortgage Loan and 1% of the remaining principal balance, if prepaid in the fifth year of such Mortgage Loan on the amount of such prepayment in excess of 5% of the remaining principal balance thereof (also a "Prepayment Premium").

Approximately 2.5% and 0.2% of the fixed rate Mortgage Loans prohibit prepayment during the first five years and first seven years of such Mortgage Loan, respectively.

              Prepayment Terms for Adjustable Rate Mortgage Loans

                                                                       Percent by Aggregate
                                               Aggregate Principal     Principal Balance of
                          Number of Adjustable  Balance as of the    Adjustable Rate Mortgage
    Prepayment Terms      Rate Mortgage Loans     Cut-Off Date     Loans as of the Cut-Off Date
    ----------------      -------------------- ------------------- ----------------------------
6 months interest after
 an acceptable annual
 curtailment of 20% of
 current balance........          243             $ 84,309,240                 42.8%
6 months interest after
 an acceptable annual
 curtailment of 5% of
 current balance........          241               81,826,318                 41.5
No Prepayment Premium or
 Lockout................           69               30,548,986                 15.5
5-4-3-2-1...............            1                  416,530                  0.2
                                  ---             ------------                -----
  Total.................          554             $197,101,075                100.0%
                                  ===             ============                =====

                 Prepayment Terms for Fixed Rate Mortgage Loans

                                                               Percent by Aggregate
                            Number of    Aggregate Principal   Principal Balance of
                            Fixed Rate    Balance as of the  Fixed Rate Mortgage Loans
    Prepayment Terms      Mortgage Loans    Cut-Off Date      as of the Cut-Off Date
    ----------------      -------------- ------------------- -------------------------
5-4-3-2-1...............       198           $84,544,884                88.7%
No Prepayment Premium or
 Lockout................        42             7,618,314                 8.0
5 year Lockout..........         6             2,340,008                 2.5
6 months interest after
 an acceptable annual
 curtailment of 20% of
 current balance........         2               604,415                 0.6
7 year Lockout..........         1               165,782                 0.2
                               ---           -----------               -----
  Total.................       249           $95,273,403               100.0%
                               ===           ===========               =====

                         Adjustable Rate Mortgage Loans
      Months of Prepayment Premium Period Remaining as of the Cut-Off Date

                                                                   Percent by Aggregate
                                                                   Principal Balance of
                                              Aggregate Principal    Adjustable Rate
                         Number of Adjustable  Balance as of the      Mortgage Loans
Months Remaining          Rate Mortgage Loan     Cut-Off Date     as of the Cut-Off Date
----------------         -------------------- ------------------- ----------------------
None....................          68             $ 30,219,090              15.3%
0.01--6.00..............          10                6,326,152               3.2
6.01--12.00.............           6                2,705,700               1.4
12.01--18.00............         205               70,000,806              35.5
18.01--24.00............         205               70,163,951              35.6
24.01--30.00............          58               16,938,949               8.6
48.01--54.00............           1                  416,530               0.2
60.01 or greater........           1                  329,896               0.2
                                 ---             ------------             -----
  Total:................         554             $197,101,075             100.0%
                                 ===             ============             =====

                           Fixed Rate Mortgage Loans
      Months of Prepayment Premium Period Remaining as of the Cut-Off Date

                                                                  Percent by Aggregate
                                                                  Principal Balance of
                                             Aggregate Principal       Fixed Rate
                           Number of Fixed    Balance as of the      Mortgage Loans
Months Remaining         Rate Mortgage Loans    Cut-Off Date     as of the Cut-Off Date
----------------         ------------------- ------------------- ----------------------
None....................          42             $ 7,618,314               8.0%
12.01--18.00............           1                 443,673               0.5
18.01--24.00............           1                 160,741               0.2
24.01--30.00............           1                 349,573               0.4
36.01--42.00............           1                 219,564               0.2
42.01--48.00............          48              23,949,453              25.1
48.01--54.00............         154              62,366,303              65.5
60.01 or greater........           1                 165,782               0.2
                                 ---             -----------             -----
  Total:................         249             $95,273,403             100.0%
                                 ===             ===========             =====

The Indices

General. The Mortgage Interest Rate on each adjustable rate Mortgage Loan will adjust semi-annually to a rate equal to the sum of the related index (each, an "Index," and collectively, the "Indices"), and the margin set forth on the related Mortgage Note (the "Note Margin"). The Index for each Mortgage Loan will be either Six-Month LIBOR, One Year CMT, or Prime, all as more fully described below. The Mortgage Interest Rate on each Mortgage Loan prior to the related initial Interest Rate Adjustment Date is typically an introductory rate which is generally lower than the Mortgage Interest Rate which would have been in effect based on the related Index and Note Margin. A description of each Index is set forth below.

Six-Month LIBOR Index. The Index for approximately 54.1% of the Mortgage Loans by Initial Pool Balance will be Six-Month LIBOR. Six-Month LIBOR for any Six-Month LIBOR Mortgage Loan will generally be calculated for each six-month accrual period as the six-month London Interbank Offered Rate for U.S. Dollar deposits published in The Wall Street Journal on the 25th day (or if such day is not a business day, the following business day) of the month preceding the month of the

Interest Rate Adjustment Date for such Mortgage Loan. Listed below are levels of Six-Month LIBOR as published by The Wall Street Journal on such dates. Such levels may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future levels of Six-Month LIBOR as published in The Wall Street Journal. No assurance can be given as to the level of Six-Month LIBOR for any Interest Rate Adjustment Date or during the life of any Six-Month LIBOR Mortgage Loan.

                                SIX-MONTH LIBOR

                                 1993   1994   1995   1996   1997   1998   1999
                                ------ ------ ------ ------ ------ ------ ------
January........................ 3.438% 3.375% 6.750% 5.735% 5.719% 5.625% 4.968%
February....................... 3.313% 4.000% 6.438% 5.188% 5.594% 5.656% 5.090%
March.......................... 3.313% 4.188% 6.438% 5.469% 5.938% 5.715%
April.......................... 3.313% 4.625% 6.313% 5.563% 6.031% 5.750%
May............................ 3.438% 5.000% 6.125% 5.594% 5.969% 5.777%
June........................... 3.563% 5.000% 5.813% 5.781% 5.906% 5.750%
July........................... 3.563% 5.250% 5.938% 5.844% 5.813% 5.750%
August......................... 3.438% 5.313% 6.000% 5.688% 5.844% 5.688%
September...................... 3.375% 5.688% 5.844% 5.875% 5.813% 5.344%
October........................ 3.375% 5.938% 5.906% 5.625% 5.906% 4.969%
November....................... 3.500% 6.313% 5.688% 5.531% 5.887% 5.128%
December....................... 3.500% 6.938% 5.594% 5.688% 5.906% 5.157%

One-Year CMT Index. The Index for approximately 11.5% of the Mortgage Loans by
Initial Pool Balance will be the One-Year CMT. The One-Year CMT is currently calculated based on information reported in the Federal Reserve Board's
Statistical Release No. H.15(519). Listed below are the weekly average yields on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in Statistical Release No.
H.15(519) that was most recently available as of the date indicated. Such average yields may fluctuate significantly from week to week as well as over longer periods and may not increase or decrease in constant pattern from period to period. The following does not purport to be representative of future average yields. No assurance can be given as to the average yields on such U.S.
Treasury securities on any Interest Rate Adjustment Date or during the life of any One-Year CMT Mortgage Loan.

                                  ONE-YEAR CMT

                                 1993   1994   1995   1996   1997   1998   1999
                                ------ ------ ------ ------ ------ ------ ------
January 1...................... 3.643% 3.600% 7.120% 5.300% 5.500% 5.550% 4.630%
February 1..................... 3.408% 3.510% 6.950% 5.050% 5.610% 5.220% 4.510%
March 1........................ 3.312% 4.010% 6.540% 5.040% 5.470% 5.280%
April 1........................ 3.300% 4.360% 6.370% 5.420% 5.940% 5.390%
May 1.......................... 3.184% 4.900% 6.240% 5.520% 6.010% 5.400%
June 1......................... 3.550% 5.290% 5.920% 5.590% 5.850% 5.450%
July 1......................... 3.526% 5.300% 5.590% 5.790% 5.650% 5.410%
August 1....................... 3.530% 5.510% 5.720% 5.850% 5.540% 5.360%
September 1.................... 3.366% 5.610% 5.810% 5.640% 5.540% 5.100%
October 1...................... 3.392% 5.850% 5.570% 5.720% 5.470% 4.610%
November 1..................... 3.462% 6.220% 5.580% 5.560% 5.530% 4.010%
December 1..................... 3.610% 6.630% 5.440% 5.420% 5.550% 4.590%

Prime Index. The Index for approximately 1.8% of the Mortgage Loans by Initial Pool Balance will be Prime. Prime for any Prime Mortgage Loan will be the prime lending rate of the Bank of America N.T. & S.A. as publicly announced by Bank of America N.T. & S.A. (or any successor thereto) as its prime rate most recently available on the indicated Interest Rate Adjustment Dates. Listed below are levels of Prime that were applicable to Mortgage Loans on such date. Such levels may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in constant pattern from period to period. The following does not purport to be representative of future levels of Prime. No assurance can be given as to the level of Prime for any Interest Rate Adjustment Date or during the life of any Prime Mortgage Loan.

                                     PRIME

                                       1993  1994  1995  1996  1997  1998  1999
                                       ----- ----- ----- ----- ----- ----- -----
January 1............................. 6.00% 6.00% 8.50% 8.50% 8.25% 8.50% 7.75%
February 1............................ 6.00% 6.00% 9.00% 8.25% 8.25% 8.50% 7.75%
March 1............................... 6.00% 6.00% 9.00% 8.25% 8.25% 8.50%
April 1............................... 6.00% 6.25% 9.00% 8.25% 8.50% 8.50%
May 1................................. 6.00% 6.75% 9.00% 8.25% 8.50% 8.50%
June 1................................ 6.00% 7.25% 9.00% 8.25% 8.50% 8.50%
July 1................................ 6.00% 7.25% 9.00% 8.25% 8.50% 8.50%
August 1.............................. 6.00% 7.25% 8.75% 8.25% 8.50% 8.50%
September 1........................... 6.00% 7.75% 8.75% 8.25% 8.50% 8.50%
October 1............................. 6.00% 7.75% 8.75% 8.25% 8.50% 8.25%
November 1............................ 6.00% 7.75% 8.75% 8.25% 8.50% 8.00%
December 1............................ 6.00% 8.50% 8.75% 8.25% 8.50% 7.75%

Modified Loans

From time to time subsequent to the initial funding date of the Mortgage Loans, certain of the Mortgage Loans have been modified (each such Mortgage Loan, a "Modified Loan") to reflect changes in their basic terms (including, without limitation, modification to mortgage interest rate, principal amount and/or maturity date, conversion in amortizing type, addition of collateral and/or guarantee(s)) and assumptions of the Mortgage Loans. Mortgage Loans may have been modified as a consequence of (i) actual or anticipated delinquencies and the inability of borrowers to make balloon payments at maturity, or (ii) in the case of certain fully performing Mortgage Loans refinanced prior to maturity, the willingness of the lender to advance additional funds or to refinance the Mortgage Loan by remaining as the lender following maturity.

As of the Cut-Off Date, 6 Mortgage Loans, representing approximately 0.6% of the Initial Pool Balance, constitute Modified Loans. As of the Cut-Off Date, the Modified Loans have remaining terms to stated maturity ranging from 11 months to 338 months, a weighted average remaining term to stated maturity of 181 months, and a weighted average seasoning (based on the number of months from origination to the Cut-Off Date) of 51 months. 2 of the Modified Loans, representing less than 0.1% of the Initial Pool Balance, provide for Balloon Payments at stated maturity. No Prepayment Premiums are collectible on such Mortgage Loans if prepayment is made during the period between the original maturity date and extended maturity date of such Mortgage Loans. The information above is with respect to the most recent modifications.

Delinquency and Losses

As of the Cut-Off Date, no Mortgage Loan was 30 days or more delinquent in payment of its Monthly Payment. As of the Cut-Off Date, 1 Mortgage Loan, representing approximately 0.1% of the Initial Pool Balance, had been between 31 days and 60 days delinquent during the past 12 months. As of the Cut-Off Date, no Mortgage Loan had been more than 60 days delinquent during the past 12 months. Except as otherwise described under "--Modified Loans" above, none of the Mortgage Loans has been modified or suffered any losses.

Underwriting Guidelines

The Mortgage Loans were generally underwritten by the Loan Originator pursuant to the Loan Originator's Multifamily and Commercial Lending Program. The Loan Originator began underwriting mortgage loans in accordance with such standards in February 1994. Typically, the adjustable rate multifamily loans are 30-year term fully amortizing loans secured by apartment buildings with 5 or more units and the commercial loans are 30-year term fully amortizing loans secured by office buildings, shopping centers, mobile home parks, industrial properties and other approved property types. Mortgage Loans underwritten pursuant to the Multifamily and Commercial Lending Program have maximum loan amounts and loan-to-value ratios ("LTV") and minimum DSCRs which are determined from time to time by the Loan Committee of the Board of Directors of the Loan Originator (the "Loan Committee"). Appraisals and field inspections (performed by outside and certified inspectors) and Lender's title insurance are required for each multifamily and commercial loan.

Under the Multifamily and Commercial Lending Program standards in effect as of the Cut-Off Date, the maximum loan amount is generally $3,000,000, the maximum LTV is generally 80% of the appraised value of the mortgaged property for multifamily loans and 75% for commercial loans, and the minimum DSCR is generally 1.15 to 1.00, based on the applicable level of the related index and the related note margin, for multifamily loans, and generally 1.20 to 1.00, based on the applicable level of the related index and the related note margin, for commercial loans. However, senior management of the Loan Originator may approve a higher loan amount, a lower DSCR or a higher LTV if it is determined that borrower has a strong financial position, good credit and good property management skills and/or pledges additional collateral. With respect to mortgage loans secured by seasoned multifamily properties, either 75% to 85% of the living units (or such higher level necessary to cover debt service and pay all other expenses) must be occupied at rent levels that support the appraised value of the mortgaged property, or an appropriate holdback of loan proceeds must be established until the required occupancy level is met. For newly constructed properties, a lower occupancy level may be approved by the Loan Committee of the Loan Originator.

The Loan Originator's underwriting standards under the Multifamily and Commercial Lending Program are primarily intended to assess the economics of the mortgaged property and the financial capabilities, credit standing and managerial ability of the borrower. In determining whether a loan should be made, the Loan Originator considers, among other things, the acceptability of the mortgaged property, the reliability of the income stream from the mortgaged property, the creditworthiness of the mortgagor, the borrower's income, liquid assets and liabilities, the borrower's management experience, DSCRs, the borrower's overall financial position and the adequacy of such property as collateral for the mortgage loan. While the Loan Originator's primary consideration in underwriting a mortgage loan is the property securing the mortgage loan, sufficient documentation on the borrower is required to establish the financial strength and ability of the borrower to successfully operate the property and meet its obligations under the note and deed of trust. The majority of the mortgage loans originated by the Loan Originator provide for recourse against the related borrower. See "Risk Factors--Nonrecourse Loans Limit Remedies Following Borrower Default."

The Loan Originator's Multifamily and Commercial Lending Program requires that the property and records regarding the property be inspected to determine the number of units that can be rebuilt under current zoning requirements, the number of buildings on the property, the type of construction materials used, the proximity of the property to natural hazards, flood zones and fire stations and whether there are any environmental factors and whether a tract map has been recorded. The property must front on publicly dedicated and maintained streets with provisions for adequate and safe ingress and egress. Properties that share ingress and egress through an easement or private road must have a recorded non-exclusive easement. Recreational facilities and amenities, if any, must be located on site and be under the exclusive control of the owner of the premises and should be consistent with the project and competitive in the marketplace. If available, engineering reports concerning the condition of the major building components of the property are reviewed as is a ground lease analysis if the property is on leased ground. Also, the title is reviewed to determine if there are any covenants, conditions and restrictions, easements or reservations of mineral interests in the property. The properties are appraised by independent appraisers approved by the Loan Originator.

In addition to the considerations set forth above, with respect to mortgage loans secured by commercial properties, the Loan Originator's lending policies typically require that the commercial usage be permitted under local zoning and use ordinances and the utilization of the commercial space be compatible with the property and neighborhood. If the commercial property is an office building, the office building must have a demonstrated occupancy history, must be located in a good office market area and in a conforming neighborhood, must have on-site parking and must be fire sprinkler equipped according to zoning codes, a compatible tenant mix and no adverse asbestos risks. Industrial properties must be located in a conforming industrial marketplace and may not be used for the production, storage or treatment of toxic waste. Retail properties must be highly visible and located on a heavily traveled thoroughfare and typically have tenants on term leases. The Loan Originator may not make a loan secured by a property that has any of the following characteristics: inadequate maintenance or repairs as determined by the Loan Originator, the property is subject to covenants, conditions and restrictions unacceptable to the Loan Originator, there exists or potentially exists hazardous geological conditions, the property is not to code or the cost of restoring the property to code is prohibitive or there exists or potentially exists contamination by hazardous toxic materials in quantities or ways that violate or would violate applicable law.

The Loan Originator has stated that it analyzes the financial statements of the borrower to determine the borrower's equity position, particularly as it relates to real estate mortgage demands on equity. If the borrower's holdings are encumbered so that the debt service requirements consume a high percentage of the rental income from the mortgaged property, or consist substantially of unimproved or underimproved properties having little or no gross income, the Loan Originator analyzes whether the borrower will be able to meet all of the mortgaged property's loan obligations (expenses, debt service and equity return). In addition to DSCRs, the borrower's income and expense ratios are calculated and the borrower's investment policy is analyzed.

In addition to the income from the mortgaged property, the Loan Originator also evaluates the borrower's income as a possible secondary source of repayment for the mortgage loan. In analyzing such income, the Loan Originator considers, among other factors, employment or business history of the borrower and the stability and seasonality of the borrower's current employment or business. If the borrower derives income from rental property, the Loan Originator evaluates the experience of the manager of the rental property, type of tenancy and the cash flow generated by the borrower's real estate portfolio. The Loan Originator also reviews the borrower's assets, liabilities and credit history to determine the borrower's ability and willingness to repay debts. In general, the Loan Originator will not make a mortgage loan to a borrower who has a history of slow payments or delinquencies, bankruptcies, collection actions, foreclosures or judgments against the borrower without adequate explanations and verifications.

The information concerning the underwriting guidelines of the Loan Originator set forth above has been provided by the Loan Originator and none of the Issuer, the Mortgage Loan Seller, the Depositor or the Underwriters makes any representation or warranty as to the accuracy thereof.

Additional Information

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as of the Cut-Off Date. Prior to the issuance of the Offered Bonds, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor anticipates that certain of the Mortgage Loans will be removed from the Mortgage Pool prior to the time the Offered Bonds are issued as a result of prepayments, delinquencies or other reasons. The Stated Principal Balance of such Mortgage Loans that are removed will not exceed 1% of the Initial Pool Balance. In addition, a limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Bonds, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Bonds are issued, although the interest rate on each Mortgage Loan (in each case, the "Mortgage Interest Rate") and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

In the event the Mortgage Loans included in the Mortgage Pool vary in any material respect from the characteristics of the Mortgage Loans described herein, a Current Report on Form 8-K (each a "Form 8-K") will be available to purchasers of the Offered Bonds and will be filed, together with the Indenture, with the Securities and Exchange Commission (the "Commission") within fifteen days after the initial issuance of the Offered Bonds.

                            DESCRIPTION OF THE BONDS

General

The Issuer's Series 1999-1 Collateralized Mortgage Bonds (the "Bonds") will be issued on or about March 10, 1999 (the "Closing Date") pursuant to an Indenture (the "Indenture") between the Owner Trustee, on behalf of the Issuer, and the Indenture Trustee, on behalf of the holders of the Bonds (the "Bondholders"). The Bonds will be issued in twelve classes (each, a "Class") to be designated as: (i) the Class A-1, Class A-2, Class S, Class A-3, Class B, Class C, Class D and Class E Bonds (collectively, the "Offered Bonds"); and (ii) the Class F, Class G, Class H and Class X Bonds (the "Private Bonds"; and, collectively with the Class A-3, Class B, Class C, Class D and Class E Bonds, the "Subordinate Bonds"). The Bonds will be secured by the Trust Estate. The "Trust Estate" will consist of all rights, money, instruments, securities and other property, including all proceeds thereof, which are subject to, or intended to be subject to, the lien of the Indenture for the benefit of the Bondholders, including without limitation the Collateral. The "Collateral" will consist of the Mortgage Loans (other than the right to receive Prepayment Premiums thereon), any REO Properties and the Payment Account and the Collection Account.

Only the Offered Bonds are offered hereby. The Private Bonds will be issued to and initially held by an affiliate of the Issuer and are not offered hereby.

The Offered Bonds will be non-recourse obligations of the Issuer. The holders and beneficial owners of the Offered Bonds will be deemed to have agreed that they have no rights or claims against the Issuer directly and may only look to the Collateral to satisfy the Issuer's obligations under the Indenture. Each holder and beneficial owner of an Offered Bond will also be deemed, by the acceptance of its Bond or interest therein, to have agreed not to file or cause a filing against the Issuer or the Depositor of an involuntary petition under any bankruptcy or receivership law.

The Offered Bonds are not insured or guaranteed by any government agency or instrumentality or by any other person or entity.

The Offered Bonds will be issued in the following initial aggregate bond principal amounts (the "Bond Principal Amounts") (in each case, subject to a variance of plus or minus 5%):

                                                          Initial Aggregate Bond
Class                                                        Principal Amount
-----                                                     ----------------------
Class A-1................................................      $100,000,000
Class A-2................................................      $ 94,831,000
Class S..................................................      $ 12,150,000
Class A-3................................................      $ 17,447,000
Class B..................................................      $ 11,631,000
Class C..................................................      $ 14,539,000
Class D..................................................      $ 13,085,000
Class E..................................................      $  4,361,000

The Class S Bonds will be entitled to monthly payments in the amounts set forth in Annex B to this prospectus supplement which, in the aggregate, equals the initial Bond Principal Amount of the Class S Bonds, subject to certain limitations described in this prospectus supplement. See "--Class S Bonds" below.

The Class X Bonds, which are not offered by this prospectus supplement, will be entitled to monthly payments as described in "--Other Bonds" below.

The Class A-1, Class A-2, Class S, Class A-3, Class B and Class C Bonds (the "DTC Registered Bonds") will be issued, maintained and transferred on the book-entry records of DTC and its Participants. The DTC Registered Bonds will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. The Class D and Class E Bonds will initially be issued as Definitive Bonds.

The DTC Registered Bonds will be represented by one or more Bonds registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in the DTC Registered Bonds (each a "Beneficial Owner") will be entitled to receive a Definitive Bond (as defined below) representing such person's interest, except as set forth below under "--Book-Entry Registration of the Offered Bonds--Definitive Bonds." Unless and until Definitive Bonds are issued for the DTC Registered Bonds under the limited circumstances described herein, all references to actions by Bondholders with respect to the DTC Registered Bonds shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Bondholders with respect to the DTC Registered Bonds shall refer to distributions, notices, reports and statements to DTC, or Cede, as the registered holder of the DTC Registered Bonds, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. The Beneficial Owners may elect to hold their Bonds through DTC, in the United States, or Cedelbank or Euroclear, in Europe, through participants of such system, or indirectly through organizations which are participants in such systems.

Book-Entry Registration of the Offered Bonds

The Offered Bonds (other than the Class D and Class E Bonds which will initially be issued as Definitive Bonds) initially will be issued through the book-entry facilities of DTC, Cedelbank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. As to any such Class of Offered Bonds, the record holder of such Bonds will be DTC's nominee. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's name on the books of their perspective depositories (the "Depositories"), which in turn will hold such positions in customers' securities accounts in Depositories' names on the books of DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York which holds securities for its participating organizations ("DTC Participants," and together with the Cedelbank and Euroclear participating organizations, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Indirect Participants") have indirect access to DTC's clearance system.

Because of time zone differences, the securities account of Cedelbank or a Euroclear Participant (each as defined below) as a result of a transaction with a DTC Participant (other than a depositary holding on behalf of Cedelbank or Euroclear) will be credited during the securities settlement processing day (which must be a business day for Cedelbank or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or Cedelbank Participant on such business day. Cash received by Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant or Euroclear Participant to a DTC Participant (other than the depository for Cedelbank or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedelbank Participants or Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositories; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank Participants or Euroclear Participants may not deliver instructions directly to the Depositories.

Cedelbank, as a professional depository, holds securities for its participating organizations ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of bonds. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute.

Euroclear was created to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of bonds and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "Clearance Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policies for Euroclear on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Distributions in respect of the DTC Registered Bonds will be forwarded by the Indenture Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Indirect Participants. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Bonds. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Bonds under the Indenture only at the direction of one or more Participants to whose account the DTC Registered Bonds are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Bondholders of any class to the extent that Participants authorize such actions. None of the Issuer, the Depositor, the Indenture Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Bonds or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Beneficial Owners will not be recognized by the Indenture Trustee as Bondholders, as such term is used in the Indenture; provided, however, that Beneficial Owners will be permitted to request and receive information furnished to Bondholders by the Indenture Trustee subject to receipt by the Indenture Trustee of a certification in form and substance acceptable to the Indenture Trustee stating that the person requesting such information is a Beneficial Owner. Otherwise, the Beneficial Owners will be permitted to receive information furnished to Bondholders and to exercise the rights of Bondholders only indirectly through DTC, its Participants and Indirect Participants.

Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Offered Bonds among Participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Bonds. Bonds initially issued in book-entry form will be issued in fully registered, certificated form to Beneficial Owners or their nominees ("Definitive Bonds"), rather than to DTC or its nominee only if (i) the Depositor advises the Indenture Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Bonds and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

Upon the occurrence of an event described in the preceding paragraph, the Indenture Trustee is required to notify, through DTC, Participants who have ownership of DTC Registered Bonds as indicated on the records of DTC of the availability of Definitive Bonds for their DTC Registered Bonds. Upon surrender by DTC of the definitive bonds representing the DTC Registered Bonds and upon receipt of instructions from DTC for re-registration, the Indenture Trustee will reissue the DTC Registered Bonds as Definitive Bonds issued in the respective Bond Principal Amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee will recognize the holders of such Definitive Bonds as Bondholders under the Indenture.

Payments on the Bonds

General. Payments on the Bonds will be made by or on behalf of the Indenture Trustee, to the extent of available funds, on the 25th day of each month or, if any such 25th day is not a business day, then on the next succeeding business day, commencing in March 1999 (each, a "Payment Date"). Except as described below, all such payments will be made to the Bondholders of record at the close of business on the last business day of the month preceding the month in which the related Payment Date occurs or the Closing Date in the case of the first Payment Date (each a "Record Date"). As to each such Bondholder, such payments will be made by wire transfer in immediately available funds to the account specified by the Bondholder at a bank or other entity having appropriate facilities therefor, if such Bondholder will have provided the Indenture Trustee with wiring instructions no less than 5 business days prior to the related Record Date, or otherwise by check mailed to such Bondholder. Until Definitive Bonds are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Bonds (other than the Class D and Class E Bonds). See " --Book-Entry Registration of the Offered Bonds" above. The final payment on any Bond will be made only upon presentation and surrender of such Bond at the location that will be specified in a notice of the pendency of such final payment. All payments made with respect to a Class of Offered Bonds will be allocated pro rata among the outstanding Bonds of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Bond is equal to the initial denomination thereof as of the Closing Date divided by the initial Bond Principal Amount of the related Class. The stated maturity date of each Class of Bonds is June 1, 2030.

Funds Available for Payments on the Bonds. With respect to any Payment Date, payments of interest and principal on the Bonds will be made from the Available Payment Amount for such date. The "Available Payment Amount" for any Payment Date will, in general, equal the sum of:

(a) all amounts on deposit in the Collection Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

  (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

  (ii) amounts that are payable or reimbursable to any person other than the Bondholders in respect of their Bonds or the holder of the Ownership Certificate in respect of the Issuer's Equity (including amounts payable to the Master Servicer, the Special Servicer, the Indenture Trustee, the Owner Trustee or the Administrator as compensation (including Indenture Trustee Fees, Servicing Fees, Special Servicing Fees, Owner Trustee Fees, Administration Fees, and default interest and late payment charges and fees, to the extent such default interest or late payment charges or fees are not otherwise applied to cover interest on Advances), fees relating to assumptions, modifications, extensions, and like actions, and amounts payable in reimbursement of outstanding Advances, together with interest thereon); and

  (iii) amounts deposited in the Collection Account in error; plus

(b) to the extent not already included in clause (a), any P&I Advances made in respect of such Payment Date; plus

(c) any other amounts on deposit in the Payment Account on such Payment Date.

The "Collection Period" with respect to any Payment Date will be the period commencing immediately following the Determination Date in the month immediately preceding the month in which such Payment Date occurs (or, in the case of the initial Collection Period, commencing on and including the Cut-Off
Date) and ending on and including the Determination Date in the month in which such Payment Date occurs.

The "Determination Date" with respect to any Payment Date will be the 17th day of the month in which such Payment Date occurs, or if such 17th day is not a business day, the immediately preceding business day.

Bond Interest Rates. The "Bond Interest Rates" on the Offered Bonds, other than the Class S Bonds, for each Payment Date will equal the lesser of (a) the applicable one-month London interbank offered rate quotation for One-Month U.S. dollar deposits ("One-Month LIBOR"), calculated as described under "-- Determination of One-Month LIBOR" below, plus the corresponding margin (each, a "Margin"), but in no event greater than 14% per annum (the "Maximum Offered Bond Rate") (each such rate, the "Bond LIBOR Rate"), and (b) the weighted average (by Stated Principal Balance), of the Mortgage Interest Rates (after giving effect to the Servicing Fee, the Indenture Trustee Fee, Owner Trustee Fee and the Administration Fee) on the Mortgage Loans as of the Due Date in the month preceding the month in which such Payment Date occurs (the "Weighted Average Remittance Rate"). The Margins will be: Class A-1: 0.28%; Class A-2:
0.42%; Class A-3: 0.60%; Class B: 0.88%; Class C: 1.55%; Class D: 2.00%; and
Class E: 2.35%. The Class S Bonds will not accrue interest. See "--Other Bonds" below for the Bond Interest Rates on the Private Bonds (other than the Class X Bonds). Interest on the Offered Bonds (other than the Class S Bonds) will be calculated on the actual number of days elapsed during the applicable Interest Accrual Period and a 360-day year. One-Month LIBOR for the first Payment Date will be 4.965%.

For purposes of determining the Weighted Average Remittance Rates, the Mortgage Interest Rates will not reflect any default interest or any increase in Mortgage Interest Rates occurring after the related maturity date. The Mortgage Interest Rates will also be determined without regard to any Mortgage Loan modifications, waivers or amendments entered into after the Cut-Off Date. In addition, if a Mortgage Loan accrues interest on the basis of a 30-day month and a 360-day year (a "30/360 basis"), its interest rate for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in such month, calculated based on the actual number of days elapsed during such month and a 360-day year, will equal the amount of interest that actually accrues on that Mortgage Loan in that month.

If the Bond Interest Rate on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, or Class E Bonds for any Payment Date is determined to be the Weighted Average Remittance Rate, the excess (such excess, the "LIBOR Deficiency Amount") on such Payment Date of (i) the amount of interest that would have been payable on such Class of Bonds at the Bond LIBOR Rate for such Class of Bonds and such Payment Date, over (ii) the amount of interest that is payable on such Class of Bonds at the Weighted Average Remittance Rate for such Payment Date will be payable together with interest on such LIBOR Deficiency Amount (to the extent permitted by applicable law) at the applicable Bond Interest Rate if paid on a subsequent Payment Date in the order of priority set forth under "--Priority of Payments" below.

If the Bond Interest Rate on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D or Class E Bonds for any Payment Date is determined to be the Maximum Offered Bond Rate, the holders of such Class of Bonds will not be entitled to be paid any portion of the excess on such Payment Date of (i) the amount of interest that would have been payable on such Class of Bonds for such Payment Date if the Bond LIBOR Rate was not limited to the Maximum Offered Bond Rate, over (ii) the amount of interest that is payable on such Class of Bonds at the Maximum Offered Bond Rate for such Payment Date.

Class S Bonds. On each Payment Date, the Class S Bonds will be entitled to receive an amount (such amount, the "Class S Distributable Amount") equal to the lesser of (a) the amount corresponding to such Payment Date set forth in Annex B to this prospectus supplement (such amount, the "Class S Scheduled Payment") and (b) the excess of (i) the Available Interest Payment Amount for such Payment Date, over (ii) the aggregate Accrued Bond Interest payable to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Bonds on such Payment Date. The "Available Interest Payment Amount" for any Payment Date will equal the excess of (i) the Available Payment Amount for such Payment Date, over (ii) the Principal Payment Amount for such Payment Date.

If on any Payment Date, the Class S Distributable Amount is less than the Class S Scheduled Payment for such Payment Date, the shortfall (the "Class S Shortfall"), together with interest thereon at the Class S Rate if paid on a subsequent Payment Date, will be payable at a lower priority than the payment of the Class S Distributable Amount. Interest on the Class S Shortfalls will be calculated on a 30/360 basis. See "--Priority of Payments" below.

Determination of One-Month LIBOR. The Bond Interest Rates on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Bonds for any Interest Accrual Period will be based on One-Month LIBOR, which will be determined as described below. One-Month LIBOR shall be established by the Indenture Trustee and, as to any Interest Accrual Period, One-Month LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period (a "LIBOR Rate Adjustment Date"). "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Master Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Payment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Bond Principal Amount of the Offered Bonds (other than the Class S Bonds) then outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Master Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Bond Principal Amount of the Offered Bonds (other than the Class S Bonds) then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Interest Accrual Period. "LIBOR Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the cities of London, England, Chicago, Illinois or New York, New York are required or authorized by law to be closed.

The establishment of One-Month LIBOR by the Indenture Trustee and the Indenture Trustee's subsequent calculation of the Bond Interest Rates applicable to the Bonds for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Priority of Payments. On each Payment Date, unless the Bonds have been declared due and payable following an Issuer Event of Default and such declaration and its consequences have not been rescinded and annulled, the Available Payment Amount for such date will be applied to make payments to the respective Classes of Bondholders and the Issuer's Equity for the following purposes and in the following order of priority, in each case to the extent of remaining funds:

  (i) to (a) the holders of the Class A-1 and Class A-2 Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest (as defined below) in respect of each such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods, together with interest on such previously unpaid Accrued Bond Interest (to the extent permitted by applicable law) at the applicable Bond Interest Rate and (b) the holders of the Class S Bonds, the Class S Distributable Amount for such Payment Date, pro rata with respect to the Class A-1, Class A-2 and Class S Bonds, based on their entitlements to such amounts;

  (ii) to the holders of the Class A-1 and Class A-2 Bonds, sequentially in respect of principal, up to an amount equal to the lesser of (a) the then aggregate Bond Principal Amount of the Class A-1 and/or Class A-2 Bonds then entitled to receive principal and (b) the Principal Payment Amount (as defined below) for such Payment Date; provided, that, if the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to the aggregate outstanding Bond Principal Amount of the Class A-1 and Class A-2 Bonds immediately prior to such Payment Date, such principal will be paid to the holders of the Class A-1 and Class A-2 Bonds, pro rata, based on their aggregate Bond Principal Amounts;

  (iii) to the holders of the Class A-3 Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods, together with interest on such previously unpaid Accrued Bond Interest (to the extent permitted by applicable law) at the applicable Bond Interest Rate;

  (iv) after the aggregate Bond Principal Amount of the Class A-1 and Class A-2 Bonds has been reduced to zero, to the holders of the Class A-3 Bonds in respect of principal, up to an amount equal to the lesser of (a) the then aggregate Bond Principal Amount of the Class A-3 Bonds and

  (b) the excess, if any, of the Principal Payment Amount for such Payment Date over any amounts paid as principal on such Payment Date on the Class A-1 and Class A-2 Bonds pursuant to clause (ii) above;

  (v) to the holders of the Class B Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods, together with interest on such previously unpaid Accrued Bond Interest (to the extent permitted by applicable law) at the applicable Bond Interest Rate;

  (vi) after the aggregate Bond Principal Amount of the Class A-1, Class A-2 and Class A-3 Bonds has been reduced to zero, to the holders of the Class B Bonds in respect of principal, up to an amount equal to the lesser of (a) the then aggregate Bond Principal Amount of the Class B Bonds and (b) the excess, if any, of the Principal Payment Amount for such Payment Date over any amounts paid as principal on such Payment Date on the Class A-1, Class A-2 and Class A-3 Bonds pursuant to clauses (ii) and (iv) above;

  (vii) to the holders of the Class C Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods, together with interest on such previously unpaid Accrued Bond Interest (to the extent permitted by applicable law) at the applicable Bond Interest Rate;

  (viii) after the aggregate Bond Principal Amount of the Class A-1, Class A-2, Class A-3 and Class B Bonds has been reduced to zero, to the holders of the Class C Bonds in respect of principal, up to an amount equal to the lesser of (a) the then aggregate Bond Principal Amount of the Class C Bonds and (b) the excess, if any, of the Principal Payment Amount for such Payment Date over any amounts paid as principal on such Payment Date on the Class A-1, Class A-2, Class A-3 and Class B Bonds pursuant to clauses (ii),
  (iv) and (vi) above;

  (ix) to (a) the holders of the Class D Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods, together with interest on such previously unpaid Accrued Bond Interest (to the extent permitted by applicable law) at the applicable Bond Interest Rate and (b) the holders of the Class X Bonds, the Class X Distributable Amount for such Payment Date, pro rata with respect to the Class D and Class X Bonds, based on their entitlements to such amounts;

  (x) after the aggregate Bond Principal Amount of the Class A-1, Class A-2, Class A-3, Class B and Class C Bonds has been reduced to zero, to the holders of the Class D Bonds in respect of principal, up to an amount equal to the lesser of (a) the then aggregate Bond Principal Amount of the Class D Bonds and (b) the excess, if any, of the Principal Payment Amount for such Payment Date over any amounts paid as principal on such Payment Date on the Class A-1, Class A-2, Class A-3, Class B and Class C Bonds pursuant to clauses (ii), (iv), (vi) and (viii) above;

  (xi) to the holders of the Class E Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods, together with interest on such previously unpaid Accrued Bond Interest (to the extent permitted by applicable law) at the applicable Bond Interest Rate;

  (xii) after the aggregate Bond Principal Amount of the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Bonds has been reduced to zero, to the holders of the Class E Bonds in respect of principal, up to an amount equal to the lesser of (a) the then aggregate Bond Principal Amount of the Class E Bonds and (b) the excess, if any, of the Principal Payment Amount for such Payment Date over any amounts paid as principal on such Payment Date on the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Bonds pursuant to clauses (ii), (iv), (vi), (viii) and (x) above;

  (xiii) to (a) the holders of the Class A-1 and Class A-2 Bonds, the LIBOR Deficiency Amount for such Payment Date for each such Class, if any, and to the extent not previously paid, for all prior Payment Dates, together with interest on such previously unpaid LIBOR Deficiency Amounts (to the extent permitted by applicable law) at the applicable Bond Interest Rate to such Payment Date, and (b) the holders of the Class S Bonds, the sum of (1) the Class S Shortfall for such Payment Date, if any, and to the extent not previously paid, for all prior Payment Dates, together with interest on such previously unpaid Class S Shortfalls (to the extent permitted by applicable law) at the Class S Rate and (2) if the Bonds are the subject of optional redemption on such Payment Date as described under "--Optional Redemption" below, the Class S Early Termination Amount, if any, pro rata with respect to the Class A-1, Class A-2 and Class S Bonds, based on their entitlements to such amounts;

  (xiv) to the holders of the Class A-3, Class B, Class C, Class D and Class E Bonds, in that order, the LIBOR Deficiency Amount for such Payment Date for each such Class, if any, and to the extent not previously paid, for all prior Payment Dates, together with interest on such previously unpaid LIBOR Deficiency Amounts (to the extent permitted by applicable law) at the applicable Bond Interest Rate;

  (xv) to the holders of the Class F Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods, together with interest on such unpaid Accrued Bond Interest (to the extent permitted by applicable law) at the applicable Bond Interest Rate;

  (xvi) after the aggregate Bond Principal Amount of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Bonds has been reduced to zero, to the holders of the Class F Bonds in respect of principal, up to an amount equal to the lesser of (a) the then aggregate Bond Principal Amount of the Class F Bonds and (b) the excess, if any, of the Principal Payment Amount for such Payment Date over any amounts paid as principal on such Payment Date on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Bonds pursuant to clauses (ii), (iv), (vi), (viii), (x) and (xii) above;

  (xvii) to the holders of the Class G Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods, together with interest on such previously unpaid Accrued Bond Interest (to the extent permitted by applicable law) at the applicable Bond Interest Rate;

  (xviii) after the aggregate Bond Principal Amount of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Bonds has been reduced to zero, to the holders of the Class G Bonds in respect of principal, up to an amount equal to the lesser of (a) the then aggregate Bond Principal Amount of the Class G Bonds and (b) the excess, if any, of the Principal Payment Amount for such Payment Date over any amounts paid as principal on such Payment Date on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Bonds pursuant to clauses
  (ii), (iv), (vi), (viii), (x), (xii) and (xvi) above;

  (xix) after the aggregate Bond Principal Amount of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Bonds has been reduced to zero, to the holders of the Class H Bonds in respect of principal, up to an amount equal to the lesser of (a) the then aggregate Bond Principal Amount of the Class H Bonds and (b) the excess, if any, of the Principal Payment Amount for such Payment Date over any amounts paid as principal on such Payment Date on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Bonds pursuant to clauses (ii), (iv), (vi), (viii), (x), (xii), (xvi) and (xviii) above;

  (xx) to the holders of the Class X Bonds, the sum of (1) the Class X Shortfall for such Payment Date, if any, and to the extent not previously paid, for all prior Payment Dates, together with interest on such previously unpaid Class X Shortfalls (to the extent permitted by applicable law) at a rate per annum equal to 9.0% and (2) if the Bonds are the subject of optional redemption as described under "--Optional Redemption" below on such Payment Date, the Class X Early Termination Amount, if any; and

  (xxi) to or at the direction of the holder of the Ownership Certificate in respect of the Issuer's Equity, any remaining portion of the Available Payment Amount for such Payment Date.

To the extent during a Collection Period any Mortgage Loan is prepaid in full or in part prior to the Due Date occurring in such Collection Period, an interest shortfall may result on the Payment Date following such Collection Period because interest on prepayments in full or in part will only accrue to the date of payment (such shortfall, a "Prepayment Interest Shortfall"). To the extent during a Collection Period any Mortgage Loan is prepaid in full or in part after the Due Date occurring in such Collection Period, the interest on such prepayment will be included in the Available Payment Amount for the immediately succeeding Payment Date (the "Prepayment Interest Excess"). If a Mortgage Loan is prepaid in full or in part during any Collection Period, any related Prepayment Interest Shortfalls shall be offset to the extent of any Prepayment Interest Excesses collected during such Collection Period. If the Prepayment Interest Shortfalls relating to non-Specially Serviced Mortgage Loans for any Collection Period exceed the Prepayment Interest Excesses collected during such period, such shortfall shall be offset by an amount up to the Servicing Fee on the related Payment Date. No assurance can be given that the portion of the Servicing Fee available to cover Prepayment Interest Shortfalls for any Collection Period will be sufficient to cover Prepayment Interest Shortfalls on non-Specially Serviced Mortgage Loans in full. The Master Servicer shall be entitled to any excess of the Prepayment Interest Excesses over the Prepayment Interest Shortfalls for any Collection Period as additional compensation.

On each Payment Date, if the Bonds have been declared due and payable following an Issuer Event of Default and such declaration and its consequences have not been rescinded and annulled, the payments and other collections from the Trust Estate for such date (net of payments to the Indenture Trustee, the Master Servicer, the Special Servicer and certain other expenses relating to the Trust Estate) will be applied to make payments to the respective Classes of Bondholders and the Issuer's Equity for the following purposes and in the following order of priority, in each case to the extent of remaining funds:

  (i) to (a) the holders of the Class A-1 and Class A-2 Bonds, in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of each such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods, together with interest on such unpaid Accrued Bond Interest (to the extent permitted by applicable law) at the applicable Bond Interest Rate and (b) the holders of the Class S Bonds, the Class S Distributable Amount, pro rata with respect to the Class A-1, Class A-2 and Class S Bonds, in accordance with their entitlements to such amounts;

  (ii) to the holders of the Class A-1 and Class A-2 Bonds, pro rata in respect of principal, based on their respective aggregate Bond Principal Amounts, until the aggregate Bond Principal Amount of such Bonds is reduced to zero;

  (iii) to the holders of the Class A-3 Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods, together with interest on such previously unpaid Accrued Bond Interest (to the extent permitted by applicable law) at the applicable Bond Interest Rate;

  (iv) after the aggregate Bond Principal Amount of the Class A-1 and Class A-2 Bonds has been reduced to zero, to the holders of the Class A-3 Bonds in respect of principal, until the aggregate Bond Principal Amount of such Bonds is reduced to zero;

  (v) to the holders of the Class B Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods, together with interest on such previously unpaid Accrued Bond Interest (to the extent permitted by applicable law) at the applicable Bond Interest Rate;

  (vi) after the aggregate Bond Principal Amount of the Class A-1, Class A-2 and Class A-3 Bonds has been reduced to zero, to the holders of the Class B Bonds in respect of principal, until the aggregate Bond Principal Amount of such Bonds is reduced to zero;

  (vii) to the holders of the Class C Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods, together with interest on such previously unpaid Accrued Bond Interest (to the extent permitted by applicable law) at the applicable Bond Interest Rate;

  (viii) after the aggregate Bond Principal Amount of the Class A-1, Class A-2, Class A-3 and Class B Bonds has been reduced to zero, to the holders of the Class C Bonds in respect of principal, until the aggregate Bond Principal Amount of such Bonds is reduced to zero;

  (ix) to (a) the holders of the Class D Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods, together with interest on such previously unpaid Accrued Bond Interest (to the extent permitted by applicable law) at the applicable Bond Interest Rate and (b) the holders of the Class X Bonds, the Class X Distributable Amount, pro rata with respect to the Class D and Class X Bonds, in accordance with their entitlements to such amounts;

  (x) after the aggregate Bond Principal Amount of the Class A-1, Class A-2, Class A-3, Class B and Class C Bonds has been reduced to zero, to the holders of the Class D Bonds in respect of principal, until the aggregate Bond Principal Amount of such Bonds is reduced to zero;

  (xi) to the holders of the Class E Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods, together with interest on such previously unpaid Accrued Bond Interest (to the extent permitted by applicable law) at the applicable Bond Interest Rate;

  (xii) after the aggregate Bond Principal Amount of the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Bonds has been reduced to zero, to the holders of the Class E Bonds in respect of principal, until the aggregate Bond Principal Amount of such Bonds is reduced to zero;

  (xiii) to (a) the holders of the Class A-1 and Class A-2 Bonds, the LIBOR Deficiency Amount for such Payment Date for each such Class, if any, and to the extent not previously paid, for all prior Payment Dates, together with interest on such previously unpaid LIBOR Deficiency Amount (to the extent permitted by applicable law) at the applicable Bond Interest Rate, and
  (b) the holders of the Class S Bonds, the sum of (1) the Class S Shortfall for such Payment Date, if any, and to the extent not previously paid, for all prior Payment Dates, together with interest on such unpaid Class S Shortfalls (to the extent permitted by applicable law) at the Class S Rate and (2) the Class S Early Termination Amount, if any, pro rata with respect to the Class A-1, Class A-2 and Class S Bonds in accordance with their entitlements to such amounts;

  (xiv) to the holders of the Class A-3, Class B, Class C, Class D and Class E Bonds, in that order, the LIBOR Deficiency Amount for each such Class, if any, and to the extent not previously paid, for all prior Payment Dates, together with interest on such unpaid LIBOR Deficiency Amounts (to the extent permitted by applicable law) at the applicable Bond Interest Rate;

  (xv) to the holders of the Class F Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods, together with interest on such unpaid Accrued Bond Interest (to the extent permitted by applicable law) at the applicable Bond Interest Rate;

  (xvi) after the aggregate Bond Principal Amount of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Bonds has been reduced to zero and the Class S Bonds have been retired, to the holders of the Class F Bonds in respect of principal, until the aggregate Bond Principal Amount of such Bonds is reduced to zero;

  (xvii) to the holders of the Class G Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods, together with interest on such unpaid Accrued Bond Interest (to the extent permitted by applicable law) at the applicable Bond Interest Rate;

  (xviii) after the aggregate Bond Principal Amount of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Bonds has been reduced to zero and the Class S Bonds have been retired, to the holders of the Class G Bonds in respect of principal, until the aggregate Bond Principal Amount of such Bonds is reduced to zero;

  (xix) after the aggregate Bond Principal Amount of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Bonds has been reduced to zero and the Class S Bonds have been retired, to the holders of the Class H Bonds in respect of principal, until the aggregate Bond Principal Amount of such Bonds is reduced to zero;

  (xx) to the holders of the Class X Bonds, the sum of (1) the Class X Shortfall for such Payment Date, if any, and to the extent not previously paid, for all prior Payment Dates, together with interest on such unpaid Class X Shortfalls (to the extent permitted by applicable law) at a per annum rate equal to 9.0% and (2) the Class X Early Termination Amount, if any; and

  (xxi) after the aggregate Bond Principal Amount of all the Bonds (other than the Class S and Class X Bonds) has been reduced to zero, and the Class S and Class X Bonds have been retired, to or at the direction of the holder of the Ownership Certificate in respect of the Issuer's Equity, any remaining portion of the Available Payment Amount for such Payment Date.

Accrued Bond Interest. The "Accrued Bond Interest" in respect of any Class of Bonds (other than the Class S, Class H and Class X Bonds) for any Interest Accrual Period will equal one month's interest at the applicable Bond Interest Rate accrued on the aggregate Bond Principal Amount of such Class of Bonds outstanding immediately prior to the related Payment Date. Accrued Bond Interest on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Bonds will be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period and a 360-day year. Accrued Bond Interest on the Class F and Class G Bonds will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

As to each Class of Bonds (other than the Class S, Class H and Class X Bonds) for any Payment Date, the "Interest Accrual Period" will be (i) with respect to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Bonds, the period from the immediately preceding Payment Date (or from the Closing Date, in the case of the first Interest Accrual Period) to and including the day immediately preceding the related Payment Date and (ii) with respect to the Class F and Class G Bonds, the calendar month preceding the month in which such Payment Date occurs.

The Class S, Class H and Class X Bonds will not accrue interest (other than with respect to Class S Shortfalls and Class X Shortfalls, respectively).

Principal Payment Amount. The "Principal Payment Amount" for any Payment Date will, in general, equal the aggregate of the following:

  (a) the principal portions of all Monthly Payments (other than Balloon Payments) due, and any Assumed Monthly Payments deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent such

  Monthly Payments are received during such Collection Period or advanced prior to such Payment Date;

  (b) all payments (including principal prepayments and Balloon Payments) and other collections (including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds) that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer or Special Servicer, as applicable, as recoveries of principal thereof, in each case net of any portion of such payment or other collection that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

  (c) if such Payment Date is subsequent to the initial Payment Date, the excess, if any, of (i) the Principal Payment Amount for the immediately preceding Payment Date, over (ii) the aggregate payments of principal made in respect of the Bonds on such immediately preceding Payment Date.

The "Monthly Payment" due in respect of any Mortgage Loan on any related Due Date will be the amount of the monthly payment that is scheduled to be due in respect thereof on such date in accordance with the terms of such Mortgage Loan in effect on the Closing Date, and assuming that each prior Monthly Payment has been made in a timely manner.

The "Assumed Monthly Payment" is an amount deemed due in respect of any Balloon Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date. The Assumed Monthly Payment deemed due on any such Mortgage Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding shall equal the Monthly Payment that would have been due in respect thereof on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such Mortgage Loan's amortization schedule in effect on such date of determination.

The failure to pay the full Principal Payment Amount on the Bonds on any Payment Date will not be an Issuer Event of Default except to the extent that any Bond is not retired by its Stated Maturity.

Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Estate through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will, for purposes of, among other things, determining payments on the Bonds, as well as the amount of Servicing Fees, Special Servicing Fees and Indenture Trustee Fees payable under the Indenture and the Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (exclusive of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see "--Advances" below), the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan as if it had remained outstanding. References to "Mortgage Loan" and "Mortgage Loans" in the definitions of

"Principal Payment Amount" are intended to include any Mortgage Loan or Mortgage Loans as to which the related Mortgaged Property has become an REO Property.

Optional Redemption

On any Payment Date on which the Stated Principal Balance of the Mortgage Loans is less than 15% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-Off Date, the holder of the Ownership Certificate will have the option to effect an early redemption of the Bonds by purchasing such Mortgage Loans at a price equal to the greater of (i) the Bond Redemption Amount and (ii) the aggregate fair market value of such Mortgage Loans and any REO Properties included in the Trust Estate. The "Bond Redemption Amount" will be an amount equal to the sum of (i) with respect to each Class of Bonds outstanding (other than the Class S and Class X Bonds), the sum of (A) the outstanding Bond Principal Amount thereof, (B) accrued and unpaid interest at the applicable Bond Interest Rate through the end of the Interest Accrual Period relating to such Payment Date, which will also constitute the Redemption Date, and (C) any unpaid LIBOR Deficiency Amounts, together with interest on such unpaid LIBOR Deficiency Amounts (to the extent permitted by applicable law) at the applicable Bond Interest Rate; (ii) with respect to the Class S Bonds outstanding, the sum of (A) any unpaid Class S Shortfalls, together with interest on such unpaid Class S Shortfalls (to the extent permitted by applicable law) at the Class S Rate and (B) the present value (the "Class S Early Termination Amount") of the remaining Class S Scheduled Payments, calculated using a discount rate equal to the Class S Rate; (iii) with respect to the Class X Bonds outstanding, the sum of (A) to the extent not paid on prior Payment Dates, any unpaid Class X Shortfalls, together with interest on such unpaid Class X Shortfalls (to the extent permitted by applicable law) at a per annum rate equal 9.0% and (B) the present value (the "Class X Early Termination Amount") of the remaining Class X Scheduled Payments, calculated using a discount rate of 9.0% per annum; and (iv) all unreimbursed Advances with interest thereon at the Prime Rate, unpaid Master Servicer Fees, Special Servicer Fees, Indenture Trustee Fees, Owner Trustee Fees and Administration Fees and any unpaid expenses of the Issuer.

Appraisal Reduction Amounts

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, (i) the amount advanced by the Master Servicer with respect to delinquent payments of interest with respect to the related Mortgage Loan will be reduced as described under "--Advances" below, and (ii) the Voting Rights of certain Classes will be reduced as described under "--Voting Rights" below. The reduction of interest advanced by the Master Servicer will have the effect of reducing the amount available to be distributed as interest on the then most subordinate Class or Classes of Bonds. The Bond Principal Amount of each of the Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-3 Bonds will be notionally reduced, in that order (solely for purposes of determining the Voting Rights of the related Classes), on any Payment Date to the extent of any Appraisal Reduction Amounts allocated to such Class on such Payment Date. To the extent that the aggregate of the Appraisal Reduction Amounts for any Payment Date exceeds the Bond Principal Amount for the applicable class, such excess will be applied to notionally reduce the Bond Principal Amount of the next most subordinate Class of Bonds on such Payment Date. No Bond Principal Amount in respect of any such Class may be notionally reduced below zero. See "--Appraisal Reductions" below.

Other Bonds

The Class F, Class G, Class H and Class X Bonds (the "Private Bonds") are not offered hereby. The Bond Interest Rate on the Class F and Class G Bonds for any Payment Date will, for each such Class, equal 6.00% per annum. The Class H and Class X Bonds are not entitled to any payments of interest (other than interest on Class X Shortfalls as described herein). The initial Bond Principal Amount of the Class X, Class F, Class G and Class H Bonds will equal $2,700,000, $8,723,000, $5,815,000 and $7,269,000, respectively.

On each Payment Date, the Class X Bonds will be entitled to receive an amount (such amount, the "Class X Distributable Amount") equal to the lesser of (a) the amount (such amount, the "Class X Scheduled Payment") corresponding to such Payment Date set forth in Annex C to this prospectus supplement and (b) the excess of (i) the Available Interest Payment Amount for such Payment Date, over
(ii) the sum of (x) the aggregate Accrued Bond Interest payable to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Bonds on such Payment Date and (y) the Class S Distributable Amount and Class S Shortfall payable to the Class S Bonds on such Payment Date.

If on any Payment Date, the Class X Distributable Amount is less than the Class X Scheduled Payment for such Payment Date, the shortfall (the "Class X Shortfall"), together with interest thereon (to the extent permitted by applicable law) will be payable at a lower priority than the payment of the Class X Distributable Amount. Interest on the Class X Shortfall will be calculated on a 30/360 basis. See "--Payments on the Bonds --Priority of Payments" above.

Ownership Certificate

The Ownership Certificate is not offered hereby. The Ownership Certificate represents the equity interest in the Issuer. The "Issuer's Equity" represents the right of the holder of the Ownership Certificate or its designee (i) to receive all payments on and proceeds of the Collateral not otherwise allocable to pay interest, principal or other amounts due on the Bonds in accordance with their terms or expenses of the Trust Estate and (ii) to have the remaining Collateral returned to it after the Indenture is satisfied and discharged. The principal amount of the Issuer's Equity as of any date of determination is the amount (the "Overcollateralization Amount"), if any, by which the then aggregate Stated Principal Balance of the Mortgage Loans exceeds the then aggregate Bond Principal Amount of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Bonds. The aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date will exceed the initial aggregate Bond Principal Amount of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Bonds by at least $13,092,267. See "Description of the Mortgage Pool-- Additional Information" in this prospectus supplement.

Subordination

As and to the extent described herein, the rights of the holder of the Ownership Certificate or its designee to receive payments of amounts received on the Mortgage Loans in respect of the Issuer's Equity will be subordinated to the rights of holders of the Bonds to receive such amounts in respect of interest, principal and other amounts due and owing on their Bonds from time to time. In addition, as and to the extent described herein, the rights of holders of the Subordinate Bonds (including the Class A-3, Class B, Class C, Class D and Class E Bonds) to receive payments of amounts received on the Mortgage Loans in respect of interest, principal and other amounts due and owing on their Bonds (except with respect to LIBOR Deficiency Amounts and Class X Shortfalls) from time to time will, in the case of each Class thereof, be subordinated to such rights of the holders of the Class A-1, Class A-2 and Class S (to the extent described herein) Bonds and the holders of each other Class of Subordinate Bonds with an earlier alphabetical Class designation and the rights of the holders of the Class D Bonds to receive principal owing on such Class D Bonds and the Class E Bonds to receive payments of principal and interest owing on such Class E Bonds will be, in the case of each such Class, subordinated to such rights of the holders of the Class X Bonds. LIBOR Deficiency Amounts, Class S Shortfalls and Class X Shortfalls will be payable in the order of priority described under "--Payments on the Bonds--Priority of Payments" above. See "Risk Factors--Basis Risk" in this prospectus supplement. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Class A-1 and Class A-2 Bonds of the full amount of Accrued Bond Interest payable in respect of such Bonds on each Payment Date, the timely receipt by the holders of the Class S Bonds of the Class S Distributable Amount on each Payment Date and the ultimate receipt by the holders of (i) the Class A-1 and Class A-2 Bonds of principal in an amount equal to the entire aggregate Bond Principal Amount thereof and (ii) the Class S Bonds of the aggregate
Class S Scheduled Payments. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the other Classes of Offered Bonds of the full amount of Accrued Bond Interest payable in respect of such Bonds on each Payment Date, and the ultimate receipt by the holders of such Bonds of principal equal to the entire aggregate Bond Principal Amount thereof. This subordination will be accomplished by, among other things, the application of the Available Payment Amount on each Payment Date in accordance with the order of priority described under "--Payments on the Bonds--Priority of Payments" above. Other than this subordination and the Overcollateralization Amount, no other form of credit support will be available for the benefit of any Class of Offered Bonds.

Realized Losses and other shortfalls in respect of the Mortgage Loans will, in each case, be borne by the holder of the Ownership Certificate and the holders of the Private Bonds (to the extent of amounts otherwise payable in respect of the Issuer's Equity and the Private Bonds, respectively) prior to any such losses, shortfalls and/or expenses being borne by the Offered Bondholders. If and to the extent that Realized Losses, together with any other shortfalls in funds available to make payments on the Bonds, exceed the sum of the initial Overcollateralizational Amount and the initial aggregate Bond Principal Amount of the Private Bonds (other than the Class X Bonds), it is likely that the holders of one or more Classes of Offered Bonds will not receive the full amount of principal, interest or other payments to which they are entitled.

A "Realized Loss," in the case of any Loss Mortgage Loan described in clause
(a) or clause (b) of the succeeding paragraph, is equal to the sum of (a) the Stated Principal Balance of any Loss Mortgage Loan, (b) interest thereon not previously paid to Bondholders through the last day of the month in which such Mortgage Loan became a Loss Mortgage Loan, (c) any Advances made by the Master Servicer, the Indenture Trustee and the Fiscal Agent which remain unreimbursed and (d) any interest accrued on such advances (see "--Advances" below) as of such time, reduced by any amounts recovered thereon as of such time and, in the case of any Mortgage Loan described in clause (c) of the succeeding paragraph, is the amount determined to have been permanently forgiven as described in such clause (c).

A "Loss Mortgage Loan" is any Mortgage Loan (a) which is finally liquidated,
(b) with respect to which the Master Servicer, the Indenture Trustee or the Fiscal Agent has determined that an Advance which has been made or would otherwise be required to be made, is not, or, if made, would not be, recoverable out of proceeds on such Mortgage Loan or (c) with respect to which a portion of the principal balance thereof has been permanently forgiven whether pursuant to a modification or a valuation resulting from a proceeding initiated under the Bankruptcy Code.

The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is its principal balance as of the Cut-Off Date minus the sum of
(i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-Off Date, to the extent received from the Mortgagor or advanced and paid to Bondholders prior to such date of determination, and (ii) any unscheduled amounts of principal received with respect to such Mortgage Loan, to the extent paid to Bondholders prior to such date of determination. Realized Losses will not be allocated to reduce the Bond Principal Amounts of the Bonds.

The Bond Principal Amount of each of the Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-3 Bonds will be notionally reduced, in that order (solely for purposes of determining the Voting Rights of the related Classes), on any Payment Date to the extent of any Realized Losses allocated to such Class on such Payment Date. To the extent that the aggregate of the Realized Losses for any Payment Date exceeds the Bond Principal Amount for the applicable Class, such excess will be applied to notionally reduce the Bond Principal Amount of the next most subordinate Class of Bonds on such Payment Date. No Bond Principal Amount in respect of any such Class may be notionally reduced below zero.

Appraisal Reductions

With respect to the first Payment Date following the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 60 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed, (v) immediately after a Mortgagor declares bankruptcy, (vi) 60 days after an involuntary petition of bankruptcy is filed with respect to the Mortgagor, if such petition is not dismissed prior to the expiration of such period; and (vii) immediately after a Mortgage Loan becomes an REO Property (each an "Appraisal Reduction Event"), an Appraisal Reduction Amount is required to be calculated by the Special Servicer. The "Appraisal Reduction Amount" for any Payment Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period over (b) the excess of
(i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by an independent member of the Appraisal Institute ("MAI") (the costs of which are required to be paid by the Master Servicer as a Property Protection Advance) over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer, the Indenture Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to the related Mortgage

Interest Rate, (B) all unreimbursed Advances and interest thereon at the Prime Rate and (C) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been the subject of an Advance). If no independent MAI appraisal has been obtained within twelve months prior to the first Payment Date on or after which an Appraisal Reduction Event has occurred, the Special Servicer will be required to estimate the value of the related Mortgaged Properties (the "Special Servicer's Appraisal Reduction Estimate") and such estimate will be used for purposes of determining the Appraisal Reduction Amount. Within 60 days after the Special Servicer receives notice or is otherwise aware of an Appraisal Reduction Event, the Special Servicer will be required to obtain an independent MAI appraisal, the cost of which will be paid by the Master Servicer as a Property Protection Advance. On the first Payment Date occurring on or after the delivery of such independent MAI appraisal, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the independent MAI appraisal is higher or lower than the Special Servicer's Appraisal Reduction Estimate). Annual updates of such independent MAI appraisal will be obtained during the continuance of an Appraisal Reduction Event and the Appraisal Reduction Amount will be adjusted accordingly. Upon payment in full or liquidation of any Mortgage Loan for which an Appraisal Reduction Amount has been determined, such Appraisal Reduction Amount will be eliminated.

Specially Serviced Mortgage Loans; Appraisals

Within 60 days following the occurrence of an Appraisal Reduction Event, the Special Servicer will be required to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser performed in accordance with MAI standards (an "Updated Appraisal"), provided that the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal that is less than twelve months old. The cost of any Updated Appraisal shall be a Property Protection Advance to be paid by the Master Servicer.

Advances

On the business day immediately preceding each Payment Date, the Master Servicer will be obligated to make advances out of its own funds or funds held in the Collection Account that are not required to be part of the Available Payment Amount for such Payment Date (each, a "P&I Advance"), in an amount equal to the excess of all Monthly Payments (net of the Servicing Fee) due during the related Collection Period over the amount actually received during such Collection Period, subject to the limitations described herein. In addition, the Master Servicer will be required to make Property Protection Advances. The Master Servicer generally may not advance any amounts, other than P&I Advances, unless such advance is contemplated in the related Asset Strategy Report (as defined herein) for the related Mortgage Loan or such advance is for one of several purposes specified in the Servicing Agreement as "Property Protection Expenses." All such advances will be reimbursable to the Master Servicer from late payments, insurance proceeds, liquidation proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan or, as to any such advance that is deemed not otherwise recoverable, from any amounts required to be deposited in the Collection Account. Notwithstanding the foregoing, the Master Servicer will be obligated to make any such advance only to the extent that it determines in its reasonable good faith judgment that such advance, if made, would be recoverable out of net proceeds (including any amounts escrowed with respect to the related Mortgage Loan net of any reasonably anticipated expenses payable therefrom) on the related Mortgage Loan.

The amount required to be advanced by the Master Servicer with respect to any Payment Date in respect of Monthly Payments on each Mortgage Loan that has been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to the related Appraisal Reduction Amount less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect of delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (y) a fraction, the numerator of which is such Appraisal Reduction Amount and the denominator of which is the Stated Principal Balance of the related Mortgage Loan as of the last day of the related Collection Period.

The Master Servicer will not be required to advance the full amount of any Balloon Payment not made by the related Mortgagor. To the extent the Master Servicer is required to make a P&I Advance on and after the Due Date for such Balloon Payment, such P&I Advance shall equal the amount equal to a monthly payment calculated by the Special Servicer necessary to fully amortize the related Mortgage Loan over the period used for purposes of calculating the scheduled monthly payments thereon prior to the related Maturity Date. Any failure by the Master Servicer to make an advance as required under the Servicing Agreement will constitute an event of default thereunder, in which case the Indenture Trustee will be obligated to make any required Advance in accordance with the terms of the Servicing Agreement (and if the Indenture Trustee fails to make any such Advance, the Fiscal Agent is required to do so). The Indenture Trustee and the Fiscal Agent may rely conclusively on any determination of non-recoverability made by the Master Servicer.

The Master Servicer, the Indenture Trustee and the Fiscal Agent will be entitled to interest on the aggregate amount of all Advances made by such party at a per annum rate equal to the prime rate reported in The Wall Street Journal (the "Prime Rate").

Reports to Bondholders; Certain Available Information

Indenture Trustee Reports; Special Servicer Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Indenture Trustee, the Indenture Trustee will prepare and forward on each Payment Date to each Bondholder a statement (the "Indenture Trustee Report"), detailing the payments on the Bonds on such Payment Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loans and Mortgaged Properties. For investors that have obtained an account number on the Indenture Trustee's Automatic Statements Accessed by Phone system (the "ASAP System"), the foregoing report or a summary report of Bond factors may be obtained from the Indenture Trustee via automated facsimile by placing a telephone call to (714) 282-5518 and following the voice commands to request "statement number 370." Account numbers on the ASAP System may be obtained by calling the same telephone number and following the voice prompts for obtaining account numbers. Separately, Bond factor information may be obtained from the Indenture Trustee by calling (800) 246-5761. In addition, if the Depositor so directs the Indenture Trustee, and on terms acceptable to the Indenture Trustee, the Indenture Trustee will make available through its electronic bulletin board system, on a confidential basis, certain information related to the Mortgage Loans. The bulletin board may be accessed by calling (714) 282-3990. Investors that have an account on the bulletin board may retrieve the loan level data file for each transaction in the directory. An account number may be obtained by typing "new" upon logging into the bulletin board. A directory has been set up on the bulletin board in which an electronic file is stored containing monthly servicer data. All files are compressed before being put into the directory and are password protected. Passwords to each file will be released by the Indenture Trustee. Additionally, certain information regarding the Mortgage Loans will be made available at the website maintained by the Indenture Trustee at "www.lnbabs.com." Certain reports will also be available at the Internet website of the Master Servicer located at "www.bomcm.com."

With respect to each Determination Date, the Special Servicer will be required to prepare a report (which may be included in various reports) (the "Special Servicer Report") generally containing the information with respect to Specially Serviced Mortgage Loans. The Special Servicer Reports will be delivered to the Indenture Trustee and the Master Servicer, and the Indenture Trustee will distribute such reports to the Bondholders.

Until such time as Definitive Bonds are issued in respect of the DTC Registered Bonds, the foregoing information will be available to the Bond Owners through DTC and the DTC Participants. Any Bond Owner of a Book-Entry Bond who does not receive information through DTC or the DTC Participants may request that Indenture Trustee Reports, Special Servicer Reports and accompanying documentation be mailed directly to it (at its cost) by written request (accompanied by verification of such Bond Owner's ownership interest) to the Indenture Trustee at the Indenture Trustee's corporate trust office primarily responsible for administering the Trust Estate (the "Corporate Trust Office"). The manner in which notices and other communications are conveyed by DTC to DTC Participants, and by DTC Participants to the Bond Owners of Book-Entry Bonds, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Indenture Trustee, the Depositor and the Issuer are required to recognize as Bondholders only those persons in whose names the Bonds are registered on the books and records of the Bond Registrar.

Other Information. The Indenture requires that the Indenture Trustee make available at its Corporate Trust Office, during normal business hours, upon reasonable advance written notice, for review by any holder or Bond Owner of an Offered Bond or any person identified to the Indenture Trustee by any such holder or Bond Owner as a prospective transferee of an Offered Bond or any interest therein, subject to the discussion in the following paragraph, originals or copies of, among other things, the following items (to the extent such items are in the possession of the Indenture Trustee): (a) the Indenture, the Servicing Agreement and any amendments or supplements to either of the foregoing, (b) all Indenture Trustee Reports and Special Servicer Reports delivered to holders of the relevant Class of Offered Bonds since the Closing Date, (c) all officer's certificates delivered to the Indenture Trustee by the Master Servicer and/or Special Servicer since the Closing Date, (d) all accountant's reports delivered to the Indenture Trustee in respect of the Master Servicer and/or Special Servicer since the Closing Date, and (e) any other available items specified in the Indenture. Copies of any and all of the foregoing items will be available from the Indenture Trustee upon request; however, the Indenture Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such services.

The Indenture Trustee will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Bondholders, Bond Owners and prospective purchasers of Bonds and interests therein; provided that the Indenture Trustee may require (a) in the case of a Bond Owner of an Offered Bond, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Indenture Trustee, generally to the effect that such person or entity is a beneficial owner of Offered Bonds, is requesting the information for use by it or another party in evaluating an investment in the Offered Bonds and will otherwise keep such information confidential and (b) in the case of a prospective purchaser of an Offered Bond, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Indenture Trustee, generally to the effect that such person or entity is a prospective purchaser of Offered Bonds or an interest therein, is requesting the information for use in evaluating a possible investment in the Offered Bonds and will otherwise keep such information confidential. Bondholders, by the acceptance of their Bonds, will be deemed to have agreed to keep such information confidential.

Voting Rights

The "Voting Rights" assigned to each Class of Bonds shall be (a)(i) 2% in the case of the Class S Bonds, provided that the Voting Rights of the Class S Bonds will be reduced to zero upon the payment in full of all the Class S Scheduled Payments and any unpaid Class S Shortfalls and accrued interest thereon and
(ii) 1% in the case of the Class X Bonds, provided that the Voting Rights of the Class X Bonds will be reduced to zero upon the payment in full of all the Class X Scheduled Payments and any unpaid Class X Shortfalls and accrued interest thereon (the sum of such percentages, from time to time is the "Fixed Voting Rights Percentage"); and (b) in the case of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Bonds, a percentage equal to the product of (i) 100% minus the Fixed Voting Rights Percentage multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Bond Principal Amount of any such Class (which will be reduced for this purpose by the amount of any Appraisal Reduction Amounts and Realized Losses notionally allocated to such Class, if applicable) and the denominator of which is equal to the aggregate outstanding Bond Principal Amounts of all Classes (other than Class S and Class X) of Bonds (which will be reduced for this purpose by the amount of any Appraisal Reduction Amounts and Realized Losses notionally allocated to such Classes). The Voting Rights of any Class of Bonds will be allocated among holders of Bonds of such Class in proportion to their respective Percentage Interests.

The Indenture Trustee

LaSalle National Bank will be the Indenture Trustee under the Indenture. The Indenture Trustee is required at all times, and will be required to resign if at anytime it fails:

  (i) to be a corporation or national banking association organized and doing business under the laws of the United States or of any state or territory or of the District of Columbia (or a corporation or other person permitted to act as an indenture trustee by the Commission, which

  (A) is authorized under such laws to exercise corporate trust powers, and
  (B) is subject to supervision or examination by federal, state, territorial, or District of Columbia authority);

  (ii) to have a combined capital and surplus of not less than $100,000,000;

  (iii) to have the legal power to exercise all of the rights, powers, and privileges of a holder of the security or securities in which such certificates evidence an interest or participation;

  (iv) to be neither an obligor upon the indenture securities nor a person directly or indirectly controlling, controlled by, or under common control with such obligor;

  (v) to comply with all other applicable requirements of the Trust Indenture Act of 1939, as amended; or

  (vi) to have a minimum long-term debt rating of "A" by DCR and "AA-" by S&P, or if not so rated, then meet different standards provided that each Rating Agency will have confirmed in writing that such different standards would not, in and of itself, result in a downgrade or withdrawal of the then current ratings assigned to the Bonds.

The Depositor, the Master Servicer, the Special Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Indenture Trustee and its affiliates. The Indenture Trustee and any of its respective affiliates may hold Bonds in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Indenture Trustee may appoint a co-trustee or separate trustee of all or any part of the Trust Estate. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Indenture Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Indenture Trustee.

Pursuant to the Indenture, the Indenture Trustee will be entitled to receive with respect to each Mortgage Loan and each Payment Date a monthly fee (the "Indenture Trustee Fee"), in an amount equal to the product of (i) 0.008% per annum (the "Indenture Trustee Fee Rate") and (ii) the Stated Principal Balance of such Mortgage Loan. See also "Description of the Agreements--The Indenture Trustee" in the accompanying prospectus.

Additional Information

Prospective investors should carefully review the accompanying prospectus, in particular the sections captioned "Description of the Bonds" and "Description of the Agreements," for important additional information regarding the Bonds and the Indenture.

                       YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any Offered Bond will depend on (a) the price at which such Bond is purchased by an investor and (b) the rate, timing and amount of payments on such Bond. The rate, timing and amount of payments on any Offered Bond will in turn depend on, among other things, (i) the Bond Interest Rate, if any, for such Bond, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans, and (iii) the rate, timing and severity of Realized Losses.

Rate and Timing of Principal Payments. The yield to holders of any Offered Bonds (other than the Class S Bonds) purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Bond Principal Amounts of such Bonds. As described herein, the Principal Payment Amount for each Payment Date will be payable entirely in respect of the Class A-1 and/or Class A-2 Bonds until the aggregate Bond Principal Amounts thereof are reduced to zero, and will thereafter be payable entirely in respect of the Class A-3, the Class B Bonds, the Class C Bonds, the Class D Bonds and the Class E Bonds, in that order, in each case until the aggregate Bond Principal Amount of such Class of Bonds is reduced to zero. In addition, except under the limited circumstances described herein, holders of the Class A-2 Bonds will not receive any payments of principal for so long as the Class A-1 Bonds are outstanding. Consequently, the rate and timing of principal payments that are paid with respect to each Class of Offered Bonds (other than the Class S Bonds) will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans. The rate and timing of principal payments of the Mortgage Loans are affected by the amortization schedules of such Mortgage Loans, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Estate). Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in payments on the Offered Bonds of amounts that would otherwise be paid over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of the Offered Bonds (other than the Class S Bonds). Defaults on the Mortgage Loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Bonds (other than the Class S Bonds)) while work-outs are negotiated or foreclosures are completed, any such delays will tend to lengthen the weighted average lives of those Offered Bonds (other than the Class S Bonds). See "Master Servicer and Special Servicer" in this prospectus supplement.

The extent to which the yield to maturity of any Class of Offered Bonds (other than the Class S Bonds) may vary from the anticipated yield will depend upon the degree to which such Bonds are purchased at a discount or premium and when, and to what degree, payments of principal are made on such Bonds. An investor should consider, in the case of any Offered Bond (other than the Class S Bonds) purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Bond could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Bond (other than the Class S Bonds) purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Bond could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on any Offered Bond (other than the Class S Bonds) purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on its Offered Bonds (other than the Class S Bonds) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. As stated above, the rate of principal payments on the Offered Bonds (other than the Class S Bonds) is ultimately dependent on the rate of principal payments on the Mortgage Loans. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular.

Losses and Shortfalls. The yield to holders of the Offered Bonds will also depend on the extent to which payments on the Bonds are adversely affected by any losses and other shortfalls on the Mortgage Loans. Realized Losses and other shortfalls in respect of the Mortgage Loans will, in each case, be borne by the holder of the Ownership Certificate and the holders of the Private Bonds (to the extent of amounts otherwise payable on or in respect of the Issuer's Equity and the Private Bonds, respectively, except for the Class X Distributable Amount) prior to any such losses, shortfalls and/or expenses being borne by the holders of the Offered Bonds. If and to the extent that Realized Losses, together with any other shortfalls, exceed the sum of the initial Overcollateralization Amount and the initial aggregate Bond Principal Amount of the Private Bonds (other than the Class X Bonds), it is likely that the holders of one or more Classes of Offered Bonds will not receive the full amount of principal to which they are entitled.

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, provisions requiring lockout periods, provisions requiring the payment of Prepayment Premiums and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and in the accompanying prospectus and "Description of the Mortgage Pool" in this prospectus supplement.

The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a Mortgage Interest Rate, the related Mortgagor has an incentive to refinance its Mortgage Loan. A requirement that a prepayment be accompanied by a Prepayment Premium may not provide a sufficient economic disincentive to deter a Mortgagor from refinancing at a more favorable interest rate.

Depending on prevailing market interest rates, the outlook for market interest rates, incentives offered by mortgage lenders and economic conditions generally, some Mortgagors may sell or refinance Mortgaged Properties in order to realize the equity therein, to meet cash flow needs or to make other investments. In addition, some Mortgagors may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

Neither the Depositor nor the Issuer makes any representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Weighted Average Life

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Bonds (other than the Class S Bonds) will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, partial prepayments and liquidations due to a default, repurchases due to breaches of representations and warranties, or other dispositions of the Mortgage Loans).

Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate prepayment model (the "CPR"). The CPR represents a constant assumed annual rate of prepayment applied on a monthly basis relative to the then outstanding principal balance of a pool of loans for the life of such loans. Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans.

The table "Percent of Initial Aggregate Bond Principal Amounts Outstanding at the Following Percentage of CPR" set forth below indicates the weighted average life of each Class of Offered Bonds (other than the Class S Bonds) at different CPR levels, and sets forth the percentage of the initial principal amount of such Bonds that would be outstanding after each of the dates shown at the indicated CPR. The table has been prepared on the basis of the characteristics of the mortgage loans in the attached diskette (giving effect to the removal of certain Mortgage Loans as specified in such diskette) and on the basis of the following assumptions: (i) the Mortgage Loans prepay at the indicated CPR; (ii) the maturity date of each of the Balloon Mortgage Loans is not extended; (iii) payments on the Offered Bonds are received in cash, on the 25th day of each month, commencing in March, 1999; (iv) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur; (v) prepayments represent payment in full of individual Mortgage Loans and are received on the respective Due Dates and include a month's interest thereon; (vi) there are no repurchases of Mortgage Loans due to breaches of any representation and warranty, or pursuant to an optional termination as described under "Description of the Bonds--Optional Redemption" in this prospectus supplement or otherwise; (vii) the Offered Bonds are purchased on March 10, 1999; (viii) One-Month LIBOR is equal to 5.00% per annum and remains constant while the Bonds are outstanding; and (ix) the Indices are equal to the following per annum rates and remain constant while the Bonds are outstanding:

   Six-Month LIBOR........................................................ 5.00%
   Prime.................................................................. 7.75%
   One-Year CMT........................................................... 4.70%

Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Bond Principal Amount (and weighted average life) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans is the same as any of the specified assumptions. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Bonds may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yield in varying prepayment scenarios.

        Percent of Initial Aggregate Bond Principal Amounts Outstanding
                    at the Following Percentage of CPR (1)

                         Class A-1           Class A-2            Class A-3             Class B              Class C
  Payment Date      ------------------- -------------------- -------------------- -------------------- --------------------
                    0%  12% 18% 24% 30%  0%  12% 18% 24% 30%  0%  12% 18% 24% 30%  0%  12% 18% 24% 30%  0%  12% 18% 24% 30%
                    --- --- --- --- --- ---- --- --- --- --- ---- --- --- --- --- ---- --- --- --- --- ---- --- --- --- ---
Closing Date
Initial
Percentage......    100 100 100 100 100  100 100 100 100 100  100 100 100 100 100  100 100 100 100 100  100 100 100 100 100
February, 2000..     96  62  45  27  10  100 100 100 100 100  100 100 100 100 100  100 100 100 100 100  100 100 100 100 100
February, 2001..     93  29   0   0   0  100 100 100  72  45  100 100 100 100 100  100 100 100 100 100  100 100 100 100 100
February, 2002..     88   0   0   0   0  100  99  61  28   0  100 100 100 100  98  100 100 100 100 100  100 100 100 100 100
February, 2003..     83   0   0   0   0  100  72  29   0   0  100 100 100  73   0  100 100 100 100   0  100 100 100 100  91
February, 2004..     78   0   0   0   0  100  49   4   0   0  100 100 100   0   0  100 100 100  12   0  100 100 100 100   0
February, 2005..     70   0   0   0   0  100  27   0   0   0  100 100   4   0   0  100 100 100   0   0  100 100 100   0   0
February, 2006..     64   0   0   0   0  100   9   0   0   0  100 100   0   0   0  100 100   0   0   0  100 100  77   0   0
February, 2007..     59   0   0   0   0  100   0   0   0   0  100  65   0   0   0  100 100   0   0   0  100 100   0   0   0
February, 2008..     30   0   0   0   0  100   0   0   0   0  100   0   0   0   0  100  26   0   0   0  100 100   0   0   0
February, 2009..      0   0   0   0   0   70   0   0   0   0  100   0   0   0   0  100   0   0   0   0  100   0   0   0   0
February, 2010..      0   0   0   0   0   65   0   0   0   0  100   0   0   0   0  100   0   0   0   0  100   0   0   0   0
February, 2011..      0   0   0   0   0   60   0   0   0   0  100   0   0   0   0  100   0   0   0   0  100   0   0   0   0
February, 2012..      0   0   0   0   0   55   0   0   0   0  100   0   0   0   0  100   0   0   0   0  100   0   0   0   0
February, 2013..      0   0   0   0   0   48   0   0   0   0  100   0   0   0   0  100   0   0   0   0  100   0   0   0   0
February, 2014..      0   0   0   0   0   42   0   0   0   0  100   0   0   0   0  100   0   0   0   0  100   0   0   0   0
February, 2015..      0   0   0   0   0   36   0   0   0   0  100   0   0   0   0  100   0   0   0   0  100   0   0   0   0
February, 2016..      0   0   0   0   0   29   0   0   0   0  100   0   0   0   0  100   0   0   0   0  100   0   0   0   0
February, 2017..      0   0   0   0   0   21   0   0   0   0  100   0   0   0   0  100   0   0   0   0  100   0   0   0   0
February, 2018..      0   0   0   0   0   13   0   0   0   0  100   0   0   0   0  100   0   0   0   0  100   0   0   0   0
February, 2019..      0   0   0   0   0    5   0   0   0   0  100   0   0   0   0  100   0   0   0   0  100   0   0   0   0
February, 2020..      0   0   0   0   0    0   0   0   0   0   78   0   0   0   0  100   0   0   0   0  100   0   0   0   0
February, 2021..      0   0   0   0   0    0   0   0   0   0   25   0   0   0   0  100   0   0   0   0  100   0   0   0   0
February, 2022..      0   0   0   0   0    0   0   0   0   0    0   0   0   0   0   50   0   0   0   0  100   0   0   0   0
February, 2023..      0   0   0   0   0    0   0   0   0   0    0   0   0   0   0    0   0   0   0   0   66   0   0   0   0
February, 2024..      0   0   0   0   0    0   0   0   0   0    0   0   0   0   0    0   0   0   0   0    0   0   0   0   0
February, 2025..      0   0   0   0   0    0   0   0   0   0    0   0   0   0   0    0   0   0   0   0    0   0   0   0   0
February, 2026..      0   0   0   0   0    0   0   0   0   0    0   0   0   0   0    0   0   0   0   0    0   0   0   0   0
Weighted Average
Life in years(1)..  7.1 1.4 0.9 0.7 0.5 13.9 5.0 3.4 2.5 2.0 21.5 8.2 5.6 4.2 3.3 23.0 8.9 6.4 4.8 3.7 24.2 9.2 7.3 5.5 4.3
                           Class D               Class E
  Payment Date      --------------------- ---------------------
                     0%  12%  18% 24% 30%  0%  12%  18% 24% 30%
                    ---- ---- --- --- --- ---- ---- --- --- ---
Closing Date
Initial
Percentage......     100  100 100 100 100  100  100 100 100 100
February, 2000..     100  100 100 100 100  100  100 100 100 100
February, 2001..     100  100 100 100 100  100  100 100 100 100
February, 2002..     100  100 100 100 100  100  100 100 100 100
February, 2003..     100  100 100 100 100  100  100 100 100 100
February, 2004..     100  100 100 100  46  100  100 100 100 100
February, 2005..     100  100 100  84   0  100  100 100 100   0
February, 2006..     100  100 100   0   0  100  100 100  56   0
February, 2007..     100  100  90   0   0  100  100 100   0   0
February, 2008..     100  100   0   0   0  100  100  49   0   0
February, 2009..     100   45   0   0   0  100  100   0   0   0
February, 2010..     100    0   0   0   0  100   87   0   0   0
February, 2011..     100    0   0   0   0  100    0   0   0   0
February, 2012..     100    0   0   0   0  100    0   0   0   0
February, 2013..     100    0   0   0   0  100    0   0   0   0
February, 2014..     100    0   0   0   0  100    0   0   0   0
February, 2015..     100    0   0   0   0  100    0   0   0   0
February, 2016..     100    0   0   0   0  100    0   0   0   0
February, 2017..     100    0   0   0   0  100    0   0   0   0
February, 2018..     100    0   0   0   0  100    0   0   0   0
February, 2019..     100    0   0   0   0  100    0   0   0   0
February, 2020..     100    0   0   0   0  100    0   0   0   0
February, 2021..     100    0   0   0   0  100    0   0   0   0
February, 2022..     100    0   0   0   0  100    0   0   0   0
February, 2023..     100    0   0   0   0  100    0   0   0   0
February, 2024..      86    0   0   0   0  100    0   0   0   0
February, 2025..       0    0   0   0   0   75    0   0   0   0
February, 2026..       0    0   0   0   0    0    0   0   0   0
Weighted Average
Life in years(1)..  25.4 10.0 8.4 6.3 5.0 26.1 11.3 9.0 7.0 5.5

(1) The weighted average life of a class of Offered Bonds is determined by (i) multiplying the amount of each distribution of principal by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the total principal payments on such Class of Bonds.

Class S Bond Yield Considerations

The yield to maturity of the Class S Bonds will be affected by the prepayment and repurchase experience, and the severity of losses, and delinquencies for which no advance is made, on the Mortgage Loans. If on any Payment Date the Available Interest Payment Amount is insufficient to pay the Class S Scheduled Payment and interest on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Bonds, the resulting shortfall will first be borne by the Class S Bonds before the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Bonds. Any such Class S Shortfall will be payable on such Payment Date or, with interest, on succeeding Payment Dates, but will be payable only after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class X and Class E Bonds have received their interest, principal or the Class X Distributable Amount, as applicable, for the related Payment Date. See "Description of the Bonds--Payments on the Bonds--Priority of Payments" in this prospectus supplement. Prospective investors should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

The following table indicates the sensitivity of the pre-tax yield to maturity on the Class S Bonds to various rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments on the Class S Bonds and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the assumptions described in clauses (i) through (ix) in the second paragraph preceding the table entitled "Percent of Initial Aggregate Bond Principal Amounts Outstanding at the Following Percentages of CPR" under the heading "Weighted Average Life" above. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Class S Bonds may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yield in varying prepayment scenarios.

       Pre-Tax Yield to Maturity of the Class S Bonds Due to Prepayments

Assumed Purchase Price          Percentage of CPR
as a Percentage of the  --------------------------------------
Bond Principal Amount     0%     12%     18%     24%     30%
----------------------  ------  ------  ------  ------  ------
        88.000%         7.1069% 7.1069% 7.1069% 7.1069% 7.1069%

Each pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class S Bonds would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as payments on the Class S Bonds, and thus do not reflect the return on any investment in the Class S Bonds when, as applicable, any reinvestment rates other than the discount rates set forth in the preceding table are considered. These yields also do not take into account any losses or delinquencies on the Mortgage Loans.

Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class S Bonds may differ from those shown in the table, even if all of the Mortgage Loans prepay at the indicated constant percentages of CPR over any given time period or over the entire life of the Bonds.

There can be no assurance that the Mortgage Loans will prepay at any particular rate or that yield on the Class S Bonds will conform to the yields described herein. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster payments than indicated in the preceding table at the various constant percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class S Bonds should fully consider the risk that an extremely rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

                      MASTER SERVICER AND SPECIAL SERVICER

Banc One Mortgage Capital Markets, LLC ("Banc One"), a Delaware limited liability company, will be the Master Servicer and Special Servicer and in such capacities will be responsible for servicing the Mortgage Loans. The principal offices of Banc One Mortgage Capital Markets, LLC are located at 1717 Main Street, Suite 1200, Dallas, Texas 75201.

As of December 31, 1998, Banc One and its affiliates were responsible for servicing approximately 7,058 commercial and multifamily loans with an aggregate principal balance of approximately $22.3 billion, the collateral for which is located in 49 states, Puerto Rico, the District of Columbia, the Virgin Islands and Mexico. With respect to such loans, approximately 6,180 loans with an aggregate principal balance of approximately $17.9 billion pertain to commercial and multifamily mortgage-backed securities.

The information concerning the Master Servicer and Special Servicer set forth herein has been provided by Banc One and none of the Issuer, the Mortgage Loan Seller, the Depositor, the Indenture Trustee, the Loan Originator, the Fiscal Agent or the Underwriters makes any representation or warranty as to the accuracy thereof. The Master Servicer and Special Servicer (except for the information under this heading) will make no representation as to the validity or sufficiency of the Indenture, the Servicing Agreement, the Bonds, the Mortgage Loans, this prospectus supplement or related documents.

Responsibilities of Master Servicer

Under the Servicing Agreement (the "Servicing Agreement") among the Issuer, the Master Servicer, the Special Servicer, the Indenture Trustee and the Fiscal Agent, the Master Servicer is required to service and administer the Mortgage Loans solely on behalf of and in the best interests of and for the benefit of the Bondholders, in accordance with the terms of the Servicing Agreement and the Mortgage Loans and, to the extent consistent with such terms, with the higher of the following standards (with respect to the Master Servicer, the "Servicing Standard"): (a) the standard of care, skill, prudence and diligence with which the Master Servicer services and administers mortgage loans that are held for other portfolios that are similar to the Mortgage Loans and (b) the standard of care, skill, prudence and diligence with which the Master Servicer services and administers mortgage loans for its own portfolio that are similar to the Mortgage Loans, in either case, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers, but without regard to:

  (i) any relationship that the Master Servicer or any affiliate of the Master Servicer may have with any Mortgagor or any affiliate of any Mortgagor or any other party to the Servicing Agreement;

  (ii) the Master Servicer's obligations to make Advances with respect to the Mortgage Loans;

  (iii) the adequacy of the Master Servicer's compensation for its services under the Servicing Agreement or with respect to any particular transaction;

  (iv) the ownership, servicing or management for others by the Master Servicer of any other mortgage loans or property; or

  (v) the ownership by the Master Servicer or any of its affiliates of any Bonds or other securities.

The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or using its best efforts to cause the Mortgagor under each Mortgage Loan to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and filing and settling claims thereunder; maintaining escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by any Mortgagor pursuant to the Mortgage Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; demanding that the Mortgagor cure delinquencies; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining records relating to the Mortgage Loans.

The Master Servicer will initially delegate its servicing obligations in respect of the Mortgage Loans to the Primary Servicer; provided, however, the Master Servicer will remain obligated for servicing the Mortgage Loans pursuant to the Servicing Agreement. See "Risk Factors--Servicing Transfer" and "The Loan Originator and Primary Servicer" in this prospectus supplement.

Responsibilities of Special Servicer

The servicing responsibility for a particular Mortgage Loan will be transferred to the Special Servicer upon the occurrence of any of the following servicing transfer events (each, a "Servicing Transfer Event"): (i) the Mortgage Loan becomes a "Defaulted Mortgage Loan" because it is more than 60 days delinquent in whole or in part in respect of any Monthly Payment, or is delinquent in whole or in part more than 30 days in respect of the related Balloon Payment;
(ii) the related Mortgagor has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the Mortgagor has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a period of 60 days; (iii) the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) in the judgment of the Master Servicer, a payment default has occurred and is not likely to be cured by the related Mortgagor within 60 days;
(v) the related Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;
(vi) any other material default has, in the Master Servicer's judgment, occurred which is not reasonably susceptible of cure within the time periods and on the terms and conditions, if any, provided in the related Mortgage;
(vii) the related Mortgaged Property becomes an REO Property; (viii) if for any reason, the Master Servicer cannot enter into an assumption agreement upon the transfer by the related Mortgagor of the mortgage; or (ix) an event has occurred which, in the reasonable judgment of the Master Servicer, has or will materially and adversely affect the value of the Mortgaged Property. A Mortgage Loan serviced by the Special Servicer is referred to herein as a "Specially Serviced Mortgage Loan." The Special Servicer will collect certain payments on such Specially Serviced Mortgage Loans and make certain remittances to, and prepare certain reports for, and acceptable to, the Master Servicer and the Indenture Trustee with respect to such Mortgage Loans. The Master Servicer shall have no responsibility for the performance by the Special Servicer of its duties under the Servicing Agreement provided that the Master Servicer continues to perform certain servicing functions on such Specially Serviced Mortgage Loans and, based on the information provided to it by the Special Servicer, prepares certain reports to the Indenture Trustee with respect to such Specially Serviced Mortgage Loans. To the extent that any Mortgage Loan, in accordance with its original terms or as modified in accordance with the Servicing Agreement, becomes a performing Mortgage Loan for at least three consecutive months and provided that no additional default is foreseeable in the reasonable judgment of the Special Servicer, the Special Servicer will return servicing of such Mortgage Loan (a "Corrected Mortgage Loan") to the Master Servicer.

Under the Servicing Agreement the Special Servicer is required to service, administer and dispose of Specially Serviced Mortgage Loans solely in the best interests of and for the benefit of the Bondholders, in accordance with the Servicing Agreement and the Mortgage Loans and to the extent consistent with such terms, with the higher of the following standards (with respect to the Special Servicer, the "Servicing Standard"): (a) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of distressed mortgage loans and related real property that are held for other portfolios that are similar to the Mortgage Loans, Mortgaged Property and REO Property and (b) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of distressed mortgage loans and related real property for its own portfolio that are similar to the Mortgage Loans, Mortgaged Property and REO Property, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers, so as to maximize the net present value of recoveries on the Mortgage Loans, but without regard to:

  (i) any relationship that Special Servicer or any affiliate of the Special Servicer may have with any Mortgagor or any affiliate of any Mortgagor or any other party to the Servicing Agreement;

  (ii) the adequacy of the Special Servicer's compensation for its services under the Servicing Agreement or with respect to any particular transaction;

  (iii) the ownership, servicing or management for others by the Special Servicer of any other mortgage loans or property; or

  (iv) the ownership by the Special Servicer or any of its affiliates of any Bonds or other securities.

The Special Servicer, on behalf of the Indenture Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire, in the name of the Issuer, title to a Mortgaged Property securing a Specially Serviced Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Special Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Issuer, for the benefit of Bondholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such Mortgaged Property within the meaning of certain federal environmental laws unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be paid as an expense of the Trust Estate), that:

  (i) the Mortgaged Property is in compliance with applicable environmental laws; or if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a net present value basis, after taking into account any risks associated therewith, than not taking such actions; and

  (ii) no circumstances are present at the Mortgaged Property relating to the use, management, storage or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that, if any such materials are present, taking such action with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis, after taking into account any risks associated therewith, than not taking such actions.

If title to any Mortgaged Property is acquired by the Issuer, the Special Servicer, on behalf of the Issuer and the Bondholders, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless the Internal Revenue Service (the "IRS") grants an extension of time to sell such property. Subject to the foregoing and any other tax-related limitations, pursuant to the Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired consistent with its Servicing Standard and in the same manner as would prudent mortgage loan servicers and asset managers who have acquired mortgaged properties comparable to the Mortgaged Properties acquired by the Issuer under the same circumstances. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuer is administered so that it constitutes "foreclosure property" within the meaning of Code Section 856(e) at all times. If the Issuer acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Issuer, will retain, at the expense of the Issuer, an independent contractor to manage and operate such Mortgaged Property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Servicing Agreement.

The Special Servicer shall have full power and authority to do any and all things in connection with servicing and administering a Mortgage Loan that it may deem in its best judgment necessary or advisable, including, without limitation, to execute and deliver on behalf of the Indenture Trustee and the Bondholders any and all instruments of satisfaction or cancellation or of partial release or full release or discharge and all other comparable instruments, to reduce the related Mortgage Rate, and to defer or forgive payment of interest and/or principal with respect to any Specially Serviced Mortgage Loan or any Mortgaged Property. The Special Servicer may not permit a modification of any Mortgage Loan to extend the scheduled maturity date of any Specially Serviced Mortgage Loan to a date later than three years prior to the Stated Maturity Date. Notwithstanding the foregoing, the Special Servicer may not permit any such modification with respect to a Balloon Mortgage Loan if it results in the extension of such maturity date beyond the amortization term of such Balloon Mortgage Loan absent the related Balloon Payment.

The Special Servicer will prepare a report (an "Asset Strategy Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. The holders of the fewest number of classes of Bonds representing the most subordinate Bonds with an aggregate Bond Principal Amount equal to at least 20% of the initial Bond Principal Amount of such Class of Bonds (which Bond Principal Amount will be reduced for this purpose by the amount of any Realized Losses or Appraisal Reduction Amounts notionally allocated to such Class, if applicable) (the "Monitoring Bondholders") will designate one Monitoring Bondholder pursuant to the Servicing Agreement (the

"Directing Bondholder"). Each Asset Strategy Report will be delivered to the Directing Bondholder. The Directing Bondholder may object to any Asset Strategy Report within 10 business days of receipt; provided, however, that the Special Servicer is required to implement the recommended action as outlined in such Asset Strategy Report if it makes an affirmative determination that not taking such action would result in a violation of its Servicing Standard. If the Directing Bondholder does not disapprove an Asset Strategy Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report. If the Directing Bondholder disapproves such Asset Strategy Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Strategy Report as soon as practicable. The Special Servicer will revise such Asset Strategy Report until the Directing Bondholder fails to disapprove such revised Asset Strategy Report as described above, provided that the Special Servicer shall not be under any obligation to perform any actions or delay implementation of the Asset Strategy Report actions or revise such report to take any actions which are not consistent with its Servicing Standard, applicable laws or the related Mortgage Loan documents. Any Bondholder may request and obtain a copy of any Asset Strategy Report except to the extent prohibited by applicable law or the related Mortgage Loan documents or if the Indenture Trustee determines in its reasonable judgment that delivery of such Asset Strategy Report would not be in the best interest of the Bondholders.

The Special Servicer may be removed without cause at any time by the Directing Bondholder.

Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its servicing activities will be the "Servicing Fee." The Servicing Fee will be payable monthly and will accrue at the applicable Servicing Fee Rate and will be computed on the basis of the Stated Principal Balance and for the same period respecting which any related interest payment on each Mortgage Loan is computed. The "Servicing Fee Rate" with respect to each Mortgage Loan equals 0.30% per annum and includes the amount payable to the Primary Servicer. The Servicing Fee will be calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and on the basis of a 360-day year consisting of twelve 30-day months.

The Master Servicer will also be entitled to retain as additional servicing compensation (i) all investment income earned on amounts on deposit in any Mortgagor escrow accounts or reserve accounts (to the extent consistent with applicable law and the related Mortgage Loan documents) and the Collection Account, (ii) all amounts collected with respect to the Mortgage Loans (that are not Specially Serviced Mortgage Loans) in the nature of late payment charges, late fees, NSF check charges (including with respect to Specially Serviced Mortgage Loans), extension fees, modification fees, assumption fees, net default interest and similar fees and charges, and (iii) any Prepayment Interest Excess (to the extent not offset against any Prepayment Interest Shortfall relating to non-Specially Serviced Mortgage Loans in accordance with the provisions of the Servicing Agreement).

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the "Special Servicing Fee." The Special Servicing Fee will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.45% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially

Serviced Mortgage Loans and on the basis of a 360-day year consisting of twelve 30-day months, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties on deposit in the Collection Account.

The Special Servicer will also be entitled to receive with respect to any Specially Serviced Mortgage Loan or REO Property that is sold or transferred or otherwise liquidated, in addition to the Special Servicing Fee, a disposition fee (the "Disposition Fee") equal to 1.0% of the net proceeds of the sale or liquidation of any Specially Serviced Mortgage Loan or REO Property.

A "Workout Fee" will in general be payable to the Special Servicer with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% with respect to a Corrected Mortgaged Loan to, each collection of interest (other than default interest) and principal (including scheduled payments, prepayments, and Balloon Payments at maturity) received on such Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

The Special Servicer will also be entitled to retain as additional servicing compensation (i) all investment income earned on amounts on deposit in any account established for REO Properties (an "REO Account"), and (ii) all amounts collected with respect to the Specially Serviced Mortgage Loans in the nature of late payment charges, late fees, assumption fees, modification fees, extension fees or similar items (other than NSF check charges and default interest).

                      DESCRIPTION OF OPERATIVE AGREEMENTS

General

The following summary describes certain terms of the Indenture, Servicing Agreement, Deposit Trust Agreement, Mortgage Loan Purchase Agreement and Administration Agreement (collectively, the "Operative Agreements"). The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Operative Agreements. Copies of the Operative Agreements will be filed with the Commission following the issuance of the Offered Bonds. The Indenture Trustee will provide to a prospective or actual Bondholder upon payment of actual costs and upon written request, copies (without exhibits) of the Operative Agreements. Requests should be addressed to LaSalle National Bank, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674, Attention: Asset-Backed Securities Trust Services Group--Collateralized Mortgage Bonds-- ICCMAC Multifamily and Commercial Trust 1999-1.

Assignment of the Mortgage Loans

On or prior to the Closing Date, the Mortgage Loan Seller will assign or cause to be assigned the Mortgage Loans, without recourse, to the Depositor and the Depositor will assign such Mortgage Loans, without recourse to the Issuer (excluding, in each case, the right to receive Prepayment Premiums which right will be retained by the Mortgage Loan Seller). The Issuer will pledge and assign the Mortgage Loans to the Indenture Trustee in exchange for the Bonds. Prior to the Closing Date, the Mortgage Loan Seller will, as to each Mortgage Loan, deliver or cause to be delivered to the Indenture Trustee among other things, the following documents (collectively, as to such Mortgage Loan, the "Mortgage Loan File"):

  (i) the original Mortgage, and any intervening assignments thereof, in each case with evidence of recording thereon or in case such documents have not been returned by the applicable recording office, certified copies thereof;

  (ii) the original or, if accompanied by a "lost note" affidavit, a copy of the Mortgage Note, endorsed by the Mortgage Loan Seller, without recourse, in blank or to the order of Indenture Trustee;

  (iii) an original assignment of the Mortgage, executed by the Mortgage Loan Seller, in blank or to the order of the Indenture Trustee, in recordable form;

  (iv) originals or certified copies of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage) and any intervening assignments of each such document or instrument;

  (v) assignments of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage), executed by the Mortgage Loan Seller, in blank or to the order of the Indenture Trustee;

  (vi) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed;

  (vii) the originals or certificates or a lender's title insurance policy issued on the date of the origination of such Mortgage Loan or, with respect to each Mortgage Loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located; and

  (viii) originals or copies of any guaranties related to such Mortgage Loan.

The Mortgage Loan Seller has agreed with the Depositor to cause each assignment described in clauses (iii) and (v) above to be submitted for recording in the real property records of the jurisdiction in which the related Mortgage Property is located. Any such assignment delivered in blank will be completed to the order of the Indenture Trustee prior to recording.

The Indenture Trustee

LaSalle National Bank, a national banking association, shall serve as Indenture Trustee under the Indenture pursuant to which the Bonds are being issued. Except in circumstances such as those involving defaults (when it might request assistance from other departments in the bank), its responsibilities as Indenture Trustee are carried out by its Asset-Backed Securities Trust Services Group. Its principal corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674, Attention: Asset-Backed Securities Trust Services Group--Collateralized Mortgage Bonds--ICCMAC Multifamily and Commercial Trust 1999-1.

The Fiscal Agent

ABN AMRO Bank N.V., a Netherlands banking corporation and the corporate parent of the Indenture Trustee, will act as Fiscal Agent for the Trust Estate and will be obligated to make any Advance required to be but not made by the Indenture Trustee under the Servicing Agreement. Any such Advance made by the Fiscal Agent will cure the default caused by the failure of the Indenture Trustee to make such Advance. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Indenture Trustee.

The Indenture Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of June 30, 1998, the Fiscal Agent reported assets of approximately $491 billion.

Collection Accounts

General. The Master Servicer will establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Loans (collectively, the "Collection Account") which shall be an account or accounts satisfying the requirements set forth in the Servicing Agreement as are necessary to maintain the ratings on the Bonds from each Rating Agency. The amount on deposit in the Collection Account may be invested by the Master Servicer only in United States government securities and other obligations specified in the Servicing Agreement ("Permitted Investments"). Interest or other income earned on funds in the Collection Account will be paid to the Master Servicer as additional servicing compensation.

Deposits. The Master Servicer will deposit or cause to be deposited in the Collection Account within one (1) business day after receipt, the following payments and collections received with respect to the Mortgage Loans by the Master Servicer:

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  (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

  (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer as its servicing compensation or reimbursement for interest on Advances;

  (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgage Property securing a Mortgage Loan (to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions of the related Mortgage Loan) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Estate, by foreclosure, condemnation or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Bondholders by foreclosure or by deed in lieu of foreclosure or otherwise;

  (iv) any advances made as described under "Description of the Bonds-- Advances" in this prospectus supplement;

  (v) any amounts received from the Special Servicer;

  (vi) out of the Master Servicer's own funds, an amount representing net losses realized on Permitted Investments with respect to funds in the Collection Account; and

  (vii) any other amounts received from the Mortgagor with respect to the Mortgage Loans;

but excluding any REO Proceeds and penalties or fees for extensions, assumptions or modifications or related activities and services, which may be retained by the Master Servicer or remitted to the Special Servicer, as applicable, as additional servicing compensation. REO Proceeds shall be maintained in the REO Account by the Special Servicer prior to their remittance (net of withdrawals permitted to be made by the Special Servicer pursuant to the Servicing Agreement to the Master Servicer for deposit into the Collection Account).

The Master Servicer is required to deposit into the Payment Account (as described below) on the business day preceding each Payment Date all amounts on deposit in the Collection Account prior to the Determination Date or otherwise received with respect to the Mortgage Loans, net of the withdrawals from the Collection Account permitted to be made by the Master Servicer.

Withdrawals. The Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes:

  (i) to reimburse itself, the Indenture Trustee or the Fiscal Agent for unreimbursed amounts advanced as described under "Description of the Bonds--Advances" in this prospectus supplement, such reimbursement to be made out of amounts received which were identified and

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  applied by the Master Servicer as late collections of interest on and principal of the particular Mortgage Loans with respect to which the Advances were made;

  (ii) to reimburse (A) itself for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Mortgage Loans and REO Properties acquired in respect thereof, such reimbursement to be made out of amounts (whether in the form of late collections, Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular REO Properties, with respect to which such fees were earned or such expenses were incurred) that represent recoveries of interest on such Mortgage Loans and (B) the Special Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Specially Serviced Mortgage Loans and REO Properties acquired in respect thereof;

  (iii) to reimburse itself, the Special Servicer, the Indenture Trustee or the Fiscal Agent for any Advances described in clause (i) above and any servicing expenses described in clause (ii) above which, in the Master Servicer's, the Special Servicer's, the Indenture Trustee's or the Fiscal Agent's good faith judgment, will not be recoverable from the amounts described in clauses (i) and (ii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans that remain outstanding;

  (iv) to pay itself, the Indenture Trustee or the Fiscal Agent interest accrued on the Advances described in clause (i) above and the servicing expenses described in clause (ii) above while such interest remains outstanding and unreimbursed;

  (v) to pay itself as additional servicing compensation interest and investment income earned in respect of amounts held in the Collection Account;

  (vi) to pay the Special Servicer the Special Servicing Fees, the Disposition Fees and the Workout Fees;

  (vii) to recoup any amount deposited in the Collection Account and not required to be deposited therein; and

  (viii) to make any other withdrawals permitted by the Indenture.

Payment Account. The Indenture Trustee will establish and maintain, or cause to be established and maintained, an account for the collection of payments from the Master Servicer (the "Payment Account"). The Indenture Trustee will also deposit or cause to be deposited in a Payment Account the following amounts:

  (i) Liquidation Proceeds, if any, resulting from the liquidation of Collateral in accordance with the terms of the Indenture; and

  (ii) any other amounts required to be deposited in the Payment Account as provided in the Indenture.

Reports to Bondholders

On each Payment Date, based upon information provided by the Servicers, the Indenture Trustee shall furnish to each Bondholder, the Mortgage Loan Seller, the Depositor, each Underwriter and each Rating Agency a statement setting forth certain information with respect to the Mortgage Loans and the Bonds required pursuant to the Indenture. In addition, within a reasonable period of time

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after each calendar year, the Indenture Trustee shall furnish to each person who at any time during such calendar year was the holder of a Bond a statement containing certain information with respect to the Bond required pursuant to the Indenture, aggregated for such calendar year or portion thereof during which such person was a Bondholder. Unless and until Definitive Bonds are issued, such statements or reports will be furnished only to Cede & Co., as nominee for DTC; provided, however, that the Indenture Trustee shall furnish a copy of any such statement or report to any Beneficial Owner which requests such copy and certifies to the Indenture Trustee that it is the Beneficial Owner of a Bond for a nominal charge. Any person may call the Indenture Trustee at (800) 246-5762 in order to inquire as to how to obtain such statement or report. Such statement or report may be available to Beneficial Owners upon request to DTC or their respective Participant or Indirect Participants. Any Asset Strategy Report shall be delivered, subject to any confidentiality or other restrictions imposed by law, by the Indenture Trustee upon request to any Beneficial Owner of an Offered Bond subject to receipt by the Indenture Trustee and the Special Servicer of evidence satisfactory to them that the request is made by a Beneficial Owner and the receipt by the Indenture Trustee of a certificate acknowledging certain limitations with respect to the use of such statement or report. See "Description of the Bonds--Reports to Bondholders; Certain Available Information" in the accompanying prospectus. The Directing Bondholder shall receive all reports prepared or received by the Master Servicer or the Special Servicer. In addition, each other Bondholder (or a Beneficial Owner, which requests such copy and certifies to the Indenture Trustee that it is the Beneficial Owner of a Bond) may obtain all such reports at its expense as described in the Indenture.

Fidelity Bonds and Errors and Omissions Insurance

The Servicing Agreement will require that the Servicers obtain and maintain in effect a blanket fidelity bond or similar form of insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of such Servicer. The Servicing Agreement will allow a Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Servicing Agreement are met.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Mortgage Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The Master Servicer, on behalf of the Issuer, will generally exercise any right the Indenture Trustee (or waive the right to exercise, provided that, with respect to certain Mortgage Loans, written confirmation has been obtained from the Rating Agencies to the effect that such waiver will not result in a downgrade or withdrawal of the then current ratings on the Bonds) may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance. Any fee collected by or on behalf of the Master Servicer relative to a non-Specially Serviced Mortgage Loan for an extension, modification, assumption, and similar fees and charges will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus.

Evidence as to Compliance

The Servicing Agreement will provide that on or before April 30 in each year, beginning on April 30, 2000, a firm of independent public accountants will furnish a statement to the Issuer and the Indenture Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of each Servicer was conducted in compliance with the terms of the Servicing Agreement except for any exceptions the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

The Servicing Agreement will also provide for delivery to the Indenture Trustee, on or before April 30 in each year beginning on April 30, 2000, of an annual statement signed by an officer of each Servicer to the effect that such Servicer, to the best of its knowledge, has fulfilled its material obligations under the Servicing Agreement throughout the preceding calendar year.

Copies of such annual accountants' statement and such statements of officers will be obtainable by Bondholders and Beneficial Owners upon written request to the Indenture Trustee at the expense of the requester; provided that such Beneficial Owner will be required to have certified to the Indenture Trustee that it is the Beneficial Owner of a Bond.

Certain Matters Regarding each Servicer and the Depositor

The Servicing Agreement will provide that any Servicer may resign from its obligations and duties thereunder only with the consent of the Indenture Trustee, which consent may not be unreasonably withheld, or upon a determination that its duties under the Servicing Agreement are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed such Servicer's obligations and duties under the Servicing Agreement. Notwithstanding the foregoing, either Servicer may enter into a subservicing agreement delegating its rights and duties under the Servicing Agreement, but such Servicer will remain responsible for the performance of its obligations under the Servicing Agreement.

The Servicing Agreement will further provide that none of the Servicers, or any officer, director, manager, member, employee, or agent thereof will be under any liability to the Owner Trustee or Bondholders for any action taken, or for refraining from the taking of any action in accordance with its Servicing Standard, in good faith pursuant to the Servicing Agreement; provided, however, that no Servicer nor any such person will be protected against any breach of a representation or warranty made in the Servicing Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder. The Depositor will be liable only to the extent of its obligations specifically imposed upon and undertaken by the Depositor. The Servicing Agreement will further provide that each Servicer will be entitled to indemnification by the Issuer against any loss, liability, damage, claim or expense incurred in connection with any legal action, claim or threat of legal action relating to the Servicing Agreement or the Mortgage Loans; provided, however, that such indemnification will not extend to any loss, liability, damage, claim or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder, or by reason of negligent disregard of such obligations or duties. In addition, the Servicing Agreement will provide that no Servicer will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Servicing Agreement and which in its opinion may involve it in any expense or liability. Any Servicer may, however, with the consent of the Indenture Trustee undertake any such action which it may deem necessary or desirable with respect to the Servicing Agreement and the rights and duties of the parties thereto and the interests of the Bondholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Bondholders, and the Servicer will be entitled to be reimbursed therefor.

Any person into which a Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which a Servicer is a party, or any person succeeding to the business of a Servicer will be the successor of such Servicer under the Servicing Agreement.

Servicer Events of Default

Events of Default with respect to a Servicer under the Servicing Agreement (each a "Servicer Event of Default") include:

  (i) with respect to the Master Servicer, failure to deposit in the Collection Account when due or remit when due to the Indenture Trustee for deposit into the Payment Account any amount required to be deposited, advanced or remitted under the terms of the Servicing Agreement (whether or not the Indenture Trustee or the Fiscal Agent makes such Advance); with respect to the Special Servicer, failure to remit to the Master Servicer or the Indenture Trustee, as required by the Servicing Agreement, any amount required to be advanced or remitted under the terms of the Servicing Agreement within one business day of the date required pursuant to the terms of the Servicing Agreement; in the event the Indenture Trustee or the Fiscal Agent makes a required Advance (which is not a nonrecoverable Advance), such Servicer Event of Default shall occur immediately upon the making of such Advance by the Indenture Trustee or the Fiscal Agent;

  (ii) any failure on the part of such Servicer duly to observe or perform in any respect any other of the covenants or agreements on the part of such Servicer contained in the Servicing Agreement which materially and adversely affects the interests of the Bondholders and which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Issuer or the Indenture Trustee, or to such Servicer (with a copy to the Issuer, the Indenture Trustee, and the other Servicer) by the holders of Bonds entitled to at least 25% of the Voting Rights of any Class affected thereby;

  (iii) any breach of the representations and warranties contained in the Servicing Agreement which materially and adversely affects the interests of the Bondholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such Servicer by the Issuer or the Indenture Trustee or to such Servicer (with a copy to the Issuer, the Indenture Trustee and the other Servicer) by the holders of Bonds entitled to at least 25% of the Voting Rights of any Class affected thereby;


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  (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

  (v) such Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, such Servicer or of, or relating to, all or substantially all of the property of such Servicer;

  (vi) such Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; and

  (vii) if at any time such Servicer is not an "approved servicer" as determined by the Rating Agencies.

The Indenture Trustee will, not later than 5 days after the Indenture Trustee becomes aware of the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute a Servicer Event of Default, transmit by mail to the Issuer and all Bondholders notice of such occurrence, unless such default shall have been cured or waived.

Rights Upon Servicer Event of Default

So long as a Servicer Event of Default remains unremedied, the Depositor or the Indenture Trustee may, and at the direction of holders of Bonds evidencing not less than 25% of the Voting Rights, the Indenture Trustee will be required to, terminate all of the rights and obligations of the related Servicer under the Servicing Agreement and in and to the Mortgage Loans (other than as a Bondholder), whereupon the Master Servicer (or if such Servicer is the Master Servicer, the Indenture Trustee) will succeed to all of the responsibilities, duties and liabilities of such Servicer under the Servicing Agreement and will be entitled to the same compensation arrangements. In the event that the Indenture Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Bonds entitled to at least 25% of the Voting Rights, it will be required to appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agencies with a net worth at the time of such appointment of at least $15,000,000 (whose appointment will not result in a downgrade, withdrawal or qualification of the then current rating on any Class of Bonds, as confirmed in writing by the Rating Agencies), to act as successor to such Servicer under the Servicing Agreement. Pending such appointment, the Indenture Trustee is obligated to act in such capacity. The Indenture Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to such Servicer under the Servicing Agreement.

The holders of Bonds representing at least 66 2/3% of the Voting Rights for each Class of Bonds (exclusive of any Bonds owned by the Servicer or any affiliate thereof) affected by any Servicer Event of Default will be entitled to waive such Servicer Event of Default; provided, however, that a

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Servicer Event of Default described in clause (i) or clause (vii) under "--
Servicer Events of Default" may be waived only by all of the Bondholders. Upon any such waiver of a Servicer Event of Default, and payment to the Indenture Trustee of all costs and expenses incurred by it prior to such waiver and incurred by the Indenture Trustee in connection with such Servicer Event of Default, such Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Servicing Agreement.

No Bondholder will have the right under any agreement to institute any proceeding with respect thereto unless such holder previously has given to the Indenture Trustee written notice of default and unless the holders of Bonds evidencing more than 50% of the Voting Rights have made written request upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity, the Indenture Trustee for 60 days has neglected or refused to institute any such proceeding and no direction inconsistent with such request has been given to the Indenture Trustee during such 60-day period by holders of Bonds representing more than 50% of the Voting Rights of such Bonds. The Indenture Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Bonds covered by such agreement, unless such Bondholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. As described under "Description of the Bonds--Book-Entry Registration of the Offered Bonds" in this prospectus supplement, unless and until Definitive Bonds are issued, Beneficial Owners may only exercise their rights as owners of Bonds indirectly through DTC, or their respective Participants and Indirect Participants.

Amendment

The Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Bonds covered by the Servicing Agreement,

  (i) to cure any ambiguity,

  (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein,

  (iii) to make any other provisions with respect to matters or questions arising under the Servicing Agreement which are not inconsistent with the provisions thereof, or

  (iv) to comply with any requirements imposed by the Code; provided that such amendment will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Bonds covered by the Servicing Agreement.

The Servicing Agreement may also be amended by the Depositor, the Master Servicer, the Special Servicer, the Indenture Trustee and the Fiscal Agent, with the consent of the holders of Bonds affected thereby evidencing more than 50% of the Voting Rights, for any purpose; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Bond without the consent of the holder of such Bond, (ii) adversely affect in any material respect the interests of the holders of any class of Bonds in a manner other than as described in clause
(i), without the consent of the holders of all Bonds of such class or (iii) reduce the percentage of holders of Bonds required to consent to any such amendment without the consent of the holders of all Bonds covered by the Servicing Agreement.

Duties of the Indenture Trustee

The Indenture Trustee makes no representations as to the validity or sufficiency of any of the Operative Agreements, the Bonds or any trust asset or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds paid to such Servicer or its designee in respect of the Bonds or the Collateral, or deposited into or withdrawn from any account or any other account by or on behalf of any Servicer. If no Issuer Event of Default or Servicer Event of Default has occurred and is continuing, the Indenture Trustee is required to perform only those duties specifically required under the Operative Agreements. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Indenture Trustee is required to examine such documents and to determine whether they conform to the requirements of the Indenture.

Certain Matters Regarding the Indenture Trustee

The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be entitled to indemnification out of the Trust Estate for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of the transactions contemplated by the Operative Agreements including, without limitation, those incurred in connection with the Indenture Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies of the Bondholders during the continuance of an Issuer Event of Default or Servicer Event of Default, (ii) defending or prosecuting any legal action in respect of the Operative Agreements or the Bonds, (iii) being the mortgagee of record with respect to the Mortgage Loans constituting Collateral for the Bonds and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Bondholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the Bonds meeting the requisite percentage of Voting Rights with respect to any particular matter; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Indenture Trustee in the performance of its obligations and duties thereunder, or by reason of its negligent disregard of such obligations or duties.

Resignation and Removal of the Indenture Trustee

The Indenture Trustee may at any time resign from its obligations and duties under an Operative Agreement by giving written notice thereof to the Issuer, the Depositor, the Master Servicer, each Rating Agency and all Bondholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor indenture trustee acceptable to the Master Servicer and whose appointment will not result in a downgrade or withdrawal of the rating of any Class of Bonds, as confirmed in writing by the Rating Agencies. If no successor indenture trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning indenture trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee. If at any time the Indenture Trustee shall cease to be eligible to continue as such under the Operative Agreements, or if at any time the Indenture Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Indenture Trustee and appoint a successor indenture trustee acceptable to the Master Servicer. Holders of the Bonds entitled to more than 50% of the Voting Rights may at any time remove the Indenture Trustee without cause and appoint a successor indenture trustee; provided, that the Indenture Trustee and the Fiscal Agent are reimbursed for all costs and expenses incurred in connection with such termination and transfer of responsibilities to a new Indenture Trustee.

Upon the resignation or removal of the Indenture Trustee, the Fiscal Agent will automatically be deemed to have been removed. Upon the resignation or removal of the Fiscal Agent, a successor fiscal agent will be appointed in the same manner as a successor indenture trustee will be appointed, as described above.

Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee shall not become effective until acceptance of appointment by the successor indenture trustee.

Certain Terms of the Indenture

Issuer Events of Default. Events of default with respect to the Issuer (each an "Issuer Event of Default") include:

(i) with respect to the most senior outstanding Class of Bonds only (for this purpose the Class A-1, Class A-2 and Class S Bonds are pari passu), the failure to pay all interest (or, with respect to the Class S Bonds and Class X Bonds, the Class S Distributable Amount or the Class X Distributable Amount, respectively) within 5 days of the Payment Date on which such payment is due (excluding for this purpose any LIBOR Deficiency Amounts and Class S Shortfalls or Class X Shortfalls);

(ii) with respect to any Bond, the failure to pay all interest on and principal (or, in the case of the Class S Bonds and Class X Bonds all unpaid Scheduled Payments, or if an acceleration or an optional redemption of the Bonds has occurred, the Class S Early Termination Amount and Class X Early Termination Amount, respectively) of such Bond by its stated maturity;

(iii) the impairment of the validity or effectiveness of the Indenture or any grant thereunder, or the subordination or, except as permitted thereunder, the termination or discharge of the lien of the Indenture, or the creation of any lien, charge, security interest, mortgage or other encumbrance (other than the lien of the Indenture or any other lien expressly permitted thereby) with respect to any part of the property subject to the lien of the Indenture or any interest in or proceeds of such property, or the failure of the lien of the Indenture to constitute a valid first priority perfected security interest in such property (subject only to those liens expressly permitted by the Indenture to be prior to the lien thereof), and the continuation of any such defaults for a period of 10 days after notice to the Issuer of such default;

(iv) any default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture (other than a covenant or agreement, a default in the observance or performance of which is discussed elsewhere in this section entitled "--Issuer Events of Default") with respect to the Bonds or any representation or warranty of the Issuer made in the Indenture, or in any certificate or other writing delivered pursuant thereto or in connection therewith, with respect to the Bonds proving to have been incorrect in any material respect as of the time when the same shall have been made, provided such default or the circumstance or condition in respect of which such representation or warranty was incorrect (A) shall materially and adversely affect the interests of holders of Bonds and (B) shall continue or shall not have been eliminated or otherwise remedied, as the case may be, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the holders of Bonds representing at least 25% of the Voting Rights, a written notice specifying such default or inaccuracy, as the case may be, and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture;

(v) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer of the Bonds; and

(vi) the Issuer ceases to be a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code.

If an Issuer Event of Default with respect to the Bonds should occur and be continuing, the Indenture Trustee, upon the written request of the holders of Bonds representing more than 50% of the Voting Rights for each class of Bonds affected thereby, will be required to declare all of the Bonds to be due and payable, together with accrued and unpaid interest thereon. For so long as any Offered Bond is outstanding, it will not be an Issuer Event of Default if Accrued Bond Interest payments are not made to the holders of the Class F and Class G Bonds or the Class X Shortfalls are not paid; provided, however, an Issuer Event of Default will occur if all accrued and unpaid interest is not paid to the holders of the Class F and Class G Bonds or all Class X Shortfalls are not paid in full by their respective stated maturities. Such declaration of acceleration and its consequences may under certain circumstances (including the remediation by the Issuer of all existing Issuer Events of Default with respect to the Bonds) be rescinded and annulled by the holders of Bonds representing more than 50% of the Voting Rights for each class of Bonds; provided, that the Indenture Trustee is reimbursed for all costs and expenses incurred in connection with such declaration of acceleration and any related rescission or annulment.

The Indenture provides that the Indenture Trustee will, within 10 days after the occurrence of an Issuer Event of Default, mail to the holders of the Bonds notice of all uncured or unwaived defaults known to it; provided that, except in the case of an Issuer Event of Default in the payment of the principal or purchase price of or interest on any Bond, the Indenture Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Bondholders.

If following an Issuer Event of Default the Bonds have been declared to be due and payable, the Indenture Trustee will be required to liquidate the related Mortgage Loans, but only (i) upon the written request of the holders of more than 50% of the Voting Rights of each Class of Offered Bonds (or, if no Offered Bonds are outstanding, the most senior Class of Private Bonds then outstanding) or (ii) if the portion of the proceeds of such sale or liquidation that is payable to the Bondholders will not be sufficient to discharge in full all amounts then due and unpaid upon the outstanding Bonds for principal and interest, upon the request of the holders of 100% of the Voting

Rights of the Offered Bonds outstanding (or, if no Offered Bonds are outstanding, the Private Bonds then outstanding). For purposes of the foregoing, Bonds held by the Issuer, the Depositor or any affiliate thereof will be deemed not to be outstanding. The proceeds of a sale of Mortgage Loans will be applied to the payment of amounts due the Indenture Trustee and other administrative and servicing expenses specified in the Indenture, and then paid to the Bondholders of each Class as set forth under "Description of the Bonds-- Payments on the Bonds--Priority of Payments" in this prospectus supplement.

Subject to the provisions of the Indenture regarding the duties of the Indenture Trustee, in case an Issuer Event of Default in respect of the Bonds shall occur and be continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Bondholders, unless such Bondholders shall have offered to the Indenture Trustee reasonable security or indemnity.

Control by Bondholders. The holders of the Bonds representing more than 50% of the Voting Rights will have the right to direct the time, method and place of conducting any suit in equity, action at law or other judicial or administrative proceeding (each, a "Proceeding") for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee; provided, that: (i) such direction may not be in conflict with any rule of law or with the Indenture; (ii) the Indenture Trustee shall have been provided with indemnity reasonably satisfactory to it; (iii) any direction to the Indenture Trustee to declare all of the Bonds to be immediately due and payable following an Issuer Event of Default, or to rescind any such declaration, shall be by the holders of Bonds representing more than 50% of the Voting Rights of the Bonds; (iv) any direction to the Indenture Trustee to sell or liquidate all or any portion of the Mortgage Loans securing the Bonds shall be by the holders of Bonds representing more than 50% of the Voting Rights for each class of Offered Bonds (or the holders of 100% of the Voting Rights of the Classes of Offered Bonds if the proceeds of such sale or liquidation will not be sufficient to discharge in full all amounts then due and unpaid on such Bonds); and (v) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction. Notwithstanding the rights of Bondholders set forth above, the Indenture Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Bondholders not consenting thereto.

Prior to the declaration of the acceleration of the maturity of the Bonds as described under "--Issuer Events of Default" above, the holders of Bonds representing more than 50% of the Voting Rights for each class may, on behalf of the holders of all the Bonds, waive any past default on the part of the Issuer with respect to the Bonds and its consequences, except a default: (i) in the payment of principal of or interest on any Bond, which waiver shall require the waiver by the holders of all of the outstanding Bonds; or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Bond, which waiver shall require the waiver by each holder of an outstanding Bond.

No holder of Bonds will have the right to institute any Proceedings with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Issuer Event of Default, (ii) the holders of Bonds representing more than 50% of the Voting Rights of the Bonds (or such other group of Bondholders as may be required for directing the Indenture

Trustee to institute particular Proceedings as described in the first paragraph of this "--Control by Bondholders" section and shall hold Bonds which, in the aggregate, represent more than 50% of the Voting Rights) will have made written request to the Indenture Trustee to institute Proceedings in respect of such Issuer Event of Default in its own name as Indenture Trustee under the Indenture, (iii) such holder or holders of Bonds have offered to the Indenture Trustee adequate indemnity or security satisfactory to the Indenture Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute any such Proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of Bonds representing more than 50% of the Voting Rights. Bondholders may exercise their rights to institute particular Proceedings independently except that no one or more of the Bondholders shall have any right in any manner to affect, disturb or prejudice the rights of any other Bondholders or to obtain or to seek to obtain priority or preference over any other Bondholders or to enforce any right under the Indenture, except for the equal and ratable benefit of all the Bondholders.

In the event that the Indenture Trustee receives conflicting requests and indemnities from two or more groups of Bondholders, each representing less than a majority, by Voting Rights, the Indenture Trustee will take no action.

For purposes of giving the consents, waivers and directions contemplated in this "--Control by Bondholders" section and under "--Issuer Events of Default" above, Bonds held by the Issuer, the Depositor or any affiliate thereof will be deemed not to be outstanding.

Satisfaction and Discharge of the Indenture. The Indenture will be discharged as to the Bonds (except with respect to certain continuing rights specified in the Indenture), (a) (1) upon the delivery to the Indenture Trustee or other Bond registrar for cancellation of all the Bonds other than Bonds which have been mutilated, lost or stolen and have been replaced or paid and Bonds for which money has been deposited in trust for the full payment thereof (and thereafter repaid to the Issuer for the Bonds or discharged from such trust) as provided in the Indenture, or (2) at such time as all Bonds not previously canceled by the Indenture Trustee or other Bond registrar have become due and payable or, within one year, will become due and payable or be called for redemption, and the Issuer shall have deposited with the Indenture Trustee an amount sufficient to repay all of the Bonds, and further, in either such case,
(b) when the Issuer shall have paid all other amounts payable under the Indenture and certain other conditions specified in the Indenture have been satisfied.

Release of Collateral.  Mortgage Loans may be released from the lien of the
Indenture: (i) upon satisfaction and discharge of the Indenture; (ii) in connection with the liquidation of a defaulted Mortgage Loan or REO Property; or (iii) in connection with a material breach of a representation and warranty or the failure to deliver certain required material documentation with respect to a Mortgage Loan.

Meetings of Bondholders. Meetings of Bondholders or one or more Classes thereof may be called at any time and from time to time in connection with any of the following acts: (i) to give any notice to the Issuer or Indenture Trustee, give directions to the Indenture Trustee, consent to the waiver of any Issuer Event of Default under the Indenture, or to take any other action authorized to be taken by

Bondholders in connection therewith; (ii) to remove the Indenture Trustee or appoint a successor Indenture Trustee; (iii) to consent to the execution of amendments of the Indenture or supplemental indentures with respect to the Bonds; or (iv) to take any other action authorized to be taken by or on behalf of such Bondholders. Such meetings may be called by the Indenture Trustee, the Issuer or the holders of Bonds representing at least 10% of the Voting Rights for the Bonds or Class thereof, as applicable.

                                   THE ISSUER

ICCMAC Multifamily and Commercial Trust 1999-1 (the "Issuer") is a business trust to be formed under the laws of the State of Delaware pursuant to the Deposit Trust Agreement (the "Deposit Trust Agreement") between Imperial Credit Commercial Mortgage Acceptance Corp. (the "Depositor") and the Owner Trustee, for the transactions described in this prospectus supplement. The Deposit Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. Ownership of the Issuer will be evidenced by an ownership certificate (the "Ownership Certificate"). The Depositor initially will hold the Ownership Certificate, but may transfer such Ownership Certificate only to an affiliate structured substantially similar to the Depositor. The Depositor, a California corporation, is a direct wholly-owned subsidiary of Imperial Credit Commercial Mortgage Investment Corp. ("ICCMIC" or the "Mortgage Loan Seller"). See "The Depositor" in the accompanying prospectus.

After its formation, the Issuer generally will not engage in any activity other than (i) acquiring, holding and, pursuant to the Indenture, pledging the Mortgage Loans and the other assets of the Issuer and proceeds therefrom, (ii) issuing the Bonds and the Ownership Certificate, (iii) making payments on the Bonds and the Ownership Certificate and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The assets of the Issuer will consist of the Mortgage Loans and certain related assets.

The Issuer's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed below.

                               THE OWNER TRUSTEE

Wilmington Trust Company is the Owner Trustee under the Deposit Trust Agreement. The Owner Trustee is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

As compensation for the performances of its duties, the Owner Trustee will be paid $4,000 per annum (the "Owner Trustee Fee") from the Trust Estate.

Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Bondholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Deposit Trust Agreement or for errors in judgment; provided that none of the Owner Trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of gross negligence or willful misconduct in the performance of obligations and duties under the Deposit Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Deposit Trust Agreement.

                               THE ADMINISTRATOR

Imperial Credit Commercial Asset Management Corp. will be the Administrator under the Administration Agreement. The Administrator is a California corporation. Its principal offices are located at 11601 Wilshire Boulevard, Suite 2080, Los Angeles, California 90025.

The Owner Trustee, on behalf of the Issuer, and the Administrator will enter into an Administration Agreement (the "Administration Agreement"), pursuant to which the Administrator will be required to perform (without relieving the Issuer from liability therefor) certain duties of the Issuer set forth in the Indenture. As compensation for the performance of its duties, the Administrator will be paid a fee of $6,000 per annum (the "Administration Fee") from the Trust Estate.

                   THE LOAN ORIGINATOR AND PRIMARY SERVICER

Southern Pacific Bank ("SPB"), the Loan Originator and Primary Servicer, is a California banking corporation and affiliate of the Depositor and ICCMIC. SPB is supervised and examined by the California Department of Corporations (the "DOC"), and its deposits are insured by the FDIC. Its principal executive offices are located at 12300 Wilshire Boulevard, Los Angeles, California 90025 and its telephone number is (310) 442-3300. SPB originates mortgage loans secured by, among other things, multifamily residences and commercial properties located primarily in California, Colorado, Oregon, Washington, Arizona and other areas in the United States, through its two branches in California and several loan origination offices located in various states. SPB also acquires mortgage loans through approved mortgage brokers and other financial institutions in accordance with the underwriting standards applicable to loans originated by it.

The information concerning the Loan Originator set forth herein has been provided by SPB and none of the Issuer, the Mortgage Loan Seller, the Depositor, the Indenture Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer or the Underwriters makes any representation or warranty as to the accuracy thereof.

In connection with examinations of SPB completed in May 1998 by the Federal Deposit Insurance Corporation ("FDIC") and the California Department of Financial Institutions ("CDFI"), the reports of examination (the "Reports of Examination") criticized SPB for, among other things, deficiencies and inadequacies in (i) account balancing procedures and posting of general ledger entries, (ii) account reconcilement, (iii) compliance with applicable federal and state banking laws and regulations, (iv) SPB's strategic plan to address its growth and (v) SPB's plan to address year 2000 problems. As a result of such examinations, SPB entered into a memorandum of understanding with the FDIC and a memorandum of understanding with the FDIC and the CDFI. The memoranda of understanding (collectively, the "MOU") require that SPB take certain measures with respect to the following: (a) maintenance of adequate accounting control policies consistent with safe and sound banking practices,
(b) reconciliation of general ledger accounts, (c) elimination and/or correction of certain law violations and implementation of procedures to prevent future such violations, (d) maintenance of minimum risk-based capital requirements for a "well capitalized" institution as defined in the rules and regulations of the FDIC, (e) maintenance of a fully funded loan loss reserve,
(f) the ability of SPB to pay cash dividends, (g) data security procedures,
(h) year 2000 problems and (i) provision of quarterly progress reports. SPB has informed the Depositor that SPB does not believe that the requirements set forth in the MOU nor the criticisms contained in the Reports of

Examination will have a material adverse effect on SPB. SPB has also informed the Depositor that the necessary corrective measures required of SPB in the MOU have largely been completed. If SPB fails to comply with the MOU, SPB and its affiliates, officers and directors could be subject to various enforcement actions, including cease and desist orders, criminal and civil penalties, removal from office, termination of deposit insurance or the revocation of SPB's charter. Any such enforcement action could have a material adverse effect on SPB and its ability to perform its obligations as Primary Servicer of the Mortgage Loans and pursuant to the Warranty Agreement.

SPB will act as the initial Primary Servicer for the Master Servicer. It is expected that the agreement between the Primary Servicer and the Master Servicer with respect to the primary servicing of the Mortgage Loans will be terminated by September 30, 1999. See "Risk Factors--Servicing Transfer" in this prospectus supplement. The tables below summarize, at the respective dates indicated, the delinquency and charge-off experience with respect to all first lien commercial and multifamily mortgage loans underwritten by SPB. The indicated periods of delinquency are based on the number of days past due on a contractual basis. The monthly payments under all of such mortgage loans are due on the first day of each calendar month. Charge-offs are generally established based upon an appraisal undertaken in connection with the foreclosure or other conversion of a mortgage loan to real property.

The total amount of mortgage loans on which the data below is based includes many mortgage loans which were not, as of September 30, 1998, outstanding long enough to give rise to the possibility of default and charge-off. The delinquency and charge-off experience with respect to the Mortgage Loans may be expected to be higher, and may be substantially higher, than indicated below. (The sum of the amounts and the percentages in the table below may not equal the totals due to rounding.)

The table below sets forth, for the periods indicated, the prepayment experience with respect to all commercial and multifamily mortgage loans underwritten and either originated or purchased by SPB. The table below only includes information with respect to prepayments for loans that existed in SPB's portfolio on or after March 31, 1995. The prepayment experience with respect to the Mortgage Loans may be substantially different from that indicated below. (The sum of the amounts and the percentages in the table may not equal the totals due to rounding.)

                             Southern Pacific Bank

                             Historical Prepayments

                 Multifamily and Commercial Property Portfolios
                         (Including Securitized Loans)

                          Year Ended     Year Ended      Year Ended     Nine Months Ended
                         December 31,   December 31,    December 31,      September 30,
                             1995           1996            1997              1998
                         ------------   ------------    ------------    -----------------
Year-to-Date
 Prepayments............  $5,933,392    $24,024,904     $56,136,270       $116,456,917
Year-to-Date Annualized
 Prepayment(1)..........    2.82%(2)(3)       4.92%(3)        7.69%(3)          12.92%(3)

--------
(1) Annualized amount of prepayment in each year divided by the simple average of beginning and ending principal balance (balance has been annualized for the nine-month period in 1998).

(2) Data for April 1995 through December 1995 was annualized to compute these accounts.

(3) Delinquency, charge-off, prepayment and outstanding balance data is based on all multifamily and commercial mortgage loans serviced by SPB, whether owned or participated.

The Master Servicer will initially delegate its primary servicing obligations in respect of the Mortgage Loans to SPB (in such capacity, the "Primary Servicer"), but the Master Servicer will remain liable for its obligations under the Servicing Agreement. The Primary Servicer will be entitled to be paid a Primary Servicing fee by the Master Servicer, which will be payable monthly from the Servicing Fee paid to the Master Servicer. The Primary Servicer will be entitled to reimbursement for certain expenditures approved by the Master Servicer which the Primary Servicer makes, generally to the same extent as would the Master Servicer for making the same expenditures. The Master Servicer may remove SPB as Primary Servicer without cause. See "Risk Factors--Servicing Transfer" and "Master Servicer and Special Servicer--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

                             SOUTHERN PACIFIC BANK

                    HISTORICAL DELINQUENCY AND CHARGE-OFFS

                MULTIFAMILY AND COMMERCIAL PROPERTY PORTFOLIOS
                         (Including Securitized Loans)

                       At December 31, 1995           At December 31, 1996           At December 31, 1997(3)
                  ------------------------------ ------------------------------- -------------------------------
                                   Percentage of                   Percentage of                   Percentage of
                                    Outstanding                     Outstanding                     Outstanding
                      Outstanding   Balance of        Outstanding   Balance of        Outstanding   Balance of
                  No.   Balance     Total Loan   No.    Balance     Total Loans  No.    Balance     Total Loans
                  --- ------------ ------------- ---- ------------ ------------- ---- ------------ -------------
Multifamily
Total Loans
Outstanding.....  744 $236,320,744               1323 $421,518,257               1790 $577,306,130
30-59 Days Past
Due.............    0            0     0.00%        0            0     0.00%       14    6,167,117     1.07%
60-89 Days Past
Due.............    2      250,911     0.11%       11    3,306,353     0.78%        5    1,822,328     0.32%
90-119 Days Past
Due.............    4      688,574     0.29%        3      550,490     0.13%       10    3,179,311     0.55%
120 or More Days
Past Due........   15    2,487,031     1.05%       10    2,125,166     0.50%       19    4,147,824     0.72%
                  --- ------------     ----      ---- ------------     ----      ---- ------------     ----
Total
Delinquencies...   21    3,426,516     1.45%       24    5,982,009     1.42%       48   15,316,580     2.65%
Year-to-Date
charge-offs(1)..           334,000     0.22%             1,095,147     0.32%               621,066     0.12%
Commercial Total
Loans
Outstanding.....  420 $132,941,068                541  206,205,436                627  251,922,178
30-59 Days Past
Due.............    1        4,000     0.00%        0            0     0.00%        6      875,470     0.35%
60-89 Days Past
Due.............    6      694,767     0.52%        3    1,025,716     0.50%        0            0     0.00%
90-119 Days Past
Due.............    3      223,008     0.17%        0            0     0.00%        2      431,733     0.17%
120 or More Days
Past Due........   19    4,096,517     3.08%       13    3,052,814     1.48%       13    4,746,566     1.88%
                  --- ------------     ----      ---- ------------     ----      ---- ------------     ----
Total
Delinquencies...   29    5,018,292     3.77%       16    4,078,530     1.98%       21    6,053,769     2.40%
Year-to-Date
charge-offs(2)..           169,000     0.25%               528,421     0.30%               401,443     0.18%
                     At September 30, 1998(3)
                  -------------------------------
                                    Percentage of
                                     Outstanding
                       Outstanding   Balance of
                  No.     Balance    Total Loans
                  ---- ------------ -------------
Multifamily
Total Loans
Outstanding.....  2135 $708,965,893
30-59 Days Past
Due.............     9    1,867,710     0.26%
60-89 Days Past
Due.............     4      724,977     0.10%
90-119 Days Past
Due.............     3      759,626     0.11%
120 or More Days
Past Due........    28    6,810,924     0.96%
                  ---- ------------ -------------
Total
Delinquencies...    44   10,163,237     1.43%
Year-to-Date
charge-offs(1)..            198,289     0.03%
Commercial Total
Loans
Outstanding.....   744  312,902,581
30-59 Days Past
Due.............     7    4,942,029     1.58%
60-89 Days Past
Due.............     1      164,876     0.05%
90-119 Days Past
Due.............     2      322,077     0.10%
120 or More Days
Past Due........    13    3,190,838     1.02%
                  ---- ------------ -------------
Total
Delinquencies...    23    8,619,820     2.75%
Year-to-Date
charge-offs(2)..                  0     0.00%

----
(1) The percentages for "Year-to-Date charge-offs" are calculated based upon the average outstanding balance of all multifamily loans for the year (data annualized for the nine-month period in 1998).

(2) The percentages for "Year-to-Date charge-offs" are calculated based upon the average outstanding balance of all commercial loans for the year (data annualized for the nine-month period in 1998).

(3) Delinquency, charge-off, prepayment and outstanding balance data is based on all multifamily and commercial mortgage loans serviced by SPB, whether owned or participated.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of Mortgage Loans secured by Mortgaged Properties located in California (approximately 56.2% of the Mortgage Loans by Initial Pool Balance). The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

California and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. Certain of the Mortgage Loans are nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the Mortgage Loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan, certain states have adopted statutes that impose prohibitions against or limitations on such recourse. The limitations described below may restrict the ability of the Master Servicer, the Primary Servicer or the Special Servicer, as applicable, to realize on the Mortgage Loans and may adversely affect the amount and timing of receipts on the Mortgage Loans.

California statutes limit the right of the beneficiary to obtain a deficiency judgment against the trustor (i.e., obligor) following the non-judicial foreclosure sale under a deed of trust. A deficiency judgment is a personal judgment against the obligor in most cases equal to the difference between the amount due to the beneficiary and the fair market value of the collateral. No deficiency judgment is permitted under California law following a non-judicial sale under the power of sale provision in a deed of trust. Other California statutes require the beneficiary to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the obligor for recovery of the debt except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the former trustor following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure, and give the borrower a one-year period within which to redeem the property. California statutes also provide priority to certain tax liens over the lien of previously recorded deeds of trust. See "Certain Legal Aspects of the Mortgage Loans and the Leases" in the accompanying prospectus.

                        FEDERAL INCOME TAX CONSEQUENCES

General

Set forth below is a summary of certain United States federal income tax considerations relevant to the beneficial owner of an Offered Bond that holds the Offered Bond as a capital asset and, unless otherwise indicated below, is a United States Person (as defined in the accompanying prospectus). This summary does not address special tax rules which may apply to certain types of investors, and investors that hold Offered Bonds as part of an integrated investment. This summary supplements the discussion contained in the accompanying prospectus under the heading "Federal Income Tax Consequences," and supersedes that discussion to the extent that it is inconsistent therewith. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Bonds.

Characterization of the Offered Bonds There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the Offered Bonds. A basic premise of United States federal income tax law is that the economic substance of a transaction generally will determine the United States federal income tax consequences of such transaction. The determination of whether the economic substance of a loan secured by an interest in property is instead a sale of a beneficial ownership interest in such property has been made by the Internal Revenue Service and the courts on the basis of numerous factors designed to determine whether the issuer has relinquished (and the investor has obtained) substantial incidents of ownership in such property. Among those factors, the primary factors examined are whether the investor has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on an assessment of these factors, in the opinion of Cadwalader, Wickersham & Taft, special counsel to the Depositor, the Offered Bonds will be treated as indebtedness for federal income tax purposes and not as an ownership interest in the Mortgage Loans or an equity interest in the Issuer. See "Federal Income Tax Consequences" in the accompanying prospectus.

Classification of the Issuer. Taxable mortgage pool ("TMP") rules enacted as part of the Tax Reform Act of 1986 treat certain arrangements in which debt obligations are secured or backed by real estate mortgage loans as taxable corporations. An entity (or a portion thereof) will be characterized as a TMP if (i) substantially all of its assets are debt obligations and more than 50 percent of such debt obligations consist of real estate mortgage loans or interests therein, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) payments on the debt obligations referred to in (ii) bear a relationship to payments on the debt obligations referred to in
(i). Furthermore, a group of assets held by an entity can be treated as a separate TMP if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations.

It is anticipated that the Issuer will be characterized as a TMP for federal income tax purposes. In general, a TMP is treated as a "separate" corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. However, it is anticipated that for federal income tax purposes one hundred percent of the Issuer will at all times be owned by a "qualified REIT subsidiary" (as defined in Section 856(i) of the Code) of ICCMIC, which is a "real estate investment trust" (a "REIT") (as defined in Section 856(a) of the Code). So long as the Issuer is so owned and ICCMIC and such owner (ICCMAC) qualify as a REIT and as a qualified REIT subsidiary, respectively, characterization of the Issuer as a TMP will result only in the shareholders of ICCMIC being required to include in income, as "excess inclusion" income, some or all of their allocable share of the Issuer's net income that would be "excess inclusion" income if the Issuer were treated as a "real estate mortgage investment conduit," within the meaning of Section 860D of the Code. Characterization of the Issuer as an owner trust (wholly-owned and therefore ignored for federal income tax purposes) or as a "qualified REIT subsidiary" would not result in entity-level, corporate income taxation with respect to the Issuer. If ICCMIC fails to continue to qualify as a REIT or ICCMAC fails to continue to qualify as a "qualified REIT subsidiary" for federal income tax purposes, or for any other reason, the net income (after the deduction of interest and original issue discount, if any, on the Bonds) of the Issuer would be subject to corporate income tax, reducing cash flow of the Issuer available to make payments on the Bonds, and the Issuer would not be permitted to be included in a consolidated income tax return of another corporate entity. No assurance can be given with regard to the prospective qualification of the Issuer as either an owner trust or a "qualified REIT subsidiary" or of the Depositor as a "qualified REIT subsidiary" for federal income tax purposes.

Status as Real Property Loans

Offered Bonds held by a domestic building and loan association will not constitute "loans. . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; Offered Bonds held by a real estate investment trust will not constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and interest on Offered Bonds will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. In addition, the Offered Bonds will not be "qualified mortgages" within the meaning of
Section 860G(a)(3) of the Code.

Discount and Premium

For federal income tax reporting purposes, it is anticipated that the Offered Bonds (other than the Class S Bonds) will not be treated as having been issued with original issue discount. The Class S Bonds will not bear stated interest and the original issue discount thereon will equal all amounts scheduled to be paid thereon over their issue price. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at 18% CPR, and there will be no extensions of maturity for any Mortgage Loan. However, no representation is made as to the rate, if any, at which the Mortgage Loans will prepay. See "Federal Income Tax Consequences--Taxation of Bonds--Original Issue Discount," "--Market Discount" and "--Acquisition Premium" in the accompanying prospectus.

The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Bonds should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Bonds. Prospective purchasers of the Offered Bonds are advised to consult their tax advisors concerning the tax treatment of such Bonds.

Certain Classes of the Offered Bonds may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Bonds will be treated as holding a Bond with amortizable bond premium will depend on such Bondholder's purchase price and the payments remaining to be made on such Bond at the time of its acquisition by such Bondholder. Holders of such Classes of Bonds should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--Taxation of Bonds-- Acquisition Premium" in the accompanying prospectus.

Gain or Loss on Disposition

If an Offered Bond is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such Offered Bond. The adjusted basis generally will equal the cost of such Offered Bond to the seller, increased by any OID included in the seller's ordinary gross income with respect to the Offered Bond and reduced (but not below zero) by any payments on the Offered Bond previously received or accrued by the seller (other than qualified stated interest payments) and any amortizable premium. Similarly, a Bondholder who receives a principal payment with respect to an Offered Bond will recognize gain or loss equal to the difference between the amount of the payment and holder's allocable portion of his or her adjusted basis in the Offered Bond. Such gain or loss will generally be a long-term capital gain or loss if the Offered Bond was held for more than one year.

Taxation of Certain Foreign Investors

Interest, including original issue discount, payable to beneficial owners of Offered Bonds who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (i.e., any person who is not a "U.S. Person," as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Mortgage Loan Seller and (ii) provides the Indenture Trustee, or the person who would otherwise be required to withhold tax from such payments under Code Section 1441 or 1442, with an appropriate statement, signed under the penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Offered Bond is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Offered Bond is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning an Offered Bond. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Backup Withholding and Information Reporting

Payments of interest and principal, as well as payments of proceeds from the sale of Offered Bonds, may be subject to the "backup withholding tax" under
Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

The Issuer will report to Bondholders and to the IRS for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Offered Bonds.

New Withholding Regulations

On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding rules for investors who are not United States Persons and the backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                          CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c), a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993) (the "Harris Case"), a life insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and ERISA and the Code prohibit certain transactions between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in the Offered Bonds without regard to the ERISA considerations described below, subject to the provisions of applicable federal, state and local law.

The Depositor, the Indenture Trustee, ICCMIC, the Master Servicer and the Special Servicer may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Offered Bonds, the purchase of the Offered Bonds using Plan assets with respect to which any of such parties has investment authority or renders investment advice might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, the Offered Bonds should not be purchased using the assets of any Plan if any of the Depositor, the Indenture Trustee, ICCMIC, the Master Servicer or the Special Servicer sponsors or has investment authority or renders investment advice with respect to such assets.

In addition, the Depositor or ICCMIC, because of their activities or the activities of their affiliates, may be deemed to be a Party in Interest or Disqualified Person with respect to certain Plans, including but not limited to Plans sponsored by such entities. If the Offered Bonds are acquired by a Plan with respect to which the Depositor, ICCMIC or an affiliate is or becomes a Party in Interest or Disqualified Person, such acquisition or holding of the Offered Bonds could be deemed to be a direct or indirect extension of credit in violation of the prohibited transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exceptions such as Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers". It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Accordingly, prior to making an investment in the Offered Bonds, a Plan investor must determine whether, and each fiduciary causing the Offered Bonds to be purchased by, on behalf of or using the assets of a Plan that is subject to the prohibited transaction rules of Title I of ERISA or Section 4975 of the Code shall be deemed to have represented that, an exemption from the prohibited transaction rules applies such that the use of the assets of such Plan to purchase and hold the Offered Bonds does not and will not constitute a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code, which could be subject to a civil penalty assessed pursuant to Section 502 of ERISA or a tax imposed under Section 4975 of the Code.

Under a regulation issued by the Department of Labor (the "Plan Asset Regulation"), if a Plan makes an "equity" investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of such entity will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions set forth in the regulation apply. The Plan Asset Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the Offered Bonds are treated as debt for purposes of the Plan Asset Regulation, the mortgages and the other assets of the Trust should not be deemed to be assets of an investing Plan. If, however, the Offered Bonds were treated as "equity" for purposes of the Plan Asset Regulation, a Plan purchasing such Offered Bonds could be treated as holding the Mortgage Loans and the other assets of the Issuer. Although there can be no assurances in this regard, it appears that the Offered Bonds, which are denominated as debt, should be treated as debt and not as "equity interests" for purposes of the Plan Asset Regulation.

It should be noted that the Small Business Job Protection Act of 1996 added new
Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to
Section 401(c), the Department of Labor was required to issue final regulations (the "General Account Regulations") not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. On December 22, 1997, the Department of Labor issued proposed General Account Regulations (62 FR 66908 et seq.). The final General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute violations of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may be based on a claim that the assets of the general account of an insurance company constitute the plan assets of any Plan. (The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in such separate account.) Because of the breadth of the holding in the Harris Case, because the safe harbor of Section 401(c) will terminate, and because of uncertainties with regard to the substance of the final General Account Regulations, insurance companies purchasing Offered Bonds with assets of their general account will be regarded, for purposes of the deemed representation discussed in the second preceding paragraph, to be purchasing the Offered Bonds with Plan assets.

                                LEGAL INVESTMENT

The Class A-1, Class A-2, Class S, Class A-3 and Class B Bonds will constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class C, Class D and Class E Bonds will not constitute "mortgage related securities" within the meaning of SMMEA.

Investors whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage-backed securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.

Except as to the status of certain classes of Offered Bonds as "mortgage related securities," no representations are made as to the proper characterization of any Class of Offered Bonds for legal investment, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of Offered Bonds under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Bonds. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Bonds constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement") among the Depositor, the Mortgage Loan Seller and J.P. Morgan Securities Inc., Prudential Securities Incorporated and Imperial Capital, LLC (collectively, the "Underwriters"), the Depositor has agreed to sell to the Underwriters and each of the Underwriters has agreed to severally and not jointly purchase from the Depositor upon issuance the Bond Principal Amounts of the Class A-1, Class A-2, Class S, Class A-3, Class B and Class C Bonds (collectively, the "Underwritten Offered Bonds") set forth opposite their respective names below.

                           Principal    Principal   Principal   Principal   Principal   Principal
                           Amount of    Amount of   Amount of   Amount of   Amount of   Amount of
                           Class A-1    Class A-2    Class S    Class A-3    Class B     Class C
       Underwriter           Bonds        Bonds       Bonds       Bonds       Bonds       Bonds
       -----------        ------------ ----------- ----------- ----------- ----------- -----------
J.P. Morgan Securities
 Inc....................  $ 50,000,000 $80,089,450 $11,542,500 $       --  $       --  $ 8,312,050
Prudential Securities
 Incorporated...........    45,000,000  10,000,000         --   16,574,650  11,049,450   5,500,000
Imperial Capital, LLC...     5,000,000   4,741,550     607,500     872,350     581,550     726,950
                          ------------ ----------- ----------- ----------- ----------- -----------
 Total..................  $100,000,000 $94,831,000 $12,150,000 $17,447,000 $11,631,000 $14,539,000
                          ============ =========== =========== =========== =========== ===========

It is expected that delivery of the Underwritten Offered Bonds will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about March 10, 1999, against payment therefor in immediately available funds.

The Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Underwritten Offered Bonds is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Commission.

The distribution of the Underwritten Offered Bonds by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Underwritten Offered Bonds, before deducting expenses payable by the Depositor, will be approximately 99.2263% of the aggregate Bond Principal Amount of the Underwritten Offered Bonds. The Underwriters may effect such transactions by selling the Underwritten Offered Bonds to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters for whom they act as agent. In connection with the sale of the Underwritten Offered Bonds, the Underwriters may be deemed to have received compensation from the Issuer in the form of underwriting discounts, commissions or concessions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Underwritten Offered Bonds may be deemed to be underwriters and any profit on the resale of the Underwritten Offered Bonds positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The Underwriting Agreement provides that the Depositor and the Mortgage Loan Seller will indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. Under limited circumstances, the Underwriters will indemnify the Depositor and the Mortgage Loan Seller against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

The Issuer has also been advised by the Underwriters that the Underwriters presently intend to make a market in the Underwritten Offered Bonds; however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Underwritten Offered Bonds will develop. See "Risk Factors-- Risks of Limited Liquidity and Market Value" in this prospectus supplement and "Risk Factors--Limited Liquidity For Bonds" in the accompanying prospectus.

Currently, the Mortgage Loan Seller has outstanding indebtedness owing to Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan Securities Inc., such indebtedness having been secured by certain of the Mortgage Loans prior to their transfer by the Mortgage Loan Seller to the Depositor in connection with this offering. A portion of the proceeds from the sale of the Underwritten Offered Bonds will be used to repay a portion of such indebtedness. See "Use of Proceeds" in the accompanying prospectus.

Imperial Capital, LLC is an affiliate of the Depositor and the Mortgage Loan Seller.

The Class D and Class E Bonds may be offered by the Depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from any sale of the Class D and Class E Bonds will equal the purchase price paid by the purchaser thereof, net of any expenses payable by the Depositor and any compensation payable to any such underwriter or agent.

                                 LEGAL MATTERS

The validity of the Bonds and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York. Certain legal matters relating to the Bonds will be passed upon for the Underwriters by Brown & Wood LLP, New York, New York.

                                    RATINGS

It is a condition to the issuance of the Offered Bonds that the respective Classes thereof receive the following credit ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Duff & Phelps Credit Rating Co. ("DCR", together, the "Rating Agencies"):

   Class                                                   S&P Rating DCR Rating
   -----                                                   ---------- ----------
   Class A-1..............................................    AAA     AAA
   Class A-2..............................................    AAA     AAA
   Class S................................................    AAAr    AAA
   Class A-3..............................................    AAA     AA
   Class B................................................    AA      A
   Class C................................................    A       Not rated
   Class D................................................    BBB     Not rated
   Class E................................................    BBB-    Not rated

The ratings on the Offered Bonds address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Payment Date and the ultimate receipt by the holders thereof of all payments of principal to which they are entitled on or before their Stated Maturity Dates. The ratings take into consideration the credit quality of the Mortgage Loans, structural and legal aspects associated with the Offered Bonds, and the extent to which the payment stream from the Mortgage Loans is adequate to make payments of principal and interest required under the Offered Bonds. The ratings on the respective Classes of Offered Bonds do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent prepayment premiums will be received or (iv) whether and to what extent LIBOR Deficiency Amounts and Class S Shortfalls will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings address credit risk and not prepayment risk. S&P assigns the additional rating of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks.

There can be no assurance as to whether any rating agency not requested to rate the Offered Bonds will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Bonds by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by either Rating Agency.

The ratings on the Offered Bonds should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

30/360 basis........................................................        S-83

                                     --A--

Accrued Bond Interest...............................................        S-91
ACMs................................................................        S-40
Administration Agreement............................................       S-131
Administration Fee..................................................       S-131
Advances............................................................        S-18
Appraisal Reduction Amount..........................................        S-96
Appraisal Reduction Event...........................................        S-96
ASAP System.........................................................        S-98
Asset Strategy Report...............................................       S-112
Assumed Monthly Payment.............................................        S-92
Available Interest Payment Amount...................................        S-84
Available Payment Amount............................................        S-82

                                     --B--

Balloon Mortgage Loans..............................................         S-9
Balloon Payment.....................................................        S-10
Banc One............................................................       S-109
Bankruptcy Code.....................................................        S-40
Beneficial Owner....................................................        S-79
Bond Interest Rate..................................................  S-12, S-83
Bond LIBOR Rate.....................................................  S-12, S-83
Bond Principal Amounts..............................................        S-78
Bond Redemption Amount..............................................        S-93
Bondholders.........................................................        S-78
Bonds...............................................................        S-78

                                     --C--

CDFI................................................................       S-131
Cede................................................................        S-79
Cedelbank...........................................................        S-19
Cedelbank Participants..............................................        S-80
Class...............................................................        S-78
Class S Distributable Amount........................................  S-14, S-84
Class S Early Termination Amount....................................        S-93
Class S Rate........................................................        S-14
Class S Scheduled Payment...........................................        S-14
Class S Shortfall...................................................  S-14, S-84
Class X Distributable Amount........................................        S-94
Class X Early Termination Amount....................................        S-93
Class X Scheduled Payment...........................................        S-94
Class X Shortfall...................................................        S-94
Clearance Cooperative...............................................        S-80
Closing Date........................................................        S-78
Code................................................................ S-22, S-139

Collateral................................................................  S-78
Collection Account........................................................ S-116

Collection Period..................................................        S-83
Commission.........................................................        S-77
Corporate Trust Office.............................................        S-99
Corrected Mortgage Loan............................................       S-111
CPR................................................................       S-104
Cut-Off Date.......................................................         S-7
Cut-Off Date LTV Ratio.............................................        S-63

                                     --D--

Data Base Compilation Review.......................................        S-40
DCR................................................................ S-22, S-144
Debt Service Coverage Ratio........................................        S-65
Defaulted Mortgage Loan............................................       S-110
Definitive Bonds...................................................        S-81
Deposit Trust Agreement............................................       S-129
Depositor..........................................................  S-8, S-129
Depositories.......................................................        S-79
Determination Date.................................................        S-83
Directing Bondholder...............................................       S-113
Disposition Fee....................................................       S-114
Disqualified Persons...............................................       S-139
DOC................................................................       S-131
DSCR...............................................................        S-65
DTC................................................................        S-19
DTC Participants...................................................        S-79
DTC Registered Bonds...............................................        S-79
DTC Services.......................................................        S-44
Due Date...........................................................        S-47

                                     --E--

Environmental Site Assessment......................................        S-40
ERISA.............................................................. S-22, S-139
Euroclear..........................................................        S-19
Euroclear Operator.................................................        S-80
Euroclear Participants.............................................        S-80

                                     --F--

FDIC...............................................................       S-131
Fixed Voting Rights Percentage.....................................       S-100
Form 8-K...........................................................        S-77

                                     --G--

General Account Regulations........................................       S-141

                                     --H--

Harris Case........................................................       S-139


                                     --I--

ICCMIC............................................................        S-129
Indenture.........................................................         S-78
Indenture Trustee Fee.............................................        S-101
Indenture Trustee Fee Rate........................................        S-101
Indenture Trustee Report..........................................         S-98
Index.............................................................         S-72
Indices...........................................................         S-72
Indirect Participants.............................................         S-79
Industry..........................................................         S-44
Initial Pool Balance..............................................         S-46
Insurance Proceeds................................................        S-117
Interest Accrual Period...........................................         S-91
Interest Rate Adjustment Date.....................................          S-9
IRS............................................................... S-112, S-138
Issuer............................................................        S-129
Issuer's Equity...................................................         S-94
Issuer Event of Default...........................................  S-43, S-125

                                     --L--

LIBOR.............................................................         S-12
LIBOR Business Day................................................         S-85
LIBOR Deficiency Amount...........................................   S-13, S-83
LIBOR Rate Adjustment Date........................................         S-84
Liquidation Proceeds..............................................        S-117
Loan Committee....................................................         S-75
Loss Mortgage Loan................................................         S-96
LTV...............................................................         S-75

                                     --M--

MAI...............................................................         S-96
Margin............................................................         S-83
Maturity Date LTV Ratio...........................................         S-63
Maximum Mortgage Interest Rate....................................         S-52
Maximum Offered Bond Rate.........................................   S-12, S-83
Minimum Mortgage Interest Rate....................................         S-52
Modified Loan.....................................................         S-74
Monitoring Bondholders............................................        S-112
Monthly Payment...................................................         S-92
Mortgage..........................................................         S-46
Mortgage Interest Rate............................................         S-77
Mortgage Loan.....................................................         S-46
Mortgage Loan File................................................        S-115
Mortgage Loan Purchase Agreement..................................         S-46
Mortgage Loan Seller..............................................        S-129
Mortgage Note.....................................................         S-46
Mortgage Pool.....................................................         S-46
Mortgaged Property................................................         S-46
Mortgagor.........................................................         S-46
MOU...............................................................        S-131

                                     --N--

Net Operating Income .....................................................  S-65
New Regulations........................................................... S-139
NOI.......................................................................  S-65
Note Margin...............................................................  S-72
Notice of Default......................................................... S-126

                                     --O--

Offered Bonds.......................................................        S-78
OID Regulations.....................................................       S-138
One Year CMT........................................................         S-9
One-Month LIBOR.....................................................  S-12, S-83
Operative Agreements................................................       S-115
Overcollateralization Amount........................................        S-94
Owner Trustee Fee...................................................       S-130
Ownership Certificate...............................................       S-129

                                     --P--

P&I Advance.........................................................  S-18, S-97
Participants........................................................        S-79
Parties in Interest.................................................       S-139
Payment Account.....................................................       S-118
Payment Adjustment Date.............................................         S-9
Payment Date........................................................        S-82
Percentage Interest.................................................        S-82
Periodic Cap........................................................        S-52
Permitted Investments...............................................       S-116
Plan................................................................ S-22, S-139
Plan Asset Regulation...............................................       S-141
Prepayment Interest Excess..........................................        S-88
Prepayment Interest Shortfall.......................................        S-88
Prepayment Premium..................................................        S-71
Prepayment Premium Period...........................................        S-70
Primary Servicer....................................................       S-133
Prime...............................................................         S-9
Prime Rate..........................................................  S-19, S-98
Principal Payment Amount............................................        S-91
Private Bonds.......................................................  S-78, S-94
Proceeding..........................................................       S-127
Property Protection Advance.........................................        S-18
Property Protection Expenses........................................        S-97
PTCE................................................................       S-140
Purchase Price......................................................        S-47

                                     --R--

Rating Agencies.....................................................       S-144
Realized Loss.......................................................        S-95
Record Date.........................................................        S-82
Reference Bank Rate.................................................        S-84

REIT...............................................................        S-137
REO Account........................................................        S-114
REO Property.......................................................         S-19
Reports of Examination.............................................        S-131

                                     --S--

S&P................................................................  S-22, S-144
Servicer...........................................................         S-47
Servicer Event of Default..........................................        S-121
Servicing Agreement................................................        S-109
Servicing Fee......................................................        S-113
Servicing Fee Rate.................................................        S-113
Servicing Standard................................................. S-109, S-111
Servicing Transfer Event...........................................        S-110
Six-Month LIBOR....................................................          S-9
SMMEA..............................................................  S-23, S-142
SPB................................................................        S-131
Special Servicer's Appraisal Reduction Estimate....................         S-97
Special Servicer Report............................................         S-99
Special Servicing Fee..............................................        S-113
Special Servicing Fee Rate.........................................        S-113
Specially Serviced Mortgage Loan...................................        S-110
Stated Maturity Date...............................................          S-7
Stated Principal Balance...........................................         S-96
Subordinate Bonds..................................................         S-78
Systems............................................................         S-44

                                     --T--

Telerate Screen Page 3750..........................................         S-84
Terms and Conditions...............................................         S-80
TMP................................................................        S-136
Trust Estate.......................................................         S-78

                                     --U--

Underwriters.......................................................        S-142
Underwriting Agreement.............................................        S-142
Underwritten Offered Bonds.........................................        S-142
Updated Appraisal..................................................         S-97

                                     --V--

Voting Rights......................................................        S-100

                                     --W--

Warranty Agreement.................................................         S-47
Weighted Average Remittance Rate...................................   S-12, S-83
Workout Fee........................................................        S-114
Workout Fee Rate...................................................        S-114

                                    ANNEX A

  CERTAIN CHARACTERISTICS OF THE 100 LARGEST MORTGAGE LOANS AS OF THE CUT-OFF
                                      DATE

                                                        Zip                   Year  Units or Appraisal   Date of  Original
   Loan Id   Property Address         City       State Code   Property Type   Built   NRSF     Value    Appraisal   LTV
   -------   ----------------   ---------------- ----- ----- ---------------- ----- -------- ---------- --------- --------
 21700013106 8800-8920          Riverside         CA   92509 Retail           1981   93,845  $4,250,000  4-Mar-97  68.59%
             Limonite Ave
 22720013912 6767 Sunset        Los Angeles       CA   90028 Mixed Commercial 1990   24,165  $3,500,000 12-Mar-98  71.43%
             Blvd.
 22650013881 420 S. Sherman     Olympia           WA   98502 Multifamily      1924      113  $3,350,000  5-Dec-97  73.13%
             Street
 28700013239 9 West 20th        New York          NY   10011 Mixed Commercial 1920   30,318  $3,930,000 27-May-97  59.80%
             Street
 22630014022 6340 Lankershim    Los Angeles       CA   91606 Multifamily      1964      133  $3,098,000 20-Apr-98  72.63%
             Blvd.
 22630013906 8101 Langdon       Los Angeles       CA   91406 Multifamily      1975      123  $2,850,000  5-Mar-98  75.00%
             Avenue
 21630013617 1919 & 1927 East   Anaheim           CA   92805 Lodging          1962      175  $3,130,000  7-Nov-97  65.50%
             Center St
 22650014061 4528 Carlisle      Alburquerque      NM   87109 Multifamily      1972      140  $4,000,000 27-Apr-98  50.00%
             Boulevard NE
 21720013885 20502-20540 E.     Covina            CA   91724 Retail           1989   43,895  $3,000,000 12-Mar-98  65.00%
             Arrow Highway
 21630013341 215 E. 15th        Santa Ana         CA   92701 Multifamily      1985       74  $2,350,000  2-Jul-97  77.55%
             Street
 21630013346 1354, 1374,        Upland            CA   91786 Multifamily      1962       80  $2,360,000 10-Jul-97  74.58%
             1378, 1384, 1388
             & 1394 5th Ave
 21650013899 13715 Cordary      Hawthorne         CA   90250 Multifamily      1971       80  $2,225,000 18-Feb-98  77.00%
             Avenue
 21720013969 801-853 W.         Palmdale          CA   93551 Retail           1984   43,726  $2,670,000 20-Mar-98  63.67%
             Palmdale Blvd.
 21700013701 18220 Sherman      Reseda            CA   91335 Retail           1957   41,420  $2,670,000 10-Dec-97  59.93%
             Way
 25630013054 12704-14 49th      Lakewood          WA   98499 Multifamily      1988       94  $2,200,000 24-Feb-97  71.93%
             Av/4704-4810
             127th St
 23600013293 33 W Lower         Avondale          AZ   85323 Mobile Home Park 1983      141  $2,110,000  4-Jun-97  71.09%
             Buckeye Rd
 23720013754 2501-2599 8th      Berkeley          CA   94710 Mixed Commercial 1913   54,148  $2,350,000 21-Jan-98  62.77%
             Street
 26630013151 6622-6766 North    Portland          OR   97203 Multifamily      1972       72  $2,515,000  6-Mar-97  58.65%
             Fessenden Street
 26700013223 1741-1835          Salem             OR   97305 Office           1986   34,108  $2,650,000  2-Apr-97  54.72%
             Lancaster Dr NE
 26700013227 16 & 28 SW First   Portland          OR   97204 Mixed Commercial 1890   33,408  $3,200,000 13-May-97  46.88%
             Avenue
 21630013418 1016 E Broadway    Glendale          CA   91205 Office           1992   17,730  $2,200,000 11-Aug-97  65.05%
 22650013606 1076-1082 West     Los Angeles       CA   90007 Multifamily      1926       32  $2,630,000 28-Aug-97  53.23%
             30th St
 21720014037 2500-2515 Santa    Santa Monica      CA   90404 Retail           1988   13,492  $1,850,000  3-Apr-98  75.00%
             Monica Boulevard
 23630013645 8701 Hillside St   Oakland           CA   94605 Multifamily      1958       49  $1,850,000  6-Nov-97  75.00%
 21630013045 13633 Doty Avene   Hawthorne         CA   90250 Multifamily      1973       80  $1,875,000 20-Mar-97  72.00%
 24630013515 2001 Bristol Rd    Laredo            TX   78045 Multifamily      1980      110  $1,900,000  3-Sep-97  70.00%
 23720013695 3603-07            San Francisco     CA   94115 Mixed Use        1908   12,206  $2,500,000  1-Dec-97  52.80%
             Sacramento &
             405-23 Locust St
 21720013824 1021Grandview      Glendale          CA   91201 Office           1952   38,752  $3,075,000 17-Feb-98  42.28%
             Ave.
 22720013778 9421-9441 West     Houston           TX   77036 Office           1983   94,118  $3,100,000 27-Jan-98  41.13%
             Sam Houston
             Parkway
 22630013502 740 W University   Tempe             AZ   85281 Multifamily      1977       58  $1,950,000 25-Sep-97  65.38%
 26600013221 4155 Lancaster     Salem             OR   97305 Mobile Home Park 1973       90  $2,150,000  1-Apr-97  58.14%
             Dr NE
 21700013687 11924-48           Los Angeles       CA   90066 Mixed Use        1955   19,945  $1,815,000 10-Nov-97  67.85%
             Washington Blvd.
             And 11925 Louise
             Ave.
 22700013233 3910 North Long    Long Beach        CA   90806 Retail           1991    7,231  $1,680,000 18-Apr-97  74.40%
             Beach Boulevard
 28630013817 5-13 Albough       Barkhamsted       CT   06063 Multifamily      1970       40  $1,600,000  8-Jan-98  75.00%
             Road & 11-13
             Wallens Hill
             Road
 23630013793 136 E. 12th        Oakland           CA   94606 Multifamily      1946       71  $2,250,000 16-Dec-97  53.33%
             Street
 29650013880 3200 & 3230        Atlanta           GA   30311 Multifamily      1972       78  $1,700,000  9-Feb-98  70.00%
             Cushman Circle
             SW
 24650013384 2130 W Indian      Phoenix           AZ   85015 Multifamily      1982       70  $1,575,000 19-Aug-97  74.52%
             School Rd
 23700013672 1950 Martin        Berkeley          CA   94703 Retail           1952   20,209  $2,350,000 24-Jul-97  48.94%
             Luther King Jr
             Way
 23630013287 200 East Ivanhoe   Chandler          AZ   85225 Multifamily      1960       85  $1,620,000 19-Jun-97  70.99%
 25630013427 205 19th St &      Seattle           WA   98122 Multifamily      1910       30  $1,700,000 28-Jul-97  67.65%
             1820 E John St
 26630013408 10305 SE           Wilsonville       OR   97070 Multifamily      1979       37  $1,775,000  1-Jul-97  64.79%
             Wilsonville Rd
 24700013970 2865 Janitell Rd   Colorado Springs  CO   80910 Office           1996   42,656  $1,720,000 19-Sep-96  63.95%
 25630013472 7401 Rainier Ave   Seattle           WA   98118 Multifamily      1959       62  $1,575,000 17-Jul-97  68.25%
             S
 21700013610 1200-1228 S        Montebello        CA   90640 Retail           1984   26,515  $1,500,000 22-Nov-97  70.00%
             Greenwood Ave
 28700013357 342 E 51st St      New York          NY   10022 Mixed Use        1890    6,800  $1,700,000 27-Jun-97  61.18%
 22630013540 5200 East Main     Mesa              AZ   85205 Mobile Home Park 1959      100  $1,950,000 25-Sep-97  53.08%
             St
 26650013924 12430 NE Glisan    Portland          OR   97230 Multifamily      1963       35  $1,400,000 18-Mar-98  73.21%
             Street
 23720013321 2089 South         Campbell          CA   95008 Retail           1984   12,027  $1,550,000 12-Jul-97  66.13%
             Bascom Avenue
 22630013344 760 Plymouth Dr    Keizer            OR   97303 Multifamily      1964       56  $1,500,000 11-Jul-97  67.67%
             N
 24650013671 3801 State         Malakoff          TX   75148 Multifamily      1985       56  $1,870,000  4-Dec-97  53.48%
             Highway, 198
 22630013611 2902 E Filmore     Phoenix           AZ   85008 Multifamily      1984       86  $1,970,000 25-Sep-97  50.51%
             St
 25630013007 17 West Casino     Everett           WA   98204 Multifamily      1979       40  $1,335,000 25-Nov-96  74.53%
             Road
 24650014024 405-415 Cora       Arlington         TX   76011 Multifamily      1980       77  $1,200,000 14-Apr-98  80.00%
             Street
 24700013000 7211 Regency       Houston           TX   77036 Office           1979   61,135  $1,800,000 19-Dec-96  53.33%
             Square Boulevard
 28650013968 1 & 3 Florida      Maynard           MA   01754 Multifamily      1880       30  $1,265,000 30-Mar-98  74.11%
             Court
 21630013307 1132 N.            Wilmington        CA   90744 Multifamily      1987       62  $1,250,000 10-Jun-97  75.00%
             Wilmington
             Boulevard
 22630013658 5110-5118 & 5028   Hyatsville        MD   20781 Multifamily      1965       51  $1,250,000  3-Dec-97  74.40%
             Edmonston Rd
 21630013919 1717 & 1721 N      Santa Ana         CA   92706 Multifamily      1964       36  $1,155,000 24-Mar-98  80.00%
             Spurgeon Street
                    Cut-Off   Original    Cut Off     Cut Off
                    Date LTV  Balance   Date Balance Date Rate
   -------          -------- ---------- ------------ ---------
                     67.75%  $2,915,000  $2,879,410    8.875%
                     71.00%  $2,500,000  $2,484,997    8.570%
                     72.74%  $2,450,000  $2,436,937    8.150%
                     58.14%  $2,350,000  $2,285,073    9.875%
                     72.30%  $2,250,000  $2,239,968    9.030%
                     74.57%  $2,137,500  $2,125,166    8.360%
                     64.97%  $2,050,000  $2,033,589    9.625%
                     49.73%  $2,000,000  $1,989,315    8.140%
                     64.60%  $1,950,000  $1,938,101    8.820%
                     76.69%  $1,822,500  $1,802,174    9.750%
                     73.77%  $1,760,000  $1,741,045    9.250%
                     76.49%  $1,713,250  $1,701,981    8.440%
                     62.06%  $1,700,000  $1,657,068    8.650%
                     59.28%  $1,600,000  $1,582,792    9.950%
                     70.83%  $1,582,500  $1,558,369    7.875%
                     70.35%  $1,500,000  $1,484,415    9.750%
                     62.09%  $1,475,000  $1,459,193    9.250%
                     57.91%  $1,475,000  $1,456,526    9.125%
                     53.70%  $1,450,000  $1,423,076    9.625%
                     44.41%  $1,500,000  $1,421,023    9.625%
                     64.45%  $1,431,000  $1,417,976   10.250%
                     52.62%  $1,400,000  $1,383,833    9.440%
                     74.64%  $1,387,500  $1,380,813    8.650%
                     74.25%  $1,387,500  $1,373,565    8.750%
                     71.01%  $1,350,000  $1,331,398    9.125%
                     69.47%  $1,330,000  $1,319,888    9.625%
                     52.16%  $1,320,000  $1,304,020    8.875%
                     41.99%  $1,300,000  $1,291,073    8.540%
                     40.74%  $1,275,000  $1,262,829    9.390%
                     64.64%  $1,275,000  $1,260,435    7.250%
                     57.48%  $1,250,000  $1,235,730    9.625%
                     67.09%  $1,231,500  $1,217,711    9.750%
                     72.29%  $1,250,000  $1,214,397    9.500%
                     74.46%  $1,200,000  $1,191,425    8.000%
                     52.88%  $1,200,000  $1,189,827    8.750%
                     69.63%  $1,190,000  $1,183,714    9.570%
                     73.77%  $1,173,750  $1,161,895    9.000%
                     48.57%  $1,150,000  $1,141,415    9.625%
                     70.16%  $1,150,000  $1,136,623    8.375%
                     66.80%  $1,150,000  $1,135,626    7.500%
                     63.87%  $1,150,000  $1,133,715    8.000%
                     63.19%  $1,100,000  $1,086,809   10.250%
                     67.58%  $1,075,000  $1,064,324    7.950%
                     69.34%  $1,050,000  $1,040,150    9.375%
                     60.59%  $1,040,000  $1,029,972    9.625%
                     52.68%  $1,035,000  $1,027,302   10.125%
                     72.79%  $1,025,000  $1,019,038    8.320%
                     65.24%  $1,025,000  $1,011,195   10.480%
                     67.05%  $1,015,000  $1,005,732    9.375%
                     53.07%  $1,000,000  $  992,494    9.130%
                     50.02%  $  995,000  $  985,364    7.625%
                     73.36%  $  995,000  $  979,297    7.625%
                     79.59%  $  960,000  $  955,133    8.400%
                     52.25%  $  960,000  $  940,559   10.500%
                     73.73%  $  937,500  $  932,721    8.963%
                     74.18%  $  937,500  $  927,258    9.500%
                     73.74%  $  930,000  $  921,802    8.750%
                     79.51%  $  924,000  $  918,337    8.060%

                                    ANNEX A

  CERTAIN CHARACTERISTICS OF THE 100 LARGEST MORTGAGE LOANS AS OF THE CUT-OFF
                                      DATE

                                                                                    Zip                   Year  Units or
  Loan Id                   Property Address                      City       State Code   Property Type   Built   NRSF
  -------    ---------------------------------------------- ---------------- ----- ----- ---------------- ----- --------
21630013164  219 N. Avenue 51                               Los Angeles       CA   90042 Multifamily      1991       44
25630013473  7325 Rainer Ave S                              Seattle           WA   98118 Multifamily      1962       49
25650013805  1723 18th Avenue                               Seattle           WA   98122 Multifamily      1986       19
21720014013  674 W. Arrow Highway                           San Dimas         CA   91773 Retail           1993    5,432
23700013731  17415 Monterey Road                            Morgan Hill       CA   95037 Mixed Commercial 1896   14,087
22700013401  8255 E Raintree Dr                             Scottsdale        AZ   85260 Office           1985   14,863
21700013562  408 S Beach Blvd                               Anaheim           CA   92804 Office           1983   32,792
25700013588  1520 Harrison Ave                              Centralia         WA   98531 Retail           1974   54,105
29630013516  4902-5467 Pine Cluster Lane                    Orlando           FL   32819 Multifamily      1984       44
22700013470  3000-3020 W Lincoln Ave                        Anaheim           CA   92801 Retail           1978   18,120
22650013459  13063 5th St                                   Yucaipa           CA   92399 Mobile Home Park 1930       74
24630014052  6427 W. 11th Avenue/1143 Lamar Street          Lakewood          CO   80214 Multifamily      1971       30
23720013987  551-559 Haight Street                          San Francisco     CA   94117 Mixed Use        1900   10,520
29720014043  958-998 SW 81 Avenue/8010-8020 Kimberley Blvd. North Lauderdale  FL   33068 Retail           1980   30,165
22700013443  12841 Valley View Ave                          La Mirada         CA   90638 Retail           1968   19,566
23700013660  1749, 51, 55 & 57 Broadway St                  Oakland           CA   94612 Office           1920   36,198
21720013804  1001 S. Arrowhead                              San Bernadino     CA   92408 Mixed Commercial 1964   47,840
26650013838  755 SE Hogan Road                              Gresham           OR   97080 Multifamily      1970       25
25630013100  6334 Rainier Avenue South                      Seattle           WA   98118 Multifamily      1961       54
22650013613  1810 32nd Place NE                             Salem             OR   97303 Multifamily      1964       48
23700013493  659-665 Valencia Street                        San Francisco     CA   94121 Mixed Use        1924    4,500
22650013748  59 West Center Street                          Midvale           UT   84047 Multifamily      1971       54
25650013536  10 East Casino Rd                              Everett           WA   98203 Multifamily      1994       18
21700013442  7342 Orange Thorpe Ave                         Buena Park        CA   90621 Office           1979   24,058
24700013390  65-97 S Sheridan Blvd                          Lakewood          CO   80226 Retail           1965   26,293
21630013779  13637 Cordary Avenue                           Hawthorne         CA   90250 Multifamily      1964       56
22700013178  111 Avenida Palizada                           San Clemente      CA   92672 Retail           1956   18,244
21630013266  14931 Roscoe Blvd                              Van Nuys          CA   91402 Multifamily      1961       39
21630013903  3189 Euclid Avenue                             Lynwood           CA   90262 Multifamily      1959       45
24720013688  590 North Alma School Rd                       Chandler          AZ   85224 Retail           1980   18,244
23720014000  3919-3925 4th Avenue                           San Diego         CA   92103 Retail           1920   13,314
24630013720  1225 Colorado Blvd                             Denver            CO   80206 Multifamily      1945       30
23700013558  1804-1816 Euclid Ave                           Berkeley          CA   94709 Mixed Use        1919   21,390
25630013077  8501 Midvale Ave N & 8500 Nesbit Ave           Seattle           WA   98103 Multifamily      1962       23
21630013064  21125 Saticoy St                               Canoga Park       CA   91304 Multifamily      1971       30
21630013497  7862 Lankershim Blvd                           Highland          CA   92408 Multifamily      1986       60
28700013644  230 Rt 206 South                               Flanders          NJ   07836 Mixed Commercial 1987   13,910
29630013732  1387 Grand Concourse                           Bronx             NY   10452 Multifamily      1923       44
21700013110  1401 S. Arville St.                            Las Vegas         NV   89102 Mixed Commercial 1978   14,304
23630013147  2001 And 2023 Broadway And Rumrill             San Pablo         CA   94806 Multifamily      1994       24
21630013523  1437-1443 West 105th St                        Los Angeles       CA   90047 Multifamily      1964       36
21630012992  11720 Runnymede Street                         North Hollywood   CA   91605 Multifamily      1983       52
             Appraisal   Date of  Original Cut-Off   Original    Cut Off     Cut Off
  Loan Id      Value    Appraisal   LTV    Date LTV  Balance   Date Balance Date Rate
  -------    ---------- --------- -------- -------- ---------- ------------ ---------
21630013164  $1,400,000 24-Mar-97  66.00%   65.10%  $  924,000   $911,366     7.875%
25630013473  $1,350,000 17-Jul-97  68.15%   67.46%  $  920,000   $910,700     7.950%
25650013805  $1,200,000  4-Feb-98  75.63%   75.08%  $  907,500   $900,961     8.290%
21720014013  $1,690,000  1-Apr-98  53.25%   53.04%  $  900,000   $896,434     9.600%
23700013731  $1,350,000 13-Nov-97  66.67%   66.18%  $  900,000   $893,432     9.750%
22700013401  $1,400,000  8-Aug-97  64.29%   63.65%  $  900,000   $891,121     9.625%
21700013562  $1,490,000  5-Nov-97  74.50%   59.51%  $1,110,000   $886,756     9.580%
25700013588  $1,500,000 18-Aug-97  60.00%   58.78%  $  900,000   $881,652     9.125%
29630013516  $1,320,000 22-Sep-97  66.29%   65.75%  $  875,000   $867,944     9.125%
22700013470  $1,470,000 31-Jul-97  63.95%   58.80%  $  940,000   $864,419     9.500%
22650013459  $1,285,000  2-Sep-97  68.09%   67.23%  $  875,000   $863,900     9.800%
24630014052  $1,136,000  1-May-98  75.00%   74.62%  $  852,000   $847,647     9.125%
23720013987  $1,325,000 18-Mar-98  64.15%   63.85%  $  850,000   $846,027     9.400%
29720014043  $1,300,000 13-Apr-98  65.38%   64.89%  $  850,000   $843,530     8.775%
22700013443  $1,270,000 23-Jun-97  66.93%   65.37%  $  850,000   $830,174     9.875%
23700013660  $1,600,000 12-Nov-97  52.19%   51.76%  $  835,000   $828,218     9.375%
21720013804  $1,100,000 21-Oct-97  75.00%   74.58%  $  825,000   $820,414     9.090%
26650013838  $1,100,000 16-Feb-98  75.00%   74.54%  $  825,000   $819,978     8.790%
25630013100  $1,225,000 21-Mar-97  67.35%   66.40%  $  825,000   $813,357     7.750%
22650013613  $1,090,000 27-Aug-97  75.00%   74.42%  $  817,500   $811,178     8.930%
23700013493  $1,400,000  2-Jul-97  58.14%   57.38%  $  814,000   $803,255     9.750%
22650013748  $2,010,000  2-Jan-98  39.80%   39.52%  $  800,000   $794,258     8.940%
25650013536  $1,230,000 26-Sep-97  65.04%   64.52%  $  800,000   $793,565     8.960%
21700013442  $1,300,000 19-Aug-97  61.54%   60.92%  $  800,000   $791,909     8.875%
24700013390  $1,135,000  1-Aug-97  70.00%   69.36%  $  794,500   $787,269    10.250%
21630013779  $1,218,000 30-Jan-98  64.66%   64.27%  $  787,500   $782,764     9.250%
22700013178  $  990,000 17-Apr-97  80.81%   78.66%  $  800,000   $778,775     9.625%
21630013266  $1,050,000  2-May-97  75.00%   74.16%  $  787,500   $778,629     8.875%
21630013903  $1,065,000  3-Mar-98  72.89%   72.47%  $  776,250   $771,846     9.210%
24720013688  $1,155,000 14-Nov-97  64.94%   64.18%  $  750,000   $741,226     9.375%
23720014000  $  975,000 19-Mar-98  75.00%   74.38%  $  731,250   $725,225     9.025%
24630013720  $  970,000 10-Dec-97  74.61%   73.99%  $  723,750   $717,665     8.750%
23700013558  $1,100,000 23-Jul-97  65.45%   64.85%  $  720,000   $713,394     8.875%
25630013077  $  975,000  3-Mar-97  73.33%   72.23%  $  715,000   $704,282     7.375%
21630013064  $1,100,000 10-Mar-97  64.64%   63.78%  $  711,000   $701,591     9.625%
21630013497  $1,015,000 22-Sep-97  69.66%   68.97%  $  707,000   $700,029     8.875%
28700013644  $1,025,000 10-Sep-97  68.29%   67.92%  $  700,000   $696,211    10.500%
29630013732  $1,230,000 23-Dec-97  56.91%   56.40%  $  700,000   $693,709     8.875%
21700013110  $1,220,000  4-Mar-97  57.38%   56.75%  $  700,000   $692,304     9.750%
23630013147  $  925,000 25-Mar-97  75.14%   74.04%  $  695,000   $684,832     7.500%
21630013523  $  855,000  3-Oct-97  84.40%   79.25%  $  721,650   $677,545     8.500%
21630012992  $1,050,000 12-Feb-97  65.33%   64.42%  $  686,000   $676,417     9.750%

                                    ANNEX A

  CERTAIN CHARACTERISTICS OF THE 100 LARGEST MORTGAGE LOANS AS OF THE CUT-OFF
                                      DATE

                                   Remaining    First
              Monthly   Remaining Amortization Payment  Maturity Underwritten  Date of  Original Rate    Loan           Periodic
  Loan Id     Payment     Term        Term       Date     Date       NOI         NOI      DSCR   Type   Index   Margin    Cap
  -------     -------   --------- ------------ -------- -------- ------------ --------- -------- ----- -------- ------  --------
21700013106  $23,204.21    339        339      1-Jun-97 1-May-27   $387,841   24-Mar-97  1.52x     ARM 6MOLIBOR 3.950%    2.0%
22720013912  $19,347.00    111        351      1-Jun-98 1-May-08   $331,231   26-Mar-98  1.43x   FIXED FIXED      N/A     N/A
22650013881  $18,234.08    112        352      1-Jul-98 1-Jun-08   $306,892    6-May-98  1.40x   FIXED FIXED      N/A     N/A
28700013239  $22,478.50    221        221      1-Aug-97 1-Jul-17   $390,265    2-Jun-97  1.59x     ARM 6MOLIBOR 4.750%    2.0%
22630014022  $18,152.58    352        352      1-Jul-98 1-Jun-28   $364,498   24-Apr-98  1.67x     ARM 6MOLIBOR 3.250%    1.5%
22630013906  $16,223.90    351        351      1-Jun-98 1-May-28   $277,536   20-Mar-98  1.43x     ARM 1YRCMT   2.990%    1.5%
21630013617  $17,399.00    347        347      1-Feb-98 1-Jan-28   $290,100    1-Dec-97  1.61x     ARM 6MOLIBOR 4.500%    1.5%
22650014061  $14,870.96    112        352      1-Jul-98 1-Jun-08   $224,782   11-May-98  1.26x   FIXED FIXED      N/A     N/A
21720013885  $15,438.26    110        350      1-May-98 1-Apr-08   $340,940   20-Mar-98  1.84x   FIXED FIXED      N/A     N/A
21630013341  $15,624.12    342        342      1-Sep-97 1-Aug-27   $246,851   21-Jul-97  1.61x     ARM 6MOLIBOR 4.000%    1.5%
21630013346  $14,467.35    342        342      1-Sep-97 1-Aug-27   $267,551   21-Jul-97  1.69x     ARM 6MOLIBOR 3.500%    1.5%
21650013899  $13,100.63    110        350      1-May-98 1-Apr-08   $202,690    1-Mar-98  1.29x   FIXED FIXED      N/A     N/A
21720013969  $16,890.39    111        171      1-Jun-98 1-May-08   $316,690   15-Apr-98  1.56x   FIXED FIXED      N/A     N/A
21700013701  $14,482.86    107        287      1-Feb-98 1-Jan-08   $270,603    9-Dec-97  1.56x   FIXED FIXED      N/A     N/A
25630013054  $11,485.67    338        338      1-May-97 1-Apr-27   $201,083   12-Mar-97  1.51x     ARM 1YRCMT   3.250%    1.5%
23600013293  $12,869.28    342        342      1-Sep-97 1-Aug-27   $198,963   20-Jun-97  1.51x     ARM 6MOLIBOR 4.000%    1.5%
23720013754  $12,631.64    108        288      1-Mar-98 1-Feb-08   $248,346   30-Jan-98  1.64x   FIXED FIXED      N/A     N/A
26630013151  $11,987.99    340        340      1-Jul-97 1-Jun-27   $226,955    7-Apr-97  1.79x     ARM 6MOLIBOR 4.000%    1.5%
26700013223  $12,778.94    160        280      1-Jul-97 1-Jun-12   $213,216    7-May-97  1.59x     ARM 6MOLIBOR 4.500%    2.0%
26700013227  $15,749.71    161        161      1-Aug-97 1-Jul-12   $245,709   23-May-97  1.45x     ARM 6MOLIBOR 4.500%    2.0%
21630013418  $12,804.28    343        343      1-Oct-97 1-Sep-27   $236,439   26-Aug-97  1.80x     ARM 6MOLIBOR 4.500%    2.0%
22650013606  $12,173.42    107        287      1-Feb-98 1-Jan-08   $195,631   21-Nov-97  1.34x   FIXED FIXED      N/A     N/A
21720014037  $10,816.53    112        352      1-Jul-98 1-Jun-08   $179,288   10-Apr-98  1.38x   FIXED FIXED      N/A     N/A
23630013645  $10,890.95    347        347      1-Feb-98 1-Jan-28   $173,187    3-Dec-97  1.42x     ARM 6MOLIBOR 3.650%    1.0%
21630013045  $10,971.93    338        338      1-May-97 1-Apr-27   $196,601    6-Nov-96  1.74x     ARM 6MOLIBOR 3.750%    1.5%
24630013515  $11,304.86    106        346      1-Jan-98 1-Dec-07   $178,580   29-Sep-97  1.32x   FIXED FIXED      N/A     N/A
23720013695  $10,964.63    107        347      1-Feb-98 1-Jan-08   $157,852    1-Dec-97  1.25x   FIXED FIXED      N/A     N/A
21720013824  $10,032.76    109        349      1-Apr-98 1-Mar-08   $259,174   25-Feb-98  2.15x   FIXED FIXED      N/A     N/A
22720013778  $11,042.30    109        289      1-Apr-98 1-Mar-08   $365,519    6-Feb-98  2.76x   FIXED FIXED      N/A     N/A
22630013502  $ 8,704.65    345        345      1-Dec-97 1-Nov-27   $171,363    9-Oct-97  1.64x     ARM 1YRCMT   3.250%    1.5%
26600013221  $10,613.39    100        340      1-Jul-97 1-Jun-07   $178,886    7-May-97  1.63x     ARM 6MOLIBOR 4.500%    2.0%
21700013687  $10,974.36    107        287      1-Feb-98 1-Jan-08   $183,082   23-Dec-97  1.39x   FIXED FIXED      N/A     N/A
22700013233  $11,653.97    221        221      1-Aug-97 1-Jul-17   $158,012    2-Jun-97  1.23x     ARM 6MOLIBOR 4.375%    2.0%
28630013817  $ 8,803.13    350        350      1-May-98 1-Apr-28   $161,641   10-Feb-98  1.53x     ARM 1YRCMT   3.375%    1.5%
23630013793  $ 9,432.62    349        349      1-Apr-98 1-Mar-28   $262,242    3-Feb-98  2.54x     ARM 1YRCMT   3.625%    2.0%
29650013880  $10,067.00    110        350      1-May-98 1-Apr-08   $164,635   19-Mar-98  1.36x   FIXED FIXED      N/A     N/A
24650013384  $ 9,444.26    103        343      1-Oct-97 1-Sep-07   $151,615   11-Aug-97  1.34x   FIXED FIXED      N/A     N/A
23700013672  $ 9,765.73    347        347      1-Feb-98 1-Jan-28   $325,685   19-Nov-97  3.22x     ARM 6MOLIBOR 4.500%    2.0%
23630013287  $ 8,736.80    103        343      1-Oct-97 1-Sep-07   $141,087    1-Jul-97  1.40x     ARM 1YRCMT   3.250%    1.5%
25630013427  $ 8,045.50    344        344      1-Nov-97 1-Oct-27   $134,567   27-Aug-97  1.43x     ARM 1YRCMT   2.950%    1.5%
26630013408  $ 8,420.13    343        343      1-Oct-97 1-Sep-27   $135,154    5-Aug-97  1.37x     ARM 1YRCMT   2.950%    1.5%
24700013970  $ 9,843.31    337        337      1-Apr-97 1-Mar-27   $183,259    5-Feb-97  1.85x     ARM 6MOLIBOR 4.500%    2.0%
25630013472  $ 7,856.25    345        345      1-Dec-97 1-Nov-27   $137,178   11-Sep-97  1.46x     ARM 1YRCMT   3.500%    1.5%
21700013610  $ 8,711.39    347        347      1-Feb-98 1-Jan-28   $174,460    3-Dec-97  2.15x     ARM 6MOLIBOR 4.250%    2.0%
28700013357  $ 8,831.37    343        343      1-Oct-97 1-Sep-27   $140,634   23-Jul-97  1.50x     ARM 6MOLIBOR 3.950%    2.0%
22630013540  $ 9,168.77     70        346      1-Jan-98 1-Dec-04   $150,039   29-Oct-97  1.57x     ARM 6MOLIBOR 5.000%    1.5%
26650013924  $ 7,750.99    111        351      1-Jun-98 1-May-08   $112,677    8-Apr-98  1.21x   FIXED FIXED      N/A     N/A
23720013321  $ 9,663.23    102        282      1-Sep-97 1-Aug-07   $143,898   16-Jul-97  1.24x   FIXED FIXED      N/A     N/A
22630013344  $ 8,437.49    344        344      1-Nov-97 1-Oct-27   $137,662   21-Jul-97  1.50x     ARM 6MOLIBOR 4.000%    1.5%
24650013671  $ 8,139.95    107        347      1-Feb-98 1-Jan-08   $133,826   12-Dec-97  1.37x   FIXED FIXED      N/A     N/A
22630013611  $ 7,043.19    347        347      1-Feb-98 1-Jan-28   $176,271    2-Dec-97  2.16x     ARM 1YRCMT   3.000%    1.5%
25630013007  $ 7,051.49    338        338      1-May-97 1-Apr-27   $110,737   26-Feb-97  1.33x     ARM 1YRCMT   3.000%    1.5%
                                Reset   Next Rate
             Maximum  Minimum Frequency  Change
  Loan Id     Rate     Rate   (months)    Date      Loan Purpose
  -------    -------- ------- --------- --------- -----------------
21700013106  13.950%   7.950%      6    1-May-99  Purchase
22720013912     N/A      N/A     N/A         N/A  Purchase
22650013881     N/A      N/A     N/A         N/A  Cashout Refinance
28700013239  14.500%   8.500%      6    1-Jul-99  Refinance
22630014022  13.250%   9.030%      6    1-Jun-99  Purchase
22630013906  13.250%   8.360%      6    1-May-99  Purchase
21630013617  13.450%   7.950%      6    1-Jul-99  Cashout Refinance
22650014061     N/A      N/A     N/A         N/A  Cashout Refinance
21720013885     N/A      N/A     N/A         N/A  Purchase
21630013341  13.500%   7.500%      6    1-Aug-99  Purchase
21630013346  14.250%   8.250%      6    1-Aug-99  Purchase
21650013899     N/A      N/A     N/A         N/A  Purchase
21720013969     N/A      N/A     N/A         N/A  Refinance
21700013701     N/A      N/A     N/A         N/A  Refinance
25630013054  13.500%   7.500%      6    1-Apr-99  Purchase
23600013293  14.000%   8.000%      6    1-Aug-99  Purchase
23720013754     N/A      N/A     N/A         N/A  Cashout Refinance
26630013151  13.750%   7.750%      6    1-Jun-99  Cashout Refinance
26700013223  13.950%   7.950%      6    1-Jun-99  Refinance
26700013227  13.750%   7.750%      6    1-Jul-99  Cashout Refinance
21630013418  13.950%   8.450%      6    1-Mar-99  Refinance
22650013606     N/A      N/A     N/A         N/A  Cashout Refinance
21720014037     N/A      N/A     N/A         N/A  Refinance
23630013645  13.250%   7.950%      6    1-Jul-99  Cashout Refinance
21630013045  13.500%   7.500%      6    1-Apr-99  Purchase
24630013515     N/A      N/A     N/A         N/A  Refinance
23720013695     N/A      N/A     N/A         N/A  Refinance
21720013824     N/A      N/A     N/A         N/A  Cashout Refinance
22720013778     N/A      N/A     N/A         N/A  Cashout Refinance
22630013502  13.250%   7.250%      6    1-May-99  Cashout Refinance
26600013221  13.950%   7.950%      6    1-Jun-99  Cashout Refinance
21700013687     N/A      N/A     N/A         N/A  Refinance
22700013233  13.875%   8.375%      6    1-Jul-99  Cashout Refinance
28630013817  13.990%   7.990%      6    1-Apr-99  Purchase
23630013793  13.250%   7.750%      6    1-Mar-99  Purchase
29650013880     N/A      N/A     N/A         N/A  Cashout Refinance
24650013384     N/A      N/A     N/A         N/A  Purchase
23700013672  13.500%   8.000%      6    1-Jul-99  Refinance
23630013287  13.450%   7.950%      6    1-Mar-99  Purchase
25630013427  13.250%   7.250%      6    1-Apr-99  Purchase
26630013408  13.500%   7.750%      6    1-Mar-99  Refinance
24700013970  13.950%   8.250%      6    1-Mar-99  Cashout Refinance
25630013472  13.450%   7.950%      6    1-May-99  Cashout Refinance
21700013610  13.700%   6.700%      6    1-Jul-99  Purchase
28700013357  13.750%   8.250%      6    1-Mar-99  Purchase
22630013540  14.000%   8.500%      6    1-Jun-99  Refinance
26650013924     N/A      N/A     N/A         N/A  Cashout Refinance
23720013321     N/A      N/A     N/A         N/A  Refinance
22630013344  13.750%   8.250%      6    1-Apr-99  Purchase
24650013671     N/A      N/A     N/A         N/A  Cashout Refinance
22630013611  13.250%   7.250%      6    1-Jul-99  Refinance
25630013007  13.500%   7.500%      6    1-Apr-99  Purchase

                                    ANNEX A

  CERTAIN CHARACTERISTICS OF THE 100 LARGEST MORTGAGE LOANS AS OF THE CUT-OFF
                                      DATE

                                   Remaining    First
              Monthly   Remaining Amortization Payment  Maturity Underwritten  Date of  Original Rate                     Periodic
  Loan Id     Payment     Term        Term       Date     Date       NOI         NOI      DSCR   Type  Loan Index Margin    Cap
  -------     -------   --------- ------------ -------- -------- ------------ --------- -------- ----- ---------- ------  --------
24650014024  $ 7,313.65    112        352      1-Jul-98 1-Jun-08   $114,399    4-May-98   1.30x  FIXED  FIXED       N/A     N/A
24700013000  $ 9,039.14    277        277      1-Apr-97 1-Mar-22   $183,692   21-Feb-97   2.07x    ARM  6MOLIBOR  4.750%    2.0%
28650013968  $ 7,518.40    111        351      1-Jun-98 1-May-08   $153,669   17-Apr-98   1.70x  FIXED  FIXED       N/A     N/A
21630013307  $ 7,871.46    342        342      1-Sep-97 1-Aug-27   $147,266    1-Jul-97   1.83x    ARM  6MOLIBOR  3.750%    1.5%
22630013658  $ 7,308.94    347        347      1-Feb-98 1-Jan-28   $145,361   16-Dec-97   1.86x    ARM  6MOLIBOR  3.650%    1.5%
21630013919  $ 6,818.66    351        351      1-Jun-98 1-May-28   $113,882    1-Apr-98   1.39x    ARM  1YRCMT    2.700%    1.5%
21630013164  $ 6,706.33    340        340      1-Jul-97 1-Jun-27   $114,291   23-Apr-97   1.47x    ARM  1YRCMT    3.250%    1.5%
25630013473  $ 6,722.28    345        345      1-Dec-97 1-Nov-27   $113,945   11-Sep-97   1.41x    ARM  1YRCMT    3.500%    1.5%
25650013805  $ 6,843.29    109        349      1-Apr-98 1-Mar-08   $ 94,306   14-Feb-98   1.15x  FIXED  FIXED       N/A     N/A
21720014013  $ 7,633.44    112        352      1-Jul-98 1-Jun-08   $147,359    1-May-98   1.61x  FIXED  FIXED       N/A     N/A
23700013731  $ 7,721.16    348        348      1-Mar-98 1-Feb-28   $118,367    1-Jan-98   1.53x    ARM  6MOLIBOR  4.500%    2.0%
22700013401  $ 7,640.81    343        343      1-Oct-97 1-Sep-27   $ 98,363   21-Aug-97   1.21x    ARM  6MOLIBOR  3.950%    2.0%
21700013562  $ 7,562.07    346        346      1-Jan-98 1-Dec-27   $133,714   11-Nov-97   1.19x    ARM  6MOLIBOR  3.700%    2.0%
25700013588  $ 8,167.27    227        227      1-Feb-98 1-Jan-18   $160,857   17-Nov-97   1.75x    ARM  6MOLIBOR  3.950%    2.0%
29630013516  $ 7,117.60    346        346      1-Jan-98 1-Dec-27   $128,571   25-Nov-97   1.63x    ARM  6MOLIBOR  4.000%    1.5%
22700013470  $12,153.63    105        105      1-Dec-97 1-Nov-07   $179,405   21-Aug-97   1.29x    ARM  6MOLIBOR  4.500%    2.0%
22650013459  $ 7,828.11    105        285      1-Dec-97 1-Nov-07   $119,993   17-Sep-97   1.28x  FIXED  FIXED       N/A     N/A
24630014052  $ 6,927.01    352        352      1-Jul-98 1-Jun-28   $103,565   14-May-98   1.36x    ARM  6MOLIBOR  4.000%    1.5%
23720013987  $ 7,085.33    111        351      1-Jun-98 1-May-08   $111,933   24-Apr-98   1.32x  FIXED  FIXED       N/A     N/A
29720014043  $ 7,002.67    112        352      1-Jul-98 1-Jun-08   $133,966   29-Apr-98   1.59x  FIXED  FIXED       N/A     N/A
22700013443  $ 8,127.93    224        224      1-Nov-97 1-Oct-17   $128,465    9-Sep-97   1.40x    ARM  6MOLIBOR  4.500%    2.0%
23700013660  $ 6,936.43    347        347      1-Feb-98 1-Jan-28   $121,164    9-Dec-96   1.70x    ARM  6MOLIBOR  4.250%    2.0%
21720013804  $ 6,691.64    109        349      1-Apr-98 1-Mar-08   $120,713   13-Feb-98   1.50x  FIXED  FIXED       N/A     N/A
26650013838  $ 6,513.87    110        350      1-May-98 1-Apr-08   $ 99,539   12-Mar-98   1.27x  FIXED  FIXED       N/A     N/A
25630013100  $ 5,920.64    339        339      1-Jun-97 1-May-27   $111,369   26-Mar-97   1.57x    ARM  1YRCMT    3.500%    1.5%
22650013613  $ 6,536.66    107        347      1-Feb-98 1-Jan-08   $104,665    1-Dec-97   1.33x  FIXED  FIXED       N/A     N/A
23700013493  $ 7,248.64    285        285      1-Dec-97 1-Nov-22   $120,762   29-Jul-97   1.54x    ARM  6MOLIBOR  4.750%    2.0%
22650013748  $ 6,402.48    108        348      1-Mar-98 1-Feb-08   $212,910   26-Jan-98   2.77x  FIXED  FIXED       N/A     N/A
25650013536  $ 6,413.97    106        346      1-Jan-98 1-Dec-07   $ 98,757   23-Oct-97   1.28x  FIXED  FIXED       N/A     N/A
21700013442  $ 6,361.32    344        344      1-Nov-97 1-Oct-27   $106,074   15-Sep-97   1.54x    ARM  6MOLIBOR  3.500%    2.0%
24700013390  $ 7,109.02    343        343      1-Oct-97 1-Sep-27   $124,161   13-Aug-97   1.70x    ARM  6MOLIBOR  4.500%    2.0%
21630013779  $ 6,478.01    349        349      1-Apr-98 1-Mar-28   $159,916   10-Feb-98   2.08x    ARM  6MOLIBOR  3.500%    1.5%
22700013178  $ 6,706.10    340        340      1-Jul-97 1-Jun-27   $ 75,591    1-May-97   1.08x    ARM  6MOLIBOR  4.500%    2.0%
21630013266  $ 6,266.49    341        341      1-Aug-97 1-Jul-27   $106,787   19-Jun-97   1.55x    ARM  6MOLIBOR  3.750%    1.5%
21630013903  $ 6,361.86    350        350      1-May-98 1-Apr-28   $125,417   24-Mar-98   1.64x    ARM  6MOLIBOR  3.500%    1.5%
24720013688  $ 6,487.68    107        287      1-Feb-98 1-Jan-08   $123,881   24-Oct-97   1.59x  FIXED  FIXED       N/A     N/A
23720014000  $ 6,149.15    111        291      1-Jun-98 1-May-08   $ 91,151   27-Apr-98   1.24x  FIXED  FIXED       N/A     N/A
24630013720  $ 5,685.27    348        348      1-Mar-98 1-Feb-28   $ 95,857    1-Jan-98   1.62x    ARM  6MOLIBOR  3.500%    1.5%
23700013558  $ 5,726.17    346        346      1-Jan-98 1-Dec-27   $ 88,324    7-Nov-97   1.43x    ARM  6MOLIBOR  3.750%    2.0%
25630013077  $ 4,948.42    339        339      1-Jun-97 1-May-27   $ 81,999   13-Mar-97   1.38x    ARM  1YRCMT    3.125%    1.5%
21630013064  $ 6,032.68    338        338      1-May-97 1-Apr-27   $106,714   22-Mar-97   1.79x    ARM  6MOLIBOR  4.250%    1.5%
21630013497  $ 5,619.52    345        345      1-Dec-97 1-Nov-27   $120,899   14-Oct-97   2.04x    ARM  6MOLIBOR  3.950%    1.5%
28700013644  $ 6,403.38    347        347      1-Feb-98 1-Jan-28   $ 92,118    8-Dec-97   1.20x    ARM  6MOLIBOR  4.500%    2.0%
29630013732  $ 5,752.06    348        348      1-Mar-98 1-Feb-28   $137,833    7-Jan-98   2.24x    ARM  1YRCMT    3.500%    1.5%
21700013110  $ 6,011.90    339        339      1-Jun-97 1-May-27   $108,666   24-Mar-97   1.73x    ARM  6MOLIBOR  4.750%    2.0%
23630013147  $ 4,869.27    339        339      1-Jun-97 1-May-27   $105,625   19-Apr-97   1.81x    ARM  1YRCMT    3.250%    1.5%
21630013523  $ 5,344.09    345        345      1-Dec-97 1-Nov-27   $114,550    1-Oct-97   1.94x    ARM  6MOLIBOR  3.500%    1.5%
21630012992  $ 5,880.54    337        337      1-Apr-97 1-Mar-27   $112,454   25-Feb-97   1.95x    ARM  6MOLIBOR  4.000%    1.5%
                                 Reset   Next Rate
             Maximum  Minimum  Frequency  Change
  Loan Id     Rate     Rate    (months)    Date      Loan Purpose
  -------    -------- -------- --------- --------- -----------------
24650014024     N/A      N/A      N/A         N/A  Purchase
24700013000  13.950%   7.950%       6    1-Mar-99  Purchase
28650013968     N/A      N/A      N/A         N/A  Purchase
21630013307  13.450%   7.750%       6    1-Aug-99  Purchase
22630013658  13.250%   7.500%       6    1-Jul-99  Purchase
21630013919  11.900%   8.060%       6    1-May-99  Purchase
21630013164  13.500%   7.500%       6    1-Jun-99  Refinance
25630013473  13.450%   7.950%       6    1-May-99  Refinance
25650013805     N/A      N/A      N/A         N/A  Purchase
21720014013     N/A      N/A      N/A         N/A  Cashout Refinance
23700013731  13.750%   7.750%       6    1-Aug-99  Cashout Refinance
22700013401  13.750%   8.250%       6    1-Mar-99  Cashout Refinance
21700013562  15.580%   9.580%       6    1-Jun-99  Purchase
25700013588  13.750%   8.250%       6    1-Jul-99  Cashout Refinance
29630013516  13.750%   8.250%       6    1-Jun-99  Purchase
22700013470  13.950%   8.450%       6    1-May-99  Purchase
22650013459     N/A      N/A      N/A         N/A  Refinance
24630014052  14.125%   8.125%       6    1-Jun-99  Purchase
23720013987     N/A      N/A      N/A         N/A  Cashout Refinance
29720014043     N/A      N/A      N/A         N/A  Refinance
22700013443  14.500%   9.000%       6    1-Apr-99  Refinance
23700013660  13.700%   7.700%       6    1-Jul-99  Refinance
21720013804     N/A      N/A      N/A         N/A  Purchase
26650013838     N/A      N/A      N/A         N/A  Refinance
25630013100  13.750%   7.750%       6    1-May-99  Purchase
22650013613     N/A      N/A      N/A         N/A  Cashout Refinance
23700013493  13.950%   8.450%       6    1-May-99  Refinance
22650013748     N/A      N/A      N/A         N/A  Cashout Refinance
25650013536     N/A      N/A      N/A         N/A  Purchase
21700013442  13.750%   7.750%       6    1-Apr-99  Purchase
24700013390  13.950%   8.450%       6    1-Mar-99  Purchase
21630013779  13.250%   9.120%       6    1-Mar-99  Purchase
22700013178  13.950%   7.950%       6    1-Jun-99  Refinance
21630013266  13.950%   7.950%       6    1-Jul-99  Refinance
21630013903  13.500%   9.210%       6    1-Apr-99  Purchase
24720013688     N/A      N/A      N/A         N/A  Purchase
23720014000     N/A      N/A      N/A         N/A  Purchase
24630013720  13.250%   7.250%       6    1-Aug-99  Purchase
23700013558  13.250%   7.750%       6    1-Jun-99  Refinance
25630013077  13.375%   7.375%       6    1-May-99  Purchase
21630013064  14.000%   7.500%       6    1-Apr-99  Refinance
21630013497  13.500%   7.500%       6    1-May-99  Purchase
28700013644  13.950%  10.500%       6    1-Jul-99  Cashout Refinance
29630013732  13.990%   7.990%       6    1-Aug-99  Refinance
21700013110  14.200%   8.200%       6    1-May-99  Cashout Refinance
23630013147  13.500%   7.500%       6    1-May-99  Purchase
21630013523  13.250%   7.250%       6    1-May-99  Purchase
21630012992  13.500%   7.500%       6    1-Mar-99  Purchase

                                    ANNEX B

                        CLASS S SCHEDULED PAYMENT AMOUNT

           Payment Date                             Amount
           ------------                           -----------
           March 25, 1999........................ $400,000.00
           April 25, 1999........................ $400,000.00
           May 25, 1999.......................... $400,000.00
           June 25, 1999......................... $400,000.00
           July 25, 1999......................... $400,000.00
           August 25, 1999....................... $400,000.00
           September 25, 1999.................... $210,000.00
           October 25, 1999...................... $210,000.00
           November 25, 1999..................... $210,000.00
           December 25, 1999..................... $210,000.00
           January 25, 2000...................... $210,000.00
           February 25, 2000..................... $210,000.00
           March 25, 2000........................ $345,000.00
           April 25, 2000........................ $345,000.00
           May 25, 2000.......................... $345,000.00
           June 25, 2000......................... $345,000.00
           July 25, 2000......................... $345,000.00
           August 25, 2000....................... $345,000.00
           September 25, 2000.................... $255,000.00
           October 25, 2000...................... $255,000.00
           November 25, 2000..................... $255,000.00
           December 25, 2000..................... $255,000.00
           January 25, 2001...................... $255,000.00
           February 25, 2001..................... $255,000.00
           March 25, 2001........................ $190,000.00
           April 25, 2001........................ $190,000.00
           May 25, 2001.......................... $190,000.00
           June 25, 2001......................... $190,000.00
           July 25, 2001......................... $190,000.00
           August 25, 2001....................... $190,000.00
           September 25, 2001.................... $155,000.00
           October 25, 2001...................... $155,000.00
           November 25, 2001..................... $155,000.00
           December 25, 2001..................... $155,000.00
           January 25, 2002...................... $155,000.00
           February 25, 2002..................... $155,000.00
           March 25, 2002........................ $135,000.00
           April 25, 2002........................ $135,000.00
           May 25, 2002.......................... $135,000.00
           June 25, 2002......................... $135,000.00
           July 25, 2002......................... $135,000.00
           August 25, 2002....................... $135,000.00
           September 25, 2002.................... $125,000.00
           October 25, 2002...................... $125,000.00
           November 25, 2002..................... $125,000.00
           December 25, 2002..................... $125,000.00
           January 25, 2003...................... $125,000.00

           Payment Date                             Amount
           ------------                           -----------
           February 25, 2003..................... $125,000.00
           March 25, 2003........................ $115,000.00
           April 25, 2003........................ $115,000.00
           May 25, 2003.......................... $115,000.00
           June 25, 2003......................... $115,000.00
           July 25, 2003......................... $115,000.00
           August 25, 2003....................... $115,000.00
           September 25, 2003.................... $ 95,000.00
           October 25, 2003...................... $ 95,000.00
           November 25, 2003..................... $ 95,000.00
           December 25, 2003..................... $ 95,000.00
           January 25, 2004...................... $ 95,000.00
           February 25, 2004..................... $ 95,000.00

                                    ANNEX C

                        CLASS X SCHEDULED PAYMENT AMOUNT

           Payment Date                              Amount
           ------------                            ----------
           March 25, 1999......................... $50,000.00
           April 25, 1999......................... $50,000.00
           May 25, 1999........................... $50,000.00
           June 25, 1999.......................... $50,000.00
           July 25, 1999.......................... $50,000.00
           August 25, 1999........................ $50,000.00
           September 25, 1999..................... $50,000.00
           October 25, 1999....................... $50,000.00
           November 25, 1999...................... $50,000.00
           December 25, 1999...................... $50,000.00
           January 25, 2000....................... $50,000.00
           February 25, 2000...................... $50,000.00
           March 25, 2000......................... $50,000.00
           April 25, 2000......................... $50,000.00
           May 25, 2000........................... $50,000.00
           June 25, 2000.......................... $50,000.00
           July 25, 2000.......................... $50,000.00
           August 25, 2000........................ $50,000.00
           September 25, 2000..................... $50,000.00
           October 25, 2000....................... $50,000.00
           November 25, 2000...................... $50,000.00
           December 25, 2000...................... $50,000.00
           January 25, 2001....................... $50,000.00
           February 25, 2001...................... $50,000.00
           March 25, 2001......................... $25,000.00
           April 25, 2001......................... $25,000.00
           May 25, 2001........................... $25,000.00
           June 25, 2001.......................... $25,000.00
           July 25, 2001.......................... $25,000.00
           August 25, 2001........................ $25,000.00
           September 25, 2001..................... $25,000.00
           October 25, 2001....................... $25,000.00
           November 25, 2001...................... $25,000.00
           December 25, 2001...................... $25,000.00
           January 25, 2002....................... $25,000.00
           February 25, 2002...................... $25,000.00
           March 25, 2002......................... $25,000.00
           April 25, 2002......................... $25,000.00
           May 25, 2002........................... $25,000.00
           June 25, 2002.......................... $25,000.00
           July 25, 2002.......................... $25,000.00
           August 25, 2002........................ $25,000.00
           September 25, 2002..................... $25,000.00
           October 25, 2002....................... $25,000.00
           November 25, 2002...................... $25,000.00
           December 25, 2002...................... $25,000.00
           January 25, 2003....................... $25,000.00

           Payment Date                              Amount
           ------------                            ----------
           February 25, 2003...................... $25,000.00
           March 25, 2003......................... $25,000.00
           April 25, 2003......................... $25,000.00
           May 25, 2003........................... $25,000.00
           June 25, 2003.......................... $25,000.00
           July 25, 2003.......................... $25,000.00
           August 25, 2003........................ $25,000.00
           September 25, 2003..................... $25,000.00
           October 25, 2003....................... $25,000.00
           November 25, 2003...................... $25,000.00
           December 25, 2003...................... $25,000.00
           January 25, 2004....................... $25,000.00
           February 25, 2004...................... $25,000.00
           March 25, 2004......................... $25,000.00
           April 25, 2004......................... $25,000.00
           May 25, 2004........................... $25,000.00
           June 25, 2004.......................... $25,000.00
           July 25, 2004.......................... $25,000.00
           August 25, 2004........................ $25,000.00
           September 25, 2004..................... $25,000.00
           October 25, 2004....................... $25,000.00
           November 25, 2004...................... $25,000.00
           December 25, 2004...................... $25,000.00
           January 25, 2005....................... $25,000.00
           February 25, 2005...................... $25,000.00
           March 25, 2005......................... $25,000.00
           April 25, 2005......................... $25,000.00
           May 25, 2005........................... $25,000.00
           June 25, 2005.......................... $25,000.00
           July 25, 2005.......................... $25,000.00
           August 25, 2005........................ $25,000.00
           September 25, 2005..................... $25,000.00
           October 25, 2005....................... $25,000.00
           November 25, 2005...................... $25,000.00
           December 25, 2005...................... $25,000.00
           January 25, 2006....................... $25,000.00
           February 25, 2006...................... $25,000.00

                                    ANNEX D

                         REPRESENTATIONS AND WARRANTIES

(A) The Loan Originator will represent and warrant as of the Closing Date, among other things, that:

  (i) Each Mortgage Note, Mortgage and other document, instrument or agreement executed and delivered by the Loan Originator or the Mortgagor in connection with the Mortgage Loan (individually, a "Loan Document" and collectively, the "Loan Documents") for each Mortgage Loan, including each Mortgage Note, Mortgage, and any related Loan Documents and ancillary rights, is the legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as such enforceability may be limited by anti-deficiency laws or bankruptcy, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Loan Documents are or may be unenforceable in whole or in part under applicable federal or state laws, but the inclusion of such provisions does not render any of the Loan Documents invalid as a whole, and such Loan Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and, subject to the foregoing qualifications, there is no offset, defense, counterclaim or right of rescission with respect to any of such Loan Documents.

  (ii) At origination, each Mortgage Loan (including without limitation, all forms and documents used in connection with that Mortgage Loan) is in full compliance with all federal and state laws and regulations, including, without limitation, laws pertaining to usury.

  (iii) In respect of each Mortgage Loan, (A) in reliance on certified copies of the incorporation or partnership or other entity documents, as applicable, the related Mortgagor is an individual who is a permanent resident of, or an entity organized under the laws of, a state of the United States of America, and (B) to the Loan Originator's knowledge, the related Mortgagor is not a party to any bankruptcy, reorganization, insolvency or similar proceeding.

  (iv) Each Mortgage Loan is a valid and subsisting first priority lien on the Mortgaged Property purported to be encumbered thereby free and clear of any liens, claims, encumbrances, participation interests, pledges, charges or security interests, subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record affecting the physical condition or use of the Mortgaged Property, and (C) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment or preliminary title report, pro-forma or escrow instructions, to be issued in respect of such Mortgage Loan and other matters to which like properties are commonly subject (the exceptions set forth in the foregoing clauses (A), (B) and (C), collectively, "Permitted Encumbrances"); except for the Mortgaged Properties securing 3 Mortgage Loans, representing approximately 0.7% of the Initial Pool Balance, no Mortgaged Property is in whole or in part a leasehold estate; no Mortgage Loan is secured by any collateral other than the Mortgage and any separate security documents related thereto, and additional collateral in the form of personal property that was taken at the time of origination; no portion of any Mortgaged Property secures any other mortgage loan not represented by the related

  Mortgage Note; and, with respect to each Mortgage Loan, either (i) substantially all of the proceeds of such Mortgage Loan were used to acquire or improve or protect an interest in real property (as that term is used in United States Treasury Regulations Section 1.860G-2(a)(4)) that, at date of origination (or, if the Mortgage Loan has been significantly modified within the meaning of United States Treasury Regulations Section 1.860G-2(b)(1), at the time of such modification), was the only security for such Mortgage Loan, or (ii) the fair market value of such interest in real property was at least equal to 80% of the principal amount of such Mortgage Loan at origination (or such modification). The Permitted Encumbrances do not materially and adversely interfere with the security intended to be provided by the related Mortgages, the current use or value of the related Mortgaged Property, or with the Mortgagor's ability to pay its obligations when they become due.

  (v) No Mortgage Loan is cross-defaulted with any loan (other than a Mortgage Loan), and no Mortgage Loan is secured by any property that secures another loan (other than a Mortgage Loan).

  (vi) Each Mortgage, together with any separate security agreements and related documents, establishes a perfected first priority security interest in favor of the Loan Originator, its successors and/or assigns, in all the related Mortgagor's fixtures and personal property used in, and reasonably necessary to operate, the Mortgaged Property and, to the extent a security interest may be created therein, the proceeds arising from the Mortgaged Property and any other collateral securing such Mortgage, subject only to the Permitted Encumbrances.

  (vii) There is an assignment of leases and rents provision in the Mortgage for each Mortgage Loan creating a perfected first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to the Permitted Encumbrances.

  (viii) There are no mechanics' or other similar liens which have been filed for work, labor or materials (nor, to the Loan Originator's knowledge, are any rights outstanding that under applicable law could give rise to any such lien) affecting any Mortgaged Property which are or may be prior or equal to the lien of the related Mortgage, except those insured against pursuant to the applicable title insurance policy.

  (ix) The Mortgagor specified in each Mortgage has good and indefeasible title to the related Mortgaged Property.

  (x) With respect to each Mortgage that is a deed of trust, a trustee, duly qualified under applicable law to serve as such (if such qualification is required), currently so serves and is named in the deed of trust or has been substituted of record in accordance with applicable law, and no fees or expenses are or will become payable to the trustee thereunder except in connection with a trustee's sale or reinstatement after default under the related Mortgage Loan or in connection with a release of the related Mortgaged Property upon satisfaction of the Mortgage Loan.

  (xi) Each Mortgaged Property securing a Mortgage Loan is covered by a title insurance policy insuring that the Mortgage recorded against that Mortgaged Property is a valid and perfected first lien in the fee interest therein, or, with respect to 3 Mortgage Loans, representing approximately 0.7% of the Initial Pool Balance, leasehold interest therein, in each case, subject only to Permitted Encumbrances; no claims have been made under the related title insurance policy; and such policy is in full force and effect and insures the Loan Originator, its successor and assigns, as the owner of the Mortgage Loan.

  (xii) Each assignment executed and delivered, recorded or filed by or on behalf of the Loan Originator is in recordable form, legal, valid and binding, and will be recorded or filed, or submitted for recording or filing, in the appropriate records or files of the applicable jurisdiction.

  (xiii) The endorsement by the Loan Originator of the Mortgage Note evidencing each Mortgage Loan, which Mortgage Note is secured by the related Mortgage, will constitute the legal and binding assignment of such Mortgage Note and together with an assignment of mortgage and assignment of the assignment of leases and rents, legally and validly conveyed all right, title and interest in such Mortgage Loan to the Mortgage Loan Seller.

  (xiv) Each Loan Document is a legal, valid and binding obligation of the party or parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles, and while certain provisions of such Loan Documents are and may be unenforceable in whole or in part, the inclusion of such provisions does not render any of those Loan Documents invalid as a whole, and such Loan Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits (including realization on the related Mortgaged Property) purported to be afforded thereby, and there is no exemption available to the related Mortgagor that would interfere with such realization through foreclosure except any statutory right of redemption or as may be limited by anti-deficiency laws or by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

  (xv) The principal amount of each Mortgage Loan stated on the related Mortgage Note has been fully disbursed as of the origination date specified therein, there are no future advances required to be made by the lender under any of the related Loan Documents, all requirements under the related Loan Documents, if any, for disbursements of additional Mortgage Loan proceeds have been satisfied fully.

  (xvi) Except for 1 Mortgage Loan representing approximately 0.1% of the Initial Pool Balance, no Mortgage Loan is as of the Cut-Off Date, or has been at any time during the 12 month period preceding the Cut-Off Date, more than 30 days delinquent in payments of principal or interest; no other material default or breach under any Mortgage Loan either has been waived by the Loan Originator or on its behalf; no such other material default now exists and is continuing beyond the cure period, if any, applicable thereto; no Mortgage Loan has been accelerated and no foreclosure or proceeding under a power of sale has been initiated under any Mortgage.

  (xvii) Except for 6 Mortgage Loans, representing approximately 0.6% of the Initial Pool Balance, the terms of no Mortgage Loan and none of the Loan Documents have been modified or waived in any material respect; with respect to each Mortgage Loan, the applicable Mortgage Interest Rate and the related Monthly Payment have been calculated correctly (or have been recalculated correctly, in the case of certain Mortgage Loans for which one or both of such amounts previously was calculated incorrectly, each of which incorrect calculations previously has been disclosed to the Mortgage Loan Seller in writing) pursuant to the terms of the applicable Loan Documents for all purposes. To the extent that the terms of any Mortgage Loan have been modified, the documentation with respect to such modification is included in the Mortgage Loan File.

  (xviii) No Mortgage Loan has capitalized interest included in its principal balance, or provides for any shared appreciation rights or other equity participation therein.

  (xix) No Mortgage Loan is an interest-only loan the documents governing which provide only for interest accruing on that Mortgage Loan to be paid on a periodic basis, with no periodic payment on account of amortization of principal.

  (xx) No Mortgage Loan has been satisfied, cancelled, subordinated, released or rescinded, in whole or in part, and the related Mortgagors have not been released from any of such Mortgagor's obligations under any Loan Document.

  (xxi) None of the Loan Documents is subject to any right of rescission, set-off, valid counterclaim or defense, no exercise of any of the rights and remedies under the Loan Documents and in accordance with procedures permitted under applicable law will render any of such Loan Documents subject to any right of rescission, set-off, valid counterclaim or defense, and no right of rescission, set-off, valid counterclaim or defense has been asserted with respect to any Mortgage Loan.

  (xxii) All of the Mortgaged Property securing each Mortgage Loan is, in all material respects, in compliance with, and is used and occupied in accordance with, all applicable statutes, rules, laws, regulations and ordinances and all restrictive covenants of record applicable to the Mortgaged Property; and all inspections, licenses and certificates of occupancy required by any of such statutes, rules, laws, regulations and ordinances to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect (except to the extent the failure to obtain and maintain any thereof do not materially impair the current use of the Mortgaged Property or the rights of a holder of the related Mortgage Loan).

  (xxiii) All of the Mortgaged Property securing each Mortgage Loan is in good repair and free and clear of any damage or condition that would materially adversely affect the value of such Mortgaged Property as security for the related Mortgage, other than damage and conditions that have been fully repaired; each Mortgaged Property is comprised of one or more separate and lawfully created parcels; each Mortgaged Property securing a Mortgage Loan abuts or has access to a dedicated, physically open road; each Mortgaged Property is served by public utilities and services generally available in the surrounding community; each Mortgaged Property is serviced by well or public water and sewer systems (or septic facilities); each Mortgaged Property has the parking required under applicable law for the operation of the businesses currently conducted thereon; no part of any improvement that is a part of a Mortgaged Property lies outside the boundaries of, or building setback and other restriction lines applicable to, that Mortgaged Property; no improvements on adjoining properties encroach onto any Mortgaged Property except for encroachments that do not materially adversely affect the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of such Mortgaged Property; the Loan Originator has no knowledge of any condemnation proceedings with respect to any Mortgaged Property securing a Mortgage Loan; and each Mortgaged Property is owned by the Mortgagor named as the mortgagor in the Mortgage and is used and occupied for income producing purposes.

  (xxiv) There are no delinquent property taxes, ground rents, water charges, sewer rents, assessments, including assessments payable in future installments, or other outstanding charges materially adversely affecting the related Mortgaged Property, and premiums for all insurance policies required to be maintained pursuant to each Mortgage with respect to each Mortgaged Property have been paid, to the extent such amounts have become or shall become due.

  (xxv) The Loan Originator either has received no notice of cancellation or non-renewal with respect to any of the insurance policies required to be maintained pursuant to each of the Mortgages or has provided for insurance coverage against the perils and in the amounts required by such Mortgage to be covered by insurance through one or more insurance policies maintained by the Loan Originator, with respect to each Mortgaged Property; the Loan Originator has no knowledge that any action, omission, misrepresentation, negligence, fraud or other similar occurrence has taken place that reasonably would be expected to result in the failure or impairment of full and timely coverage under any such insurance policy; and each such insurance policy contains a clause providing that it is not terminable and may not be reduced without 30 days' prior written notice to the mortgagee.

  (xxvi) Each Mortgage requires that the related Mortgaged Property and all improvements thereon be covered by insurance policies reasonably prescribed by the related mortgagee or providing coverage against loss or damage sustained by (A) fire and extended perils included within the classification "All Risk of Physical Loss" in an amount sufficient to prevent the mortgagor from being deemed a co-insurer and to provide coverage on a full replacement cost basis (in some cases exclusive of foundations and footings) or some other predetermined value basis in an amount not less than full replacement cost; such policies contain a standard mortgagee clause naming mortgagee and its successor in interest as additional insureds; (B) business interruption or rental loss insurance in an amount at least equal to 12 months of operations (or in some cases all rents and additional rents); (C) flood insurance (if any portion of the improvements on a Mortgaged Property is located in an area identified by the Federal Emergency Management Agency, with respect to certain Mortgage Loans, and the Secretary of Housing and Urban Development, with respect to other Mortgage Loans, as having special flood hazards); (D) worker's compensation; (E) comprehensive general liability insurance in amounts as generally are required by commercial mortgage lenders; all such insurance policies contain clauses providing they are not terminable and may not be terminated or expire without 30 days' prior written notice to the mortgagee (except where applicable law requires a shorter period), and all premiums due and payable have been made; and no notice of termination, cancellation or non-renewal with respect to any of such policies has been received by the Loan Originator.

  (xxvii) The Loan Originator has inspected or caused to be inspected each Mortgaged Property within the last 24 months.

  (xxviii) The Loan Originator did not engage in an adverse selection process in selecting the Mortgage Loans for sale, assignment and transfer to the Mortgage Loan Seller.

  (xxix) No more than 5% of the aggregate outstanding principal amount of the Mortgage Loans have the same Mortgagor or, to the Loan Originator's best knowledge, are to Mortgagors, which are affiliates of each other.

  (xxx) Each Mortgage (A) contains a "due-on-sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan if, without the prior written consent of the holder, the related Mortgaged Property or any interest therein is directly or indirectly transferred or sold (except that the Mortgage may provide for a one-time assignment subject to the holder's approval of the transferee); and (B) prohibits any further pledge or lien on the Mortgaged Property, whether of equal or subordinate priority to the lien of the Mortgage, unless the prior written consent of the holder is obtained or certain conditions set forth in the Mortgage are satisfied.

  (xxxi) With respect to each Mortgage Loan, either an environmental site assessment was prepared in connection with the origination of such Mortgage Loan or the Loan Originator has reviewed a compilation of data bases made available by several regulatory agencies constructed by a private service with respect to an area within a certain radius surrounding the related Mortgaged Property, and there are no circumstances or conditions with respect to such Mortgaged Property (including any Mortgaged Property with respect to which neither an assessment was prepared nor was a review performed as described above), that would constitute or result in a material violation of any environmental laws or require any expenditure material in relation to the principal balance of such Mortgage Loan to achieve or maintain compliance in all material respects with any and all environmental laws.

  (xxxii) The loan file for each Mortgage Loan contains the insurance policy with respect to the related Mortgaged Property required by the relevant Loan Documents, or a certificate of insurance for such insurance policy.

  (xxxiii) All amounts required to be deposited by the Mortgagor with respect to each Mortgage Loan at the origination of such Mortgage Loan have been deposited, and there are no deficiencies with regard thereto.

  (xxxiv) To the Loan Originator's best knowledge, all significant leases with respect to each Mortgaged Property are in full force and effect as of the Closing Date, and there has been no material default by the related Mortgagor or, to the Loan Originator's knowledge, the lessee, and no person or entity other than the related Mortgagor owns any interest in any payments due or to become due under the related leases.

  (xxxv) To the Loan Originator's best knowledge, there are no pending or threatened actions, suits or proceedings by or before any court or other governmental authority against or affecting the related Mortgagor under each Mortgage Loan or the Mortgaged Property securing such Mortgage Loan which, if determined against such Mortgagor or Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property or the ability of the Mortgagor to pay principal, interest and other amounts due under such Mortgage Loan.

  (xxxvi) Each appraisal obtained in connection with the origination of a Mortgage Loan was obtained from an independent third-party appraiser in the business of making appraisals of real properties such as the Mortgaged Property securing that Mortgage Loan.

  (xxxvii) None of the credit files with respect to the mortgage loans purchased by the Mortgage Loan Seller from the Loan Originator in conjunction with this offering is missing or incomplete in any material respect.

  (xxxviii) The Loan Originator, on the date that it transferred the Mortgage Loan to the Mortgage Loan Seller, had sole, full and complete title to such Mortgage Loan, free and clear of all claims of or assignments or pledges to any other person or entity; and had full power and authority to sell, assign, transfer and convey the same to the Mortgage Loan Seller.

  (xxxix) The information pertaining to each Mortgage Loan set forth in the mortgage loan schedule attached to the Mortgage Loan Purchase Agreement was true and correct in all material respects as of the Cut-Off Date.

  (xxxx) Each Mortgage Loan complied with the Loan Originator's underwriting policies in effect as of such Mortgage Loan's origination or acquisition date (as applicable) .

  (xxxxi) To the extent required under applicable law and necessary for the enforceability or collectibility of each Mortgage Loan, each holder of a Mortgage Loan was authorized to transact and do business in the jurisdiction where the related Mortgaged Property is located at all times when it held the Mortgage Loan.

  (xxxxii) All terms of the each Mortgage Loan pertaining to interest rate adjustments, payment adjustments and principal balance adjustments are enforceable and will not affect the priority of the lien of the Mortgage.

  (xxxxiii) Except in cases where the related Mortgage Note or the related Mortgage provide for a release of a portion of the related Mortgaged Property, which portion was not considered material for purposes of underwriting the Mortgage Loan, the Mortgage Note and Mortgage do not require the mortgagee to release any portion of the Mortgaged Property from the lien of the Mortgage except upon payment in full of such Mortgage Loan.

  (xxxxiv) Any insurance proceeds or condemnation awards will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding Stated Principal Balance of the Mortgage Loan, together with any accrued interest thereon (except in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the related Mortgage Loan and the ratio of the market value of the related Mortgaged Property to the outstanding Stated Principal Balance of such Mortgage Loan).

  (xxxxv) Each Mortgage Loan that is non-recourse provides that the related Mortgagor shall be liable in the event of (i) fraud or misrepresentation,
  (ii) misapplication or misappropriation of funds, or (iii) violation of applicable environmental laws.

  (xxxxvi) Except for certain servicing actions taken by the servicers of certain Mortgage Loans, which servicing actions have subsequently been remedied and do not currently materially and adversely interfere with the security intended to be provided by the related Mortgages, the current use or value of the related Mortgage Property, or with the Mortgagor's ability to pay its obligations when they become due, the origination, servicing and collection practices used by the Mortgage Loan Seller (and by the Loan Originator in its capacity as the servicer of the Mortgage Loans on behalf of the Mortgage Loan Seller) or any prior holder of the Mortgage Note have been in all material respects legal, proper and prudent and have met customary industry standards.

  (xxxxvii) No holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or other than amounts paid by the tenant as specifically provided under the related lease), directly or indirectly, for the payment of any amount required by the Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first Due Date under the related Mortgage Note.

(B) The Mortgage Loan Seller will represent and warrant as of the Closing Date, among other things, that:

  (i) The Mortgage Loan Seller has and, at the time of the assignment of each Mortgage Loan to the Depositor, the Mortgage Loan Seller will have, good, full and complete title to and was and, at the time of the assignment of each Mortgage Loan to the Depositor, will be, the sole owner of such Mortgage Loan free and clear of any pledge, lien or encumbrance and has power authority to sell, assign, transfer and convey the same to the Depositor.

  (ii) Each assignment to be executed and delivered, recorded or filed by or on behalf of the Mortgage Loan Seller with respect to the Mortgage Loans is in recordable form, legal, valid and binding, and will be recorded or filed, or submitted for recording or filing, in the appropriate records or files of the applicable jurisdiction.

  (iii) The endorsement of the Mortgage Note evidencing each Mortgage Loan, which Mortgage Note is secured by the related Mortgage, will constitute the legal and binding assignment of such Mortgage Note and together with an assignment of mortgage and assignment of the assignment of leases and rents, legally and validly conveyed all right, title and interest in such Mortgage Loan to the Issuer.

  (iv) The Mortgage Loan Seller has (i) no current actual knowledge, without any duty on its part to undertake any inquiry or investigation being implied hereby, that the Loan Originator's representations or warranties set forth in (A) above are materially incorrect and (ii) not taken any action so as to cause any representation or warranty set forth in (A) above to be materially incorrect.

  (v) Each assignment to be executed and delivered, recorded or filed by or on behalf of the Mortgage Loan Seller is in recordable form, legal, valid and binding, and will be recorded or filed, or submitted for recording or filing, in the appropriate records or files of the applicable jurisdiction.

  (vi) The endorsement of the Mortgage Note evidencing each Mortgage Loan, which Mortgage Note is secured by the related Mortgage, will constitute the legal and binding assignment of all of the Mortgage Loan's Seller's right, title and interest in such Mortgage Note and together with an assignment of mortgage and assignment of the assignment of leases and rents, legally and validly conveyed all of the Mortgage Loan Seller's right, title and interest in such Mortgage Loan to the Issuer.

PROSPECTUS

                         Collateralized Mortgage Bonds
                              (Issuable in Series)

              IMPERIAL CREDIT COMMERCIAL MORTGAGE ACCEPTANCE CORP.
                                   Depositor

  The Collateralized Mortgage Bonds (the "Bonds") offered hereby and by Supplements to this Prospectus (the "Offered Bonds") will be offered from time to time in one or more series (each, a "Series"). Each Series of Bonds will be issued by an owner trust (an "Owner Trust") established by Imperial Credit Commercial Mortgage Acceptance Corp. (the "Depositor") pursuant to an
Indenture. Each Series of Bonds will be secured by a pledge of some or all of the assets of the Owner Trust (with respect to any Series, the "Collateral") consisting of, among other things, one or more segregated pools of various types of commercial mortgage loans, including mortgage loans secured by multifamily, retail and office properties (collectively, the "Mortgage Loans"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain
Commercial Loans (as defined herein) and, therefore, of payments on certain Series of Bonds, will be such rental payments. If so specified in the related Prospectus Supplement, the Collateral for a Series of Bonds may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any Series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any Series, collectively, "Cash Flow Agreements"). See "Description of the Collateral," "Description of the Bonds" and "Description of Credit Support."
                                                  (cover continued on next page)

  Prospective investors should consider the material risks discussed under the caption "Risk Factors" beginning on page 22 herein and discussed under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Bond.

                               ----------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ----------------

                The Date of this Prospectus is February 19, 1999

  Each Series of Bonds will consist of one or more classes of Bonds that may
(i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior or subordinate to one or more other classes of Bonds in respect of certain payments on the Bonds; (iii) be entitled to principal payments, with disproportionately low, nominal or no interest payments; (iv) be entitled to interest payments, with disproportionately low, nominal or no principal payments; (v) provide for payments of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Bonds of such Series; (vi) provide for payments of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for payments based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Bonds. See "Description of the Bonds."

  Prior to issuance there will have been no market for the Bonds of any Series and there can be no assurance that a secondary market for any Offered Bonds will develop or that, if it does develop, it will continue. It is not expected that any application will be made to list the Bonds of a Series on any securities exchange or quote the Bonds in the automated quotation system of any registered securities association. Accordingly, the liquidity of the Bonds may be limited. This Prospectus may not be used to consummate sales of the Offered Bonds of any Series unless accompanied by the Prospectus Supplement for such Series.

  Offers of the Offered Bonds may be made through one or more different methods, including offerings through underwriters as more fully described herein and in the related Prospectus Supplement.

  Principal and interest with respect to Bonds will be payable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Payments on the Bonds of any Series will be made only from the assets of the related Collateral.

  The Bonds of each Series will not represent an obligation of or interest in the Depositor, any Master Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent that the Bonds of each Series will represent limited recourse obligations of one or more Owner Trusts. The Bonds or the Mortgage Loans will be guaranteed or insured by a governmental agency or instrumentality or by any other person if and only to the extent expressly provided in the related Prospectus Supplement. The Collateral will be held in trust for the benefit of the holders of the related Series of Bonds pursuant to an Indenture, as more fully described herein.

  The yield on each class of Bonds of a Series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the related Mortgage Loans and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. The Bonds of any Series may be subject to optional redemption prior to Stated Maturity (as defined herein) under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Bonds--Optional Redemption."

                               TABLE OF CONTENTS

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
PROSPECTUS SUPPLEMENT....................................................   7
AVAILABLE INFORMATION....................................................   8
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE........................   9
SUMMARY OF PROSPECTUS....................................................  10
RISK FACTORS.............................................................  22
  Limited Assets for Payment of Bonds....................................  22
  Limited Liquidity for Bonds............................................  23
  Rate of Prepayments on Mortgage Loans May Adversely Affect Average
   Lives and Yields of Bonds.............................................  23
  Optional Redemption of Bonds May Adversely Affect Average Lives and
   Yields of Bonds.......................................................  24
  Limited Nature of Ratings..............................................  24
  Subordination of Subordinate Bonds.....................................  25
  Risks of Floating Rate Bonds...........................................  25
  Risks of Interest Only Bonds...........................................  26
  Risks of Principal Only Bonds..........................................  26
  Limited Issuer Events of Default.......................................  26
  Bondholders Have Limited Ability to Force Sale of Collateral following
   Non-Payment of Principal or Interest..................................  26
  Bankruptcy or Insolvency of the Issuer.................................  27
  Factors Which May Increase the Risk of Losses on Mortgage Loans Secured
   by Multifamily/Commercial Property Versus Single Family Property......  28
  Increased Risk of Losses in Connection with Commercial Loans and
   Leases................................................................  29
  Risks Particular to Multifamily Properties.............................  29
  Risks Particular to Retail Properties..................................  30
  Risks Particular to Office Properties..................................  30
  Risks of Loss on Balloon Payment Loan if Obligor is Unable to Refinance
   or Sell Related Property..............................................  30
  Increased Risk of Losses on Foreclosure of Junior Mortgage Loans.......  31
  Risks Associated with Obligor Default..................................  31
  Risks Associated with Mortgagor Type...................................  31
  Credit Support Limitations.............................................  32
  Risk of Unenforceability of Certain Mortgage Provisions................  33
  Environmental Risks....................................................  33
  Increased Risk of Loss if Mortgage Loans Include Delinquent Mortgage
   Loans.................................................................  34
  ERISA Considerations...................................................  35
  Risks Associated with Control of Voting Rights.........................  35
  Owners of Book-Entry Bonds Not Entitled to Exercise Rights of Holders
   of Bonds..............................................................  35
  Risk of Default Under Derivative Contracts.............................  35
  Risks Associated With Year 2000 Compliance.............................  36
DESCRIPTION OF THE COLLATERAL............................................  36
  General................................................................  36
  Mortgage Loans.........................................................  36
   Leases................................................................  38
   Default and Loss Considerations with Respect to the Mortgage Loans....  39
   Loan-to-Value Ratio...................................................  41
   Mortgage Loan Information in Prospectus Supplements...................  41
   Payment Provisions of the Mortgage Loans..............................  42
   Accounts..............................................................  42
   Credit Support........................................................  43
   Cash Flow Agreements..................................................  43
USE OF PROCEEDS..........................................................  43
YIELD CONSIDERATIONS.....................................................  44
  General................................................................  44

                                                                          Page
                                                                          ----
  Interest Rate..........................................................  44
  Timing of Payment of Interest..........................................  44
  Payments of Principal; Prepayments.....................................  44
  Prepayments, Maturity and Weighted Average Life........................  46
  Other Factors Affecting Weighted Average Life..........................  47
   Type of Mortgage Loan.................................................  47
   Foreclosures and Payment Plans........................................  47
   Due-on-Sale and Due-on-Encumbrance Clauses............................  47
   Single Mortgage Loan or Single Mortgagor..............................  48
THE DEPOSITOR............................................................  48
THE OWNER TRUST..........................................................  48
DESCRIPTION OF THE BONDS.................................................  49
  General................................................................  49
  Payments...............................................................  50
  Available Payment Amount...............................................  50
  Payments of Interest on the Bonds......................................  51
  Payments of Principal of the Bonds.....................................  52
  Components.............................................................  52
  Payments on the Bonds of Prepayment Premiums or in Respect of Equity
   Participations........................................................  52
  Allocation of Losses and Shortfalls....................................  52
  Advances in Respect of Delinquencies...................................  53
  Reports to Bondholders.................................................  54
  Special Redemption of Bonds............................................  56
  Optional Redemption of Bonds...........................................  57
  Book-Entry Registration and Definitive Bonds...........................  57
DESCRIPTION OF THE AGREEMENTS............................................  59
  Pledge of Mortgage Loans; Deposit of Release Price or Substitution.....  60
  Representations and Warranties; Repurchases and Other Remedies.........  61
  Accounts...............................................................  63
   General...............................................................  63
   Deposits..............................................................  63
   Withdrawals...........................................................  64
   Payment Account.......................................................  65
   Other Collection Accounts.............................................  65
  Collection and Other Servicing Procedures..............................  66
   Master Servicer.......................................................  66
   Special Servicer......................................................  66
  Hazard Insurance Policies..............................................  69
  Rental Interruption Insurance Policy...................................  70
  Fidelity Bonds and Errors and Omissions Insurance......................  70
  Due-on-Sale and Due-on-Encumbrance Provisions..........................  71
  Retained Interest; Servicing Compensation and Payment of Expenses......  71
  Evidence as to Compliance..............................................  72
  Certain Matters Regarding each Servicer and the Depositor..............  72
  Servicer Events of Default.............................................  73
  Rights Upon Servicer Event of Default..................................  74
  Amendment..............................................................  75
  The Indenture Trustee..................................................  75
  Duties of the Indenture Trustee........................................  75
  Certain Matters Regarding the Indenture Trustee........................  76
  Resignation and Removal of the Indenture Trustee.......................  76

                                                                           Page
                                                                           ----
  Certain Terms of the Indenture..........................................  77
   Issuer Events of Default...............................................  77
   Control by Bondholders.................................................  79
   Satisfaction and Discharge of the Indenture............................  81
   Release of Collateral..................................................  81
   List of Bondholders....................................................  81
   Meetings of Bondholders................................................  81
   Indenture Trustee's Annual Report......................................  81
   Administrator..........................................................  82
DESCRIPTION OF CREDIT SUPPORT.............................................  82
  General.................................................................  82
  Subordinate Bonds.......................................................  83
  Cross-Support Provisions................................................  83
  Insurance with Respect to the Mortgage Loans............................  83
  Letter of Credit........................................................  83
  Insurance Policies and Surety Bonds.....................................  84
  Reserve Funds...........................................................  84
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES................  85
  General.................................................................  85
  Types of Mortgage Instruments...........................................  85
  Interest in Real Property...............................................  86
  Leases and Rents........................................................  86
  Personalty..............................................................  87
  Foreclosure.............................................................  87
   General................................................................  87
   Judicial Foreclosure...................................................  87
   Equitable Limitations on Enforceability of Certain Provisions..........  88
   Non-Judicial Foreclosure/Power of Sale.................................  88
   Public Sale............................................................  89
  Rights of Redemption....................................................  90
  Anti-Deficiency Legislation.............................................  90
  Leasehold Risks.........................................................  91
  Bankruptcy Laws.........................................................  92
  Environmental Legislation...............................................  95
  Due-on-Sale and Due-on-Encumbrance......................................  98
  Subordinate Financing...................................................  98
  Default Interest, Prepayment Premiums and Lockouts......................  99
  Acceleration on Default.................................................  99
  Applicability of Usury Laws.............................................  99
  Certain Laws and Regulations; Types of Mortgaged Properties............. 100
  Americans With Disabilities Act......................................... 100
  Soldiers' and Sailors' Civil Relief Act of 1940......................... 101
  Forfeitures in Drug and RICO Proceedings................................ 101
FEDERAL INCOME TAX CONSEQUENCES........................................... 102
  General................................................................. 102
  Status as Real Property Loans........................................... 103
  Taxation of Bonds....................................................... 103
   General................................................................ 103
   Original Issue Discount................................................ 103
   Acquisition Premium.................................................... 106
   Variable Rate Bonds.................................................... 106

                                                                           Page
                                                                           ----
   Market Discount........................................................ 108
   Premium................................................................ 109
   Election to Treat All Interest Under the Constant Yield Method......... 109
   Sale or Exchange of Bonds.............................................. 109
   Treatment of Losses.................................................... 110
  Taxation of Certain Foreign Investors................................... 111
  Backup Withholding...................................................... 112
  Reporting Requirements.................................................. 112
STATE TAX CONSIDERATIONS.................................................. 113
CERTAIN ERISA CONSIDERATIONS.............................................. 113
LEGAL INVESTMENT.......................................................... 114
PLAN OF DISTRIBUTION...................................................... 116
LEGAL MATTERS............................................................. 117
FINANCIAL INFORMATION..................................................... 117
RATING.................................................................... 117
INDEX OF PRINCIPAL DEFINITIONS............................................ 118

  Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Bonds covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

  No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Bonds or an offer of the Offered Bonds to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the time it is delivered; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

                             PROSPECTUS SUPPLEMENT

  As more particularly described herein, the Prospectus Supplement relating to the Offered Bonds of each Series will, among other things, set forth with respect to such Bonds, as appropriate: (i) a description of the class or classes of Bonds, the payment provisions with respect to each such class and the interest rate or method of determining the interest rate with respect to each such class; (ii) the aggregate principal amount and payment dates relating to such Series and, if applicable, the initial and final scheduled payment dates for each class; (iii) information as to the assets of the Owner Trust (with respect to the Bonds of any Series, the "Trust Assets") constituting the related Collateral, including the general characteristics of the assets included therein, including the Mortgage Loans and any Credit Support and Cash Flow Agreements; (iv) the circumstances, if any, under which the Bonds may be subject to call; (v) additional information with respect to the method of distribution of such Bonds; (vi) information as to any Master Servicer, any Special Servicer (or provision for the appointment thereof) and the Indenture Trustee, as applicable; (vii) information as to the nature and extent of subordination with respect to any class of Bonds that is subordinate in right of payment to any other class; and (viii) whether such Bonds will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

  The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Bonds. This Prospectus and the Prospectus Supplement relating to each Series of Bonds contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Information may be obtained on the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Imperial Credit Commercial Mortgage Acceptance Corp., that file electronically with the Commission.

  Some or all of the Mortgage Loans may, in addition to the related Mortgage, be secured by an assignment of the lessors' (i.e., the related Mortgagors') rights in one or more leases (each, a "Lease") on the related Mortgaged Property. If indicated, however, in the Prospectus Supplement for a given Series, a significant or the sole source of payments on the Mortgage Loans in such Series, and, therefore, of payments on such Bonds, will be rental payments due from specified lessees under the Leases, under such circumstances prospective investors in the related Series of Bonds may wish to consider publicly available information, if any, concerning such lessees. Reference should be made to the related Prospectus Supplement for information concerning such lessees and whether any such lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

  The Master Servicer or the Indenture Trustee will be required to mail to holders of Definitive Bonds (as defined herein) of each Series periodic unaudited reports concerning such Bonds and the related Trust Assets. Unless and until Definitive Bonds are issued, such reports will be sent on behalf of the related Issuer to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Bonds or such other person as specified in the related Prospectus Supplement, pursuant to the applicable Agreement. Such reports may be available to Beneficial Owners (as defined herein) in the Bonds upon request to their respective DTC Participants or Indirect Participants (as defined herein). See "Description of the Bonds-- Reports to Bondholders" and "Description of the Agreements--Evidence as to Compliance."

  The Depositor will file or cause to be filed with the Commission such periodic reports with respect to the Offered Bonds of each Series and the related Trust Assets as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, for so long as such reports are required to be filed. Because of the limited number of Bondholders expected for each Series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Issuer.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to the Offered Bonds of each Series and the related Trust Assets pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of such Offered Bonds. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Bonds, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Bonds, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Imperial Credit Commercial Mortgage Acceptance Corp., 11601 Wilshire Boulevard, No. 2080, Los Angeles, California 90025, Attention: Secretary. The Depositor has determined that its financial statements are not material to the offering of any Offered Bonds.

                             SUMMARY OF PROSPECTUS

  The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Bonds contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such Series. An Index of Principal Definitions is included at the end of this Prospectus beginning on page 123.

Title of Bonds................  Collateralized Mortgage Bonds (the "Bonds"),
                                issuable in Series.

Depositor.....................  Imperial Credit Commercial Mortgage Acceptance
                                Corp., a direct wholly-owned subsidiary of Imperial Credit Commercial Mortgage Investment Corp., a Maryland corporation ("ICCMIC"). See "The Depositor."

Issuer........................  With respect to each Series of Bonds, the Owner
                                Trust that will act as the issuer of such Series of Bonds (in such capacity, the "Issuer"), to be formed pursuant to a deposit trust agreement.

Master Servicer...............  The master servicer (the "Master Servicer "), if any, for each Series of Bonds, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See "Description of the Agreements--Collection and Other Servicing Procedures."

Special Servicer..............  The special servicer (the "Special Servicer"), if any, for each Series of Bonds, which may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Agreements--Special Servicers."

Indenture Trustee.............  The indenture trustee (the "Indenture Trustee
                                ") for each Series of Bonds will be named in the related Prospectus Supplement. The Indenture Trustee will be a bank or trust company qualified under the Trust Indenture Act of 1939, as amended (the "TIA"). See "Description of the Agreements--The Indenture Trustee."

Collateral....................  Each Series of Bonds will represent indebtedness of the related Issuer and will be secured by the Collateral which will consist primarily of:

                                The Mortgage Loans with respect to each Series
(a) Special Payment             of Bonds may be subject to various types of
Provisions ...................  payment provisions as specified in the related
                                Prospectus Supplement, and may include Balloon
                                Payment Loans. See "Description of the
                                Collateral--Payment Provisions of the Mortgage
                                Loans."

(b) Mortgage Loans............  The Mortgage Loans with respect to each Series of Bonds will consist of a pool of commercial mortgage loans, including loans secured by multifamily, retail and office properties (collectively, the "Mortgage Loans"). The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates. The Mortgage Loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the related Prospectus Supplement. As more specifically described herein, the Mortgage Loans will be secured by first or junior liens on, or security interests in, properties consisting of
                                (i) residential properties consisting of five or more rental or cooperatively owned dwelling units, (ii) retail stores and establishments,
                                (iii) office buildings, or (iv) other
                                commercial properties, including hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, industrial properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, parking facilities, entertainment and/or recreation facilities, movie theaters, restaurants, golf courses, car washes, automobile dealerships, mobile home parks, mixed use (including mixed commercial uses and mixed commercial and residential uses) and/or unimproved land (the "Commercial Properties"). It is anticipated that the Mortgagors will be required to maintain hazard insurance on the Mortgaged Properties in accordance with the terms of the underlying Mortgage Loan documents. The term "Mortgaged Properties" shall refer to the types of properties described in clauses (i) to (iv) above.

                                Some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties. A significant or the sole source of payments on certain Commercial Loans (as defined herein) will be the rental payments due under specified Leases. The Commercial Loans will have significant sources of payments thereon other than the rental payments due under the Leases only if and to the extent expressly provided in the related Prospectus Supplement. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Collateral--Mortgage Loans--Leases" and "Risk Factors--Limited Assets" herein.

                                The Mortgaged Properties may be located in any one of the fifty states, the District of Columbia, Guam, the Commonwealth of Puerto Rico or any other territory of the United States. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Loans will have been purchased or otherwise acquired, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related Series of Bonds. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor.

                                Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Interest Rate") that is fixed over its term or that adjusts from time to time, or is partially fixed and partially floating or that may be converted from a floating to a fixed Mortgage Interest Rate, or from a fixed to a floating Mortgage Interest Rate, from time to time at the Mortgagor's election, in each case as described in the related Prospectus Supplement. The floating Mortgage Interest Rates on the Mortgage Loans constituting the Collateral for a Series of Bonds may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Interest Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Collateral--Payment Provisions of the Mortgage Loans."

(c) Collection Accounts.......  The Collateral for each Series of Bonds will include one or more accounts established and maintained on behalf of the Bondholders into which the person or persons designated in the related Prospectus Supplement will deposit all payments and collections received or advanced with respect to the Mortgage Loans and other Collateral. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements--Payment Account and Other Collection Accounts."

(d) Credit Support............  If so provided in the related Prospectus
                                Supplement, partial or full protection against certain defaults and losses on the Mortgage Loans constituting the related Collateral may be provided to one or more classes of Bonds of the related Series in the form of subordination of one or more other classes of Bonds of such Series, which other classes may include one or more classes of Offered Bonds, or by one or more other types of credit support, such as a letter of credit, insurance policy, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Bonds of any Series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a Series of Bonds. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support." No Series of Bonds will be secured by a prefunding account for the purchase or acquisition of Mortgage Loans after the date on which such Bonds are initially issued.

                                If the Mortgage Loans collateralizing a Series of Bonds are divided into separate groups, each supporting a separate class or classes of Bonds of the Series, credit support may be provided by cross-support provisions requiring that payments be made on Senior Bonds backed by interests in one group of Mortgage Loans prior to payments on Subordinate Bonds backed by interests in a different group of Mortgage Loans for the same Series. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner in which such provisions will work. See "Description of Credit Support--Cross-Support Provisions."

(e) Cash Flow Agreements......  If so provided in the related Prospectus
                                Supplement, the Collateral may include
                                guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. Such guaranteed investment contracts will not provide more than 20% of the anticipated cash flow of the Collateral for any Series. The Collateral may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Loans of one or more classes of Bonds. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. See "Description of the Collateral--Cash Flow Agreements."

Description of Bonds..........  Each Series of Bonds will be issued pursuant to an indenture (each, an "Indenture"), will represent indebtedness of the related Issuer (which will be formed pursuant to a deposit trust agreement (each, a "Deposit Trust Agreement") between the Depositor and the Owner Trustee specified in the Prospectus Supplement, and will be secured by, among other things, a pledge of Collateral that includes Mortgage Loans (or a specified group thereof). The Mortgage Loans shall be serviced pursuant to a servicing agreement. Indentures, deposit trust agreements and servicing agreements are referred to herein as the "Agreements."

                                Each Series of Bonds will include one or more classes. Each class of Bonds (other than Interest Only Bonds, as defined below) will have a Bond Principal Amount and (other than Principal Only Bonds, as defined below) will accrue interest thereon based on a fixed, variable or floating interest rate. The related Prospectus Supplement will further specify the Bond Principal Amount, if any, and the interest rate, if any, for each class of Bonds or, in the case of a variable or floating interest rate, the method for determining the interest rate.

Payments on Bonds.............  Each Series of Bonds will consist of one or more classes of Bonds that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior (collectively, "Senior Bonds") or subordinate (collectively, "Subordinate Bonds") to one or more other classes of Bonds in respect of certain payments on the Bonds; (iii) be entitled to principal payments, with disproportionately low, nominal or no interest payments (collectively, "Principal Only Bonds"); (iv) be entitled to interest payments, with disproportionately low, nominal or no principal payments (collectively, "Interest Only Bonds"); (v) provide for payments of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Bonds of such Series (collectively, "Accrual Bonds"); (vi) provide for payments of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for payments based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Principal Only Bond component and a Interest Only Bond component, to the extent of available funds, in each case as described in the related Prospectus Supplement. With respect to Bonds with two or more components, references herein to Bond Principal Amount, notional amount and interest rate refer to the principal balance, if any, notional amount, if any, and the interest rate, if any, for any such component.

                                The Bonds or the underlying Mortgage Loans will be guaranteed or insured by a governmental agency or instrumentality, the Depositor, any Servicer or any of their affiliates only if and to the extent expressly provided in the related Prospectus Supplement. See "Risk Factors-- Limited Assets for Payment of Bonds" and "Description of the Bonds."

(a) Interest..................  Interest on each class of Offered Bonds (other than Principal Only Bonds and certain classes of Interest Only Bonds) of each Series will accrue at the applicable interest rate on the outstanding Bond Principal Amount thereof and will be paid to Bondholders as provided in the related Prospectus Supplement (each of the specified dates on which payments are to be made, a "Payment Date"). Payments with respect to interest on Interest Only Bonds may be made on each Payment Date on the basis of a notional amount as described in the related Prospectus Supplement. Payments of interest with respect to one or more classes of Bonds may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related Prospectus Supplement. Principal Only Bonds with no stated interest rate will not accrue interest. See "Risk Factors--Rate of Prepayments on Mortgage Loans and Priority of Payment of Bonds May Adversely Affect Average Lives and Yields of Bonds," "Yield Considerations" and "Description of the Bonds-- Payments of Interest on the Bonds."

(b) Principal.................  The Bonds of each Series initially will have an aggregate Bond Principal Amount specified in the related Prospectus Supplement. The Bond Principal Amount of a Bond outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the related Collateral. Payments of principal will be made on each Payment Date or such other date specified in the related Prospectus Supplement to the class or classes of Bonds entitled thereto in accordance with the provisions described in such Prospectus Supplement. Payments of principal of any class of Bonds will be made on a pro rata basis among all of the Bonds of such class or by random selection or such other basis as specified in the related Prospectus Supplement, as described in the related Prospectus Supplement or otherwise established by the related Indenture Trustee. Interest Only Bonds with no Bond Principal Amount will not receive payments in respect of principal. See "Description of the Bonds--Payments of Principal of the Bonds."

Advances......................  If so specified in the related Prospectus
                                Supplement, the Master Servicer or the Special Servicer (each, a "Servicer") will be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments on the Mortgage Loans constituting such Collateral. If so specified in the related Prospectus Supplement, another entity will be required to make such advances in the event the Servicer fails to do so. Any such advances will be made under and subject to any determinations or conditions set forth in the related Prospectus Supplement. Neither the Depositor nor any of its affiliates will have any responsibility to make such advances. Advances are reimbursable generally from subsequent recoveries in respect of such Mortgage Loans or from collections from other Collateral. If specified in the Prospectus Supplement for any Series, each Servicer or another entity will be entitled to receive interest on its outstanding advances, payable from the sources specified in such Prospectus Supplement. See "Description of the Bonds-- Advances in Respect of Delinquencies."

Stated Maturity of the          The "Stated Maturity" for each class of Bonds
Bonds.........................  is the date as of which all the Bonds of such class will be required to be fully paid.
                                However, the actual maturity of any Bond may occur earlier, and even significantly earlier, than its Stated Maturity, depending, in part, on the rate of principal payments on the related Mortgage
                                Loans. The rate of principal payments (and of principal prepayments in particular) on the Mortgage Loans pledged as security for any Series of Bonds will depend on a variety of factors, including the characteristics of such Mortgage Loans and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, geographic, tax, legal and other factors. No assurance can be given as to the actual prepayment experience of such Mortgage Loans. The Stated Maturity for each class of Offered Bonds will be set forth in the related Prospectus Supplement. See
                                "Yield Considerations."

Special Redemption of Bonds...  If so specified in the related Prospectus
                                Supplement, a Series of Bonds will be subject to a special redemption (any date on which a special redemption may and does occur, a "Special Redemption Date"), in whole or in part, if, as a result of prepayment experience on the related Mortgage Loans or low reinvestment yields or both, the Indenture Trustee determines (based on assumptions, if any, specified in the related Indenture and after giving effect to the amounts, if any, available to be withdrawn from or under any reserve fund or instrument constituting Credit Support or a Cash Flow Agreement for such Series) that the amount anticipated to be available in the Payment Account for such Series on the date specified in the related Prospectus Supplement, will be insufficient to meet debt service requirements on any portion of the Bonds. Any such redemption would be limited to certain collections, including the aggregate amount of all scheduled principal payments and prepayments, received on the related Mortgage Loans since the last Payment Date or Special Redemption Date, whichever is later, and may shorten the maturity of any Bond so redeemed by no more than the period between the date of such special redemption and the next Payment Date. All payments of principal pursuant to any special redemption will be made in the order of priority and manner specified in the related Prospectus Supplement. Bonds subject to special redemption shall be redeemed on the applicable Special Redemption Date at a price (the "Redemption Price") equal to 100% (or such other percentage specified in the related Prospectus Supplement) of the principal amount of such Bonds, or portions thereof, so redeemed, plus accrued interest thereon to the date specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a Series of Bonds may be subject to special redemption in whole or in part following certain defaults under an agreement constituting Credit Support and upon the occurrence of certain other events, at the Redemption Price. See "Description of the Bonds--Special Redemption of Bonds".

Optional Redemption of          If specified in the related Prospectus
Bonds.........................  Supplement, one or more classes of Bonds of any
                                Series may be redeemed in whole or in part, at the Issuer's option, on any Payment Date on or after the date specified in the related
                                Prospectus Supplement and at the Redemption
                                Price equal to 100% of the principal amount of such Bonds, or portions thereof, so redeemed, plus accrued interest thereon to the date specified in the related Prospectus Supplement.
                                Any such optional redemption may occur at a time when a significant portion of the aggregate Bond Principal Amount of all the classes of Bonds that will be so redeemed, remains outstanding (that is, a time when the aggregate Bond Principal Amount of such classes of Bonds is greater than 25% of the initial aggregate Bond Principal Amount thereof). See
                                "Description of the Bonds--Optional Redemption of Bonds".

Registration of Bonds.........  If so provided in the related Prospectus
                                Supplement, one or more classes of the Offered Bonds will initially be represented by one or more Bonds, registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Bonds so registered will be entitled to receive a definitive bond, representing such person's interest except in the event that definitive bonds are issued under the limited circumstances described herein. See "Risk Factors--Owners of Book-Entry Bonds Not Entitled to Exercise Rights of Holders of Bonds" and "Description of the Bonds--Book-Entry Registration and Definitive Bonds."

Material Tax Consequences.....  In the opinion of Cadwalader, Wickersham &
                                Taft, special counsel to the Depositor, the Bonds of each Series will constitute evidences of indebtedness of the related Issuer treated as debt instruments for federal income tax purposes. For further information regarding federal income tax consequences of an investment in the Bonds, see "Federal Income Tax Consequences" herein.

Certain ERISA                   A fiduciary of any retirement plan or other
Considerations................  employee benefit plan or arrangement subject to the Employee Retirement Income Security Act of
                                1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended
                                (the "Code") (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of the Bonds could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section
                                4975 of the Code. See "Certain ERISA
                                Considerations" herein and in the related
                                Prospectus Supplement.

Legal Investment..............  The related Prospectus Supplement will specify whether the Offered Bonds will constitute
                                "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Bonds under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Bonds, may be subject to significant interpretive uncertainties. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Bonds constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating........................  At the date of issuance, as to each Series, each class of Offered Bonds will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

Material Risks................  Prospective investors are urged to read "Risk
                                Factors" herein and in the applicable
                                Prospectus Supplement for a discussion of the material risks associated with an investment in the Bonds.

No Listing of Bonds...........
                                It is not expected that any application will be made to list the Bonds of a Series or any securities exchange or quote the Bonds in the automated quotation system of any registered securities association.

                                  RISK FACTORS

  Investors should carefully consider the following material risks and certain other factors as may be set forth in the Prospectus Supplement under "Risk Factors" before making an investment decision. In particular, payment on the Offered Bonds will depend on payments received on and other recoveries with respect to the Mortgage Loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

  While the Depositor believes that this Prospectus and the related Prospectus Supplement will disclose all material risks relating to your investment, such risks may not be the only ones relating to the Offered Bonds. Additional risks and uncertainties not presently known to the Depositor or that the Depositor currently deems immaterial may also impair your investment.

  If any of the following risks are realized, your investment could be materially and adversely affected.

Limited Assets for Payment of Bonds

  Since the Issuer's only assets will generally be those securing the Bonds of a Series, investors should look to such assets as the sole source of payments on their Bonds. The Bonds of each Series will not represent an obligation of or interest in the Depositor, any Master Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent that the Bonds of each Series will represent limited recourse obligations of one or more Owner Trusts. The only other obligations with respect to the Bonds or the Mortgage Loans will be the obligations (if any) of the Depositor (or, if provided in the related Prospectus Supplement, the person identified therein as the person making certain representations and warranties with respect to the Mortgage Loans, as applicable, the "Warrantying Party") pursuant to certain limited representations and warranties made with respect to the Mortgage Loans. Since certain representations and warranties with respect to the Mortgage Loans may have been made and/or assigned in connection with transfers of such Mortgage Loans prior to the Closing Date, the rights of the Indenture Trustee and the Bondholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. The Depositor, any Servicer or any affiliate thereof will have an obligation with respect to the representations and warranties made by another entity only if and to the extent expressly provided in the related Prospectus Supplement.

  The Bonds or the underlying Mortgage Loans will be guaranteed or insured by a governmental agency or instrumentality, the Depositor, any Servicer or any of their affiliates only if and to the extent expressly provided in the related Prospectus Supplement. Proceeds of the related Collateral for each Series of Bonds (including the Mortgage Loans and any form of credit enhancement) will be the sole source of payments on the Bonds, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Bonds.

  Bondholders of a Series will have a claim against or security interest in the Collateral for any other Series of Bonds if and only to the extent expressly provided in the related Prospectus Supplement. If the related Trust Assets constituting the Collateral is insufficient to make payments on such Bonds, no other assets (including any Trust Assets not constituting the Collateral, if any) will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Payment Account, the Collection Account and REO Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Bonds. If so provided in the Prospectus Supplement for a Series of Bonds consisting of one or more classes of Subordinate Bonds, on any Payment Date in respect of which losses or shortfalls in collections on the Collateral have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Bonds, and, thereafter, by the remaining classes of Bonds in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

Limited Liquidity for Bonds

  There can be no assurance that a secondary market for the Bonds of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Bonds of such Series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in or secured by single family mortgage loans. The market value of Bonds will fluctuate with changes in prevailing rates of interest. Consequently, sale of Bonds by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only to this Prospectus, to the related Prospectus Supplement and to the reports to Bondholders delivered pursuant to the related Agreement as described in this Prospectus under the heading "Description of the Bonds--Reports to Bondholders," "--Book-Entry Registration and Definitive Bonds" and "Description of the Agreements--Evidence as to Compliance" for information concerning the Bonds.

  As may be further described in the related Prospectus Supplement, the Bonds are subject to early retirement only under certain specified circumstances described in this Prospectus and in the related Prospectus Supplement, and Bondholders will only have redemption rights if specified in the related Prospectus Supplement. See "Description of the Bonds--Optional Redemption of Bonds" and "Description of the Bonds--Special Redemption of Bonds." It is not expected that any application will be made to list the Bonds of a Series on any securities exchange or quote the Bonds in the automated quotation system of any registered securities association. Accordingly, the liquidity of the Bonds may be limited.

Rate of Prepayments on Mortgage Loans May Adversely Affect Average Lives and Yields of Bonds

  The investor's yield to maturity on their Bonds will be affected by the rate of payments on their Bonds. Prepayments (including those caused by defaults) on the Mortgage Loans constituting the related Collateral for any Series of Bonds generally will result in a faster rate of principal payments on one or more classes of the related Bonds than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of related Bonds. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There is no assurance as to the rate of prepayment on the related Mortgage Loans with respect to any Series of Bonds or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the interest rates on the applicable Mortgage Loans, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans. As a result, the actual maturity of any class of Bonds could occur significantly earlier than expected.

  A Series of Bonds may include one or more classes of Bonds with priorities of payment and, as a result, yields on other classes of Bonds, including classes of Offered Bonds, of such Series may be more sensitive to prepayments on Mortgage Loans. A Series of Bonds may include one or more classes offered at a significant premium or discount. Yields on such classes of Bonds will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Interest Only Bonds, a holder might, in some prepayment scenarios, fail to recoup its original investment. A Series of Bonds may include one or more classes of Bonds, including classes of Offered Bonds, that provide for payment of principal thereof from amounts attributable to interest accrued but not currently payable on one or more classes of Accrual Bonds and, as a result, yields on such Bonds will be sensitive to (a) the provisions of such Accrual Bonds relating to the timing of payments of interest thereon and
(b) if such Accrual Bonds accrue interest at a variable or floating interest rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

Optional Redemption of Bonds May Adversely Affect Average Lives and Yields of Bonds

  The timing of an optional redemption of Bonds of a Series may affect the investors' yield to maturity of their Bonds. The Issuer may, at its option and if so specified in the related Prospectus Supplement, redeem in whole or in part, one or more classes of Bonds of any Series on any Payment Date for such Series on or after the date or dates, if any, specified in such Prospectus Supplement. Notice of such redemption will be given by the Issuer or Indenture Trustee for such Series prior to the expected date thereof. The Redemption Price for any Bond so redeemed will be equal to 100% of the outstanding principal amount of such Bond, or portion thereof, so redeemed, together with interest accrued thereon to the date specified in the related Prospectus Supplement. Any such optional redemption may occur at a time when a significant portion of the aggregate Bond Principal Amount of all the classes of Bonds that will be so redeemed, remains outstanding (that is, a time when the aggregate Bond Principal Amount of such classes of Bonds is greater than 25% of the initial aggregate Bond Principal Amount thereof).

Limited Nature of Ratings

  Any rating assigned by a Rating Agency to a Series of Bonds will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Bonds. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Bond at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Bonds of the related Series are entitled that is not covered by the applicable rating. Instead, such rating will reflect such Rating Agency's assessment solely of the likelihood that holders of Bonds of such class will receive payments to which such Bondholders are entitled under the related Agreement.

  The amount, type and nature of credit support, if any, established with respect to a Series of Bonds will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Each Rating Agency determines the amount of credit support required with respect to each such class using such analysis. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans with respect to a particular Series of Bonds and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to such Mortgage Loans. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Bonds of the related Series. See "Description of Credit Support" and "Rating."

Subordination of Subordinate Bonds

  The rights of the holders of the Subordinate Bonds of a Series to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated to those of the holders of the Senior Bonds. If any losses or delinquencies occur with respect to Mortgage Loans such that the total amounts collected or advanced in respect of the Mortgage Loans is not sufficient to make all the required payments with respect to a Series of Bonds, to the extent set forth in the Prospectus Supplement, such shortfall will be allocated first to the holders of the Subordinate Bonds.

Risks of Floating Rate Bonds

  The yield to investors in the Floating Rate Bonds of a Series will be highly sensitive to changes in the index (the "Index") set forth in the Prospectus Supplement. Investors in such Floating Rate Bonds should consider the risk that lower than anticipated levels of the Index could result in actual yields that are lower than anticipated yields on such Floating Rate Bonds. In general, the earlier a change in the Index, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield to maturity of an Index that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Floating Rate Bonds is not likely to be offset by a subsequent like reduction (or increase) in the Index.

Risks of Interest Only Bonds

  The yield to maturity to investors in Interest Only Bonds of a Series will be extremely sensitive to the rate and timing of principal payments (including prepayments), principal losses and interest rate decreases. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments and/or principal losses on the Mortgage Loans could result in the failure by investors in the Interest Only Bonds to fully recoup their initial investments.

Risks of Principal Only Bonds

  The yield to maturity to investors in Principal Only Bonds of a Series will be extremely sensitive to the rate and timing of principal payments (including prepayments). Investors should fully consider the associated risks, including the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in the failure by investors in the Principal Only Bonds to fully recoup their initial investments.

Limited Issuer Events of Default

  With certain exceptions described herein and to the extent provided in the related Prospectus Supplement, the holders of Bonds of any Series will have no independent ability to declare a default unless the Issuer shall fail to pay such Bonds in full by their Stated Maturity. As may be further specified in the Prospectus Supplement for any Series of Bonds, interest will be payable on the respective classes of Bonds of such Series on each Payment Date only to the extent that there are funds available for such purpose in the related Payment Account, and the Issuer's failure to pay interest on such Bonds on a current basis will not constitute an Issuer Event of Default (as defined herein). In addition, as may be further specified in the Prospectus Supplement for any Series of Bonds, if the aggregate principal amount of the related Collateral declines below the aggregate Bond Principal Amount of such Bonds or of any particular class or classes thereof, it will not be an Issuer Event of Default. See "Description of the Agreements--Issuer Events of Default".

Bondholders Have Limited Ability to Force Sale of Collateral following Non-Payment of Principal or Interest

  As may be further specified in the related Prospectus Supplement, following an Issuer Event of Default in respect of any Series of Bonds, the Indenture Trustee for such Series may, and, at the direction of a percentage of holders of Bonds specified in the related Prospectus Supplement, shall be required to, declare all the Bonds of such Series to be due and payable. In addition, as may be further specified in the related Prospectus Supplement, following any such declaration of acceleration, the Indenture Trustee for such Series may, generally with the consent or at the direction of a percentage of holders of Bonds specified in the related Prospectus Supplement, liquidate the related Mortgage Loans. As may be further specified in the related Prospectus Supplement, any such declaration of acceleration and its consequences may be rescinded and annulled under certain circumstances by a percentage of holders of Bonds specified in the related Prospectus Supplement. For purposes of the foregoing, Bonds held by the Issuer or any affiliate thereof will be deemed not to be outstanding. See "Description of the Agreements--Issuer Events of Default".

  In general, upon an Issuer Event of Default, declaration of acceleration and liquidation of Collateral pursuant to the foregoing procedures (or any alternative procedures described in the related Prospectus Supplement) will be the sole remedy against the Issuer.

  Each holder of an Offered Bond will be deemed to have agreed by the acceptance of its Bond not to file a bankruptcy petition or commence similar proceedings in respect of the Issuer.

  The market value of the Mortgage Loans pledged to secure any Series of Bonds will fluctuate as general interest rates fluctuate, among other things. Following an Issuer Event of Default, there is no assurance that the market value of the Mortgage Loans pledged to secure the affected Series of Bonds will be equal to or greater than the unpaid principal and accrued interest due on the Bonds of such Series, together with any other expenses or liabilities payable from the sales proceeds. The holders of certain classes of Bonds may have a disincentive to authorize the sale of the related Mortgage Loans following an Issuer Event of Default because the net proceeds of such sale may be insufficient to pay in full the principal of and interest on their Bonds.

  Holders of one or more classes of Bonds may be adversely affected by the inability of a particular class of Bonds to independently force the sale of the related Mortgage Loans even though an Issuer Event of Default has occurred that affects such class of Bondholders, and the inability of Bondholders generally to force a sale of the related Mortgage Loans regardless of a substantial decline in the aggregate principal amount of the related Collateral and notwithstanding that interest may not have been timely paid on a class of Bonds.

Bankruptcy or Insolvency of the Issuer

  The bankruptcy or insolvency of the Issuer of any Series of Bonds could adversely affect payments on the Offered Bonds of such Series. The automatic stay imposed by Title 11 of the United States Code (the "Bankruptcy Code") could prevent enforcement of obligations of such Issuer, including under such Bonds and the related Indenture, or actions against any of such Issuer's property, including the related Collateral, prior to modification of the stay. In addition, the trustee in bankruptcy for such Issuer may be able to accelerate payment of such Bonds and liquidate the related Mortgage Loans. In the event the principal of the Bonds of such Series is declared due and payable, the holders of any Offered Bonds of such Series issued at a discount from par ("original issue discount") may be entitled, under applicable provisions of the Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ("accreted value"). There is no assurance as to how such accreted value would be determined if such event occurred. The Issuer of each Series of Bonds will be structured to limit the likelihood of bankruptcy or insolvency, but there can be no assurance that such bankruptcy or insolvency will not occur.

Factors Which May Increase the Risk of Losses on Mortgage Loans Secured by Multifamily/Commercial Property Versus Single Family Property

  The Bonds of a Series will be adversely affected by higher than anticipated defaults on the Mortgage Loans collateralizing such Bonds. Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Collateral--Default and Loss Considerations with Respect to the Mortgage Loans." The ability of a Mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the Mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a Mortgagor to repay a single family loan typically is dependent primarily upon the Mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the Mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a Mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "--Increased Risk of Losses on Foreclosure of Junior Mortgage Loans."

  The performance of a mortgage loan secured by an income-producing property leased by the Mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both. The risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

  The Mortgage Loans with respect to any Series of Bonds may be nonrecourse loans or loans for which recourse may be limited. With respect to those limited recourse Mortgage Loans, in the event of Mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

  Further, the concentration of default, foreclosure and loss risks in individual Mortgagors or Mortgage Loans with respect to a particular Series of Bonds or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the related Mortgage Loans will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Loans with respect to any Series of Bonds may consist of only a single or limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

Increased Risk of Losses in Connection with Commercial Loans and Leases

  If so described in the related Prospectus Supplement, each Mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. If specified in the related Prospectus Supplement, each such Commercial Loan will represent a nonrecourse obligation of the related Mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the Mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Indenture Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Bonds, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by and/or the creditworthiness of such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Bonds will suffer some loss.

Risks Particular to Multifamily Properties

  The successful operation of a multifamily property will depend on, among other factors, its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides. In some cases, that operation may be affected by circumstances outside the control of the borrower, such as the deterioration of the surrounding neighborhood, the development of competitive projects, the imposition of rent control or changes in tax laws. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligation under its Mortgage Loan.

  Certain states regulate the relationship of landlord and its tenants. Commonly, these laws require a written lease, good cause for eviction and disclosure of fees, while prohibiting unreasonable rules and retaliatory evictions. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the building.

  In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization regulations on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control or rent stabilization laws do not permit vacancy decontrol or destabilization. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net cash flow or the proceeds of a sale or refinancing of the related Mortgaged Property.

Risks Particular to Retail Properties

  Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by retail tenants may be tied to a percentage of gross sales. Whether a retail property is "anchored" or "unanchored" by a large retail tenant is also an important distinction. Retail properties that are anchored have traditionally been perceived to be less risky. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related Mortgaged Property. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

  Unlike office or hotel properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, the Internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars spent on products and services sold in retail stores. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at retail properties.

Risks Particular to Office Properties

  Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected if there is an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Risks of Loss on Balloon Payment Loan if Obligor is Unable to Refinance or Sell Related Property

  Certain of the Mortgage Loans (the "Balloon Payment Loans") as of the close of business on the date specified in the Prospectus Supplement as the cut-off date (the "Cut-off Date"), may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Balloon Payment Loans involve a greater degree of risk because the ability of an obligor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related property. The ability of an obligor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the obligor's equity in the related property, the financial condition and operating history of the obligor and the related property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain nursing homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

Increased Risk of Losses on Foreclosure of Junior Mortgage Loans

  If specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Bonds would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Factors Which May Increase the Risk of Losses on Mortgage Loans Secured by Multifamily/Commercial Property Versus Single Family Property."

Risks Associated with Obligor Default

  If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend the maturity date of and modify the terms of Mortgage Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default. See "Description of the Agreements--Collection and other Servicing Procedures-- Special Servicer."

Risks Associated with Mortgagor Type

  Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The Mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Credit Support Limitations

  The Credit Support for a Series of Bonds may be insufficient to assure payment in full of such Bonds. The Prospectus Supplement for a Series of Bonds will describe any Credit Support included in the related Collateral, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

  A Series of Bonds may include one or more classes of Subordinate Bonds (which may include Offered Bonds), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Bonds of delinquent payments or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Bonds of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Bonds of such Series has been repaid. As a result, those classes of Bonds having a lower priority of payment will be adversely affected by significant losses and shortfalls on the Collateral before classes of Bonds having a higher payment priority. Moreover, if a form of Credit Support covers more than one Series of Bonds (each, a "Covered Trust"), holders of Bonds evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

  The amount of any applicable Credit Support supporting one or more classes of Offered Bonds, including the subordination of one or more classes of Bonds, will be determined on the basis of criteria established by each Rating Agency rating such classes of Bonds based on an assumed level of defaults, delinquencies, other losses or other factors. However, there can be no assurance that the loss experience on the related Mortgage Loans will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Bonds" and "Description of Credit Support."

  Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. In certain circumstances, the Indenture Trustee or the Master Servicer will be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Bonds, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any Series of Bonds by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Indenture Trustee, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any Series of Bonds.

Risk of Unenforceability of Certain Mortgage Provisions

  If certain provisions in Mortgage Loans collateralizing a Series of Bonds are held to be unenforceable, the Series of Bonds collateralized by such Mortgage Loans could be adversely affected. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the Mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the Mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

  If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the Mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the Mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases-- Leases and Rents."

Environmental Risks

  Bondholders of a Series could be adversely affected by environmental conditions affecting the Mortgaged Properties backing the Mortgage Loans collateralizing such Series. Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental, Response, and Liability Act of 1980, as amended ("CERCLA"), and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material, or (iii) may give rise to any environmental claim or demand (each such condition or circumstance is defined as an "Environmental Condition"), may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, such a lien has priority over the lien of an existing mortgage against such property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against such property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

  The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Issuer. Under the laws of some states and under CERCLA, a lender may be liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. Such liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

  Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

  Recent amendments to CERCLA list permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the recent amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The protections afforded lenders under the recent amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation."

Increased Risk of Loss if Mortgage Loans Include Delinquent Mortgage Loans

  If so provided in the related Prospectus Supplement, the Collateral for a particular Series of Bonds may include Mortgage Loans that are past due. The servicing of such Mortgage Loans as to which a specified number of payments are delinquent will be performed by the Special Servicer or another entity as specified in the related Prospectus Supplement; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular Series of Bonds may not cover all losses related to such delinquent Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans as Collateral for a particular Series of

Bonds may adversely affect the rate of defaults and prepayments on the related Mortgage Loans and the yield on the Bonds of such Series.

ERISA Considerations

  Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Bonds of any Series, including the possibility that such an investment may be inconsistent with the duties imposed on the Plan's fiduciary under ERISA and may give rise to prohibited transactions under ERISA. See "Certain ERISA Considerations" herein.

Risks Associated with Control of Voting Rights

  Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Bond Principal Amount of all outstanding Bonds of a Series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct certain actions. Such a specified percentage will be sufficient to bind all Bondholders of such Series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements--Servicer Events of Default," "--Rights Upon Servicer Event of Default," "--Amendment" and "--List of Bondholders."

Owners of Book-Entry Bonds Not Entitled to Exercise Rights of Holders of Bonds

  If so provided in the Prospectus Supplement, one or more classes of the Bonds will be initially represented by one or more bonds registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Beneficial Owners or their nominees. Because of this, unless and until Bonds are issued in fully registered, certificated form ("Definitive Bonds") are issued, Beneficial Owners will not be recognized by the Indenture Trustee as "Bondholders" (as that term is to be used in the related Agreement). Hence, until such time, Beneficial Owners will be able to exercise the rights of Bondholders only indirectly through DTC and its participating organizations. See "Description of the Bonds--Book-Entry Registration and Definitive Bonds."

Risk of Default Under Derivative Contracts

  If a default occurs under a swap contract, interest rate cap contract or interest rate floor contract (each, a "Derivative Contract") entered into in connection with a Series of Bonds (which may be caused by, among other things, a downgrade of the counterparty's credit rating) or if a Derivative Contract terminates prior to its stated termination date (which under the terms thereof may occur in certain circumstances), the Trust may be required under such Derivative Contract to pay a breakage fee. The amount of such breakage fee, if any, and the party obligated to pay such breakage fee will be based on prevailing market conditions for an agreement such as the Derivative Contract. In the event that the counterparty is required to pay a termination fee to the Trust (other than in connection with the liquidation or prepayment of a Mortgage Loan), the Master Servicer may be required to apply such termination fee to the purchase of a substitute Derivative Contract. No party is obligated to fund the purchase of a substitute Derivative Contract should the amount paid by the counterparty in respect of any such breakage fee be insufficient to purchase a substitute Derivative Contract having substantially similar terms to the original Derivative Contract. In any event, there can be no assurance that a substitute Derivative Contract may be acquired (utilizing the proceeds of a termination payment or otherwise) or, if it is able to do so, that such contract would be from a sufficiently creditworthy counterparty. Accordingly, the occurrence of a default under or any other termination of a Derivative Contract may adversely affect the payment to the Bondholders.

Risks Associated With Year 2000 Compliance

  The Depositor is aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The "year 2000 problem" is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. In the event that the computer systems of the Indenture Trustee, the Master Servicer or the Special Servicer, with respect to any Series of Bonds, are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the related Mortgage Loans could materially adversely affect the holders of the Offered Bonds.

                         DESCRIPTION OF THE COLLATERAL

General

  The primary assets included as part of the Collateral for any Series of Bonds will include one or more commercial mortgage loans (including mortgage loans secured by multifamily, retail and office properties) (collectively, the "Mortgage Loans"). The Mortgage Loans will not be guaranteed or insured by Imperial Credit Commercial Mortgage Acceptance Corp. (the "Depositor") or any of its affiliates. The Mortgage Loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the related Prospectus Supplement. Each Mortgage Loan will be selected by the Depositor for inclusion as part of the Collateral for a Series of Bonds from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Mortgage Loans, which prior holder may or may not be the originator of such Mortgage Loan.

  The Bonds will be entitled to payments in respect of the assets of an owner trust established by the Depositor other than the related Owner Trust, if and only to the extent expressly provided in the related Prospectus Supplement.

Mortgage Loans

  The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) primarily residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space ("Multifamily Properties," and the related loans, "Multifamily Loans"), (ii) retail stores and establishments,
(iii) office buildings, or (iv) hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, industrial properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, parking facilities, entertainment and/or recreation facilities, movie theaters, restaurants, golf courses, car washes, automobile dealerships, mobile home parks, mixed use (including mixed commercial uses and mixed commercial and residential uses) and/or unimproved land ("Commercial Properties" and the related loans, "Commercial Loans") located in any one of the fifty states, the District of Columbia, Guam, the Commonwealth of Puerto Rico or any other territory of the United States. The Mortgage Loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. The Prospectus Supplement will specify whether the term of any such leasehold exceeds the term of the mortgage note by at least ten years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan. It is anticipated that the Mortgagors will be required to maintain hazard insurance on the Mortgaged Properties in accordance with the terms of the underlying Mortgage Loan documents.

  Multifamily properties are residential income-producing properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space. Multifamily leases tend to be relatively short-term (i.e., one to five years). Multifamily properties face competition from other such properties within the same geographical area, and compete on the basis of rental rates, amenities, physical condition and proximity to retail centers and transportation. Certain states and municipalities may regulate the relationships between landlords and residential tenants and may impose restrictions on rental rates. See "Risk Factors--Risks Particular to Multifamily Properties" in this Prospectus.

  Retail properties are generally income-producing properties leased by borrowers to tenants that sell various goods and services. The leases may be short- or long-term and may have a base rent component and an additional rental component tied to sales. Retail properties may include single- or multiple-tenant properties, in the latter case such as shopping malls or strip shopping centers. Some retail properties have anchor tenants or are located adjacent to an anchor store. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related Mortgaged Property. Retail properties compete on the basis of the physical attributes of the properties, access to major roadways, availability of parking and rental rates. Retail properties may face competition from sources within the geographical real estate market, and in addition, unlike other income producing properties, from sources outside a given real estate market. Catalogue retailers, home shopping networks, the Internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars spent on products and services sold in retail stores. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at retail properties. See "Risk Factors--Risks Particular to Retail Properties" in this Prospectus.

  Office properties are income-producing properties in which the borrower leases space to commercial tenants for office use. Such properties may be single- or multiple-tenant properties and may be high-rise, mid-rise or low-rise buildings. Leases may be short- or long-term leases. Office properties compete on the basis of the physical attributes of and amenities provided by the building, proximity to sources of transportation and rental rates. See "Risk Factors--Risks Particular to Office Properties" in this Prospectus Supplement.

Leases

  If specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related Mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the Mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the Mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, the Mortgagor and the mortgagee may agree that payments under Leases are to be made directly to a Servicer.

  The Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the Mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the Mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the Mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the Mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. If specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the Mortgagor must rely entirely on rent paid by such Lessee in order for the Mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. If specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the Mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the Mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans

  Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. The Mortgage Loans may be nonrecourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the Mortgagor's assets, in the event of the Mortgagor's default. The Mortgage Loans will be full recourse loans if and to the extent provided in the related Prospectus Supplement. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" generally means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than
(i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

  As the primary component of Net Operating Income, rental income is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) retail centers, office buildings and industrial properties. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. In addition, a decline in the financial condition of the Mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

  Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee rather than the Mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "-- Leases" above.

  While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

  The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Payment Loans could be significant even though the related Debt Service Coverage Ratio is high.

  The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the Mortgagor.

  Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

  While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Factors Which May Increase the Risk of Losses on Mortgage Loans Secured By Multifamily/Commercial Property Versus Single Family Property," "--Risks of Loss on Balloon Payment Loans if Obligor Is Unable to Refinance or Sell Related Property," "--Increased Risk of Losses on Foreclosure of Junior Mortgage Loans," "--Risks Associated with Obligor Default" and "-- Risks Associated with Mortgagor Type."

Loan-to-Value Ratio

  The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. The Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained in connection with or on or about the time of origination of the Refinance Loan or upon some other basis as specified in the related Prospectus Supplement. The Value of a Mortgaged Property as of the date of initial issuance of the related Series of Bonds may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Mortgage Loan Information in Prospectus Supplements

  Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category), (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,
(v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Interest Rates or range of Mortgage Interest Rates and the weighted average Mortgage Interest Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with floating Mortgage Interest Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Interest Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Bonds are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Bonds at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance. Only a maximum of 5% of the aggregate Mortgage Loans as they will be constituted at the time of the applicable Cut-off Date will deviate from the Mortgage Loan characteristics disclosed in the applicable Prospectus Supplement for a Series of Bonds.

Payment Provisions of the Mortgage Loans

  All of the Mortgage Loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Interest Rate") that is fixed over its term or that adjusts from time to time, or that is partially fixed and partially floating, or that may be converted from a floating to a fixed Mortgage Interest Rate, or from a fixed to a floating Mortgage Interest Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Interest Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a prepayment premium or a yield maintenance charge (in each case, a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Bonds will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Bonds will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which payments in respect thereof will be allocated among such Bonds.

Accounts

  The Collateral for any Series of Bonds will include one or more accounts established and maintained on behalf of the Bondholders into which the person or persons designated in the related Prospectus Supplement will deposit all payments and collections received or advanced with respect to the Mortgage Loans and other Collateral. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Payment Account and Other Collection Accounts."

Credit Support

  If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on any Collateral may be provided to one or more classes of Bonds in the related Series in the form of subordination of one or more other classes of Bonds in such Series or by one or more other types of credit support, such as a letter of credit, insurance policy, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Bonds of any Series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a Series of Bonds. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

Cash Flow Agreements

  If so provided in the related Prospectus Supplement, the Collateral for any Series of Bonds may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. Such guaranteed investment contracts will not provide more than 20% of the anticipated cash flow of the Collateral for any Series. The Collateral may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Loans or on one or more classes of Bonds. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

  The net proceeds to be received from the sale of the Bonds will be applied by the Depositor to the purchase of Trust Assets, or the repayment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Trust Assets and sale of Bonds. The Depositor expects to sell the Bonds from time to time, but the timing and amount of offerings of Bonds will depend on a number of factors, including the volume of Mortgage Loans acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

General

  The yield on any Offered Bond will depend on the price paid by the Bondholder, the interest rate of the Bond, the receipt and timing of receipt of payments on the Bond and the weighted average life of the Mortgage Loans constituting the related Collateral (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

Interest Rate

  Bonds of any class within a Series may have fixed, variable or floating interest rates, which may or may not be based upon the interest rates borne by the Mortgage Loans constituting the related Collateral. The Prospectus Supplement with respect to any Series of Bonds will specify the interest rate for each class of such Bonds or, in the case of a variable or floating interest rate, the method of determining the interest rate; the effect, if any, of the prepayment of any Mortgage Loan on the interest rate of one or more classes of Bonds; and whether the payments of interest on the Bonds of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

  The effective yield to maturity to each holder of Bonds entitled to payments of interest will be below that otherwise produced by the applicable interest rate and purchase price of such Bond because, while interest may accrue on each Mortgage Loan during a certain period, the payment of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

  Each payment of interest on the Bonds (or addition to the Bond Principal Amount of a class of Accrual Bonds) on a Payment Date will include interest accrued during the Interest Accrual Period for such Payment Date. As indicated above under "-- Interest Rate," if the Interest Accrual Period ends on a date other than a Payment Date for the related Series, the yield realized by the holders of such Bonds may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Bonds may be calculated on the assumption that payments of principal (and additions to the Bond Principal Amount of Accrual Bonds) and allocations of losses on the Mortgage Loans may be made on the first day of the Interest Accrual Period for a Payment Date and not on such Payment Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Bonds will be described in the related Prospectus Supplement.

Payments of Principal; Prepayments

  The yield to maturity on the Bonds will be affected by the rate of principal payments on the Mortgage Loans (including principal prepayments on Mortgage Loans resulting from voluntary prepayments by the Mortgagors, insurance proceeds, condemnations and involuntary liquidations).

Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans with respect to a particular Series of Bonds, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Collateral may consist of Mortgage Loans with different Mortgage Interest Rates. The rate of principal payments on some or all of the classes of Bonds of a Series will correspond to the rate of principal payments on the related Mortgage Loans and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of such Mortgage Loans, and by the extent to which the Servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

  If the purchaser of a Bond offered at a discount calculates its anticipated yield to maturity based on an assumed rate of payments of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Bond offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payments of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a Series of Bonds, the effect on yield on one or more classes of the Bonds of such Series of prepayments of the Mortgage Loans with respect to such Series may be mitigated or exacerbated by any provisions for sequential or selective payment of principal to such classes.

  When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or such other period specified in the related Prospectus Supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Bonds entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received or such other date as is specified in the related Prospectus Supplement. As a result, the effect of a partial prepayment on a Mortgage Loan will be generally to reduce the amount of interest passed through to holders of Bonds in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable interest rate on the prepaid amount.

  The timing of changes in the rate of principal payments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of payments of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and paid on a Bond, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Prepayments, Maturity and Weighted Average Life

  The rates at which principal payments are received on the Mortgage Loans with respect to a particular Series of Bonds and the rate at which payments are made from any Credit Support or Cash Flow Agreement for such Series of Bonds may affect the ultimate maturity and the weighted average life of each class of such Series. Prepayments on the Mortgage Loans with respect to a particular Series of Bonds will generally accelerate the rate at which principal is paid on some or all of the classes of the Bonds of such Series.

  If so provided in the Prospectus Supplement for a Series of Bonds, one or more classes of Bonds may have a final scheduled Payment Date, which is the date on or prior to which the Bond Principal Amount thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such Series set forth therein.

  Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Bonds of a Series will be influenced by the rate at which principal on the Mortgage Loans with respect to such Series is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

  If any Mortgage Loans with respect to a particular Series of Bonds have actual terms to maturity of less than those assumed in calculating final scheduled Payment Dates for the classes of Bonds of such Series, one or more classes of such Bonds may be fully paid prior to their respective final scheduled Payment Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Mortgage Loans will, to some extent, be a function of the mix of Mortgage Interest Rates and maturities of such Mortgage Loans. See "Description of the Collateral." Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

  Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans with respect to a particular Series of Bonds. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans with respect to any Series of Bonds will not conform to any particular level of CPR. The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

  The Prospectus Supplement with respect to each Series of Bonds will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Bonds of such Series and the percentage of the initial Bond Principal Amount of each such class that would be outstanding on specified Payment Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans with respect to such Series are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Bonds to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Bonds. It is unlikely that prepayment of any Mortgage Loans with respect to any Series of Bonds will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

Other Factors Affecting Weighted Average Life

  Type of Mortgage Loan. A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the Servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the Mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Bonds, thereby lengthening the period of time elapsed from the date of issuance of a Bond until it is retired.

  Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans with respect to any Series of Bonds that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of such Mortgage Loans and that of the related Series of Bonds. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Bonds.

  Due -on-Sale and Due-on-Encumbrance Clauses. Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans with respect to a particular Series of Bonds may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Mortgage Loans, the Master

Servicer or such other person specified in the related Prospectus Supplement, on behalf of the Indenture Trustee, will be required to exercise (or waive its right to exercise) any such right that the Indenture Trustee may have as mortgagee to accelerate payment of the Mortgage Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

  Single Mortgage Loan or Single Mortgagor. The Mortgage Loans with respect to a particular Series of Bonds may consist of a single Mortgage Loan or obligations of a single Mortgagor or related Mortgagors as specified in the related Prospectus Supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single Mortgagor.

                                 THE DEPOSITOR

  Imperial Credit Commercial Mortgage Acceptance Corp., the Depositor, is a direct wholly-owned subsidiary of Imperial Credit Commercial Mortgage Investment Corp. ("ICCMIC") and was incorporated in the State of California. The principal executive offices of the Depositor are located at 11601 Wilshire Boulevard, No. 2080, Los Angeles, California 90025. Its telephone number is
(310) 231-1280.

  The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                THE OWNER TRUST

  Each Owner Trust established to act as Issuer of a Series of Bonds will be created pursuant to a Deposit Trust Agreement between the Depositor, which will act as depositor, and a bank, trust company or other fiduciary named in the related Prospectus Supplement, which will act solely in its fiduciary capacity as Owner Trustee. Under the terms of each Deposit Trust Agreement, the Depositor will convey to the Owner Trust Mortgage Loans and other Collateral to secure one or more Series of Bonds in return for certificates or other instruments evidencing beneficial ownership in the Owner Trust, Bonds and/or the net proceeds from the sale of Bonds. The Depositor may in turn sell or assign the certificates of beneficial interest and any Bonds so received to another entity or entities, including affiliates of the Depositor.

  Each Deposit Trust Agreement and/or Indenture will provide that the related Owner Trust may not conduct any activities other than those related to the issuance and sale of one or more Series of Bonds. The holders of the beneficial interest in an Owner Trust which issues a Series of Bonds will not be liable for payment of principal of or interest on such Bonds, and each holder of such Bonds will be deemed to have released such beneficial owners from any such liability.

                            DESCRIPTION OF THE BONDS

General

  The Bonds of each Series (including any class of Bonds not offered hereby) will represent indebtedness of the related Issuer, will be issued pursuant to an indenture (an "Indenture"), and will be secured by, among other things, a pledge of the Collateral that includes Mortgage Loans. Each Series of Bonds will consist of one or more classes of Bonds that may (i) provide for the accrual of interest thereon based on fixed rates (collectively, "Fixed Rate Bonds") or variable or floating rates (collectively, "Floating Rate Bonds");
(ii) be senior (collectively, "Senior Bonds") or subordinate (collectively, "Subordinate Bonds") to one or more other classes of Bonds in respect of certain payments on the Bonds; (iii) be entitled to principal payments, with disproportionately low, nominal or no interest payments (collectively, "Principal Only Bonds"); (iv) be entitled to interest payments, with disproportionately low, nominal or no principal payments (collectively, "Interest Only Bonds"); (v) provide for payments of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Bonds of such Series (collectively, "Accrual Bonds"); (vi) provide for payments of principal sequentially (collectively, "Sequential Pay Bonds"), based on specified payment schedules, from only a portion of the related Collateral or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for payments based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Principal Only Bond component and a Interest Only Bond component. Any such classes may include classes of Offered Bonds.

  Floating Rate Bonds will accrue interest at a floating interest rate which will be determined in accordance with the method specifically set forth in the Prospectus Supplement. If so provided in the Prospectus Supplement, the rights of the holders of the Subordinate Bonds of a Series to receive payments of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated to such rights of the holders of the Senior Bonds of such Series. Holders of Principal Only Bonds will be entitled to receive payments of amounts collected or advanced on or in respect of the Mortgage Loans which represent principal payments on such Bonds as may be further described in the Prospectus Supplement, with disproportionately low, nominal or no interest payments accruing on such Bonds. Holders of Interest Only Bonds will be entitled to receive payments of amounts collected or advanced on or in respect of the Mortgage Loans which represent interest payments on a notional amount described in the Prospectus Supplement, with disproportionately low, nominal or no principal payments to be made on such Bonds. Holders of Accrual Bonds will be entitled to receive payments of amounts collected or advanced on or in respect of the Mortgage Loans which represents payments of accrued interest thereon commencing only following the occurrence of certain events, specified in the Prospectus Supplement, such as the retirement of one or more other classes of Bonds of such Series. Holders of Sequential Pay Bonds will be entitled to receive payments of principal on such Bonds, sequentially, based on specified payment schedules or other methodologies set forth in the Prospectus Supplement.

  Each class of Offered Bonds of a Series will be issued in minimum denominations corresponding to the Bond Principal Amounts or, in case of Interest Only Bonds, notional amounts specified in the related Prospectus Supplement. The transfer of any Offered Bonds may be registered and such Bonds may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Indenture Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Bonds of a Series may be issued as Definitive Bonds or in book-entry form ("Book-Entry Bonds"), as provided in the related Prospectus Supplement. See "Risk Factors--Owner of Book-Entry Bonds Not Entitled to Exercise Rights of Holders of Bonds" and "Description of the Bonds--Book-Entry Registration and Definitive Bonds." Definitive Bonds will be exchangeable for other Bonds of the same class and Series of a like aggregate Bond Principal Amount or notional amount but of different authorized denominations. See "Risk Factors--Limited Liquidity for Bonds" and "Limited Assets for Payment of Bonds."

Payments

  Payments on the Bonds of each Series will be made by or on behalf of the Indenture Trustee on each Payment Date as specified in the related Prospectus Supplement from the Available Payment Amount for such Series and such Payment Date. Payments (other than the final payment) will be made to the persons in whose names the Bonds are registered at the close of business on the last business day of the month preceding the month in which the Payment Date occurs or such other date specified in the applicable Prospectus Supplement (the "Record Date"), and the amount of each payment will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All payments with respect to each class of Bonds on each Payment Date will be allocated pro rata among the outstanding Bonds in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Indenture Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Bondholder at a bank or other entity having appropriate facilities therefor, if such Bondholder has so notified the Indenture Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Bonds in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the bond register; provided, however, that the final payment in retirement of the Bonds (whether Definitive Bonds or Book-Entry Bonds) will be made only upon presentation and surrender of the Bonds at the location specified in the notice to Bondholders of such final payment.

Available Payment Amount

  All payments on the Bonds of each Series on each Payment Date will be made from the Available Payment Amount described below, in accordance with the terms described in the related Prospectus Supplement. Generally, the "Available Payment AmountAvailable Payment Amount" for each Payment Date equals the sum of the following amounts:

    (i) the total amount of all cash on deposit in the related Payment Account as of the corresponding Determination Date, including Servicer advances, net of any scheduled payments due and payable after such Payment Date;

    (ii) interest or investment income on amounts on deposit in the Payment Account, including any net amounts paid under any Cash Flow Agreements; and

    (iii) to the extent not on deposit in the related Payment Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Payment Date.

  As described below, the entire Available Payment Amount will be paid among the related Bonds (including any Bonds not offered hereby) on each Payment Date, and accordingly will be released from the lien of the related Indenture and will not be available for any future payments.

Payments of Interest on the Bonds

  Each class of Bonds (other than classes of Principal Only Bonds that have no interest rate) may have a different interest rate, which will be a fixed, variable or floating rate at which interest will accrue on such class or a component thereof. The related Prospectus Supplement will specify the interest rate for each class or component or, in the case of a variable or floating interest rate, the method for determining the interest rate. Interest on the Bonds will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on such other basis specified in the related Prospectus Supplement.

  Payments of interest in respect of the Bonds of any class will be made on each Payment Date (other than any class of Accrual Bonds, which will be entitled to payments of accrued interest commencing only on the Payment Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Principal Only Bonds that are not entitled to any payments of interest) based on the Accrued Bond Interest for such class and such Payment Date, subject to the sufficiency of the portion of the Available Payment Amount allocable to such class on such Payment Date. Prior to the time interest is payable on any class of Accrual Bonds, the amount of Accrued Bond Interest otherwise payable on such class will be added to the Bond Principal Amount thereof on each Payment Date. With respect to each class of Bonds and each Payment Date (other than certain classes of Interest Only Bonds), "Accrued Bond Interest" will be equal to interest accrued for a specified period on the outstanding Bond Principal Amount thereof immediately prior to the Payment Date, at the applicable interest rate, reduced as described below. Generally, Accrued Bond Interest on Interest Only Bonds will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Payment Date, at the applicable interest rate, reduced as described below. The method of determining the notional amount for any class of Interest Only Bonds will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any payments of principal. The Accrued Bond Interest on a Series of Bonds will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans constituting the Collateral for such Series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Bonds of that Series will be specified in the related Prospectus Supplement.

  The related Prospectus Supplement will also describe the extent to which the amount of Accrued Bond Interest that is otherwise payable on (or, in the case of Accrual Bonds, that may otherwise be added to the Bond Principal Amount of) a class of Offered Bonds may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the

Mortgage Loans constituting the related Collateral. Generally, any reduction in the amount of Accrued Bond Interest otherwise payable on a class of Bonds by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans constituting the related Collateral will result in a corresponding increase in the Bond Principal Amount of such class. See "Risk Factors--Rate of Prepayments on Mortgage Loans and Priority of Payment on Bonds May Adversely Affect Average Lives and Yields of Bonds" and "Yield Considerations."

Payments of Principal of the Bonds

  The Bonds of each Series, other than certain classes of Interest Only Bonds, will have a "Bond Principal Amount" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Loans and other assets constituting the related Collateral. The outstanding Bond Principal Amount of a Bond will be reduced to the extent of payments of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Mortgage Loans, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Bonds prior to the Payment Date on which payments of interest are required to commence, will be increased by any related Accrued Bond Interest. If so specified in the related Prospectus Supplement, the initial aggregate Bond Principal Amount of all classes of Bonds of a Series will be greater than the outstanding aggregate principal balance of the related Mortgage Loans as of the applicable Cut-off Date. The initial aggregate Bond Principal Amount of a Series and each class thereof will be specified in the related Prospectus Supplement. Payments of principal will be made on each Payment Date to the class or classes of Bonds entitled thereto in accordance with the provisions described in such Prospectus Supplement. Interest Only Bonds with no Bond Principal Amount are not entitled to any payments of principal.

Components

  If specified in the related Prospectus Supplement, payment on a class of Bonds may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Payments of Interests on the Bonds" and "--Payments of Principal of the Bonds" above also relate to components of such a class of Bonds. In such case, reference in such sections to Bond Principal Amount and interest rate refer to the principal balance, if any, of any such component and the interest rate, if any, on any such component, respectively.

Payments on the Bonds of Prepayment Premiums or in Respect of Equity Participations

  If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Loans with respect to such Series of Bonds will be paid on each Payment Date to the class or classes of Bonds entitled thereto in accordance with the provisions described in such Prospectus Supplement.

Allocation of Losses and Shortfalls

  If so provided in the Prospectus Supplement for a Series of Bonds consisting of one or more classes of Subordinate Bonds, on any Payment Date in respect of which losses or shortfalls in collections on the Mortgage Loans have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Bonds in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on Mortgage Loans.

Advances in Respect of Delinquencies

  With respect to any Series of Bonds, if so provided in the related Prospectus Supplement, a Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Payment Date its own funds or funds held in the Payment Account that are not included in the Available Payment Amount for such Payment Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Mortgage Loans constituting the related Collateral and were delinquent on the related Determination Date, subject to such Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a Series of Bonds that includes one or more classes of Subordinate Bonds and if so provided in the related Prospectus Supplement, each Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required payments on one or more classes of Senior Bonds and/or may be subject to such Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Collateral otherwise payable on one or more classes of such Subordinate Bonds. See "Description of Credit Support."

  Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Bonds entitled thereto, rather than to guarantee or insure against losses. Advances of a Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and from any other amounts specified in the related Prospectus Supplement, including out of any amounts otherwise payable on one or more classes of Subordinate Bonds of such Series; provided, however, that any such advance will be reimbursable from any amounts in the Payment Account prior to any payments being made on the Bonds to the extent that a Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Collateral otherwise payable on such Subordinate Bonds. If advances have been made by a Servicer from excess funds in the Payment Account, such Servicer is required to replace such funds in the Payment Account on any future Payment Date to the extent that funds in the Payment Account on such Payment Date are less than payments required to be made to Bondholders on such date. If so specified in the related Prospectus Supplement, the obligations of a Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

  If and to the extent so provided in the related Prospectus Supplement, a Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Collateral prior to any payment to Bondholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

Reports to Bondholders

  With each payment to holders of any class of Bonds of a Series, the Master Servicer or the Indenture Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth some or all of the following items, in each case to the extent applicable and available:

    (i) the amount of such payment to holders of Bonds of such class applied to reduce the Bond Principal Amount thereof;

    (ii) the amount of such payment to holders of Bonds of such class allocable to Accrued Bond Interest;

    (iii) the amount of such payment allocable to (a) Prepayment Premiums and
  (b) payments on account of Equity Participations;

    (iv) the amount of related servicing compensation received by each Servicer;

    (v) the aggregate amount of advances included in such payment, and the aggregate amount of any unreimbursed advances at the close of business on such Payment Date;

    (vi) the aggregate principal balance of the Mortgage Loans at the close of business on such Payment Date;

    (vii) the number and aggregate principal balance of Mortgage Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

    (viii) with respect to each Mortgage Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the Mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

    (ix) with respect to any Mortgage Loan liquidated (other than by payment in full) during the related Due Period (unless a different period is specified in the related Prospectus Supplement, a "Due Period" with respect to any Payment Date will commence on the second day of the month in which the immediately preceding Payment Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Payment
  Date), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

    (x) with respect to any Mortgage Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to each Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Bondholders;

    (xi) with respect to each Mortgaged Property acquired on behalf of the Issuer through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property") relating to a Mortgage Loan and included as a Trust Asset as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

    (xii) with respect to each REO Property relating to a Mortgage Loan and included as a Trust Asset as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Payment Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

    (xiii) with respect to any such REO Property sold during the related Due Period (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to each Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Bondholders in respect of the related Mortgage Loan;

    (xiv) the aggregate Bond Principal Amount or notional amount, as the case may be, of each class of Bonds (including any class of Bonds not offered hereby) at the close of business on such Payment Date, separately identifying any reduction in such Bond Principal Amount due to the allocation of any loss and increase in the Bond Principal Amount of a class of Accrual Bonds in the event that Accrued Bond Interest has been added to such balance;

    (xv) the aggregate amount of principal prepayments made during the related Due Period;

    (xvi) the aggregate Accrued Bond Interest and unpaid Accrued Bond Interest, if any, on each class of Bonds at the close of business on such Payment Date;

    (xvii) in the case of Bonds with a variable interest rate, the interest rate applicable to such Payment Date, and, if available, the immediately succeeding Payment Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

    (xviii) in the case of Bonds with a floating interest rate, for statements to be distributed in any month in which an adjustment date occurs, the floating interest rate applicable to such Payment Date and the immediately succeeding Payment Date as calculated in accordance with the method specified in the related Prospectus Supplement;

    (xix) as to any Series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Payment Date; and

    (xx) the aggregate amount of payments by the Mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

  In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Bonds or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii), (xiv), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Bonds. The Prospectus Supplement for each Series of Offered Bonds will describe any additional information to be included in reports to the holders of such Bonds.

  Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Indenture Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Bond a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Bondholder. Such obligation of the Master Servicer or the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Indenture Trustee pursuant to any requirements of the Code as are from time to time in force.

  Unless and until Definitive Bonds are issued, such statements or reports will be forwarded by the Master Servicer or the Indenture Trustee to Cede or such other person specified in the related Prospectus Supplement. Such statements or reports may be available to Beneficial Owners upon request to DTC or their respective Participant or Indirect Participant. In addition, the Indenture Trustee shall furnish a copy of any such statement or report to any Beneficial Owner which requests such copy and certifies to the Indenture Trustee or the Master Servicer, as applicable, that it is the Beneficial Owner of a Bond. See "Description of the Bonds--Book-Entry Registration and Definitive Bonds."

Special Redemption of Bonds

  If so specified in the related Prospectus Supplement, the Bonds of any Series may be subject to special redemption on the day of any month specified therein if, as a result of the prepayment experience on the Mortgage Loans securing such Bonds or the low yield available for reinvestment or both, the Indenture Trustee determines (based on assumptions specified in the Indenture and after giving effect to the amounts, if any, available to be withdrawn from or under any reserve fund or instrument constituting Credit Support or a Cash Flow Agreement for such Series) that the amount anticipated to be available in the Payment Account for such Series on the next Payment Date, is anticipated to be insufficient to pay debt service on the Bonds of such Series on such Payment Date. The principal amount of Bonds of such Series required to be so redeemed will not exceed the amount of principal otherwise required to be paid on the next Payment Date. Therefore, the primary result of such a special redemption of Bonds is payment of principal prior to the next scheduled Payment Date.

  If specified in the related Prospectus Supplement, Bonds of any Series may be subject to special redemption in whole or in part following certain defaults under an instrument of Credit Support and in certain other events.

  All payments of principal pursuant to any special redemption will be made in the order of priority and in the manner specified in the related Prospectus Supplement. Notice of any special redemption will be mailed by the Issuer or the Indenture Trustee prior to the Special Redemption Date. The Redemption Price for any Bonds so redeemed will be equal to 100% (or such other percentage specified in the related Prospectus Supplement) of the principal amount of such Bonds (or portions thereof) so redeemed, together with interest accrued thereon to the date specified in the related Prospectus Supplement.

Optional Redemption of Bonds

  The Issuer may, at its option and if so specified in the related Prospectus Supplement, redeem, in whole or in part, one or more classes of Bonds of any Series on any Payment Date on or after the dates, if any, specified in such Prospectus Supplement. Notice of such redemption will be given by the Issuer or Indenture Trustee prior to the anticipated date of redemption. The Redemption Price for any Bonds so redeemed will be equal to 100% of the principal amount of such Bonds, or the portions thereof, so redeemed, together with interest accrued thereon to the date specified in the related Prospectus Supplement. Any such optional redemption may occur at a time when a significant portion of the aggregate Bond Principal Amount of all the classes of Bonds that will be so redeemed, remains outstanding (that is, a time when the aggregate Bond Principal Amount of such classes of Bonds is greater than 25% of the initial aggregate Bond Principal Amount thereof). The maximum aggregate Bond Principal Amount of the Bonds of any Series that may be outstanding before any optional redemption may be effected will be disclosed in the related Prospectus Supplement. The Bondholders will have no continuing direct or indirect liability to the Issuer or any other person as a result of the Issuer exercising its redemption option.

Book-Entry Registration and Definitive Bonds

  If so provided in the related Prospectus Supplement, one or more classes of the Offered Bonds of any Series will be issued as Book-Entry Bonds, and each such class will be represented by one or more single Bonds registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such

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

as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in Book-Entry Bonds may do so only through Participants and Indirect Participants or in such other manner as is provided for in the related Prospectus Supplement. In addition, such investors ("Beneficial Owners") will receive all payments on the Book-Entry Bonds through DTC and its Participants. Under a book-entry format, Beneficial Owners will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Beneficial Owners. The only "Bondholder" (as such term is used in an Agreement) will be Cede, as nominee of DTC or such other entity specified in the related Prospectus Supplement, and the Beneficial Owners will not be recognized by the Indenture Trustee as Bondholders under the Agreements. Beneficial Owners will be permitted to exercise the rights of Bondholders under the related Agreements only indirectly through the Participants who in turn will exercise their rights through DTC.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Bonds and is required to receive and transmit payments of principal of and interest on the Book-Entry Bonds. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Book-Entry Bonds similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

  Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge its interest in the Book-Entry Bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Bonds, may be limited due to the lack of a physical certificate evidencing such interest.

  DTC will take action permitted to be taken by a Bondholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Bonds are credited. Under DTC's procedures, DTC will take actions permitted to be taken by Holders of any class of Book-Entry Bonds under an Agreement only at the direction of one or more Participants to whose account the Book-Entry Bonds are credited and whose aggregate holdings represent no less than any minimum amount of Voting Rights required therefor. Therefore, Beneficial Owners will only be able to exercise their Voting Rights to the extent permitted, and subject to the procedures established, by their Participant and/or Indirect Participant, as applicable. DTC may take conflicting actions with respect to any action of Bondholders of any class to the extent that Participants authorize such actions. None of the Servicers, the Depositor, the Indenture Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Bonds, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


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

  Bonds initially issued in book-entry form will be issued as Definitive Bonds to Beneficial Owners or their nominees, rather than to DTC or its nominee only
(i) if the Depositor advises the Indenture Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Bonds and the Depositor is unable to locate a qualified successor, (ii) if the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) in accordance with such other provisions described in the related Prospectus Supplement.

  Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Bonds for the Beneficial Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Bonds, together with instructions for reregistration, the Indenture Trustee will issue (or cause to be issued) to the Beneficial Owners identified in such instructions the Definitive Bonds to which they are entitled, and thereafter the Indenture Trustee will recognize the holders of such Definitive Bonds as Bondholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

  The Bonds of each Series will be issued by an Owner Trust pursuant to an indenture (the "Indenture") between the related Owner Trust and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement. The Owner Trust will be established pursuant to a deposit trust agreement (each, a "Deposit Trust Agreement") between the Depositor and an owner trustee (the "Owner Trustee") named in the Prospectus Supplement relating to such Series of Bonds. The Mortgage Loans will be serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Issuer, the Indenture Trustee and a Master Servicer and a Special Servicer named in the Prospectus Supplement relating to such Series of Bonds. A manager or administrator will be appointed pursuant to an administration agreement (the "Administration Agreement") to administer certain duties of the Issuer relating to each Series of Bonds. The provisions of each Agreement will vary depending upon the nature of the Bonds to be issued thereunder and the nature of the related Collateral. Forms of an Indenture, Deposit Trust Agreement, Servicing Agreement and Administration Agreement have been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain material provisions that may appear in the Indenture and the Servicing Agreement. The Prospectus Supplement for a Series of Bonds will describe any provision of the Agreements relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements relating to each Series of Bonds and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any Series, the term "Bond" refers to all of the Bonds of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreements (without exhibits) relating to any Series of Bonds without charge upon payment of actual costs and written request of a holder of a Bond of such Series addressed to the Indenture Trustee specified in the related Prospectus Supplement.


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

Pledge of Mortgage Loans; Deposit of Release Price or Substitution

  At the time of issuance of any Series of Bonds, the Issuer will grant to the designated Indenture Trustee to secure payment of the Bonds of such Series a security interest in, among other things, the Mortgage Loans, to be included as part of the related Collateral, together with all principal and interest to be received on or with respect to such Mortgage Loans after the related Cut-off Date, other than principal and interest due on or before the related Cut-off Date and other than any Retained Interest (as defined herein). The Indenture Trustee will hold such Mortgage Loans as security only for that Series of Bonds, and holders of the Bonds of such Series will be entitled to the equal and proportionate benefits of such security, subject to the express subordination of certain classes thereof. In addition, the Indenture Trustee will, concurrently with such grant, deliver such Bonds to or at the direction of the Issuer. Each Mortgage Loan to be included as part of the related Collateral will be identified in a schedule appearing as an exhibit to the related Indenture. Such schedule generally will include detailed information to the extent available and relevant in respect of each Mortgage Loan included as part of the related Collateral, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Interest Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable.

  With respect to each Mortgage Loan to be included as part of the related Collateral, the Issuer will deliver or cause to be delivered to the Indenture Trustee (or to the custodian acting on its behalf) certain loan documents, which will generally include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Indenture Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Indenture Trustee in recordable form. Notwithstanding the foregoing, the Collateral for a Series of Bonds may include Mortgage Loans where the original Mortgage Note is not delivered to the Indenture Trustee if the Issuer delivers to the Indenture Trustee or the custodian, an affidavit certifying that the original thereof has been lost or destroyed, together with, if available, a copy or a duplicate original of the Mortgage Note. With respect to such Mortgage Loans, the Indenture Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The related Agreements will generally require that the Issuer or another party specified in the related Prospectus Supplement promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Indenture Trustee, such recording is not required to protect the Indenture Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Issuer, the Servicer, the relevant Asset Seller or any other prior holder of the Mortgage Loan.

  The Indenture Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Indenture Trustee (or a custodian) will hold such documents in trust for the benefit of the Bondholders. If any such document is found to be missing or defective in any material respect, the Indenture Trustee (or such custodian) shall immediately notify the Issuer or another entity specified in the related Prospectus Supplement. If the

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

Issuer cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Issuer or such other entity specified in the related Prospectus Supplement will be obligated, within a specified number of days of receipt of such notice, to remove the related Mortgage Loan as part of the related Collateral and pay to the Indenture Trustee a cash amount equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Interest Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant removal is to occur, plus certain servicing expenses that are reimbursable to each Servicer or such other amount as specified in the related Prospectus Supplement (the "Release Price") or substitute for such Mortgage Loan. This deposit and removal or substitution obligation constitutes the sole remedy available to the Bondholders or the Indenture Trustee for omission of, or a material defect in, a constituent document. If specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Mortgage Loan or paying the Indenture Trustee the Release Price or substituting for such Mortgage Loan, the Issuer or other named entity may agree to cover any losses suffered with respect to the Collateral as a result of such breach or defect.

  If so provided in the related Prospectus Supplement, the Issuer will, as to some or all of the Mortgage Loans, deliver or cause to be delivered to the Indenture Trustee the related Lease Assignments. In certain cases, the Indenture Trustee, or Sub-Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Indenture Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Indenture Trustee, may hold the Lease in trust for the benefit of the Bondholders.

Representations and Warranties; Repurchases and Other Remedies

  To the extent provided in the related Prospectus Supplement the Issuer will, with respect to each Mortgage Loan included as part of the related Collateral, make or assign, or cause to be made or assigned, certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Mortgage Loan; (iii) the authority of the Warranting Party to sell the Mortgage Loan; (iv) the payment status of the Mortgage Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

  Any Warranting Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement. Representations and warranties made in respect of a Mortgage Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related Series of Bonds secured by such Mortgage Loan. In the event of a breach of any such representation or warranty that materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Bondholders therein, the Warranting Party will be obligated to either cure such breach or repurchase or replace the affected Mortgage Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

  The Agreements will provide that the Master Servicer and/or Indenture Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Bondholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Indenture Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at a price equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Interest Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to each Servicer or such other price as specified in the related Prospectus Supplement (the "Purchase Price"), or in the case of the Issuer, remove such Mortgage Loan as part of the Collateral and pay to the Indenture Trustee the Release Price therefor. If so provided in the Prospectus Supplement for a Series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such Series of Bonds, to cause the removal of such Mortgage Loan as part of the related Collateral and substitute in its place one or more other Mortgage Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a Series, a Warranting Party, rather than repurchase or substitute a Mortgage Loan as to which a breach has occurred, will have the option to reimburse the Indenture Trustee or the Bondholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Bonds or the Indenture Trustee for a breach of representation by a Warranting Party.

  Neither the Depositor nor the Issuer (except to the extent that either of them is the Warranting Party) nor any Servicer will be obligated to purchase or substitute for a Mortgage Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Mortgage Loans.

  Each Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation in a Servicing Agreement of a Master Servicer or Special Servicer which materially and adversely affects the interests of the Bondholders and which continues unremedied for thirty days after the giving of written notice of such breach to such Servicer by the Indenture Trustee or the Depositor, or to such Servicer, the Depositor and the Indenture Trustee by the holders of Bonds evidencing not less than 25% of the Voting Rights or such other percentage specified in the related Prospectus Supplement, will constitute a Servicer Event of Default under such Servicing Agreement.

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

Accounts

  General. Each Servicer and/or the Indenture Trustee will, as to each Series of Bonds, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Loans (collectively, the "Accounts"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Bondholders have a claim with respect to the funds an Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which such Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Bonds of such Series. The collateral eligible to secure amounts in an Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). An Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Payment Date in certain short-term Permitted Investments. Any interest or other income earned on funds in an Account will be paid to a Servicer or its designee as additional servicing compensation to the extent provided in the related Prospectus Supplement. An Account may be maintained with an institution that is an affiliate of a Servicer provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, an Account may contain funds relating to more than one Series of mortgage-backed securities and may contain other funds respecting payments on mortgage loans belonging to a Servicer or serviced or master serviced by it on behalf of others.

  Deposits. The appropriate Servicer will deposit or cause to be deposited in an Account on a daily basis, or such other period provided in the related Agreement, the following payments and collections received, or advances made, by such Servicer:

  (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

  (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by a Servicer as its servicing compensation;

  (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Mortgage Loan included as part of the Collateral (to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans included as part of the Collateral, by foreclosure, condemnation or

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

otherwise ("Liquidation Proceeds") together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Bondholders by foreclosure or by deed in lieu of foreclosure or otherwise;

  (iv) any advances made as described under "Description of the Bonds-Advances in Respect of Delinquencies";

  (v) any amounts representing Prepayment Premiums;

  (vi) any amounts received from another Servicer;

  but excluding any income, rents and profits derived from the ownership, operation or leasing of any REO Property (" REO Proceeds") and penalties or modification fees which may be retained by such Servicer. Unless otherwise provided in the related Agreement, REO Proceeds shall be maintained in an Account by the Special Servicer.

  Once a month the Special Servicer and any Sub-Servicer remit funds on deposit in the Account each maintains together with any P&I Advances to the Master Servicer for deposit in an Account maintained by the Master Servicer.

  Withdrawals. A Servicer may, from time to time, make withdrawals from an Account for each Series of Bonds for one or more of the following purposes:

  (i) to reimburse a Servicer for unreimbursed amounts advanced as described under "Description of the Bonds--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by such Servicer as late collections of interest on and principal of the particular Mortgage Loans with respect to which the advances were made;

  (ii) to reimburse a Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Mortgage Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred;

  (iii) to reimburse a Servicer for any advances described in clause (i) above and any servicing expenses described in clause (ii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (i) and (ii), respectively, such reimbursement to be made from amounts collected on other Collateral or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Collateral that is otherwise payable on one or more classes of Subordinate Bonds, if any, remain outstanding, and otherwise any outstanding class of Bonds, of the related Series;

  (iv) if specified in the related Prospectus Supplement, to pay a Servicer interest accrued on the advances described in clause (i) above and the servicing expenses described in clause (ii) above while such remain outstanding and unreimbursed;

  (v) to pay a Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Account; and

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

  (vi) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement.

  Amounts may be withdrawn from any Account to cover additional costs, expenses or liabilities associated with: the preparation of environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes and materials, the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Bondholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property; retaining an independent appraiser or other expert in real estate matters to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property; and obtaining various opinions of counsel pursuant to the related Agreement for the benefit of Bondholders.

  Payment Account. If specified in the related Prospectus Supplement, the Indenture Trustee will, as to each Series of Bonds, establish and maintain, or cause to be established and maintained, one or more separate Accounts for the collection of payments from the Master Servicer immediately preceding each Payment Date (the "Payment Account"). The Indenture Trustee will also deposit or cause to be deposited in a Payment Account the following amounts:

  (i) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series of Bonds as described under "Description of Credit Support";

  (ii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Collateral--Cash Flow Agreements";

  (iii) all proceeds of any Trust Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person, and all proceeds of any Mortgage Loan purchased as described under "Description of the Bonds--Termination" (also, "Liquidation Proceeds");

  (iv) any other amounts required to be deposited in the Payment Account as provided in the related Agreement and described in the related Prospectus Supplement.

  The Indenture Trustee or another paying agent may, from time to time, make a withdrawal from a Payment Account to make payments to the Bondholders on each Payment Date.

  Other Collection Accounts. Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreements for any Series of Bonds may provide for the establishment and maintenance of a separate collection account into which a Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more Series of Bonds. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Payment Account by a time specified in the related Prospectus Supplement. Any amounts which could be withdrawn from the Payment Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

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

Collection and Other Servicing Procedures

  Master Servicer. The Master Servicer is required under the Servicing Agreement to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the Servicing Agreement, (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

  The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the Mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by any Mortgagor pursuant to the Mortgage Loan; processing assumptions or substitutions in those cases where the applicable Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans.

  The Master Servicer shall monitor the actions of the Special Servicer to confirm compliance with the Agreements.

  A Master Servicer, as servicer of the Mortgage Loans, on behalf of itself, the Indenture Trustee and the Bondholders or such other entity specified in the related Prospectus Supplement, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. See "Description of Credit Support."

  Special Servicer. A Mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such Mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Upon the occurrence of any of the following events or such other events as may be specified in the related Prospectus Supplement (each a "Servicing Transfer Event") with respect to a Mortgage Loan, servicing for such Mortgage Loan (thereafter, a "Specially Serviced Mortgage Loan") will be transferred from the Master Servicer to the Special Servicer:

    (a) such Mortgage Loan becomes a defaulted Mortgage Loan,

    (b) the occurrence of certain events indicating the possible insolvency of the Mortgagor,

    (c) the receipt by the Master Servicer of a notice of foreclosure of any other lien on the related Mortgaged Property,

    (d) the Master Servicer determines that a payment default is imminent,

    (e) with respect to a Balloon Mortgage Loan, no assurances have been given as to the ability of the Mortgagor to make the final payment thereon, or

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

    (f) the occurrence of certain other events constituting defaults under the terms of such Mortgage Loan.

  The Special Servicer is required to monitor any Mortgage Loan which is in default, contact the Mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer is able to assess the success of such corrective action or the need for additional initiatives.

  The time within which the Special Servicer makes the initial determination of appropriate action evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Bondholders, may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Special Servicer in certain cases may not be permitted to accelerate a Mortgage Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage Loans and the Leases."

  Any Agreement relating to a Series of Bonds secured by Collateral that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Bonds a right of first refusal to purchase from the Owner Trust at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Bond will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases and Other Remedies ."

  The Special Servicer may agree to modify, waive or amend any term of any Specially Serviced Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Special Servicer also may generally agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, (i) in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Special Servicer is required to notify the Indenture Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

  The Special Servicer, on behalf of the Indenture Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by

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

operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Special Servicer's judgment, is imminent. The Special Servicer generally may not acquire title to any related Mortgaged Property or take any other action that would cause the Indenture Trustee, for the benefit of Bondholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Issuer), that:

  (i) the Mortgaged Property is in compliance with applicable environmental laws; or if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and

  (ii) and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that, if any such materials are present, taking such action with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions.

  Subject to the foregoing, the Special Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

  If the Issuer acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Issuer, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Any such property acquired by the Issuer will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution or in such other manner as specified in the related Prospectus Supplement.

  The limitations imposed by the related Agreements on the operations and ownership of any Mortgaged Property acquired on behalf of the Issuer may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases-- Foreclosure."

  If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Special Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Interest Rate plus the aggregate amount of expenses incurred by the Special Servicer in connection with such proceedings and which are reimbursable under the

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

Agreement, the Issuer will realize a loss in the amount of such difference. The Special Servicer will be entitled to withdraw or cause to be withdrawn from a related Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the payment of such Liquidation Proceeds to Bondholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

  If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Special Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Bondholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

Hazard Insurance Policies

  The Servicing Agreement with respect to a Series of Bonds secured by Collateral that includes Mortgage Loans will require the Master Servicer to cause the Mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage. Such coverage will be in general in an amount equal to the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or such other amount specified in the related Prospectus Supplement, but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by Mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in a related Account.

  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

  The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the

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

improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

  Each Servicing Agreement will require the Master Servicer to cause the Mortgagor on each Mortgage Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

  In addition, to the extent required by the related Mortgage, the Master Servicer may require the Mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the payment to be made to Bondholders. Such costs may be recovered by a Servicer from a related Account, with interest thereon, as provided by the Agreements.

Rental Interruption Insurance Policy

  If so specified in the related Prospectus Supplement, the Master Servicer or the Mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced or to such other level as specified in the related Prospectus Supplement. Any amounts collected by the Master Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in a related Account.

Fidelity Bonds and Errors and Omissions Insurance

  The Agreements will require that the Servicers obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination

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

thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of such Servicer. The related Agreements will allow a Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreements are met.

Due-on-Sale and Due-on-Encumbrance Provisions

  Certain of the Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Mortgage Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The Master Servicer, on behalf of the Issuer, will generally exercise any right the Indenture Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance. If specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

Retained Interest; Servicing Compensation and Payment of Expenses

  The Prospectus Supplement for a Series of Bonds will specify whether there will be any Retained Interest in the Mortgage Loans, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in a Mortgage Loan represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from Mortgagor payments as received and will not be part of the related Collateral.

  Each Servicer's primary servicing compensation with respect to a Series of Bonds will come from the periodic payment to it of a portion of the interest payment on each Mortgage Loan or such other amount specified in the related Prospectus Supplement. Since any Retained Interest and a Servicer's primary compensation are percentages of the principal balance of each Mortgage Loan, such amounts will decrease in accordance with the amortization of the Mortgage Loans. The Prospectus Supplement with respect to a Series of Bonds secured by Collateral that includes Mortgage Loans may provide that, as additional compensation, a Servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from Mortgagors and any interest or other income which may be earned on funds held in a related Account.

  The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Mortgage Loans, including, without limitation, payment of the fees and disbursements of the Indenture Trustee and independent accountants, payment of expenses incurred in connection with

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

payments and reports to Bondholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Issuer.

  If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Payment Account out of such proceeds, prior to payment thereof to Bondholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

Evidence as to Compliance

  The Agreements will provide that on or before a specified date in each year, beginning on a date specified therein, a firm of independent public accountants will furnish a statement to the Indenture Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of each Servicer was conducted in compliance with the terms of such agreements except for any exceptions the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

  The Agreements will also provide for delivery to the Indenture Trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Servicer to the effect that such Servicer has fulfilled its obligations under the applicable Agreement throughout the preceding calendar year or other specified twelve-month period.

  Copies of such annual accountants' statement and such statements of officers will be obtainable by Bondholders and Beneficial Owners without charge upon written request to the Master Servicer or other entity specified in the related Prospectus Supplement at the address set forth in the related Prospectus Supplement; provided that such Beneficial Owner shall have certified to the Master Servicer that it is the Beneficial Owner of a Bond.

Certain Matters Regarding each Servicer and the Depositor

  The Master Servicer and the Special Servicer, or a servicer for substantially all the Mortgage Loans under a Servicing Agreement will be named in the related Prospectus Supplement. Each entity serving as Servicer may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates.

  The related Servicing Agreement will provide that any Servicer may resign from its obligations and duties thereunder only with the consent of the Indenture Trustee, which may not be unreasonably withheld or upon a determination that its duties under the Servicing Agreement are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed such Servicer's obligations and duties under the related Servicing Agreement.

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

  The Servicing Agreement will further provide that none of the Servicers, or any officer, employee, or agent thereof will be under any liability to the related Owner Trust or Bondholders for any action taken, or for refraining from the taking of any action in accordance with the Servicing standards set forth in the Servicing Agreement, in good faith pursuant to the Servicing Agreement; provided, however, that no Servicer nor any such person will be protected against any breach of a representation or warranty made in such Servicing Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Depositor shall be liable only to the extent of its obligations specifically imposed upon and undertaken by the Depositor. The Servicing Agreement will further provide that each Servicer will be entitled to indemnification by the related Owner Trust against any loss, liability or expense incurred in connection with any legal action relating to the related Servicing Agreement or the Mortgage Loans; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties. In addition, the Servicing Agreement will provide that no Servicer will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the Servicing Agreement and which in its opinion may involve it in any expense or liability. Any Servicer may, however, with the consent of the Indenture Trustee undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Bondholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Bondholders, and the Servicer will be entitled to be reimbursed therefor.

  Any person into which a Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which a Servicer or the Depositor is a party, or any person succeeding to the business of a Servicer or the Depositor will be the successor of such Servicer or the Depositor, as applicable, under the related Agreements.

Servicer Events of Default

  Events of Default with respect to a Servicer under the related Agreements (a "Servicer Event of Default") will generally include (i) any failure by such Servicer to distribute or cause to be distributed to the Indenture Trustee, another Servicer or the Bondholders, any required payment within one Business Day of the date due; (ii) any failure by such Servicer to timely deliver a report that continues unremedied for two days after receipt of notice of such failure has been given to such Servicer by the Indenture Trustee or another Servicer; (iii) any failure by such Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreements which continues unremedied for thirty days after written notice of such failure has been given to such Servicer; (iv) any breach of a representation or warranty made by such Servicer under the Agreements which materially and adversely affects the interests of Bondholders and which continues unremedied for thirty days after written notice of such breach has been given to such Servicer; (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of such Servicer indicating its insolvency or inability to pay its obligations; and (vi) any failure by such Servicer to maintain a required license

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

to do business or service the Mortgage Loans pursuant to the related Agreements. Material variations to the foregoing Servicer Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. The Indenture Trustee will, not later than the later of 60 days or such other period specified in the related Prospectus Supplement after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute a Servicer Event of Default and five days after certain officers of the Indenture Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Bondholders of the applicable Series notice of such occurrence, unless such default shall have been cured or waived.

Rights Upon Servicer Event of Default

  So long as a Servicer Event of Default remains unremedied, the Depositor or the Indenture Trustee may, and at the direction of holders of Bonds evidencing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, the Indenture Trustee shall be required to, terminate all of the rights and obligations of the related Servicer under the related Agreement and in and to the Mortgage Loans (other than as a Bondholder or as the owner of any Retained Interest), whereupon the Master Servicer (or if such Servicer is the Master Servicer, the Indenture Trustee) will succeed to all of the responsibilities, duties and liabilities of such Servicer under the related Agreement and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Bonds entitled to at least 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall be required to appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the related Agreement. Pending such appointment, the Indenture Trustee is obligated to act in such capacity. The Indenture Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the related Agreement.

  The holders of Bonds of a Series representing at least 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for each class of Bonds of such Series affected by any Servicer Event of Default will be entitled to waive such Servicer Event of Default; provided, however, that a Servicer Event of Default involving a failure to pay a required payment to Bondholders described in clause (i) under "Servicer Events of Default" may be waived only by all of the Bondholders. Upon any such waiver of a Servicer Event of Default, such Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the related Agreement.

  No Bondholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Indenture Trustee written notice of default and unless the holders of Bonds evidencing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights have made written request upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee thereunder and have

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

offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for sixty days (or such other number of days specified in the related Prospectus Supplement) has neglected or refused to institute any such proceeding. The Indenture Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Bonds covered by such Agreement, unless such Bondholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. As described under "Description of the Bonds--Book-Entry Registration and Definitive Bonds," unless and until Definitive Bonds are issued, Beneficial Owners may only exercise their rights as owners of Bonds indirectly through DTC, or their respective Participants and Indirect Participants.

Amendment

  An Agreement may be amended by the parties thereto, without the consent of any of the holders of Bonds covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Bonds covered by the Agreement. An Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Indenture Trustee, with the consent of the holders of Bonds affected thereby evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Bond without the consent of the holder of such Bond, (ii) adversely affect in any material respect the interests of the holders of any class of Bonds in a manner other than as described in clause
(i), without the consent of the holders of all Bonds of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Bonds covered by such Agreement then outstanding.

The Indenture Trustee

  The Indenture Trustee for a Series of Bonds will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Indenture Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

Duties of the Indenture Trustee

  The Indenture Trustee will make no representations as to the validity or sufficiency of any Agreement, the Bonds or any Trust Asset or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds paid to such Servicer or its designee in respect of the Bonds or the Collateral, or deposited into or withdrawn from any Account or any other

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

account by or on behalf of any Servicer. If no Issuer Event of Default or Servicer Event of Default has occurred and is continuing, the Indenture Trustee is required to perform only those duties specifically required under the related Agreements. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Indenture Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreements.

Certain Matters Regarding the Indenture Trustee

  The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be entitled to indemnification out of the Payment Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Indenture Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Bondholders during the continuance of an Issuer Event of Default or Servicer Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or Series of Bonds, (iii) being the mortgagee of record with respect to the Mortgage Loans constituting Collateral in respect of a Series of Bond and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Bondholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related Series of Bonds entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such Series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Indenture Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Indenture Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Indenture Trustee made therein.

Resignation and Removal of the Indenture Trustee

  The Indenture Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Bondholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor indenture trustee acceptable to the Master Servicer, if any. If no successor indenture trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee. If at any time the Indenture Trustee shall cease to be eligible to continue as such under the related Agreements, or if at any time the Indenture Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Indenture Trustee and appoint a successor indenture trustee acceptable to the Master Servicer, if any. Holders of the Bonds of any Series entitled to more than 50%(or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series may at any time remove the Indenture Trustee without cause and appoint a successor indenture trustee.

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  Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee shall not become effective until acceptance of appointment by the successor indenture trustee.

Certain Terms of the Indenture

  Issuer Events of Default. An "Issuer Event of Default" with respect to any Series of Bonds will include: (i) the failure to pay all interest on and principal of any Bond of such Series by its Stated Maturity; (ii) the impairment of the validity or effectiveness of the related Indenture or any grant thereunder, or the subordination or, except as permitted thereunder, the termination or discharge of the lien of the related Indenture, or the creation of any lien, charge, security interest, mortgage or other encumbrance (other than the lien of the related Indenture or any other lien expressly permitted thereby) with respect to any part of the property subject to the lien of the related Indenture or any interest in or proceeds of such property, or the failure of the lien of the related Indenture to constitute a valid first priority perfected security interest in such property (subject only to those liens expressly permitted by the related Indenture to be prior to the lien thereof), and the continuation of any such defaults for a period of 30 days after notice to the Issuer for such Series by the designated Indenture Trustee or to the Issuer for such Series and the designated Indenture Trustee by the holders of Bonds entitled to at least 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series;
(iii) any default in the observance or performance of any covenant or agreement of the Issuer made in the related Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this paragraph specifically dealt with) with respect to such Series or any representation or warranty of the Issuer made in the related Indenture, or in any certificate or other writing delivered pursuant thereto or in connection therewith, with respect to such Series proving to have been incorrect in any material respect as of the time when the same shall have been made, provided such default or the circumstance or condition in respect of which such representation or warranty was incorrect (A) shall materially and adversely affect the interests of holders of Bonds of such Series and (B) shall continue or shall not have been eliminated or otherwise remedied, as the case may be, for a period of 60 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the holders of Bonds representing at least 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series, a written notice specifying such default or inaccuracy, as the case may be, and requiring it to be remedied and stating that such notice is a "Notice of Default" under the related Indenture; and (iv) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer for such Series. Notwithstanding the foregoing, if a Series of Bonds includes a class of Subordinate Bonds, the Indenture for such a Series may provide that certain defaults which relate only to such Subordinate Bonds shall not constitute an Issuer Event of Default with respect to such Series, under certain circumstances, and may limit the rights of holders of Subordinate Bonds to direct the Indenture Trustee to pursue remedies with respect to such defaults, or other Issuer Events of Default. Such limitations, if any, will be specified in the related Prospectus Supplement.

  If an Issuer Event of Default with respect to any Series of Bonds should occur and be continuing, the Indenture Trustee for such Series may (and, upon the written request of the holders of Bonds representing more than 50% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for each class of Bonds of such Series affected thereby, shall)

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

declare all Bonds of such Series to be due and payable, together with accrued and unpaid interest thereon. Such declaration of acceleration and its consequences may under certain circumstances (including the remediation by the Issuer of all existing Issuer Events of Default with respect to such Series) be rescinded and annulled by the holders of Bonds representing more than 50% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for each class of Bonds of such Series.

  The Indenture for each Series of Bonds will provide that the Indenture Trustee for such Series shall, within 90 days after the occurrence of an Issuer Event of Default with respect to such Series, mail to the holders of Bonds of such Series notice of all uncured or unwaived defaults known to it; provided that, except in the case of an Issuer Event of Default in the payment of the principal or purchase price of or interest on any Bond, the Indenture Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Bondholders of such Series.

  An Issuer Event of Default with respect to one Series of Bonds will not necessarily be an Issuer Event of Default with respect to any other Series of Bonds.

  If following an Issuer Event of Default with respect to any Series of Bonds, the Bonds of such Series have been declared to be due and payable, the Indenture Trustee may liquidate the related Mortgage Loans, but only if: (i) each and every Bondholder of such Series consents thereto; (ii) the portion of the proceeds of such sale or liquidation that is payable to the Bondholders of such Series is sufficient to discharge in full all amounts then due and unpaid upon the Bonds of such Series for principal and interest; or (iii) the Indenture Trustee (A) determines that the Mortgage Loans securing such Series will not, taking into account any Credit Support or Cash Flow Agreement with respect to such Series, provide sufficient funds for the payment of all principal and interest on the Bonds of such Series by their respective Stated Maturities, if any, and (B) obtains the consent of the holders of Bonds representing at least 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for each class of Bonds of such Series. In addition, if following an Issuer Event of Default with respect to any Series of Bonds, the Bonds of such Series have been declared to be due and payable, the Indenture Trustee may be required to liquidate the related Mortgage Loans if the Bondholders of such Series so direct as described under "--Control by Bondholders" below. As may be further provided in the Prospectus Supplement for the Offered Bonds of any Series of Bonds, the proceeds of a sale of Mortgage Loans will be applied to the payment of amounts due the Indenture Trustee for such Series and other administrative and servicing expenses specified in the related Indenture and then distributed pro rata among the Bondholders of each class of such Series (provided that Subordinate Bonds of such Series will be subordinate to Senior Bonds of such Series to the extent provided in the related Prospectus Supplement) according to the amounts due and payable on the Bonds for principal and interest at the time such proceeds are paid by the Indenture Trustee.

  If the Bonds of any Series have been declared to be due and payable following an Issuer Event of Default with respect to such Series and such declaration and its consequences have not been rescinded and annulled, then (unless the related Prospectus Supplement specifies otherwise) the Indenture Trustee may, but need not, elect to maintain possession of the Mortgage Loans securing such Series; provided that the holders of Bonds of such Series shall not have directed the Indenture

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Trustee as described under "--Control by Bondholders" below to sell the
Mortgage Loans securing such Series. It is the desire of the Issuer, the Indenture Trustee and the Bondholders of each Series that there be at all times, taking into account any Credit Support or Cash Flow Agreement with respect to a Series, sufficient funds for the payment of all principal of and interest on the Bonds of such Series by their respective Stated Maturities, if any, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Mortgage Loans securing any Series declared due and payable. In determining whether to maintain possession of the Mortgage Loans securing any Series declared due and payable, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of such Mortgage Loans for such purpose. As may be further provided in the related Prospectus Supplement, until the Indenture Trustee has elected or has determined not to elect to retain the Mortgage Loans securing any Series declared due and payable, and thereafter if the Indenture Trustee has elected to retain the Mortgage Loans securing any Series declared due and payable, the Indenture Trustee will continue to apply all payments, collections, distributions and other amounts received on such Mortgage Loans and/or paid or drawn under any Credit Support or Cash Flow Agreement for such Series, solely to the payment of principal of and interest on the Bonds of such Series, and to the payment of administrative and other expenses, as if there had not been such a declaration of acceleration.

  The Indenture Trustee shall not be deemed to have knowledge of any Issuer Event of Default unless an officer in the Indenture Trustee's corporate trust department has actual knowledge thereof. Subject to the provisions of the related Indenture regarding the duties of the Indenture Trustee in case an Issuer Event of Default in respect of any Series of Bonds shall occur and be continuing, the Indenture Trustee for such Series will be under no obligation to exercise any of the rights or powers under the related Indenture at the request or direction of any of the Bondholders of such Series, unless such Bondholders shall have offered to such Indenture Trustee reasonable security or indemnity.

  Control by Bondholders. The holders of Bonds of any Series representing more than 50% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series shall have the right to direct the time, method and place of conducting any suit in equity, action at law or other judicial or administrative proceeding (each, a "Proceeding") for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee; provided, that: (i) such direction may not be in conflict with any rule of law or with the related Indenture; (ii) the Indenture Trustee shall have been provided with indemnity reasonably satisfactory to it; (iii) any direction to the Indenture Trustee to declare all of the Bonds of such Series to be immediately due and payable following an Issuer Event of Default, or to rescind any such declaration, shall be by the holders of Bonds representing more than 50% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series;
(iv) any direction to the Indenture Trustee to sell or liquidate all or any portion of the Mortgage Loans securing such Series shall be by the holders of Bonds representing not less than 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for each class of such Series (except that, notwithstanding the foregoing, if the condition to retention of the Mortgage Loans securing such Series set forth under "--Issuer Events of Default" above has been

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

satisfied and the Indenture Trustee elects to retain such Mortgage Loans as described thereunder, then any direction to the Indenture Trustee by the holders of less than all the Bonds of such Series to sell or liquidate all or any portion of such Mortgage Loans shall be of no force and effect); and (v) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction. Notwithstanding the rights of Bondholders of any Series set forth above, the Indenture Trustee need not, however, take any action which it determines might involve it in liability or may be unjustly prejudicial to the Bondholders of such Series not consenting.

  Prior to the declaration of the acceleration of the maturity of the Bonds of any Series as described under "--Issuer Events of Default" above, the holders of Bonds representing more than 50% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for each class of such Series may, on behalf of the holders of all the Bonds of such Series, waive any past default on the part of the Issuer with respect to such Series and its consequences, except a default: (i) in the payment of principal of or interest on any Bond, which waiver shall require the waiver by the Holders of all of the outstanding Bonds of such Series; or (ii) in respect of a covenant or provision of the related Indenture which cannot be modified or amended without the consent of the holder of each outstanding Bond of such Series, which waiver shall require the waiver by each holder of an outstanding Bond of such Series.

  No holder of Bonds of any Series will have the right to institute any Proceedings with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee for such Series written notice of a continuing Issuer Event of Default with respect to such Series, (ii) the holders of Bonds representing more than 50% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series (or such other group of Bondholders of such Series as may be required for directing the Indenture Trustee to institute particular Proceedings as described in the first paragraph of this "--Control of Bondholders" section and as shall hold Bonds which, in the aggregate, represent more than 50% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series) shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Issuer Event of Default in its own name as Indenture Trustee under the related Indenture; (iii) such holder or holders of Bonds have offered to the Indenture Trustee adequate indemnity or security satisfactory to the Indenture Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the Indenture Trustee for such Series has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute any such Proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee for such Series during such 60-day period by the holders of Bonds representing more than 50% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series; provided, however, that in the event that the Indenture Trustee receives conflicting requests and indemnities from two or more groups of Bondholders of such Series, each representing less than a majority, by aggregate Bond Principal Amount, of such Series, the Indenture Trustee may in its sole discretion determine what action with respect to the Proceeding, if any, shall be taken.

  For purposes of giving the consents, waivers and directions contemplated in this "--Control by Bondholders" section and under "--Issuer Events of Default" above, Bonds held by the Issuer, the Depositor or any affiliate thereof will be deemed not to be outstanding.


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

  Satisfaction and Discharge of the Indenture. The related Indenture will be discharged as to any Series of Bonds (except with respect to certain continuing rights specified in such Indenture), (a)(1) upon the delivery to the related Indenture Trustee or other Bond registrar for cancellation of all the Bonds of such Series other than Bonds which have been mutilated, lost or stolen and have been replaced or paid and Bonds for which money has been deposited in trust for the full payment thereof (and thereafter repaid to the Issuer for such Series or discharged from such trust) as provided in such Indenture, or (2) at such time as all Bonds of such Series not previously canceled by the related Indenture Trustee or other Bond registrar have become due and payable or, within one year, will become due and payable or be called for redemption, and the Issuer for such Series shall have deposited with the related Indenture Trustee an amount sufficient to repay all of the Bonds of such Series, and further, in either such case, (b) when the Issuer for such Series shall have paid all other amounts payable under the related Indenture and certain other conditions specified in the related Indenture have been specified.

  Release of Collateral. Mortgage Loans may be released from the lien of an
Indenture: (i) upon satisfaction and discharge of such Indenture (see "-- Satisfaction and Discharge of the Indenture" above); (ii) in connection with the liquidation of a defaulted Mortgage Loan or REO Property; (iii) in connection with a material breach of a representation and warranty or the failure to deliver certain required material documentation with respect to a Mortgage Loan (see "--Pledge of Mortgage Loans; Deposit of Release Price or Substitution" and "--Representations and Warranties; Repurchases and Other Remedies" above); and (iv) as otherwise specified in the related Prospectus Supplement.

  List of Bondholders. Three or more Bondholders of any Series of Bonds which have each owned Bonds of such Series for at least six months may, by written application to the Indenture Trustee for such Series, request access to the list maintained by such Indenture Trustee of all holders of the same Series for the purpose of communicating with other Bondholders of such Series with respect to their rights under the related Indenture; and the Indenture Trustee will be required, with limited exception, to afford such applicants access to the most recent form of such list in the possession of the Indenture Trustee or, at the expense of such applicants, to mail copies of the particular communication to such other Bondholders.

  Meetings of Bondholders. Meetings of Bondholders of any Series of Bonds or class thereof may be called at any time and from time to time in connection with any of the following acts: (i) to give any notice to the Issuer or Indenture Trustee for such Series, give directions to the Indenture Trustee for such Series, consent to the waiver of any Issuer Event of Default under the related Indenture, or to take any other action authorized to be taken by Bondholders in connection therewith; (ii) to remove the Indenture Trustee for such Series or appoint a successor Indenture Trustee; (iii) to consent to the execution of supplemental indentures with respect to such Series; or (iv) to take any other action authorized to be taken by or on behalf of such Bondholders. Such meetings may be called by the Indenture Trustee, the Issuer or the holders of Bonds representing at least 10% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series of Bonds.

  Indenture Trustee's Annual Report. The Indenture Trustee for each Series of Bonds will be required to mail each year to all Bondholders of such Series, a brief report relating to its eligibility

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

and qualification to continue as the Indenture Trustee under the related Indenture, any amounts advanced by it under the related Indenture which remain unpaid on the date of the report, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer (or any other obligor on such Series) to such Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee in its capacity as such, any release or release and substitution of property subject to the lien of the related Indenture which has not been previously reported, any additional issuance of Bonds of the same Issuer not previously reported and any action taken by such Indenture Trustee which materially affects the Bonds and which has not been previously reported.

  Administrator. The Issuer may contract with other persons or entities to assist it in performing its duties under any Indenture and any performance of such duties (other than execution of Issuer orders, Issuer requests and officer's certificates of the Issuer) by a person or entity identified to the Indenture Trustee in an officer's certificate of the Issuer shall be deemed action taken by the Issuer for all purposes under such Indenture.

  As may be further specified in the related Prospectus Supplement, it is expected that the Issuer for each Series of Bonds will enter into an administration agreement with an administrator acceptable to the Rating Agencies rating Bonds of such Series (the "Administrator") pursuant to which advisory, administrative, accounting and clerical services will be provided to such Issuer with respect to such Series. The Indenture Trustee or Master Servicer may serve as the Administrator. In addition, under the related Indenture, the Issuer for each Series of Bonds will be responsible for certain administrative and accounting matters relating to the Bonds of such Series, and it is intended that the Administrator will perform these services on behalf of the Issuer.

                         DESCRIPTION OF CREDIT SUPPORT

General

  For any Series of Bonds, Credit Support may be provided with respect to one or more classes thereof or the related Mortgage Loans. Credit Support may be in the form of the subordination of one or more classes of Bonds, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one Series.

  The coverage provided by any Credit Support for a Series of Bonds will be described in the related Prospectus Supplement. Generally, such coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Bond Principal Amount of the Bonds and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Bondholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one Series of Bonds (each, a "Covered Trust"), holders of Bonds secured by assets of any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

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

  If Credit Support is provided with respect to one or more classes of Bonds of a Series, or the related Mortgage Loans, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

Subordinate Bonds

  If so specified in the related Prospectus Supplement, one or more classes of Bonds of a Series may be Subordinate Bonds. The rights of the holders of Subordinate Bonds to receive payments of principal and interest from the Payment Account on any Payment Date will be subordinated to such rights of the holders of Senior Bonds. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Bonds in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

  If the Mortgage Loans for a Series are divided into separate groups, each supporting a separate class or classes of Bonds of a Series, credit support may be provided by cross-support provisions requiring that payments be made on Senior Bonds evidencing interests in one group of Mortgage Loans prior to payments on Subordinate Bonds evidencing interests in a different group of Mortgage Loans for the same Series. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance with Respect to the Mortgage Loans

  If so provided in the Prospectus Supplement for a Series of Bonds, the Mortgage Loans included in the related Collateral will be covered for various default risks by insurance policies. A copy of any such material instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Bonds of the related Series.

Letter of Credit

  If so provided in the Prospectus Supplement for a Series of Bonds, deficiencies in amounts otherwise payable on such Bonds or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C
Bank "). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an

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

aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the related Cut-off Date or of the initial aggregate Bond Principal Amount of one or more classes of Bonds. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each Series of Bonds will expire at the earlier of the date specified in the related Prospectus Supplement or the payment in full of the Bonds. A copy of any such letter of credit for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Bonds of the related Series.

Insurance Policies and Surety Bonds

  If so provided in the Prospectus Supplement for a Series of Bonds, deficiencies in amounts otherwise payable on such Bonds or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Bonds of the related Series, timely payments of interest and/or full payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

Reserve Funds

  If so provided in the Prospectus Supplement for a Series of Bonds, deficiencies in amounts otherwise payable on such Bonds or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a Series may also be funded over time by depositing therein a specified amount of the payments received on the related Collateral as specified in the related Prospectus Supplement.

  Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, if any, will be applied for the purposes and in the manner specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the Bonds. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Payment Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions specified in the related Prospectus Supplement and will not be available for further application to the Bonds.

  No Series of Bonds will be secured by a prefunding account for the purchase or acquisition of Mortgage Loans after the date on which such Bonds are initially issued.

  Moneys deposited in any Reserve Funds will be invested in Permitted Investments, or will remain uninvested or invested in other investments as specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, any reinvestment income or other gain from such

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investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund for a Series of Bonds will be a part of the Collateral if and only to the extent provided in the related Prospectus Supplement.

  Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make payments to Bondholders and use of investment earnings from the Reserve Fund, if any.

          CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES.

  The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Collateral."

General

  All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

  A mortgage either creates a lien against or constitutes a conveyance of real property between two parties: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "Mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the Mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the

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related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the Mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the Mortgagor. At origination of a mortgage loan involving a land trust, the Mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest in Real Property

  The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Warrantying Party will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

Leases and Rents

  Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the Mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the Mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the Mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the Mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the Mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the Mortgagor, which remains entitled to collect such rates absent a default, or pledged by the Mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room

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rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

  Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.

Personalty

  Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

Foreclosure

  General. Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the Mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

  Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

  Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

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

  Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the Mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the Mortgagor's default and the likelihood that the Mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate Mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the Mortgagor failed to maintain the mortgaged property adequately or the Mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a Mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the Mortgagor.

  A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the Mortgagor was insolvent (or the Mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

  Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the Mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the Mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The Mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the

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obligation. In other states, the Mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

  Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the Mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, golf courses, automobile dealerships, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

  A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans which are junior

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mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the Mortgagor is in default. Any additional proceeds are generally payable to the Mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the Mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

  The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the Mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the Mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former Mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

Anti-Deficiency Legislation

  Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the Mortgagor. Even if a mortgage loan by its terms provides for recourse to the Mortgagor, some states impose prohibitions or limitations on such recourse. For

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example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the Mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former Mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

  Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the Mortgagor. In certain other states, the lender has the option of bringing a personal action against the Mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the Mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former Mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former Mortgagor as a result of low or no bids at the judicial sale.

Leasehold Risks

  Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the Mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the Mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

  In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to
Section 365 of the Bankruptcy Reform

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Act of 1978, as amended (Title 11 of the United States Code) (the "Bankruptcy
Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Bankruptcy Laws

  The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

  Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

  The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as

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such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

  Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Indenture Trustee for a Series of Bonds to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Indenture Trustee's exercise of such remedies for a related Series of Bonds in the event that a related Lessee or a related Mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a Mortgagor related to a Mortgaged Property if the related Mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

  In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the Mortgagor, as lessor under a Lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

  If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and

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for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder to the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

  In a bankruptcy or similar proceeding of a Mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the Mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Issuer. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

  A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a Mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

  Certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the payment of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect

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to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related Series of Bonds in the same manner as a principal prepayment.

  In addition, the bankruptcy of the general or limited partner of a mortgagor that is a partnership, or the bankruptcy of a member of a mortgagor that is a limited liability company or the bankruptcy of a shareholder of a mortgagor that is a corporation may provide the opportunity in the bankruptcy case of such partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt partner, member or shareholder. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such partner, member or shareholder, but an automatic stay would apply to any attempt by the Indenture Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Indenture Trustee's status as a secured creditor with respect to the mortgagor or its security interest in the Mortgaged Property.

Environmental Legislation

  Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial, or disposal activity. Such environmental liabilities may give rise to (i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property and (iii) in certain circumstances as more fully described below, liability for cleanup costs or other remedial activities, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property. Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

  The presence of Hazardous Materials, or the failure to remediate contaminated property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when these ACMs are in poor condition or when a property with ACMs is undergoing repair, renovation or demolition. Such laws could also be used to impose liability upon owners and operators of real properties for release of ACMs into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought, as applicable, by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

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  Under the federal Comprehensive Environmental Response, Compensation, and
Liability Act, as amended, ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether or not that secured party contaminated the property. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

  Lenders may be held liable under CERCLA as owners or operators of a contaminated property unless they qualify for the secured-creditor exemption of CERCLA. This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability. The scope of the secured creditor exemption was clarified in part by the enactment of the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act"), which took effect on September 30, 1996. The Lender Liability Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property. The Lender Liability Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or the unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all or substantially all operational functions of the secured property.

  Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present. Moreover, certain federal and state statutes impose a lien for any cleanup costs incurred by the applicable governmental agency on the property that is the subject of such cleanup costs (an "environmental lien"). All subsequent liens on such property generally are subordinated to such environmental liens and, in some states, even prior recorded liens are subordinated to environmental liens.

  It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under other federal environmental statutes. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes certain petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act ("RCRA"). The Lender Liability Act

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

amended RCRA to accord the holders of security interests in underground storage tanks similar protections provided to secured creditors under CERCLA. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for secured creditors.

  If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Issuer and occasion a loss to Bondholders in certain circumstances described above if such remedial costs were incurred.

  The related Agreements will provide that the Special Servicer, acting on behalf of the Indenture Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental assessments, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken, or that, if any Hazardous Materials are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions, reducing the likelihood that a given Issuer will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Special Servicer will detect all possible Environmental Hazard Conditions, that any estimate of the costs of effecting compliance at any Mortgaged Property and the recovery thereon will be correct, or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Issuer from liability for Environmental Hazard Conditions. Any additional restrictions on acquiring titles to a Mortgaged Property may be set forth in the related Prospectus Supplement. See "Description of the Agreements--Collection and Other Servicing Procedures--Special Servicer."

  The Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warranting Party will represent and warrant that based on an environmental audit commissioned by Warranting Party, as of the date of the origination of a Mortgage Loan, the related Mortgaged Property is not affected by a Disqualifying Condition (as

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defined below). No such person will however, be responsible for any
Disqualifying Condition which may arise on a Mortgaged Property after the date of origination of the related Mortgage Loan, whether due to actions of the Mortgagor, the Master Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the origination of the related Mortgage Loan.

  A "Disqualifying Condition" is defined generally as a condition which would reasonably be expected to (1) constitute or result in a violation of applicable environmental laws, (2) require any expenditure material in relation to the principal balance of the related Mortgage Loan to achieve or maintain compliance in all material respects with any applicable environmental laws, or
(3) require substantial cleanup, remedial action or other extraordinary response under any applicable environmental laws in excess of a specified escrowed amount.

  "Hazardous Materials" are those substances regulated under several federal and state environmental statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products and urea formaldehyde.

Due-on-Sale and Due-on-Encumbrance

  Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the Mortgagor sells or otherwise transfers or encumbers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the Mortgagor of an otherwise nonrecourse loan, the Mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. A Master Servicer or another person specified in the related Prospectus Supplement, on behalf of the Issuer, will determine whether to exercise any right the Indenture Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

  In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Subordinate Financing

  Where the Mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the Mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the Mortgagor (as junior loans often do) and the senior loan does not, a Mortgagor may be more likely to repay sums due on the junior

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loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the Mortgagor is additionally burdened. Third, if the Mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest, Prepayment Premiums and Lockouts

  Forms of notes and mortgages used by lenders may contain provisions obligating the Mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for Prepayment Premiums if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a Mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a Mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for Prepayment Premiums, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Interest Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Acceleration on Default

  The Mortgage Loans included in the Mortgage Pool for a Series will generally include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the Mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

Applicability of Usury Laws

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is

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authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

  In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion as part of the Collateral unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the Mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

  Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations; Types of Mortgaged Properties

  The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels, golf courses, restaurants, movie theaters, car washes and automobile dealerships may present additional risk in that such Mortgaged Properties are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and with respect to hotels and restaurants, the transferability of operating, liquor and other licenses to the entity acquiring the hotel or restaurant either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Americans With Disabilities Act

  Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, movie theaters, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and

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usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

Soldiers' and Sailors' Civil Relief Act of 1940

  Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of the related Series of Bonds, and would not be covered by advances. Such shortfalls will be covered by the Credit Support provided in connection with such Bonds only to the extent provided in the related Prospectus Supplement. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

Forfeitures in Drug and RICO Proceedings

  Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

  A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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                        FEDERAL INCOME TAX CONSEQUENCES

General

  The following discussion represents the opinion of Cadwalader, Wickersham & Taft, special counsel to the Depositor, as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Bonds. This discussion is directed solely to Bondholders that hold Offered Bonds as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "Service") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions. In addition to the federal income tax consequences described herein, potential investors should consider the foreign, state and local tax consequences, if any, of the purchase, ownership and disposition of Bonds. See "State Tax Considerations" herein. Bondholders are advised to consult their tax advisors concerning the federal, state, local, foreign or other tax consequences to them of the purchase, ownership and disposition of Bonds.

  Upon the issuance of each series of Offered Bonds, Cadwalader, Wickersham & Taft, special counsel to the Depositor, will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the related Indenture and certain related documents, and based on the facts set forth in the related Prospectus Supplement and additional information and representations, such series of Offered Bonds will be treated as indebtedness. For purposes of this tax discussion, references to a "Bondholder" or a "holder" are to the Beneficial Owner of a Bond.

  Taxable mortgage pool ("TMP") rules enacted as part of the Tax Reform Act of 1986 treat certain arrangements in which debt obligations are secured or backed by real estate mortgage loans as taxable corporations. An entity (or a portion thereof) will be characterized as a TMP if (i) substantially all of its assets are debt obligations and more than 50 percent of such debt obligations consist of real estate mortgage loans or interests therein, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) payments on the debt obligations referred to in (ii) bear a relationship to payments on the debt obligations referred to in (i). Furthermore, a group of assets held by an entity can be treated as a separate TMP if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligation.

  It is anticipated that the Issuer will be characterized as a TMP for federal income tax purposes. In general, a TMP is treated as a "separate" corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. However, it is anticipated that for federal income tax purposes one hundred percent of the Issuer will at all times be owned by a "qualified REIT subsidiary" (as defined in Section 856(i) of the Code) of ICCMIC, which is a "real estate investment trust" (a "REIT") (as defined in Section 856(a) of the

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Code). So long as the Issuer is so owned and ICCMIC and such owner qualifies as a REIT and as a qualified REIT subsidiary, respectively, characterization of the Issuer as a TMP will result only in the shareholders of ICCMIC being required to include in income, as "excess inclusion" income, some or all of their allocable share of the Issuer's net income that would be "excess inclusion" income if the Issuer were treated as a "real estate mortgage investment conduit," within the meaning of Section 860D of the Code. Characterization of the Issuer as an owner trust (wholly-owned and therefore ignored) or as itself a "qualified REIT subsidiary" would not result in entity-level, corporate income taxation with respect to the Issuer. In the event of ICCMIC's failure to continue to qualify as a REIT or the failure of the owner of the Issuer to continue to qualify as a "qualified REIT subsidiary" for federal income tax purposes, or for any other reason, the net income (after the deduction of interest and original issue discount, if any, on the Bonds) of the Issuer would be subject to corporate income tax, reducing cash flow of the Issuer available to make payments on the Bonds, and the Issuer would not be permitted to be included in a consolidated income tax return of another corporate entity. No assurance can be given with regard to the prospective qualification of the Issuer as either an owner trust or a "qualified REIT subsidiary" or of the Depositor as a "qualified REIT subsidiary" for federal income tax purposes.

Status as Real Property Loans

  Bonds held by a domestic building and loan association will not constitute "loans. . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; Bonds held by a real estate investment trust will not constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and interest on Bonds will not be considered "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code. In addition, the Bonds will not be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code.

Taxation of Bonds

General

  In general, interest on a Bond will be treated as ordinary income to the related Bondholder as it accrues or is paid, depending on the method of accounting of the Bondholder, and principal payments on a Bond will be treated as a return of capital to the extent of the Bondholder's basis in the Bond allocable thereto. Bondholders must use the accrual method of accounting with regard to original issue discount, if any, on the Bonds, regardless of the method of accounting otherwise used by such Bondholders.

Original Issue Discount

  Accrual Bonds and Principal Only Bonds will be, and other classes of Bonds may be, issued with "original issue discount" within the meaning of Code
Section 1273(a). Holders of any class of Bonds having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations

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

issued on February 2, 1994, as amended on June 14, 1996 (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Bondholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Bonds. To the extent such issues are not addressed in such regulations, it is anticipated that the Indenture Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Bonds.

  Each Bond (except to the extent described below with respect to a Bond on which principal is distributed by random lot ("Random Lot Bonds")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Bondholder's income. The total amount of original issue discount on a Bond is the excess of the "stated redemption price at maturity" of the Bond over its "issue price." The issue price of a class of Bonds offered pursuant to this Prospectus generally is the first price at which a substantial amount of Bonds of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Indenture Trustee will treat the issue price of a class as to which there is no substantial sale by the Underwriters within ten days of the issue date as the fair market value of that class as of the issue date. Any class of Bonds (or portion thereof) which is retained by the Depositor or ICCMIC will not be treated as outstanding indebtedness until sold to an unrelated third party. The issue price of a Bond includes the amount paid by an initial Bondholder for accrued interest that relates to a period prior to the issue date of the Bond, unless the Bondholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Payment Date. The stated redemption price at maturity of a Bond always includes the original principal amount of the Bond, but generally will not include payments of stated interest if such interest payments constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Bond. Except as provided in the following three sentences and under "--Variable Rate Bonds" below, it is anticipated that the Indenture Trustee will treat interest with respect to the Bonds as qualified stated interest or in such other manner as specified in the related Prospectus Supplement. Payments of interest on an Accrual Bond, or on other Bonds with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Bonds includes all payments of interest as well as principal thereon. Likewise, it is anticipated that the Indenture Trustee will treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Payment Date on a Bond is shorter than the interval between subsequent Payment Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

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  Under a de minimis rule, original issue discount on a Bond will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Bond multiplied by the weighted average maturity of the Bond. For this purpose, the weighted average maturity of the Bond is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each payment is scheduled to be made by a fraction, the numerator of which is the amount of each payment included in the stated redemption price at maturity of the Bond and the denominator of which is the stated redemption price at maturity of the Bond. The Conference Committee Report to the 1986 Act provides that the schedule of such payments should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Bonds. The Prepayment Assumption with respect to a Series of Bonds will be set forth in the related Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Bond is held as a capital asset. However, under the OID Regulations, Bondholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method."

  A Bondholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Bond accrued during an accrual period for each day on which it holds the Bond, including the date of purchase but excluding the date of disposition. It is anticipated that the Indenture Trustee will treat the regular payment period ending on the day before each Payment Date as the accrual period. With respect to each Bond, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Payment Date on the Bond. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Bond, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining payments to be made on the Bond as of the end of that accrual period that are included in the Bond's stated redemption price at maturity and (b) the payments made on the Bond during the accrual period that are included in the Bond's stated redemption price at maturity, over (ii) the adjusted issue price of the Bond at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Bond at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and
(iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Bond at the beginning of any accrual period equals the issue price of the Bond, increased by the aggregate amount of original issue discount with respect to the Bond that accrued in all prior accrual periods and reduced by the amount of payments included in the Bond's stated redemption price at maturity that were made on the Bond in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

  Under the method described above, the daily portions of original issue discount required to be included in income by a Bondholder generally will increase to take into account prepayments on the Bonds as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Bonds can result in both a change in the priority of principal payments with respect to certain classes of Bonds and either an increase or decrease in the daily portions of original issue discount with respect to such Bonds.

  In the case of a Random Lot Bond, it is anticipated that the Indenture Trustee will determine the yield to maturity of such Bond based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Bond in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a payment in retirement of the entire unpaid principal balance of any Random Lot Bond (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Bond (or to such portion) will accrue at the time of such payment, and (b) the accrual of original issue discount allocable to each remaining Bond of such class (or the remaining unpaid principal balance of a partially redeemed Random Lot Bond after a payment of principal has been received) will be adjusted by reducing the present value of the remaining payments on such class and the adjusted issue price of such class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

  A purchaser of a Bond at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Bond reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method."

Variable Rate Bonds

  Bonds may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally,
(i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Bonds may be issued under this Prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Bonds. However, if final regulations dealing with contingent interest with respect to Bonds apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Bonds as ordinary income. The applicable Prospectus Supplement will describe whether any Class of Bonds of a series may be subject to rules similar to the "contingent interest" rule of the OID Regulations. Investors should consult their tax advisors regarding the appropriate treatment of any Bond that does not pay interest at a fixed rate or variable rate as described in this paragraph.

  The amount of original issue discount with respect to a Bond bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Bond generally to be determined by assuming that interest will be payable for the life of the Bond based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Indenture Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity, or that the Indenture Trustee will treat such variable interest in such other manner as specified in the related Prospectus Supplement. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

  Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, it is anticipated that the Indenture Trustee will treat Bonds bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Bonds for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage

Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual interest rate on the Bonds.

Market Discount

  A purchaser of a Bond also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Bond (i) is exceeded by the then-current principal amount of the Bond or (ii) in the case of a Bond having original issue discount, is exceeded by the adjusted issue price of such Bond at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Bond as payments includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such payment. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Bond issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial payments in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Bond over the interest payable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Bond for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Bond is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Bondholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Bondholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

  Market discount with respect to a Bond will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Bond multiplied by the weighted average maturity of the Bond (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet

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

been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

  A Bond purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Bondholder holds such Bond as a "capital asset" within the meaning of Code
Section 1221, the Bondholder may elect under Code Section 171 to amortize such premium under the constant yield method. Final Treasury regulations applicable to amortizable bond premiums do not by their terms apply to prepayable obligations such as the Bonds. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Bonds, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Bond rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

  A holder of a debt instrument such as a Bond may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Bonds

  If a Bondholder sells or exchanges a Bond, the Bondholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Bond. The adjusted

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

basis of a Bond generally will equal the cost of the Bond to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Bond and reduced by amounts included in the stated redemption price at maturity of the Bond that were previously received by the seller, by any amortized premium and by previously recognized losses.

  Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Bond realized by an investor who holds the Bond as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Bond has been held for the applicable holding period (described below). Such gain will be treated as ordinary income (i) if a Bond is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Bondholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior payment of property that was held as a part of such transaction, or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates. In addition, gain or loss recognized from the sale of a Bond by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income of such taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

  Holders of Bonds will be required to report original issue discount, if any, and accrued method holders will be required to report interest income with respect to Bonds as such amounts accrue, without giving effect to delays or reductions in payments attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Bonds, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Bond may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

  It appears that holders of Bonds that are corporations or that otherwise hold the Bonds in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Bonds becoming wholly or partially worthless, and that, in general, holders of Bonds that are not corporations and do not hold the Bonds in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Bonds becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Bonds should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Bonds is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining as part of the Collateral have been liquidated or such class of Bonds has been otherwise retired. The Service could also assert that losses on the Bonds are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of Bonds are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Bonds. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Bonds.

Taxation of Certain Foreign Investors

  Interest, including original issue discount, payable to Bondholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to ICCMIC and (ii) provides the Indenture Trustee, or the person who would otherwise be required to withhold tax from such payments under Code Section 1441 or 1442, with an appropriate certification, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Bond is a Non-U.S. Person. If such certification, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Bond is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Bond. The term "Non-U.S. Person" means any person who is not a U.S. Person. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

  The Service recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 2000, although valid withholding certificates that are

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

held on December 31, 1999, remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Bonds held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

Backup Withholding

  Payments made on the Bonds, and proceeds from the sale of the Bonds to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest payments, original issue discount, and, under certain circumstances, principal payments) unless the Bondholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Indenture Trustee, its agent or the broker who effected the sale of the Bond, or such Bondholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from payment on the Bonds would be refunded by the Service or allowed as a credit against the Bondholder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

  Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Bonds or beneficial owners who own Bonds through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Bonds (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Bonds. Holders through nominees must request such information from the nominee.

  THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A BONDHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE BONDS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                            STATE TAX CONSIDERATIONS

  In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Bonds. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Bonds.

                          CERTAIN ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c), a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), a life insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans.

  A fiduciary of any Plan should carefully review with its legal and other advisors whether the purchase or holding of the Bonds could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code, and should refer to "Certain ERISA Considerations" in the related Prospectus Supplement regarding any restrictions on the purchase and/or holding of the Bonds offered thereby.

  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transaction provisions of ERISA and
Section 4975 of the Code. Accordingly, assets of such plans may, subject to the provisions of any other applicable federal and state law, be invested in the Bonds of any Series without regard to the ERISA considerations described herein. It should be noted, however, that any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

  The sale of Bonds to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

  The Offered Bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. The appropriate characterization of those Bonds not qualifying as "mortgage related securities" ("Non-SMMEA Bonds") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Bonds, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Bonds constitute legal investments for them.

  Generally, only classes of Offered Bonds that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a Series secured by a pledge of Mortgage Loans of an Owner Trust, provided the underlying Mortgage Loans are secured by first liens and were originated by certain types of Originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, a number of states enacted legislation on or before the October 3, 1991 cut-off established by SMMEA for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by first liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Offered Bonds satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but secured by a pledge of Mortgage Loans of an Owner Trust consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to
Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in such types of Bonds. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of
Section 347 that was made, and shall not require the sale or disposition of any securities acquired, prior to the enactment of such state legislation. Accordingly, the investors affected by such legislation, when and if enacted, will be authorized to invest in Offered Bonds qualifying as "mortgage related securities" only to the extent provided in such legislation.

  SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. (S) 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. (S) 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. (S) 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Bonds will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. (S)
703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Bonds.

  All depository institutions considering an investment in the Offered Bonds should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

  Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any class of the Offered Bonds, as certain classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

  The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any class of the Offered Bonds issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

  Except as to the status of certain classes of Offered Bonds as "mortgage related securities," no representations are made as to the proper characterization of any class of Offered Bonds for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of Offered Bonds under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Bonds) may adversely affect the liquidity of the Offered Bonds.

  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Bonds of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

  The Offered Bonds offered hereby will be offered in Series. The payment of the Bonds may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Bonds will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by an underwriter or underwriters named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Bonds agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Bonds, underwriters may receive compensation from the Depositor or from purchasers of Offered Bonds in the form of discounts, concessions or commissions.

  Alternatively, the Prospectus Supplement may specify that Offered Bonds will be distributed by an underwriter acting as agent or in some cases as principal with respect to Offered Bonds that it has previously purchased or agreed to purchase. If the underwriter acts as agent in the sale of Offered Bonds, the underwriter will receive a selling commission with respect to such Offered Bonds, depending on market conditions, expressed as a percentage of the aggregate Bond Principal Amount or notional amount of such Offered Bonds as of the Cut-off Date. The exact percentage for each Series of Bonds will be disclosed in the related Prospectus Supplement. To the extent that the underwriter elects to purchase Offered Bonds as principal, the underwriter may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Bonds of such Series.

  The Depositor will indemnify any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments any underwriters may be required to make in respect thereof.

  In the ordinary course of business, the Depositor and any such underwriter, agent or purchaser may engage in various securities and financing transactions, including secured borrowings, off-balance sheet swaps or repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Bonds.

  Offered Bonds will be sold primarily to institutional investors. Purchasers of Offered Bonds, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Bonds. Bondholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

  If and to the extent required by applicable law or regulation, this Prospectus will be used by Imperial Capital Group, LLC, an affiliate of the Depositor, in connection with offers and sales related to market-making transactions in the Offered Bonds previously offered hereunder in transactions in which Imperial Capital Group, LLC acts as principal. Imperial Capital Group, LLC may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

  The validity of the Bonds and certain federal income tax consequences of investing in the Bonds will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York.

                             FINANCIAL INFORMATION

  A new Issuer will be formed with respect to each Series of Bonds and no Issuer will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Bonds. Accordingly, no financial statements with respect to any Issuer will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

  It is a condition to the issuance of any class of Offered Bonds that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

  Ratings on mortgage-backed securities address the likelihood of receipt by Bondholders of all payments on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by Mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, Bondholders might suffer a lower than anticipated yield, and, in addition, holders of Interest Only Bonds in extreme cases might fail to recoup their initial investments.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                  Page on which
                                                                  term is first
                                                                  defined in the
Term                                                                Prospectus
----                                                              --------------

                                     --1--

1998 Policy Statement............................................        115

                                     --A--

Accounts.........................................................         63
accreted value...................................................         27
Accrual Bonds....................................................         15
Accrued Bond Interest............................................         51
ACMs.............................................................         95
ADA..............................................................        100
Administration Agreement.........................................         59
Administrator....................................................         82
Agreements.......................................................         16
ARM Loans........................................................         41
Asset Seller.....................................................         36
Available Payment Amount.........................................         50

                                     --B--

Balloon Payment Loans............................................         30
Bankruptcy Code..................................................         27
Beneficial Owners................................................         58
Bond.............................................................         59
Bond Principal Amount............................................         52
Bondholder.......................................................         58
Bondholders......................................................         35
Bonds............................................................      1, 10
Book-Entry Bonds.................................................         50

                                     --C--

Cash Flow Agreements.............................................      1, 14
Cede.............................................................          8
CERCLA...........................................................         33
Code.............................................................         20
Collateral.......................................................          1
Commercial Loans.................................................         37
Commercial Properties............................................     11, 37
Commission.......................................................          8
Covered Trust....................................................         32
CPR..............................................................         46
Credit Support...................................................      1, 13
Crime Control Act................................................        101
Cut-off Date.....................................................         30

                                     --D--

Debt Service Coverage Ratio......................................         39
Definitive Bonds.................................................         35
Deposit Trust Agreement..........................................     59, 15

Depositor................................................................. 1, 36
Derivative Contract.......................................................    35
Determination Date........................................................    50
Disqualified Persons......................................................   113
Disqualifying Condition...................................................    98
DTC.......................................................................     8
Due Period................................................................    54

                                     --E--

Environmental Condition...................................................    33
Environmental Hazard Condition............................................    97
Equity Participations.....................................................    42
ERISA.....................................................................    20
Exchange Act..............................................................     8

                                     --F--


FDIC..................................................................        63
Fixed Rate Bonds......................................................        49
Floating Rate Bonds...................................................        49

                                     --H--

Hazardous Materials...................................................        98

                                     --I--

ICCMIC................................................................        10
Indenture.............................................................    15, 49
Indenture Trustee.....................................................        10
Indirect Participants.................................................        58
Insurance Proceeds....................................................        63
Interest Only Bonds...................................................        15
Issuer................................................................        10
Issuer Event of Default...............................................        77
Index.................................................................        25

                                     --L--

L/C Bank..............................................................        83
Lease.................................................................         8
Lease Assignment......................................................         1
Lender Liability Act..................................................        96
Lessee................................................................        11
Liquidation Proceeds..................................................        63
Loan-to-Value Ratio...................................................        41
Lock-out Date.........................................................        42
Lock-out Period.......................................................        42

                                     --M--

Master Servicer.......................................................        10
Mortgage Interest Rate................................................        12
Mortgage Loans........................................................ 1, 11, 36
Mortgage Notes........................................................        37
Mortgaged Properties..................................................        11
Mortgages.............................................................        37
Mortgagor.............................................................        85
Multifamily Loans.....................................................        37
Multifamily Properties................................................        37

                                     --N--

NCUA........................................................................ 115
Net Operating Income........................................................  39
New Regulations............................................................. 111
Nonrecoverable Advance......................................................  53
Non-SMMEA Bonds............................................................. 114
Non-U.S. Person............................................................. 111
Notice of Default...........................................................  77

                                     --O--

OCC......................................................................... 115
Offered Bonds...............................................................   1
OID Regulations............................................................. 104
original issue discount.....................................................  30
Originator..................................................................  37
Owner Trust.................................................................   1
Owner Trustee...............................................................  59

                                     --P--

Participants................................................................  57
Parties in Interest......................................................... 113
Payment Account.............................................................  65
Payment Date................................................................  16
Permitted Investments.......................................................  63
Plan........................................................................  20
Prepayment Assumption....................................................... 105
Prepayment Premium..........................................................  42
Principal Only Bonds........................................................  15
Proceeding..................................................................  79
Purchase Price..............................................................  62

                                     --R--

Random Lot Bonds............................................................ 104
Rating Agency...............................................................  20
RCRA........................................................................  96
Record Date.................................................................  50
Redemption Price............................................................  18
Refinance Loans.............................................................  41
REIT........................................................................ 102
Related Proceeds............................................................  53
Release Price...............................................................  61
Relief Act.................................................................. 101
REO Proceeds................................................................  64
REO Property................................................................  55
Retained Interest...........................................................  71
RICO........................................................................ 101

                                     --S--

Secured-Creditor Exemption..................................................  34
Senior Bonds................................................................  15
Sequential Pay Bonds........................................................  49
Series......................................................................   1
Service..................................................................... 102
Servicer....................................................................  17

Servicer Event of Default...................................................  73
Servicing Standard..........................................................  66
Servicing Agreement.........................................................  59
Servicing Transfer Event....................................................  66
SMMEA....................................................................... 114
Special Redemption Date.....................................................  18
Special Servicer............................................................  10
Specially Serviced Mortgage Loan............................................  66
Stated Maturity.............................................................  17
Subordinate Bonds...........................................................  15

                                     --T--

TIA.........................................................................  10
Title V.....................................................................  99
TMP......................................................................... 102
Trust Assets................................................................   7

                                     --U--


U.S. Environmental Lien..................................................    105
U.S. Person..............................................................    111
UCC......................................................................     57

                                     --V--

Value....................................................................     41
Voting Rights............................................................     35

                                     --W--

Warranting Party......................................................... 61, 22

  The attached diskette contains a spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. This file is "ICCMAC Series 1999-1". The file is a Microsoft Excel/1/ 97 & 95/5.0 version. The file provides, in electronic format, certain statistical information with respect to the Mortgage Loans. Defined terms used in the Spreadsheet Files but not otherwise defined therein shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement and the accompanying prospectus. Prospective investors are strongly urged to read this prospectus supplement in its entirety prior to accessing the Spreadsheet File.

--------
  /1/Microsoft Excel is a registered trademark of Microsoft Corporation.

     Prospective investors are advised to read carefully, and should rely solely on, the final prospectus supplement ("Prospectus Supplement") and prospectus ("Prospectus") relating to the Bonds referred to below in making their investment decision.

     The information contained in this diskette is a part of the Prospectus Supplement dated March 5, 1999 to the Prospectus dated February 19, 1999, (collectively, the "Prospectus"), relating to the ICCMAC Multifamily and Commercial Trust 1999-1, Collateralized Mortgage Bonds, Series 1999-1 (the "Bonds").

     Prospective Investors are cautioned that neither the paper portion of this Prospectus nor this diskette, taken alone, includes all the relevant information relating to the underlying mortgage loans and the Bonds and the information contained in this diskette should be reviewed only in conjunction with a careful review of the Prospectus. Particular attention should be paid to the risks and special considerations associated with an investment in the Bonds described in the paper portion the Prospectus. The information contained in this diskette should not be viewed as projections, forecasts, predictions or opinions with respect to value.

     Prior to making any investment decision, a prospective investor shall receive and should carefully review the Prospectus. NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE BONDS.

It is anticipated that prior to the closing date the following loans will be removed from the mortgage pool:

Loan Id
-------
27630013290
21630013476
21630013527
21630013673
21630013785
21630013799
21630013814
21720014073

Loan Id                 Property Address                                  City                State   Zipcode    Property Type
--------------------------------------------------------------------------------------------------------------------------------
21700011060           7042-48 SOPHIA ST.                                  Van Nuys            CA       91413       Commercial
22630011247           17717 SCHERZINGER LN                                Santa Clarita       CA       91351       Multifamily
21700011808           830 W. WILLOW AVE.                                  Long Beach          CA       90806       Commercial
25630011929           465 E. HAYDEN AVENUE                                Hayden Lake         ID       83835       Multifamily
26630012473           1871-1875 WILLAMETTE FALLS DR                       West Linn           OR       97068       Commercial
26700012569           12795 SW THIRD STREET                               Beaverton           OR       97005       Commercial
21700012620           18525 SHERMAN WAY                                   Reseda              CA       91335       Commercial
22630012726           1220-1230 CEDAR AVENUE                              Long Beach          CA       90813       Multifamily
21630012785           526 S. UNION AVE                                    Los Angeles         CA       90017       Multifamily
21630012904           6917 PLASKA AVENUE                                  Huntington Park     CA       90255       Multifamily
22630012924           927 MAGNOLIA AVENUE                                 Long Beach          CA       90813       Multifamily
21630012928           19136 SHERMAN WAY                                   Reseda              CA       91335       Multifamily
26700012929           3811,15,17,19,23,AND 25 SE BELMONT ST               Portland            OR       97214       Commercial
21630012954           10220 S. BROADWAY                                   Los Angeles         CA       90003       Multifamily
21630012959           1113-1119 PACIFIC AVE                               Long Beach          CA       90813       Multifamily
21630012960           950 NORTH ACACIA AVENUE                             Compton             CA       90220       Multifamily
21700012962           1670 HILLHURST AVE.                                 Los Angeles         CA       90027       Commercial
26700012967           700 NORTH KILLINGSWORTH                             Portland            OR       97217       Commercial
24700012968           1350 CHAMBERS ROAD                                  Aurora              CO       80104       Commercial
25630012969           420 NORTH 4TH STREET                                Tacoma              WA       98403       Multifamily
21630012973           10204 TUJUNGA CANYON BLVD.                          Tujunga             CA       91042       Multifamily
21630012975           6889 LONG BEACH BLVD.                               Long Beach          CA       90805       Multifamily
21630012976           6867-6877 LONG BEACH BLVD.                          Long Beach          CA       90805       Multifamily
21630012977           815 GREEN AVENUE                                    Los Angeles         CA       90017       Multifamily
26630012982           629 E. 19TH STREET                                  Oakland             CA       94606       Multifamily
22700012989           528-532 SOUTH LAKE AVENUE                           Pasadena            CA       91101       Commercial
21630012990           1430 CHESTNUT AVE.                                  Long Beach          CA       90813       Multifamily
21630012992           11720 RUNNYMEDE STREET                              North Hollywood     CA       91605       Multifamily
22700012996           174 & 180 E. MAIN ST.                               Tustin              CA       92780       Commercial
24630012999           1560 VINE STREET                                    Denver              CO       80206       Multifamily
24700013000           7211 REGENCY SQUARE BOULEVARD                       Houston             TX       77036       Commercial
22630013004           1 EAST NAVAJO ROAD                                  Tuscon              AZ       85705       Multifamily
23630013006           3721 LINCOLN AVENUE                                 Oakland             CA       94602       Multifamily
25630013007           17 WEST CASINO ROAD                                 Everett             WA       98204       Multifamily
21630013010           3147-3155 EL SEGUNDO BLVD.                          Lynwood             CA       90262       Multifamily
22630013012           1839 WEST NEIGHBORS AVENUE                          Anaheim             CA       92801       Multifamily
24630013013           1823 NORTH NEVADA AVENUE                            Colorado Springs    CO       80907       Multifamily

Loan Id                 Year Built     Units or NRSF     Appraisal Value      Date of Appraisal     Original LTV     Current LTV
--------------------------------------------------------------------------------------------------------------------------------
21700011060             1984           7,500             585,000              23-Dec-94             42.74            41.89
22630011247             1970           8                 330,000              12-May-95             96.67            94.42
21700011808             1958           1,936             115,000              11-Nov-95             36.52            35.98
25630011929             1959           5                 240,000              4-Dec-95              58.75            57.47
26630012473             1915           3,637             710,000              17-May-95             59.86            58.72
26700012569             1900           1,849             290,000              16-Sep-96             55.17            53.75
21700012620             1942           6,500             485,000              22-Oct-96             60.00            59.39
22630012726             1921           7                 170,000              30-Oct-96             65.00            64.11
21630012785             1922           30                475,000              21-Apr-97             56.63            56.14
21630012904             1952           5                 190,000              19-Dec-96             70.00            68.93
22630012924             1922           15                360,000              23-Nov-96             70.00            69.04
21630012928             1957           6                 190,000              10-Jan-97             69.63            63.25
26700012929             1949           13,988            625,000              4-Oct-96              32.00            28.86
21630012954             1953           8                 230,000              3-Feb-97              68.04            67.12
21630012959             1907           5                 200,000              29-Jan-97             63.11            62.15
21630012960             1958           8                 275,000              3-Feb-97              60.00            58.99
21700012962             1994           9,215             730,000              23-Jan-97             62.33            61.53
26700012967             1913           4,288             330,000              27-Dec-96             48.48            47.87
24700012968             1971           15,082            452,000              9-Dec-96              61.50            60.77
25630012969             1925           6                 360,000              13-Dec-96             75.00            73.82
21630012973             1959           6                 240,000              4-Feb-97              65.00            64.07
21630012975             1963           30                550,000              13-Feb-97             70.00            69.05
21630012976             1959           24                400,000              11-Feb-97             70.00            69.05
21630012977             1940           24                275,000              12-Feb-97             65.57            64.68
26630012982             1930           18                815,000              4-Feb-97              73.62            72.52
22700012989             1952           4,220             720,000              31-Jan-97             59.72            58.54
21630012990             1948           12                210,000              17-Feb-97             70.00            69.05
21630012992             1983           52                1,050,000            12-Feb-97             65.33            64.42
22700012996             1956           18,471            1,100,000            11-Feb-97             54.55            53.83
24630012999             1911           8                 250,000              11-Feb-97             56.00            55.27
24700013000             1979           61,135            1,800,000            19-Dec-96             53.33            52.25
22630013004             1980           15                360,000              31-Jan-97             59.72            59.12
23630013006             1960           6                 390,000              3-Feb-97              33.33            32.88
25630013007             1979           40                1,335,000            25-Nov-96             74.53            73.36
21630013010             1963           40                1,000,000            7-Feb-97              62.00            61.18
22630013012             1963           7                 302,000              21-Feb-97             70.03            69.11
24630013013             1904           6                 276,000              22-Jan-97             68.80            67.87
                                                                                             Remaining       First
                Original        Cut Off        Cut Off        Monthly       Remaining       Amortization    Payment     Maturity
Loan Id         Balance       Date Balance     Date Rate      Payment         Term             Term          Date         Date
---------------------------------------------------------------------------------------------------------------------------------
21700011060     $250,000        $245,063        11.250        2,429.64         312              312         1-Mar-95     1-Feb-25
22630011247     $319,000        $311,587        10.250        2,852.26         318              318         1-Sep-95     1-Aug-25
21700011808     $42,000         $41,372         11.250        407.88           323              323         1-Feb-96     1-Jan-26
25630011929     $141,000        $137,939        10.000        1,233.44         324              324         1-Mar-96     1-Feb-26
26630012473     $425,000        $416,879        11.250        4,122.27         317              317         1-Aug-95     1-Jul-25
26700012569     $160,000        $155,865        8.500         1,221.18         333              333         1-Dec-96     1-Nov-26
21700012620     $291,000        $288,045        12.000        2,988.10         334              334         1-Jan-97     1-Dec-26
22630012726     $110,500        $108,987        9.625         938.77           335              335         1-Feb-97     1-Jan-27
21630012785     $269,000        $266,652        11.250        2,609.16         340              340         1-Jul-97     1-Jun-27
21630012904     $133,000        $130,965        9.500         1,115.00         337              337         1-Apr-97     1-Mar-27
22630012924     $252,000        $248,528        9.125         2,048.09         338              338         1-May-97     1-Apr-27
21630012928     $132,300        $120,176        9.500         1,110.29         337              337         1-Apr-97     1-Mar-27
26700012929     $200,000        $180,357        10.750        1,747.28         337              337         1-Apr-97     1-Mar-27
21630012954     $156,500        $154,375        9.750         1,342.08         337              337         1-Apr-97     1-Mar-27
21630012959     $126,225        $124,298        9.875         1,091.24         338              338         1-May-97     1-Apr-27
21630012960     $165,000        $162,215        9.750         1,410.24         337              337         1-Apr-97     1-Mar-27
21700012962     $455,000        $449,136        10.750        4,233.10         337              337         1-Apr-97     1-Mar-27
26700012967     $160,000        $157,966        10.250        1,430.71         337              337         1-Apr-97     1-Mar-27
24700012968     $278,000        $274,671        9.875         2,411.40         338              338         1-May-97     1-Apr-27
25630012969     $270,000        $265,738        8.375         2,051.49         337              337         1-Apr-97     1-Mar-27
21630012973     $156,000        $153,774        9.500         1,309.19         337              337         1-Apr-97     1-Mar-27
21630012975     $385,000        $379,772        9.750         3,301.60         337              337         1-Apr-97     1-Mar-27
21630012976     $280,000        $276,197        9.750         2,401.17         337              337         1-Apr-97     1-Mar-27
21630012977     $180,320        $177,871        9.750         1,546.35         337              337         1-Apr-97     1-Mar-27
26630012982     $600,000        $591,057        8.875         4,769.48         337              337         1-Apr-97     1-Mar-27
22700012989     $430,000        $421,465        9.875         3,864.20         278              278         1-May-97     1-Apr-22
21630012990     $147,000        $145,004        9.750         1,260.61         337              337         1-Apr-97     1-Mar-27
21630012992     $686,000        $676,417        9.750         5,880.54         337              337         1-Apr-97     1-Mar-27
22700012996     $600,000        $592,103        9.625         5,094.18         337              337         1-Apr-97     1-Mar-27
24630012999     $140,000        $138,164        9.375         1,163.22         338              338         1-May-97     1-Apr-27
24700013000     $960,000        $940,559        10.500        9,039.14         277              277         1-Apr-97     1-Mar-22
22630013004     $215,000        $212,844        10.875        2,024.86         338              338         1-May-97     1-Apr-27
23630013006     $130,000        $128,241        9.250         1,068.23         338              338         1-May-97     1-Apr-27
25630013007     $995,000        $979,297        7.625         7,051.49         338              338         1-May-97     1-Apr-27
21630013010     $620,000        $611,816        9.375         5,150.94         338              338         1-May-97     1-Apr-27
22630013012     $211,500        $208,701        9.625         1,794.53         338              338         1-May-97     1-Apr-27
24630013013     $189,875        $187,312        9.375         1,577.00         338              338         1-May-97     1-Apr-27

                 Under-
                written       Date of    Original    Rate                              Periodic   Maximum      Minimum      Reset
Loan Id           NOI           NOI        DSCR      Type     Loan Index     Margin       Cap       Rate        Rate      Frequency
-----------------------------------------------------------------------------------------------------------------------------------
21700011060     $45,427       9-Jan-95     1.98      ARM      PRIME          3.550        2.0      14.450       8.450          6
22630011247     $39,696       1-Jun-95     1.42      ARM      6MOLIBOR       4.550        2.0      14.363       7.950          6
21700011808     $10,657       28-Nov-95    2.64      ARM      PRIME          3.550        2.0      16.000       8.950          6
25630011929     $18,336       18-Dec-95    1.55      ARM      6MOLIBOR       4.250        1.5      13.500       7.500          6
26630012473     $68,820       31-May-95    1.76      ARM      PRIME          3.550        2.0      16.450       8.450          6
26700012569     $22,748       9-Oct-96     1.70      ARM      6MOLIBOR       3.500        2.0      13.450       7.450          6
21700012620     $56,398       1-Nov-96     1.96      ARM      PRIME          4.250        2.0      15.250       9.250          6
22630012726     $16,064       15-Nov-96    1.65      ARM      6MOLIBOR       4.500        2.0      14.000       8.000          6
21630012785     $65,546       16-Apr-97    2.58      ARM      PRIME          3.500        2.0      14.750       8.750          6
21630012904     $15,950       22-Jan-97    1.43      ARM      6MOLIBOR       3.750        1.5      13.500       7.500          6
22630012924     $36,807       19-Mar-97    1.74      ARM      6MOLIBOR       3.750        1.5      13.500       7.500          6
21630012928     $20,992       23-Jan-97    1.89      ARM      6MOLIBOR       3.750        1.5      13.500       7.500          6
26700012929     $42,506       14-Jan-97    2.43      ARM      6MOLIBOR       5.000        2.0      13.950       7.950          6
21630012954     $23,538       5-Feb-97     1.75      ARM      6MOLIBOR       4.000        1.5      13.750       7.750          6
21630012959     $17,923       10-Feb-97    1.62      ARM      6MOLIBOR       4.500        1.5      13.950       7.950          6
21630012960     $29,514       7-Feb-97     2.08      ARM      6MOLIBOR       4.000        1.5      13.750       7.750          6
21700012962     $56,018       5-Feb-97     1.40      ARM      6MOLIBOR       5.000        2.0      13.950       7.950          6
26700012967     $30,909       27-Jan-97    2.20      ARM      6MOLIBOR       4.500        1.5      13.950       7.950          6
24700012968     $35,348       11-Feb-97    1.45      ARM      6MOLIBOR       4.500        2.0      13.950       7.950          6
25630012969     $31,312       12-Feb-97    1.38      ARM      1YRCMT         3.250        1.5      13.500       7.500          6
21630012973     $20,923       13-Feb-97    1.60      ARM      6MOLIBOR       3.750        1.5      13.500       7.500          6
21630012975     $51,176       18-Feb-97    1.55      ARM      6MOLIBOR       4.000        1.5      13.500       7.750          6
21630012976     $49,443       18-Feb-97    2.05      ARM      6MOLIBOR       4.000        1.5      13.500       7.750          6
21630012977     $35,583       19-Feb-97    2.30      ARM      6MOLIBOR       4.000        1.5      13.750       7.750          6
26630012982     $82,370       14-Feb-97    1.64      ARM      1YRCMT         3.750        1.5      13.500       7.500          6
22700012989     $71,003       18-Feb-97    1.79      ARM      6MOLIBOR       4.500        2.0      13.950       7.950          6
21630012990     $26,615       24-Feb-97    2.11      ARM      6MOLIBOR       4.000        1.5      13.750       7.750          6
21630012992     $112,454      25-Feb-97    1.95      ARM      6MOLIBOR       4.000        1.5      13.500       7.500          6
22700012996     $90,118       24-Feb-97    1.71      ARM      6MOLIBOR       3.950        2.0      13.950       7.950          6
24630012999     $21,320       24-Feb-97    1.77      ARM      6MOLIBOR       4.000        1.5      13.750       7.750          6
24700013000     $183,692      21-Feb-97    2.07      ARM      6MOLIBOR       4.750        2.0      13.950       7.950          6
22630013004     $34,885       7-Mar-97     1.69      ARM      6MOLIBOR       5.500        1.5      14.950       8.950          6
23630013006     $30,875       24-Feb-97    2.76      ARM      6MOLIBOR       3.950        1.5      13.750       7.750          6
25630013007     $110,737      26-Feb-97    1.33      ARM      1YRCMT         3.000        1.5      13.500       7.500          6
21630013010     $107,772      25-Feb-97    2.02      ARM      6MOLIBOR       4.000        1.5      13.750       7.750          6
22630013012     $30,239       25-Feb-97    1.70      ARM      6MOLIBOR       4.250        1.5      13.500       7.500          6
24630013013     $19,596       26-Feb-97    1.23      ARM      6MOLIBOR       4.000        1.5      13.500       7.500          6

Loan Id         Next Rate Change Date          Loan Purpose
------------------------------------------------------------
21700011060     1-Jul-99                       Refinance
22630011247     1-Aug-99                       Refinance
21700011808     1-Jul-99                       Purchase
25630011929     1-Aug-99                       Cashout Refinance
26630012473     1-Jul-99                       Refinance
26700012569     1-May-99                       Refinance
21700012620     1-Jun-99                       Purchase
22630012726     1-Jul-99                       Refinance
21630012785     1-Jun-99                       Refinance
21630012904     1-Mar-99                       Purchase
22630012924     1-Apr-99                       Purchase
21630012928     1-Mar-99                       Purchase
26700012929     1-Mar-99                       Cashout Refinance
21630012954     1-Mar-99                       Cashout Refinance
21630012959     1-Apr-99                       Cashout Refinance
21630012960     1-Mar-99                       Cashout Refinance
21700012962     1-Mar-99                       Cashout Refinance
26700012967     1-Mar-99                       Cashout Refinance
24700012968     1-Apr-99                       Refinance
25630012969     1-Mar-99                       Refinance
21630012973     1-Mar-99                       Cashout Refinance
21630012975     1-Mar-99                       Purchase
21630012976     1-Mar-99                       Purchase
21630012977     1-Mar-99                       Purchase
26630012982     1-Mar-99                       Refinance
22700012989     1-Apr-99                       Refinance
21630012990     1-Mar-99                       Purchase
21630012992     1-Mar-99                       Purchase
22700012996     1-Mar-99                       Purchase
24630012999     1-Apr-99                       Cashout Refinance
24700013000     1-Mar-99                       Purchase
22630013004     1-Apr-99                       Refinance
23630013006     1-Apr-99                       Purchase
25630013007     1-Apr-99                       Purchase
21630013010     1-Apr-99                       Refinance
22630013012     1-Apr-99                       Purchase
24630013013     1-Apr-99                       Purchase

Loan Id                 Property Address                                  City                State   Zipcode    Property Type
--------------------------------------------------------------------------------------------------------------------------------
24630013020           172 SOUTH CLARKSON STREET                           Denver              CO       80209       Multifamily
23630013021           1053, 1057, 1059 GLENWOOD WAY                       South Lake Tahoe    CA       96150       Multifamily
21630013028           401-407 11TH AVENUE                                 Greeley             CO       80631       Multifamily
21630013029           415 S. BOYLE AVE.                                   Los Angeles         CA       90033       Multifamily
21630013030           3600-3602 BELL AVENE                                Bell                CA       90201       Multifamily
26630013031           607-611 NW 18TH STREET                              Portland            OR       97209       Multifamily
21630013032           12315 BURBANK BLVD.                                 Los Angeles         CA       91607       Multifamily
21630013034           940 ARAPAHOE ST.                                    Los Angeles         CA       90006       Multifamily
21630013045           13633 DOTY AVENE                                    Hawthorne           CA       90250       Multifamily
23630013047           40 OAK COURT                                        Danville            CA       94526       Commercial
21630013048           1617 E. 6TH ST.                                     Long Beach          CA       90802       Multifamily
21630013050           430 GAVIOTA AVENUE                                  Long Beach          CA       90802       Multifamily
26630013053           1610 SE PIONEER WAY                                 Oak Harbor          WA       98277       Multifamily
25630013054           12704-14 49TH AV/4704-4810 127TH ST                 Lakewood            WA       98499       Multifamily
22700013058           1601 CARMEN DRIVE                                   Camarillo           CA       93010       Commercial
22630013060           1333 EAST CAMPBELL AVENUE                           Phoenix             AZ       85014       Multifamily
23630013061           5008 APPLEBLOSSOM DRIVE                             Bakersfield         CA       93309       Multifamily
26630013062           803-817 N. AINSWORTH                                Portland            OR       97217       Multifamily
21630013063           4906 AUGUST STREET                                  Los Angeles         CA       90008       Multifamily
21630013064           21125 SATICOY ST                                    Canoga Park         CA       91304       Multifamily
26630013066           3248 SE FERRY SLIP ROAD                             South Beach         OR       97366       Commercial
26630013067           8801-8819 NORTH EDISON STREET                       Portland            OR       97203       Multifamily
21630013070           1040 OHIO AVENUE                                    Long Beach          CA       90804       Multifamily
21630013071           612-620 1/2 SOUTH EASTERN AVENUE                    Los Angeles         CA       90022       Multifamily
25630013075           230 SOUTH 80TH STREET                               Tacoma              WA       98208       Multifamily
23630013076           3705 MORSE AVENUE                                   Sacramento          CA       95821       Multifamily
25630013077           8501 MIDVALE AVE N & 8500 NESBIT AVE                Seattle             WA       98103       Multifamily
25700013079           2112 & 2114 THORNDYKE AVE. WEST                     Seattle             WA       98199       Commercial
22630013082           1502 W. 204TH STREET                                Los Angeles         CA       90501       Multifamily
24630013085           215 EAST FIRST AVENUE                               Mesa                AZ       85210       Multifamily
25630013087           7001-7005 & 7009-7015 RAINIER AVE S                 Seattle             WA       98118       Multifamily
28700013089           191 VINEYARD RD                                     Edison              NJ       8817        Commercial
23700013093           1428-1432 FRANKLIN STREET                           Oakland             CA       94612       Commercial
25630013100           6334 RAINIER AVENUE SOUTH                           Seattle             WA       98118       Multifamily
25630013101           400 12TH AVENUE EAST                                Seattle             WA       98102       Multifamily
26630013102           1041 SOUTH COLUMBIA STREET                          Seaside             OR       97138       Multifamily
21700013106           8800-8920 LIMONITE AVE                              Riverside           CA       92509       Commercial
24630013108           8774-8784 WEST 46TH AVENUE                          Wheat Ridge         CO       80001       Multifamily
21630013109           2919 CARMONA AVENUE                                 Los Angeles         CA       90016       Multifamily
21700013110           1401 S. ARVILLE ST.                                 Las Vegas           NV       89102       Commercial
21630013111           131 MCCLELLAND STREET                               Salt Lake City      UT       84102       Multifamily
26630013114           54 NW 13TH STREET                                   Gresham             OR       97030       Multifamily
27700013116           16900 DETROIT AVENUE                                Lakewood            OH       44107       Commercial
24630013117           316 WEST ROOSEVELT STREET                           Phoenix             AZ       85003       Multifamily
21700013118           321 AND 323 MAIN ST.                                El Segundo          CA       90245       Commercial
28700013119           175-177 NEWARK AVENUE                               Jersey City         NJ       7302        Commercial
21700013121           1440 E. 17TH STREET                                 Los Angeles         CA       90021       Commercial
25630013123           519 PROSPECT STREET                                 Seattle             WA       98109       Multifamily
21700013124           1401 W. 3RD STREET                                  Los Angeles         CA       90017       Commercial

Loan Id                 Year Built     Units or NRSF     Appraisal Value      Date of Appraisal     Original LTV     Current LTV
--------------------------------------------------------------------------------------------------------------------------------
24630013020             1968           23                610,000              13-Feb-97             42.62            42.00
23630013021             1957           22                750,000              6-Feb-97              65.07            64.15
21630013028             1906           7                 215,000              10-Feb-97             61.79            60.94
21630013029             1924           14                340,000              6-Feb-97              65.00            64.12
21630013030             1952           10                245,000              28-Feb-97             63.67            62.86
26630013031             1888           6                 385,000              20-Dec-96             64.94            64.04
21630013032             1956           6                 195,000              27-Feb-97             70.00            69.00
21630013034             1961           24                565,000              28-Feb-97             68.14            67.24
21630013045             1973           80                1,875,000            20-Mar-97             72.00            71.01
23630013047             1982           4,340             870,000              10-Feb-97             60.92            60.12
21630013048             1987           8                 325,000              10-Mar-97             68.08            67.16
21630013050             1986           10                415,000              28-Feb-97             68.67            67.75
26630013053             1946           7                 220,000              8-Feb-97              65.23            64.17
25630013054             1988           94                2,200,000            24-Feb-97             71.93            70.83
22700013058             1982           22,988            1,250,000            27-Feb-97             52.00            51.18
22630013060             1977           6                 160,000              27-Feb-97             53.13            52.46
23630013061             1978           8                 275,000              18-Feb-97             74.91            73.77
26630013062             1973           8                 285,000              1-Oct-96              65.79            64.63
21630013063             1958           26                460,000              7-Mar-97              56.52            55.75
21630013064             1971           30                1,100,000            10-Mar-97             64.64            63.78
26630013066             1996           4,500             335,000              14-Feb-97             48.82            48.22
26630013067             1973           10                345,000              10-Mar-97             72.46            70.02
21630013070             1964           8                 330,000              28-Feb-97             64.55            63.67
21630013071             1951           8                 240,000              14-Mar-97             70.00            68.82
25630013075             1967           20                610,000              27-Feb-97             57.38            56.57
23630013076             1955           6                 150,000              25-Feb-97             63.33            62.52
25630013077             1962           23                975,000              3-Mar-97              73.33            72.23
25700013079             1954           1,800             260,000              21-Feb-97             63.46            62.39
22630013082             1986           10                408,000              20-Mar-97             73.90            72.96
24630013085             1985           18                400,000              6-Mar-97              70.00            68.99
25630013087             1959           28                670,000              20-Mar-97             67.16            66.21
28700013089             1962           38,855            1,200,000            10-Mar-97             50.00            49.48
23700013093             1914           9,472             480,000              13-Mar-97             70.00            68.10
25630013100             1961           54                1,225,000            21-Mar-97             67.35            66.40
25630013101             1910           15                715,000              21-Mar-97             62.94            61.99
26630013102             1940           5                 208,000              24-Feb-97             62.50            61.67
21700013106             1981           93,845            4,250,000            4-Mar-97              68.59            67.75
24630013108             1966           8                 315,000              18-Mar-97             63.49            62.62
21630013109             1964           9                 205,000              26-Mar-97             71.34            70.44
21700013110             1978           14,304            1,220,000            4-Mar-97              57.38            56.75
21630013111             1948           5                 210,000              20-Mar-97             61.90            61.08
26630013114             1965           6                 255,000              12-Dec-96             60.78            59.95
27700013116             1925           7,332             375,000              28-Feb-97             42.67            42.17
24630013117             1924           12                356,000              13-Mar-97             61.80            60.99
21700013118             1955           3,511             385,000              12-Mar-97             51.95            51.36
28700013119             1922           12,300            685,000              27-Mar-97             36.13            35.77
21700013121             1965           6,987             330,000              1-Apr-97              45.45            45.03
25630013123             1959           9                 680,000              3-Apr-97              63.24            62.26
21700013124             1927           5,500             335,000              21-Mar-97             60.00            59.45
                                                                                             Remaining       First
                Original        Cut Off        Cut Off        Monthly       Remaining       Amortization    Payment     Maturity
Loan Id         Balance       Date Balance     Date Rate      Payment         Term             Term          Date         Date
---------------------------------------------------------------------------------------------------------------------------------
24630013020     $260,000        $256,195        9.125         2,113.02         338              338         1-May-97     1-Apr-27
23630013021     $488,000        $481,095        8.875         3,879.55         338              338         1-May-97     1-Apr-27
21630013028     $132,850        $131,018        9.625         1,126.56         338              338         1-May-97     1-Apr-27
21630013029     $221,000        $217,999        9.750         1,895.21         337              337         1-Apr-97     1-Mar-27
21630013030     $156,000        $153,996        9.625         1,324.15         338              338         1-May-97     1-Apr-27
26630013031     $250,000        $246,555        9.125         2,031.84         338              338         1-May-97     1-Apr-27
21630013032     $136,500        $134,547        9.875         1,181.32         338              338         1-May-97     1-Apr-27
21630013034     $385,000        $379,881        8.750         3,027.90         339              339         1-Jun-97     1-May-27
21630013045     $1,350,000      $1,331,398      9.125         10,971.93        338              338         1-May-97     1-Apr-27
23630013047     $530,000        $523,032        9.125         4,310.26         338              338         1-May-97     1-Apr-27
21630013048     $221,250        $218,263        9.375         1,837.58         338              338         1-May-97     1-Apr-27
21630013050     $285,000        $281,153        9.125         2,296.63         338              338         1-May-97     1-Apr-27
26630013053     $143,500        $141,167        8.125         1,066.17         338              338         1-May-97     1-Apr-27
25630013054     $1,582,500      $1,558,369      7.875         11,485.67        338              338         1-May-97     1-Apr-27
22700013058     $650,000        $639,812        9.250         5,329.53         338              338         1-May-97     1-Apr-27
22630013060     $85,000         $83,940         9.625         721.76           338              338         1-May-97     1-Apr-27
23630013061     $206,000        $202,860        8.875         1,635.87         338              338         1-May-97     1-Apr-27
26630013062     $187,500        $184,196        8.875         1,489.39         334              334         1-Jan-97     1-Dec-26
21630013063     $260,000        $256,454        9.250         2,136.22         338              338         1-May-97     1-Apr-27
21630013064     $711,000        $701,591        9.625         6,032.68         338              338         1-May-97     1-Apr-27
26630013066     $163,536        $161,530        9.875         1,418.11         338              338         1-May-97     1-Apr-27
26630013067     $250,000        $241,585        8.750         1,927.86         339              339         1-Jun-97     1-May-27
21630013070     $213,000        $210,124        9.375         1,769.06         338              338         1-May-97     1-Apr-27
21630013071     $168,000        $165,164        9.625         1,421.82         338              338         1-May-97     1-Apr-27
25630013075     $350,000        $345,075        8.875         2,782.69         338              338         1-May-97     1-Apr-27
23630013076     $95,000         $93,780         9.625         806.37           338              338         1-May-97     1-Apr-27
25630013077     $715,000        $704,282        7.375         4,948.42         339              339         1-Jun-97     1-May-27
25700013079     $165,000        $162,207        9.250         1,352.03         338              338         1-May-97     1-Apr-27
22630013082     $301,500        $297,686        9.000         2,425.25         339              339         1-Jun-97     1-May-27
24630013085     $280,000        $275,948        9.375         2,323.24         338              338         1-May-97     1-Apr-27
25630013087     $450,000        $443,582        7.500         3,153.94         339              339         1-Jun-97     1-May-27
28700013089     $600,000        $593,805        10.875        5,649.07         338              338         1-May-97     1-Apr-27
23700013093     $336,000        $326,874        9.250         2,723.55         339              339         1-Jun-97     1-May-27
25630013100     $825,000        $813,357        7.750         5,920.64         339              339         1-Jun-97     1-May-27
25630013101     $450,000        $443,217        7.500         3,151.63         339              339         1-Jun-97     1-May-27
26630013102     $130,000        $128,272        8.750         1,022.41         339              339         1-Jun-97     1-May-27
21700013106     $2,915,000      $2,879,410      8.875         23,204.21        339              339         1-Jun-97     1-May-27
24630013108     $200,000        $197,243        8.750         1,572.15         339              339         1-Jun-97     1-May-27
21630013109     $146,250        $144,400        9.000         1,176.43         339              339         1-Jun-97     1-May-27
21700013110     $700,000        $692,304        9.750         6,011.90         339              339         1-Jun-97     1-May-27
21630013111     $130,000        $128,265        9.000         1,044.98         339              339         1-Jun-97     1-May-27
26630013114     $155,000        $152,875        8.750         1,218.51         339              339         1-Jun-97     1-May-27
27700013116     $160,000        $158,150        9.500         1,344.86         339              339         1-Jun-97     1-May-27
24630013117     $220,000        $217,131        9.000         1,768.97         339              339         1-Jun-97     1-May-27
21700013118     $200,000        $197,732        9.750         1,717.08         339              339         1-Jun-97     1-May-27
28700013119     $247,520        $245,045        10.500        2,262.15         339              339         1-Jun-97     1-May-27
21700013121     $150,000        $148,613        11.250        1,454.77         339              339         1-Jun-97     1-May-27
25630013123     $430,000        $423,396        7.250         2,939.48         339              339         1-Jun-97     1-May-27
21700013124     $201,000        $199,142        11.250        1,949.39         339              339         1-Jun-97     1-May-27

                 Under-
                written       Date of    Original    Rate                              Periodic   Maximum      Minimum      Reset
Loan Id           NOI           NOI        DSCR      Type     Loan Index     Margin       Cap       Rate        Rate      Frequency
-----------------------------------------------------------------------------------------------------------------------------------
24630013020     $52,312       26-Feb-97    2.40      ARM       6MOLIBOR       3.750     1.5        13.500      7.500          6
23630013021     $66,477       25-Feb-97    1.63      ARM       6MOLIBOR       3.500     1.5        13.450      7.450          6
21630013028     $21,925       13-Feb-97    1.92      ARM       6MOLIBOR       4.250     1.5        13.750      7.750          6
21630013029     $41,939       3-Mar-97     2.21      ARM       6MOLIBOR       4.000     1.5        13.500      7.750          6
21630013030     $25,530       3-Mar-97     1.90      ARM       6MOLIBOR       4.250     1.5        13.750      7.750          6
26630013031     $30,262       5-Mar-97     1.44      ARM       6MOLIBOR       3.750     1.5        13.500      7.500          6
21630013032     $19,099       6-Mar-97     1.60      ARM       6MOLIBOR       4.500     1.5        13.950      7.950          6
21630013034     $67,221       6-Mar-97     2.08      ARM       6MOLIBOR       3.750     1.5        13.500      7.500          6
21630013045     $196,601      6-Nov-96     1.74      ARM       6MOLIBOR       3.750     1.5        13.500      7.500          6
23630013047     $53,452       6-Mar-97     1.17      ARM       6MOLIBOR       3.750     2.0        13.750      7.750          6
21630013048     $31,852       11-Mar-97    1.72      ARM       6MOLIBOR       4.000     1.5        13.500      7.500          6
21630013050     $39,933       10-Mar-97    1.67      ARM       6MOLIBOR       3.750     1.5        13.500      7.500          6
26630013053     $17,379       7-Mar-97     1.44      ARM       1YRCMT         3.500     1.5        13.500      7.500          6
25630013054     $201,083      12-Mar-97    1.51      ARM       1YRCMT         3.250     1.5        13.500      7.500          6
22700013058     $89,980       14-Mar-97    1.61      ARM       6MOLIBOR       3.950     2.0        13.750      7.750          6
22630013060     $13,297       12-Mar-97    1.78      ARM       6MOLIBOR       4.250     1.5        14.000      8.000          6
23630013061     $28,268       11-Mar-97    1.64      ARM       6MOLIBOR       3.500     1.5        13.500      7.500          6
26630013062     $24,435       20-Nov-96    1.55      ARM       6MOLIBOR       3.750     1.5        13.500      7.500          6
21630013063     $61,150       17-Mar-97    2.80      ARM       6MOLIBOR       3.950     1.5        13.500      7.500          6
21630013064     $106,714      22-Mar-97    1.79      ARM       6MOLIBOR       4.250     1.5        14.000      7.500          6
26630013066     $21,050       14-Mar-97    1.50      ARM       6MOLIBOR       4.500     2.0        13.750      7.750          6
26630013067     $31,867       20-Mar-97    1.52      ARM       6MOLIBOR       3.750     1.5        13.500      7.500          6
21630013070     $31,606       18-Mar-97    1.77      ARM       6MOLIBOR       4.000     1.5        13.500      7.500          6
21630013071     $27,779       18-Mar-97    1.92      ARM       6MOLIBOR       4.250     1.5        13.750      7.750          6
25630013075     $54,956       19-Mar-97    1.87      ARM       6MOLIBOR       3.500     1.5        13.500      7.500          6
23630013076     $12,607       19-Mar-97    1.54      ARM       6MOLIBOR       4.250     1.5        13.750      7.750          6
25630013077     $81,999       13-Mar-97    1.38      ARM       1YRCMT         3.125     1.5        13.375      7.375          6
25700013079     $23,827       24-Mar-97    1.68      ARM       6MOLIBOR       3.950     2.0        13.750      7.750          6
22630013082     $76,224       25-Mar-97    2.94      ARM       6MOLIBOR       4.000     1.5        13.750      7.750          6
24630013085     $37,773       26-Mar-97    1.61      ARM       6MOLIBOR       4.000     1.5        13.500      7.500          6
25630013087     $59,491       25-Mar-97    1.58      ARM       1YRCMT         3.500     1.5        13.500      7.500          6
28700013089     $101,822      25-Mar-97    1.84      ARM       6MOLIBOR       5.500     2.0        14.500      8.500          6
23700013093     $44,685       26-Mar-97    1.55      ARM       6MOLIBOR       4.250     1.5        13.750      7.750          6
25630013100     $111,369      26-Mar-97    1.57      ARM       1YRCMT         3.500     1.5        13.750      7.750          6
25630013101     $54,258       26-Mar-97    1.44      ARM       1YRCMT         3.250     1.5        13.500      7.500          6
26630013102     $15,849       27-Mar-97    1.45      ARM       6MOLIBOR       3.750     1.5        13.500      7.500          6
21700013106     $387,841      24-Mar-97    1.52      ARM       6MOLIBOR       3.950     2.0        13.950      7.950          6
24630013108     $26,334       4-Apr-97     1.57      ARM       6MOLIBOR       3.750     1.5        13.500      7.500          6
21630013109     $25,387       3-Apr-97     2.02      ARM       6MOLIBOR       4.000     1.5        13.750      7.750          6
21700013110     $108,666      24-Mar-97    1.73      ARM       6MOLIBOR       4.750     2.0        14.200      8.200          6
21630013111     $17,391       26-Mar-97    1.59      ARM       6MOLIBOR       4.000     1.5        13.500      7.500          6
26630013114     $25,264       7-Apr-97     1.94      ARM       6MOLIBOR       3.750     1.5        13.500      7.500          6
27700013116     $28,992       10-Apr-97    2.07      ARM       6MOLIBOR       4.500     2.0        13.950      7.950          6
24630013117     $29,844       3-Apr-97     1.62      ARM       6MOLIBOR       4.000     1.5        13.500      7.500          6
21700013118     $31,683       31-Mar-97    1.81      ARM       6MOLIBOR       4.750     2.0        13.950      7.950          6
28700013119     $66,067       8-Apr-97     2.89      ARM       6MOLIBOR       5.500     2.0        14.500      8.500          6
21700013121     $27,610       9-Apr-97     1.95      ARM       PRIME          3.250     2.0        14.750      8.750          6
25630013123     $51,498       11-Apr-97    1.46      ARM       1YRCMT         2.950     1.5        13.250      7.250          6
21700013124     $74,257       27-Mar-97    3.91      ARM       PRIME          3.250     2.0        14.750      8.750          6


Loan Id         Next Rate Change Date          Loan Purpose
------------------------------------------------------------
24630013020     1-Apr-99                       Refinance
23630013021     1-Apr-99                       Purchase
21630013028     1-Apr-99                       Cashout Refinance
21630013029     1-Mar-99                       Refinance
21630013030     1-Apr-99                       Purchase
26630013031     1-Apr-99                       Cashout Refinance
21630013032     1-Apr-99                       Purchase
21630013034     1-May-99                       Purchase
21630013045     1-Apr-99                       Purchase
23630013047     1-Apr-99                       Cashout Refinance
21630013048     1-Apr-99                       Purchase
21630013050     1-Apr-99                       Cashout Refinance
26630013053     1-Apr-99                       Purchase
25630013054     1-Apr-99                       Purchase
22700013058     1-Apr-99                       Cashout Refinance
22630013060     1-Apr-99                       Cashout Refinance
23630013061     1-Apr-99                       Purchase
26630013062     1-Jun-99                       Refinance
21630013063     1-Apr-99                       Refinance
21630013064     1-Apr-99                       Refinance
26630013066     1-Apr-99                       Refinance
26630013067     1-May-99                       Purchase
21630013070     1-Apr-99                       Cashout Refinance
21630013071     1-Apr-99                       Purchase
25630013075     1-Apr-99                       Refinance
23630013076     1-Apr-99                       Purchase
25630013077     1-May-99                       Purchase
25700013079     1-Apr-99                       Cashout Refinance
22630013082     1-May-99                       Purchase
24630013085     1-Apr-99                       Purchase
25630013087     1-May-99                       Cashout Refinance
28700013089     1-Apr-99                       Refinance
23700013093     1-May-99                       Purchase
25630013100     1-May-99                       Purchase
25630013101     1-May-99                       Cashout Refinance
26630013102     1-May-99                       Refinance
21700013106     1-May-99                       Purchase
24630013108     1-May-99                       Cashout Refinance
21630013109     1-May-99                       Purchase
21700013110     1-May-99                       Cashout Refinance
21630013111     1-May-99                       Cashout Refinance
26630013114     1-May-99                       Refinance
27700013116     1-May-99                       Cashout Refinance
24630013117     1-May-99                       Cashout Refinance
21700013118     1-May-99                       Cashout Refinance
28700013119     1-May-99                       Purchase
21700013121     1-May-99                       Cashout Refinance
25630013123     1-May-99                       Cashout Refinance
21700013124     1-May-99                       Purchase

Loan Id                 Property Address                                    City                   State   Zipcode    Property Type
-----------------------------------------------------------------------------------------------------------------------------------
22630013128             15138-15144 GUNDRY AVENUE                         Paramount                CA      90723      Multifamily
22700013129             1921 24TH. STREET                                 Bakersfield              CA      93301      Commercial
22630013131             3125 NORTH 37TH STREET                            Phoenix                  AZ      85018      Multifamily
24630013133             1144-48 DOWNING STREET                            Denver                   CO      80218      Multifamily
26630013134             401 NORTH CEDAR STREET                            Canby                    OR      97013      Multifamily
21630013137             318 E. LOUISE ST.                                 Long Beach               CA      90805      Multifamily
24630013139             4509-20-24 LAFAYETTE/4540-44 NICHOL               Omaha                    NE      68132      Multifamily
22630013140             5023-5031 BAKMAN AVENUE                           North Hollywood          CA      91601      Multifamily
21630013143             1365 NEWPORT AVENUE                               Long Beach               CA      90804      Multifamily
26700013145             10014 - 10024 SW CANYON ROAD                      Portland                 OR      97225      Commercial
21700013146             14760 VENTURA BLVD.                               Sherman Oaks             CA      91403      Commercial
23630013147             2001 AND 2023 BROADWAY AND RUMRILL                San Pablo                CA      94806      Multifamily
24630013148             1285 CLARKSON STREET                              Denver                   CO      80218      Multifamily
21630013149             1614 CHERRY AVE.                                  Long Beach               CA      90804      Multifamily
26630013151             6622-6766 NORTH FESSENDEN STREET                  Portland                 OR      97203      Multifamily
21630013152             1520 LOCUST AVE.                                  Long Beach               CA      90813      Multifamily
22630013159             337 NORTH MCDONALD AVENUE                         Wilmington               CA      90744      Multifamily
25630013162             1111 WEST JAMES STREET                            Kent                     WA      98032      Multifamily
21630013164             219 N. AVENUE 51                                  Los Angeles              CA      90042      Multifamily
29630013166             611 NE 3RD STREET                                 Hallandale               FL      33009      Multifamily
21700013167             1180-1182 1/2 EAST VERNON AVENUE                  Los Angeles              CA      90011      Commercial
21700013168             1439 W. JEFFERSON BLVD.                           Los Angeles              CA      90007      Commercial
21700013171             146,150,168, & 170 EAST BONITA AVEN               San Dimas                CA      91773      Commercial
24700013172             14644 NORTH CAVE CREEK ROAD                       Phoenix                  AZ      85022      Commercial
22630013177             3269-3275 1/2 BRAMSON PLACE                       San Diego                CA      92104      Multifamily
22700013178             111 AVENIDA PALIZADA                              San Clemente             CA      92672      Commercial
24700013183             2638 SIXTH STREET NW                              Albuquerque              NM      87107      Commercial
21630013185             685 SOUTH CORONADO STREET                         Los Angeles              CA      90057      Multifamily
21630013186             9173 WOODMAN AVENUE                               Pacoima                  CA      91331      Multifamily
23700013188             8805 ELK GROVE BOULEVARD                          Elk Grove                CA      95624      Commercial
24630013190             594-598 SOUTH LINCOLN STREET                      Denver                   CO      80209      Multifamily
22630013192             1182-1184 3/4 E. 52ND STREET                      Los Angeles              CA      90011      Multifamily
21630013193             938 EAST 6TH STREET                               Long Beach               CA      90802      Multifamily
21630013195             3276 SOUTH POLK STREET                            Dallas                   TX      75224      Multifamily
24630013196             510 EAST 8TH STREET                               Dallas                   TX      75203      Multifamily
21700013200             4864-4868 MELROSE AVE.                            Los Angeles              CA      90029      Commercial
26630013203             624-640 SE 146TH AVENUE                           Portland                 OR      97233      Multifamily
21630013204             1419 SOUTH TAMARIND AVENUE                        Compton                  CA      90220      Multifamily
29630013205             823 NW 2ND AVENUE                                 Fort Lauderdale          FL      33311      Multifamily
21630013207             413 W. QUEEN ST.                                  Inglewood                CA      90301      Multifamily
24630013208             1734 & 1738 SOUTH COLLEGE STREET                  Tempe                    AZ      85281      Multifamily
22630013209             2716 VIA PASEO                                    Montebello               CA      90640      Multifamily
22700013210             125 23RD STREET                                   Newport Beach            CA      92663      Commercial
24630013214             4948-50 & 5017-31 GASTON AVENUE                   Dallas                   TX      75214      Multifamily
22630013215             11031-11037 LOUISE AVENUE                         Lynwood                  CA      90262      Multifamily
21630013217             3835 WISCONSIN STREET                             Los Angeles              CA      90037      Multifamily
21630013218             406 N. NORMANDIE AVENUE                           Los Angeles              CA      90004      Multifamily
22630013219             3028 NORTH GERONIMO                               Tuscon                   AZ      85705      Multifamily
21630013222             6122 MESA AVENUE                                  Los Angeles              CA      90042      Multifamily

Loan Id             Year Built   Units or NRSF   Appraisal Value   Date of Appraisal     Original LTV     Current LTV
---------------------------------------------------------------------------------------------------------------------
22630013128            1973          5               295,000           3-Apr-97              60.59           57.47
22700013129            1959          8,400           746,000           26-Mar-97             51.61           50.92
22630013131            1972          14              420,000           11-Apr-97             62.50           61.71
24630013133            1906          6               240,000           29-Mar-97             55.83           43.43
26630013134            1973          16              653,000           20-Mar-97             76.38           75.36
21630013137            1964          7               179,000           14-Apr-97             68.44           66.84
24630013139            1961          41              720,000           7-Mar-97              55.56           54.85
22630013140            1929          16              590,000           26-Mar-97             61.02           60.22
21630013143            1987          9               365,000           14-Apr-97             57.53           56.77
26700013145            1930          10,850          550,000           3-Feb-97              67.36           66.63
21700013146            1962          9,736           1,000,000         1-Apr-97              66.36           65.57
23630013147            1994          24              925,000           25-Mar-97             75.14           74.04
24630013148            1928          25              710,000           27-Mar-97             70.00           69.07
21630013149            1962          16              295,000           2-Apr-97              70.42           69.51
26630013151            1972          72              2,515,000         6-Mar-97              58.65           57.91
21630013152            1946          8               155,000           31-Mar-97             65.00           64.22
22630013159            1959          10              260,000           19-Apr-97             48.87           48.37
25630013162            1968          33              900,000           14-Apr-97             75.00           72.28
21630013164            1991          44              1,400,000         24-Mar-97             66.00           65.10
29630013166            1947          5               222,500           1-Feb-97              65.00           64.22
21700013167            1925          1,170           105,000           5-Mar-97              85.71           85.01
21700013168            1926          2,400           230,000           17-Apr-97             53.04           52.61
21700013171            1963          10,124          805,000           1-Apr-97              52.17           51.62
24700013172            1985          6,805           475,000           26-Feb-97             60.21           59.55
22630013177            1950          5               130,000           7-Apr-97              64.62           63.84
22700013178            1956          18,244          990,000           17-Apr-97             80.81           78.66
24700013183            1967          5,036           120,000           7-Apr-97              50.00           49.17
21630013185            1955          20              368,000           17-Apr-97             59.51           58.87
21630013186            1950          5               245,000           1-May-97              65.00           64.27
23700013188            1980          5,400           635,000           14-Apr-97             64.88           64.18
24630013190            1915          10              540,000           15-Apr-97             70.00           69.14
22630013192            1924          8               185,000           25-Apr-97             68.11           67.33
21630013193            1987          10              285,500           21-Apr-97             57.79           56.99
21630013195            1962          29              271,000           25-Apr-97             65.96           65.18
24630013196            1963          36              370,000           14-Apr-97             66.22           64.00
21700013200            1962          3,495           330,000           18-Apr-97             53.18           52.68
26630013203            1975          5               226,000           29-Apr-97             57.52           56.69
21630013204            1984          6               210,000           7-May-97              61.90           58.30
29630013205            1968          5               125,000           22-Apr-97             67.59           64.36
21630013207            1955          7               232,000           7-May-97              66.98           64.87
24630013208            1957          6               140,000           28-Apr-97             66.58           65.78
22630013209            1962          5               320,000           28-Apr-97             50.31           49.71
22700013210            1970          1,989           340,000           24-Apr-97             36.18           35.83
24630013214            1957          56              430,000           13-Mar-97             66.86           66.00
22630013215            1961          14              560,000           7-May-97              73.21           71.33
21630013217            1958          10              176,000           15-May-97             69.60           68.77
21630013218            1951          8               235,000           13-May-97             70.00           63.62
22630013219            1963          12              360,000           12-May-97             66.67           65.87
21630013222            1950          6               115,000           20-May-97             66.96           66.07
                                                                                         Remaining       First
                Original      Cut Off        Cut Off        Monthly     Remaining       Amortization    Payment     Maturity
Loan Id         Balance     Date Balance     Date Rate      Payment       Term             Term          Date         Date
-----------------------------------------------------------------------------------------------------------------------------
22630013128     $178,750     $169,537         8.750        1,354.87        339              339         1-Jun-97    1-May-27
22700013129     $385,000     $379,885         9.500        3,230.42        339              339         1-Jun-97    1-May-27
22630013131     $262,500     $259,179         9.000        2,111.54        339              339         1-Jun-97    1-May-27
24630013133     $134,000     $104,226         9.000        849.13          339              339         1-Jun-97    1-May-27
26630013134     $498,750     $492,119         8.750        3,922.51        339              339         1-Jun-97    1-May-27
21630013137     $122,500     $119,638         9.000        982.95          339              339         1-Jun-97    1-May-27
24630013139     $400,000     $394,940         9.000        3,217.58        339              339         1-Jun-97    1-May-27
22630013140     $360,000     $355,306         9.000        2,894.68        339              339         1-Jun-97    1-May-27
21630013143     $210,000     $207,208         8.750        1,651.58        339              339         1-Jun-97    1-May-27
26700013145     $370,500     $366,439         9.625        3,147.26        340              340         1-Jul-97    1-Jun-27
21700013146     $663,600     $655,711         9.500        5,575.96        339              339         1-Jun-97    1-May-27
23630013147     $695,000     $684,832         7.500        4,869.27        339              339         1-Jun-97    1-May-27
24630013148     $497,000     $490,392         8.750        3,908.75        339              339         1-Jun-97    1-May-27
21630013149     $207,750     $205,066         9.250        1,707.11        339              339         1-Jun-97    1-May-27
26630013151     $1,475,000   $1,456,526       9.125        11,987.99       340              340         1-Jul-97    1-Jun-27
21630013152     $100,750     $99,542          9.125        819.29          340              340         1-Jul-97    1-Jun-27
22630013159     $127,050     $125,772         11.000       1,207.68        339              339         1-Jun-97    1-May-27
25630013162     $675,000     $650,541         7.875        4,787.04        340              340         1-Jul-97    1-Jun-27
21630013164     $924,000     $911,366         7.875        6,706.33        340              340         1-Jul-97    1-Jun-27
29630013166     $144,625     $142,882         9.125        1,175.99        340              340         1-Jul-97    1-Jun-27
21700013167     $90,000      $89,261          11.750       907.04          340              340         1-Jul-97    1-Jun-27
21700013168     $122,000     $120,998         11.750       1,229.54        340              340         1-Jul-97    1-Jun-27
21700013171     $420,000     $415,544         10.125       3,719.88        340              340         1-Jul-97    1-Jun-27
24700013172     $286,000     $282,865         9.625        2,429.46        340              340         1-Jul-97    1-Jun-27
22630013177     $84,000      $82,993          9.125        683.08          340              340         1-Jul-97    1-Jun-27
22700013178     $800,000     $778,775         9.625        6,706.10        340              340         1-Jul-97    1-Jun-27
24700013183     $60,000      $59,010          11.000       566.37          340              340         1-Jul-97    1-Jun-27
21630013185     $219,000     $216,654         9.625        1,859.74        341              341         1-Aug-97    1-Jul-27
21630013186     $159,250     $157,455         9.625        1,352.34        340              340         1-Jul-97    1-Jun-27
23700013188     $412,000     $407,565         9.875        3,574.22        340              340         1-Jul-97    1-Jun-27
24630013190     $378,000     $373,332         8.875        3,006.58        340              340         1-Jul-97    1-Jun-27
22630013192     $126,000     $124,563         9.375        1,047.46        340              340         1-Jul-97    1-Jun-27
21630013193     $165,000     $162,712         8.875        1,310.38        340              340         1-Jul-97    1-Jun-27
21630013195     $178,750     $176,648         9.125        1,453.00        341              341         1-Aug-97    1-Jul-27
24630013196     $245,000     $236,801         8.875        2,182.85        220              220         1-Jul-97    1-Jun-17
21700013200     $175,500     $173,835         10.625       1,620.05        340              340         1-Jul-97    1-Jun-27
26630013203     $130,000     $128,128         7.500        910.24          340              340         1-Jul-97    1-Jun-27
21630013204     $130,000     $122,433         9.125        1,325.42        160              160         1-Jul-97    1-Jun-12
29630013205     $84,490      $80,455          9.125        661.78          341              341         1-Aug-97    1-Jul-27
21630013207     $155,400     $150,487         8.875        1,214.25        340              340         1-Jul-97    1-Jun-27
24630013208     $93,210      $92,092          9.125        757.97          340              340         1-Jul-97    1-Jun-27
22630013209     $161,000     $159,070         9.125        1,309.23        340              340         1-Jul-97    1-Jun-27
22700013210     $123,000     $121,833         10.625       1,135.42        340              340         1-Jul-97    1-Jun-27
24630013214     $287,500     $283,800         9.125        2,335.83        340              340         1-Jul-97    1-Jun-27
22630013215     $410,000     $399,476         9.125        3,286.11        341              341         1-Aug-97    1-Jul-27
21630013217     $122,500     $121,036         8.875        974.11          341              341         1-Aug-97    1-Jul-27
21630013218     $164,500     $149,496         9.125        1,229.67        341              341         1-Aug-97    1-Jul-27
22630013219     $240,000     $237,123         9.125        1,951.65        340              340         1-Jul-97    1-Jun-27
21630013222     $77,000      $75,976          9.125        626.16          340              340         1-Jul-97    1-Jun-27

                   Under-
                  written        Date of     Original   Rate                           Periodic   Maximum      Minimum      Reset
Loan Id             NOI            NOI         DSCR     Type    Loan Index     Margin     Cap       Rate         Rate      Frequency
-----------------------------------------------------------------------------------------------------------------------------------
22630013128       $26,351       15-Apr-97      1.76     ARM     6MOLIBOR       3.750      1.5      13.500       7.500         6
22700013129       $58,113       15-Apr-97      1.72     ARM     6MOLIBOR       4.500      2.0      13.950       7.950         6
22630013131       $35,307       14-Apr-97      1.56     ARM     6MOLIBOR       4.000      1.5      13.750       7.750         6
24630013133       $22,802       10-Apr-97      1.98     ARM     6MOLIBOR       4.000      1.5      13.750       7.750         6
26630013134       $65,549       8-Apr-97       1.57     ARM     6MOLIBOR       3.750      1.5      13.500       7.500         6
21630013137       $20,076       17-Apr-97      1.91     ARM     6MOLIBOR       4.000      1.5      13.750       7.750         6
24630013139       $82,023       4-Apr-97       2.39     ARM     6MOLIBOR       4.000      1.5      13.750       7.750         6
22630013140       $63,178       10-Apr-97      2.09     ARM     6MOLIBOR       4.000      1.5      13.500       7.500         6
21630013143       $36,522       18-Apr-97      2.07     ARM     6MOLIBOR       3.750      1.5      13.500       7.500         6
26700013145       $56,883       16-Apr-97      1.75     ARM     6MOLIBOR       4.500      2.0      13.950       7.950         6
21700013146       $124,324      21-Apr-97      2.14     ARM     6MOLIBOR       4.500      2.0      13.950       7.950         6
23630013147       $105,625      19-Apr-97      1.81     ARM     1YRCMT         3.250      1.5      13.500       7.500         6
24630013148       $62,184       15-Apr-97      1.49     ARM     6MOLIBOR       3.750      1.5      13.500       7.500         6
21630013149       $41,005       21-Apr-97      2.30     ARM     6MOLIBOR       4.250      1.5      13.750       7.750         6
26630013151       $226,955      7-Apr-97       1.79     ARM     6MOLIBOR       4.000      1.5      13.750       7.750         6
21630013152       $16,413       15-Apr-97      1.89     ARM     6MOLIBOR       4.000      1.5      13.750       7.750         6
22630013159       $28,737       24-Apr-97      2.51     ARM     PRIME          2.950      2.0      14.250       8.250         6
25630013162       $80,305       24-Apr-97      1.42     ARM     1YRCMT         3.250      1.5      13.500       7.500         6
21630013164       $114,291      23-Apr-97      1.47     ARM     1YRCMT         3.250      1.5      13.500       7.500         6
29630013166       $24,842       8-May-97       2.00     ARM     6MOLIBOR       4.000      1.5      13.750       7.750         6
21700013167       $14,886       1-Mar-97       1.72     ARM     PRIME          3.950      2.0      14.950       8.950         6
21700013168       $24,373       25-Apr-97      2.08     ARM     PRIME          3.950      2.0      14.950       8.950         6
21700013171       $60,340       21-Apr-97      1.64     ARM     6MOLIBOR       5.000      2.0      13.950       7.950         6
24700013172       $39,698       23-Apr-97      1.58     ARM     6MOLIBOR       4.500      2.0      13.950       7.950         6
22630013177       $13,700       28-Apr-97      1.90     ARM     6MOLIBOR       4.000      1.5      13.750       7.750         6
22700013178       $75,591       1-May-97       1.08     ARM     6MOLIBOR       4.500      2.0      13.950       7.950         6
24700013183       $15,369       2-May-97       2.71     ARM     PRIME          3.250      2.0      14.750       8.750         6
21630013185       $48,134       25-Apr-97      2.51     ARM     6MOLIBOR       4.500      1.5      13.950       7.950         6
21630013186       $23,685       7-May-97       1.70     ARM     6MOLIBOR       4.500      1.5      13.950       7.950         6
23700013188       $58,970       5-May-97       1.63     ARM     6MOLIBOR       4.750      2.0      13.950       7.950         6
24630013190       $61,640       6-May-97       1.94     ARM     6MOLIBOR       3.750      2.0      13.500       7.500         6
22630013192       $18,028       8-May-97       1.62     ARM     6MOLIBOR       4.250      1.5      14.000       8.000         6
21630013193       $27,585       8-May-97       1.99     ARM     6MOLIBOR       3.750      1.5      13.500       7.500         6
21630013195       $35,417       16-May-97      2.36     ARM     6MOLIBOR       4.000      1.5      13.500       7.500         6
24630013196       $41,887       12-May-97      1.77     ARM     6MOLIBOR       3.750      1.5      13.500       7.500         6
21700013200       $35,431       7-May-97       2.19     ARM     6MOLIBOR       5.500      2.0      14.500       8.500         6
26630013203       $15,503       5-May-97       1.46     ARM     1YRCMT         2.950      1.5      13.250       7.250         6
21630013204       $24,930       12-May-97      1.70     ARM     6MOLIBOR       4.000      1.5      13.750       7.750         6
29630013205       $11,950       5-May-97       1.65     ARM     6MOLIBOR       4.000      1.5      13.750       7.750         6
21630013207       $27,820       20-May-97      2.13     ARM     6MOLIBOR       3.750      1.5      13.500       7.500         6
24630013208       $11,780       13-May-87      1.47     ARM     6MOLIBOR       4.000      1.5      13.750       7.750         6
22630013209       $19,979       15-May-97      1.44     ARM     6MOLIBOR       4.000      1.5      13.750       7.750         6
22700013210       $18,373       15-May-97      1.62     ARM     6MOLIBOR       5.500      2.0      14.500       8.500         6
24630013214       $36,284       13-May-97      1.47     ARM     6MOLIBOR       4.000      1.5      13.750       7.750         6
22630013215       $67,286       12-Jun-97      1.91     ARM     6MOLIBOR       4.000      1.5      13.250       7.750         6
21630013217       $21,267       21-May-97      2.07     ARM     6MOLIBOR       3.750      1.5      13.500       7.500         6
21630013218       $23,312       19-May-97      1.65     ARM     6MOLIBOR       4.000      1.5      13.750       7.750         6
22630013219       $30,902       27-May-97      1.50     ARM     6MOLIBOR       4.000      1.5      13.750       7.750         6
21630013222       $10,395       27-May-97      1.57     ARM     6MOLIBOR       4.000      1.5      13.750       7.750         6

Loan Id                 Next Rate Change Date         Loan Purpose
---------------------------------------------------------------------------
22630013128             1-May-99                      Cashout Refinance
22700013129             1-May-99                      Refinance
22630013131             1-May-99                      Cashout Refinance
24630013133             1-May-99                      Cashout Refinance
26630013134             1-May-99                      Purchase
21630013137             1-May-99                      Purchase
24630013139             1-May-99                      Cashout Refinance
22630013140             1-May-99                      Cashout Refinance
21630013143             1-May-99                      Cashout Refinance
26700013145             1-Jun-99                      Cashout Refinance
21700013146             1-May-99                      Purchase
23630013147             1-May-99                      Purchase
24630013148             1-May-99                      Purchase
21630013149             1-May-99                      Purchase
26630013151             1-Jun-99                      Cashout Refinance
21630013152             1-Jun-99                      Cashout Refinance
22630013159             1-May-99                      Cashout Refinance
25630013162             1-Jun-99                      Purchase
21630013164             1-Jun-99                      Refinance
29630013166             1-Jun-99                      Cashout Refinance
21700013167             1-Jun-99                      Refinance
21700013168             1-Jun-99                      Cashout Refinance
21700013171             1-Jun-99                      Cashout Refinance
24700013172             1-Jun-99                      Cashout Refinance
22630013177             1-Jun-99                      Refinance
22700013178             1-Jun-99                      Refinance
24700013183             1-Jun-99                      Cashout Refinance
21630013185             1-Jul-99                      Purchase
21630013186             1-Jun-99                      Refinance
23700013188             1-Jun-99                      Refinance
24630013190             1-Jun-99                      Cashout Refinance
22630013192             1-Jun-99                      Purchase
21630013193             1-Jun-99                      Purchase
21630013195             1-Jul-99                      Purchase
24630013196             1-Jun-99                      Purchase
21700013200             1-Jun-99                      Cashout Refinance
26630013203             1-Jun-99                      Cashout Refinance
21630013204             1-Jun-99                      Purchase
29630013205             1-Jul-99                      Purchase
21630013207             1-Jun-99                      Purchase
24630013208             1-Jun-99                      Purchase
22630013209             1-Jun-99                      Cashout Refinance
22700013210             1-Jun-99                      Cashout Refinance
24630013214             1-Jun-99                      Purchase
22630013215             1-Jul-99                      Cashout Refinance
21630013217             1-Jul-99                      Purchase
21630013218             1-Jul-99                      Purchase
22630013219             1-Jun-99                      Purchase
21630013222             1-Jun-99                      Purchase

Loan Id                 Property Address                                     City                  State   Zipcode    Property Type
-----------------------------------------------------------------------------------------------------------------------------------

26700013227             16 & 28 SW FIRST AVENUE                              Portland              OR      97204      Commercial
27630013230             324-326 MT. PROSPECT AVENUE                          Newark                NJ      7104       Commercial
22700013233             3910 NORTH LONG BEACH BOULEVARD                      Long Beach            CA      90806      Commercial
21700013234             288 NORTH IRONWOOD DRIVE                             Apache Junction       AZ      85220      Commercial
24630013235             2615 & 2619 LIGARDE STREET                           Laredo                TX      78043      Multifamily
21700013237             402 N. MONTGOMERY                                    Ojai                  CA      93023      Multifamily
28700013239             9 WEST 20TH STREET                                   New York              NY      10011      Commercial
21630013241             4852 WEST AVENUE L-10                                Quartz Hill Area      CA      93536      Multifamily
21630013246             2710 W. 141ST. PLACE                                 Gardena               CA      90249      Multifamily
21700013249             5933-5939 MONTEREY ROAD                              Los Angeles           CA      90042      Commercial
24630013251             1810 - 1814 WEST CAROL AVENUE                        Phoenix               AZ      85020      Multifamily
22630013253             10246 NORTH 7TH AVENUE                               Phoenix               AZ      85020      Multifamily
25630013255             14132 37TH AVENUE SOUTH                              Tukwila               WA      98168      Multifamily
21630013256             10400-10404 S. CRENSHAW BLVD.                        Inglewood             CA      90303      Multifamily
22630013257             9644-9648 N. 10TH AVENUE                             Phoenix               AZ      85020      Multifamily
21630013258             6113 WEST FOUNTAIN AVENUE                            Los Angeles           CA      90028      Multifamily
21630013265             6846 LAUREL CANYON BLVD.                             North Hollywood       CA      91605      Multifamily
27700013267             361 E. 178TH STREET                                  Bronx                 NY      10461      Commercial
24630013270             4215 EAST FAIRMOUNT STREET                           Tuscon                AZ      85712      Multifamily
21630013273             732 W. 76TH STREET                                   Los Angeles           CA      90044      Multifamily
21630013275             1140 S WESTMORELAND AVE                              Los Angeles           CA      90006      Multifamily
26700013278             205 SE GRAND AVENUE                                  Portland              OR      97214      Commercial
22630013279             4313 NORMAL AVENUE                                   Los Angeles           CA      90029      Multifamily
21630013281             3577 SANBORN AVENUE                                  Lynwood               CA      90262      Multifamily
22630013284             401 NORTH D STREET                                   Eloy                  AZ      85231      Multifamily
22630013285             5502 NORTH 27TH AVENUE                               Phoenix               AZ      85017      Multifamily
21700013288             4121 PENNSYLVANIA AVE                                La Crescenta          CA      91214      Commercial
25630013296             8001-8007 DENSMORE AVE N & 1512-1518 N BOTH ST       Seattle               WA      98103      Multifamily
29700013297             973 N. HARBOUR CITY BOULEVARD                        Melbourne             FL      32935      Commercial
23700013299             535, 537 AND 539 MAIN STREET                         Half Moon Bay         CA      94019      Commercial
24630013302             3,4,5,6,7,8 WESTWAY CIRCLE                           Montgomery            TX      77356      Multifamily
24630013304             1680 BEELER STREET                                   Aurora                CO      80010      Multifamily
21630013306             833-839 GAVIOTA AVENUE                               Long Beach            CA      90813      Multifamily
21630013307             1132  N. WILMINGTON BOULEVARD                        Wilmington            CA      90744      Multifamily
21630013310             1812 S. BONNIE BRAE STREET                           Los Angeles           CA      90006      Multifamily
21630013311             211 & 217 E. 24TH STREET                             Los Angeles           CA      90011      Multifamily
22630013312             223-227 1/2 SOUTH AVENUE 20                          Los Angeles           CA      90031      Multifamily
23630013315             2327-2329 MISSION STREET                             San Francisco         CA      94117      Commercial
24700013317             9995 EAST COLFAX AVENUE                              Aurora                CO      80010      Commercial
21630013320             1017 MYRTLE AVENUE                                   Inglewood             CA      90301      Multifamily
24700013322             1985 WEST APACHE TRAIL                               Apache Junction       AZ      85220      Commercial
23700013325             1411-1415 W. EL CAMINO REAL                          Mountain View         CA      94040      Commercial
22630013326             2208,2212,2216 VIA CORONA                            Montebello            CA      90640      Multifamily
24630013332             1690 YARROW STREET                                   Lakewood              CO      80215      Multifamily
24630013333             12 SHERMAN STREET                                    Denver                CO      80203      Multifamily
21630013340             1518 N. SPURGEON STREET                              Santa Ana             CA      92701      Multifamily
21630013341             215 E. 15TH STREET                                   Santa Ana             CA      92701      Multifamily
21630013345             12521 SATICOY STREET                                 North Hollywood       CA      91605      Multifamily
21630013346             1354,1374,1378,1384,1388 & 1394 5TH AVE              Upland                CA      91786      Multifamily

Loan Id                 Year Built   Units or NRSF     Appraisal Value      Date of Appraisal     Original LTV     Current LTV
--------------------------------------------------------------------------------------------------------------------------------
26700013227             1890         33,408            3,200,000            13-May-97             46.88            44.41
27630013230             1928         2,160             525,000              8-May-97              43.33            42.88
22700013233             1991         7,231             1,680,000            18-Apr-97             74.40            72.29
21700013234             1986         14,000            684,000              1-May-97              67.47            66.59
24630013235             1992         16                465,000              5-May-97              49.42            46.81
21700013237             1928         3                 300,000              11-Apr-97             45.00            44.55
28700013239             1920         30,318            3,930,000            27-May-97             59.80            58.14
21630013241             1980         16                236,000              28-May-97             74.68            73.79
21630013246             1959         6                 250,000              3-Apr-97              63.10            62.38
21700013249             1930         5,716             430,000              21-May-97             58.95            58.42
24630013251             1964         6                 150,000              2-Jun-97              50.00            49.41
22630013253             1972         6                 155,000              28-May-97             65.00            64.26
25630013255             1967         14                485,000              5-Jun-97              68.04            67.14
21630013256             1956         10                425,000              5-Jun-97              70.00            69.21
22630013257             1981         12                285,000              28-May-97             57.89            57.24
21630013258             1992         8                 508,000              20-May-97             69.29            68.51
21630013265             1954         6                 188,000              13-Jun-97             68.88            66.55
27700013267             1910         1,320             330,000              16-May-97             51.52            50.97
24630013270             1963         14                315,000              5-Jun-97              75.00            73.90
21630013273             1961         8                 143,000              17-Jun-97             81.29            80.32
21630013275             1939         8                 200,000              28-May-97             68.25            67.45
26700013278             1890         15,792            925,000              5-Jun-97              61.62            58.57
22630013279             1948         16                500,000              27-May-97             60.00            59.35
21630013281             1962         14                264,500              20-Jun-97             66.54            65.78
22630013284             1968         34                360,000              5-Jun-97              58.33            57.64
22630013285             1953         28                680,000              5-Jun-97              65.00            64.28
21700013288             1986         10,382            930,000              23-Jun-97             34.41            34.07
25630013296             1945         10                950,000              26-Jun-97             60.53            59.21
29700013297             1916         1,699             535,000              4-Apr-97              65.42            64.73
23700013299             1940         3,460             530,000              11-Jun-97             35.85            35.50
24630013302             1983         6                 195,000              16-Jun-97             61.54            60.90
24630013304             1956         32                520,000              18-Jun-97             74.28            73.44
21630013306             1987         16                550,000              20-Jun-97             58.93            58.26
21630013307             1987         62                1,250,000            10-Jun-97             75.00            74.18
21630013310             1965         9                 150,000              27-Jun-97             70.00            69.21
21630013311             1985         12                315,000              27-Jun-97             75.00            74.14
22630013312             1907         6                 237,000              23-Jun-97             63.77            63.09
23630013315             1911         5,606             635,000              3-Jun-97              78.74            77.48
24700013317             1948         8,447             420,000              5-Jun-97              65.00            63.48
21630013320             1956         11                250,000              11-Jul-97             67.20            66.45
24700013322             1962         9,770             415,000              13-Jun-97             65.00            64.36
23700013325             1979         5,400             925,000              20-Jun-97             54.05            53.45
22630013326             1964         12                600,000              7-Jun-97              60.83            60.18
24630013332             1955         7                 210,000              10-Jul-97             75.00            74.20
24630013333             1962         13                374,000              3-Jul-97              64.30            49.94
21630013340             1987         27                810,000              2-Jul-97              75.00            74.12
21630013341             1985         74                2,350,000            2-Jul-97              77.55            76.69
21630013345             1980         10                310,000              11-Jul-97             75.00            74.20
21630013346             1962         80                2,360,000            10-Jul-97             74.58            73.77
                                                                                      Remaining       First
                Original        Cut Off        Cut Off        Monthly     Remaining  Amortization    Payment      Maturity
Loan Id         Balance       Date Balance     Date Rate      Payment       Term        Term          Date          Date
-----------------------------------------------------------------------------------------------------------------------------
26700013227     $1,500,000    $1,421,023        9.625         15,749.71     161          161         1-Aug-97     1-Jul-12
27630013230     $227,500      $225,109          9.375         1,891.83      341          341         1-Aug-97     1-Jul-27
22700013233     $1,250,000    $1,214,397        9.500         11,653.97     221          221         1-Aug-97     1-Jul-17
21700013234     $461,500      $455,450          9.875         3,992.02      341          341         1-Aug-97     1-Jul-27
24630013235     $229,800      $217,687          9.625         2,412.71      161          161         1-Aug-97     1-Jul-12
21700013237     $135,000      $133,640          10.125        1,195.71      341          341         1-Aug-97     1-Jul-27
28700013239     $2,350,000    $2,285,073        9.875         22,478.50     221          221         1-Aug-97     1-Jul-17
21630013241     $176,250      $174,143          8.875         1,401.52      341          341         1-Aug-97     1-Jul-27
21630013246     $157,750      $155,956          9.125         1,282.80      341          341         1-Aug-97     1-Jul-27
21700013249     $253,500      $251,210          10.625        2,340.07      341          341         1-Aug-97     1-Jul-27
24630013251     $75,000       $74,118           9.125         609.65        341          341         1-Aug-97     1-Jul-27
22630013253     $100,750      $99,604           9.125         819.29        341          341         1-Aug-97     1-Jul-27
25630013255     $330,000      $325,619          8.125         2,450.67      341          341         1-Aug-97     1-Jul-27
21630013256     $297,500      $294,149          8.875         2,367.34      341          341         1-Aug-97     1-Jul-27
22630013257     $165,000      $163,123          9.125         1,341.76      341          341         1-Aug-97     1-Jul-27
21630013258     $352,000      $348,035          8.875         2,801.02      341          341         1-Aug-97     1-Jul-27
21630013265     $129,500      $125,118          8.875         1,006.96      341          341         1-Aug-97     1-Jul-27
27700013267     $170,000      $168,214          9.375         1,413.67      341          341         1-Aug-97     1-Jul-27
24630013270     $236,250      $232,782          8.875         1,873.62      341          341         1-Aug-97     1-Jul-27
21630013273     $116,250      $114,860          8.875         924.41        341          341         1-Aug-97     1-Jul-27
21630013275     $136,500      $134,895          9.125         1,109.57      341          341         1-Aug-97     1-Jul-27
26700013278     $570,000      $541,767          9.375         4,767.88      281          281         1-Aug-97     1-Jul-22
22630013279     $300,000      $296,774          9.500         2,517.88      343          343         1-Oct-97     1-Sep-27
21630013281     $176,000      $173,986          9.125         1,431.21      341          341         1-Aug-97     1-Jul-27
22630013284     $210,000      $207,486          9.625         1,781.05      341          341         1-Aug-97     1-Jul-27
22630013285     $442,000      $437,132          9.625         3,752.31      341          341         1-Aug-97     1-Jul-27
21700013288     $320,000      $316,848          10.250        2,862.52      342          342         1-Sep-97     1-Aug-27
25630013296     $575,000      $562,493          8.625         4,437.05      342          342         1-Sep-97     1-Aug-27
29700013297     $350,000      $346,318          9.750         3,002.44      342          342         1-Sep-97     1-Aug-27
23700013299     $190,000      $188,155          10.500        1,734.50      342          342         1-Sep-97     1-Aug-27
24630013302     $120,000      $118,760          10.000        1,051.20      342          342         1-Sep-97     1-Aug-27
24630013304     $386,250      $381,880          9.500         3,241.76      342          342         1-Sep-97     1-Aug-27
21630013306     $324,100      $320,433          9.500         2,720.14      342          342         1-Sep-97     1-Aug-27
21630013307     $937,500      $927,258          9.500         7,871.46      342          342         1-Sep-97     1-Aug-27
21630013310     $105,000      $103,812          9.500         881.26        342          342         1-Sep-97     1-Aug-27
21630013311     $236,250      $233,537          9.250         1,940.60      342          342         1-Sep-97     1-Aug-27
22630013312     $151,125      $149,512          9.500         1,269.20      342          342         1-Sep-97     1-Aug-27
23630013315     $500,000      $491,976          10.500        4,708.34      282          282         1-Sep-97     1-Aug-22
24700013317     $273,000      $266,603          10.250        2,429.57      342          342         1-Sep-97     1-Aug-27
21630013320     $168,000      $166,133          9.750         1,440.82      342          342         1-Sep-97     1-Aug-27
24700013322     $269,750      $267,093          10.250        2,413.02      342          342         1-Sep-97     1-Aug-27
23700013325     $500,000      $494,411          9.250         4,108.35      342          342         1-Sep-97     1-Aug-27
22630013326     $365,000      $361,104          9.500         3,065.40      342          342         1-Sep-97     1-Aug-27
24630013332     $157,500      $155,819          9.500         1,322.74      342          342         1-Sep-97     1-Aug-27
24630013333     $240,500      $186,779          9.125         1,574.98      342          342         1-Sep-97     1-Aug-27
21630013340     $607,500      $600,363          9.000         4,881.84      342          342         1-Sep-97     1-Aug-27
21630013341     $1,822,500    $1,802,174        9.750         15,624.12     342          342         1-Sep-97     1-Aug-27
21630013345     $232,500      $230,018          9.500         1,952.62      342          342         1-Sep-97     1-Aug-27
21630013346     $1,760,000    $1,741,045        9.250         14,467.35     342          342         1-Sep-97     1-Aug-27

                 Under-
                written       Date of      Original    Rate                              Periodic   Maximum      Minimum    Reset
Loan Id           NOI           NOI          DSCR      Type     Loan Index     Margin       Cap       Rate        Rate    Frequency
-----------------------------------------------------------------------------------------------------------------------------------
26700013227     $245,709      23-May-97      1.45     ARM        6MOLIBOR       4.500       2.0     13.750        7.750       6
27630013230     $62,335       23-May-97      3.11     ARM        6MOLIBOR       4.200       2.0     14.000        8.000       6
22700013233     $158,012      2-Jun-97       1.23     ARM        6MOLIBOR       4.375       2.0     13.875        8.375       6
21700013234     $66,597       19-May-97      1.65     ARM        6MOLIBOR       4.750       2.0     13.950        7.950       6
24630013235     $50,057       27-May-97      1.87     ARM        6MOLIBOR       4.500       1.5     14.250        8.250       6
21700013237     $26,727       9-May-97       2.26     ARM        6MOLIBOR       5.000       2.0     13.950        7.950       6
28700013239     $390,265      2-Jun-97       1.59     ARM        6MOLIBOR       4.750       2.0     14.500        8.500       6
21630013241     $24,118       5-Jun-97       1.63     ARM        6MOLIBOR       3.750       1.5     13.500        7.500       6
21630013246     $22,058       22-Apr-97      1.63     ARM        6MOLIBOR       4.000       1.5     13.750        7.750       6
21700013249     $39,232       3-Jun-97       1.68     ARM        6MOLIBOR       5.500       2.0     14.500        8.500       6
24630013251     $13,580       12-Jun-97      2.16     ARM        6MOLIBOR       4.000       1.5     13.500        7.500       6
22630013253     $12,718       12-Jun-97      1.47     ARM        6MOLIBOR       4.000       1.5     13.750        7.750       6
25630013255     $40,119       12-Jun-97      1.39     ARM        1YRCMT         3.500       1.5     13.450        7.950       6
21630013256     $47,429       10-Jun-97      1.82     ARM        6MOLIBOR       3.750       1.5     13.450        7.950       6
22630013257     $22,782       12-Jun-97      1.61     ARM        6MOLIBOR       4.000       1.5     13.750        7.750       6
21630013258     $47,754       13-Jun-97      1.55     ARM        6MOLIBOR       3.750       1.5     13.450        7.950       6
21630013265     $17,661       17-Jun-97      1.56     ARM        6MOLIBOR       3.750       1.5     13.450        7.950       6
27700013267     $41,435       13-Jun-97      2.77     ARM        6MOLIBOR       4.200       2.0     14.000        8.000       6
24630013270     $31,962       23-Jun-97      1.61     ARM        6MOLIBOR       3.750       1.5     13.500        7.500       6
21630013273     $20,932       23-Jun-97      2.15     ARM        6MOLIBOR       3.750       1.5     13.500        7.500       6
21630013275     $24,181       10-Jun-97      2.11     ARM        6MOLIBOR       4.000       1.5     13.500        7.500       6
26700013278     $79,832       18-Jun-97      1.55     ARM        6MOLIBOR       4.250       1.5     13.750        7.750       6
22630013279     $54,890       29-Jul-97      2.18     ARM        6MOLIBOR       3.750       1.5     13.500        7.500       6
21630013281     $48,536       24-Jun-97      3.21     ARM        6MOLIBOR       4.000       1.5     13.750        7.750       6
22630013284     $43,641       25-Jun-97      2.42     ARM        6MOLIBOR       4.500       1.5     13.750        7.750       6
22630013285     $67,093       25-Jun-97      1.77     ARM        6MOLIBOR       4.500       1.5     13.750        7.750       6
21700013288     $57,483       23-Jun-97      2.05     ARM        6MOLIBOR       4.500       2.0     13.950        7.950       6
25630013296     $68,419       2-Jul-97       1.42     ARM        1YRCMT         3.250       1.5     13.500        7.500       6
29700013297     $44,048       20-Jun-97      1.46     ARM        6MOLIBOR       3.950       2.0     13.750        7.750       6
23700013299     $28,500       2-Jul-97       1.71     ARM        6MOLIBOR       4.750       2.0     13.950        7.950       6
24630013302     $20,014       2-Jul-97       1.85     ARM        6MOLIBOR       4.250       1.5     14.250        8.250       6
24630013304     $58,979       2-Jul-97       1.82     ARM        6MOLIBOR       3.750       1.5     13.500        7.500       6
21630013306     $57,277       2-Jul-97       2.11     ARM        6MOLIBOR       3.750       1.5     13.500        7.500       6
21630013307     $147,266      1-Jul-97       1.83     ARM        6MOLIBOR       3.750       1.5     13.450        7.750       6
21630013310     $21,227       7-Jul-97       2.41     ARM        6MOLIBOR       3.750       1.5     13.500        7.500       6
21630013311     $36,156       7-Jul-97       1.82     ARM        6MOLIBOR       3.500       1.5     13.500        7.500       6
22630013312     $15,923       11-Jul-97      1.20     ARM        6MOLIBOR       3.750       1.5     13.450        7.950       6
23630013315     $74,542       5-Jul-97       1.62     ARM        6MOLIBOR       4.750       2.0     13.950        7.950       6
24700013317     $48,300       14-Jul-97      2.02     ARM        6MOLIBOR       4.500       2.0     13.950        7.950       6
21630013320     $37,619       16-Jul-97      2.60     ARM        6MOLIBOR       4.000       1.5     13.750        7.750       6
24700013322     $42,812       11-Jul-97      1.81     ARM        6MOLIBOR       4.500       2.0     13.950        7.950       6
23700013325     $85,670       15-Jul-97      1.99     ARM        6MOLIBOR       3.450       2.0     13.750        7.750       6
22630013326     $48,931       17-Jul-97      1.53     ARM        6MOLIBOR       3.750       1.5     13.450        7.950       6
24630013332     $21,223       15-Jul-97      1.54     ARM        6MOLIBOR       3.750       1.5     13.450        7.950       6
24630013333     $29,731       17-Jul-97      1.47     ARM        1YRCMT         3.750       1.5     13.500        7.500       6
21630013340     $78,066       21-Jul-97      1.53     ARM        6MOLIBOR       3.250       1.5     13.450        7.500       6
21630013341     $246,851      21-Jul-97      1.61     ARM        6MOLIBOR       4.000       1.5     13.500        7.500       6
21630013345     $31,713       18-Jul-97      1.56     ARM        6MOLIBOR       3.750       1.5     13.950        7.950       6
21630013346     $267,551      21-Jul-97      1.69     ARM        6MOLIBOR       3.500       1.5     14.250        8.250       6

Loan Id         Next Rate Change Date          Loan Purpose
-----------------------------------------------------------------
26700013227      1-Jul-99                      Cashout Refinance
27630013230      1-Jul-99                      Purchase
22700013233      1-Jul-99                      Cashout Refinance
21700013234      1-Jul-99                      Cashout Refinance
24630013235      1-Jul-99                      Refinance
21700013237      1-Jul-99                      Cashout Refinance
28700013239      1-Jul-99                      Refinance
21630013241      1-Jul-99                      Purchase
21630013246      1-Jul-99                      Cashout Refinance
21700013249      1-Jul-99                      Purchase
24630013251      1-Jul-99                      Refinance
22630013253      1-Jul-99                      Refinance
25630013255      1-Jul-99                      Purchase
21630013256      1-Jul-99                      Purchase
22630013257      1-Jul-99                      Refinance
21630013258      1-Jul-99                      Cashout Refinance
21630013265      1-Jul-99                      Purchase
27700013267      1-Jul-99                      Purchase
24630013270      1-Jul-99                      Purchase
21630013273      1-Jul-99                      Purchase
21630013275      1-Jul-99                      Purchase
26700013278      1-Jul-99                      Cashout Refinance
22630013279      1-Mar-99                      Cashout Refinance
21630013281      1-Jul-99                      Purchase
22630013284      1-Jul-99                      Purchase
22630013285      1-Jul-99                      Cashout Refinance
21700013288      1-Aug-99                      Purchase
25630013296      1-Aug-99                      Refinance
29700013297      1-Aug-99                      Cashout Refinance
23700013299      1-Aug-99                      Cashout Refinance
24630013302      1-Aug-99                      Purchase
24630013304      1-Aug-99                      Purchase
21630013306      1-Aug-99                      Cashout Refinance
21630013307      1-Aug-99                      Purchase
21630013310      1-Aug-99                      Purchase
21630013311      1-Aug-99                      Purchase
22630013312      1-Aug-99                      Purchase
23630013315      1-Aug-99                      Purchase
24700013317      1-Aug-99                      Cashout Refinance
21630013320      1-Aug-99                      Purchase
24700013322      1-Aug-99                      Cashout Refinance
23700013325      1-Aug-99                      Cashout Refinance
22630013326      1-Aug-99                      Cashout Refinance
24630013332      1-Aug-99                      Purchase
24630013333      1-Aug-99                      Purchase
21630013340      1-Aug-99                      Purchase
21630013341      1-Aug-99                      Purchase
21630013345      1-Aug-99                      Purchase
21630013346      1-Aug-99                      Purchase

Loan Id                 Property Address                        City                  State   Zipcode    Property Type
---------------------------------------------------------------------------------------------------------------------------
21630013351             4210 VERDUGO ROAD                       Los Angeles           CA      90065      Multifamily
24630013352             806 EAST CAROL AVENUE                   Phoenix               AZ      85020      Multifamily
1700010320              3860 WEST 139TH STREET                  HAWTHORNE             CA      90250      Commercial
1700010420              5308 LANKERSHIM BLVD                    NORTH HOLLYWOOD       CA      91601      Commercial
1700010464              7494-7501 SANTA MONICA BLVD             WEST HOLLYWOOD        CA      90046      Commercial
1700010497              17326 WOODRUFF AVENUE                   BELLFLOWER            CA      90706      Commercial
1720010854              5518-5530 LONG BEACH BLVD               LONG BEACH            CA      90805      Commercial
1630010860              1029 S RECORD AVE                       LOS ANGELES           CA      90023      Multifamily
1650010884              9863 ALONDRA BLVD                       BELLFLOWER            CA      90706      Multifamily
21650010908             3510 N BROADWAY                         LOS ANGELES           CA      90031      Commercial
2700010913              8583 MELROSE AVENUE                     WEST HOLLYWOOD        CA      90069      Commercial
1650010970              1514-1516 W MANCHESTER BLVD             LOS ANGELES           CA      90047      Commercial
1650010992              4243-4247 BURNS AVE                     LOS ANGELES           CA      90029      Multifamily
1720010996              10142-10142 1/2 RIVERSIDE DR            NORTH HOLLYWOOD       CA      91602      Commercial
1650011009              1137 E. 7TH ST.                         LONG BEACH            CA      90813      Commercial
1650011176              127 N. CHICAGO STREET                   LOS ANGELES           CA      90033      Multifamily
1720011304              2408-2416 SLAUSON AVENUE                LOS ANGELES           CA      90043      Commercial
1650011307              133-135 1/2 73RD STREET                 LOS ANGELES           CA      90003      Multifamily
24630011333             1608-1610 BOULDER ST. & 2559 16TH S     DENVER                CO      80211      Multifamily
1650011353              1537 PINE AVENUE                        LONG BEACH            CA      90813      Multifamily
3720011393              22200 MAIN STREET                       CARSON                CA      90540      Commercial
3650011398              427 SOUTH BARRANCA AVE. #1-12           COVINA                CA      91723      Multifamily
3720011402              1848 SARATOGA AVENUE                    SAN JOSE              CA      95129      Commercial
3720011403              240 G STREET                            DAVIS                 CA      95616      Commercial
3720011404              619 S. BROOKHURST ST                    ANAHEIM               CA      92804      Commercial
3720011405              897 W. EL CAMINO REAL                   SUNNYMEAD             CA      94087      Commercial
3650011409              1042 THE STRAND                         HERMOSA BEACH         CA      90254      Multifamily
3650011416              5236 KESTER AVE.                        VAN NUYS              CA      91408      Multifamily
3650011424              1528 PROSPECT AVENUE                    SAN GABRIEL           CA      91776      Multifamily
3720011427              3343-3345 STATE STREET                  SANTA BARBARA         CA      93102      Commercial
3720011432              2509 & 2519 N. LAKE AVENUE              ALTADENA              CA      91107      Commercial
21700011525             1668-1676 E. WASHINGTON BLVD.           PASADENA              CA      91104      Commercial
3700011598              125 SOUTH MAIN                          FALLBROOK             CA      92028      Commercial
3720011612              230  G  STREET                          DAVIS                 CA      95617      Commercial
3720011616              3117 EAST GARVEY AVENUE NORTH           WEST COVINA           CA      91790      Commercial
21630011696             349 N. VECINO DRIVE                     COVINA                CA      91723      Multifamily
3700011892              2155-2187 EAST HUNTINGTON DRIVE         DUARTE                CA      91010      Commercial
1720012241              10300 PRAIRE AVENUE                     INGLEWOOD             CA      90303      Commercial
1720012333              2314-2330 SOUTH VERMONT AVENUE          LOS ANGELES           CA      90007      Commercial
1650012477              3926 DALTON AVENUE                      LOS ANGELES           CA      90062      Multifamily
22650012504             5820 W. CLAREMONT                       GLENDALE              AZ      85301      Multifamily
1650012536              1746 HAUSER BLVD.                       LOS ANGELES           CA      90019      Multifamily
22630012540             1334 PETERSON AVE                       LONG BEACH            CA      90813      Multifamily
1720012709              501 E. 23RD ST.                         LOS ANGELES           CA      90011      Commercial
24650012784             2700 AND 2701 FEDERAL BOULEVARD         DENVER                CO      80211      Multifamily
21630012931             707-709 CRENSHAW BLVD.                  LOS ANGELES           CA      90005      Multifamily
22630012947             306 EASTMINISTER COURT                  HENDERSON             NV      89015      Multifamily
22630012948             303 EASTMINISTER COURT                  HENDERSON             NV      89015      Multifamily
22630012953             319 WEST ATLANTIC AVENUE                HENDERSON             NV      89015      Multifamily

Loan Id                 Year Built   Units or NRSF     Appraisal Value      Date of Appraisal     Original LTV     Current LTV
------------------------------------------------------------------------------------------------------------------------------
21630013351             1983         10                250,000              11-Jul-97             70.00            69.25
24630013352             1982         22                520,000              3-Jul-97              75.00            74.17
1700010320              1950         9,920             480,000              7-Nov-90              24.06            21.68
1700010420              1935         3,887             255,000              15-Aug-91             33.33            31.32
1700010464              1925         14,679            1,150,000            7-Oct-91              15.22            14.57
1700010497              1972         31,964            1,500,000            12-Dec-91             23.33            22.30
1720010854              1950         4,713             330,000              7-May-93              69.70            53.30
1630010860              1963         5                 277,000              7-Feb-94              63.18            60.36
1650010884              1936         7                 295,000              29-Nov-93             70.51            64.07
21650010908             1915         3,841             247,000              14-Jun-94             72.87            63.86
2700010913              1929         1,500             375,000              3-Dec-93              65.00            63.22
1650010970              1963         2,028             325,000              4-Aug-94              58.22            55.85
1650010992              1924         10                220,000              16-Jun-94             92.45            88.44
1720010996              1939         1,324             190,000              17-Aug-94             102.63           98.07
1650011009              1962         5,514             190,000              17-Aug-94             97.37            87.72
1650011176              1923         9                 222,000              10-Feb-95             70.83            68.83
1720011304              1924         5,939             154,500              5-Feb-95              92.04            89.72
1650011307              1929         6                 140,000              7-Sep-94              83.57            79.74
24630011333             1923         31                450,000              26-Jun-95             65.00            63.46
1650011353              1963         10                243,000              19-Apr-95             74.07            71.75
3720011393              1979         9,350             923,000              4-Oct-92              29.79            6.22
3650011398              1976         12                486,000              27-Apr-93             47.33            26.73
3720011402              1961         12,000            741,000              27-Apr-93             40.49            8.57
3720011403              1939         46,115            670,000              3-Apr-74              16.72            6.32
3720011404              1975         4,860             337,000              27-Apr-93             80.12            26.69
3720011405              1974         4,800             170,000              10-Apr-74             73.53            28.47
3650011409              1935         13                678,000              27-Apr-93             35.40            23.28
3650011416              1959         10                278,000              27-Apr-93             64.75            30.49
3650011424              1963         20                753,000              30-Aug-93             12.22            1.49
3720011427              1955         7,300             814,200              30-Aug-93             42.99            8.36
3720011432              1952         1,421             225,000              13-May-91             55.99            46.17
21700011525             1992         4,970             600,000              24-Jul-95             75.00            73.69
3700011598              1925         7,900             660,000              15-Sep-94             45.45            39.81
3720011612              1937         46,115            713,000              27-Apr-93             54.42            20.76
3720011616              1977         9,245             976,400              30-Aug-93             43.53            1.04
21630011696             1962         7                 289,000              6-Oct-95              69.03            67.45
3700011892              1975         9,403             1,200,000            15-Sep-88             66.67            48.07
1720012241              1957         3,957             160,000              25-Mar-96             98.28            95.35
1720012333              1929         10,300            330,000              14-Jun-96             83.33            81.72
1650012477              1922         8                 230,000              27-Mar-96             68.37            67.06
22650012504             1975         35                725,000              2-Aug-96              65.00            64.06
1650012536              1958         6                 175,000              24-Sep-96             95.14            93.43
22630012540             1929         16                219,000              25-Mar-97             70.00            69.11
1720012709              1908         7,592             270,000              27-Sep-96             77.13            73.20
24650012784             1961         44                911,000              20-Dec-96             74.95            74.05
21630012931             1940         10                260,000              21-Jan-97             70.00            68.67
22630012947             1979         6                 170,000              7-Jan-97              65.00            64.15
22630012948             1979         6                 170,000              7-Jan-97              65.00            64.15
22630012953             1984         6                 250,000              7-Jan-97              65.00            64.15
                                                                                          Remaining       First
                Original        Cut Off        Cut Off        Monthly       Remaining    Amortization    Payment      Maturity
Loan Id         Balance       Date Balance     Date Rate      Payment         Term          Term          Date          Date
---------------------------------------------------------------------------------------------------------------------------------
21630013351     $175,000      $173,118         9.500          1,468.76      343              343          1-Oct-97    1-Sep-27
24630013352     $390,000      $385,669         9.500          3,273.93      342              342          1-Sep-97    1-Aug-27
1700010320      $115,500      $104,052         12.000         1,133.59      22               262          1-Jan-91    1-Dec-00
1700010420      $85,000       $79,867          12.500         884.76        32               272          1-Nov-91    1-Oct-01
1700010464      $175,000      $167,605         11.250         1,703.46      34               274          1-Jan-92    1-Dec-01
1700010497      $350,000      $334,559         12.500         3,694.35      277              277          1-Apr-92    1-Mar-22
1720010854      $230,000      $175,882         6.000          1,940.88      121              121          1-Apr-94    1-Mar-09
1630010860      $175,000      $167,199         11.500         1,697.69      303              303          1-Jun-94    1-May-24
1650010884      $208,000      $188,994         8.000          1,526.25      64               304          1-Jul-94    1-Jun-04
21650010908     $180,000      $157,729         9.000          1,448.33      125              305          1-Aug-94    1-Jul-09
2700010913      $243,750      $237,088         11.250         2,368.15      299              299          1-Feb-94    1-Jan-24
1650010970      $189,200      $181,507         8.000          1,388.29      9                309          1-Dec-94    1-Nov-99
1650010992      $203,400      $194,572         7.500          1,422.21      70               310          1-Jan-95    1-Dec-04
1720010996      $195,000      $186,334         8.750          1,534.07      11               311          1-Feb-95    1-Jan-00
1650011009      $185,000      $166,674         8.000          1,357.47      71               311          1-Feb-95    1-Jan-05
1650011176      $157,250      $152,792         9.000          1,265.27      16               316          1-Jul-95    1-Jun-00
1720011304      $142,200      $138,624         9.500          1,195.70      78               318          1-Sep-95    1-Aug-05
1650011307      $117,000      $111,636         9.000          941.41        318              318          1-Sep-95    1-Aug-25
24630011333     $292,500      $285,561         10.250         2,614.02      318              318          1-Sep-95    1-Aug-25
1650011353      $180,000      $174,363         8.000          1,320.78      19               319          1-Oct-95    1-Sep-00
3720011393      $275,000      $57,421          13.500         3,320.00      20               20           1-Nov-80    1-Oct-00
3650011398      $230,000      $129,894         9.500          1,934.53      98               98           1-May-77    1-Apr-07
3720011402      $300,000      $63,502          9.625          2,603.00      28               28           1-Jul-74    1-Jun-01
3720011403      $112,000      $42,335          9.250          925.00        64               64           1-Jul-74    1-Jun-04
3720011404      $270,000      $89,935          8.000          1,983.00      65               65           1-Aug-74    1-Jul-04
3720011405      $125,000      $48,403          8.750          984.00        66               66           1-Sep-74    1-Aug-04
3650011409      $240,000      $157,840         10.000         2,106.18      118              118          1-Jan-79    1-Dec-08
3650011416      $180,000      $84,764          9.500          1,513.80      103              103          1-Oct-77    1-Sep-07
3650011424      $92,021       $11,255          15.500         1,319.58      9                9            1-Dec-84    1-Nov-99
3720011427      $350,000      $68,080          9.500          3,059.00      25               25           15-Apr-76   15-Mar-01
3720011432      $125,986      $103,887         14.000         1,917.05      87               87           13-Jun-91   13-May-06
21700011525     $450,000      $442,111         12.000         4,614.11      319              319          1-Oct-95    1-Sep-25
3700011598      $300,000      $262,759         10.212         2,788.78      11               227          1-Feb-88    1-Jan-00
3720011612      $388,000      $148,012         9.250          3,200.00      64               64           1-Jul-74    1-Jun-04
3720011616      $425,000      $10,175          9.500          3,714.50      40               40           1-Jul-77    1-Jun-02
21630011696     $199,500      $194,940         9.250          1,642.28      321              321          1-Dec-95    1-Nov-25
3700011892      $800,000      $576,797         9.500          5,253.17      79               318          1-Sep-95    1-Sep-05
1720012241      $157,250      $152,564         9.000          1,265.27      28               328          1-Jul-96    1-Jun-01
1720012333      $275,000      $269,675         8.500          2,114.52      61               331          1-Oct-96    1-Mar-04
1650012477      $157,250      $154,248         8.500          1,209.12      44               332          1-Nov-96    1-Oct-02
22650012504     $471,250      $464,420         10.500         4,310.71      33               333          1-Dec-96    1-Nov-01
1650012536      $166,500      $163,510         8.500          1,280.25      57               333          1-Dec-96    1-Nov-03
22630012540     $153,300      $151,361         9.000          1,233.14      339              339          1-Jun-97    1-May-27
1720012709      $208,250      $197,638         8.500          1,601.27      47               335          1-Feb-97    1-Jan-03
24650012784     $682,750      $674,565         9.880          5,931.17      36               336          1-Mar-97    1-Feb-02
21630012931     $182,000      $178,547         10.250         1,622.05      337              337          1-Apr-97    1-Mar-27
22630012947     $110,500      $109,050         9.200          905.06        337              337          1-Apr-97    1-Mar-27
22630012948     $110,500      $109,050         9.200          905.06        337              337          1-Apr-97    1-Mar-27
22630012953     $162,500      $160,368         9.200          1,330.97      337              337          1-Apr-97    1-Mar-27

                 Under-
                written       Date of      Original    Rate                            Periodic   Maximum      Minimum    Reset
Loan Id           NOI           NOI          DSCR      Type     Loan Index     Margin    Cap       Rate         Rate    Frequency
-----------------------------------------------------------------------------------------------------------------------------------

21630013351     $33,195       22-Jul-97      2.26      ARM        6MOLIBOR     3.750     1.5      13.500       7.500        6
24630013352     $47,872       28-Jul-97      1.43      ARM        6MOLIBOR     3.750     1.5      13.500       7.500        6
1700010320      $38,155       7-Nov-90       2.69      ARM        PRIME        3.950     2.0      17.950       11.950       6
1700010420      $25,588       6-Sep-91       2.45      ARM        PRIME        4.250     2.0      17.950       11.950       6
1700010464      $38,894       19-Nov-91      2.07      ARM        PRIME        3.550     2.0      16.250       10.250       6
1700010497      $131,040      22-Jan-92      3.42      ARM        PRIME        3.950     2.0      16.450       10.450       6
1720010854      $29,618       4-Feb-94       1.27      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
1630010860      $23,186       24-Mar-94      1.67      ARM        PRIME        3.550     2.0      12.950       6.950        6
1650010884      $32,988       10-May-94      1.80      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
21650010908     $31,300       14-Jun-94      1.80      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
2700010913      $29,160       27-Dec-93      1.37      ARM        PRIME        3.550     2.0      13.950       7.950        6
1650010970      $34,304       26-Oct-94      2.06      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
1650010992      $24,753       1-Nov-94       1.45      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
1720010996      $17,596       1-Dec-94       0.96      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
1650011009      $21,352       1-Dec-94       1.31      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
1650011176      $26,553       1-May-95       1.75      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
1720011304      $21,466       1-Jun-95       1.50      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
1650011307      $21,846       7-Sep-94       1.93      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
24630011333     $54,720       10-Jul-95      2.18      ARM        6MOLIBOR     4.550     2.0      13.750       7.750        6
1650011353      $31,308       28-Jul-95      1.98      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
3720011393      $56,735       23-Jul-80      1.42      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
3650011398      $45,288       27-Apr-93      1.95      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
3720011402      $71,910       7-Apr-93       2.30      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
3720011403      $71,579       7-Apr-93       6.45      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
3720011404      $29,566       15-Apr-74      1.24      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
3720011405      $26,131       31-Dec-95      2.21      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
3650011409      $29,949       25-Sep-78      1.18      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
3650011416      $33,431       7-Apr-93       1.84      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
3650011424      $66,485       24-Jun-93      4.20      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
3720011427      $48,386       24-Jun-93      1.32      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
3720011432      $18,863       1-May-91       0.85      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
21700011525     $51,974       15-Aug-95      1.22      ARM        PRIME        3.550     2.0      17.300       8.750        6
3700011598      $48,197       4-Dec-87       1.54      ARM        6MOLIBOR     3.650     2.0      16.212       10.212       6
3720011612      $69,658       27-Apr-93      1.81      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
3720011616      $96,627       24-Jun-93      2.17      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
21630011696     $27,483       17-Oct-95      1.64      ARM        6MOLIBOR     4.250     2.0      14.000       7.500        6
3700011892      $111,053      19-Oct-88      1.35      ARM        6MOLIBOR     3.500     1.0      15.500       9.500        6
1720012241      $24,504       1-Apr-96       1.61      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
1720012333      $37,932       1-Jun-96       14.74     FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
1650012477      $26,746       23-Aug-96      1.84      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
22650012504     $72,610       10-Sep-96      1.40      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
1650012536      $24,939       1-Aug-96       1.62      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
22630012540     $28,190       20-Mar-97      2.14      ARM        6MOLIBOR     4.000     1.5      13.750       7.750        6
1720012709      $39,312       18-Dec-96      2.05      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
24650012784     $93,825       24-Dec-96      1.32      FIXED      FIXED        N/A       N/A      N/A          N/A          N/A
21630012931     $27,258       6-Feb-97       1.71      ARM        6MOLIBOR     4.500     1.5      13.950       7.950        6
22630012947     $17,280       23-Jan-97      1.59      ARM        6MOLIBOR     4.000     2.0      13.750       9.200        6
22630012948     $18,363       23-Jan-97      1.69      ARM        6MOLIBOR     4.000     2.0      13.750       9.200        6
22630012953     $22,743       23-Jan-97      1.42      ARM        6MOLIBOR     4.000     2.0      13.750       9.200        6

Loan Id         Next Rate Change Date         Loan Purpose
------------------------------------------------------------
21630013351     1-Mar-99                      Purchase
24630013352     1-Aug-99                      Purchase
1700010320      1-May-99                      Refinance
1700010420      1-Apr-99                      Cashout Refinance
1700010464      1-Jun-99                      Cashout Refinance
1700010497      1-Mar-99                      Refinance
1720010854      N/A                           Purchase
1630010860      1-May-99                      Cashout Refinance
1650010884      N/A                           Purchase
21650010908     N/A                           Purchase
2700010913      1-Jul-99                      Purchase
1650010970      N/A                           Purchase
1650010992      N/A                           Purchase
1720010996      N/A                           Purchase
1650011009      N/A                           Purchase
1650011176      N/A                           Purchase
1720011304      N/A                           Purchase
1650011307      N/A                           Purchase
24630011333     1-Aug-99                      Refinance
1650011353      N/A                           Purchase
3720011393      N/A                           Refinance
3650011398      N/A                           Refinance
3720011402      N/A                           Purchase
3720011403      N/A                           Refinance
3720011404      N/A                           Refinance
3720011405      N/A                           Refinance
3650011409      N/A                           Cashout Refinance
3650011416      N/A                           Purchase
3650011424      N/A                           Cashout Refinance
3720011427      N/A                           Refinance
3720011432      N/A                           Refinance
21700011525     1-Mar-99                      Refinance
3700011598      1-Jun-99                      Cashout Refinance
3720011612      N/A                           Cashout Refinance
3720011616      N/A                           Refinance
21630011696     1-May-99                      Purchase
3700011892      1-May-99                      Cashout Refinance
1720012241      N/A                           Purchase
1720012333      N/A                           Purchase
1650012477      N/A                           Purchase
22650012504     N/A                           Purchase
1650012536      N/A                           Purchase
22630012540     1-May-99                      Purchase
1720012709      N/A                           Purchase
24650012784     N/A                           Purchase
21630012931     1-Mar-99                      Purchase
22630012947     1-Mar-00                      Refinance
22630012948     1-Mar-00                      Cashout Refinance
22630012953     1-Mar-00                      Cashout Refinance

Loan Id                 Property Address                        City                  State   Zipcode    Property Type
---------------------------------------------------------------------------------------------------------------------------
22700012966             1013-1021 N. 21ST AVENUE                PHOENIX               AZ      85009      Commercial
21630012972             10227 SOUTH 10TH AVENUE                 INGLEWOOD             CA      90303      Multifamily
1720012974              118-118 1/2 NORTH MAIN STREET           LAKE ELSINORE         CA      92530      Commercial
22630012988             5510 N. 35TH AVENUE                     PHOENIX               AZ      85022      Multifamily
22630012995             2025 S SHENANDOAH ST                    LOS ANGELES           CA      90034      Multifamily
1650013002              240-244 WEST OLIVER STREET              LOS ANGELES           CA      90731      Multifamily
24630013005             570 SOUTH FAIRFAX STREET                GLENDALE              CO      80222      Multifamily
21700013016             807 W. GRAND BLVD                       CORONA                CA      91720      Commercial
21630013027             2422 MALABAR STREET                     LOS ANGELES           CA      90033      Multifamily
21630013037             2923-29 LIBERTY BLVD.                   SOUTH GATE            CA      90280      Multifamily
22700013041             16331 LAKESHORE DR                      LAKE ELSINORE         CA      92530      Commercial
21630013068             6812-20 WOODMAN AVE                     VAN NUYS              CA      91405      Commercial
22330013086             201 W PASADENA AVE                      PHOENIX               AZ      85013      Multifamily
21630013090             4562-4574 E LESTER ST                   TUCSON                AZ      85712      Multifamily
23630013103             1333-1335 SOUTH VAN NESS AVENUE         SAN FRANCISCO         CA      94110      Multifamily
1650013105              437-441 1/2 WEST 4TH STREET             LONG BEACH            CA      90802      Multifamily
24330013113             912-914 COUNTRY CLUB AVE                CHEYENNE              WY      82001      Multifamily
21700013115             4615 SAN FERNANDO RD                    GLENDALE              CA      91204      Commercial
28630013126             1150-1152 OGDEN STREET EXTENSION        BRIDGEPORT            CT      6604       Multifamily
22630013130             425 E BROWN RD                          MESA                  AZ      85201      Multifamily
21650013155             5732 WARING AVE.                        LOS ANGELES           CA      90038      Multifamily
21630013216             1250 NORTH H STREET                     OXNARD                CA      93030      Multifamily
24650013220             1984 AKRON STREET                       AURORA                CO      80010      Multifamily
26700013223             1741-1835 LANCASTER DR NE               SALEM                 OR      97305      Commercial
21700013240             3517, 3515 & 3518 SOUTH CEDAR ST.       TACOMA                WA      98411      Commercial
21630013243             6525 NORTH FULTON AVENUE                VAN NUYS              CA      91401      Multifamily
25630013252             7510 ROOSEVELT WAY NE                   SEATTLE               WA      98115      Multifamily
22630013261             3250-54 W 9TH ST                        LOS ANGELES           CA      90006      Multifamily
21630013263             10029 SEPULVEDA BLVD                    MISSION HILLS         CA      91345      Multifamily
21630013266             14931 ROSCOE BLVD                       VAN NUYS              CA      91402      Multifamily
26700013268             9014 NE SAINT JONES BLVD                VANCOUVER             WA      98605      Commercial
28630013269             493 MONMOUTH ST                         JERSEY CITY           NJ      7302       Multifamily
21630013272             648 W 92ND ST                           LOS ANGELES           CA      90044      Multifamily
21630013276             169 S BURLINGTON AVE                    LOS ANGELES           CA      90057      Multifamily
26630013277             131 SE 24TH AVE                         PORTLAND              OR      97214      Multifamily
23630013287             200 EAST IVANHOE                        CHANDLER              AZ      85225      Multifamily
27630013290             7306-08 S YATES AVE                     CHICAGO               IL      60649      Multifamily
23600013293             33 W LOWER BUCKEYE RD                   AVONDALE              AZ      85323      Multifamily
29630013294             511 W PERRY ST                          LANTANA               FL      33462      Multifamily
23630013300             1613 6TH STREET                         BERKELEY              CA      94710      Multifamily
22600013301             4888 JESSIE AVE                         LA MESA               CA      91941      Multifamily
24630013313             4928 LIVE OAK ST                        DALLAS                TX      75246      Multifamily
23720013321             2089 SOUTH BASCOM AVENUE                CAMPBELL              CA      95008      Commercial
26630013329             11401 NE SANDY BLVD                     PORTLAND              OR      97220      Multifamily
26630013334             76251 RAINBOW ST                        OAKRIDGE              OR      97463      Multifamily
23630013337             1624 P ST                               SACRAMENTO            CA      95814      Multifamily
22630013344             760 PLYMOUTH DR N                       KEIZER                OR      97303      Multifamily
22700013350             824-834 E CALIFORNIA BLVD               PASADENA              CA      91106      Commercial
21630013353             607 E WALNUT ST                         SANTA ANA             CA      92701      Multifamily

Loan Id                 Year Built   Units or NRSF     Appraisal Value      Date of Appraisal     Original LTV     Current LTV
--------------------------------------------------------------------------------------------------------------------------------
22700012966             1951         18,464            350,000              28-Apr-97             40.00            39.45
21630012972             1956         6                 240,000              10-Jan-97             60.42            59.54
1720012974              1940         3,275             89,000               15-Jan-97             80.45            78.70
22630012988             1959         36                710,000              12-Feb-97             70.00            69.22
22630012995             1954         10                325,000              18-Feb-97             60.00            59.19
1650013002              1924         5                 130,000              21-Feb-97             81.73            79.88
24630013005             1962         12                410,000              12-Feb-97             68.29            66.33
21700013016             1985         4,250             340,000              3-Feb-97              64.71            63.94
21630013027             1925         8                 157,000              25-Feb-97             70.00            69.02
21630013037             1925         6                 238,000              28-Feb-97             64.18            63.58
22700013041             1988         10,000            319,000              19-Feb-97             61.88            61.29
21630013068             1922         2,156             400,000              17-Mar-97             60.00            59.24
22330013086             1959         20                640,000              12-Mar-97             70.00            69.32
21630013090             1982         6                 220,000              17-Mar-97             58.64            57.89
23630013103             1905         5                 290,000              17-Mar-97             74.83            73.98
1650013105              1918         7                 120,000              21-Feb-97             97.00            92.94
24330013113             1950         11                390,000              10-Mar-97             73.08            70.43
21700013115             1948         2,185             225,000              25-Mar-97             48.89            48.47
28630013126             1965         21                275,000              27-Mar-97             51.14            50.56
22630013130             1973         30                910,000              6-Mar-97              72.53            71.61
21650013155             1988         5                 170,000              30-Apr-97             86.12            85.11
21630013216             1965         24                970,000              30-Apr-97             61.86            61.23
24650013220             1961         8                 145,000              7-May-97              72.41            71.70
26700013223             1986         34,108            2,650,000            2-Apr-97              54.72            53.70
21700013240             1967         3,475             185,000              28-Apr-97             46.49            14.20
21630013243             1960         10                325,000              29-May-97             69.14            68.29
25630013252             1902         5                 280,000              23-May-97             53.57            52.85
22630013261             1948         8                 200,000              21-May-97             70.00            69.27
21630013263             1964         5                 190,000              26-May-97             63.16            61.57
21630013266             1961         39                1,050,000            2-May-97              75.00            74.16
26700013268             1996         5,000             520,000              13-Jun-97             44.23            43.49
28630013269             1920         6                 180,000              2-May-97              65.72            64.92
21630013272             1965         19                385,000              11-Jun-97             75.00            74.15
21630013276             1958         14                214,000              17-Jun-97             69.51            68.47
26630013277             1930         12                445,000              10-Jun-97             66.29            65.54
23630013287             1960         85                1,620,000            19-Jun-97             70.99            70.16
27630013290             1920         6                 240,000              7-Jun-97              70.00            69.20
23600013293             1983         141               2,110,000            4-Jun-97              71.09            70.35
29630013294             1970         14                292,000              16-Jun-97             73.63            72.84
23630013300             1962         7                 400,000              2-Jun-97              60.00            54.89
22600013301             1950         25                625,000              8-Jun-97              70.00            67.32
24630013313             1959         32                285,000              28-May-97             67.54            66.85
23720013321             1984         12,027            1,550,000            12-Jul-97             66.13            65.24
26630013329             1949         14                365,000              12-Jun-97             59.18            58.07
26630013334             1970         55                670,000              7-Jul-97              59.70            59.04
23630013337             1920         8                 260,000              27-Jun-97             53.85            53.31
22630013344             1964         56                1,500,000            11-Jul-97             67.67            67.05
22700013350             1926         5,073             550,000              12-Jul-97             45.45            43.30
21630013353             1962         7                 190,000              25-Mar-97             65.00            64.40
                                                                                       Remaining       First
                Original      Cut Off         Cut Off          Monthly    Remaining   Amortization    Payment     Maturity
Loan Id         Balance     Date Balance      Date Rate        Payment      Term         Term          Date         Date
---------------------------------------------------------------------------------------------------------------------------------
22700012966     $140,000      $138,072         12.000          1,471.45      280          280         1-Jul-97     1-Jun-22
21630012972     $145,000      $142,904         9.750           1,242.36      337          337         1-Apr-97     1-Mar-27
1720012974      $71,600       $70,046          8.000           525.38        61           337         1-Apr-97     1-Mar-04
22630012988     $497,000      $491,479         10.060          4,383.59      337          337         1-Apr-97     1-Mar-27
22630012995     $195,000      $192,352         9.750           1,672.24      337          337         1-Apr-97     1-Mar-27
1650013002      $106,250      $103,843         9.000           854.92        62           338         1-May-97     1-Apr-04
24630013005     $280,000      $271,956         8.950           2,242.88      338          338         1-May-97     1-Apr-27
21700013016     $220,000      $217,385         10.750          2,048.85      337          337         1-Apr-97     1-Mar-27
21630013027     $109,900      $108,354         9.375           913.00        338          338         1-May-97     1-Apr-27
21630013037     $152,750      $151,323         10.630          1,412.14      338          338         1-May-97     1-Apr-27
22700013041     $197,400      $195,510         11.500          1,951.31      338          338         1-May-97     1-Apr-27
21630013068     $240,000      $236,974         10.375          2,167.22      338          338         1-May-97     1-Apr-27
22330013086     $448,000      $443,673         10.500          4,098.04      62           338         1-May-97     1-Apr-04
21630013090     $129,000      $127,349         9.250           1,060.15      339          339         1-Jun-97     1-May-27
23630013103     $217,000      $214,547         9.450           1,816.75      339          339         1-Jun-97     1-May-27
1650013105      $116,400      $111,533         9.000           936.59        39           339         1-Jun-97     1-May-02
24330013113     $285,000      $274,681         10.750          2,660.43      63           339         1-Jun-97     1-May-04
21700013115     $110,000      $109,062         12.000          1,129.34      339          339         1-Jun-97     1-May-27
28630013126     $140,625      $139,051         9.500           1,182.46      339          339         1-Jun-97     1-May-27
22630013130     $660,000      $651,650         9.000           5,309.01      339          339         1-Jun-97     1-May-27
21650013155     $146,400      $144,681         9.500           1,231.02      39           339         1-Jun-97     1-May-02
21630013216     $600,000      $593,947         9.750           5,154.93      340          340         1-Jul-97     1-Jun-27
24650013220     $105,000      $103,968         9.880           912.16        40           340         1-Jul-97     1-Jun-02
26700013223     $1,450,000    $1,423,076       9.625           12,778.94     160          280         1-Jul-97     1-Jun-12
21700013240     $86,000       $26,279          11.000          246.40        341          341         1-Aug-97     1-Jul-27
21630013243     $224,700      $221,926         8.875           1,786.21      341          341         1-Aug-97     1-Jul-27
25630013252     $150,000      $147,986         7.875           1,088.20      341          341         1-Aug-97     1-Jul-27
22630013261     $140,000      $138,532         10.000          1,226.51      342          342         1-Sep-97     1-Aug-27
21630013263     $120,000      $116,976         8.875           942.24        341          341         1-Aug-97     1-Jul-27
21630013266     $787,500      $778,629         8.875           6,266.49      341          341         1-Aug-97     1-Jul-27
26700013268     $230,000      $226,133         10.000          2,008.04      342          342         1-Sep-97     1-Aug-27
28630013269     $118,300      $116,848         8.375           899.44        341          341         1-Aug-97     1-Jul-27
21630013272     $288,750      $285,483         9.500           2,423.45      342          342         1-Sep-97     1-Aug-27
21630013276     $148,750      $146,519         9.375           1,231.37      341          341         1-Aug-97     1-Jul-27
26630013277     $295,000      $291,662         9.500           2,475.91      342          342         1-Sep-97     1-Aug-27
23630013287     $1,150,000    $1,136,623       8.375           8,736.80      103          343         1-Oct-97     1-Sep-07
27630013290     $168,000      $166,084         9.500           1,409.89      342          342         1-Sep-97     1-Aug-27
23600013293     $1,500,000    $1,484,415       9.750           12,869.28     342          342         1-Sep-97     1-Aug-27
29630013294     $215,000      $212,705         9.500           1,805.65      342          342         1-Sep-97     1-Aug-27
23630013300     $240,000      $219,564         9.690           2,051.41      102          342         1-Sep-97     1-Aug-07
22600013301     $437,500      $420,778         9.500           4,618.57      162          342         1-Sep-97     1-Aug-12
24630013313     $192,500      $190,529         9.750           1,650.91      343          343         1-Oct-97     1-Sep-27
23720013321     $1,025,000    $1,011,195       10.480          9,663.23      102          282         1-Sep-97     1-Aug-07
26630013329     $216,000      $211,956         10.000          1,892.24      343          343         1-Oct-97     1-Sep-27
26630013334     $400,000      $395,601         10.000          3,501.62      342          342         1-Sep-97     1-Aug-27
23630013337     $140,000      $138,597         10.500          1,277.65      342          342         1-Sep-97     1-Aug-27
22630013344     $1,015,000    $1,005,732       9.375           8,437.49      344          344         1-Nov-97     1-Oct-27
22700013350     $250,000      $238,147         9.625           2,623.59      163          163         1-Oct-97     1-Sep-12
21630013353     $123,500      $122,356         9.875           1,070.75      344          344         1-Nov-97     1-Oct-27

                  Under-
                 written       Date of      Original    Rate                            Periodic    Maximum      Minimum    Reset
Loan Id            NOI           NOI          DSCR      Type     Loan Index     Margin    Cap        Rate         Rate    Frequency
-----------------------------------------------------------------------------------------------------------------------------------
22700012966      $31,663       2-May-97       2.21      ARM      PRIME          4.200     2.0       15.200       9.200        6
21630012972      $22,061       18-Feb-97      1.77      ARM      6MOLIBOR       4.000     1.5       13.750       7.750        6
1720012974       $10,191       12-Feb-97      1.62      FIXED    FIXED          N/A       N/A       N/A          N/A          N/A
22630012988      $73,651       18-Feb-97      1.40      ARM      6MOLIBOR       4.000     2.0       13.750       10.060       6
22630012995      $43,816       25-Feb-97      2.61      ARM      6MOLIBOR       4.000     1.5       13.750       7.750        6
1650013002       $13,200       26-Feb-97      1.29      FIXED    FIXED          N/A       N/A       N/A          N/A          N/A
24630013005      $38,852       25-Feb-97      1.44      ARM      6MOLIBOR       3.750     2.0       13.500       8.950        6
21700013016      $30,414       26-Feb-97      1.58      ARM      6MOLIBOR       5.000     2.0       13.950       7.950        6
21630013027      $20,836       4-Mar-97       2.21      ARM      6MOLIBOR       4.000     1.5       13.750       7.750        6
21630013037      $23,633       7-Mar-97       1.39      ARM      6MOLIBOR       4.500     2.0       13.500       10.630       6
22700013041      $40,813       5-Mar-97       2.19      ARM      PRIME          3.250     2.0       14.750       8.750        6
21630013068      $33,692       24-Mar-97      1.60      ARM      6MOLIBOR       5.000     2.0       13.950       7.950        6
22330013086      $59,783       25-Mar-97      1.22      FIXED    FIXED          N/A       N/A       N/A          N/A          N/A
21630013090      $17,653       20-Mar-97      1.63      ARM      6MOLIBOR       4.250     1.5       13.500       7.500        6
23630013103      $25,026       31-Mar-97      1.15      ARM      6MOLIBOR       4.000     2.0       13.750       7.750        6
1650013105       $16,737       1-Apr-97       1.49      FIXED    FIXED          N/A       N/A       N/A          N/A          N/A
24330013113      $32,651       1-Mar-97       1.02      FIXED    FIXED          N/A       N/A       N/A          N/A          N/A
21700013115      $17,684       2-Apr-97       1.67      ARM      PRIME          3.950     2.0       14.950       8.950        6
28630013126      $2,545        1-Apr-97       0.18      ARM      6MOLIBOR       3.750     2.0       15.500       9.500        6
22630013130      $92,324       26-Jan-97      1.63      ARM      6MOLIBOR       4.000     1.5       13.750       7.750        6
21650013155      $20,355       1-Apr-97       1.38      FIXED    FIXED          N/A       N/A       N/A          N/A          N/A
21630013216      $80,871       13-May-97      1.31      ARM      6MOLIBOR       3.750     2.0       13.500       9.750        6
24650013220      $16,500       21-May-97      1.51      FIXED    FIXED          N/A       N/A       N/A          N/A          N/A
26700013223      $213,216      7-May-97       1.59      ARM      6MOLIBOR       4.500     2.0       13.950       7.950        6
21700013240      $12,991       15-May-97      1.60      ARM      PRIME          3.250     2.0       14.750       8.750        6
21630013243      $34,963       5-Jun-97       1.78      ARM      6MOLIBOR       3.750     2.0       13.450       7.950        6
25630013252      $18,747       11-Jun-97      1.49      ARM      1YRCMT         3.250     1.5       13.500       7.500        6
22630013261      $19,749       18-Jun-97      1.60      ARM      6MOLIBOR       4.250     1.5       14.000       8.000        6
21630013263      $15,386       4-Jun-97       1.53      ARM      6MOLIBOR       3.750     1.5       13.500       7.500        6
21630013266      $106,787      19-Jun-97      1.55      ARM      6MOLIBOR       3.750     1.5       13.950       7.950        6
26700013268      $32,948       20-Jun-97      1.67      ARM      6MOLIBOR       4.250     2.0       13.750       7.750        6
28630013269      $26,118       16-Jun-97      2.63      ARM      1YRCMT         3.750     1.5       13.500       7.500        6
21630013272      $56,825       23-Jul-97      2.35      ARM      6MOLIBOR       3.750     1.5       13.500       7.500        6
21630013276      $30,330       24-Jun-97      2.26      ARM      6MOLIBOR       4.250     1.5       13.750       8.250        6
26630013277      $35,175       24-Jun-97      1.42      ARM      6MOLIBOR       3.750     1.5       13.500       7.500        6
23630013287      $141,087      1-Jul-97       1.40      ARM      1YRCMT         3.250     1.5       13.450       7.950        6
27630013290      $23,272       23-Jun-97      1.65      ARM      6MOLIBOR       3.750     1.5       13.500       7.500        6
23600013293      $198,963      20-Jun-97      1.51      ARM      6MOLIBOR       4.000     1.5       14.000       8.000        6
29630013294      $19,990       1-Jun-97       1.06      ARM      6MOLIBOR       3.755     1.5       13.450       7.950        6
23630013300      $33,287       26-Jun-97      1.35      FIXED    FIXED          N/A       N/A       N/A          N/A          N/A
22600013301      $58,421       26-Jun-97      1.55      ARM      6MOLIBOR       3.750     1.5       13.750       7.750        6
24630013313      $26,252       19-Jun-97      1.59      ARM      6MOLIBOR       4.000     1.5       13.750       7.750        6
23720013321      $143,898      16-Jul-97      1.24      FIXED    FIXED          N/A       N/A       N/A          N/A          N/A
26630013329      $36,390       8-Jul-97       1.96      ARM      6MOLIBOR       4.250     2.0       13.750       7.750        6
26630013334      $61,368       5-Jun-97       1.83      ARM      6MOLIBOR       4.250     1.5       13.500       7.500        6
23630013337      $18,514       14-Jul-97      1.51      ARM      6MOLIBOR       4.750     1.5       13.950       7.950        6
22630013344      $137,662      21-Jul-97      1.50      ARM      6MOLIBOR       4.000     1.5       13.750       8.250        6
22700013350      $38,427       24-Jul-97      1.32      ARM      6MOLIBOR       3.950     2.0       13.750       8.250        6
21630013353      $18,261       14-Jul-97      1.61      ARM      6MOLIBOR       4.500     1.5       13.950       8.450        6

Loan Id         Next Rate Change Date         Loan Purpose
------------------------------------------------------------
22700012966     1-Jun-99                      Cashout Refinance
21630012972     1-Mar-99                      Refinance
1720012974      N/A                           Purchase
22630012988     1-Mar-00                      Purchase
22630012995     1-Mar-99                      Purchase
1650013002      N/A                           Purchase
24630013005     1-Apr-00                      Purchase
21700013016     1-Mar-99                      Refinance
21630013027     1-Apr-99                      Purchase
21630013037     1-Apr-00                      Purchase
22700013041     1-Apr-99                      Purchase
21630013068     1-Apr-99                      Purchase
22330013086     N/A                           Purchase
21630013090     1-May-99                      Refinance
23630013103     1-May-00                      Purchase
1650013105      N/A                           Purchase
24330013113     N/A                           Refinance
21700013115     1-May-99                      Refinance
28630013126     1-May-00                      Purchase
22630013130     1-May-99                      Purchase
21650013155     N/A                           Purchase
21630013216     1-Jun-00                      Cashout Refinance
24650013220     N/A                           Purchase
26700013223     1-Jun-99                      Refinance
21700013240     1-Jul-99                      Refinance
21630013243     1-Jul-99                      Purchase
25630013252     1-Jul-99                      Cashout Refinance
22630013261     1-Aug-99                      Cashout Refinance
21630013263     1-Jul-99                      Purchase
21630013266     1-Jul-99                      Refinance
26700013268     1-Aug-99                      Cashout Refinance
28630013269     1-Jul-99                      Purchase
21630013272     1-Aug-99                      Purchase
21630013276     1-Jul-99                      Purchase
26630013277     1-Aug-99                      Cashout Refinance
23630013287     1-Mar-99                      Purchase
27630013290     1-Aug-99                      Cashout Refinance
23600013293     1-Aug-99                      Purchase
29630013294     1-Aug-99                      Purchase
23630013300     N/A                           Refinance
22600013301     1-Aug-99                      Cashout Refinance
24630013313     1-Mar-99                      Purchase
23720013321     N/A                           Refinance
26630013329     1-Mar-99                      Cashout Refinance
26630013334     1-Aug-99                      Cashout Refinance
23630013337     1-Aug-99                      Cashout Refinance
22630013344     1-Apr-99                      Purchase
22700013350     1-Mar-99                      Refinance
21630013353     1-Apr-99                      Refinance

Loan Id                 Property Address                              City                  State   Zipcode    Property Type
---------------------------------------------------------------------------------------------------------------------------
21700013354             1133 CRENSHAW BLVD                            LOS ANGELES           CA      90019      Commercial
21700013355             1135 - 1137 CRENSHAW BOULEVARD                LOS ANGELES           CA      90019      Commercial
28700013357             342 E 51ST ST                                 NEW YORK              NY      10022      Commercial
22630013359             173 WEST STATE STREET                         EL CENTRO             CA      92243      Multifamily
25630013360             635 75THE ST SE                               EVERETT               WA      98203      Multifamily
21630013361             5316-28 MAYWOOD AVE & 3501-07 E 53RD ST       MAYWOOD               CA      90270      Multifamily
29700013362             1718 LAKE AVE                                 ASHTABULA             OH      44004      Commercial
28700013363             125 JAMES ST                                  JERSEY CITY           NJ      7305       Commercial
23700013365             1700 PORTER WAY                               STOCKTON              CA      95207      Commercial
22630013369             6802-6850 N 44TH AVE                          GLENDALE              AZ      95301      Multifamily
21700013370             5462 2ND ST                                   IRWINDALE             CA      91706      Commercial
24630013371             1233 N 35TH ST                                PHOENIX               AZ      85008      Multifamily
23700013372             300 EAST CAMELBACK ROAD                       PHOENIX               AZ      85012      Commercial
21630013374             5934 WOODMAN AVE                              VAN NUYS              CA      91401      Multifamily
26630013375             6230 SW HALL BLVD                             BEAVERTON             OR      97008      Multifamily
22650013376             635 N 4TH AVE                                 PHOENIX               AZ      88003      Multifamily
22700013377             3614 N 15TH AVE                               PHOENIX               AZ      85015      Commercial
21630013378             1445 SOUTH CLOVERDALE AVENUE                  LOS ANGELES           CA      90019      Multifamily
21630013380             978 S HARVARD BLVD                            LOS ANGELES           CA      90006      Multifamily
21630013382             2202 W GLENROSA AVE                           PHOENIX               AZ      85015      Multifamily
24650013384             2130 W INDIAN SCHOOL RD                       PHOENIX               AZ      85015      Multifamily
24630013385             2269 WEST OAK STREET                          DENTON                TX      76201      Multifamily
21630013387             12444-12512 OXFORD AVE                        HAWTHORNE             CA      90250      Multifamily
28700013388             132-142 S THIRD ST                            EASTON                PA      18042      Commercial
27700013389             2525 WESTCHESTER AVENUE                       BRONX                 NY      10461      Commercial
24700013390             65-97 S SHERIDAN BLVD                         LAKEWOOD              CO      80226      Commercial
21630013392             450 SOUTH WITMER STREET                       LOS ANGELES           CA      90017      Multifamily
21630013393             5705 CARLTON WAY                              LOS ANGELES           CA      90028      Multifamily
24630013394             3666 S PEARL ST                               ENGLEWOOD             CO      80110      Multifamily
25630013396             2615 EAST CHERRY STREET                       SEATTLE               WA      98122      Multifamily
25630013397             515 22ND AVE                                  SEATTLE               WA      98122      Multifamily
22630013398             9003-9013 DUDLEXT AVE                         SOUTH GATE            CA      90280      Multifamily
22630013399             1952 JUNIPERO AVENUE                          SIGNAL HILL           CA      90806      Multifamily
22650013400             232-240 S AVENUE 19                           LOS ANGELES           CA      90031      Multifamily
22700013401             8255 E RAINTREE DR                            SCOTTSDALE            AZ      85260      Commercial
21700013402             4061 TWEEDY BOULEVARD                         SOUTH GATE            CA      90280      Commercial
26700013403             6529 NE SANOY BLVD                            PORTLAND              OR      97213      Commercial
21630013404             1246 W 93RD ST                                LOS ANGELES           CA      90044      Multifamily
23700013405             3171 GURNEVILLE RD                            SANTA ROSA            CA      95406      Commercial
26630013408             10305 SE WILSONVILLE RD                       WILSONVILLE           OR      97070      Multifamily
24630013411             1718-1732 6TH AVE                             MESA                  AZ      85204      Multifamily
24700013412             110-160 W 84TH AVE                            THORTON               CO      80221      Commercial
21630013415             2125 N 15TH ST                                PHOENIX               AZ      85006      Multifamily
21630013416             4169 WEST 1ST STREET                          LOS ANGELES           CA      90004      Multifamily
22630013417             3147 W OLYVE                                  FRESNO                CA      93722      Multifamily
21630013418             1016 E BROADWAY                               GLENDALE              CA      91205      Commercial
21630013422             916 S MANHATTAN PL                            LOS ANGELES           CA      90019      Multifamily
21630013423             11944 RUNNYMEDE ST                            NORTH HOLLYWOOD       CA      91605      Multifamily
25700013424             11903 NE 128TH ST                             KIRKLAND              WA      98034      Commercial

Loan Id                 Year Built   Units or NRSF     Appraisal Value      Date of Appraisal     Original LTV     Current LTV
--------------------------------------------------------------------------------------------------------------------------------
21700013354             1947         3,360             250,000              3-Jul-97              60.00            59.47
21700013355             1949         4,059             305,000              3-Jul-97              60.00            59.47
28700013357             1890         6,800             1,700,000            27-Jun-97             61.18            60.59
22630013359             1984         5                 163,000              11-Jun-97             63.80            63.19
25630013360             1980         9                 470,000              1-Nov-97              56.38            55.74
21630013361             1938         11                240,000              24-Jul-97             71.67            70.98
29700013362             1956         6,783             185,000              1-Jul-97              60.00            59.44
28700013363             1970         12,900            1,400,000            29-May-97             35.71            34.91
23700013365             1959         15,137            1,000,000            23-Jun-97             50.00            49.54
22630013369             1972         16                400,000              11-Jul-97             65.00            64.38
21700013370             1986         6,836             445,000              24-Jul-97             50.00            49.45
24630013371             1985         32                750,000              19-Jun-97             75.00            74.24
23700013372             1965         14,123            1,150,000            28-Jun-97             47.83            45.72
21630013374             1958         10                295,000              29-Jun-97             65.00            64.34
26630013375             1960         8                 295,000              23-Jul-97             69.49            68.68
22650013376             1949         18                225,000              11-Jul-97             72.00            71.44
22700013377             1962         2,016             150,000              24-Jul-97             45.33            44.95
21630013378             1963         9                 330,000              27-Jun-97             62.12            61.52
21630013380             1963         6                 220,000              25-Jul-97             65.00            56.93
21630013382             1983         19                690,000              3-Jul-97              79.71            78.89
24650013384             1982         70                1,575,000            19-Aug-97             74.52            73.77
24630013385             1972         57                570,000              21-Jul-97             72.37            71.11
21630013387             1987         21                900,000              4-Aug-97              75.00            74.14
28700013388             1924         22,050            800,000              29-Apr-97             60.00            59.43
27700013389             1928         5,053             600,000              16-Jun-97             58.33            57.85
24700013390             1965         26,293            1,135,000            1-Aug-97              70.00            69.36
21630013392             1924         24                370,000              31-Jul-97             64.12            63.58
21630013393             1953         11                369,000              6-Aug-97              70.19            69.51
24630013394             1973         17                510,000              17-Jul-97             66.57            65.85
25630013396             1909         20                715,000              1-Aug-97              69.93            69.16
25630013397             1909         19                765,000              1-Aug-97              62.09            61.40
22630013398             1946         6                 186,000              30-Jul-97             70.00            69.30
22630013399             1941         12                315,000              15-Aug-97             65.00            64.36
22650013400             1941         11                214,500              8-Aug-97              57.34            56.82
22700013401             1985         14,863            1,400,000            8-Aug-97              64.29            63.65
21700013402             1927         1,584             120,000              25-Jul-97             65.00            64.28
26700013403             1954         4,097             260,000              15-Jul-97             63.46            62.40
21630013404             1957         12                190,000              14-Aug-97             75.00            74.15
23700013405             1982         20,717            950,000              7-May-97              60.00            58.47
26630013408             1979         37                1,775,000            1-Jul-97              64.79            63.87
24630013411             1979         8                 230,000              26-Jun-97             68.70            66.82
24700013412             1965         15,662            730,000              14-Aug-97             69.52            68.90
21630013415             1977         16                385,000              5-Aug-97              70.13            69.44
21630013416             1907         5                 218,000              18-Aug-97             69.04            68.26
22630013417             1958         11                670,000              22-Jul-97             44.78            42.85
21630013418             1992         17,730            2,200,000            11-Aug-97             65.05            64.45
21630013422             1965         33                700,000              11-Aug-97             75.00            74.25
21630013423             1987         11                310,000              15-Aug-97             74.19            73.45
25700013424             1981         8,782             910,000              24-Jul-97             67.58            66.30
                                                                                             Remaining        First
                Original        Cut Off        Cut Off        Monthly       Remaining       Amortization     Payment      Maturity
Loan Id         Balance       Date Balance     Date Rate      Payment         Term             Term           Date          Date
-----------------------------------------------------------------------------------------------------------------------------------
21700013354     $150,000      $148,666         10.750         1,397.38        343               343         1-Oct-97      1-Sep-27
21700013355     $183,000      $181,372         10.750         1,704.80        343               343         1-Oct-97      1-Sep-27
28700013357     $1,040,000    $1,029,972       9.625          8,831.37        343               343         1-Oct-97      1-Sep-27
22630013359     $104,000      $103,004         9.750          892.52          343               343         1-Oct-97      1-Sep-27
25630013360     $265,000      $261,974         8.375          2,013.70        343               343         1-Oct-97      1-Sep-27
21630013361     $172,000      $170,342         9.625          1,460.57        343               343         1-Oct-97      1-Sep-27
29700013362     $111,000      $109,960         10.250         992.94          343               343         1-Oct-97      1-Sep-27
28700013363     $500,000      $488,740         12.000         5,483.60        223               223         1-Oct-97      1-Sep-17
23700013365     $500,000      $495,353         10.000         4,382.32        103               343         1-Oct-97      1-Sep-07
22630013369     $260,000      $257,510         9.750          2,231.30        343               343         1-Oct-97      1-Sep-27
21700013370     $222,500      $220,068         10.750         2,069.69        343               343         1-Oct-97      1-Sep-27
24630013371     $562,500      $556,806         10.000         4,925.99        343               343         1-Oct-97      1-Sep-27
23700013372     $550,000      $525,745         10.750         6,145.76        163               163         1-Oct-97      1-Sep-12
21630013374     $191,750      $189,796         9.500          1,610.24        343               343         1-Oct-97      1-Sep-27
26630013375     $205,000      $202,602         8.625          1,592.76        343               343         1-Oct-97      1-Sep-27
22650013376     $162,000      $160,741         10.170         1,442.06        67                343         1-Oct-97      1-Sep-04
22700013377     $68,000       $67,430          11.250         659.00          343               343         1-Oct-97      1-Sep-27
21630013378     $205,000      $203,014         9.625          1,740.80        343               343         1-Oct-97      1-Sep-27
21630013380     $143,000      $125,253         9.750          1,120.67        343               343         1-Oct-97      1-Sep-27
21630013382     $550,000      $544,322         9.500          4,619.91        343               343         1-Oct-97      1-Sep-27
24650013384     $1,173,750    $1,161,895       9.000          9,444.26        103               343         1-Oct-97      1-Sep-07
24630013385     $412,500      $405,316         9.500          3,594.66        283               283         1-Oct-97      1-Sep-22
21630013387     $675,000      $667,276         8.375          5,129.10        343               343         1-Oct-97      1-Sep-27
28700013388     $480,000      $475,404         10.250         4,292.88        343               343         1-Oct-97      1-Sep-27
27700013389     $350,000      $347,072         10.250         3,132.53        344               344         1-Nov-97      1-Oct-27
24700013390     $794,500      $787,269         10.250         7,109.02        343               343         1-Oct-97      1-Sep-27
21630013392     $237,250      $235,238         10.250         2,124.19        343               343         1-Oct-97      1-Sep-27
21630013393     $259,000      $256,500         9.625          2,199.33        343               343         1-Oct-97      1-Sep-27
24630013394     $339,500      $335,847         9.500          2,849.38        343               343         1-Oct-97      1-Sep-27
25630013396     $500,000      $494,465         8.625          3,887.24        343               343         1-Oct-97      1-Sep-27
25630013397     $475,000      $469,742         8.625          3,692.87        343               343         1-Oct-97      1-Sep-27
22630013398     $130,200      $128,907         9.125          1,058.37        344               344         1-Nov-97      1-Oct-27
22630013399     $204,750      $202,743         9.750          1,756.75        343               343         1-Oct-97      1-Sep-27
22650013400     $123,000      $121,868         9.500          1,034.26        103               343         1-Oct-97      1-Sep-07
22700013401     $900,000      $891,121         9.625          7,640.81        343               343         1-Oct-97      1-Sep-27
21700013402     $78,000       $77,137          11.750         806.48          283               283         1-Oct-97      1-Sep-22
26700013403     $165,000      $162,235         9.625          1,401.74        344               344         1-Nov-97      1-Oct-27
21630013404     $142,500      $140,889         9.250          1,170.03        343               343         1-Oct-97      1-Sep-27
23700013405     $570,000      $555,425         10.250         5,581.88        223               223         1-Oct-97      1-Sep-17
26630013408     $1,150,000    $1,133,715       8.000          8,420.13        343               343         1-Oct-97      1-Sep-27
24630013411     $158,000      $153,681         9.125          1,271.82        344               344         1-Nov-97      1-Oct-27
24700013412     $507,500      $502,955         9.875          4,401.44        344               344         1-Nov-97      1-Oct-27
21630013415     $270,000      $267,338         9.375          2,242.81        344               344         1-Nov-97      1-Oct-27
21630013416     $150,500      $148,810         9.375          1,248.43        344               344         1-Nov-97      1-Oct-27
22630013417     $300,000      $287,070         9.500          3,122.74        165               165         1-Dec-97      1-Nov-12
21630013418     $1,431,000    $1,417,976       10.250         12,804.28       343               343         1-Oct-97      1-Sep-27
21630013422     $525,000      $519,724         8.875          4,174.75        344               344         1-Nov-97      1-Oct-27
21630013423     $230,000      $227,688         8.875          1,828.94        344               344         1-Nov-97      1-Oct-27
25700013424     $615,000      $603,303         9.625          5,170.11        344               344         1-Nov-97      1-Oct-27

                  Under-
                 written       Date of      Original    Rate                            Periodic   Maximum     Minimum      Reset
Loan Id            NOI           NOI          DSCR      Type     Loan Index     Margin    Cap       Rate        Rate      Frequency
-----------------------------------------------------------------------------------------------------------------------------------
21700013354      $27,142       2-Jul-97       1.96       ARM     6MOLIBOR       5.000     1.5      14.500       8.500         6
21700013355      $31,158       21-Jul-97      1.85       ARM     6MOLIBOR       5.000     1.5      14.500       8.500         6
28700013357      $140,634      23-Jul-97      1.50       ARM     6MOLIBOR       3.950     2.0      13.750       8.250         6
22630013359      $13,454       25-Sep-97      1.43       ARM     6MOLIBOR       4.000     1.5      13.750       8.250         6
25630013360      $35,522       29-Jul-97      1.53       ARM     1YRCMT         3.250     1.5      13.450       7.950         6
21630013361      $23,615       29-Jul-97      1.52       ARM     6MOLIBOR       3.950     1.5      13.750       8.250         6
29700013362      $21,280       15-Jul-97      2.19       ARM     6MOLIBOR       4.500     2.0      13.950       7.950         6
28700013363      $104,165      22-Jul-97      1.94       ARM     PRIME          3.500     2.0      14.450       8.950         6
23700013365      $98,914       6-Jun-97       2.19       ARM     6MOLIBOR       4.250     2.0      13.750       8.250         6
22630013369      $37,292       7-Aug-97       1.59       ARM     6MOLIBOR       4.000     1.5      13.750       8.250         6
21700013370      $30,438       31-Jul-97      1.49       ARM     6MOLIBOR       5.000     2.0      13.950       8.450         6
24630013371      $80,056       7-Jul-97       1.62       ARM     6MOLIBOR       4.250     1.5      14.000       8.000         6
23700013372      $111,761      15-Jul-97      1.72       ARM     6MOLIBOR       5.000     2.0      14.500       8.500         6
21630013374      $25,078       8-Jul-97       1.49       ARM     6MOLIBOR       3.750     2.0      13.450       7.950         6
26630013375      $25,089       31-Jul-97      1.39       ARM     1YRCMT         3.500     1.5      13.500       8.000         6
22650013376      $20,480       7-Aug-97       1.18       FIXED   FIXED          N/A       N/A      N/A          N/A           N/A
22700013377      $15,163       8-Aug-97       2.42       ARM     6MOLIBOR       5.500     2.0      14.500       8.500         6
21630013378      $38,229       7-Aug-97       2.07       ARM     6MOLIBOR       3.950     1.5      13.750       8.250         6
21630013380      $19,797       14-Jul-97      1.58       ARM     6MOLIBOR       4.000     1.5      13.450       7.950         6
21630013382      $72,399       11-Aug-97      1.50       ARM     6MOLIBOR       3.750     1.5      13.450       7.950         6
24650013384      $151,615      11-Aug-97      1.34       FIXED   FIXED          N/A       N/A      N/A          N/A           N/A
24630013385      $58,354       6-Aug-97       1.60       ARM     6MOLIBOR       3.750     1.5      13.500       7.500         6
21630013387      $94,086       27-Aug-97      1.59       ARM     1YRCMT         3.250     1.5      13.450       7.950         6
28700013388      $53,887       25-Jun-97      1.28       ARM     6MOLIBOR       4.500     2.0      13.950       7.950         6
27700013389      $54,867       11-Aug-97      1.73       ARM     6MOLIBOR       4.875     2.0      14.330       8.330         6
24700013390      $124,161      13-Aug-97      1.70       ARM     6MOLIBOR       4.500     2.0      13.950       8.450         6
21630013392      $36,809       13-Aug-97      1.69       ARM     6MOLIBOR       4.500     1.5      14.450       8.450         6
21630013393      $42,148       12-Aug-97      1.81       ARM     6MOLIBOR       3.950     1.5      13.750       8.250         6
24630013394      $46,692       15-Aug-97      1.64       ARM     6MOLIBOR       3.750     1.5      13.500       7.500         6
25630013396      $59,492       15-Aug-97      1.36       ARM     1YRCMT         3.500     1.5      13.450       7.950         6
25630013397      $61,308       15-Aug-97      1.47       ARM     1YRCMT         3.500     1.5      13.450       7.950         6
22630013398      $17,654       21-Aug-97      1.58       ARM     6MOLIBOR       3.750     1.5      13.250       7.750         6
22630013399      $28,682       21-Aug-97      1.55       ARM     6MOLIBOR       4.000     1.5      13.750       8.250         6
22650013400      $14,358       21-Aug-97      1.16       FIXED   FIXED          N/A       N/A      N/A          N/A           N/A
22700013401      $98,363       21-Aug-97      1.21       ARM     6MOLIBOR       3.950     2.0      13.750       8.250         6
21700013402      $15,234       14-Aug-97      1.90       ARM     PRIME          3.250     2.0      14.750       9.250         6
26700013403      $25,517       30-Jun-97      1.68       ARM     6MOLIBOR       4.250     2.0      13.950       8.450         6
21630013404      $24,995       22-Aug-97      2.14       ARM     6MOLIBOR       3.500     1.5      13.250       7.250         6
23700013405      $86,461       27-Aug-97      1.48       ARM     6MOLIBOR       4.500     2.0      13.950       8.250         6
26630013408      $135,154      5-Aug-97       1.37       ARM     1YRCMT         2.950     1.5      13.500       7.750         6
24630013411      $19,339       14-Aug-97      1.46       ARM     6MOLIBOR       3.750     1.5      13.500       7.500         6
24700013412      $95,795       14-Aug-97      2.15       ARM     6MOLIBOR       4.500     2.0      13.950       7.950         6
21630013415      $37,314       12-Aug-97      1.61       ARM     6MOLIBOR       4.000     1.5      13.750       7.750         6
21630013416      $20,633       25-Aug-97      1.56       ARM     6MOLIBOR       4.000     1.5      13.450       7.950         6
22630013417      $62,261       26-Aug-97      1.87       ARM     6MOLIBOR       4.500     2.0      13.500       7.500         6
21630013418      $236,439      26-Aug-97      1.80       ARM     6MOLIBOR       4.500     2.0      13.950       8.450         6
21630013422      $79,199       29-Aug-97      1.75       ARM     6MOLIBOR       3.500     1.5      13.250       7.750         6
21630013423      $39,535       19-Aug-97      2.00       ARM     6MOLIBOR       3.500     1.5      13.250       7.750         6
25700013424      $80,477       27-Aug-97      1.45       ARM     6MOLIBOR       4.250     2.0      13.750       8.250         6

Loan Id         Next Rate Change Date         Loan Purpose
------------------------------------------------------------------
21700013354     1-Mar-99                      Refinance
21700013355     1-Mar-99                      Cashout Refinance
28700013357     1-Mar-99                      Purchase
22630013359     1-Mar-99                      Cashout Refinance
25630013360     1-Mar-99                      Refinance
21630013361     1-Mar-99                      Purchase
29700013362     1-Mar-99                      Refinance
28700013363     1-Mar-99                      Refinance
23700013365     1-Mar-99                      Cashout Refinance
22630013369     1-Mar-99                      Refinance
21700013370     1-Mar-99                      Purchase
24630013371     1-Mar-99                      Purchase
23700013372     22-Feb-99                     Purchase
21630013374     1-Mar-99                      Cashout Refinance
26630013375     1-Mar-99                      Purchase
22650013376     N/A                           Purchase
22700013377     1-Mar-99                      Cashout Refinance
21630013378     1-Mar-99                      Cashout Refinance
21630013380     1-Mar-99                      Purchase
21630013382     22-Feb-99                     Purchase
24650013384     N/A                           Purchase
24630013385     1-Mar-99                      Purchase
21630013387     1-Mar-99                      Purchase
28700013388     1-Mar-99                      Cashout Refinance
27700013389     1-Apr-99                      Cashout Refinance
24700013390     1-Mar-99                      Purchase
21630013392     1-Mar-99                      Purchase
21630013393     1-Mar-99                      Refinance
24630013394     1-Mar-99                      Refinance
25630013396     1-Mar-99                      Refinance
25630013397     1-Mar-99                      Cashout Refinance
22630013398     1-Apr-99                      Refinance
22630013399     1-Mar-99                      Purchase
22650013400     N/A                           Purchase
22700013401     1-Mar-99                      Cashout Refinance
21700013402     10-Mar-99                     Purchase
26700013403     1-Apr-99                      Cashout Refinance
21630013404     1-Mar-99                      Purchase
23700013405     1-Mar-99                      Cashout Refinance
26630013408     1-Mar-99                      Refinance
24630013411     1-Apr-99                      Cashout Refinance
24700013412     1-Apr-99                      Purchase
21630013415     1-Apr-99                      Cashout Refinance
21630013416     1-Apr-99                      Purchase
22630013417     1-May-99                      Cashout Refinance
21630013418     1-Mar-99                      Refinance
21630013422     1-Apr-99                      Purchase
21630013423     1-Apr-99                      Purchase
25700013424     1-Apr-99                      Purchase

Loan Id                 Property Address                                   City                  State   Zipcode    Property Type
---------------------------------------------------------------------------------------------------------------------------------
22700013425             4375 - 4379 GAGE AVENUE                            BELL                  CA      90201      Commercial
25630013427             205 19TH ST & 1820 E JOHN ST                       SEATTLE               WA      98122      Multifamily
23650013428             15510-70 MAUBERT AVE                               SAN LEANDRO           CA      94578      Multifamily
1650013429              4005 URSULA AVE                                    LOS ANGELES           CA      90008      Multifamily
22630013430             1101 WEST G STREET                                 SAN BERNARDINO        CA      92410      Multifamily
22650013431             21151 GOLDEN HILLS BOULEVARD                       TEHACHAPI             CA      93561      Multifamily
1650013432              4238 8TH AVE                                       LOS ANGELES           CA      90008      Multifamily
21630013433             1868 GARDENIA AVE                                  LONG BEACH            CA      90806      Multifamily
21630013434             942 MENLO AVE                                      LOS ANGELES           CA      90006      Multifamily
22630013435             1415 W 224TH ST                                    TORRANCE              CA      90501      Multifamily
24630013436             2313 EMPORIA ST                                    AURORA                CO      80010      Multifamily
24700013438             500 E THOMAS RD                                    PHOENIX               AZ      85012      Commercial
22630013441             16627 NORTH 25TH STREET                            PHOENIX               AZ      85032      Multifamily
21700013442             7342 ORANGE THORPE AVE                             BUENA PARK            CA      90621      Commercial
22700013443             12841 VALLEY VIEW AVE                              LA MIRADA             CA      90638      Commercial
21630013444             26829 HILLVIEW ST                                  HIGHLAND              CA      92346      Multifamily
21630013445             3568 BUDLONG AVE                                   LOS ANGELES           CA      90037      Multifamily
21630013448             7254 INDEPENDENCE AVE                              CANOGA PARK           CA      91303      Multifamily
26700013449             940 HIGHWAY 99 N                                   EUGENE                OR      97402      Commercial
29650013453             402 LAKE OSBORNE DR                                LAKE WORTH            FL      33461      Multifamily
29700013455             801-809 1/2 E IDLEWILD AVE & 5916-5920 N NEBRASKA  TAMPA                 FL      33064      Multifamily
21630013457             220-238 ROSELAKE AVE                               LOS ANGELES           CA      90026      Multifamily
26630013458             5436-5504 SE CENTER ST                             PORTLAND              OR      97206      Multifamily
22650013459             13063 5TH ST                                       YUCAIPA               CA      92399      Multifamily
23630013461             4242 CAMPUS AVE                                    SAN DIEGO             CA      92103      Multifamily
21630013462             1377 W 112TH ST                                    LOS ANGELES           CA      90044      Multifamily
24650013465             5849 ORAM ST                                       DALLAS                TX      75206      Multifamily
21630013466             1601 - 1603 1/2 HAYWORTH AVENUE                    LOS ANGELES           CA      90035      Multifamily
21630013467             978 S KENMORE AVE                                  LOS ANGELES           CA      90006      Multifamily
22700013470             3000-3020 W LINCOLN AVE                            ANAHEIM               CA      92801      Commercial
25630013472             7401 RAINIER AVE S                                 SEATTLE               WA      98118      Multifamily
25630013473             7325 RAINER AVE S                                  SEATTLE               WA      98118      Multifamily
25650013474             102411 47TH AVE                                    LAKEWOOD              WA      98499      Multifamily
24700013475             1279-1281 MARION ST                                DENVER                CO      80216      Commercial
21630013476             9512 HINDRY PL                                     LOS ANGELES           CA      90045      Multifamily
29630013478             49-53 UNION ST & 5-15 ADAMS ST                     EAST HAMTOM           MA      1027       Commercial
24630013479             815 SHERMAN ST                                     DENVER                CO      80203      Multifamily
21630013481             6837 FULTON AVE                                    NORTH HOLLYWOOD       CA      91605      Multifamily
21630013482             9329 GLASGOW PL                                    LOS ANGELES           CA      90045      Multifamily
22630013486             1975 PARSONS ST                                    COSTA MESA            CA      92627      Multifamily
21630013492             421 MCDONALD AVENUE                                WILMINGTON            CA      90744      Multifamily
23700013493             659 - 665 VALENCIA STREET                          SAN FRANCISCO         CA      94121      Commercial
26700013496             6025 JEAN RD                                       LAKE OSWEGO           OR      97035      Commercial
21630013497             7862 LANKERSHIM BLVD                               HIGHLAND              CA      92408      Multifamily
21630013499             225 W 43RD ST                                      LOS ANGELES           CA      90037      Multifamily
23630013500             3060 PORTER ST                                     SOQUEL                CA      95073      Multifamily
22630013501             2735 LINCOLN PARK AVE                              LOS ANGELES           CA      90031      Multifamily
24630013506             1372 MARION ST & 1314-1316 E 14TH ST               DENVER                CO      80209      Multifamily
22700013507             2727 SOUTH SHANNON STREET                          SANTA ANA             CA      92704      Commercial
Loan Id                 Year Built   Units or NRSF     Appraisal Value      Date of Appraisal     Original LTV    Current LTV
-----------------------------------------------------------------------------------------------------------------------------
22700013425             1922         14,229            525,000              29-Jul-97             50.00            49.50
25630013427             1910         30                1,700,000            28-Jul-97             67.65            66.80
23650013428             1945         9                 630,000              17-Jul-97             46.03            45.69
1650013429              1960         20                400,000              29-Aug-97             80.54            79.87
22630013430             1955         9                 175,000              8-Aug-97              68.00            67.34
22650013431             1987         6                 146,000              5-Aug-97              78.77            77.92
1650013432              1928         6                 210,000              22-Aug-97             89.05            88.31
21630013433             1958         6                 185,000              25-Aug-97             67.92            67.24
21630013434             1962         11                280,000              15-Aug-97             75.00            74.24
22630013435             1960         18                576,000              29-Aug-97             75.00            74.18
24630013436             1958         8                 160,000              26-Aug-97             75.00            74.22
24700013438             1974         15,661            765,000              11-Aug-97             62.75            62.15
22630013441             1962         32                565,000              3-Sep-97              70.00            69.48
21700013442             1979         24,058            1,300,000            19-Aug-97             61.54            60.92
22700013443             1968         19,566            1,270,000            23-Jun-97             66.93            65.37
21630013444             1942         12                240,000              8-Aug-97              66.67            66.02
21630013445             1965         5                 190,000              26-Aug-97             56.45            55.93
21630013448             1963         8                 212,000              8-Sep-97              74.82            74.07
26700013449             1957         5,984             405,000              4-Aug-97              65.00            61.56
29650013453             1964         7                 226,000              2-Sep-97              75.00            74.37
29700013455             1913         5                 250,000              19-Aug-97             54.40            53.29
21630013457             1965         10                200,000              12-Sep-97             73.13            72.42
26630013458             1917         7                 310,000              9-Sep-97              64.52            63.60
22650013459             1930         74                1,285,000            2-Sep-97              68.09            67.23
23630013461             1920         9                 340,000              12-Sep-97             54.41            53.76
21630013462             1960         10                330,000              15-Sep-97             63.64            62.80
24650013465             1930         12                320,000              10-Sep-97             75.00            74.43
21630013466             1928         5                 265,000              26-Aug-97             43.40            42.95
21630013467             1963         5                 195,500              15-Sep-97             69.51            68.81
22700013470             1978         18,120            1,470,000            31-Jul-97             63.95            58.80
25630013472             1959         62                1,575,000            17-Jul-97             68.25            67.58
25630013473             1962         49                1,350,000            17-Jul-97             68.15            67.46
25650013474             1980         14                415,000              1-Oct-97              75.54            74.54
24700013475             1904         1,532             174,000              11-Sep-97             60.34            59.79
21630013476             1990         8                 426,500              22-Sep-97             68.60            67.96
29630013478             1916         15                525,000              1-Aug-97              65.71            65.14
24630013479             1929         19                630,000              17-Sep-97             74.40            73.63
21630013481             1957         5                 180,000              24-Sep-97             72.92            72.23
21630013482             1989         8                 325,000              25-Sep-97             73.95            73.23
22630013486             1963         12                460,000              14-Aug-97             57.61            52.22
21630013492             1985         9                 218,000              25-Sep-97             74.83            73.53
23700013493             1924         4,500             1,400,000            2-Jul-97              58.14            57.38
26700013496             1988         11,012            830,000              19-Aug-97             62.65            62.08
21630013497             1986         60                1,015,000            22-Sep-97             69.66            68.97
21630013499             1916         5                 155,000              24-Sep-97             55.00            54.53
23630013500             1965         39                980,000              29-Sep-97             63.27            52.17
22630013501             1924         10                366,500              2-Oct-97              67.33            66.63
24630013506             1896         15                387,000              17-Sep-97             74.61            73.81
22700013507             1977         10,416            690,000              30-Sep-97             50.72            50.20
                                                                                             Remaining       First
                Original        Cut Off        Cut Off        Monthly       Remaining       Amortization    Payment     Maturity
Loan Id         Balance       Date Balance     Date Rate      Payment         Term             Term          Date         Date
---------------------------------------------------------------------------------------------------------------------------------
22700013425     $262,500        $259,895         10.875       2,466.01         344              344         1-Nov-97    1-Oct-27
25630013427     $1,150,000      $1,135,626       7.500        8,045.50         344              344         1-Nov-97    1-Oct-27
23650013428     $290,000        $287,822         10.000       2,544.96         104              344         1-Nov-97    1-Oct-07
1650013429      $322,150        $319,477         9.500        2,708.82         68               344         1-Nov-97    1-Oct-04
22630013430     $119,000        $117,848         9.125        967.58           344              344         1-Nov-97    1-Oct-27
22650013431     $115,000        $113,770         10.880       1,117.17         105              285         1-Dec-97    1-Nov-07
1650013432      $187,000        $185,446         9.500        1,572.40         44               344         1-Nov-97    1-Oct-02
21630013433     $125,650        $124,386         8.875        999.15           344              344         1-Nov-97    1-Oct-27
21630013434     $210,000        $207,886         8.875        1,669.87         344              344         1-Nov-97    1-Oct-27
22630013435     $432,000        $427,303         8.875        3,432.36         344              344         1-Nov-97    1-Oct-27
24630013436     $120,000        $118,747         8.875        953.85           344              344         1-Nov-97    1-Oct-27
24700013438     $480,000        $475,441         9.625        4,074.37         344              344         1-Nov-97    1-Oct-27
22630013441     $395,500        $392,554         10.625       3,651.74         344              344         1-Nov-97    1-Oct-27
21700013442     $800,000        $791,909         8.875        6,361.32         344              344         1-Nov-97    1-Oct-27
22700013443     $850,000        $830,174         9.875        8,127.93         224              224         1-Nov-97    1-Oct-17
21630013444     $160,000        $158,455         9.125        1,300.97         344              344         1-Nov-97    1-Oct-27
21630013445     $107,250        $106,271         9.375        891.55           344              344         1-Nov-97    1-Oct-27
21630013448     $158,625        $157,026         8.875        1,261.33         344              344         1-Nov-97    1-Oct-27
26700013449     $263,250        $249,315         9.625        2,168.53         344              344         1-Nov-97    1-Oct-27
29650013453     $169,500        $168,085         9.500        1,425.25         104              344         1-Nov-97    1-Oct-07
29700013455     $136,000        $133,231         11.500       1,328.19         44               344         1-Nov-97    1-Oct-02
21630013457     $146,250        $144,835         9.125        1,189.15         344              344         1-Nov-97    1-Oct-27
26630013458     $200,000        $197,167         7.875        1,553.94         344              344         1-Nov-97    1-Oct-27
22650013459     $875,000        $863,900         9.800        7,828.11         105              285         1-Dec-97    1-Nov-07
23630013461     $185,000        $182,792         7.875        1,340.88         344              344         1-Nov-97    1-Oct-27
21630013462     $210,000        $207,248         8.875        1,664.75         344              344         1-Nov-97    1-Oct-27
24650013465     $240,000        $238,175         9.625        2,039.98         105              345         1-Dec-97    1-Nov-07
21630013466     $115,000        $113,814         8.750        903.58           345              345         1-Dec-97    1-Nov-27
21630013467     $135,900        $134,527         8.875        1,080.61         344              344         1-Nov-97    1-Oct-27
22700013470     $940,000        $864,419         9.500        12,153.63        105              105         1-Dec-97    1-Nov-07
25630013472     $1,075,000      $1,064,324       7.950        7,856.25         345              345         1-Dec-97    1-Nov-27
25630013473     $920,000        $910,700         7.950        6,722.28         345              345         1-Dec-97    1-Nov-27
25650013474     $313,500        $309,326         9.300        2,590.46         105              345         1-Dec-97    1-Nov-07
24700013475     $105,000        $104,032         9.250        862.93           345              345         1-Dec-97    1-Nov-27
21630013476     $292,600        $289,842         9.000        2,352.45         345              345         1-Dec-97    1-Nov-27
29630013478     $345,000        $342,001         9.000        2,775.79         345              345         1-Dec-97    1-Nov-27
24630013479     $468,750        $463,870         8.500        3,601.16         345              345         1-Dec-97    1-Nov-27
21630013481     $131,250        $130,017         8.750        1,032.22         345              345         1-Dec-97    1-Nov-27
21630013482     $240,337        $237,998         8.750        1,889.49         345              345         1-Dec-97    1-Nov-27
22630013486     $265,000        $240,213         7.750        1,899.96         345              345         1-Dec-97    1-Nov-27
21630013492     $163,125        $160,306         8.500        1,247.91         345              345         1-Dec-97    1-Nov-27
23700013493     $814,000        $803,255         9.750        7,248.64         285              285         1-Dec-97    1-Nov-22
26700013496     $520,000        $515,238         8.875        4,136.10         345              345         1-Dec-97    1-Nov-27
21630013497     $707,000        $700,029         8.875        5,619.52         345              345         1-Dec-97    1-Nov-27
21630013499     $85,250         $84,527          9.500        716.33           345              345         1-Dec-97    1-Nov-27
23630013500     $620,000        $511,247         7.500        3,619.67         345              345         1-Dec-97    1-Nov-27
22630013501     $246,750        $244,203         8.750        1,938.75         345              345         1-Dec-97    1-Nov-27
24630013506     $288,750        $285,627         8.500        2,217.41         345              345         1-Dec-97    1-Nov-27
22700013507     $350,000        $346,398         8.625        2,719.58         345              345         1-Dec-97    1-Nov-27

                 Under-
                written       Date of    Original    Rate                              Periodic   Maximum      Minimum      Reset
Loan Id           NOI           NOI        DSCR      Type     Loan Index     Margin       Cap       Rate        Rate      Frequency
-----------------------------------------------------------------------------------------------------------------------------------
22700013425     $29,109      5-Sep-97      1.15      ARM      6MOLIBOR       5.500         2.0     14.500        9.000         6
25630013427     $134,567     27-Aug-97     1.43      ARM      1YRCMT         2.950         1.5     13.250        7.250         6
23650013428     $50,342      18-Aug-97     1.65      FIXED    FIXED          N/A           N/A     N/A           N/A           N/A
1650013429      $53,663      25-Jul-97     1.65      FIXED    FIXED          N/A           N/A     N/A           N/A           N/A
22630013430     $16,905      27-Aug-97     1.62      ARM      6MOLIBOR       3.750         1.5     13.450        7.950         6
22650013431     $24,682      10-Oct-97     1.84      FIXED    FIXED          N/A           N/A     N/A           N/A           N/A
1650013432      $21,479      1-Aug-97      1.14      FIXED    FIXED          N/A           N/A     N/A           N/A           N/A
21630013433     $17,768      8-Sep-97      1.64      ARM      6MOLIBOR       3.500         1.5     13.250        7.750         6
21630013434     $29,412      9-Sep-97      1.63      ARM      6MOLIBOR       3.500         1.5     13.250        7.750         6
22630013435     $67,667      8-Sep-97      1.91      ARM      6MOLIBOR       3.500         1.5     13.250        7.250         6
24630013436     $16,689      11-Sep-97     1.66      ARM      6MOLIBOR       3.500         1.5     13.500        7.500         6
24700013438     $76,469      11-Sep-97     1.86      ARM      6MOLIBOR       4.250         2.0     13.700        7.700         6
22630013441     $59,174      12-Sep-97     1.56      ARM      6MOLIBOR       5.250         2.0     14.450        8.950         6
21700013442     $106,074     15-Sep-97     1.54      ARM      6MOLIBOR       3.500         2.0     13.750        7.750         6
22700013443     $128,465     9-Sep-97      1.40      ARM      6MOLIBOR       4.500         2.0     14.500        9.000         6
21630013444     $25,049      9-Sep-97      1.79      ARM      6MOLIBOR       3.750         1.5     13.450        7.950         6
21630013445     $16,748      15-Sep-97     1.73      ARM      6MOLIBOR       4.000         1.5     13.750        8.250         6
21630013448     $21,438      16-Sep-97     1.57      ARM      6MOLIBOR       3.500         1.5     13.750        7.750         6
26700013449     $39,288      3-Sep-97      1.74      ARM      6MOLIBOR       4.250         2.0     13.200        7.700         6
29650013453     $25,831      12-Sep-97     1.51      FIXED    FIXED          N/A           N/A     N/A           N/A           N/A
29700013455     $21,143      26-Sep-97     1.57      ARM      PRIME          3.250         2.0     14.750        9.250         6
21630013457     $24,309      22-Sep-97     1.90      ARM      6MOLIBOR       3.750         1.5     13.450        7.950         6
26630013458     $24,017      15-Sep-97     1.47      ARM      1YRCMT         3.250         1.5     13.250        7.250         6
22650013459     $119,993     17-Sep-97     1.28      FIXED    FIXED          N/A           N/A     N/A           N/A           N/A
23630013461     $23,066      19-Sep-97     1.52      ARM      1YRCMT         3.250         1.5     13.250        7.250         6
21630013462     $32,381      22-Sep-97     1.88      ARM      6MOLIBOR       3.500         1.5     13.250        7.250         6
24650013465     $30,534      19-Sep-97     1.25      FIXED    FIXED          N/A           N/A     N/A           N/A           N/A
21630013466     $24,752      17-Sep-97     2.63      ARM      6MOLIBOR       3.750         1.5     13.250        7.250         6
21630013467     $17,966      23-Sep-97     1.54      ARM      6MOLIBOR       3.500         1.5     13.250        7.750         6
22700013470     $179,405     21-Aug-97     1.29      ARM      6MOLIBOR       4.500         2.0     13.950        8.450         6
25630013472     $137,178     11-Sep-97     1.46      ARM      1YRCMT         3.500         1.5     13.450        7.950         6
25630013473     $113,945     11-Sep-97     1.41      ARM      1YRCMT         3.500         1.5     13.450        7.950         6
25650013474     $39,030      19-Sep-97     1.26      FIXED    FIXED          N/A           N/A     N/A           N/A           N/A
24700013475     $14,706      26-Sep-97     1.64      ARM      6MOLIBOR       4.250         2.0     13.700        7.700         6
21630013476     $44,781      1-Oct-97      1.78      ARM      6MOLIBOR       4.000         1.5     13.250        7.750         6
29630013478     $49,643      29-Sep-97     1.60      ARM      6MOLIBOR       4.000         1.5     13.750        8.250         6
24630013479     $65,299      29-Sep-97     1.70      ARM      6MOLIBOR       3.500         1.5     13.250        7.250         6
21630013481     $18,536      29-Sep-97     1.61      ARM      6MOLIBOR       3.750         1.5     13.450        7.950         6
21630013482     $31,117      2-Oct-97      1.51      ARM      6MOLIBOR       3.750         1.5     13.250        7.750         6
22630013486     $42,513      5-Sep-97      1.91      ARM      1YRCMT         3.750         1.5     13.500        7.500         6
21630013492     $27,697      6-Oct-97      2.07      ARM      6MOLIBOR       3.500         1.5     13.250        7.250         6
23700013493     $120,762     29-Jul-97     1.54      ARM      6MOLIBOR       4.750         2.0     13.950        8.450         6
26700013496     $91,018      19-Sep-97     2.00      ARM      6MOLIBOR       3.950         2.0     13.950        7.950         6
21630013497     $120,899     14-Oct-97     2.04      ARM      6MOLIBOR       3.950         1.5     13.500        7.500         6
21630013499     $13,014      6-Oct-97      1.66      ARM      6MOLIBOR       4.500         1.5     14.450        8.450         6
23630013500     $84,112      9-Oct-97      1.62      ARM      1YRCMT         3.250         1.5     13.000        7.500         6
22630013501     $34,411      14-Oct-97     1.59      ARM      6MOLIBOR       3.750         1.5     13.450        7.950         6
24630013506     $36,276      6-Oct-97      1.53      ARM      6MOLIBOR       3.500         1.5     13.250        7.250         6
22700013507     $63,522      16-Oct-97     2.06      ARM      6MOLIBOR       3.700         2.0     13.490        7.990         6

Loan Id         Next Rate Change Date          Loan Purpose
------------------------------------------------------------
22700013425           1-Apr-99                 Refinance
25630013427           1-Apr-99                 Purchase
23650013428           N/A                      Refinance
1650013429            N/A                      Purchase
22630013430           1-Apr-99                 Purchase
22650013431           N/A                      Refinance
1650013432            N/A                      Purchase
21630013433           1-Apr-99                 Purchase
21630013434           1-Apr-99                 Purchase
22630013435           1-Apr-99                 Purchase
24630013436           1-Apr-99                 Purchase
24700013438           1-Apr-99                 Cashout Refinance
22630013441           1-Apr-99                 Purchase
21700013442           1-Apr-99                 Purchase
22700013443           1-Apr-99                 Refinance
21630013444           1-Apr-99                 Refinance
21630013445           1-Apr-99                 Cashout Refinance
21630013448           1-Apr-99                 Purchase
26700013449           1-Apr-99                 Cashout Refinance
29650013453           N/A                      Purchase
29700013455           1-Apr-99                 Refinance
21630013457           1-Apr-99                 Purchase
26630013458           1-Apr-99                 Purchase
22650013459           N/A                      Refinance
23630013461           1-Apr-99                 Cashout Refinance
21630013462           1-Apr-99                 Refinance
24650013465           N/A                      Refinance
21630013466           1-May-99                 Purchase
21630013467           1-Apr-99                 Purchase
22700013470           1-May-99                 Purchase
25630013472           1-May-99                 Cashout Refinance
25630013473           1-May-99                 Refinance
25650013474           N/A                      Purchase
24700013475           1-May-99                 Purchase
21630013476           1-May-99                 Purchase
29630013478           1-May-99                 Cashout Refinance
24630013479           1-May-99                 Purchase
21630013481           1-May-99                 Purchase
21630013482           1-May-99                 Purchase
22630013486           1-May-99                 Refinance
21630013492           1-May-99                 Purchase
23700013493           1-May-99                 Refinance
26700013496           1-May-99                 Cashout Refinance
21630013497           1-May-99                 Purchase
21630013499           1-May-99                 Cashout Refinance
23630013500           1-May-99                 Purchase
22630013501           1-May-99                 Purchase
24630013506           1-May-99                 Purchase
22700013507           1-May-99                 Refinance

Loan Id                 Property Address                                        City                State   Zipcode  Property Type
----------------------------------------------------------------------------------------------------------------------------------
24630013509             5905 E RICHTHOFEN PL                                    AURORA              CO      80010    Multifamily
29630013510             2124 - 2138 PARK TERRACE                                COLLEGE PARK        GA      30337    Multifamily
21630013513             1004 - 1084 BADEN AVENUE                                GROVER BEACH        CA      93433    Multifamily
24630013517             2861 ELIOT CIRCLE                                       WESTMINSTER         CO      80030    Multifamily
21630013518             1131 14TH ST                                            SANTA MONICA        CA      90403    Multifamily
21630013520             3808 AGNES AVE                                          LYNWOOD             CA      90262    Multifamily
22700013521             270-272 REDONDO AVE                                     LONG BEACH          CA      90803    Commercial
24700013970             2865 JANITELL RD                                        COLORADO SPRINGS    CO      80910    Commercial
29630013331             2921 2ND AVE NORTH                                      Lake Worth          FL      33461    Multifamily
28700013338             2 CENTRAL AVE                                           West Orange         NJ      7052     Commercial
21630013483             8633 & 8637 CEDROS AVE                                  Panorama City       CA      91402    Multifamily
24650013485             808 & 900 NORTH CENTER ST                               Arlington           TX      76011    Multifamily
23630013487             14755 ARMSTRONG WOODS RD                                Guerneville         CA      95446    Multifamily
24630013489             5425 GASTON AVE                                         Dallas              TX      75214    Multifamily
24630013490             801 E HATCHER RD                                        Phoenix             AZ      85020    Multifamily
22700013494             323 S DATE AVE                                          Alhambra            CA      91803    Commercial
22700013498             3404-3410 W 75TH ST & 7501-07&1/2 S. CRENSHAW BLVD      Los Angeles         CA      90043    Commercial
22630013502             740 W UNIVERSITY                                        Tempe               AZ      85281    Multifamily
29650013504             1652 W GRACE ST/ 603 N ALLEN ST                         Richmond            VA      23220    Multifamily
21630013511             712 NAPLES DR                                           Las Vegas           NV      89119    Multifamily
23630013514             15207 DICKENS ST                                        Los Angeles         CA      91403    Multifamily
24630013515             2001 BRISTOL RD                                         Laredo              TX      78045    Multifamily
29630013516             4902-5467 PINE CLUSTER LANE                             Orlando             FL      32819    Multifamily
23630013519             100 E OAK ST                                            Lodi                CA      95240    Multifamily
21630013523             1437-1443 WEST 105TH ST                                 Los Angeles         CA      90047    Multifamily
26630013526             1759 JEROME AVE                                         Astoria             OR      97103    Multifamily
21630013527             1360 S BURLINGTON AVE                                   Los Angeles         CA      90006    Multifamily
26630013529             1108-1110 WOOD AVE                                      Kelso               WA      98626    Multifamily
26650013530             1611 SE 21ST AVE                                        Portland            OR      97214    Multifamily
23720013531             350 COLLEGE AVE                                         Santa Rosa          CA      95401    Commercial
21700013532             22102 CLARENDON ST                                      Woodland Hills      CA      91367    Commercial
29630013533             99-105 WENDELL AVE                                      Pittsfield          MA      1201     Multifamily
25700013534             2625 E TRENT AVE                                        Spokane             WA      99202    Commercial
24630013535             1550 S PEARL ST                                         Denver              CO      80010    Multifamily
25650013536             10 EAST CASINO RD                                       Everett             WA      98203    Multifamily
24630013538             1630 CLINTON ST                                         Aurora              CO      80010    Multifamily
22630013540             5200 EAST MAIN ST                                       Mesa                AZ      85205    Multifamily
29650013541             921 EVERGREEN DR                                        Lake Park           FL      33403    Multifamily
24630013542             9501 WEST PEORIA AVENUE                                 PEORIA              AZ      85345    Commercial
22630013543             1702 SHERMAN PLACE                                      Long Beach          CA      90804    Multifamily
22630013544             846 NEPTUNE AVE                                         Los Angeles         CA      90744    Multifamily
21700013546             2321 S HOOPER                                           Los Angeles         CA      90011    Commercial
23720013547             150 CARNATION DR                                        Watsonville         CA      95076    Commercial
21630013548             911-923 S LEONARD AVE                                   Los Angeles         CA      90022    Multifamily
24630013549             7030 STUART ST, 4250 & 4260 W 70TH PL                   Westminster         CO      80030    Multifamily
21630013550             4218 N 17TH ST                                          Phoenix             AZ      85012    Multifamily
21630013551             310 N PARKMAN AVE                                       Los Angeles         CA      90026    Multifamily
21630013553             1736 W MARINE AVE                                       Gardena             CA      90247    Multifamily
21630013554             348-370 S BERENDO ST                                    Los Angeles         CA      90020    Multifamily

Loan Id                 Year Built   Units or NRSF     Appraisal Value      Date of Appraisal     Original LTV     Current LTV
------------------------------------------------------------------------------------------------------------------------------
24630013509             1957         5                 160,000              2-Oct-97              75.00            74.28
29630013510             1960         18                420,000              10-Sep-97             75.00            74.33
21630013513             1983         11                525,000              31-Oct-97             52.38            51.82
24630013517             1962         6                 240,000              25-Sep-97             60.42            55.67
21630013518             1963         8                 690,000              8-Oct-97              73.91            73.18
21630013520             1950         7                 215,000              13-Oct-97             75.00            74.34
22700013521             1940         900               190,000              15-Sep-97             63.16            62.68
24700013970             1996         42,656            1,720,000            19-Sep-96             63.95            63.19
29630013331             1955         22                393,000              26-Jun-97             70.00            69.36
28700013338             1995         2,700             450,000              1-May-97              39.33            38.97
21630013483             1976         10                325,000              24-Sep-97             74.31            73.53
24650013485             1983         40                550,000              22-Sep-97             72.73            72.11
23630013487             1946         29                640,000              15-Aug-97             33.28            32.38
24630013489             1962         25                210,000              30-Jun-97             70.00            69.31
24630013490             1979         18                415,000              18-Aug-97             66.27            65.61
22700013494             1967         5,125             350,000              11-Sep-97             50.29            49.84
22700013498             1961         1,891             185,000              15-Sep-97             66.76            66.20
22630013502             1977         58                1,950,000            25-Sep-97             65.38            64.64
29650013504             1920         9                 285,000              24-Sep-97             73.42            72.91
21630013511             1975         22                575,000              15-Aug-97             47.83            47.43
23630013514             1955         9                 370,000              8-Oct-97              41.89            41.47
24630013515             1980         110               1,900,000            3-Sep-97              70.00            69.47
29630013516             1984         44                1,320,000            22-Sep-97             66.29            65.75
23630013519             1984         12                425,000              3-Oct-97              61.18            60.63
21630013523             1964         36                855,000              3-Oct-97              84.40            79.25
26630013526             1900         5                 135,000              12-Sep-97             69.26            67.58
21630013527             1920         24                356,000              13-Oct-97             60.04            59.48
26630013529             1976         25                730,000              4-Oct-97              65.75            65.25
26650013530             1913         6                 365,000              1-Oct-97              73.97            73.10
23720013531             1978         6,132             635,000              15-Sep-97             55.12            54.43
21700013532             1976         3,735             495,000              25-Sep-97             45.45            45.08
29630013533             1850         18                275,000              1-Aug-97              54.55            54.11
25700013534             1958         10,375            340,000              20-Aug-97             51.47            51.09
24630013535             1963         50                485,000              8-Oct-97              58.35            57.82
25650013536             1994         18                1,230,000            26-Sep-97             65.04            64.52
24630013538             1962         8                 200,000              22-Oct-97             74.63            73.91
22630013540             1959         100               1,950,000            25-Sep-97             53.08            52.68
29650013541             1971         18                520,000              22-Oct-97             55.38            53.33
24630013542             1979         16,380            580,000              7-Oct-97              66.38            65.77
22630013543             1964         12                350,000              24-Oct-97             40.00            39.67
22630013544             1964         15                370,000              23-Oct-97             67.57            65.30
21700013546             1925         2,726             190,000              22-Oct-97             51.47            51.11
23720013547             1980         7,909             825,000              30-Oct-97             69.15            68.31
21630013548             1928         7                 210,000              26-Oct-97             66.67            66.00
24630013549             1961         18                578,000              13-Oct-97             72.73            72.03
21630013550             1960         7                 175,000              13-Oct-97             65.00            64.40
21630013551             1989         15                505,000              23-Oct-97             70.00            69.32
21630013553             1958         15                470,000              28-Oct-97             75.00            74.27
21630013554             1938         12                385,000              29-Oct-97             75.00            74.27


                                                                                             Remaining       First
                Original        Cut Off        Cut Off        Monthly       Remaining       Amortization    Payment     Maturity
Loan Id         Balance       Date Balance     Date Rate      Payment         Term             Term          Date         Date
---------------------------------------------------------------------------------------------------------------------------------
24630013509     $120,000         $118,846      8.500          922.64            345             345        1-Dec-97     1-Nov-27
29630013510     $315,000         $312,188      9.000          2,533.82          345             345        1-Dec-97     1-Nov-27
21630013513     $275,000         $272,036      7.750          1,970.73          345             345        1-Dec-97     1-Nov-27
24630013517     $145,000         $133,619      8.500          1,049.48          345             345        1-Dec-97     1-Nov-27
21630013518     $510,000         $504,952      8.440          3,898.88          345             345        1-Dec-97     1-Nov-27
21630013520     $161,250         $159,839      9.600          1,366.13          345             345        1-Dec-97     1-Nov-27
22700013521     $120,000         $119,088      10.250         1,074.32          345             345        1-Dec-97     1-Nov-27
24700013970     $1,100,000       $1,086,809    10.250         9,843.31          337             337        1-Apr-97     1-Mar-27
29630013331     $275,100         $272,586      9.000          2,212.41          345             345        1-Dec-97     1-Nov-27
28700013338     $177,000         $175,378      9.500          1,486.27          345             345        1-Dec-97     1-Nov-27
21630013483     $241,500         $238,983      8.500          1,855.29          345             345        1-Dec-97     1-Nov-27
24650013485     $400,000         $396,628      9.125          3,254.54          105             345        1-Dec-97     1-Nov-07
23630013487     $213,000         $207,227      9.625          1,992.29          225             225        1-Dec-97     1-Nov-17
24630013489     $147,000         $145,542      8.750          1,155.48          345             345        1-Dec-97     1-Nov-27
24630013490     $275,000         $272,290      8.625          2,152.25          346             346        1-Jan-98     1-Dec-27
22700013494     $176,000         $174,428      9.500          1,478.22          345             345        1-Dec-97     1-Nov-27
22700013498     $123,500         $122,477      10.000         1,082.44          345             345        1-Dec-97     1-Nov-27
22630013502     $1,275,000       $1,260,435    7.250          8,704.65          345             345        1-Dec-97     1-Nov-27
29650013504     $209,250         $207,799      9.500          1,759.49          107             347        1-Feb-98     1-Jan-08
21630013511     $275,000         $272,713      9.625          2,334.53          345             345        1-Dec-97     1-Nov-27
23630013514     $155,000         $153,452      8.875          1,231.85          345             345        1-Dec-97     1-Nov-27
24630013515     $1,330,000       $1,319,888    9.625          11,304.86         106             346        1-Jan-98     1-Dec-07
29630013516     $875,000         $867,944      9.125          7,117.60          346             346        1-Jan-98     1-Dec-27
23630013519     $260,000         $257,672      8.750          2,045.69          345             345        1-Dec-97     1-Nov-27
21630013523     $721,650         $677,545      8.500          5,344.09          345             345        1-Dec-97     1-Nov-27
26630013526     $93,500          $91,227       8.875          832.39            226             226        1-Jan-98     1-Dec-17
21630013527     $213,750         $211,750      8.750          1,681.11          345             345        1-Dec-97     1-Nov-27
26630013529     $480,000         $476,349      9.250          3,948.85          106             346        1-Jan-98     1-Dec-07
26650013530     $270,000         $266,806      8.500          2,114.52          105             345        1-Dec-97     1-Nov-07
23720013531     $350,000         $345,615      9.750          3,118.99          105             285        1-Dec-97     1-Nov-07
21700013532     $225,000         $223,149      9.750          1,931.51          345             345        1-Dec-97     1-Nov-27
29630013533     $150,000         $148,801      9.125          1,220.24          346             346        1-Jan-98     1-Dec-27
25700013534     $175,000         $173,706      10.250         1,567.05          345             345        1-Dec-97     1-Nov-27
24630013535     $283,000         $280,426      9.250          2,326.09          345             345        1-Dec-97     1-Nov-27
25650013536     $800,000         $793,565      8.960          6,413.97          106             346        1-Jan-98     1-Dec-07
24630013538     $149,250         $147,812      8.625          1,159.71          346             346        1-Jan-98     1-Dec-27
22630013540     $1,035,000       $1,027,302    10.125         9,168.77          70              346        1-Jan-98     1-Dec-04
29650013541     $288,000         $277,321      9.550          3,016.07          106             166        1-Jan-98     1-Dec-07
24630013542     $385,000         $381,476      8.875          3,062.07          346             346        1-Jan-98     1-Dec-27
22630013543     $140,000         $138,848      8.875          1,113.91          346             346        1-Jan-98     1-Dec-27
22630013544     $250,000         $241,598      8.875          1,938.22          346             346        1-Jan-98     1-Dec-27
21700013546     $97,800          $97,113       11.000         929.76            346             346        1-Jan-98     1-Dec-27
23720013547     $570,500         $563,587      9.450          4,964.63          70              286        1-Jan-98     1-Dec-04
21630013548     $140,000         $138,609      8.875          1,112.50          346             346        1-Jan-98     1-Dec-27
24630013549     $420,375         $416,318      8.625          3,266.37          346             346        1-Jan-98     1-Dec-27
21630013550     $113,750         $112,704      8.875          904.17            346             346        1-Jan-98     1-Dec-27
21630013551     $353,500         $350,078      8.625          2,746.66          346             346        1-Jan-98     1-Dec-27
21630013553     $352,500         $349,070      8.625          2,738.76          346             346        1-Jan-98     1-Dec-27
21630013554     $288,750         $285,956      8.625          2,243.57          346             346        1-Jan-98     1-Dec-27

                 Under-
                written       Date of    Original    Rate                              Periodic   Maximum      Minimum      Reset
Loan Id           NOI           NOI        DSCR      Type     Loan Index     Margin       Cap       Rate        Rate      Frequency
-----------------------------------------------------------------------------------------------------------------------------------
24630013509      $16,345     10-Oct-97     1.58      ARM      6MOLIBOR       3.500        1.5       13.750       7.750        6
29630013510      $46,510     20-Oct-97     1.64      ARM      6MOLIBOR       4.000        1.5       13.750       8.250        6
21630013513      $41,574     25-Sep-97     1.76      ARM      1YRCMT         2.990        1.5       13.250       7.750        6
24630013517      $18,576     14-Oct-97     1.56      ARM      6MOLIBOR       3.500        1.5       13.250       7.250        6
21630013518      $57,592     20-Oct-97     1.23      ARM      1YRCMT         2.990        1.5       14.440       8.440        6
21630013520      $22,659     20-Oct-97     1.38      ARM      6MOLIBOR       3.750        1.5       13.500       9.600        6
22700013521      $17,277     22-Oct-97     1.53      ARM      6MOLIBOR       5.250        2.0       14.250       8.750        6
24700013970      $183,259    5-Feb-97      1.85      ARM      6MOLIBOR       4.500        2.0       13.950       8.250        6
29630013331      $45,781     15-Oct-97     1.85      ARM      6MOLIBOR       4.000        1.5       13.750       8.250        6
28700013338      $39,480     14-Oct-97     2.55      ARM      6MOLIBOR       4.500        2.0       13.950       7.950        6
21630013483      $38,224     2-Oct-97      1.93      ARM      6MOLIBOR       3.500        1.5       13.250       7.250        6
24650013485      $54,448     1-Oct-97      1.39      FIXED    FIXED          N/A          N/A       N/A          N/A          N/A
23630013487      $75,126     28-Oct-97     3.39      ARM      6MOLIBOR       4.630        2.0       14.500       8.500        6
24630013489      $21,239     23-Sep-97     1.72      ARM      6MOLIBOR       3.750        1.5       13.500       7.500        6
24630013490      $41,361     23-Sep-97     1.84      ARM      6MOLIBOR       3.500        1.5       13.250       7.250        6
22700013494      $27,348     3-Oct-97      1.69      ARM      6MOLIBOR       4.500        1.5       13.950       8.450        6
22700013498      $23,172     3-Oct-97      2.04      ARM      6MOLIBOR       5.000        2.0       13.950       8.450        6
22630013502      $171,363    9-Oct-97      1.64      ARM      1YRCMT         3.250        1.5       13.250       7.250        6
29650013504      $27,737     9-Dec-97      1.31      FIXED    FIXED          N/A          N/A       N/A          N/A          N/A
21630013511      $56,770     10-Oct-97     2.36      ARM      6MOLIBOR       4.500        1.5       13.450       7.950        6
23630013514      $33,402     16-Oct-97     2.51      ARM      6MOLIBOR       3.950        1.5       13.750       7.750        6
24630013515      $178,580    29-Sep-97     1.32      FIXED    FIXED          N/A          N/A       N/A          N/A          N/A
29630013516      $128,571    25-Nov-97     1.63      ARM      6MOLIBOR       4.000        1.5       13.750       8.250        6
23630013519      $33,055     10-Oct-97     1.41      ARM      6MOLIBOR       3.750        1.5       13.750       8.250        6
21630013523      $114,550    1-Oct-97      1.94      ARM      6MOLIBOR       3.500        1.5       13.250       7.250        6
26630013526      $13,097     15-Oct-97     1.40      ARM      6MOLIBOR       3.750        1.5       13.450       7.950        6
21630013527      $37,233     21-Oct-97     1.99      ARM      6MOLIBOR       3.750        1.5       13.450       7.950        6
26630013529      $67,353     20-Oct-97     1.42      FIXED    FIXED          N/A          N/A       N/A          N/A          N/A
26650013530      $29,937     17-Oct-97     1.20      FIXED    FIXED          N/A          N/A       N/A          N/A          N/A
23720013531      $70,267     7-Oct-97      1.88      FIXED    FIXED          N/A          N/A       N/A          N/A          N/A
21700013532      $33,854     21-Oct-97     1.68      ARM      6MOLIBOR       4.750        2.0       13.700       8.200        6
29630013533      $41,870     22-Oct-97     3.10      ARM      6MOLIBOR       4.000        1.5       13.750       8.250        6
25700013534      $25,329     2-Oct-97      1.53      ARM      6MOLIBOR       5.250        2.0       14.250       8.750        6
24630013535      $38,640     1-Oct-97      1.60      ARM      6MOLIBOR       4.250        2.0       13.700       7.700        6
25650013536      $98,757     23-Oct-97     1.28      FIXED    FIXED          N/A          N/A       N/A          N/A          N/A
24630013538      $22,217     1-Oct-97      1.82      ARM      6MOLIBOR       3.500        1.5       13.250       7.250        6
22630013540      $150,039    29-Oct-97     1.57      ARM      6MOLIBOR       5.000        1.5       14.000       8.500        6
29650013541      $59,057     29-Oct-97     1.63      FIXED    FIXED          N/A          N/A       N/A          N/A          N/A
24630013542      $52,842     24-Oct-97     1.60      ARM      1YRCMT         4.250        2.0       13.700       7.700        6
22630013543      $52,506     6-Nov-97      4.28      ARM      6MOLIBOR       3.750        1.5       13.450       7.950        6
22630013544      $34,002     4-Nov-97      1.55      ARM      6MOLIBOR       3.750        1.5       13.450       7.950        6
21700013546      $25,840     31-Oct-97     2.86      ARM      PRIME          3.250        2.0       14.500       8.500        6
23720013547      $73,108     6-Nov-97      1.23      FIXED    FIXED          N/A          N/A       N/A          N/A          N/A
21630013548      $26,520     3-Oct-97      2.21      ARM      6MOLIBOR       3.750        2.0       13.700       7.700        6
24630013549      $51,830     1-Oct-97      1.51      ARM      6MOLIBOR       3.500        1.5       13.250       7.250        6
21630013550      $21,185     30-Aug-97     2.22      ARM      6MOLIBOR       3.750        1.5       13.500       7.500        6
21630013551      $48,341     28-Oct-97     1.67      ARM      6MOLIBOR       3.500        1.5       13.250       7.250        6
21630013553      $50,550     11-Nov-97     1.75      ARM      6MOLIBOR       3.500        1.5       13.250       7.250        6
21630013554      $40,870     7-Nov-97      1.73      ARM      6MOLIBOR       3.500        1.5       13.250       7.250        6



Loan Id         Next Rate Change Date          Loan Purpose
------------------------------------------------------------
24630013509     1-May-99                       Purchase
29630013510     1-May-99                       Purchase
21630013513     1-May-99                       Cashout Refinance
24630013517     1-May-99                       Purchase
21630013518     1-May-99                       Purchase
21630013520     1-May-99                       Purchase
22700013521     1-May-99                       Refinance
24700013970     1-Mar-99                       Cashout Refinance
29630013331     1-May-99                       Refinance
28700013338     1-May-99                       Cashout Refinance
21630013483     1-May-99                       Purchase
24650013485     N/A                            Refinance
23630013487     1-May-99                       Refinance
24630013489     1-May-99                       Cashout Refinance
24630013490     1-Jun-99                       Refinance
22700013494     1-May-99                       Cashout Refinance
22700013498     1-May-99                       Purchase
22630013502     1-May-99                       Cashout Refinance
29650013504     N/A                            Purchase
21630013511     1-Jun-99                       Cashout Refinance
23630013514     1-May-99                       Cashout Refinance
24630013515     N/A                            Refinance
29630013516     1-Jun-99                       Purchase
23630013519     1-May-99                       Cashout Refinance
21630013523     1-May-99                       Purchase
26630013526     1-Jun-99                       Cashout Refinance
21630013527     1-May-99                       Purchase
26630013529     N/A                            Purchase
26650013530     N/A                            Purchase
23720013531     N/A                            Cashout Refinance
21700013532     1-May-99                       Cashout Refinance
29630013533     1-Jun-99                       Cashout Refinance
25700013534     1-May-99                       Cashout Refinance
24630013535     1-May-99                       Cashout Refinance
25650013536     N/A                            Purchase
24630013538     1-Jun-99                       Purchase
22630013540     1-Jun-99                       Refinance
29650013541     N/A                            Purchase
24630013542     1-Jun-99                       Cashout Refinance
22630013543     1-Jun-99                       Cashout Refinance
22630013544     1-Jun-99                       Purchase
21700013546     1-Jun-99                       Purchase
23720013547     N/A                            Purchase
21630013548     1-Jun-99                       Purchase
24630013549     1-Jun-99                       Purchase
21630013550     1-Jun-99                       Cashout Refinance
21630013551     1-Jun-99                       Purchase
21630013553     1-Jun-99                       Purchase
21630013554     1-Jun-99                       Purchase

Loan Id                 Property Address                             City                        State  Zipcode    Property Type
--------------------------------------------------------------------------------------------------------------------------------
24630013555             3000 S UNIVERSITY BLVD                       Denver                      CO     80210      Multifamily
24630013556             291 S PEARL ST                               Denver                      CO     80209      Multifamily
23700013557             2051 UNIVERSITY AVE                          Berkeley                    CA     94704      Commercial
23700013558             1804-1816 EUCLID AVE                         Berkeley                    CA     94709      Commercial
21630013559             1929 ECHO PARK AVE                           Los Angeles                 CA     90026      Multifamily
21630013560             904 E ACACIA AVE                             Glendale                    CA     91205      Multifamily
21700013562             408 S BEACH BLVD                             Anaheim                     CA     92804      Commercial
22630013564             4505-4509 MAPLEWOOD AVE                      Los Angeles                 CA     90004      Multifamily
22650013565             1004 FRENCH ST                               Santa Ana                   CA     92701      Multifamily
22630013566             15398 BEAR VALLEY OUTER HIGHWAY              Victorville                 CA     92392      Multifamily
22630013567             3270 MONETTE PLACE                           Los Angeles                 CA     90006      Multifamily
22650013568             2344 W DEVONSHIRE AVE                        Phoenix                     AZ     85015      Multifamily
22700013570             16336 ARROW HWY                              Irwindale                   CA     91706      Commercial
21630013571             784 ROSE AVE                                 Long Beach                  CA     90813      Multifamily
21630013572             1119 DAWSON AVE                              Long Beach                  CA     90804      Multifamily
23630013574             928 BLACK DIAMOND ST`                        Pittsburg                   CA     94565      Multifamily
23630013575             45 W 10TH ST                                 Pittsburg                   CA     94565      Multifamily
21630013577             168 N AZUSA AVE                              Azuza                       CA     91702      Multifamily
21630013580             6652 SYLMAR AVE                              Van Nuys                    CA     91405      Multifamily
21630013582             19116 COLLINS ST                             Los Angeles                 CA     91324      Multifamily
23700013583             870 OLD COUNTRY RD                           Belmont                     CA     94002      Commercial
22700013584             16701 BELLFLOWER BLVD                        Bellflower                  CA     90706      Commercial
22630013585             12275 16TH ST                                Yucaipa                     CA     92399      Multifamily
24630013587             3015-3019 W HIGHLAND PARK PLACE              Denver                      CO     80211      Multifamily
25700013588             1520 HARRISON AVE                            Centralia                   WA     98531      Commercial
24630013589             1407 W SHADY GROVE RD                        Irving                      TX     75060      Multifamily
23700013590             1313-1317 MASON ST                           SAN FRANCISCO               CA     94133      Commercial
24630013591             1320 E 12TH AVE                              Denver                      CO     80218      Multifamily
23700013593             14154 SKYWAY                                 Magalia                     CA     95954      Commercial
22700013594             4845-4861 FOUNTAIN AVE                       Los Angeles                 CA     90029      Commercial
21630013595             1370-1390 W 2OTH ST                          Los Angeles                 CA     90007      Multifamily
21630013598             4618-4624 E INYO AVE                         Fresno                      CA     93727      Multifamily
21630013599             366-368 W PALMER AVE                         Glendale                    CA     91204      Multifamily
21630013600             4165 W SLAUSON                               Los Angeles                 CA     90043      Multifamily
28630013602             116 HOMESTEAD ST                             ROXBURY                     MA     2121       Multifamily
21700013603             1043 STUART ST                               Lafayette                   CA     94549      Commercial
23700013605             3510 MAIN ST                                 Oakley                      CA     94561      Commercial
22650013606             1076-1082 WEST 30TH ST                       Los Angeles                 CA     90007      Multifamily
22630013607             25407-25422 ULYSSES COURT                    San Bernardino              CA     92405      Multifamily
22630013608             479 E RICHLAND ST                            UPLAND                      CA     91786      Multifamily
23630013609             646 16TH ST                                  Oakland                     CA     94612      Multifamily
21700013610             1200-1228 S GREENWOOD AVE                    Montebello                  CA     90640      Commercial
22630013611             2902 E FILMORE ST                            PHOENIX                     AZ     85008      Multifamily
22650013613             1810 32ND PLACE NE                           Salem                       OR     97303      Multifamily
22650013614             3294 SUNNYVIEW RD NE                         Salem                       OR     97303      Multifamily
22650013615             406 E 9TH STREET                             Newberg                     OR     97132      Multifamily
22720013616             505 S PEPPER AVE                             San Bernardino              CA     92410      Commercial
21630013617             1919 & 1927 EAST CENTER ST                   Anaheim                     CA     92805      Multifamily
21630013619             427 FIRIMIN ST/ 426 N BIXEL ST               Los Angeles                 CA     90026      Multifamily

Loan Id                Year Built   Units or NRSF     Appraisal Value      Date of Appraisal     Original LTV     Current LTV
-----------------------------------------------------------------------------------------------------------------------------
24630013555            1957         24                595,000              15-Oct-97             75.00            74.30
24630013556            1929         8                 257,000              3-Nov-97              74.12            72.92
23700013557            1919         5,180             850,000              29-Sep-97             58.82            58.33
23700013558            1919         21,390            1,100,000            23-Jul-97             65.45            64.85
21630013559            1997         9                 410,000              15-Aug-97             60.98            60.43
21630013560            1909         7                 235,000              3-Nov-97              70.00            69.36
21700013562            1983         32,792            1,490,000            5-Nov-97              74.50            59.51
22630013564            1986         14                590,000              20-Oct-97             75.00            74.34
22650013565            1915         7                 225,000              27-Oct-97             74.67            74.12
22630013566            1985         8                 215,000              7-Nov-97              46.51            45.67
22630013567            1951         8                 165,000              5-Sep-97              72.73            72.06
22650013568            1972         32                700,000              8-Nov-97              37.14            35.76
22700013570            1962         7,910             510,000              12-Oct-97             49.02            48.72
21630013571            1987         9                 323,000              31-Oct-97             59.67            59.09
21630013572            1987         9                 322,500              31-Oct-97             59.77            59.19
23630013574            1965         10                225,000              10-Oct-97             69.33            68.75
23630013575            1948         10                225,000              10-Oct-97             69.33            68.75
21630013577            1962         5                 220,000              31-Oct-97             75.00            74.27
21630013580            1977         7                 275,000              12-Nov-97             73.64            69.66
21630013582            1962         8                 300,000              31-Oct-97             70.00            69.32
23700013583            1935         2,049             260,000              21-Oct-97             67.31            66.42
22700013584            1933         3,942             250,000              14-Nov-97             64.80            64.25
22630013585            1972         5                 185,000              23-Oct-97             56.76            56.30
24630013587            1915         9                 190,000              22-Oct-97             74.21            73.52
25700013588            1974         54,105            1,500,000            18-Aug-97             60.00            58.78
24630013589            1964         60                785,000              7-Nov-97              74.01            73.32
23700013590            1909         1,406             850,000              5-Nov-97              47.06            46.49
24630013591            1894         5                 180,000              10-Nov-97             66.67            66.05
23700013593            1977         4,680             275,000              30-Oct-97             65.00            64.54
22700013594            1930         10,620            720,000              29-Oct-97             61.11            60.39
21630013595            1911         22                450,000              5-Nov-97              62.22            61.68
21630013598            1959         14                275,000              12-Nov-97             60.00            59.13
21630013599            1924         5                 175,000              19-Nov-97             50.00            49.52
21630013600            1973         21                587,000              12-Nov-97             68.14            67.51
28630013602            1914         12                320,000              17-Oct-97             51.56            51.07
21700013603            1950         10,017            825,000              6-Nov-97              60.61            60.07
23700013605            1923         2,507             200,000              2-Oct-97              62.50            60.20
22650013606            1926         32                2,630,000            28-Aug-97             53.23            52.62
22630013607            1952         7                 156,000              13-Nov-97             64.10            60.40
22630013608            1965         16                505,000              10-Nov-97             75.00            74.31
23630013609            1935         24                460,000              1-Oct-97              79.35            78.71
21700013610            1984         26,515            1,500,000            22-Nov-97             70.00            69.34
22630013611            1984         86                1,970,000            25-Sep-97             50.51            50.02
22650013613            1964         48                1,090,000            27-Aug-97             75.00            74.42
22650013614            1970         16                375,000              27-Aug-97             75.00            74.42
22650013615            1971         26                875,000              27-Aug-97             75.00            74.42
22720013616            1991         6,732             625,000              3-Nov-97              65.00            64.30
21630013617            1962         175               3,130,000            7-Nov-97              65.50            64.97
21630013619            1930         8                 250,000              29-Oct-97             52.00            51.52

                                                                                             Remaining    First
                  Original              Cut Off          Cut Off       Monthly   Remaining  Amortization Payment
Id                Balance            Date Balance       Date Rate      Payment     Term        Term        Date       Maturity Date
-----------------------------------------------------------------------------------------------------------------------------------
24630013555       $446,250              $442,089          8.625        3,468.57     346         346      1-Jan-98        1-Dec-27
24630013556       $190,500              $187,413          8.625        1,480.70     346         346      1-Jan-98        1-Dec-27
23700013557       $500,000              $495,772          9.875        4,336.45     346         346      1-Jan-98        1-Dec-27
23700013558       $720,000              $713,394          8.875        5,726.17     346         346      1-Jan-98        1-Dec-27
21630013559       $250,000              $247,777          8.625        1,944.02     346         346      1-Jan-98        1-Dec-27
21630013560       $164,500              $162,995          9.125        1,336.64     346         346      1-Jan-98        1-Dec-27
21700013562       $1,110,000            $886,756          9.580        7,562.07     346         346      1-Jan-98        1-Dec-27
22630013564       $442,500              $438,591          8.875        3,518.61     346         346      1-Jan-98        1-Dec-27
22650013565       $168,000              $166,774          9.450        1,406.52     70          346      1-Jan-98        1-Dec-04
22630013566       $100,000              $98,200           8.875        789.25       346         346      1-Jan-98        1-Dec-27
22630013567       $120,000              $118,893          8.875        953.82       346         346      1-Jan-98        1-Dec-27
22650013568       $260,000              $250,346          8.875        2,068.68     106         346      1-Jan-98        1-Dec-07
22700013570       $250,000              $248,494          11.750       2,519.69     346         346      1-Jan-98        1-Dec-27
21630013571       $192,750              $190,875          8.625        1,497.58     346         346      1-Jan-98        1-Dec-27
21630013572       $192,750              $190,875          8.625        1,497.58     346         346      1-Jan-98        1-Dec-27
23630013574       $156,000              $154,680          9.375        1,296.19     346         346      1-Jan-98        1-Dec-27
23630013575       $156,000              $154,683          9.375        1,296.22     346         346      1-Jan-98        1-Dec-27
21630013577       $165,000              $163,401          8.625        1,282.02     346         346      1-Jan-98        1-Dec-27
21630013580       $202,500              $191,567          8.657        1,506.17     347         347      1-Feb-98        1-Jan-28
21630013582       $210,000              $207,964          8.625        1,631.66     346         346      1-Jan-98        1-Dec-27
23700013583       $175,000              $172,679          9.375        1,510.96     287         287      1-Feb-98        1-Jan-23
22700013584       $162,000              $160,628          9.375        1,346.04     346         346      1-Jan-98        1-Dec-27
22630013585       $105,000              $104,151          8.875        835.03       347         347      1-Feb-98        1-Jan-28
24630013587       $141,000              $139,681          8.625        1,095.91     346         346      1-Jan-98        1-Dec-27
25700013588       $900,000              $881,652          9.125        8,167.27     227         227      1-Feb-98        1-Jan-18
24630013589       $581,000              $575,571          8.625        4,515.85     346         346      1-Jan-98        1-Dec-27
23700013590       $400,000              $395,207          7.625        2,827.11     346         346      1-Jan-98        1-Dec-27
24630013591       $120,000              $118,893          8.875        953.82       346         346      1-Jan-98        1-Dec-27
23700013593       $178,750              $177,490          9.875        1,550.94     347         347      1-Feb-98        1-Jan-28
22700013594       $440,000              $434,804          10.125       4,030.12     287         287      1-Feb-98        1-Jan-23
21630013595       $280,000              $277,543          8.875        2,225.21     347         347      1-Feb-98        1-Jan-28
21630013598       $165,000              $162,600          8.625        1,274.90     347         347      1-Feb-98        1-Jan-28
21630013599       $87,500               $86,655           8.875        694.76       347         347      1-Feb-98        1-Jan-28
21630013600       $400,000              $396,295          8.625        3,107.24     347         347      1-Feb-98        1-Jan-28
28630013602       $165,000              $163,411          7.500        1,154.16     347         347      1-Feb-98        1-Jan-28
21700013603       $500,000              $495,549          10.375       4,511.96     347         347      1-Feb-98        1-Jan-28
23700013605       $125,000              $120,409          9.750        1,173.29     228         228      1-Mar-98        1-Feb-18
22650013606       $1,400,000            $1,383,833        9.440        12,173.42    107         287      1-Feb-98        1-Jan-08
22630013607       $100,000              $94,222           8.875        755.43       347         347      1-Feb-98        1-Jan-28
22630013608       $378,750              $375,243          7.625        2,682.17     347         347      1-Feb-98        1-Jan-28
23630013609       $365,000              $362,070          9.625        3,097.80     347         347      1-Feb-98        1-Jan-28
21700013610       $1,050,000            $1,040,150        9.375        8,711.39     347         347      1-Feb-98        1-Jan-28
22630013611       $995,000              $985,364          7.625        7,043.19     347         347      1-Feb-98        1-Jan-28
22650013613       $817,500              $811,178          8.930        6,536.66     107         347      1-Feb-98        1-Jan-08
22650013614       $281,250              $279,075          8.930        2,248.85     107         347      1-Feb-98        1-Jan-08
22650013615       $656,250              $651,175          8.930        5,247.32     107         347      1-Feb-98        1-Jan-08
22720013616       $406,250              $401,878          9.875        3,655.86     107         287      1-Feb-98        1-Jan-08
21630013617       $2,050,000            $2,033,589        9.625        17,399.00    347         347      1-Feb-98        1-Jan-28
21630013619       $130,000              $128,803          8.625        1,009.91     347         347      1-Feb-98        1-Jan-28

               Under-
               written      Date of       Original                                      Periodic  Maximum     Minimum    Reset
Loan Id        NOI             NOI          DSCR     Rate Type    Loan Index     Margin    Cap      Rate        Rate    Frequency
---------------------------------------------------------------------------------------------------------------------------------
24630013555    $66,349      1-Nov-97        1.82        ARM       6MOLIBOR       3.500     2.0     13.250       7.250       6
24630013556    $24,497      1-Nov-97        1.57        ARM       6MOLIBOR       3.500     2.0     13.250       7.250       6
23700013557    $69,038      7-Nov-97        1.57        ARM       6MOLIBOR       4.750     2.0     13.500       8.000       6
23700013558    $88,324      7-Nov-97        1.43        ARM       6MOLIBOR       3.750     2.0     13.250       7.750       6
21630013559    $43,027      10-Nov-97       2.00        ARM       6MOLIBOR       3.500     1.5     13.250       7.750       6
21630013560    $21,058      10-Nov-97       1.53        ARM       6MOLIBOR       4.000     1.5     13.500       7.500       6
21700013562    $133,714     11-Nov-97       1.19        ARM       6MOLIBOR       3.700     2.0     15.580       9.580       6
22630013564    $57,953      13-Nov-97       1.52        ARM       6MOLIBOR       3.750     1.5     13.250       7.750       6
22650013565    $22,419      13-Nov-97       1.33        FIXED     FIXED          N/A       N/A     N/A          N/A         N/A
22630013566    $16,848      19-Nov-97       1.92        ARM       6MOLIBOR       3.750     1.5     13.450       7.950       6
22630013567    $14,503      14-Nov-97       1.44        ARM       6MOLIBOR       3.750     1.5     13.500       7.500       6
22650013568    $69,120      13-Nov-97       2.78        FIXED     FIXED          N/A       N/A     N/A          N/A         N/A
22700013570    $48,228      4-Nov-97        1.95        ARM       PRIME          3.950     2.0     14.750       9.250       6
21630013571    $32,956      11-Nov-97       2.09        ARM       6MOLIBOR       3.500     1.5     13.250       7.250       6
21630013572    $33,963      7-Nov-97        2.15        ARM       6MOLIBOR       3.500     1.5     13.250       7.250       6
23630013574    $21,794      3-Nov-97        1.59        ARM       6MOLIBOR       4.250     1.5     13.950       7.950       6
23630013575    $22,314      3-Nov-97        1.63        ARM       6MOLIBOR       4.250     1.5     13.950       7.950       6
21630013577    $21,095      11-Nov-97       1.56        ARM       6MOLIBOR       3.500     1.5     13.250       7.250       6
21630013580    $27,384      18-Nov-97       1.57        ARM       6MOLIBOR       3.500     1.5     13.250       7.750       6
21630013582    $33,550      11-Nov-97       1.95        ARM       6MOLIBOR       3.500     1.5     13.250       7.250       6
23700013583    $24,530      17-Nov-97       1.58        ARM       6MOLIBOR       4.250     2.0     13.500       7.500       6
22700013584    $23,023      22-Nov-97       1.66        ARM       6MOLIBOR       4.250     2.0     13.700       7.700       6
22630013585    $14,471      20-Nov-97       1.57        ARM       6MOLIBOR       3.750     2.0     13.950       7.950       6
24630013587    $19,898      1-Nov-97        1.72        ARM       6MOLIBOR       3.500     2.0     13.250       7.250       6
25700013588    $160,857     17-Nov-97       1.75        ARM       6MOLIBOR       3.950     2.0     13.750       8.250       6
24630013589    $87,429      1-Nov-97        1.84        ARM       6MOLIBOR       3.500     2.0     13.250       7.250       6
23700013590    $64,727      19-Nov-97       1.98        ARM       1YRCMT         2.990     1.5     13.250       7.250       6
24630013591    $16,145      1-Nov-97        1.60        ARM       6MOLIBOR       3.750     1.5     13.500       7.500       6
23700013593    $27,928      14-Nov-97       1.70        ARM       6MOLIBOR       4.750     2.0     13.950       8.450       6
22700013594    $66,381      3-Dec-97        1.59        ARM       6MOLIBOR       5.000     2.0     14.250       8.250       6
21630013595    $35,729      14-Nov-97       1.52        ARM       6MOLIBOR       3.750     1.5     13.500       7.500       6
21630013598    $24,343      20-Nov-97       1.80        ARM       6MOLIBOR       3.500     2.0     13.250       7.250       6
21630013599    $13,942      26-Nov-97       1.90        ARM       6MOLIBOR       3.750     1.5     13.500       7.500       6
21630013600    $70,394      21-Nov-97       2.15        ARM       6MOLIBOR       3.500     1.5     13.250       7.250       6
28630013602    $21,847      26-Nov-97       1.58        ARM       1YRCMT         2.700     1.5     13.500       7.500       6
21700013603    $79,239      20-Nov-97       1.77        ARM       6MOLIBOR       5.250     2.0     13.700       8.200       6
23700013605    $17,956      23-Oct-97       1.46        ARM       6MOLIBOR       4.500     2.0     13.750       7.750       6
22650013606    $195,631     21-Nov-97       1.34        FIXED     FIXED          N/A       N/A     N/A          N/A         N/A
22630013607    $18,204      24-Nov-97       2.07        ARM       6MOLIBOR       3.750     2.0     13.990       7.990       6
22630013608    $53,481      24-Nov-97       1.68        ARM       1YRCMT         3.000     1.5     13.500       7.500       6
23630013609    $57,373      13-Nov-97       1.83        ARM       6MOLIBOR       4.500     2.0     13.750       7.750       6
21700013610    $174,460     3-Dec-97        2.15        ARM       6MOLIBOR       4.250     2.0     13.700       6.700       6
22630013611    $176,271     2-Dec-97        2.16        ARM       1YRCMT         3.000     1.5     13.250       7.250       6
22650013613    $104,665     1-Dec-97        1.33        FIXED     FIXED          N/A       N/A     N/A          N/A         N/A
22650013614    $31,853      1-Dec-97        1.18        FIXED     FIXED          N/A       N/A     N/A          N/A         N/A
22650013615    $75,648      1-Dec-97        1.20        FIXED     FIXED          N/A       N/A     N/A          N/A         N/A
22720013616    $72,406      1-Dec-97        1.65        FIXED     FIXED          N/A       N/A     N/A          N/A         N/A
21630013617    $290,100     1-Dec-97        1.61        ARM       6MOLIBOR       4.500     1.5     13.450       7.950       6
21630013619    $16,414      3-Dec-97        1.54        ARM       6MOLIBOR       3.500     1.5     13.250       7.250       6

                Next Rate
Loan Id         Change Date     Loan Purpose
-------------------------------------------------
24630013555     1-Jun-99        Purchase
24630013556     1-Jun-99        Purchase
23700013557     1-Jun-99        Refinance
23700013558     1-Jun-99        Refinance
21630013559     1-Jun-99        Cashout Refinance
21630013560     1-Jun-99        Purchase
21700013562     1-Jun-99        Purchase
22630013564     1-Jun-99        Refinance
22650013565     N/A             Purchase
22630013566     1-Jun-99        Cashout Refinance
22630013567     1-Jun-99        Cashout Refinance
22650013568     N/A             Cashout Refinance
22700013570     1-Jun-99        Refinance
21630013571     1-Jun-99        Purchase
21630013572     1-Jun-99        Purchase
23630013574     1-Jun-99        Purchase
23630013575     1-Jun-99        Purchase
21630013577     1-Jun-99        Purchase
21630013580     1-Jul-99        Purchase
21630013582     1-Jun-99        Purchase
23700013583     1-Jul-99        Refinance
22700013584     1-Jun-99        Refinance
22630013585     1-Jul-99        Cashout Refinance
24630013587     1-Jun-99        Purchase
25700013588     1-Jul-99        Cashout Refinance
24630013589     1-Jun-99        Purchase
23700013590     1-Jun-99        Cashout Refinance
24630013591     1-Jun-99        Purchase
23700013593     1-Jul-99        Refinance
22700013594     1-Jul-99        Refinance
21630013595     1-Jul-99        Cashout Refinance
21630013598     1-Jul-99        Cashout Refinance
21630013599     1-Jul-99        Purchase
21630013600     1-Jul-99        Cashout Refinance
28630013602     1-Jul-99        Refinance
21700013603     1-Jul-99        Cashout Refinance
23700013605     1-Aug-99        Cashout Refinance
22650013606     N/A             Cashout Refinance
22630013607     1-Jul-99        Purchase
22630013608     1-Jul-99        Purchase
23630013609     1-Jul-99        Cashout Refinance
21700013610     1-Jul-99        Purchase
22630013611     1-Jul-99        Refinance
22650013613     N/A             Cashout Refinance
22650013614     N/A             Cashout Refinance
22650013615     N/A             Cashout Refinance
22720013616     N/A             Purchase
21630013617     1-Jul-99        Cashout Refinance
21630013619     1-Jul-99        Refinance

Loan Id                 Property Address                                City                        State  Zipcode    Property Type
-----------------------------------------------------------------------------------------------------------------------------------
21700013621             7714 FOUNTAIN AVE                               West Hollywood              CA     90046      Commercial
24630013624             1921 E HAYDEN LANE                              Tempe                       AZ     85281      Multifamily
1650013626              4506-4514 & 1/2 South Normandie Avenue          Los Angeles                 CA     90037      Multifamily
26700013627             19365 SW 89TH ST                                Tualatin                    OR     97062      Commercial
21630013629             119 S BONNIE BRAE ST                            Los Angeles                 CA     90057      Multifamily
29630013632             4102 SE 19TH PLACE                              CAPE CORAL                  FL     33904      Multifamily
24630013635             820 S FEDERAL BLVD.                             DENVER                      CO     80219      Multifamily
22630013636             3307 MAPLE AVE                                  Los Angeles                 CA     90011      Multifamily
22630013637             138 SOUTH BERENDO AVE                           Los Angeles                 CA     90004      Multifamily
22700013638             986 17TH ST                                     Costa Mesa                  CA     92627      Commercial
21630013640             8974 CYPRESS AVE                                South Gate                  CA     90280      Multifamily
21700013641             23277 VENTURA BLVD                              Woodland Hills              CA     91364      Commercial
24720013642             5612 Yale Boulevard                             Dallas                      TX     75206      Commercial
26630013643             1612 BRYANT ST                                  Vancouver                   WA     98661      Multifamily
28700013644             230 RT 206 SOUTH                                Flanders                    NJ     7836       Commercial
23630013645             8701 HILLSIDE ST                                Oakland                     CA     94605      Multifamily
23630013647             1672-1696 EAST AVE                              Hayward                     CA     94541      Multifamily
21630013648             10422 ELDORA AVE                                LOS ANGELES                  CA    91040      Multifamily
25630013649             18125 96TH AVE NE                               BOTHELL                     WA     98011      Multifamily
22630013650             12112 S. VERMONT                                Los Angeles                 CA     90044      Multifamily
21630013651             3560 BRENTON AVE                                Lynwood                     CA     90262      Multifamily
21630013652             12514, 12520, 12524 & 12530 OXNARD ST           North Hollywood             CA     91606      Multifamily
26720013654             324 SE ABERNETHY ST                             Portland                    OR     97201      Commercial
22630013658             5110-5118 & 5028 EDMONSTON RD                   Hyatsville                  MD     20781      Multifamily
21630013659             914-920 S GRAMERCY DR                           Los Angeles                 CA     90019      Multifamily
23700013660             1749, 51, 55 & 57 BROADWAY ST                   Oakland                     CA     94612      Commercial
23700013661             819 North Pacific Avenue                        Glendale                    CA     91201      Commercial
21650013662             4517 MAPLEWOOD AVE                              LOS ANGELES                 CA     90004      Multifamily
21630013663             846 W 80TH ST                                   Los Angeles                 CA     90044      Multifamily
26700013664             15659 LOWER BOONES FERRY RD                     Lake Oswego                 OR     97035      Commercial
21650013665             5615 KESTER AVE                                 VAN NUYS                    CA     91411      Multifamily
22700013666             12424 & 12426 PHILADELPHIA ST                   Whittier                    CA     90601      Commercial
21630013669             6857 FRANKLIN AVE                               Los Angeles                 CA     90028      Multifamily
21630013670             13714-13716 KORNBLUM AVE                        HAWTHORNE                   CA     90250      Multifamily
24650013671             3801 STATE HIGHWAY, 198                         Malakoff                    TX     75148      Multifamily
23700013672             1950 MARTIN LUTHER KING JR WAY                  Berkeley                    CA     94703      Commercial
21630013673             38652 11TH ST EAST                              Palmdale                    CA     93550      Multifamily
24650013674             675 S 300 EAST                                  Brigham City                UT     84302      Multifamily
21630013675             3310 E RANSOM ST                                Long Beach                  CA     90804      Multifamily
21630013677             123-125 S ALEXANDRIA AVE                        Los Angeles                 CA     90004      Multifamily
21630013678             8145 LANGDON AVE                                Van Nuys                    CA     91406      Multifamily
22630013679             6154 MISSION BLVD                               Riverside                   CA     92509      Multifamily
22630013680             6620 HAZELTINE AVE                              Van Nuys                    CA     91405      Multifamily
22720013681             124-140 E ARROW HIGHWAY                         Covina                      CA     91722      Commercial
21630013683             3850 West 102nd Street                          Inglewood                   CA     90304      Multifamily
21630013684             3700, 3710, 3720, 3730 KINGS ROW                RENO                        NV     89503      Multifamily
21630013685             6928 RADFORD AVE                                North Hollywood             CA     91605      Multifamily
21700013687             11924-48 WASHINGTON BLVD. And 11925 Louise Ave. Los Angeles                 CA     90066      Commercial
24720013688             590 NORTH ALMA SCHOOL RD                        Chandler                    AZ     85224      Commercial



Loan Id                Year Built   Units or NRSF     Appraisal Value      Date of Appraisal     Original LTV     Current LTV
-----------------------------------------------------------------------------------------------------------------------------
21700013621            1924         1,925             205,000              16-Nov-97             65.00            64.54
24630013624            1985         13                385,000              10-Nov-97             74.22            72.86
1650013626             1923         8                 225,000              21-May-97             74.22            73.68
26700013627            1972         9,540             417,000              19-Oct-97             59.95            59.39
21630013629            1925         16                360,000              21-Nov-97             75.00            74.39
29630013632            1978         12                555,000              17-Nov-97             65.77            65.15
24630013635            1973         24                662,000              28-Nov-97             74.49            73.80
22630013636            1964         7                 230,000              18-Nov-97             75.00            74.47
22630013637            1927         24                395,000              1-Oct-97              63.29            62.49
22700013638            1988         5,056             485,000              23-May-97             60.00            59.64
21630013640            1964         6                 300,000              3-Dec-97              72.50            71.84
21700013641            1984         998               140,000              25-Nov-97             70.00            69.43
24720013642            1983         8,078             600,000              18-Nov-97             57.67            55.94
26630013643            1966         22                845,000              24-Sep-97             63.91            62.82
28700013644            1987         13,910            1,025,000            10-Sep-97             68.29            67.92
23630013645            1958         49                1,850,000            6-Nov-97              75.00            74.25
23630013647            1950         13                800,000              14-Nov-97             75.00            74.38
21630013648            1982         11                350,000              25-Nov-97             70.00            69.41
25630013649            1966         11                500,000              21-Oct-97             64.00            63.22
22630013650            1963         13                290,000              21-Nov-97             75.00            74.33
21630013651            1962         6                 215,000              9-Dec-97              75.00            74.31
21630013652            1960         30                800,000              5-Dec-97              75.00            74.31
26720013654            1903         2,893             340,000              26-Nov-97             55.88            55.27
22630013658            1965         51                1,250,000            3-Dec-97              74.40            73.74
21630013659            1953         16                545,000              5-Dec-97              74.31            73.66
23700013660            1920         36,198            1,600,000            12-Nov-97             52.19            51.76
23700013661            1975         3,456             685,000              5-Nov-97              36.50            35.86
21650013662            1961         8                 270,000              9-Dec-97              75.00            74.36
21630013663            1963         12                225,000              4-Dec-97              70.00            58.20
26700013664            1948         5,090             615,000              24-Oct-97             71.54            70.11
21650013665            1978         6                 250,000              8-Dec-97              69.00            68.51
22700013666            1964         1,714             240,000              1-Dec-97              62.29            61.85
21630013669            1920         26                520,000              19-Nov-97             74.28            73.62
21630013670            1989         27                870,000              11-Dec-97             75.00            74.16
24650013671            1985         56                1,870,000            4-Dec-97              53.48            53.07
23700013672            1952         20,209            2,350,000            24-Jul-97             48.94            48.57
21630013673            1986         28                450,000              10-Dec-97             65.00            64.58
24650013674            1963         8                 290,000              18-Nov-97             68.97            64.53
21630013675            1922         5                 150,000              4-Dec-97              75.00            74.54
21630013677            1957         18                395,000              3-Dec-97              75.00            74.33
21630013678            1965         34                800,000              29-Sep-97             62.50            61.93
22630013679            1945         65                1,060,000            12-Nov-97             28.30            28.06
22630013680            1974         13                520,000              5-Dec-97              72.88            72.30
22720013681            1964         8,832             490,000              12-Dec-97             58.16            54.16
21630013683            1965         37                995,000              8-Dec-97              59.80            59.12
21630013684            1978         24                960,000              12-Dec-97             41.67            41.35
21630013685            1984         9                 257,500              13-Dec-97             72.52            71.64
21700013687            1955         19,945            1,815,000            10-Nov-97             67.85            67.09
24720013688            1980         18,244            1,155,000            14-Nov-97             64.94            64.18


                                                                                             Remaining    First
                  Original              Cut Off          Cut Off       Monthly   Remaining  Amortization Payment
Loan              Balance            Date Balance       Date Rate      Payment     Term        Term        Date       Maturity Date
-----------------------------------------------------------------------------------------------------------------------------------
21700013621       $133,250              $132,309         10.375        1,204.67    347          347      1-Feb-98       1-Jan-28
24630013624       $285,750              $280,523         7.625         2,005.12    347          347      1-Feb-98       1-Jan-28
1650013626        $167,000              $165,782         9.250         1,373.87    71           347      1-Feb-98       1-Jan-05
26700013627       $250,000              $247,676         8.875         1,985.75    347          347      1-Feb-98       1-Jan-28
21630013629       $270,000              $267,798         8.875         2,147.08    347          347      1-Feb-98       1-Jan-28
29630013632       $365,000              $361,608         8.125         2,708.92    347          347      1-Feb-98       1-Jan-28
24630013635       $493,125              $488,585         8.125         3,660.14    347          347      1-Feb-98       1-Jan-28
22630013636       $172,500              $171,280         9.750         1,480.23    348          348      1-Mar-98       1-Feb-28
22630013637       $250,000              $246,818         8.875         2,076.09    287          287      1-Feb-98       1-Jan-23
22700013638       $291,000              $289,259         10.250        2,607.01    107          347      1-Feb-98       1-Jan-08
21630013640       $217,500              $215,529         8.625         1,689.90    347          347      1-Feb-98       1-Jan-28
21700013641       $98,000               $97,206          9.375         814.11      347          347      1-Feb-98       1-Jan-28
24720013642       $346,000              $335,638         9.875         3,691.72    109          169      1-Apr-98       1-Mar-08
26630013643       $540,000              $530,799         8.625         4,161.86    347          347      1-Feb-98       1-Jan-28
28700013644       $700,000              $696,211         10.500        6,403.38    347          347      1-Feb-98       1-Jan-28
23630013645       $1,387,500            $1,373,565       8.750         10,890.95   347          347      1-Feb-98       1-Jan-28
23630013647       $600,000              $595,042         8.625         4,665.56    347          347      1-Feb-98       1-Jan-28
21630013648       $245,000              $242,937         8.625         1,903.57    348          348      1-Mar-98       1-Feb-28
25630013649       $320,000              $316,098         7.250         2,181.56    347          347      1-Feb-98       1-Jan-28
22630013650       $217,500              $215,565         8.625         1,690.19    347          347      1-Feb-98       1-Jan-28
21630013651       $161,250              $159,760         8.625         1,252.64    347          347      1-Feb-98       1-Jan-28
21630013652       $600,000              $594,444         8.625         4,660.87    347          347      1-Feb-98       1-Jan-28
26720013654       $190,000              $187,914         9.780         1,697.16    107          287      1-Feb-98       1-Jan-08
22630013658       $930,000              $921,802         8.750         7,308.94    347          347      1-Feb-98       1-Jan-28
21630013659       $405,000              $401,434         9.125         3,290.03    347          347      1-Feb-98       1-Jan-28
23700013660       $835,000              $828,218         9.375         6,936.43    347          347      1-Feb-98       1-Jan-28
23700013661       $250,000              $245,634         9.750         2,366.77    229          229      1-Apr-98       1-Mar-18
21650013662       $202,500              $200,773         8.625         1,575.03    47           347      1-Feb-98       1-Jan-03
21630013663       $157,500              $130,942         8.875         1,049.83    347          347      1-Feb-98       1-Jan-28
26700013664       $440,000              $431,152         9.625         4,132.09    227          227      1-Feb-98       1-Jan-18
21650013665       $172,500              $171,270         9.375         1,434.77    107          347      1-Feb-98       1-Jan-08
22700013666       $149,500              $148,436         9.750         1,283.46    347          347      1-Feb-98       1-Jan-28
21630013669       $386,250              $382,839         8.875         3,069.42    347          347      1-Feb-98       1-Jan-28
21630013670       $652,500              $645,172         8.125         4,833.19    347          347      1-Feb-98       1-Jan-28
24650013671       $1,000,000            $992,494         9.130         8,139.95    107          347      1-Feb-98       1-Jan-08
23700013672       $1,150,000            $1,141,415       9.625         9,765.73    347          347      1-Feb-98       1-Jan-28
21630013673       $292,500              $290,615         9.910         2,546.74    347          347      1-Feb-98       1-Jan-28
24650013674       $200,000              $187,151         9.500         1,681.71    107          167      1-Feb-98       1-Jan-08
21630013675       $112,500              $111,804         9.750         966.73      347          347      1-Feb-98       1-Jan-28
21630013677       $296,250              $293,610         8.625         2,302.12    347          347      1-Feb-98       1-Jan-28
21630013678       $500,000              $495,458         8.625         3,884.75    347          347      1-Feb-98       1-Jan-28
22630013679       $300,000              $297,465         8.875         2,384.93    71           347      1-Feb-98       1-Jan-05
22630013680       $379,000              $375,959         9.500         3,182.61    347          347      1-Feb-98       1-Jan-28
22720013681       $285,000              $265,379         9.480         3,684.72    107          107      1-Feb-98       1-Jan-08
21630013683       $595,000              $588,208         9.000         4,765.41    348          348      1-Mar-98       1-Feb-28
21630013684       $400,000              $396,995         9.125         3,254.54    107          347      1-Feb-98       1-Jan-08
21630013685       $186,750              $184,482         8.625         1,447.52    347          347      1-Feb-98       1-Jan-28
21700013687       $1,231,500            $1,217,711       9.750         10,974.36   107          287      1-Feb-98       1-Jan-08
24720013688       $750,000              $741,226         9.375         6,487.68    107          287      1-Feb-98       1-Jan-08

               Under-
               written      Date of       Original                                      Periodic  Maximum     Minimum    Reset
Loan Id        NOI            NOI           DSCR     Rate Type    Loan Index     Margin    Cap      Rate        Rate    Frequency
---------------------------------------------------------------------------------------------------------------------------------
21700013621    $20,870     2-Dec-97        1.74        ARM        6MOLIBOR       5.250     2.0     14.250      8.250        6
24630013624    $32,596     2-Dec-97        1.39        ARM        1YRCMT         2.990     1.5     13.250      7.250        6
1650013626     $25,038     1-Nov-97        1.52        FIXED      FIXED          N/A       N/A     N/A         N/A          N/A
26700013627    $36,797     6-Nov-97        1.75        ARM        6MOLIBOR       3.700     2.0     13.500      7.500        6
21630013629    $40,544     4-Dec-97        1.71        ARM        6MOLIBOR       3.750     1.5     13.450      7.950        6
29630013632    $51,045     1-Dec-97        1.71        ARM        1YRCMT         3.500     1.5     13.250      7.250        6
24630013635    $59,475     1-Dec-97        1.47        ARM        1YRCMT         3.500     1.5     13.250      7.250        6
22630013636    $26,985     3-Dec-97        1.74        ARM        6MOLIBOR       4.125     1.5     14.250      8.250        6
22630013637    $47,741     9-Dec-97        2.07        ARM        6MOLIBOR       3.750     2.0     13.450      7.950        6
22700013638    $48,583     10-Dec-97       1.55        ARM        6MOLIBOR       4.250     2.0     14.200      10.250       6
21630013640    $31,453     10-Dec-97       1.77        ARM        6MOLIBOR       3.500     1.5     13.250      7.250        6
21700013641    $9,667      3-Dec-97        1.15        ARM        6MOLIBOR       4.250     2.0     13.700      7.700        6
24720013642    $44,807     1-Dec-97        1.01        FIXED      FIXED          N/A       N/A     N/A         N/A          N/A
26630013643    $74,195     1-Dec-97        1.60        ARM        6MOLIBOR       3.500     1.5     13.750      7.750        6
28700013644    $92,118     8-Dec-97        1.20        ARM        6MOLIBOR       4.500     2.0     13.950      10.500       6
23630013645    $173,187    3-Dec-97        1.42        ARM        6MOLIBOR       3.650     1.0     13.250      7.950        6
23630013647    $77,022     8-Dec-97        1.49        ARM        6MOLIBOR       3.500     1.5     13.750      7.750        6
21630013648    $32,435     15-Dec-97       1.54        ARM        1YRCMT         3.250     1.5     12.750      7.750        6
25630013649    $35,557     10-Dec-97       1.36        ARM        1YRCMT         2.950     1.5     13.250      7.250        6
22630013650    $39,346     11-Dec-97       2.21        ARM        6MOLIBOR       3.500     2.0     13.250      7.250        6
21630013651    $22,745     10-Dec-97       1.72        ARM        6MOLIBOR       3.500     1.5     13.250      7.250        6
21630013652    $78,854     11-Dec-97       1.61        ARM        6MOLIBOR       3.500     1.5     12.750      7.250        6
26720013654    $25,592     10-Dec-97       1.26        FIXED      FIXED          N/A       N/A     N/A         N/A          N/A
22630013658    $145,361    16-Dec-97       1.86        ARM        6MOLIBOR       3.650     1.5     13.250      7.500        6
21630013659    $51,228     12-Dec-97       1.51        ARM        6MOLIBOR       4.000     1.5     13.500      7.500        6
23700013660    $121,164    9-Dec-96        1.70        ARM        6MOLIBOR       4.250     2.0     13.700      7.700        6
23700013661    $68,580     9-Feb-98        2.78        ARM        6MOLIBOR       4.250     2.0     13.750      7.750        6
21650013662    $21,951     11-Dec-97       1.16        FIXED      FIXED          N/A       N/A     N/A         N/A          N/A
21630013663    $25,921     15-Dec-97       1.96        ARM        6MOLIBOR       3.750     2.0     13.500      7.500        6
26700013664    $68,619     3-Dec-97        1.53        ARM        6MOLIBOR       4.500     2.0     14.200      8.200        6
21650013665    $23,078     11-Dec-97       1.34        FIXED      FIXED          N/A       N/A     N/A         N/A          N/A
22700013666    $22,626     12-Dec-97       1.65        ARM        6MOLIBOR       4.625     2.0     13.700      8.450        6
21630013669    $63,929     18-Dec-97       1.97        ARM        6MOLIBOR       3.750     1.5     13.500      7.500        6
21630013670    $87,535     15-Dec-97       1.64        ARM        1YRCMT         2.990     1.5     13.250      7.250        6
24650013671    $133,826    12-Dec-97       1.37        FIXED      FIXED          N/A       N/A     N/A         N/A          N/A
23700013672    $325,685    19-Nov-97       3.22        ARM        6MOLIBOR       4.500     2.0     13.500      8.000        6
21630013673    $55,298     15-Dec-97       1.81        ARM        6MOLIBOR       3.750     1.5     13.500      9.910        6
24650013674    $30,385     1-Dec-97        1.21        FIXED      FIXED          N/A       N/A     N/A         N/A          N/A
21630013675    $17,846     16-Dec-97       1.54        ARM        6MOLIBOR       3.750     1.5     13.250      9.750        6
21630013677    $40,260     12-Dec-97       1.66        ARM        6MOLIBOR       3.500     2.0     13.250      7.250        6
21630013678    $108,096    16-Dec-97       2.64        ARM        6MOLIBOR       3.500     1.5     13.250      7.250        6
22630013679    $64,850     15-Dec-97       2.51        ARM        6MOLIBOR       3.750     1.5     13.750      7.750        6
22630013680    $50,890     15-Dec-97       1.53        ARM        6MOLIBOR       4.375     1.5     13.740      7.990        6
22720013681    $52,700     20-Dec-97       1.19        FIXED      FIXED          N/A       N/A     N/A         N/A          N/A
21630013683    $99,002     17-Dec-97       1.98        ARM        6MOLIBOR       3.950     1.5     13.500      7.500        6
21630013684    $86,481     18-Dec-97       2.21        FIXED      FIXED          N/A       N/A     N/A         N/A          N/A
21630013685    $29,014     19-Dec-97       1.90        ARM        6MOLIBOR       3.500     1.5     13.250      7.250        6
21700013687    $183,082    23-Dec-97       1.39        FIXED      FIXED          N/A       N/A     N/A         N/A          N/A
24720013688    $123,881    24-Oct-97       1.59        FIXED      FIXED          N/A       N/A     N/A         N/A          N/A

                Next Rate
Loan Id         Change Date     Loan Purpose
-------------------------------------------------
21700013621     1-Jul-99        Refinance
24630013624     1-Jul-99        Purchase
1650013626      N/A             Purchase
26700013627     1-Jul-99        Cashout Refinance
21630013629     1-Jul-99        Purchase
29630013632     1-Jul-99        Refinance
24630013635     1-Jul-99        Purchase
22630013636     1-Aug-99        Purchase
22630013637     1-Jul-99        Cashout Refinance
22700013638     1-Jul-99        Cashout Refinance
21630013640     1-Jul-99        Purchase
21700013641     1-Jul-99        Refinance
24720013642     N/A             Refinance
26630013643     1-Jul-99        Refinance
28700013644     1-Jul-99        Cashout Refinance
23630013645     1-Jul-99        Cashout Refinance
23630013647     1-Jul-99        Purchase
21630013648     1-Aug-99        Refinance
25630013649     1-Jul-99        Refinance
22630013650     1-Jul-99        Purchase
21630013651     1-Jul-99        Purchase
21630013652     1-Jul-99        Purchase
26720013654     N/A             Cashout Refinance
22630013658     1-Jul-99        Purchase
21630013659     1-Jul-99        Purchase
23700013660     1-Jul-99        Refinance
23700013661     1-Mar-99        Cashout Refinance
21650013662     N/A             Purchase
21630013663     1-Jul-99        Purchase
26700013664     1-Jul-99        Cashout Refinance
21650013665     N/A             Purchase
22700013666     1-Jul-99        Cashout Refinance
21630013669     1-Jul-99        Purchase
21630013670     1-Jul-99        Purchase
24650013671     N/A             Cashout Refinance
23700013672     1-Jul-99        Refinance
21630013673     1-Jul-99        Cashout Refinance
24650013674     N/A             Cashout Refinance
21630013675     1-Jul-99        Purchase
21630013677     1-Jul-99        Purchase
21630013678     1-Jul-99        Refinance
22630013679     1-Jul-99        Cashout Refinance
22630013680     1-Jul-99        Purchase
22720013681     N/A             Purchase
21630013683     1-Aug-99        Purchase
21630013684     N/A             Cashout Refinance
21630013685     1-Jul-99        Purchase
21700013687     N/A             Refinance
24720013688     N/A             Purchase

Loan Id                 Property Address                             City                        State  Zipcode    Property Type
--------------------------------------------------------------------------------------------------------------------------------
21630013689             1775 W 96TH ST                               Los Angeles                 CA     90047      Multifamily
21630013691             926-932 South Fedora Street                  Los Angeles                 CA     90006      Multifamily
24630013692             9945 WEST 59TH PLACE                         Arvada                      CO     80004      Multifamily
21650013693             401 MERLAYNE DR                              HENDERSON                   NV     89015      Multifamily
23720013695             3603-07 SACRAMENTO & 405-23 LOCUST ST        San Francisco               CA     94115      Commercial
21700013701             18220 SHERMAN WAY                            Reseda                      CA     91335      Commercial
24630013702             1709 & 1717 E ELTON AVE                      Mesa                        AZ     85204      Multifamily
21720013703             124 S GLENDALE AVE                           Glendale                    CA     91205      Commercial
21630013704             3010 1/2-3016 ASBURY ST                      Los Angeles                 CA     90065      Multifamily
22720013706             1093-1095 AVIATION BLVD                      Hermosa Beach               CA     90254      Commercial
28630013707             756 Hamburg Turnpike                         Pompton Lakes               NJ     7442       Commercial
29700013708             1584, 1586, 1588 & 1590 HIGHLAND AVE         Melbourne                   FL     32935      Commercial
21700013709             1505 South Glendale Avenue                   Glendale                    CA     91205      Commercial
21630013713             1411 E 61ST ST                               Los Angeles                 CA     90001      Multifamily
24630013714             520-526 ATWOOD                               Longmont                    CO     80501      Multifamily
21630013715             324-330 N INDIAN HILL BLVD.                  CLAREMONT                   CA     91711      Commercial
23630013716             3209-3211-3213-3215 Filbert Street           Oakland                     CA     94607      Multifamily
24630013720             1225 COLORADO BLVD                           Denver                      CO     80206      Multifamily
21720013721             1460 Bellflower Boulevard                    Bellflower                  CA     90706      Commercial
21630013722             1061 St. Louis Avenue                        Long Beach                  CA     90804      Multifamily
21630013724             239 S NORMANDIE                              Los Angeles                 CA     90004      Multifamily
21650013725             3846 South Grand Avenue                      Los Angeles                 CA     90037      Multifamily
23700013731             17415 Monterey Road                          Morgan Hill                 CA     95037      Commercial
29630013732             1387 Grand Concourse                         Bronx                       NY     10452      Multifamily
26650013733             3804 SE Francis Street                       Portland                    OR     97202      Multifamily
29720013734             2970 State Road Highway 138                  Riverdale                   GA     30296      Commercial
26650013738             1217 North Mesa                              El Paso                     TX     79902      Multifamily
22630013740             1514 South Orange Grove Avenue               Los Angeles                 CA     90019      Multifamily
21630013741             717 WEST 80TH ST                             Los Angeles                 CA     90044      Multifamily
21630013742             858 W 80TH ST                                Los Angeles                 CA     90044      Multifamily
24700013744             714-730 East 18th Avenue                     Denver                      CO     80218      Commercial
22630013745             4232 46th Street                             San Diego                   CA     92115      Multifamily
22630013746             4561 Adobe Road                              29 Palms                    CA     92277      Multifamily
22650013747             61 South Main Street                         Midvale                     UT     84047      Multifamily
22650013748             59 West Center Street                        Midvale                     UT     84047      Multifamily
23700013749             619 West Charter Way                         Stockton                    CA     95206      Commercial
21650013750             4213 Live Oak Street                         Cudahy                      CA     90201      Multifamily
28630013753             103 Tompkins Avenue                          Stony Point                 NY     10980      Multifamily
23720013754             2501 - 2599 8th Street                       Berkeley                    CA     94710      Commercial
21650013755             5433 Abbot Place                             Los Angeles                 CA     90042      Multifamily
24630013756             2301 Emporia Street                          Aurora                      CO     80010      Multifamily
21720013759             7485,89 & 95 El Camino Real                  Atascadero                  CA     93422      Commercial
22700013760             230 North Orange Avenue                      Brea                        CA     92821      Commercial
22650013761             3116 Carlyle Street                          Los Angeles                 CA     90065      Multifamily
26650013762             15827 NE Glisan Street                       Portland                    OR     97230      Multifamily
22720013764             3909 - 3917 East Anaheim Avenue              Long Beach                  CA     90815      Commercial
24630013765             1020 Logan Street                            Denver                      CO     80203      Multifamily
24630013766             1630 Pennsylvania Street                     Denver                      CO     80203      Multifamily
21630013768             1441 North Edison Blvd.                      Burbank                     CA     91505      Multifamily

Loan Id                Year Built   Units or NRSF     Appraisal Value      Date of Appraisal     Original LTV     Current LTV
-----------------------------------------------------------------------------------------------------------------------------
21630013689            1957         8                 185,000              18-Dec-97             64.86            64.24
21630013691            1961         22                456,000              10-Nov-97             66.58            66.09
24630013692            1958         8                 365,000              12-Dec-97             70.00            66.83
21650013693            1960         8                 260,000              12-Dec-97             34.33            33.97
23720013695            1908         12,206            2,500,000            1-Dec-97              52.80            52.16
21700013701            1957         41,420            2,670,000            10-Dec-97             59.93            59.28
24630013702            1962         8                 260,000              4-Dec-97              75.00            74.22
21720013703            1956         3,915             408,000              15-Dec-97             70.00            69.32
21630013704            1923         10                285,000              14-Dec-97             70.00            69.43
22720013706            1954         1,850             275,000              12-Dec-97             49.09            48.58
28630013707            1913         6,520             240,000              13-Aug-97             50.00            49.65
29700013708            1927         4,621             390,000              25-Nov-97             57.44            57.07
21700013709            1920         2,885             260,000              11-Dec-97             52.50            52.11
21630013713            1956         12                228,000              29-Dec-97             69.08            68.51
24630013714            1939         6                 223,000              26-Dec-97             73.99            72.90
21630013715            1958         4,265             584,000              10-Dec-97             59.42            58.81
23630013716            1940         8                 310,000              6-Oct-97              59.68            59.37
24630013720            1945         30                970,000              10-Dec-97             74.61            73.99
21720013721            1987         7,465             600,000              5-Jan-98              61.67            61.26
21630013722            1987         8                 290,000              2-Jan-98              64.66            64.08
21630013724            1964         14                415,000              8-Dec-97              74.10            73.52
21650013725            1923         20                225,000              27-Dec-97             70.00            69.51
23700013731            1896         14,087            1,350,000            13-Nov-97             66.67            66.18
29630013732            1923         44                1,230,000            23-Dec-97             56.91            56.40
26650013733            1906         7                 302,000              16-Dec-97             71.52            70.44
29720013734            1978         2,363             200,000              19-Dec-97             65.00            64.33
26650013738            1917         20                310,000              11-Dec-97             70.00            68.74
22630013740            1955         7                 310,000              14-Jan-98             62.32            61.93
21630013741            1965         20                585,000              16-Jan-98             75.00            74.35
21630013742            1964         10                340,000              16-Jan-98             75.00            74.35
24700013744            1967         8,500             300,000              15-Dec-97             70.00            69.44
22630013745            1989         7                 260,000              13-Jan-98             65.00            64.48
22630013746            1973         54                860,000              19-Dec-97             17.44            17.34
22650013747            1973         32                1,030,000            2-Jan-98              41.26            40.97
22650013748            1971         54                2,010,000            2-Jan-98              39.80            39.52
23700013749            1978         3,400             850,000              7-Jan-98              22.76            22.37
21650013750            1954         7                 235,000              15-Jan-98             75.00            73.50
28630013753            1920         5                 315,000              30-Dec-97             71.43            70.94
23720013754            1913         54,148            2,350,000            21-Jan-98             62.77            62.09
21650013755            1926         18                339,000              24-Jan-98             65.00            64.61
24630013756            1958         7                 161,000              26-Jan-98             74.53            73.99
21720013759            1971         12,000            875,000              7-Jan-98              68.57            67.94
22700013760            1995         23,918            1,400,000            31-Dec-97             42.86            42.39
22650013761            1992         5                 258,000              21-Jan-98             74.13            73.63
26650013762            1969         12                535,000              26-Jan-98             75.70            75.19
22720013764            1946         8,045             300,000              21-Jan-98             48.33            47.58
24630013765            1957         38                875,000              9-Jan-98              65.00            64.51
24630013766            1925         20                425,000              5-Jan-98              75.00            74.48
21630013768            1989         8                 510,000              22-Jan-98             76.57            75.97

                                                                                             Remaining    First
                  Original              Cut Off          Cut Off       Monthly   Remaining  Amortization Payment
Loan Id           Balance            Date Balance       Date Rate      Payment     Term        Term        Date       Maturity Date
-----------------------------------------------------------------------------------------------------------------------------------

21630013689      $120,000              $118,842           9.125        973.99       347         347      1-Feb-98        1-Jan-28
21630013691      $303,600              $301,381           9.750        2,604.57     348         348      1-Mar-98        1-Feb-28
24630013692      $255,500              $243,943           8.625        1,912.69     347         347      1-Feb-98        1-Jan-28
21650013693      $89,250               $88,323            9.500        782.00       107         347      1-Feb-98        1-Jan-08
23720013695      $1,320,000            $1,304,020         8.875        10,964.63    107         347      1-Feb-98        1-Jan-08
21700013701      $1,600,000            $1,582,792         9.950        14,482.86    107         287      1-Feb-98        1-Jan-08
24630013702      $195,000              $192,978           8.625        1,513.24     347         347      1-Feb-98        1-Jan-28
21720013703      $285,600              $282,817           9.750        2,545.09     107         287      1-Feb-98        1-Jan-08
21630013704      $199,500              $197,869           9.000        1,603.05     348         348      1-Mar-98        1-Feb-28
22720013706      $135,000              $133,606           9.600        1,188.89     48          288      1-Mar-98        1-Feb-03
28630013707      $120,000              $119,158           9.950        1,047.18     348         348      1-Mar-98        1-Feb-28
29700013708      $224,000              $222,556           10.500       2,046.05     348         348      1-Mar-98        1-Feb-28
21700013709      $136,500              $135,494           9.700        1,166.03     348         348      1-Mar-98        1-Feb-28
21630013713      $157,500              $156,212           9.000        1,265.56     348         348      1-Mar-98        1-Feb-28
24630013714      $165,000              $162,575           8.750        1,296.21     348         348      1-Mar-98        1-Feb-28
21630013715      $347,000              $343,476           9.750        2,981.27     108         348      1-Mar-98        1-Feb-08
23630013716      $185,000              $184,036           9.875        1,606.45     109         349      1-Apr-98        1-Mar-08
24630013720      $723,750              $717,665           8.750        5,685.27     348         348      1-Mar-98        1-Feb-28
21720013721      $370,000              $367,571           9.375        3,077.48     108         348      1-Mar-98        1-Feb-08
21630013722      $187,500              $185,830           8.375        1,423.48     348         348      1-Mar-98        1-Feb-28
21630013724      $307,500              $305,098           9.250        2,526.36     348         348      1-Mar-98        1-Feb-28
21650013725      $157,500              $156,396           10.250       1,411.36     108         348      1-Mar-98        1-Feb-08
23700013731      $900,000              $893,432           9.750        7,721.16     348         348      1-Mar-98        1-Feb-28
29630013732      $700,000              $693,709           8.875        5,752.06     348         348      1-Mar-98        1-Feb-28
26650013733      $216,000              $212,728           8.560        1,670.05     108         348      1-Mar-98        1-Feb-08
29720013734      $130,000              $128,655           9.630        1,147.58     108         348      1-Mar-98        1-Feb-08
26650013738      $217,000              $213,085           9.310        1,995.88     108         228      1-Mar-98        1-Feb-08
22630013740      $193,200              $191,973           9.625        1,641.61     348         348      1-Mar-98        1-Feb-28
21630013741      $438,750              $434,968           8.750        3,446.66     348         348      1-Mar-98        1-Feb-28
21630013742      $255,000              $252,802           8.750        2,003.19     348         348      1-Mar-98        1-Feb-28
24700013744      $210,000              $208,316           9.700        1,792.71     348         348      1-Mar-98        1-Feb-28
22630013745      $169,000              $167,637           9.250        1,388.12     348         348      1-Mar-98        1-Feb-28
22630013746      $150,000              $149,165           9.625        1,274.88     73          349      1-Apr-98        1-Mar-05
22650013747      $425,000              $421,949           8.940        3,401.32     108         348      1-Mar-98        1-Feb-08
22650013748      $800,000              $794,258           8.940        6,402.48     108         348      1-Mar-98        1-Feb-08
23700013749      $193,500              $190,171           9.625        1,816.96     229         229      1-Apr-98        1-Mar-18
21650013750      $176,250              $172,736           8.875        1,402.33     108         348      1-Mar-98        1-Feb-08
28630013753      $225,000              $223,463           9.000        1,810.41     48          348      1-Mar-98        1-Feb-03
23720013754      $1,475,000            $1,459,193         9.250        12,631.64    108         288      1-Mar-98        1-Feb-08
21650013755      $220,350              $219,028           9.875        1,913.41     108         348      1-Mar-98        1-Feb-08
24630013756      $120,000              $119,123           8.750        943.33       349         349      1-Apr-98        1-Mar-28
21720013759      $600,000              $594,507           9.250        5,138.30     109         289      1-Apr-98        1-Mar-08
22700013760      $600,000              $593,507           9.500        5,234.60     289         289      1-Apr-98        1-Mar-23
22650013761      $191,250              $189,962           8.625        1,487.53     109         349      1-Apr-98        1-Mar-08
26650013762      $405,000              $402,269           8.560        3,131.34     109         349      1-Apr-98        1-Mar-08
22720013764      $145,000              $142,738           9.810        1,298.25     109         289      1-Apr-98        1-Mar-08
24630013765      $568,750              $564,453           8.375        4,320.84     349         349      1-Apr-98        1-Mar-28
24630013766      $318,750              $316,530           9.000        2,565.64     349         349      1-Apr-98        1-Mar-28
21630013768      $390,500              $387,428           8.375        2,968.17     349         349      1-Apr-98        1-Mar-28

               Under-
               written      Date of       Original                                      Periodic  Maximum     Minimum    Reset
Loan Id        NOI             NOI          DSCR     Rate Type    Loan Index     Margin    Cap      Rate        Rate    Frequency
---------------------------------------------------------------------------------------------------------------------------------

21630013689    $23,017       22-Dec-97      2.29        ARM        6MOLIBOR      4.000     1.5     13.500       7.500      6
21630013691    $58,896       5-Dec-97       2.21        ARM        6MOLIBOR      4.000     2.0     13.990       7.990      6
24630013692    $30,792       1-Dec-97       1.47        ARM        6MOLIBOR      3.500     1.5     13.250       7.250      12
21650013693    $10,812       23-Dec-97      1.20        FIXED      FIXED         N/A       N/A     N/A          N/A        N/A
23720013695    $157,852      1-Dec-97       1.25        FIXED      FIXED         N/A       N/A     N/A          N/A        N/A
21700013701    $270,603      9-Dec-97       1.56        FIXED      FIXED         N/A       N/A     N/A          N/A        N/A
24630013702    $26,167       1-Dec-97       1.64        ARM        6MOLIBOR      3.500     2.0     13.250       7.250      6
21720013703    $37,644       23-Dec-97      1.23        FIXED      FIXED         N/A       N/A     N/A          N/A        N/A
21630013704    $28,587       23-Dec-97      1.71        ARM        6MOLIBOR      4.000     1.5     13.500       7.500      6
22720013706    $17,854       26-Dec-97      1.25        FIXED      FIXED         N/A       N/A     N/A          N/A        N/A
28630013707    $17,569       23-Dec-97      1.67        ARM        6MOLIBOR      4.500     2.0     13.950       7.950      6
29700013708    $31,941       31-Dec-97      1.55        ARM        6MOLIBOR      5.000     1.0     14.500       8.500      6
21700013709    $20,604       1-Dec-97       1.76        ARM        6MOLIBOR      4.250     2.0     13.700       7.700      6
21630013713    $29,683       6-Jan-98       2.25        ARM        6MOLIBOR      3.750     1.5     13.500       7.500      6
24630013714    $20,240       1-Jan-98       1.50        ARM        6MOLIBOR      3.500     1.5     13.250       7.250      6
21630013715    $46,368       29-Dec-97      1.30        FIXED      FIXED         N/A       N/A     N/A          N/A        N/A
23630013716    $37,988       25-Nov-97      1.97        FIXED      FIXED         N/A       N/A     N/A          N/A        N/A
24630013720    $95,857       1-Jan-98       1.62        ARM        6MOLIBOR      3.500     1.5     13.250       7.250      6
21720013721    $54,885       11-Jan-98      1.49        FIXED      FIXED         N/A       N/A     N/A          N/A        N/A
21630013722    $28,096       14-Jan-98      1.83        ARM        1YRCMT        2.990     1.5     13.250       7.250      6
21630013724    $41,617       14-Jan-98      1.57        ARM        6MOLIBOR      3.500     1.5     13.250       7.750      6
21650013725    $20,739       30-Dec-97      1.22        FIXED      FIXED         N/A       N/A     N/A          N/A        N/A
23700013731    $118,367      1-Jan-98       1.53        ARM        6MOLIBOR      4.500     2.0     13.750       7.750      6
29630013732    $137,833      7-Jan-98       2.24        ARM        1YRCMT        3.500     1.5     13.990       7.990      6
26650013733    $24,044       14-Jan-98      1.20        FIXED      FIXED         N/A       N/A     N/A          N/A        N/A
29720013734    $19,338       1-Jan-98       1.40        FIXED      FIXED         N/A       N/A     N/A          N/A        N/A
26650013738    $37,721       15-Jan-98      1.57        FIXED      FIXED         N/A       N/A     N/A          N/A        N/A
22630013740    $32,056       22-Jan-98      1.65        ARM        6MOLIBOR      3.875     1.5     13.250       9.495      6
21630013741    $69,711       23-Jan-98      1.94        ARM        6MOLIBOR      3.250     1.5     13.250       7.250      6
21630013742    $39,072       23-Jan-98      1.87        ARM        6MOLIBOR      3.250     1.5     13.250       7.250      6
24700013744    $38,409       20-Jan-98      2.14        ARM        6MOLIBOR      4.250     2.0     13.700       7.700      6
22630013745    $21,868       23-Jan-98      1.51        ARM        6MOLIBOR      3.750     1.5     13.250       7.750      6
22630013746    $64,787       9-Jan-98       4.28        ARM        6MOLIBOR      3.950     1.5     13.750       9.500      6
22650013747    $69,203       1-Jan-98       1.70        FIXED      FIXED         N/A       N/A     N/A          N/A        N/A
22650013748    $212,910      26-Jan-98      2.77        FIXED      FIXED         N/A       N/A     N/A          N/A        N/A
23700013749    $51,890       1-Jan-98       2.67        ARM        6MOLIBOR      3.950     2.0     13.500       8.000      6
21650013750    $20,169       26-Jan-98      1.20        FIXED      FIXED         N/A       N/A     N/A          N/A        N/A
28630013753    $26,461       15-Jan-98      1.22        FIXED      FIXED         N/A       N/A     N/A          N/A        N/A
23720013754    $248,346      30-Jan-98      1.64        FIXED      FIXED         N/A       N/A     N/A          N/A        N/A
21650013755    $36,680       29-Jan-98      1.60        FIXED      FIXED         N/A       N/A     N/A          N/A        N/A
24630013756    $15,193       29-Jan-98      1.55        ARM        6MOLIBOR      3.500     1.5     13.250       7.250      6
21720013759    $80,353       17-Jan-98      1.30        FIXED      FIXED         N/A       N/A     N/A          N/A        N/A
22700013760    $120,663      30-Jan-98      2.27        ARM        6MOLIBOR      4.000     2.0     13.500       7.500      6
22650013761    $23,913       28-Jan-98      1.34        FIXED      FIXED         N/A       N/A     N/A          N/A        N/A
26650013762    $41,056       1-Jan-98       1.09        FIXED      FIXED         N/A       N/A     N/A          N/A        N/A
22720013764    $36,295       26-Jan-98      2.33        FIXED      FIXED         N/A       N/A     N/A          N/A        N/A
24630013765    $92,033       27-Jan-98      1.98        ARM        1YRCMT        3.250     1.5     13.250       7.250      6
24630013766    $40,768       22-Jan-98      1.52        ARM        6MOLIBOR      3.750     1.5     13.500       7.500      6
21630013768    $40,903       30-Jan-98      1.31        ARM        6MOLIBOR      2.700     1.5     12.990       6.990      6

                Next Rate
Loan Id         Change Date     Loan Purpose
-------------------------------------------------
21630013689     1-Jul-99        Cashout Refinance
21630013691     1-Aug-99        Purchase
24630013692     1-Jul-99        Purchase
21650013693     N/A             Cashout Refinance
23720013695     N/A             Refinance
21700013701     N/A             Refinance
24630013702     1-Jul-99        Purchase
21720013703     N/A             Refinance
21630013704     1-Aug-99        Purchase
22720013706     N/A             Cashout Refinance
28630013707     1-Aug-99        Refinance
29700013708     1-Aug-99        Refinance
21700013709     1-Aug-99        Purchase
21630013713     1-Aug-99        Purchase
24630013714     1-Aug-99        Purchase
21630013715     N/A             Cashout Refinance
23630013716     N/A             Refinance
24630013720     1-Aug-99        Purchase
21720013721     N/A             Purchase
21630013722     1-Aug-99        Purchase
21630013724     1-Aug-99        Purchase
21650013725     N/A             Purchase
23700013731     1-Aug-99        Cashout Refinance
29630013732     1-Aug-99        Refinance
26650013733     N/A             Purchase
29720013734     N/A             Purchase
26650013738     N/A             Cashout Refinance
22630013740     1-Aug-99        Purchase
21630013741     1-Aug-99        Cashout Refinance
21630013742     1-Aug-99        Cashout Refinance
24700013744     1-Aug-99        Purchase
22630013745     1-Aug-99        Purchase
22630013746     1-Mar-99        Cashout Refinance
22650013747     N/A             Cashout Refinance
22650013748     N/A             Cashout Refinance
23700013749     1-Mar-99        Refinance
21650013750     N/A             Purchase
28630013753     N/A             Purchase
23720013754     N/A             Cashout Refinance
21650013755     N/A             Purchase
24630013756     1-Mar-99        Purchase
21720013759     N/A             Cashout Refinance
22700013760     1-Mar-99        Cashout Refinance
22650013761     N/A             Purchase
26650013762     N/A             Purchase
22720013764     N/A             Purchase
24630013765     1-Mar-99        Cashout Refinance
24630013766     1-Mar-99        Purchase
21630013768     1-Mar-99        Purchase

Loan Id                 Property Address                             City                        State  Zipcode    Property Type
--------------------------------------------------------------------------------------------------------------------------------
28720013770             890 - 898 East 92nd Street                   Brooklyn                    NY     11236      Commercial
24630013771             2310 East Roosevelt                          Phoenix                     AZ     85006      Multifamily
23650013775             738 6th Avenue                               San Francisco               CA     94118      Multifamily
22720013776             15239-15261 Parthenia Street                 Los Angeles                 CA     91343      Commercial
24630013777             1520 Glencoe Street                          Denver                      CO     80222      Multifamily
22720013778             9421-9441 West Sam Houston Parkway           Houston                     TX     77036      Commercial
21630013779             13637 Cordary Avenue                         Hawthorne                   CA     90250      Multifamily
22630013780             1717 S. Burlington Avenue                    Los Angeles                 CA     90006      Multifamily
21720013781             9606 State Street                            South Gate                  CA     90280      Commercial
22630013787             4069 Idaho Street                            San Diego                   CA     92104      Multifamily
24630013789             1721 Humboldt Street                         Denver                      CO     80218      Multifamily
21650013794             7315 Independence Avenue                     Canoga Park                 CA     91303      Multifamily
21650013796             21115 Saticoy Street                         Canoga Park                 CA     91304      Multifamily
29700013797             4327 Wade Green Road                         Kennesaw                    GA     30144      Commercial
21720013798             7112-16 Melrose Avenue                       Los Angeles                 CA     90046      Commercial
21630013803             1309 - 1313 North Willowbrook Avenue         Compton                     CA     90222      Multifamily
21720013804             1001 S. Arrowhead                            San Bernadino               CA     92408      Commercial
29650013807             8603 NW 35th Court                           Coral Springs               FL     33065      Multifamily
21650013808             5659 Halbrent Ave.                           Los Angeles                 CA     91411      Multifamily
24650013815             2309 & 2313 North Fitzhugh Avenue            Dallas                      TX     75204      Multifamily
22630013819             15341 & 13549 Van Buren
                          &  15352 & 15362 Jackson Street            Midway City                 CA     92655      Multifamily
22630013820             6419 Brynhurst Avenue                        Los Angeles                 CA     90043      Multifamily
21700031791             1542,1544 & 1546 East Anaheim Street         Long Beach                  CA     90813      Commercial
23700013727             640 N. San Joaquin Street                    Stockton                    CA     95203      Commercial
26650013757             914-916 W. Yandell                           El Paso                     TX     79902      Multifamily
25630013769             3600 S. Oregon Street/4426 36th Avenue S.    Seattle                     WA     98118      Multifamily
23630013772             727-731 Florida Street                       San Francisco               CA     94110      Commercial
21630013784             2002 Sunset Blvd.                            Los Angeles                 CA     90026      Multifamily
21630013785             509-511 Third Street                         Jackson                     MI     49201      Multifamily
22630013786             673 Palm Avenue                              Beaumont                    CA     92223      Multifamily
23630013793             136 E. 12th Street                           Oakland                     CA     94606      Multifamily
21630013799             337-339 1/2 West Washington St.              Jackson                     MI     49201      Multifamily
22630013800             133-135-137 Baker Street                     San Francisco               CA     94117      Multifamily
25650013805             1723 18th Avenue                             Seattle                     WA     98122      Multifamily
27650013813             1808 S Racine Avenue                         Chicago                     IL     60608      Multifamily
21630013814             4534 Pinafore Street                         Los Angeles                 CA     90008      Multifamily
24650013816             2514 Community Drive                         Dallas                      TX     75220      Multifamily
28630013817             5-13 Albough Road & 11-13 Wallens Hill Road  Barkhamsted                 CT     6063       Multifamily
22650013818             2100 8th Avenue                              Los Angeles                 CA     90018      Multifamily
26650013821             1254 8th NW & 3598 Aster St NW               Salem                       OR     97304      Multifamily
22630013822             13111 Vanowen Street                         Los Angeles                 CA     91605      Multifamily
21720013824             1021Grandview Ave.                           Glendale                    CA     91201      Commercial
29630013826             814 N G Street                               Lake Worth                  FL     33460      Multifamily
29630013827             901 North F Street                           Lake Worth                  FL     33460      Multifamily
29630013829             611 North Federal Highway                    Lake Worth                  FL     33460      Multifamily
21630013830             6027 Makee Ave.                              Los angeles                 CA     90001      Multifamily
21630013831             737-747 South Boyle Ave.                     Los Angeles                 CA     90023      Multifamily
28650013836             614-616 Park Avenue                          Hoboken                     NJ     7030       Multifamily
21650013837             1214 A-D E Hellman St.& 760-66 Orange Avenue Long Beach                  CA     90813      Multifamily

Loan Id                Year Built   Units or NRSF     Appraisal Value      Date of Appraisal     Original LTV     Current LTV
-----------------------------------------------------------------------------------------------------------------------------
28720013770            1962         6,000             420,000              21-Nov-97             50.00            49.60
24630013771            1944         16                310,000              12-Feb-98             59.68            58.67
23650013775            1907         6                 755,000              20-Jan-98             29.14            28.95
22720013776            1986         9,303             850,000              26-Jan-98             52.94            52.65
24630013777            1947         11                370,000              30-Jan-98             74.59            74.05
22720013778            1983         94,118            3,100,000            27-Jan-98             41.13            40.74
21630013779            1964         56                1,218,000            30-Jan-98             64.66            64.27
22630013780            1987         8                 265,000              24-Jan-98             65.09            64.61
21720013781            1971         2,610             500,000              13-Jan-98             20.80            20.68
22630013787            1965         8                 330,000              6-Feb-98              73.64            73.12
24630013789            1961         20                500,000              13-Jan-98             74.55            69.91
21650013794            1960         25                810,000              4-Feb-98              67.90            67.50
21650013796            1963         32                760,000              4-Feb-98              72.37            71.95
29700013797            1968         8,395             625,000              16-Dec-97             65.00            64.54
21720013798            1936         1,907             317,000              15-Jan-98             60.00            59.23
21630013803            1958         24                450,000              9-Feb-98              51.78            51.39
21720013804            1964         47,840            1,100,000            21-Oct-97             75.00            74.58
29650013807            1973         5                 256,000              2-Feb-98              70.31            69.86
21650013808            1957         6                 235,000              12-Feb-98             50.00            49.01
24650013815            1929         16                225,000              12-Feb-98             70.00            68.65
22630013819            1944         12                460,000              11-Feb-98             13.04            12.73
22630013820            1966         12                389,000              16-Feb-98             70.18            69.71
21700031791            1986         5,575             496,000              24-Oct-97             63.51            61.45
23700013727            1914         26,000            950,000              3-Oct-97              69.47            69.03
26650013757            1930         5                 150,000              11-Dec-97             64.67            63.60
25630013769            1959         16                620,000              20-Jan-98             75.00            74.46
23630013772            1908         11,560            900,000              3-Dec-97              62.67            62.24
21630013784            1930         36                535,000              30-Jan-98             70.09            69.55
21630013785            1900         10                185,000              8-Jan-98              73.65            73.10
22630013786            1967         6                 118,500              21-Jan-98             67.72            67.18
23630013793            1946         71                2,250,000            16-Dec-97             53.33            52.88
21630013799            1920         6                 170,000              8-Jan-98              66.91            65.98
22630013800            1900         10                675,000              25-Sep-97             51.85            51.50
25650013805            1986         19                1,200,000            4-Feb-98              75.63            75.08
27650013813            1900         7                 190,000              5-Feb-98              39.47            39.24
21630013814            1960         23                462,000              12-Feb-98             60.06            59.72
24650013816            1972         33                403,000              10-Feb-98             74.44            73.94
28630013817            1970         40                1,600,000            8-Jan-98              75.00            74.46
22650013818            1917         6                 200,000              17-Feb-98             70.00            69.57
26650013821            1965         14                440,000              3-Nov-97              70.00            69.57
22630013822            1965         16                560,000              6-Feb-98              73.66            73.02
21720013824            1952         38,752            3,075,000            17-Feb-98             42.28            41.99
29630013826            1977         12                310,000              19-Jan-98             66.53            66.08
29630013827            1967         16                376,000              19-Jan-98             73.66            73.14
29630013829            1952         8                 190,000              19-Jan-98             69.37            68.89
21630013830            1971         6                 313,000              18-Feb-98             55.91            55.52
21630013831            1924         12                270,000              25-Feb-98             70.00            69.51
28650013836            1920         11                425,000              28-Jan-98             70.59            70.08
21650013837            1962         8                 250,000              8-Jan-98              70.00            69.64

                                                                                             Remaining    First
                  Original              Cut Off          Cut Off       Monthly   Remaining  Amortization Payment
Loan Id           Balance            Date Balance       Date Rate      Payment     Term        Term        Date       Maturity Date
-----------------------------------------------------------------------------------------------------------------------------------
28720013770       $210,000              $208,316          10.000       1,908.28     109         289      1-Apr-98       1-Mar-08
24630013771       $185,000              $181,871          8.750        1,446.16     349         349      1-Apr-98       1-Mar-28
23650013775       $220,000              $218,600          8.500        1,691.61     109         349      1-Apr-98       1-Mar-08
22720013776       $450,000              $447,487          9.540        3,796.99     109         349      1-Apr-98       1-Mar-08
24630013777       $276,000              $273,972          8.750        2,169.58     349         349      1-Apr-98       1-Mar-28
22720013778       $1,275,000            $1,262,829        9.390        11,042.30    109         289      1-Apr-98       1-Mar-08
21630013779       $787,500              $782,764          9.250        6,478.01     349         349      1-Apr-98       1-Mar-28
22630013780       $172,500              $171,229          8.750        1,355.96     349         349      1-Apr-98       1-Mar-28
21720013781       $104,000              $103,413          9.490        873.73       109         349      1-Apr-98       1-Mar-08
22630013787       $243,000              $241,285          8.875        1,932.14     349         349      1-Apr-98       1-Mar-28
24630013789       $372,750              $349,573          9.000        2,999.24     73          349      1-Apr-98       1-Mar-05
21650013794       $550,000              $546,753          8.840        4,362.26     109         349      1-Apr-98       1-Mar-08
21650013796       $550,000              $546,834          8.950        4,405.66     109         349      1-Apr-98       1-Mar-08
29700013797       $406,250              $403,359          9.200        3,323.63     349         349      1-Apr-98       1-Mar-28
21720013798       $190,200              $187,775          9.290        1,634.10     109         289      1-Apr-98       1-Mar-08
21630013803       $233,000              $231,260          9.000        1,873.33     349         349      1-Apr-98       1-Mar-28
21720013804       $825,000              $820,414          9.090        6,691.64     109         349      1-Apr-98       1-Mar-08
29650013807       $180,000              $178,848          8.875        1,432.17     109         349      1-Apr-98       1-Mar-08
21650013808       $117,500              $115,166          8.790        927.74       109         349      1-Apr-98       1-Mar-08
24650013815       $157,500              $154,473          8.790        1,395.87     109         229      1-Apr-98       1-Mar-08
22630013819       $60,000               $58,543           8.750        466.82       349         349      1-Apr-98       1-Mar-28
22630013820       $273,000              $271,166          9.490        2,292.11     349         349      1-Apr-98       1-Mar-28
21700031791       $315,000              $304,816          9.700        2,628.06     348         348      1-Mar-98       1-Feb-28
23700013727       $660,000              $655,830          10.000       5,784.72     349         349      1-Apr-98       1-Mar-28
26650013757       $97,000               $95,403           9.310        892.17       109         229      1-Apr-98       1-Mar-08
25630013769       $465,000              $461,649          8.290        3,506.48     109         349      1-Apr-98       1-Mar-08
23630013772       $564,000              $560,169          9.750        4,838.58     349         349      1-Apr-98       1-Mar-28
21630013784       $375,000              $372,068          8.750        2,946.40     349         349      1-Apr-98       1-Mar-28
21630013785       $136,250              $135,238          9.000        1,094.99     349         349      1-Apr-98       1-Mar-28
22630013786       $80,250               $79,603           9.000        644.53       349         349      1-Apr-98       1-Mar-28
23630013793       $1,200,000            $1,189,827        8.750        9,432.62     349         349      1-Apr-98       1-Mar-28
21630013799       $113,750              $112,168          9.000        908.20       349         349      1-Apr-98       1-Mar-28
22630013800       $350,000              $347,619          9.750        3,002.63     349         349      1-Apr-98       1-Mar-28
25650013805       $907,500              $900,961          8.290        6,843.29     109         349      1-Apr-98       1-Mar-08
27650013813       $75,000               $74,562           9.040        605.63       110         350      1-May-98       1-Apr-08
21630013814       $277,500              $275,914          9.500        2,333.17     349         350      1-May-98       1-Mar-28
24650013816       $300,000              $297,960          8.790        2,368.68     109         349      1-Apr-98       1-Mar-08
28630013817       $1,200,000            $1,191,425        8.000        8,803.13     350         350      1-May-98       1-Apr-28
22650013818       $140,000              $139,131          9.040        1,130.51     109         349      1-Apr-98       1-Mar-08
26650013821       $308,000              $306,119          8.540        2,377.00     110         350      1-May-98       1-Apr-08
22630013822       $412,500              $408,904          7.750        2,953.12     349         349      1-Apr-98       1-Mar-28
21720013824       $1,300,000            $1,291,073        8.540        10,032.76    109         349      1-Apr-98       1-Mar-08
29630013826       $206,250              $204,857          9.000        1,657.69     350         350      1-May-98       1-Apr-28
29630013827       $276,950              $275,021          9.000        2,225.45     350         350      1-May-98       1-Apr-28
29630013829       $131,800              $130,882          9.000        1,059.09     350         350      1-May-98       1-Apr-28
21630013830       $175,000              $173,777          9.000        1,406.19     350         350      1-May-98       1-Apr-28
21630013831       $189,000              $187,684          9.000        1,518.73     350         350      1-May-98       1-Apr-28
28650013836       $300,000              $297,840          8.853        2,382.21     110         350      1-May-98       1-Apr-08
21650013837       $175,000              $174,106          9.490        1,470.22     110         350      1-May-98       1-Apr-08

               Under-
               written      Date of       Original                                      Periodic  Maximum     Minimum    Reset
Loan Id        NOI            NOI           DSCR     Rate Type    Loan Index     Margin    Cap      Rate        Rate    Frequency
---------------------------------------------------------------------------------------------------------------------------------
28720013770    $39,963     4-Feb-98         1.75       FIXED         FIXED        N/A       N/A     N/A        N/A        N/A
24630013771    $26,353     1-Feb-98         1.74       ARM           6MOLIBOR     3.750     1.5     13.250     7.250      6
23650013775    $35,079     5-Feb-98         1.73       FIXED         FIXED        N/A       N/A     N/A        N/A        N/A
22720013776    $72,716     9-Feb-98         1.60       FIXED         FIXED        N/A       N/A     N/A        N/A        N/A
24630013777    $37,024     9-Feb-98         1.64       ARM           6MOLIBOR     3.500     1.5     13.250     7.250      6
22720013778    $365,519    6-Feb-98         2.76       FIXED         FIXED        N/A       N/A     N/A        N/A        N/A
21630013779    $159,916    10-Feb-98        2.08       ARM           6MOLIBOR     3.500     1.5     13.250     9.120      6
22630013780    $31,782     11-Feb-98        2.25       ARM           6MOLIBOR     3.750     1.5     13.250     7.250      6
21720013781    $18,145     1-Feb-98         1.73       FIXED         FIXED        N/A       N/A     N/A        N/A        N/A
22630013787    $28,262     12-Feb-98        1.39       ARM           6MOLIBOR     3.125     1.5     12.250     7.500      6
24630013789    $48,870     25-Feb-98        1.36       FIXED         FIXED        N/A       N/A     N/A        N/A        N/A
21650013794    $99,270     27-Jan-98        1.90       FIXED         FIXED        N/A       N/A     N/A        N/A        N/A
21650013796    $82,313     5-Feb-98         1.56       FIXED         FIXED        N/A       N/A     N/A        N/A        N/A
29700013797    $67,739     15-Jan-98        1.95       ARM           6MOLIBOR     4.250     1.5     13.700     7.700      6
21720013798    $34,839     11-Feb-98        1.78       FIXED         FIXED        N/A       N/A     N/A        N/A        N/A
21630013803    $41,493     12-Feb-98        2.12       ARM           6MOLIBOR     3.750     1.5     13.500     7.500      6
21720013804    $120,713    13-Feb-98        1.50       FIXED         FIXED        N/A       N/A     N/A        N/A        N/A
29650013807    $21,631     13-Feb-98        1.26       FIXED         FIXED        N/A       N/A     N/A        N/A        N/A
21650013808    $20,321     20-Feb-98        1.83       FIXED         FIXED        N/A       N/A     N/A        N/A        N/A
24650013815    $23,441     18-Feb-98        1.40       FIXED         FIXED        N/A       N/A     N/A        N/A        N/A
22630013819    $34,468     23-Feb-98        7.02       ARM           6MOLIBOR     3.500     1.5     13.250     7.250      6
22630013820    $50,224     24-Feb-98        2.09       ARM           6MOLIBOR     5.000     1.5     13.990     7.990      6
21700031791    $38,490     4-Nov-97         1.43       ARM           6MOLIBOR     4.250     2.0     13.700     7.700      6
23700013727    $88,638     5-Feb-98         1.50       ARM           6MOLIBOR     4.250     2.0     13.700     8.200      6
26650013757    $13,448     10-Feb-98        1.26       FIXED         FIXED        N/A       N/A     N/A        N/A        N/A
25630013769    $51,754     31-Jan-98        1.23       FIXED         FIXED        N/A       N/A     N/A        N/A        N/A
23630013772    $69,623     6-Feb-98         1.44       ARM           6MOLIBOR     4.500     2.0     13.250     7.750      6
21630013784    $58,272     13-Feb-98        1.90       ARM           6MOLIBOR     3.500     1.5     13.250     7.250      6
21630013785    $24,380     4-Feb-98         2.13       ARM           6MOLIBOR     3.750     1.5     13.500     7.500      6
22630013786    $13,029     25-Mar-98        1.93       ARM           6MOLIBOR     3.750     1.5     13.500     7.500      6
23630013793    $262,242    3-Feb-98         2.54       ARM           1YRCMT       3.625     2.0     13.250     7.750      6
21630013799    $22,444     30-Jan-98        2.35       ARM           6MOLIBOR     3.750     1.5     13.500     7.500      6
22630013800    $54,391     11-Feb-98        1.81       ARM           6MOLIBOR     4.000     2.0     13.250     7.750      6
25650013805    $94,306     14-Feb-98        1.15       FIXED         FIXED        N/A       N/A     N/A        N/A        N/A
27650013813    $17,447     19-Feb-98        2.40       FIXED         FIXED        N/A       N/A     N/A        N/A        N/A
21630013814    $76,619     20-Feb-98        2.77       ARM           6MOLIBOR     3.750     1.5     13.500     9.370      6
24650013816    $34,014     19-Feb-98        1.20       FIXED         FIXED        N/A       N/A     N/A        N/A        N/A
28630013817    $161,641    10-Feb-98        1.53       ARM           1YRCMT       3.375     1.5     13.990     7.990      6
22650013818    $30,606     25-Mar-97        2.26       FIXED         FIXED        N/A       N/A     N/A        N/A        N/A
26650013821    $40,250     20-Feb-98        1.41       FIXED         FIXED        N/A       N/A     N/A        N/A        N/A
22630013822    $62,780     24-Feb-98        1.91       ARM           1YRCMT       2.700     1.5     12.990     6.990      6
21720013824    $259,174    25-Feb-98        2.15       FIXED         FIXED        N/A       N/A     N/A        N/A        N/A
29630013826    $29,061     5-Mar-98         1.68       ARM           6MOLIBOR     3.750     1.5     13.500     7.500      6
29630013827    $38,435     24-Feb-98        1.65       ARM           6MOLIBOR     3.750     1.5     13.500     7.500      6
29630013829    $21,916     24-Feb-98        1.98       ARM           6MOLIBOR     3.750     1.5     13.500     7.500      6
21630013830    $26,593     24-Feb-98        1.81       ARM           6MOLIBOR     3.750     1.5     13.500     7.500      6
21630013831    $35,640     2-Mar-98         2.25       ARM           6MOLIBOR     3.750     1.5     13.500     7.500      6
28650013836    $38,303     3-Mar-98         1.34       FIXED         FIXED        N/A       N/A     N/A        N/A        N/A
21650013837    $24,606     1-Mar-98         1.39       FIXED         FIXED        N/A       N/A     N/A        N/A        N/A

                Next Rate
Loan Id         Change Date     Loan Purpose
-------------------------------------------------
28720013770     N/A             Purchase
24630013771     1-Mar-99        Refinance
23650013775     N/A             Purchase
22720013776     N/A             Purchase
24630013777     1-Mar-99        Purchase
22720013778     N/A             Cashout Refinance
21630013779     1-Mar-99        Purchase
22630013780     1-Mar-99        Purchase
21720013781     N/A             Purchase
22630013787     1-Mar-99        Purchase
24630013789     N/A             Purchase
21650013794     N/A             Cashout Refinance
21650013796     N/A             Cashout Refinance
29700013797     1-Mar-99        Cashout Refinance
21720013798     N/A             Cashout Refinance
21630013803     1-Mar-99        Refinance
21720013804     N/A             Purchase
29650013807     N/A             Purchase
21650013808     N/A             Cashout Refinance
24650013815     N/A             Purchase
22630013819     1-Mar-99        Cashout Refinance
22630013820     1-Mar-99        Refinance
21700031791     1-Aug-99        Refinance
23700013727     1-Mar-99        Refinance
26650013757     N/A             Refinance
25630013769     N/A             Purchase
23630013772     1-Mar-99        Cashout Refinance
21630013784     1-Mar-99        Purchase
21630013785     1-Mar-99        Purchase
22630013786     1-Mar-99        Purchase
23630013793     1-Mar-99        Purchase
21630013799     1-Mar-99        Cashout Refinance
22630013800     1-Mar-99        Cashout Refinance
25650013805     N/A             Purchase
27650013813     N/A             Cashout Refinance
21630013814     1-Mar-99        Purchase
24650013816     N/A             Purchase
28630013817     1-Apr-99        Purchase
22650013818     N/A             Purchase
26650013821     N/A             Cashout Refinance
22630013822     1-Mar-99        Purchase
21720013824     N/A             Cashout Refinance
29630013826     1-Apr-99        Purchase
29630013827     1-Apr-99        Cashout Refinance
29630013829     1-Apr-99        Refinance
21630013830     1-Apr-99        Cashout Refinance
21630013831     1-Apr-99        Purchase
28650013836     N/A             Cashout Refinance
21650013837     N/A             Refinance

Loan Id                 Property Address                             City                        State  Zipcode    Property Type
--------------------------------------------------------------------------------------------------------------------------------
24650013838             1401 Harvard Street                          Houston                     TX     77008      Multifamily
26650013838             755 SE Hogan Road                            Gresham                     OR     97080      Multifamily
21700013840             4061 W Charleston Blvd.                      Las Vegas                   NV     89102      Commercial
21630013841             1117 South Lake Street                       Burbank                     CA     91504      Multifamily
21630013843             1712 Peyton Avenue                           Burbank                     CA     91504      Multifamily
26650013844             3700-3701 Keltner                            El Paso                     TX     79904      Multifamily
21630013845             2320 N Catalina Street                       Burbank                     CA     91504      Multifamily
21650013846             1504 So. St. Andrews Pl.                     Los Angeles                 CA     90016      Multifamily
21700013847             2601-2609 W/ Martin Luther King Jr. Bl.      Los Angeles                 CA     90008      Commercial
21630013848             4018 Monroe Street                           Los Angeles                 CA     90029      Multifamily
21720013849             2115-2121 University Ave.                    Riverside                   CA     92507      Commercial
21650013850             1307 & 1311 E. Peck Street                   Compton                     CA     90221      Multifamily
26650013851             1589-1599 Market Street NE                   Salem                       OR     97301      Multifamily
22720013852             160 Centennial Way                           Tustin                      CA     92680      Commercial
24650013853             5536 N. 31st Street                          Milwaukee                   WI     53214      Multifamily
24630013854             4912 S Iowa Avenue & 405 SW 50th Street      Loveland                    CO     80537      Multifamily
24650013855             5512 N. 31st. St.                            Milwaukee                   WI     53214      Multifamily
26650013856             9221 N Lombard Street                        Portland                    OR     97203      Multifamily
21650013857             4707 Rosemead Blvd.                          Pico Rivera                 CA     90660      Multifamily
21630013858             3532-3540 E 52nd Street                      Maywood                     CA     90270      Multifamily
24650013859             4316  N 27th Street                          Phoenix                     AZ     85016      Multifamily
23700013860             19500 Monterey Road                          Morgan Hill                 CA     95073      Commercial
22630013862             1711 Coronado Avenue                         Long Beach                  CA     90804      Multifamily
22630013863             731 Irolo Street                             Los Angeles                 CA     90005      Multifamily
21650013864             5895-5909 3/4 Makee Ave.                     Los Angeles                 CA     90001      Multifamily
22630013868             1412 El Centro Avenue                        El Centro                   CA     92243      Multifamily
22650013869             200-230 N. Shannon Road                      Tuscon                      AZ     85745      Multifamily
22720013870             1701-1709 S Gaffey & 703-707 W 17th Street   San Pedro                   CA     90731      Commercial
22650013871             425-429 W Rosewood Avenue                    Orange                      CA     92866      Multifamily
21630013873             854 E. Adams Blvd.                           Los Angeles                 CA     90011      Multifamily
21630013874             11822 Vanowen Street & 6756 Hinds Avenue     Los Angeles                 CA     91605      Multifamily
23720013875             3430 Lake Tahoe Blvd                         South Lake Tahoe            CA     96150      Commercial
29650013880             3200 & 3230 Cushman Circle SW                Atlanta                     GA     30311      Multifamily
22650013881             420 S. Sherman Street                        Olympia                     WA     98502      Multifamily
23720013882             7505 Tam O Shanter Drive                     Stockton                    CA     95210      Commercial
29650013883             27 Rousseau Road                             Windham                     ME     4062       Multifamily
21630013884             20381 Broken Bow Rd.                         Apple Valley                CA     92307      Multifamily
21720013885             20502-20540 E. Arrow Highway                 Covina                      CA     91724      Commercial
21630013886             1070 Saint Louis Ave.                        Long Beach                  CA     90804      Multifamily
26720013887             62910 O.B. Riley Road                        Bend                        OR     97701      Commercial
26650013888             3804-3814 SE 54th Avenue                     Portland                    OR     97206      Multifamily
28650013889             8-14 Harrison Street                         Manchester                  NH     3014       Multifamily
23720013890             1280 17th Avenue                             Santa Cruz                  CA     95062      Commercial
21630013892             2162 Elm Avenue                              Long Beach                  CA     90806      Multifamily
22650013893             1224 W 11th Street                           Pomona                      CA     91766      Multifamily
22650013894             1615-1621 N Harvard Blvd                     Los Angeles                 CA     90027      Multifamily
27630013896             1101-1107 West Marquette                     Chicago                     IL     60621      Multifamily
21650013897             4217 Lockwood Avenue                         Los Angeles                 CA     90029      Multifamily
23720013898             1550 South Winchester Blvd.                  Campbell                    CA     95008      Commercial

Loan Id                Year Built   Units or NRSF     Appraisal Value      Date of Appraisal     Original LTV     Current LTV
-----------------------------------------------------------------------------------------------------------------------------
24650013838            1925         5                 145,000              18-Feb-98             75.00            74.53
26650013838            1970         25                1,100,000            16-Feb-98             75.00            74.54
21700013840            1970         6,409             420,000              5-Jan-98              64.29            63.93
21630013841            1989         12                744,000              21-Feb-98             67.00            66.53
21630013843            1989         10                650,000              21-Feb-98             67.00            66.53
26650013844            1971         34                825,000              6-Feb-98              63.03            62.65
21630013845            1988         8                 561,000              21-Feb-98             67.02            66.56
21650013846            1960         7                 250,000              17-Feb-98             70.00            69.60
21700013847            1938         5,716             240,000              26-Feb-98             68.54            68.09
21630013848            1926         8                 230,000              9-Feb-98              65.22            64.76
21720013849            1981         3,412             325,000              22-Jan-98             52.31            52.05
21650013850            1950         10                270,000              18-Feb-98             60.00            59.73
26650013851            1960         12                500,000              7-Feb-98              57.00            56.65
22720013852            1965         6,655             520,000              6-Feb-98              68.16            67.77
24650013853            1929         12                195,000              5-Jan-98              75.00            74.60
24630013854            1965         7                 370,000              26-Feb-98             54.05            53.66
24650013855            1931         12                188,000              5-Jan-98              75.00            74.60
26650013856            1967         18                580,000              27-Feb-98             55.17            54.82
21650013857            1962         13                465,000              6-Mar-98              38.17            37.94
21630013858            1922         9                 410,000              12-Jan-98             61.66            61.33
24650013859            1962         15                500,000              12-Feb-98             70.00            69.58
23700013860            1955         8,920             1,125,000            16-Dec-97             34.22            33.17
22630013862            1963         9                 270,500              20-Feb-98             74.86            74.23
22630013863            1959         8                 250,000              5-Mar-98              70.00            69.51
21650013864            1948         27                545,000              12-Jan-98             58.72            58.44
22630013868            1984         6                 155,000              10-Mar-98             58.71            58.37
22650013869            1965         16                470,000              6-Mar-98              68.09            67.68
22720013870            1951         11,033            410,000              6-Mar-98              68.29            67.95
22650013871            1965         6                 432,500              4-Mar-98              71.97            71.48
21630013873            1990         12                445,000              9-Mar-98              73.03            72.50
21630013874            1963         8                 255,000              25-Feb-98             75.00            74.47
23720013875            1955         12,824            818,000              22-Jan-98             61.12            60.64
29650013880            1972         78                1,700,000            9-Feb-98              70.00            69.63
22650013881            1924         113               3,350,000            5-Dec-97              73.13            72.74
23720013882            1984         8,331             520,000              6-Feb-98              35.96            35.49
29650013883            1970         6                 193,000              3-Mar-98              73.83            73.37
21630013884            1950         5                 60,000               15-Mar-98             70.00            69.51
21720013885            1989         43,895            3,000,000            12-Mar-98             65.00            64.60
21630013886            1961         7                 218,000              10-Mar-98             73.97            73.46
26720013887            1995         60,921            725,000              5-Feb-98              55.17            54.87
26650013888            1972         6                 305,000              3-Mar-98              76.39            75.86
28650013889            1900         21                500,000              26-Feb-98             105.60           104.94
23720013890            1991         7,817             950,000              9-Feb-98              66.84            66.24
21630013892            1970         5                 288,000              10-Mar-98             61.20            60.78
22650013893            1965         15                620,000              16-Mar-98             45.16            44.80
22650013894            1969         14                470,000              12-Mar-98             79.00            78.48
27630013896            1928         19                317,000              14-Jan-98             70.00            68.86
21650013897            1926         8                 250,000              10-Mar-98             53.20            52.85
23720013898            1983         5,772             825,000              11-Mar-98             57.58            57.16
                                                                                             Remaining    First
                  Original              Cut Off          Cut Off       Monthly   Remaining  Amortization Payment
Id                Balance            Date Balance       Date Rate      Payment     Term        Term        Date       Maturity Date
-----------------------------------------------------------------------------------------------------------------------------------
24650013838       $108,750              $108,064          9.125        884.83       110         350     1-May-98      1-Apr-08
26650013838       $825,000              $819,978          8.790        6,513.87     110         350     1-May-98      1-Apr-08
21700013840       $270,000              $268,492          10.500       2,466.20     350         350     1-May-98      1-Apr-28
21630013841       $498,500              $495,020          9.000        4,005.67     350         350     1-May-98      1-Apr-28
21630013843       $435,500              $432,460          9.000        3,499.44     350         350     1-May-98      1-Apr-28
26650013844       $520,000              $516,842          8.820        4,116.87     110         350     1-May-98      1-Apr-08
21630013845       $376,000              $373,375          9.000        3,021.33     350         350     1-May-98      1-Apr-28
21650013846       $175,000              $174,000          9.165        1,428.92     110         350     1-May-98      1-Apr-08
21700013847       $164,500              $163,427          9.700        1,404.96     350         350     1-May-98      1-Apr-28
21630013848       $150,000              $148,951          9.000        1,205.31     350         350     1-May-98      1-Apr-28
21720013849       $170,000              $169,154          10.045       1,497.53     110         350     1-May-98      1-Apr-08
21650013850       $162,000              $161,260          9.500        1,362.19     111         351     1-Jun-98      1-May-08
26650013851       $285,000              $283,242          8.570        2,205.56     110         350     1-May-98      1-Apr-08
22720013852       $354,450              $352,394          9.040        2,862.20     110         350     1-May-98      1-Apr-08
24650013853       $146,250              $145,466          9.500        1,229.75     110         350     1-May-98      1-Apr-08
24630013854       $200,000              $198,526          8.750        1,571.15     350         350     1-May-98      1-Apr-28
24650013855       $141,000              $140,244          9.500        1,185.61     110         350     1-May-98      1-Apr-08
26650013856       $320,000              $317,953          8.570        2,476.42     110         350     1-May-98      1-Apr-08
21650013857       $177,500              $176,429          8.853        1,409.48     110         350     1-May-98      1-Apr-08
21630013858       $252,800              $251,444          9.460        2,117.83     350         350     1-May-98      1-Apr-28
24650013859       $350,000              $347,919          8.750        2,753.46     110         350     1-May-98      1-Apr-08
23700013860       $385,000              $373,120          9.625        3,199.56     350         350     1-May-98      1-Apr-28
22630013862       $202,500              $200,782          7.625        1,432.79     350         350     1-May-98      1-Apr-28
22630013863       $175,000              $173,771          9.000        1,406.14     350         350     1-May-98      1-Apr-28
21650013864       $320,000              $318,491          9.875        2,778.72     110         350     1-May-98      1-Apr-08
22630013868       $91,000               $90,467           9.125        740.15       350         350     1-May-98      1-Apr-28
22650013869       $320,000              $318,107          9.000        2,574.80     110         350     1-May-98      1-Apr-08
22720013870       $280,000              $278,584          9.540        2,362.57     110         350     1-May-98      1-Apr-08
22650013871       $311,250              $309,163          8.320        2,353.66     110         350     1-May-98      1-Apr-08
21630013873       $325,000              $322,605          8.750        2,553.11     350         350     1-May-98      1-Apr-28
21630013874       $191,250              $189,905          9.000        1,536.70     350         350     1-May-98      1-Apr-28
23720013875       $500,000              $496,018          10.125       4,587.64     110         290     1-May-98      1-Apr-08
29650013880       $1,190,000            $1,183,714        9.570        10,067.00    110         350     1-May-98      1-Apr-08
22650013881       $2,450,000            $2,436,937        8.150        18,234.08    112         352     1-Jul-98      1-Jun-08
23720013882       $187,000              $184,543          9.445        1,736.38     111         231     1-Jun-98      1-May-08
29650013883       $142,500              $141,610          8.700        1,115.97     110         350     1-May-98      1-Apr-08
21630013884       $42,000               $41,705           9.000        337.47       350         350     1-May-98      1-Apr-28
21720013885       $1,950,000            $1,938,101        8.820        15,438.26    110         350     1-May-98      1-Apr-08
21630013886       $161,250              $160,148          9.000        1,295.90     350         350     1-May-98      1-Apr-28
26720013887       $400,000              $397,776          9.320        3,311.02     110         350     1-May-98      1-Apr-08
26650013888       $233,000              $231,359          8.070        1,721.06     110         350     1-May-98      1-Apr-08
28650013889       $528,000              $524,683          8.695        4,133.06     111         351     1-Jun-98      1-May-08
23720013890       $635,000              $629,259          9.125        5,383.36     110         290     1-May-98      1-Apr-08
21630013892       $176,250              $175,045          9.000        1,416.45     350         350     1-May-98      1-Apr-28
22650013893       $280,000              $277,744          8.820        2,216.78     110         350     1-May-98      1-Apr-08
22650013894       $371,300              $368,877          8.290        2,799.91     110         350     1-May-98      1-Apr-08
27630013896       $221,900              $218,298          9.500        2,064.89     230         230     1-May-98      1-Apr-18
21650013897       $133,000              $132,118          9.570        1,125.14     110         350     1-May-98      1-Apr-08
23720013898       $475,000              $471,596          9.250        3,907.71     110         350     1-May-98      1-Apr-08

               Under-
               written       Date of      Original                                      Periodic  Maximum     Minimum    Reset
Loan Id        NOI             NOI          DSCR     Rate Type    Loan Index     Margin    Cap      Rate        Rate    Frequency
---------------------------------------------------------------------------------------------------------------------------------
24650013838    $12,707       25-Feb-98      1.20        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
26650013838    $99,539       12-Mar-98      1.27        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
21700013840    $46,584       23-Feb-98      1.87        ARM          PRIME        3.250     2.0     14.500      8.500      6
21630013841    $60,192       28-Feb-98      1.44        ARM          6MOLIBOR     5.000     1.5     12.500      7.500      6
21630013843    $49,802       4-Mar-98       1.36        ARM          6MOLIBOR     5.000     1.5     12.500      7.500      6
26650013844    $69,039       9-Mar-98       1.40        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
21630013845    $45,841       4-Mar-98       1.45        ARM          6MOLIBOR     5.000     1.5     12.500      7.500      6
21650013846    $21,245       3-Mar-98       1.24        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
21700013847    $22,002       6-Mar-98       1.56        ARM          6MOLIBOR     4.750     2.0     12.700      7.700      6
21630013848    $23,302       2-Mar-98       1.85        ARM          6MOLIBOR     3.750     1.5     13.500      7.500      6
21720013849    $22,483       19-Feb-98      1.25        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
21650013850    $28,848       1-Mar-98       1.76        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
26650013851    $42,415       9-Mar-98       1.60        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
22720013852    $42,934       5-Mar-98       1.25        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
24650013853    $27,680       3-Mar-98       1.88        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
24630013854    $26,699       5-Mar-98       1.63        ARM          6MOLIBOR     3.500     1.5     13.250      7.250      6
24650013855    $26,352       3-Mar-98       1.85        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
26650013856    $43,120       3-Mar-98       1.45        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
21650013857    $37,197       10-Mar-98      2.20        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
21630013858    $33,111       16-Mar-98      1.30        ARM          6MOLIBOR     3.750     1.5     12.500      9.460      6
24650013859    $41,980       11-Mar-98      1.27        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
23700013860    $70,395       24-Mar-98      2.09        ARM          6MOLIBOR     4.250     2.0     13.450      7.950      6
22630013862    $31,962       31-Mar-98      1.93        ARM          1YRCMT       3.000     1.5     13.250      7.250      6
22630013863    $26,368       11-Mar-98      1.80        ARM          6MOLIBOR     3.625     1.5     13.250      7.500      6
21650013864    $44,428       23-Feb-98      1.33        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
22630013868    $15,011       16-Mar-98      1.92        ARM          6MOLIBOR     3.750     1.5     13.500      7.750      6
22650013869    $41,337       12-Mar-98      1.34        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
22720013870    $40,653       13-Mar-98      1.43        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
22650013871    $36,747       16-Mar-98      1.30        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
21630013873    $48,589       16-Mar-98      1.83        ARM          6MOLIBOR     3.500     1.5     13.250      7.250      6
21630013874    $26,772       7-Mar-98       1.67        ARM          6MOLIBOR     3.625     1.5     13.500      7.500      6
23720013875    $87,758       11-Mar-98      1.59        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
29650013880    $164,635      19-Mar-98      1.36        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
22650013881    $306,892      6-May-98       1.40        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
23720013882    $56,943       26-Mar-98      2.73        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
29650013883    $20,964       16-Mar-98      1.57        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
21630013884    $6,498        18-Mar-98      1.84        ARM          6MOLIBOR     3.950     1.5     13.500      7.500      6
21720013885    $340,940      20-Mar-98      1.84        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
21630013886    $22,866       16-Mar-98      1.69        ARM          6MOLIBOR     3.750     1.5     13.500      7.500      6
26720013887    $55,928       26-Mar-98      1.41        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
26650013888    $24,681       13-Mar-98      1.20        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
28650013889    $143,960      1-Mar-98       2.90        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
23720013890    $84,718       23-Mar-98      1.31        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
21630013892    $26,053       17-Mar-98      1.76        ARM          6MOLIBOR     3.750     1.5     13.500      7.500      6
22650013893    $51,492       20-Mar-98      1.94        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
22650013894    $47,761       20-Mar-98      1.42        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
27630013896    $38,450       23-Mar-98      1.69        ARM          6MOLIBOR     4.125     2.0     13.500      8.250      6
21650013897    $20,516       20-Mar-98      1.52        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A
23720013898    $62,558       25-Mar-98      1.33        FIXED        FIXED        N/A       N/A     N/A         N/A        N/A

                Next Rate
Loan Id         Change Date     Loan Purpose
-------------------------------------------------
24650013838     N/A             Purchase
26650013838     N/A             Refinance
21700013840     1-Apr-99        Cashout Refinance
21630013841     1-Apr-99        Refinance
21630013843     1-Apr-99        Refinance
26650013844     N/A             Cashout Refinance
21630013845     1-Apr-99        Refinance
21650013846     N/A             Refinance
21700013847     1-Apr-99        Purchase
21630013848     1-Apr-99        Cashout Refinance
21720013849     N/A             Purchase
21650013850     N/A             Cashout Refinance
26650013851     N/A             Cashout Refinance
22720013852     N/A             Refinance
24650013853     N/A             Purchase
24630013854     1-Apr-99        Cashout Refinance
24650013855     N/A             Purchase
26650013856     N/A             Cashout Refinance
21650013857     N/A             Purchase
21630013858     1-Apr-99        Cashout Refinance
24650013859     N/A             Cashout Refinance
23700013860     1-Apr-99        Refinance
22630013862     1-Apr-99        Purchase
22630013863     1-Apr-99        Purchase
21650013864     N/A             Refinance
22630013868     1-Apr-99        Purchase
22650013869     N/A             Cashout Refinance
22720013870     N/A             Purchase
22650013871     N/A             Purchase
21630013873     1-Apr-99        Refinance
21630013874     1-Apr-99        Purchase
23720013875     N/A             Cashout Refinance
29650013880     N/A             Cashout Refinance
22650013881     N/A             Cashout Refinance
23720013882     N/A             Cashout Refinance
29650013883     N/A             Refinance
21630013884     1-Apr-99        Purchase
21720013885     N/A             Purchase
21630013886     1-Apr-99        Purchase
26720013887     N/A             Refinance
26650013888     N/A             Purchase
28650013889     N/A             Purchase
23720013890     N/A             Refinance
21630013892     1-Apr-99        Purchase
22650013893     N/A             Cashout Refinance
22650013894     N/A             Purchase
27630013896     1-Apr-99        Purchase
21650013897     N/A             Refinance
23720013898     N/A             Refinance

Loan Id                 Property Address                             City                        State  Zipcode    Property Type
--------------------------------------------------------------------------------------------------------------------------------

21650013899             13715 Cordary Avenue                         Hawthorne                   CA     90250      Multifamily
29650013900             3911-3919 Wisconsin Street                   Lake Worth                  FL     33461      Multifamily
26630013901             12924-32 SE Powell Blvd.                     Portland                    OR     97236      Multifamily
21630013902             409-419 E. Acacia St.                        Ontario                     CA     91761      Multifamily
21630013903             3189 Euclid Avenue                           Lynwood                     CA     90262      Multifamily
21650013904             11775 Culver Blvd.                           Los Angeles                 CA     90066      Multifamily
22650013905             2839 Francis Avenue                          Los Angeles                 CA     90005      Multifamily
22630013906             8101 Langdon Avenue                          Los Angeles                 CA     91406      Multifamily
26650013909             1857 Talbot Road S.E.                        Jefferson                   OR     97352      Multifamily
23720013911             2063 Pacheco Street                          Concord                     CA     94520      Commercial
22720013912             6767 Sunset Blvd.                            Los Angeles                 CA     90028      Commercial
21650013914             16850 Verdura Avenue                         Paramount                   CA     90723      Multifamily
21720013915             11739 Ventura Blvd.                          Los Angeles                 CA     91604      Commercial
21720013916             8618 Sepulveda Blvd.                         North Hills                 CA     91343      Commercial
28650013917             390-392 Main Street                          Biddeford                   ME     4005       Multifamily
21650013918             645 N. New Hampshire Avenue                  Los Angeles                 CA     90004      Multifamily
21630013919             1717 &1721 N Spurgeon Street                 Santa Ana                   CA     92706      Multifamily
21650013920             1516-1524 Owens & 929 Quincy                 Bakersfield                 CA     93305      Multifamily
24630013922             2951-55 Franklin Street                      Denver                      CO     80205      Multifamily
26650013924             12430 NE Glisan Street                       Portland                    OR     97230      Multifamily
22720013925             4350 Highway 95                              Fort Mojave                 AZ     86427      Commercial
22650013928             12119 Ferris Road                            El Monte                    CA     91732      Multifamily
22650013929             417 E. Palm Avenue                           Burbank                     CA     915014     Multifamily
21720013930             7174 Melrose Avenue                          Los Angeles                 CA     90046      Commercial
24630013931             1264 Grant Street                            Denver                      CO     80203      Multifamily
26720013933             655 C Street                                 Silverton                   OR     97381      Commercial
26700013934             533 NE Schuyler Street                       Portland                    OR     97212      Commercial
21630013935             824-828 South Glendale Ave.                  Glendale                    CA     91205      Multifamily
21650013936             7631 Artesia Blvd.                           Buena Park                  CA     90621      Multifamily
28650013937             4177 Post Road                               Warwick                     RI     2886       Multifamily
21720013938             6020-6042 S. Santa Fe Avenue/
                          2401-2409 Randolph Street                  Huntington Park             CA     90255      Commercial
26650013941             4900 SW 170th Avenue                         Aloha                       OR     97007      Multifamily
22720013942             13821 N 35th Drive                           Phoenix                     AZ     85023      Commercial
28650013943             716 Penfield Street                          Bronx                       NY     10470      Multifamily
24650013944             1443 Elizabeth Street                        Denver                      CO     80206      Multifamily
24650013946             6203 Dover Street                            Arvada                      CO     80004      Multifamily
21650013951             3976 Illinois Street                         San Diego                   CA     92104      Multifamily
23700013952             4223-4227 Telegraph Avenue                   Oakland                     CA     94609      Commercial
21630013953             170-172,174-176,178-180,200-202,
                          204-206 E 65th Street                      Los Angeles                 CA     90003      Multifamily
21650013954             1647 W. 206th Street                         Los Angeles                 CA     90501      Multifamily
21650013955             312 Margaret Avenue                          Los Angeles                 CA     90022      Multifamily
24630013956             1565 Moline Street                           Aurora                      CO     80010      Multifamily
21650013957             2024 N Commonwealth Avenue                   Los Angeles                 CA     90027      Multifamily
29720013959             3800 NW 27 Avenue/2727 NW 38 Street          Miami                       FL     33142      Commercial
21650013960             817 Pine Street                              Santa Monica                CA     90405      Multifamily
22630013961             1047 Myrtle Avenue                           Long Beach                  CA     90813      Multifamily
26650013962             3611-3635 SW Baird Street                    Portland                    OR     97219      Multifamily
24630013963             13082 E 14th Place                           Aurora                      CO     80011      Multifamily
22650013964             501-585 S. Palm Avenue                       Hemet                       CA     92543      Multifamily

Loan Id                Year Built   Units or NRSF     Appraisal Value      Date of Appraisal     Original LTV     Current LTV
-----------------------------------------------------------------------------------------------------------------------------
21650013899            1971         80                2,225,000            18-Feb-98             77.00            76.49
29650013900            1975         5                 183,000              5-Mar-98              57.38            57.04
26630013901            1977         14                520,000              24-Sep-97             63.85            63.44
21630013902            1961         10                340,000              24-Feb-98             66.18            65.72
21630013903            1959         45                1,065,000            3-Mar-98              72.89            72.47
21650013904            1957         5                 181,250              9-Mar-98              67.31            65.49
22650013905            1989         8                 320,000              11-Mar-98             75.00            74.38
22630013906            1975         123               2,850,000            5-Mar-98              75.00            74.57
26650013909            1960         18                340,000              2-Mar-98              68.82            68.42
23720013911            1950         4,660             290,000              10-Mar-98             61.55            60.94
22720013912            1990         24,165            3,500,000            12-Mar-98             71.43            71.00
21650013914            1962         8                 370,000              10-Mar-98             56.76            56.42
21720013915            1938         3,361             425,000              4-Mar-98              70.00            69.67
21720013916            1972         3,600             534,000              9-Mar-98              49.63            49.42
28650013917            1898         9                 205,000              23-Feb-98             70.00            69.67
21650013918            1986         8                 250,000              11-Mar-98             74.70            74.28
21630013919            1964         36                1,155,000            24-Mar-98             80.00            79.51
21650013920            1950         6                 135,000              18-Feb-98             80.00            79.62
24630013922            1904         6                 205,000              20-Mar-98             74.09            73.62
26650013924            1963         35                1,400,000            18-Mar-98             73.21            72.79
22720013925            1989         6,068             280,000              20-Mar-98             39.29            38.74
22650013928            1963         5                 225,000              18-Mar-98             69.38            69.01
22650013929            1948         6                 349,000              17-Mar-98             70.00            69.70
21720013930            1988         4,400             650,000              18-Mar-98             54.46            54.18
24630013931            1947         22                700,000              18-Mar-98             70.00            69.40
26720013933            1971         16,300            425,000              24-Mar-98             70.00            69.49
26700013934            1947         17,108            1,080,000            6-Mar-98              52.31            51.98
21630013935            1923         15                605,000              27-Mar-98             69.29            68.85
21650013936            1947         7                 210,000              18-Mar-98             68.33            66.36
28650013937            1900         7                 550,000              2-Mar-98              57.95            57.66
21720013938            1987         19,727            1,470,000            12-Mar-98             45.07            44.82
26650013941            1990         14                715,000              18-Mar-98             48.95            48.65
22720013942            1975         4,633             427,000              6-Mar-98              75.00            74.37
28650013943            1930         7                 295,000              18-Mar-98             73.73            73.36
24650013944            1966         18                495,000              20-Feb-98             75.00            74.21
24650013946            1971         6                 255,000              30-Mar-98             75.00            74.57
21650013951            1980         8                 350,000              25-Mar-98             65.14            62.84
23700013952            1920         3,808             260,000              27-Feb-98             61.54            60.97
21630013953            1921         10                150,000              21-Mar-98             60.99            60.63
21650013954            1978         6                 240,000              24-Mar-98             74.06            73.70
21650013955            1944         6                 250,000              25-Mar-98             75.00            73.96
24630013956            1958         23                545,000              16-Mar-98             75.00            74.50
21650013957            1961         8                 480,000              28-Mar-98             64.66            64.31
29720013959            1966         23,237            1,140,000            17-Mar-98             43.86            43.64
21650013960            1958         5                 470,000              21-Mar-98             68.62            68.25
22630013961            1987         9                 260,000              24-Mar-98             75.00            74.51
26650013962            1973         13                580,000              18-Mar-98             65.52            65.13
24630013963            1962         12                303,000              10-Apr-98             74.26            73.74
22650013964            1986         7                 335,000              8-Apr-98              75.00            74.61

                                                                                             Remaining      First
                   Original              Cut Off          Cut Off       Monthly   Remaining  Amortization   Payment
Loan Id            Balance            Date Balance       Date Rate      Payment     Term        Term        Date       Maturity Date
-----------------------------------------------------------------------------------------------------------------------------------
21650013899        $1,713,250          $1,701,981          8.440        13,100.63    110         350         1-May-98     1-Apr-08
29650013900        $105,000            $104,391            8.875        835.43       110         350         1-May-98     1-Apr-08
26630013901        $332,000            $329,896            8.750        2,609.20     351         351         1-Jun-98     1-May-28
21630013902        $225,000            $223,463            9.000        1,808.25     350         350         1-May-98     1-Apr-28
21630013903        $776,250            $771,846            9.210        6,361.86     350         350         1-May-98     1-Apr-28
21650013904        $122,000            $118,698            9.195        998.81       110         350         1-May-98     1-Apr-08
22650013905        $240,000            $238,016            8.655        1,871.83     110         350         1-May-98     1-Apr-08
22630013906        $2,137,500          $2,125,166          8.360        16,223.90    351         351         1-Jun-98     1-May-28
26650013909        $234,000            $232,631            9.570        1,979.57     110         350         1-May-98     1-Apr-08
23720013911        $178,500            $176,714            8.750        1,404.27     111         351         1-Jun-98     1-May-08
22720013912        $2,500,000          $2,484,997          8.570        19,347.00    111         351         1-Jun-98     1-May-08
21650013914        $210,000            $208,737            8.570        1,625.15     111         351         1-Jun-98     1-May-08
21720013915        $297,500            $296,089            9.320        2,462.57     111         351         1-Jun-98     1-May-08
21720013916        $265,000            $263,925            10.070       2,339.29     111         351         1-Jun-98     1-May-08
28650013917        $143,500            $142,818            9.310        1,186.79     111         351         1-Jun-98     1-May-08
21650013918        $186,750            $185,709            8.540        1,441.25     111         351         1-Jun-98     1-May-08
21630013919        $924,000            $918,337            8.060        6,818.66     351         351         1-Jun-98     1-May-28
21650013920        $108,000            $107,488            9.320        893.98       111         351         1-Jun-98     1-May-08
24630013922        $151,875            $150,924            8.750        1,193.68     351         351         1-Jun-98     1-May-28
26650013924        $1,025,000          $1,019,038          8.320        7,750.99     111         351         1-Jun-98     1-May-08
22720013925        $110,000            $108,460            9.915        958.43       111         351         1-Jun-98     1-May-08
22650013928        $156,100            $155,275            9.450        1,306.89     111         351         1-Jun-98     1-May-08
22650013929        $244,300            $243,237            9.150        1,992.12     112         352         1-Jul-98     1-Jun-08
21720013930        $354,000            $352,139            8.820        2,802.64     111         351         1-Jun-98     1-May-08
24630013931        $490,000            $485,802            7.250        3,338.03     351         351         1-Jun-98     1-May-28
26720013933        $297,500            $295,339            9.790        2,659.47     111         291         1-Jun-98     1-May-08
26700013934        $565,000            $561,421            8.625        4,390.69     351         351         1-Jun-98     1-May-28
21630013935        $419,187            $416,530            8.750        3,294.41     351         351         1-Jun-98     1-May-28
21650013936        $143,500            $139,358            8.820        1,136.10     111         351         1-Jun-98     1-May-08
28650013937        $318,750            $317,123            8.963        2,556.26     111         351         1-Jun-98     1-May-08
21720013938        $662,557            $658,893            8.570        5,127.40     111         351         1-Jun-98     1-May-08
26650013941        $350,000            $347,859            8.070        2,585.28     111         351         1-Jun-98     1-May-08
22720013942        $320,250            $317,569            8.900        2,665.64     111         291         1-Jun-98     1-May-08
28650013943        $217,500            $216,405            9.000        1,750.06     111         351         1-Jun-98     1-May-08
24650013944        $371,250            $367,337            8.570        2,873.03     111         351         1-Jun-98     1-May-08
24650013946        $191,250            $190,155            8.400        1,457.02     111         351         1-Jun-98     1-May-08
21650013951        $228,000            $219,931            8.963        1,828.48     111         351         1-Jun-98     1-May-08
23700013952        $160,000            $158,517            9.250        1,311.12     351         351         1-Jun-98     1-May-28
21630013953        $91,488             $90,944             9.250        751.80       351         351         1-Jun-98     1-May-28
21650013954        $177,750            $176,877            9.150        1,449.45     111         351         1-Jun-98     1-May-08
21650013955        $187,500            $184,890            8.650        1,461.70     111         351         1-Jun-98     1-May-08
24630013956        $408,750            $406,048            8.500        3,139.76     351         351         1-Jun-98     1-May-28
21650013957        $310,375            $308,686            8.650        2,419.59     111         351         1-Jun-98     1-May-08
29720013959        $500,000            $497,552            10.150       4,443.39     111         351         1-Jun-98     1-May-08
21650013960        $322,500            $320,756            8.650        2,514.12     111         351         1-Jun-98     1-May-08
22630013961        $195,000            $193,736            8.625        1,515.30     351         351         1-Jun-98     1-May-28
26650013962        $380,000            $377,773            8.275        2,861.50     111         351         1-Jun-98     1-May-08
24630013963        $225,000            $223,446            8.500        1,728.14     351         351         1-Jun-98     1-May-28
22650013964        $251,250            $249,957            8.900        2,003.57     111         351         1-Jun-98     1-May-08
               Under-
               written       Date of       Original                                      Periodic  Maximum     Minimum    Reset
Loan Id        NOI             NOI          DSCR     Rate Type    Loan Index     Margin    Cap      Rate        Rate    Frequency
---------------------------------------------------------------------------------------------------------------------------------

21650013899    $202,690      1-Mar-98       1.29       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
29650013900    $17,034       16-Mar-98      1.70       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
26630013901    $29,112       19-Mar-98      1.05       ARM           6MOLIBOR     3.750     1.5      13.500      7.500     6
21630013902    $35,766       16-Mar-98      1.89       ARM           6MOLIBOR     3.750     1.5      13.500      7.500     6
21630013903    $125,417      24-Mar-98      1.64       ARM           6MOLIBOR     3.500     1.5      13.500      9.210     6
21650013904    $14,414       23-Mar-98      1.20       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
22650013905    $33,647       25-Mar-98      1.50       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
22630013906    $277,536      20-Mar-98      1.43       ARM           1YRCMT       2.990     1.5      13.250      8.360     6
26650013909    $33,144       27-Mar-98      1.40       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
23720013911    $33,584       25-Mar-98      1.99       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
22720013912    $331,231      26-Mar-98      1.43       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
21650013914    $30,080       20-Mar-98      1.54       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
21720013915    $38,388       21-Mar-98      1.30       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
21720013916    $36,611       27-Mar-98      1.30       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
28650013917    $24,652       23-Mar-98      1.73       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
21650013918    $23,661       24-Mar-98      1.37       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
21630013919    $113,882      1-Apr-98       1.39       ARM           1YRCMT       2.700     1.5      11.900      8.060     6
21650013920    $13,754       17-Mar-98      1.28       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
24630013922    $22,874       27-Mar-98      1.79       ARM           6MOLIBOR     3.750     1.5      13.500      7.500     6
26650013924    $112,677      8-Apr-98       1.21       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
22720013925    $28,934       26-Mar-98      2.52       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
22650013928    $18,370       2-Apr-98       1.17       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
22650013929    $22,920       1-Apr-98       0.96       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
21720013930    $57,527       31-Mar-98      1.71       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
24630013931    $78,132       30-Mar-98      1.95       ARM           1YRCMT       2.990     2.0      13.250      7.250     6
26720013933    $41,814       1-Apr-98       1.31       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
26700013934    $95,062       26-Mar-98      2.01       ARM           6MOLIBOR     3.700     1.5      13.500      7.500     6
21630013935    $55,457       6-Apr-98       1.58       ARM           6MOLIBOR     3.750     1.5      12.500      7.500     6
21650013936    $17,298       1-Apr-98       1.27       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
28650013937    $36,673       26-Mar-98      1.20       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
21720013938    $136,688      30-Mar-98      2.22       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
26650013941    $52,129       2-Apr-98       1.68       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
22720013942    $44,574       8-Apr-98       1.39       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
28650013943    $32,325       4-Apr-98       1.54       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
24650013944    $44,822       6-Apr-98       1.30       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
24650013946    $21,577       7-Apr-98       1.23       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
21650013951    $26,036       9-Apr-98       1.19       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
23700013952    $30,757       3-Apr-98       2.24       ARM           6MOLIBOR     4.250     2.0      13.750      7.750     6
21630013953    $13,494       1-Apr-98       1.72       ARM           6MOLIBOR     4.250     1.5      13.750      7.750     6
21650013954    $26,863       8-Apr-98       1.54       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
21650013955    $22,380       3-Apr-98       1.28       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
24630013956    $48,725       6-Apr-98       1.46       ARM           6MOLIBOR     3.500     1.5      13.250      7.250     6
21650013957    $39,358       6-Apr-98       1.36       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
29720013959    $82,110       9-Apr-98       1.54       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
21650013960    $25,821       1-Apr-98       0.86       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
22630013961    $34,589       7-Apr-98       2.11       ARM           6MOLIBOR     3.625     1.5      13.250      7.500     6
26650013962    $45,862       8-Apr-98       1.34       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
24630013963    $35,427       14-Apr-98      1.92       ARM           6MOLIBOR     3.500     1.5      13.250      7.250     6
22650013964    $29,429       15-Apr-98      1.22       FIXED         FIXED        N/A       N/A      N/A         N/A       N/A

                Next Rate
Loan Id         Change Date     Loan Purpose
-------------------------------------------------
21650013899     N/A             Purchase
29650013900     N/A             Cashout Refinance
26630013901     1-May-99        Cashout Refinance
21630013902     1-Apr-99        Refinance
21630013903     1-Apr-99        Purchase
21650013904     N/A             Purchase
22650013905     N/A             Purchase
22630013906     1-May-99        Purchase
26650013909     N/A             Purchase
23720013911     N/A             Purchase
22720013912     N/A             Purchase
21650013914     N/A             Cashout Refinance
21720013915     N/A             Refinance
21720013916     N/A             Cashout Refinance
28650013917     N/A             Cashout Refinance
21650013918     N/A             Purchase
21630013919     1-May-99        Purchase
21650013920     N/A             Cashout Refinance
24630013922     1-May-99        Purchase
26650013924     N/A             Cashout Refinance
22720013925     N/A             Purchase
22650013928     N/A             Purchase
22650013929     N/A             Purchase
21720013930     N/A             Cashout Refinance
24630013931     1-May-99        Cashout Refinance
26720013933     N/A             Purchase
26700013934     1-May-99        Refinance
21630013935     1-May-99        Purchase
21650013936     N/A             Purchase
28650013937     N/A             Purchase
21720013938     N/A             Cashout Refinance
26650013941     N/A             Cashout Refinance
22720013942     N/A             Refinance
28650013943     N/A             Purchase
24650013944     N/A             Purchase
24650013946     N/A             Purchase
21650013951     N/A             Purchase
23700013952     1-May-99        Refinance
21630013953     1-May-99        Purchase
21650013954     N/A             Purchase
21650013955     N/A             Purchase
24630013956     1-May-99        Purchase
21650013957     N/A             Purchase
29720013959     N/A             Cashout Refinance
21650013960     N/A             Purchase
22630013961     1-May-99        Purchase
26650013962     N/A             Cashout Refinance
24630013963     1-May-99        Purchase
22650013964     N/A             Purchase

Loan Id                 Property Address                             City                        State  Zipcode    Property Type
--------------------------------------------------------------------------------------------------------------------------------
24720013965             2225 West Broadway                           Mesa                        AZ     85202      Commercial
22720013967             12321 Carson Street                          Los Angeles                 CA     90716      Commercial
28650013968             1 & 3 Florida Court                          Maynard                     MA     1754       Multifamily
21720013969             801-853 W. Palmdale Blvd.                    Palmdale                    CA     93551      Commercial
22650013971             3232,3238,3302,& 3308 N. 6th Street          Scottsdale                  AZ     85251      Multifamily
22650013972             7902 Milton Avenue                           Whittier                    CA     90602      Multifamily
22720013974             27072 Burbank                                Foothill Ranch              CA     92610      Commercial
23650013975             4345 Rilea Way                               Oakland                     CA     94605      Multifamily
25630013976             1416 E. Marion Street                        Seattle                     WA     98122      Multifamily
27720013977             900-902 W. 59th Street/
                          5848-5850 S. Peoria Avenue                 Chicago                     IL     60621      Commercial
29650013978             11 Tumlin Street                             Cartersville                GA     30120      Multifamily
24650013980             625 Manco Road                               Lewisville                  TX     75067      Multifamily
29720013982             393 NE 5th Avenue                            Delray Beach                FL     33483      Commercial
21720013983             343 E. Plamdale Blvd.                        Palmdale                    CA     93550      Commercial
23650013984             306 Cliff Street                             Santa Cruz                  CA     95060      Multifamily
28630013985             62 King Cole Road                            Hamburg                     NJ     7419       Multifamily
21720013986             614 Ford Blvd/4532 & 4540 Floral Dr
                          & 4521 Fisher St.                          Los Angeles                 CA     90022      Commercial
23720013987             551-559 Haight Street                        San Francisco               CA     94117      Commercial
25650013988             5311 Chicago Avenue SW                       Lakewood                    WA     98499      Multifamily
21650013989             201 E. Leatrice Lane                         Anaheim                     CA     92802      Multifamily
24630013990             1500 W. Lovers Lane                          Arlington                   TX     76013      Multifamily
24630013991             5020 S. 67th East Avenue                     Tulsa                       OK     74145      Multifamily
24650013992             4520 Hemlock Drive                           Baytown                     TX     77521      Multifamily
22650013994             1802 N. 40th Street                          Phoenix                     AZ     85008      Multifamily
25720013995             119-141 Winslow Way E.                       Bainbridge Island           WA     98110      Commercial
28720013996             56-70 Washington Street                      Providence                  RI     2910       Commercial
28650013997             106 Fulton Street                            New Haven                   CT     6513       Multifamily
27650013999             5551-5553 W. Congress Parkway                Chicago                     IL     60644      Multifamily
23720014000             3919-3925 4th Avenue                         San Diego                   CA     92103      Commercial
23630014003             1725-1729 Seminary Avenue                    Oakland                     CA     94603      Multifamily
21630014004             1015 K Street                                Bakersfield                 CA     93304      Multifamily
21650014006             1671 Patricia Avenue                         Simi Valley                 CA     93065      Multifamily
21650014007             1115 Alameda Avenue                          Glendale                    CA     91201      Multifamily
21700014008             8823 Ocean View Avenue                       Whittier                    CA     90605      Multifamily
24630014009             11916 E. 14th Avenue                         Aurora                      CO     80010      Multifamily
21650014011             1926 Chesnut Avenue                          Long Beach                  CA     90806      Multifamily
21720014013             674 W. Arrow Highway                         San Dimas                   CA     91773      Commercial
24650014014             1801-1803 W Cinnabar Avenue
                          & 9832-9850 N. 18th Avenue                 Phoenix                     AZ     85021      Multifamily
21630014015             6629-6635 Ajax Avenue                        Bell Gardens                CA     90201      Multifamily
22650014019             851 169th Street                             Los Angeles                 CA     90247      Multifamily
22720014020             4501-4507 Artersia Blvd.                     Lawndale                    CA     90260      Commercial
22650014021             908 E Turney                                 Phoenix                     AZ     85018      Multifamily
22630014022             6340 Lankershim Blvd.                        Los Angeles                 CA     91606      Multifamily
24650014024             405-415 Cora Street                          Arlington                   TX     76011      Multifamily
22650014028             921 Locust Ave.                              Long Beach                  CA     90813      Multifamily
26650014029             3721 SE 13th Avenue                          Portland                    OR     97202      Multifamily
22650014031             12360 - 12364 Magnolia Boulevard             Valley Village Area         CA     91607      Multifamily
24650014034             2140 W. Camelback Road                       Phoenix                     AZ     85015      Commercial
21650014035             4269 Garthwaite                              Los Angeles                 CA     90008      Multifamily

Loan Id                Year Built   Units or NRSF     Appraisal Value      Date of Appraisal     Original LTV     Current LTV
-----------------------------------------------------------------------------------------------------------------------------
24720013965            1974         1,672             100,000              19-Feb-98             60.00            59.75
22720013967            1980         14,316            865,000              20-Mar-98             75.00            74.57
28650013968            1880         30                1,265,000            30-Mar-98             74.11            73.73
21720013969            1984         43,726            2,670,000            20-Mar-98             63.67            62.06
22650013971            1959         16                430,000              3-Apr-98              75.00            74.62
22650013972            1957         7                 275,000              24-Mar-98             75.09            74.70
22720013974            1998         4,221             385,000              22-Mar-98             64.90            64.56
23650013975            1968         5                 465,000              24-Mar-98             79.83            79.26
25630013976            1909         7                 405,000              30-Mar-98             75.31            74.77
27720013977            1907         13,300            225,000              26-Feb-98             50.00            49.79
29650013978            1918         6                 250,000              31-Mar-98             70.00            69.62
24650013980            1984         12                555,000              28-Feb-98             48.65            47.96
29720013982            1926         1,516             230,000              29-Mar-98             54.35            54.11
21720013983            1988         8,273             370,000              31-Mar-98             69.46            69.14
23650013984            1947         16                695,000              6-Apr-98              70.00            69.66
28630013985            1965         14                500,000              16-Mar-98             72.38            72.05
21720013986            1940         18,117            640,000              26-Mar-98             46.88            46.69
23720013987            1900         10,520            1,325,000            18-Mar-98             64.15            63.85
25650013988            1967         15                315,000              25-Mar-98             63.81            63.48
21650013989            1964         7                 365,000              14-Apr-98             70.02            69.47
24630013990            1965         70                900,000              7-Nov-97              75.00            74.50
24630013991            1973         32                680,000              10-Apr-98             74.45            74.00
24650013992            1967         47                600,000              13-Apr-98             69.07            68.06
22650013994            1960         5                 110,000              3-Apr-98              75.00            74.66
25720013995            1941         12,654            800,000              18-Mar-98             29.38            28.66
28720013996            1890         13,600            380,000              28-Feb-98             60.00            59.76
28650013997            1990         11                182,000              1-Apr-98              74.18            73.60
27650013999            1924         6                 225,000              22-Mar-98             66.67            66.36
23720014000            1920         13,314            975,000              19-Mar-98             75.00            74.38
23630014003            1927         32                830,000              31-Mar-98             74.70            74.27
21630014004            1970         10                259,000              30-Mar-98             59.85            59.55
21650014006            1991         8                 575,000              13-Apr-98             75.00            74.56
21650014007            1986         8                 580,000              9-Apr-98              75.00            74.63
21700014008            1960         19                725,000              7-Apr-98              42.93            42.70
24630014009            1960         8                 195,000              23-Apr-98             73.08            72.59
21650014011            1964         10                285,000              3-Apr-98              75.00            74.65
21720014013            1993         5,432             1,690,000            1-Apr-98              53.25            53.04
24650014014            1960         12                250,000              9-Apr-98              64.00            63.70
21630014015            1954         6                 265,000              20-Apr-98             65.00            64.65
22650014019            1959         6                 230,000              16-Apr-98             75.00            74.67
22720014020            1984         8,870             900,000              2-Apr-98              75.00            74.66
22650014021            1957         5                 60,000               3-Apr-98              71.25            70.97
22630014022            1964         133               3,098,000            20-Apr-98             72.63            72.30
24650014024            1980         77                1,200,000            14-Apr-98             80.00            79.59
22650014028            1913         12                235,000              8-Apr-98              70.00            69.68
26650014029            1976         10                530,000              17-Apr-98             74.53            74.15
22650014031            1965         12                600,000              13-Apr-98             52.83            52.58
24650014034            1963         6,024             425,000              24-Mar-98             65.00            64.73
21650014035            1931         6                 252,500              10-Apr-98             69.90            69.58

                                                                                             Remaining    First
                  Original              Cut Off          Cut Off       Monthly   Remaining  Amortization Payment
Loan Id           Balance            Date Balance       Date Rate      Payment     Term        Term        Date       Maturity Date
-----------------------------------------------------------------------------------------------------------------------------------
24720013965       $60,000               $59,755           10.000        526.55      111         351      1-Jun-98       1-May-08
22720013967       $648,750              $645,037          8.400         4,942.43    111         351      1-Jun-98       1-May-08
28650013968       $937,500              $932,721          8.963         7,518.40    111         351      1-Jun-98       1-May-08
21720013969       $1,700,000            $1,657,068        8.650         16,890.39   111         171      1-Jun-98       1-May-08
22650013971       $322,500              $320,854          8.963         2,586.33    111         351      1-Jun-98       1-May-08
22650013972       $206,500              $205,434          8.900         1,646.71    111         351      1-Jun-98       1-May-08
22720013974       $249,849              $248,559          8.900         1,992.40    111         351      1-Jun-98       1-May-08
23650013975       $371,200              $368,573          8.400         2,827.95    111         351      1-Jun-98       1-May-08
25630013976       $305,000              $302,807          7.250         2,080.64    351         351      1-Jun-98       1-May-28
27720013977       $112,500              $112,035          9.400         937.77      112         352      1-Jul-98       1-Jun-08
29650013978       $175,000              $174,050          8.650         1,364.25    111         351      1-Jun-98       1-May-08
24650013980       $270,000              $266,205          8.900         2,411.93    111         231      1-Jun-98       1-May-08
29720013982       $125,000              $124,447          9.650         1,064.78    111         351      1-Jun-98       1-May-08
21720013983       $257,000              $255,802          9.400         2,142.27    111         351      1-Jun-98       1-May-08
23650013984       $486,500              $484,155          8.650         3,792.61    112         352      1-Jul-98       1-Jun-08
28630013985       $361,875              $360,271          9.650         3,082.53    111         351      1-Jun-98       1-May-08
21720013986       $300,000              $298,829          10.275        2,693.89    111         351      1-Jun-98       1-May-08
23720013987       $850,000              $846,027          9.400         7,085.33    111         351      1-Jun-98       1-May-08
25650013988       $201,000              $199,961          8.900         1,602.85    111         351      1-Jun-98       1-May-08
21650013989       $255,555              $253,573          8.650         1,992.23    111         351      1-Jun-98       1-May-08
24630013990       $675,000              $670,507          8.500         5,184.69    351         351      1-Jun-98       1-May-28
24630013991       $506,250              $503,171          8.625         3,932.66    352         352      1-Jul-98       1-Jun-28
24650013992       $414,400              $408,340          8.900         3,701.86    111         231      1-Jun-98       1-May-08
22650013994       $82,500               $82,127           8.963         661.62      112         352      1-Jul-98       1-Jun-08
25720013995       $235,000              $229,262          8.900         1,873.98    111         351      1-Jun-98       1-May-08
28720013996       $228,000              $227,087          10.150        2,026.19    111         351      1-Jun-98       1-May-08
28650013997       $135,000              $133,953          8.900         1,076.55    111         351      1-Jun-98       1-May-08
27650013999       $150,000              $149,313          8.900         1,196.16    112         352      1-Jul-98       1-Jun-08
23720014000       $731,250              $725,225          9.025         6,149.15    111         291      1-Jun-98       1-May-08
23630014003       $620,000              $616,467          8.875         4,927.57    352         352      1-Jul-98       1-Jun-28
21630014004       $155,000              $154,238          9.970         1,355.13    352         352      1-Jul-98       1-Jun-28
21650014006       $431,250              $428,727          8.350         3,270.21    111         351      1-Jun-98       1-May-08
21650014007       $435,000              $432,828          8.475         3,337.07    112         352      1-Jul-98       1-Jun-08
21700014008       $311,250              $309,545          8.875         2,474.26    352         352      1-Jul-98       1-Jun-28
24630014009       $142,500              $141,551          8.500         1,094.55    351         351      1-Jun-98       1-May-28
21650014011       $213,750              $212,746          8.775         1,685.40    112         352      1-Jul-98       1-Jun-08
21720014013       $900,000              $896,434          9.600         7,633.44    112         352      1-Jul-98       1-Jun-08
24650014014       $160,000              $159,244          8.750         1,258.73    112         352      1-Jul-98       1-Jun-08
21630014015       $172,250              $171,316          9.125         1,400.00    352         352      1-Jul-98       1-Jun-28
22650014019       $172,500              $171,748          9.140         1,405.39    112         352      1-Jul-98       1-Jun-08
22720014020       $675,000              $671,981          9.015         5,438.49    112         352      1-Jul-98       1-Jun-08
22650014021       $42,750               $42,582           9.650         364.16      112         352      1-Jul-98       1-Jun-08
22630014022       $2,250,000            $2,239,968        9.030         18,152.58   352         352      1-Jul-98       1-Jun-28
24650014024       $960,000              $955,133          8.400         7,313.65    112         352      1-Jul-98       1-Jun-08
22650014028       $164,500              $163,745          8.890         1,310.61    112         352      1-Jul-98       1-Jun-08
26650014029       $395,000              $392,997          8.400         3,009.26    112         352      1-Jul-98       1-Jun-08
22650014031       $317,000              $315,469          8.640         2,468.98    112         352      1-Jul-98       1-Jun-08
24650014034       $276,250              $275,109          9.400         2,302.74    112         352      1-Jul-98       1-Jun-08
21650014035       $176,500              $175,692          8.900         1,407.48    112         352      1-Jul-98       1-Jun-08

               Under-
               written      Date of       Original                                      Periodic  Maximum     Minimum    Reset
Loan Id        NOI             NOI          DSCR     Rate Type    Loan Index     Margin    Cap      Rate        Rate    Frequency
---------------------------------------------------------------------------------------------------------------------------------
24720013965    $9,605       17-Apr-98       1.52       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
22720013967    $94,888      28-Apr-98       1.60       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
28650013968    $153,669     17-Apr-98       1.70       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
21720013969    $316,690     15-Apr-98       1.56       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
22650013971    $35,454      15-Apr-98       1.14       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
22650013972    $23,478      6-Apr-98        1.19       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
22720013974    $30,971      20-Apr-98       1.30       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
23650013975    $40,958      14-Apr-98       1.21       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
25630013976    $33,191      15-Apr-98       1.33       ARM           1YRCMT       2.990     1.5      12.250      7.250    6
27720013977    $25,657      20-Apr-98       2.28       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
29650013978    $25,379      17-Apr-98       1.55       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
24650013980    $55,278      22-Apr-98       1.91       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
29720013982    $17,003      14-Apr-98       1.33       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
21720013983    $33,571      11-Apr-98       1.31       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
23650013984    $58,945      22-Apr-98       1.30       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
28630013985    $49,815      22-Apr-98       1.35       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
21720013986    $54,141      16-Apr-98       1.67       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
23720013987    $111,933     24-Apr-98       1.32       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
25650013988    $28,467      20-Apr-98       1.48       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
21650013989    $37,536      27-Apr-98       1.57       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
24630013990    $94,164      21-Apr-98       1.70       ARM           6MOLIBOR     3.500     1.5      13.250      7.250    6
24630013991    $67,658      22-Apr-98       1.63       ARM           6MOLIBOR     3.500     1.5      13.250      7.250    6
24650013992    $70,262      27-Apr-98       1.58       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
22650013994    $7,925       1-Apr-98        1.00       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
25720013995    $52,922      21-Apr-98       2.35       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
28720013996    $62,420      2-Apr-98        2.57       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
28650013997    $29,968      24-Apr-98       2.32       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
27650013999    $25,399      14-Apr-98       1.77       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
23720014000    $91,151      27-Apr-98       1.24       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
23630014003    $79,057      22-Apr-98       1.52       ARM           6MOLIBOR     3.750     1.5      13.500      7.500    6
21630014004    $28,677      21-Apr-98       1.76       ARM           6MOLIBOR     4.250     1.5      13.820      9.970    6
21650014006    $50,005      25-Apr-98       1.27       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
21650014007    $43,155      1-Apr-98        1.08       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
21700014008    $68,886      24-Apr-98       2.57       ARM           6MOLIBOR     3.750     1.5      13.750      7.750    6
24630014009    $18,031      24-Apr-98       1.55       ARM           6MOLIBOR     3.500     1.5      13.250      7.250    6
21650014011    $28,017      10-Apr-98       1.39       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
21720014013    $147,359     1-May-98        1.61       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
24650014014    $24,578      30-Apr-98       1.63       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
21630014015    $28,373      29-Apr-98       1.92       ARM           6MOLIBOR     4.000     1.5      13.750      7.750    6
22650014019    $25,347      23-Apr-98       1.50       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
22720014020    $78,208      21-Apr-98       1.20       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
22650014021    $8,180       23-Apr-98       1.87       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
22630014022    $364,498     24-Apr-98       1.67       ARM           6MOLIBOR     3.250     1.5      13.250      9.030    6
24650014024    $114,399     4-May-98        1.30       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
22650014028    $24,839      16-Apr-98       1.58       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
26650014029    $43,752      1-May-98        1.21       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
22650014031    $42,856      1-May-98        1.45       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
24650014034    $38,735      6-May-98        1.40       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A
21650014035    $24,122      30-Apr-98       1.43       FIXED         FIXED        N/A       N/A      N/A         N/A      N/A

                Next Rate
Loan Id         Change Date     Loan Purpose
-------------------------------------------------
24720013965     N/A             Purchase
22720013967     N/A             Purchase
28650013968     N/A             Purchase
21720013969     N/A             Refinance
22650013971     N/A             Purchase
22650013972     N/A             Refinance
22720013974     N/A             Purchase
23650013975     N/A             Purchase
25630013976     1-May-99        Purchase
27720013977     N/A             Cashout Refinance
29650013978     N/A             Refinance
24650013980     N/A             Cashout Refinance
29720013982     N/A             Cashout Refinance
21720013983     N/A             Purchase
23650013984     N/A             Purchase
28630013985     N/A             Purchase
21720013986     N/A             Cashout Refinance
23720013987     N/A             Cashout Refinance
25650013988     N/A             Cashout Refinance
21650013989     N/A             Purchase
24630013990     1-May-99        Purchase
24630013991     1-Jun-99        Purchase
24650013992     N/A             Purchase
22650013994     N/A             Purchase
25720013995     N/A             Cashout Refinance
28720013996     N/A             Cashout Refinance
28650013997     N/A             Purchase
27650013999     N/A             Cashout Refinance
23720014000     N/A             Purchase
23630014003     1-Jun-99        Refinance
21630014004     1-Jun-99        Refinance
21650014006     N/A             Purchase
21650014007     N/A             Purchase
21700014008     1-Jun-99        Purchase
24630014009     1-May-99        Purchase
21650014011     N/A             Purchase
21720014013     N/A             Cashout Refinance
24650014014     N/A             Cashout Refinance
21630014015     1-Jun-99        Purchase
22650014019     N/A             Purchase
22720014020     N/A             Purchase
22650014021     N/A             Purchase
22630014022     1-Jun-99        Purchase
24650014024     N/A             Purchase
22650014028     N/A             Purchase
26650014029     N/A             Purchase
22650014031     N/A             Cashout Refinance
24650014034     N/A             Cashout Refinance
21650014035     N/A             Purchase

Loan Id                 Property Address                             City                        State  Zipcode    Property Type
--------------------------------------------------------------------------------------------------------------------------------
25720014036             240 Winslow Way E.                           Bainbridge Island           WA     98110      Commercial
21720014037             2500 - 2515 Santa Monica Boulevard           Santa Monica                CA     90404      Commercial
26720014038             1922 & 2022 NW Division Street               Gresham                     OR     97030      Commercial
21650014039             2014 Chestnut Avenue                         Long Beach                  CA     90806      Multifamily
21650014040             1970 Henderson Avenue                        Long Beach                  CA     90806      Multifamily
21720014042             15501 - 15505 South Vermont Avenue           Gardena                     CA     90247      Commercial
29720014043             958-998 SW 81 Avenue/
                          8010-8020 Kimberley Blvd.                  North Lauderdale            FL     33068      Commercial
29720014044             157 Summer Street                            Kennebunk                   ME     4043       Commercial
23720014045             1525 Park Street                             Alameda                     CA     94501      Commercial
21630014047             25816 President Avenue                       Harbor City                 CA     90710      Multifamily
28720014049             749 Marin Avenue                             Lyndhurst                   NJ     7071       Commercial
24630014052             6427 W. 11th Avenue/1143 Lamar Street        Lakewood                    CO     80214      Multifamily
23650014053             3161 Cadillac Drive                          San Jose                    CA     95117      Multifamily
23720014054             709 - 711 Fillmore Street                    San Francisco               CA     94117      Commercial
21650014057             4533 West 17th Street                        Los Angeles                 CA     90019      Multifamily
26650014059             9222 North Lombard Street                    Portland                    OR     97203      Multifamily
22650014061             4528 Carlisle Boulevard NE                   Alburquerque                NM     87109      Multifamily
23700014062             218 I Street                                 Antioch                     CA     94509      Commercial
23650014065             1060 - 1064 Fell Street                      San Francisco               CA     94117      Multifamily
24630014067             2948 North 38th Street                       Phoenix                     AZ     85018      Multifamily
21650014068             554 West 8th Street                          Los Angeles                 CA     90731      Multifamily
21650014075             336 South Serrano Avenue                     Los Angeles                 CA     90020      Multifamily
24630014078             1275 Washington Drive                        Denver                      CO     80203      Multifamily
23700013018             1001 10TH STREET                             MODESTO                     CA     95354      Commercial
26630013025             9305 SE HAROLD STREET                        Portland                    OR     97266      Multifamily
29630013198             3109 & 3130 NW 21ST COURT                    Miami                       FL     33142      Multifamily
26600013221             4155 LANCASTER DR NE                         SALEM                       OR     97305      Multifamily
21630013367             2200 TOBERMAN ST                             LOS ANGELES                 CA     90007      Multifamily
21630013717             100 North Normandie Avenue                   Los Angeles                 CA     90004      Multifamily
29650013895             40 West 27th Street                          Hialeah                     FL     33010      Multifamily
21720014073             1391 Grand Avenue                            Grover Beach                CA     93433      Commercial

Loan Id                Year Built   Units or NRSF     Appraisal Value      Date of Appraisal     Original LTV     Current LTV
-----------------------------------------------------------------------------------------------------------------------------
25720014036            1948         6,400             625,000              26-Mar-98             67.20            66.17
21720014037            1988         13,492            1,850,000            3-Apr-98              75.00            74.64
26720014038            1955         13,662            1,100,000            7-Apr-98              36.36            36.21
21650014039            1928         12                325,000              16-Apr-98             64.80            64.49
21650014040            1953         7                 200,000              16-Apr-98             65.00            64.69
21720014042            1954         4,891             350,000              19-Nov-97             87.14            86.78
29720014043            1980         30,165            1,300,000            13-Apr-98             65.38            64.89
29720014044            1872         1,630             400,000              20-Apr-98             56.25            49.68
23720014045            1925         4,738             300,000              17-Apr-98             73.67            73.33
21630014047            1987         7                 200,000              1-May-98              71.25            70.82
28720014049            1938         16,166            550,000              18-Mar-98             54.55            54.22
24630014052            1971         30                1,136,000            1-May-98              75.00            74.62
23650014053            1958         8                 625,000              28-Apr-98             72.00            71.63
23720014054            1900         800               670,000              20-Apr-98             64.93            64.58
21650014057            1986         7                 230,000              22-Apr-98             75.00            74.64
26650014059            1968         25                930,000              21-Apr-98             43.01            42.80
22650014061            1972         140               4,000,000            27-Apr-98             50.00            49.73
23700014062            1960         9,997             270,000              23-Apr-98             70.00            69.60
23650014065            1909         5                 560,000              20-Apr-98             70.54            70.16
24630014067            1968         12                280,000              24-Apr-98             55.36            54.84
21650014068            1987         6                 330,000              26-Apr-98             70.00            69.66
21650014075            1963         8                 310,000              8-May-98              70.00            69.66
24630014078            1930         17                600,000              24-Apr-98             75.00            74.54
23700013018            1915         7,644             350,000              24-Dec-96             57.14            55.25
26630013025            1969         14                560,000              27-Dec-96             68.50            67.56
29630013198            1972         18                450,000              30-Apr-97             70.00            69.15
26600013221            1973         90                2,150,000            1-Apr-97              58.14            57.48
21630013367            1909         12                180,000              15-Jul-97             70.00            69.28
21630013717            1948         20                228,000              22-Dec-97             70.72            69.59
29650013895            1985         6                 225,000              17-Mar-98             77.00            76.59
21720014073            1968         750               190,000              10-Apr-98             52.63            52.42

                                                                                             Remaining    First
                  Original              Cut Off          Cut Off       Monthly   Remaining  Amortization Payment
Loan Id           Balance            Date Balance       Date Rate      Payment     Term        Term        Date       Maturity Date
-----------------------------------------------------------------------------------------------------------------------------------
25720014036       $420,000             $413,562           8.890        3,346.23     112         352      1-Jul-98       1-Jun-08
21720014037       $1,387,500           $1,380,813         8.650        10,816.53    112         352      1-Jul-98       1-Jun-08
26720014038       $400,000             $398,256           9.140        3,258.87     112         352      1-Jul-98       1-Jun-08
21650014039       $210,600             $209,583           8.640        1,640.28     112         352      1-Jul-98       1-Jun-08
21650014040       $130,000             $129,372           8.640        1,012.52     112         352      1-Jul-98       1-Jun-08
21720014042       $305,000             $303,740           9.400        2,542.39     112         352      1-Jul-98       1-Jun-08
29720014043       $850,000             $843,530           8.775        7,002.67     112         352      1-Jul-98       1-Jun-08
29720014044       $225,000             $198,727           9.850        1,796.30     112         292      1-Jul-98       1-Jun-08
23720014045       $221,000             $219,994           9.640        1,880.91     112         352      1-Jul-98       1-Jun-08
21630014047       $142,500             $141,641           8.625        1,107.03     352         352      1-Jul-98       1-Jun-28
28720014049       $300,000             $298,184           10.150       2,757.89     112         292      1-Jul-98       1-Jun-08
24630014052       $852,000             $847,647           9.125        6,927.01     352         352      1-Jul-98       1-Jun-28
23650014053       $450,000             $447,719           8.400        3,428.27     112         352      1-Jul-98       1-Jun-08
23720014054       $435,000             $432,701           8.195        3,251.21     112         352      1-Jul-98       1-Jun-08
21650014057       $172,500             $171,667           8.640        1,343.53     112         352      1-Jul-98       1-Jun-08
26650014059       $400,000             $398,068           8.640        3,115.43     112         352      1-Jul-98       1-Jun-08
22650014061       $2,000,000           $1,989,315         8.140        14,870.96    112         352      1-Jul-98       1-Jun-08
23700014062       $189,000             $187,920           8.125        1,402.82     352         352      1-Jul-98       1-Jun-28
23650014065       $395,000             $392,913           8.195        2,952.25     112         352      1-Jul-98       1-Jun-08
24630014067       $155,000             $153,565           8.625        1,204.19     352         352      1-Jul-98       1-Jun-28
21650014068       $231,000             $229,884           8.640        1,799.17     112         352      1-Jul-98       1-Jun-08
21650014075       $217,000             $215,952           8.640        1,690.13     112         352      1-Jul-98       1-Jun-08
24630014078       $450,000             $447,216           7.875        3,260.99     352         352      1-Jul-98       1-Jun-28
23700013018       $200,000             $193,363           10.250       1,958.28     218         218      1-May-97       1-Apr-17
26630013025       $383,600             $378,308           9.125        3,117.65     338         338      1-May-97       1-Apr-27
29630013198       $315,000             $311,153           9.125        2,521.39     340         340      1-Jul-97       1-Jun-27
26600013221       $1,250,000           $1,235,730         9.625        10,613.39    100         340      1-Jul-97       1-Jun-07
21630013367       $126,000             $124,711           9.750        1,080.61     343         343      1-Oct-97       1-Sep-27
21630013717       $161,250             $158,668           9.000        1,291.25     349         349      1-Apr-98       1-Mar-28
29650013895       $173,250             $172,334           8.780        1,366.68     111         351      1-Jun-98       1-May-08
21720014073       $100,000             $99,597            9.515        841.95       112         352      1-Jul-98       1-Jun-08

               Under-
               written       Date of      Original                                      Periodic  Maximum     Minimum    Reset
Loan Id        NOI             NOI          DSCR     Rate Type    Loan Index     Margin    Cap      Rate        Rate    Frequency
---------------------------------------------------------------------------------------------------------------------------------
25720014036    $53,261       5-May-98        1.33      FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
21720014037    $179,288      10-Apr-98       1.38      FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
26720014038    $104,422      20-May-98       2.67      FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
21650014039    $27,117       5-May-98        1.38      FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
21650014040    $17,173       29-Apr-98       1.41      FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
21720014042    $25,616       1-May-98        0.84      FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
29720014043    $133,966      29-Apr-98       1.59      FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
29720014044    $29,040       24-Apr-98       1.35      FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
23720014045    $38,485       28-Apr-98       1.71      FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
21630014047    $20,540       7-May-98        1.76      ARM           6MOLIBOR     3.500     1.5      13.250      7.250     6
28720014049    $61,494       21-Apr-98       1.86      FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
24630014052    $103,565      14-May-98       1.36      ARM           6MOLIBOR     4.000     1.5      14.125      8.125     6
23650014053    $49,819       14-May-98       1.21      FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
23720014054    $51,835       15-May-98       1.33      FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
21650014057    $22,267       7-May-98        1.38      FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
26650014059    $59,860       12-May-98       1.60      FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
22650014061    $224,782      11-May-98       1.26      FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
23700014062    $35,249       19-May-98       2.18      ARM           6MOLIBOR     2.950     2.0      13.700      7.700     6
23650014065    $40,576       11-May-98       1.15      FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
24630014067    $27,439       14-May-98       2.16      ARM           6MOLIBOR     3.500     1.5      13.250      7.250     6
21650014068    $29,830       8-May-98        1.38      FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
21650014075    $27,362       1-May-98        1.12      FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
24630014078    $46,215       20-May-98       1.25      ARM           6MOLIBOR     2.750     1.5      12.250      7.250     6
23700013018    $31,157       19-Feb-97       1.56      ARM           6MOLIBOR     4.950     2.0      13.950      7.950     6
26630013025    $57,713       4-Mar-97        1.79      ARM           6MOLIBOR     3.750     1.5      13.500      7.500     6
29630013198    $53,494       20-May-97       1.98      ARM           6MOLIBOR     4.000     1.5      13.750      7.750     6
26600013221    $178,886      7-May-97        1.63      ARM           6MOLIBOR     4.500     2.0      13.950      7.950     6
21630013367    $22,400       7-Jul-97        2.07      ARM           6MOLIBOR     4.000     1.5      13.750      7.750     6
21630013717    $28,904       1-Jan-98        2.14      ARM           6MOLIBOR     4.250     1.5      13.250      7.500     6
29650013895    $19,364       21-Apr-98       1.18      FIXED         FIXED        N/A       N/A      N/A         N/A       N/A
21720014073    $13,348       21-May-98       1.32      FIXED         FIXED        N/A       N/A      N/A         N/A       N/A

                Next Rate
Loan Id         Change Date     Loan Purpose
-------------------------------------------------
25720014036     N/A             Refinance
21720014037     N/A             Refinance
26720014038     N/A             Cashout Refinance
21650014039     N/A             Purchase
21650014040     N/A             Cashout Refinance
21720014042     N/A             Refinance
29720014043     N/A             Refinance
29720014044     N/A             Cashout Refinance
23720014045     N/A             Cashout Refinance
21630014047     1-Jun-99        Purchase
28720014049     N/A             Cashout Refinance
24630014052     1-Jun-99        Purchase
23650014053     N/A             Purchase
23720014054     N/A             Refinance
21650014057     N/A             Purchase
26650014059     N/A             Refinance
22650014061     N/A             Cashout Refinance
23700014062     1-Jun-99        Purchase
23650014065     N/A             Cashout Refinance
24630014067     1-Jun-99        Purchase
21650014068     N/A             Refinance
21650014075     N/A             Purchase
24630014078     1-Jun-99        Purchase
23700013018     1-Apr-99        REFINANCE
26630013025     1-Apr-99        Purchase
29630013198     1-Jun-99        Purchase
26600013221     1-Jun-99        Cashout Refinance
21630013367     1-Mar-99        Purchase
21630013717     1-Mar-99        Purchase
29650013895     N/A             Purchase
21720014073     N/A             Cashout Refinance